The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sale these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED DECEMBER 13, 2006, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

$4,502,320,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, N.A.
UBS Real Estate Securities Inc.
IXIS Real Estate Capital Inc.
PNC Bank, National Association
Eurohypo AG, New York Branch
Nomura Credit & Capital, Inc.
Sponsors and Mortgage Loan Sellers

AIG Mortgage Capital, LLC
Mortgage Loan Seller

Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2006-LDP9 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9. The assets of the issuing entity will primarily be 273 fixed rate mortgage loans secured by first liens on 327 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2006-LDP9 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus. In addition, JPMorgan Chase Bank, N.A. will provide an interest rate swap agreement for the benefit of the Class A-2SFL certificates and an interest rate swap agreement for the benefit of the Class A-3SFL certificates as described under ‘‘Description of the Swap Contracts’’ in this free writing prospectus. The Series 2006-LDP9 certificates are obligations of the issuing entity only and are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-LDP9 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest on the 15th day of each month, commencing in January 2007.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/S&P/Fitch)(5)	Rated Final Distribution Date(3)
Class A-1(6)	$57,529,000		%	(7)	December 15, 2011	Aaa/AAA/AAA	May 15, 2047
Class A-2(6)	$139,777,000		%	(7)	May 15, 2016	Aaa/AAA/AAA	May 15, 2047
Class A-3(6)	$1,652,984,000		%	(7)	December 15, 2016	Aaa/AAA/AAA	May 15, 2047
Class A-1A(6)	$697,664,000		%	(7)	December 15, 2016	Aaa/AAA/AAA	May 15, 2047
Class A-M(6)	$363,993,000		%	(7)	December 15, 2016	Aaa/AAA/AAA	May 15, 2047
Class A-J(6)	$318,494,000		%	(7)	December 15, 2016	Aaa/AAA/AAA	May 15, 2047
Class B(6)	$72,799,000		%	(7)	December 15, 2016	Aa2/AA/AA	May 15, 2047
Class C(6)	$22,750,000		%	(7)	December 15, 2016	Aa3/AA-/AA-	May 15, 2047
Class D(6)	$50,049,000		%	(7)	December 15, 2016	A2/A/A	May 15, 2047
Class X	$4,854,254,295	(8)	%	Variable(9)	December 15, 2021	Aaa/AAA/AAA	May 15, 2047
Class A-1S(6)	$129,741,000		%	(10)	October 15, 2011	Aaa/AAA/AAA	May 15, 2047
Class A-2S(6)	$375,000,000		%	(10)	December 15, 2011	Aaa/AAA/AAA	May 15, 2047
Class A-2SFL(6)	$200,000,000	(11)	%	Floating(10)(12)	December 15, 2011	Aaa/AAA/AAA(13)	May 15, 2047
Class A-3SFL(6)	$145,282,000	(14)	%	Floating(10)(12)	November 15,2013	Aaa/AAA/AAA(13)	May 15, 2047
Class A-MS(6)	$121,432,000		%	(10)	December 15, 2013	Aaa/AAA/AAA	May 15, 2047
Class A-JS(6)	$106,253,000		%	(10)	December 15, 2013	Aaa/AAA/AAA	May 15, 2047
Class B-S(6)	$24,287,000		%	(10)	December 15, 2013	Aa2/AA/AA	May 15, 2047
Class C-S(6)	$7,589,000		%	(10)	December 15, 2013	Aa3/AA-/AA-	May 15, 2047
Class D-S(6)	$16,697,000		%	(10)	December 15, 2013	A2/A/A	May 15, 2047

(Footnotes to table on page S-9)

You should carefully consider the risk factors beginning on page S-51 of this free writing prospectus and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., UBS Securities LLC, Commerzbank Capital Markets Corp., IXIS Securities North America Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. is acting as co-lead manager for this offering with respect to each of the offered certificates and UBS Securities LLC is acting as co-lead manager. Commerzbank Capital Market Corp., IXIS Securities North America Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, are acting as co-managers for this offering. J.P. Morgan Securities Inc. is acting as sole bookrunner for this offering.
The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 21, 2006.

JPMorgan	UBS Investment Bank

Commerzbank Corporates & Markets	IXIS Securities North America Inc.

Merrill Lynch & Co.	PNC Capital Markets LLC

December     , 2006

amc

Discover Mills Lawrenceville, GA

Corporate Woods Portfolio Overland Park, KS

Americold Portfolio Various, Various

BEST BUY

Centro Heritage Portfolio III Various, Various

Bank of America Plaza Atlanta, GA

Merchandise Mart Chicago, IL

Galleria Towers Dallas, TX

ADVO

Colony IV Portfolio Various, Various

The Belnord New York, NY

131 South Dearborn Chicago, IL

SUMMARY OF CERTIFICATES	S-9
SUMMARY OF TERMS	S-12
RISK FACTORS	S-51
Geographic Concentration Entails Risks	S-51
Risks Relating to Mortgage Loan Concentrations	S-52
Risks Relating to Enforceability of Cross-Collateralization	S-54
The Borrower’s Form of Entity May Cause Special Risks	S-54
Ability to Incur Other Borrowings Entails Risk	S-56
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date	S-60
The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts	S-60
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-61
Tenant Concentration Entails Risk	S-62
Certain Additional Risks Relating to Tenants	S-63
Substitution of Mortgaged Properties May Lead to Increased Risks	S-65
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-65
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-65
Tenant Bankruptcy Entails Risks	S-66
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-66
Office Properties Have Special Risks	S-66
Retail Properties Have Special Risks	S-67
Multifamily Properties Have Special Risks	S-68
Industrial Properties Have Special Risks	S-69
Hotel Properties Have Special Risks	S-71
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-72
Self Storage Properties Have Special Risks	S-72
Risks Relating to Certain Assistance Programs	S-73
Lack of Skillful Property Management Entails Risks	S-73
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-73
Condominium Ownership May Limit Use and Improvements	S-74
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-74
Limitations of Appraisals	S-76
Risks Relating to Underwritten Net Cash Flow	S-76
Potential Conflicts of Interest	S-77
Special Servicer May Be Directed to Take Actions	S-79
Bankruptcy Proceedings Entail Certain Risks	S-80
Risks Relating to Prepayments and Repurchases	S-80
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-83
Sensitivity to LIBOR and Yield Considerations	S-83
Risks Related to the Swap Contracts	S-84
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-85
Risks Relating to Interest on Advances and Special Servicing Compensation	S-85
Risks of Limited Liquidity and Market Value	S-85
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-86
Subordination of Subordinate Offered Certificates	S-86
Limited Information Causes Uncertainty	S-86
Environmental Risks Relating to the Mortgaged Properties	S-86
Tax Considerations Relating to Foreclosure	S-88

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of offered certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus.

The information contained herein supersedes any previous information delivered to you and may be superseded by information delivered to you prior to the time of sale.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, attached as Annex I hereto, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this free writing prospectus and the accompanying prospectus, you should rely on the information contained in this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the Series 2006-LDP9 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-9 of this free writing prospectus, which sets forth important statistical information relating to the Series 2006-LDP9 certificates;

Summary of Terms, commencing on page S-12 of this free writing prospectus, which gives a brief introduction of the key features of the Series 2006-LDP9 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-47 of this free writing prospectus, which describe risks that apply to the Series 2006-LDP9 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-268 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 129 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)    TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)    IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT

MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE ‘‘FSMA’’)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER; AND

(B)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

 SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approximate Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/ S&P/Fitch)(5)	Principal Window(4)
Offered Certificates
A-1(6)	$57,529,000		30.000%	(7)	December 15, 2011	%	2.93	Aaa/AAA/AAA	01/07 – 12/11
A-2(6)	$139,777,000		30.000%	(7)	May 15, 2016	%	7.51	Aaa/AAA/AAA	12/11 – 05/16
A-3(6)	$1,652,984,000		30.000%	(7)	December 15, 2016	%	9.89	Aaa/AAA/AAA	05/16 – 12/16
A-1A(6)	$697,664,000		30.000%	(7)	December 15, 2016	%	9.65	Aaa/AAA/AAA	01/07 – 12/16
A-M(6)	$363,993,000		20.000%	(7)	December 15, 2016	%	9.98	Aaa/AAA/AAA	12/16 – 12/16
A-J(6)	$318,494,000		11.250%	(7)	December 15, 2016	%	9.98	Aaa/AAA/AAA	12/16 – 12/16
B(6)	$72,799,000		9.250%	(7)	December 15, 2016	%	9.98	Aa2/AA/AA	12/16 – 12/16
C(6)	$22,750,000		8.625%	(7)	December 15, 2016	%	9.98	Aa3/AA–/AA–	12/16 – 12/16
D(6)	$50,049,000		7.250%	(7)	December 15, 2016	%	9.98	A2/A/A	12/16 – 12/16
X	$4,854,254,295	(8)	N/A	Variable(9)	December 15, 2021	%	N/A	Aaa/AAA/AAA	N/A
A-1S(6)	$129,741,000		30.000%	(10)	October 15, 2011	%	4.65	Aaa/AAA/AAA	01/07 – 10/11
A-2S(6)	$375,000,000		30.000%	(10)	December 15, 2011	%	4.95	Aaa/AAA/AAA	10/11 – 12/11
A-2SFL(6)	$200,000,000	(11)	30.000%	Floating(10)(12)	December 15, 2011	%	4.95	Aaa/AAA/AAA(13)	10/11 - 12/11
A-3SFL(6)	$145,282,000	(14)	30.000%	Floating(10)(12)	November 15, 2013	%	6.90	Aaa/AAA/AAA(13)	12/11 - 11/13
A-MS(6)	$121,432,000		20.000%	(10)	December 15, 2013	%	6.98	Aaa/AAA/AAA	11/13 – 12/13
A-JS(6)	$106,253,000		11.250%	(10)	December 15, 2013	%	6.98	Aaa/AAA/AAA	12/13 – 12/13
B-S(6)	$24,287,000		9.250%	(10)	December 15, 2013	%	6.98	Aa2/AA/AA	12/13 – 12/13
C-S(6)	$7,589,000		8.625%	(10)	December 15, 2013	%	6.98	Aa3/AA–/AA–	12/13 – 12/13
D-S(6)	$16,697,000		7.250%	(10)	December 15, 2013	%	6.98	A2/A/A	12/13 – 12/13
Non-Offered Certificates
E(6)	$40,949,000		6.125%	(7)	N/A	%	N/A	A3/A–/A–	N/A
F(6)	$40,949,000		5.000%	(7)	N/A	%	N/A	Baa1/BBB+/BBB+	N/A
G(6)	$36,399,000		4.000%	(7)	N/A	%	N/A	Baa2/BBB/BBB	N/A
H(6)	$45,500,000		2.750%	(7)	N/A	%	N/A	Baa3/BBB–/BBB–	N/A
E-S(6)	$13,661,000		6.125%	(10)	N/A	%	N/A	A3/A–/A–	N/A
F-S(6)	$13,661,000		5.000%	(10)	N/A	%	N/A	Baa1/BBB+/BBB+	N/A
G-S(6)	$12,144,000		4.000%	(10)	N/A	%	N/A	Baa2/BBB/BBB	N/A
H-S(6)	$15,179,000		2.750%	(10)	N/A	%	N/A	Baa3/BBB–/BBB–	N/A
J	$18,203,000		2.375%	(15)	N/A	%	N/A	Ba1/BB+/BB+	N/A
K	$18,204,000		2.000%	(15)	N/A	%	N/A	Ba2/BB/BB	N/A
L	$12,135,000		1.750%	(15)	N/A	%	N/A	Ba3/BB–/BB–	N/A
M	$12,136,000		1.500%	(15)	N/A	%	N/A	B1/B+/B+	N/A
N	$6,068,000		1.375%	(15)	N/A	%	N/A	B2/B/B	N/A
P	$12,135,000		1.125%	(15)	N/A	%	N/A	B3/B–/B–	N/A
NR	$54,611,295		N/A	(15)	N/A	%	N/A	NR/NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 10%.

(2)	The credit support percentages set forth for the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-2SFL, Class A-3, Class A-3SFL and Class A-1A Certificates are, in each case, represented in the aggregate without regard to Loan Groups and taking into account each certificate with a lower distribution priority; the Class A-M and Class A-MS Certificates are represented in the aggregate in the same manner, as are the Class A-J and Class A-JS Certificates and each subsequent group of certificates with the same certificate rating.

(3)	The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus. The rated final distribution date for each class of certificates is May 15, 2047. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)	Ratings shown are those of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.

(6)	For purposes of making distributions on the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S certificates and the Class A-2SFL and Class A-3SFL regular interests, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group S and loan group R. As of the cut-off date, loan group S will consist of 51 mortgage loans, representing approximately 25.0% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R will consist of 222 mortgage loans, representing approximately 75.0% of the aggregate principal balance of the pool of mortgage loans. For purposes of making distributions on the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, from amounts distributable in respect of loan group R, the pool of mortgage loans in loan group R will be further deemed to consist of two distinct loan groups, loan group R-1 and loan group R-2. As of the cut-off date, loan group R-1 will consist of 169 mortgage loans, representing approximately 60.6% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R-2 will consist of 53 mortgage loans, representing approximately 14.4% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R-2 will include approximately 73.8% of all the mortgage loans secured by multifamily and manufactured housing community properties.

Generally amounts available for distribution from the mortgage loans in loan group S will generally be applied to make distributions to the Class A-1S, Class A-2S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR and the Class A-2SFL and Class A-3SFL regular interests and amounts available for distribution from the mortgage loans in loan group R will generally be applied to make distributions to the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates. So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-1A and Class X certificates, interest and principal distributions on the Class A-1, Class A-2 and Class A-3 certificates will be based upon amounts available relating to mortgage loans in loan group R-1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group R-2. In addition, generally the Class A-1, Class A-2 and Class A-3 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group R-2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group R-1 after the certificate principal balance of the Class A-3 certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M and Class A-MS through Class NR certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A certificates and the Class A-2SFL and Class A-3SFL regular interests, pro rata.

(7)	The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will equal one of (i) a fixed rate, (ii) the group R cap rate, which is the weighted average of the net mortgage rates on the mortgage loans in loan group R (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the group R cap rate and (iv) the group R cap rate less a specified percentage.

(8)	The Class X notional amount will be equal to the aggregate of the class balances of the certificates (other than the Class A-2SFL, Class A-3SFL, Class X, Class R, Class MR and Class LR certificates) and the Class A-2SFL and Class A-3SFL regular interests.

(9)	The pass-through rate on the Class X certificates will be based on the weighted average of the interest strip rates of the components of the Class X certificates. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

(10)	The pass-through rates on the Class A-1S, Class A-2S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S certificates and the Class A-2SFL and Class A-3SFL regular interests will equal one of (i) a fixed rate, (ii) the group S cap rate, which is the weighted average of the net mortgage rates on the mortgage loans in loan group S (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (iii) a rate equal to the lesser of a specified fixed pass-through rate and the group S cap rate and (iv) the group S cap rate less a specified percentage.

(11)	The certificate balance of the Class A-2SFL certificates will be equal to the certificate balance of the Class A-2SFL regular interest.

(12)	The pass-through rate applicable to the Class A-2SFL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-2SFL certificates may convert to a fixed rate equal to % per annum.

The pass-through rate applicable to the Class A-3SFL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-3SFL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on December 19, 2006 and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.

(13)	The ratings assigned to the Class A-2SFL certificates only reflect the receipt of a fixed rate of interest at a rate equal to % per annum. The ratings assigned to the Class A-3SFL certificates only reflect the receipt of a fixed rate of interest at a rate equal to % per annum. See ‘‘Ratings’’ in this free writing prospectus.

(14)	The certificate balance of the Class A-3SFL certificates will be equal to the certificate balance of the Class A-3SFL regular interest.

(15)	The pass-through rates on the Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will equal one of (i) a fixed rate, (ii) the pool cap as described below, (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. The ‘‘Pool WAC Cap’’ is the weighted average of (x) the group S cap rate and (y) the group R cap rate, in each case weighted on the basis of the related group subordinate amount. The group subordinate amount for any distribution date of (i) for the mortgage loans in loan group R, will be equal to the excess of the aggregate principal balance of the mortgage loans in loan group R as of the beginning of the related due period over the outstanding principal balance of the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates immediately prior to that distribution date and (ii) for the mortgage loans in loan group S will be equal to the excess of the aggregate principal balance of the mortgage loans in loan group S as of the beginning of the related due period over the aggregate outstanding principal balance of the Class A-1S, Class A-2S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S certificates and the Class A-2SFL and Class A-3SFL regular interests immediately prior to that distribution date.

The Class R, Class MR and Class LR certificates are not offered by this free writing prospectus and are not represented in this table.

 SUMMARY OF TERMS

This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘Transaction Parties—The Depositor’’ in this free writing prospectus.

Issuing Entity	J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this free writing prospectus.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, UBS Real Estate Securities Inc., a Delaware corporation, IXIS Real Estate Capital Inc., a New York corporation, Eurohypo AG, New York Branch, the New York branch of a German banking corporation, PNC Bank, National Association, a national banking association, Nomura Credit & Capital, Inc., a Delaware corporation and AIG Mortgage Capital, LLC, a Delaware limited liability company. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this free writing prospectus.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
JPMCB	94	$1,855,854,231	38.2%	30.1%	49.3%	5.7%	41.0%
UBS Real Estate Securities Inc.	21	1,034,330,405	21.3	28.0	10.1	57.0	19.1
IXIS Real Estate Capital Inc	54	636,953,301	13.1	6.4	16.4	10.9	15.4
Eurohypo AG, New York Branch	18	593,417,631	12.2	25.3	9.7	0.0	7.9
PNC Bank, National Association	39	313,689,896	6.5	6.6	6.1	7.6	6.4
Nomura Credit & Capital, Inc.	37	298,724,882	6.2	2.5	4.6	18.9	7.4
AIG Mortgage Capital, LLC	10	121,283,950	2.5	1.1	3.7	0.0	3.0
Total:	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

Master Servicers	Midland Loan Services, Inc., a Delaware corporation, will act as master servicer with respect to 164 of the mortgage loans, representing approximately 68.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (37 mortgage loans in loan group S, representing approximately 65.8% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date, 103 mortgage loans in loan group R-1, representing approximately 69.2% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date, 24 mortgage loans in loan group R-2, representing approximately 70.2% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date and 127 mortgage loans in loan group R, representing approximately 69.4% of the aggregate principal balance of the mortgage loans in loan group R as of the cut-off date). Its servicing offices are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000. Midland Loan Services, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and of PNC Capital Markets LLC, one of the underwriters. See ‘‘Transaction Parties—The Master Servicers’’ in this free writing prospectus.

Capmark Finance Inc., a California corporation, will act as master servicer with respect to 91 of the mortgage loans, representing approximately 19.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group S, representing approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date, 54 mortgage loans in loan group R-1, representing approximately 21.0% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date, 29 mortgage loans in loan group R-2, representing approximately 29.8% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date and 83 mortgage loans in loan group R, representing approximately 22.7% of the aggregate principal balance of the mortgage loans in loan group R as of the cut-off date). Its principal servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania, 19044 and its telephone number is (215) 328-1258. See ‘‘Transaction Parties—The Master Servicers’’ in this free writing prospectus.

Wachovia Bank, National Association, a national banking association, will act as master servicer with respect to 18 of the mortgage loans, representing approximately 12.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group S, representing approximately 25.3% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date,12 mortgage loans in loan group R-1, representing approximately 9.7% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date, and 12 mortgage loans in loan group R, representing approximately 7.9% of the aggregate principal balance of the mortgage loans in loan group R as of the cut-off date). Its servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina, 28262 and its telephone number is 800-326-1334. See ‘‘Transaction Parties—The Master Servicers’’ in this free writing prospectus.

The Bank of America Plaza loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, Commercial Mortgage Pass Through Certificates, Series 2006-CIBC17. The master servicer that will service the Bank of America Plaza loan under the Bank of America Plaza pooling and servicing agreement is Wells Fargo Bank, N.A., a national banking association. The servicing offices of Wells Fargo Bank, N.A. are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105 and its telephone number is 1-800-986-9711.

The Tysons Galleria loan is being serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8. The master servicer that services the Tysons Galleria whole loan under the Tysons Galleria pooling and servicing agreement is Wells Fargo Bank, N.A. The servicing offices of Wells Fargo Bank, N.A. are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105 and its telephone number is 1-800-986-9711.

The master servicers will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans that are not part of the trust fund. See ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus.

Special Servicer	LNR Partners, Inc., a Florida corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The special servicer may be removed without cause under certain circumstances described in this free writing prospectus. See ‘‘Transaction Parties—The Special Servicer’’ in this free writing prospectus. The Bank of America Plaza loan will also be specially serviced by LNR Partners, Inc. under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, Commercial Mortgage Pass Through Certificates, Series 2006-CIBC17. The special servicer that will specially service the Bank of America Plaza loan under the Bank of America Plaza pooling and servicing agreement is LNR Partners, Inc. The Tysons Galleria loan will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8. The special servicer that will specially service the Tysons Galleria whole loan under the Tysons Galleria pooling and servicing agreement is J.E. Robert Company, Inc., a Virginia corporation. The primary servicing offices of J.E. Robert Company, Inc. are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000.

Trustee	LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, Illinois. A corporate trust office of the trustee is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services, J.P. Morgan 2006-LDP9 and its telephone number is (312) 904-9387. See ‘‘Transaction Parties—The Trustee and Custodian’’ in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for the Bank of America Plaza loan for which LaSalle Bank, National Association, as trustee, is the mortgagee of record under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17 and the Tysons Galleria loan for which LaSalle Bank, National Association, as trustee, is the mortgagee of record under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8.

Paying Agent	Wells Fargo Bank, N.A., a national banking association, with its principal offices located in Columbia, Maryland. Wells Fargo Bank, N.A. will also act as the certificate registrar and authenticating agent. The paying agent’s address is 9062 Old Annapolis Road, Columbia,

Maryland 21045-1951, Attention: Corporate Trust Services –J.P. Morgan 2006-LDP9 and its telephone number is (301) 815-6600. See ‘‘Transaction Parties—The Paying Agent, Certificate Registrar and Authenticating Agent’’ in this free writing prospectus.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association, UBS Real Estate Securities Inc., a Delaware corporation, IXIS Real Estate Capital Inc., a New York corporation, Eurohypo AG, New York Branch, the New York branch of a German banking corporation, Nomura Credit & Capital, Inc., a Delaware corporation and PNC Bank, National Association, a national banking association. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus and ‘‘The Sponsor’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, N.A. is also the swap counterparty and an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. UBS Real Estate Securities Inc., a sponsor, mortgage loan seller and originator, is an affiliate of UBS Securities LLC, one of the underwriters. IXIS Real Estate Capital Inc., a sponsor, mortgage loan seller and originator, is an affiliate of IXIS Securities North America Inc., one of the underwriters. Eurohypo AG, New York Branch, a sponsor, mortgage loan seller and originator, is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. Nomura Credit & Capital, Inc. is a sponsor, mortgage loan seller and originator. PNC Bank, National Association, a sponsor, mortgage loan seller and originator, is an affiliate of each of Midland Loan Services, Inc., one of the master servicers, and PNC Capital Markets LLC, one of the underwriters. These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under ‘‘Risk Factors—Potential Conflicts of Interest’’.

Swap Counterparty	JPMorgan Chase Bank, N.A. will provide two interest rate swap contracts for the benefit of the Class A-2SFL and Class A-3SFL certificates, respectively.

Cut-off Date	With respect to each mortgage loan, the due date of that mortgage loan in December 2006 or, with respect to those mortgage loans that have their first due date after December 2006, the origination date of that mortgage loan.

Closing Date	On or about December 21, 2006.

Distribution Date	The 15th day of each month or, if the 15th day is not a business day, the next succeeding business day, beginning in January 2007.

Interest Accrual Period	Interest will accrue on the offered certificates (other than with respect to the Class A-2SFL and Class A-3SFL certificates) and the Class A-2SFL and Class A-3SFL regular interests during the calendar month prior to the related distribution date. With respect to the Class A-2SFL and Class A-3SFL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding, the related distribution date. Except with respect to the Class A-2SFL and Class A-3SFL certificates, interest will be calculated on the offered certificates and the Class A-2SFL and Class A-3SFL regular interests assuming that each month has 30 days and each year has 360 days. With respect to the Class A-2SFL and Class A-3SFL certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days, provided that if the pass-through rate for the Class A-2SFL and Class A-3SFL certificates converts to a fixed rate, the interest calculation method and interest accrual period for the Class A-2SFL and Class A-3SFL certificates will be the same as the Class A-2SFL and Class A-3SFL regular interests.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs; provided, that the first due period with respect to any mortgage loan with its first due date in January 2007 or February 2007 will begin on the day immediately following the cut-off date of such mortgage loan. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Swap Contracts	The trust will have the benefit of two interest rate swap contracts: one contract relating to the Class A-2SFL certificates and one contract relating to the Class A-3SFL certificates, each issued by JPMorgan Chase Bank, N.A., which, as of the date of this free writing prospectus, has a long-term certificates of deposit rating of ‘‘Aa2’’ by Moody’s Investors Service, Inc., ‘‘A+’’ by Fitch, Inc. and ‘‘AA–’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The initial notional amount of the A-2SFL swap contract will be equal to the initial certificate balance of the Class A-2SFL regular interest (and correspondingly, the Class A-2SFL certificates). The notional amount of the A-2SFL swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-2SFL regular interest (and correspondingly, the Class A-2SFL certificates). The A-2SFL swap contract will have a maturity date of May 15, 2047 (the same date as the rated final distribution date of the Class A-2SFL certificates). Under the A-2SFL swap contract, the trust will generally be obligated to pay to the swap counterparty on the related distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-2SFL regular interest and (ii) the product of (A) the notional amount of the A-2SFL swap contract and (B) the pass-through rate on the Class A-2SFL regular interest. The swap counterparty will generally be obligated to pay to the trust one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the A-2SFL swap contract and (ii) LIBOR plus % per annum. If there is an interest shortfall with respect to the Class A-2SFL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-2SFL certificates for that distribution date. The initial notional amount of the A-3SFL swap contract will be equal to the initial certificate balance of the Class A-3SFL regular interest (and correspondingly, the Class A-3SFL certificates). The notional amount of the A-3SFL swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-3SFL regular interest (and correspondingly, the Class A-3SFL certificates). The A-3SFL swap contract will have a maturity date of May 15, 2047 (the same date as the rated final distribution date of the Class A-3SFL certificates). Under the A-3SFL swap contract, the trust will generally be obligated to pay to the swap counterparty on the related distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-3SFL regular interest and (ii) the product of (A) the notional amount of the A-3SFL swap contract and (B) the pass-through rate on the Class A-3SFL regular interest. The swap counterparty will generally be obligated to pay to the trust one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the A-3SFL swap contract and (ii) LIBOR plus % per annum. If there is an interest shortfall with respect to the Class A-3SFL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-3SFL certificates for that distribution date. See ‘‘Risk Factors—Risks Relating to the Swap Contracts’’ and ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of December 1, 2006 among the depositor, the master servicers, the special servicer, the trustee and the paying agent. The master servicers will service the mortgage loans (other than the specially-serviced mortgage loans, the Tysons Galleria loan and the Bank of America Plaza loan) in accordance with the pooling and servicing agreement and provide the information to the paying agent necessary for the paying agent to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2006-LDP9:

•	Class A-1

•	Class A-1S

•	Class A-2

•	Class A-2S

•	Class A-2SFL

•	Class A-3

•	Class A-3SFL

•	Class A-1A

•	Class A-M

•	Class A-MS

•	Class A-J

•	Class A-JS

•	Class B

•	Class B-S

•	Class C

•	Class C-S

•	Class D

•	Class D-S

•	Class X

The Series 2006-LDP9 will consist of the above classes and the following classes that are not being offered through this free writing prospectus and the accompanying prospectus: Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R, Class MR and Class LR.

The Series 2006-LDP9 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 273 fixed rate mortgage loans secured by first liens on 327 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 10%:

Class A-1	$57,529,000
Class A-1S	$129,741,000
Class A-2	$139,777,000
Class A-2S	$375,000,000
Class A-2SFL	$200,000,000
Class A-3	$1,652,984,000
Class A-3SFL	$145,282,000
Class A-1A	$697,664,000
Class X	$4,854,254,295
Class A-M	$363,993,000
Class A-MS	$121,432,000
Class A-J	$318,494,000
Class A-JS	$106,253,000
Class B	$72,799,000
Class B-S	$24,287,000
Class C	$22,750,000
Class C-S	$7,589,000
Class D	$50,049,000
Class D-S	$16,697,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1	%(1)
Class A-1S	%(2)
Class A-2	%(1)
Class A-2S	%(2)
Class A-2SFL	%(2)(3)
Class A-3	%(1)
Class A-3SFL	%(2)(4)
Class A-1A	%(1)
Class X	%(5)
Class A-M	%(1)
Class A-MS	%(2)
Class A-J	%(1)
Class A-JS	%(2)
Class B	%(1)
Class B-S	%(2)
Class C	%(1)
Class C-S	%(2)
Class D	%(1)
Class D-S	%(2)

(1)	The pass-through rates on the Class A-1, Class A-2, Class A-3,
Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D certificates will equal one of (i) a fixed rate, (ii) group R cap rate, which is the weighted average of the net mortgage rates on the mortgage loans in loan group R (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the group R cap rate and (iv) the group R cap rate less a specified percentage.

(2)	The pass-through rates on the Class A-1S, Class A-2S, Class A-MS, Class A-JS, Class B-S, Class C-S and Class D-S, certificates and the Class A-2SFL and Class A-3SFL regular interests will equal one of (i) a fixed rate, (ii) group S cap rate, which is the weighted average of the net mortgage rates on the mortgage loans in Loan Group S (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the group S cap rate and (iv) the group S cap rate less a specified percentage.

(3)	The pass-through rate applicable to the Class A-2SFL certificates on each distribution date will be a per annum rate equal to LIBOR plus % per annum. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-2SFL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on December 19, 2006, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this free writing prospectus.

(4)	The pass-through rate applicable to the Class A-3SFL certificates on each distribution date will be a per annum rate equal to LIBOR plus % per annum. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-3SFL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on December 19, 2006, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contracts—The A-3SFL Swap Contract’’ in this free writing prospectus.

(5)	The interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of each class of certificates (other than the Class A-2SFL, Class A-3SFL, Class X, Class R, Class MR and Class LR certificates) and the Class A-2SFL and Class A-3SFL regular interests. The pass-through rate on the Class X certificates will be based on the weighted average of the interest strip rates of the components of the Class X certificates. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

B. Interest Rate Calculation Convention	Interest on the certificates (other than the Class A-2SFL and Class A-3SFL certificates) and the Class A-2SFL and Class A-3SFL regular interests will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis.’’ Interest on the Class A-2SFL and Class A-3SFL certificates will be calculated based on the actual number of days in each accrual period and a 360-day year, or an ‘‘actual/360 basis.’’ However, if the pass-through rate for the Class A-2SFL or Class A-3SFL certificates converts to a fixed rate, interest will be calculated on 30/360 basis.

For purposes of calculating the pass-through rates on any class of certificates with a pass-through rate that is based on, limited by or equal to, the weighted average of the net mortgage rates on all the mortgage loans or the mortgage loans in any loan group, the mortgage loan interest rates will not reflect any default interest rate, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions—Pass-Through Rates’’ and ‘‘Interest Distribution Amount’’ in this free writing prospectus.

C. Servicing and Administration Fees	The master servicers and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the Tysons Galleria loan and the Bank of America Plaza loan) in the trust fund at the master servicing fee rate equal to a per annum rate ranging from 0.02% to 0.11%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan or REO loan (excluding the Tysons Galleria loan and The Bank of America Plaza loan, which will be subject to a special servicing fee pursuant to the Tysons Galleria pooling and servicing agreement and the Bank of America Plaza pooling and servicing agreement) that is a specially-serviced mortgage loan or REO loan at the special servicing fee rate equal to a per annum rate of 0.25%. The master servicers and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the Tysons Galleria loan and the Bank of America Plaza loan) in the trust fund at the trustee fee rate equal to a per annum rate equal to 0.00043%. The paying agent is entitled to a portion of the trustee fee as the paying agent fee. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A and Class X certificates and the Class A-2SFL and Class A-3SFL regular interests: To pay interest concurrently, (a) on the Class A-1, Class A-2 and Class A-3 certificates, pro rata, from the group R available distribution amount up to an amount equal to their respective entitlements to interest, from the portions of the funds available for distribution attributable to mortgage loans in loan group R-1, (b) on the Class A-1S and Class A-2S certificates and the Class A-2SFL and Class A-3SFL regular interests, pro rata, from the group S available distribution amount up to an amount equal to their respective entitlements to interest, (c) on the Class A-1A certificates from the group R available distribution amount from the portions of the funds available for distribution attributable to mortgage loans in loan group R-2, up to an amount equal to its entitlement to interest, and (d) on the Class X certificates from the group R available distribution amount, in an amount up to the Class X-R distribution amount and from the group S available distribution amount, in an amount up to the Class X-S distribution amount (each as described under ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus). However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the Class A-1, Class A-2, Class A-3, Class A-1A or Class X certificates, the funds available for distribution from the group R available distribution amount will be allocated among all those classes, pro rata, without regard to loan group R-1 or loan group R-2, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A certificates and the Class A-2SFL and Class A-3SFL regular interests: To the extent of funds allocated to principal and available for distribution, (a)(1) first, to principal on the Class A-1 certificates, in an amount equal to the group R available distribution amount from the funds attributable to the mortgage loans in loan group R-1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group R-2, in each case, until the certificate balance of the Class A-1 certificates has been reduced to zero, (2) then to principal on the Class A-2 certificates, in an amount equal to the group R available distribution amount remaining after the payments specified in clause (a)(1) above have been made from the funds attributable to the mortgage loans in loan group R-1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group R-2, until the certificate balance of the Class A-2 certificates has been reduced to zero and (3) then to principal on the Class A-3 Certificates, in an amount equal to the group R available distribution amount remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made from the funds attributable to mortgage loans in loan group R-1 and, after the Class A-1A Certificates have been reduced to zero, the funds attributable to mortgage loans in loan group R-2, until the certificate principal balance of the Class A-3 Certificates has been reduced to zero, (b)(1) first, to principal on the Class A-1S certificates, in an amount equal to the group S available distribution amount, until the certificate balance of the Class A-1S certificates has been reduced to zero, (2) then to principal on the Class A-2S certificates and the Class A-2SFL regular interest, pro rata, based on certificate balances, in an amount equal to the group S available distribution amount remaining after the payments specified in clause (b)(1) above have been made, until the certificate balances of each of the Class A-2S certificates and the Class A-2SFL regular interest have been reduced to zero, and (3) then to principal on the Class A-3SFL regular interest in an amount equal to the group S available distribution amount remaining after the payments specified in clauses (b)(1) and (b)(2) above have been made, until the certificate balance of the Class A-3SFL regular interest has been reduced to zero, and (c) to the Class A-1A certificates, in an amount equal to the group R available distribution amount from the funds attributable to mortgage loans in loan group R-2 and, after the certificate balance of the Class A-3 certificates has been reduced to zero, the funds attributable to mortgage loans in loan group R-1 remaining after the payments specified in clause (a) above have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A certificates and the Class A-2SFL and Class A-3SFL regular interests has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-1S, Class A-2,

Class A-2S, Class A-3 and Class A-1A certificates and the Class A-2SFL and Class A-3SFL regular interests, pro rata, rather than sequentially, without regard to loan groups or the distribution priorities above.

Third, to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A certificates and the Class A-2SFL and Class A-3SFL regular interests, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M and Class A-MS certificates: To the Class A-M and Class A-MS certificates as follows: (a) first, concurrently, (1) to interest on the Class A-M certificates, from the group R available distribution amount up to their interest entitlement and (2) to interest on the Class A-MS Certificates from the group S available distribution amount up to their interest entitlement, (b) second, (i) from the group R available distribution amount to the extent of funds allocated to principal and available for distribution from loan group R remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-1A certificates), to principal on the Class A-M certificates until the certificate balance of the Class A-M certificates has been reduced to zero, and (ii) from the group S available distribution amount to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1S and Class A-2S certificates, and the Class A-2SFL and A-3SFL regular interests) to principal on the Class A-MS certificates until the certificate balance of the Class A-MS certificates has been reduced to zero; and (c) third, to reimburse the Class A-M and Class A-MS certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, without regard to loan group.

Fifth/Class A-J and Class A-JS certificates: To the Class A-J and Class A-JS certificates in a manner analogous to the Class A-M and Class A-MS certificates’ allocations of priority Fourth above.

Sixth/Class B and Class B-S certificates: To the Class B and Class B-S certificates in a manner analogous to the Class A-M and Class A-MS certificates’ allocations of priority Fourth above.

Seventh/Class C and Class C-S certificates: To the Class C and Class C-S certificates in a manner analogous to the Class A-M and Class A-MS certificates’ allocations of priority Fourth above.

Eighth/Class D and Class D-S certificates: To the Class D and Class D-S certificates in a manner analogous to the Class A-M and Class A-MS certificates’ allocations of priority Fourth above.

Ninth/Non-offered certificates: In the amounts and order of priority described in ‘‘Description of the Certificates—Distributions—Priority’’ in this free writing prospectus.

For purposes of making distributions on the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S certificates and the Class A-2SFL and Class A-3SFL regular interests, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group S and loan group R. As of the cut-off date, loan group S will consist of 51 mortgage loans, representing approximately 25.0% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R will consist of 222 mortgage loans, representing approximately 75.0% of the aggregate principal balance of the pool of mortgage loans. For purposes of making distributions on the Class A-1, Class A-2, Class A-3 and Class A-1A certificates from amounts distributable in respect of loan group R, the pool of mortgage loans in loan group R will be further deemed to consist of two distinct loan groups, loan group R-1 and loan group R-2. As of the cut-off date, loan group R-1 will consist of 169 mortgage loans, representing approximately 60.6% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R-2 will consist of 53 mortgage loans, representing approximately 14.4% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R-2 will include approximately 73.8% of all the mortgage loans secured by multifamily and manufactured housing community properties.

On each distribution date, funds available for distribution on the Class A-2SFL certificates (which include any net swap payments related to the Class A-2SFL certificates) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-2SFL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-2SFL regular interest, to principal on the Class A-2SFL certificates until the certificate balance of the Class A-2SFL certificates has been reduced to zero; and

(c) third, to reimburse the Class A-2SFL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

On each distribution date, funds available for distribution on the Class A-3SFL certificates (which include any net swap payments related to the Class A-3SFL certificates) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-3SFL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-3SFL regular interest, to principal on the Class A-3SFL certificates until the certificate balance of the Class A-3SFL certificates has been reduced to zero; and (c) third, to reimburse the Class A-3SFL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of offered certificates and the Class A-2SFL and Class A-3SFL regular interests can be found in ‘‘Description of the Certificates—Distributions—Interest Distribution Amount’’ in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of offered certificates and the Class A-2SFL and Class A-3SFL regular interests entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions —Principal Distribution Amount’’ in this free writing prospectus.

C. Prepayment Premiums; Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class A-2SFL and Class A-3SFL certificates) and the Class A-2SFL and Class A-3SFL regular interests as described in ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus.

For so long as the swap contracts are in effect, any yield maintenance charges distributable in respect of the Class A-2SFL or Class A-3SFL regular interests, respectively, will be payable to the swap counterparty pursuant to the terms of their respective swap contract. If the applicable swap contract is no longer in effect, any yield maintenance charges allocable to the Class A-2SFL or Class A-3SFL regular interests will be paid to the holders of the Class A-2SFL or Class A-3SFL certificates, respectively.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates and the Class A-2SFL and Class A-3SFL regular interests will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and the Class A-2SFL and Class A-3SFL regular interests. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates and the Class A-2SFL and Class A-3SFL regular interests on any distribution date in descending order (beginning with the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A and Class X certificates) and the Class A-2SFL and Class A-3SFL regular interests. It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates and the Class A-2SFL and Class A-3SFL regular interests in ascending order (beginning with the other classes of certificates (other than the Class R, Class MR and Class LR certificates) that are not being offered by this free writing prospectus). No principal payments or mortgage loan losses will be allocated to the Class R, Class MR, Class LR or Class X certificates, although principal payments and mortgage loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue. In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-2SFL and Class A-3SFL certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-2SFL and Class A-3SFL regular interests, in reduction of the certificate balance of the Class A-2SFL and Class A-3SFL regular interests, respectively, and the amount of their interest entitlement. Any decrease in the certificate balance of the Class A-2SFL and Class A-3SFL regular interests will result in a corresponding decrease in the certificate balance of the Class A-2SFL and Class A-3SFL certificates, respectively, and any interest shortfalls suffered by the Class A-2SFL and Class A-3SFL regular interests will reduce the amount of interest distributed on the Class A-2SFL and Class A-3SFL certificates, respectively, to the extent described in this free writing prospectus.

*	The Class X certificates are interest-only certificates.

**	The Class A-2SFL and Class A-3SFL certificates are entitled to receive floating rate payments from a swap provider under their respective interest rate swap contracts in exchange for the fixed rate payments to which the Class A-2SFL and Class A-3SFL regular interests are entitled.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class X, Class R, Class MR, Class LR, Class A-2SFL or Class A-3SFL certificates) or the Class A-2SFL or Class A-3SFL regular interests will reduce the certificate balance of that class of certificates or the Class A-2SFL or Class A-3SFL regular interest (and correspondingly the Class A-2SFL and A-3SFL certificates) respectively.

See ‘‘Description of the Certificates’’ in this free writing prospectus.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates and the Class A-2SFL or Class A-3SFL regular interests with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by a master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. Reductions in distributions to the Class A-2SFL or Class A-3SFL regular interest will cause a corresponding reduction in distributions to the Class A-2SFL or Class A-3SFL certificates, respectively, to the extent described in this free writing prospectus. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the applicable master servicer are required to be allocated to the certificates (other than the Class A-2SFL and Class A-3SFL certificates) and the Class A-2SFL and Class A-3SFL regular interests (and thus to the Class A-2SFL and Class A-3SFL certificates, respectively, to the extent described in this free writing prospectus). See ‘‘Description of the Certificates—Distributions—Priority’’ in this free writing prospectus.

Advances

A. P&I Advances	Each master servicer, with respect to those mortgage loans for which it is acting as master servicer, is required to advance a delinquent periodic mortgage loan payment if it determines that the advance will be recoverable (unless the special servicer determines that the advance would be non-recoverable). The applicable master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. There may be other circumstances in which the applicable master servicer will not be required to advance one full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the applicable master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. If an interest advance is made by a master servicer, that master servicer will not advance its servicing fee, but will advance the trustee’s fee. None of the master servicers or the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-2SFL or Class A-3SFL certificates or be liable for any breakage, termination or other costs owed by the trust fund to the swap counterparty. See ‘‘Description of the Certificates— Advances’’ in this free writing prospectus.

B. Property Protection Advances	Each master servicer may be required (with respect to those mortgage loans for which it is acting as master servicer), and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the applicable master servicer fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicers, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus.

C. Interest on Advances	The applicable master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 273 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 327 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $4,854,254,296.

The 131 South Dearborn loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus) with a principal balance as of the cut-off date of $236,000,000 and representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is one of two mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the 131 South Dearborn loan, which is included in the trust. The second of these mortgage loans, the 131 South Dearborn pari passu companion loan, is part of the split loan structure but is not included in the trust, and is pari passu in right of payment with the 131 South Dearborn loan. The 131 South Dearborn pari passu companion loan has an outstanding principal balance as of the cut-off date of $236,000,000.

The 131 South Dearborn loan and the 131 South Dearborn pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holder of the 131 South Dearborn loan (the directing certificateholder will be the holder of the 131 South Dearborn loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the 131 South Dearborn loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The 131 South Dearborn Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the 131 South Dearborn loan is the aggregate principal balance of the 131 South Dearborn loan and the 131 South Dearborn pari passu companion loan.

The Merchandise Mart loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), with a principal balance as of the cut-off date of $175,000,000 and representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.9% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Merchandise Mart loan, which is included in the trust. The second of these mortgage loans, the Merchandise Mart pari passu companion loan, is part of the split loan structure but is not included in the trust, and is pari passu in right of payment to the Merchandise Mart loan. The Merchandise Mart pari passu companion loan has an outstanding principal balance as of the cut-off date of $175,000,000. The Merchandise Mart loan and the Merchandise Mart pari passu companion loan will be serviced in accordance with the pooling and servicing agreement.

The Merchandise Mart loan and the Merchandise Mart pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holder of the Merchandise Mart loan (the directing certificateholder will be the holder of the Merchandise Mart loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Merchandise Mart loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Merchandise Mart Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Merchandise Mart loan is the aggregate principal balance of the Merchandise Mart loan and the Merchandise Mart pari passu companion loan.

The Bank of America Plaza loan (identified as Loan No. 34 on Annex A-1 to this free writing prospectus), with a principal balance as of the cut-off date of $100,000,000 and representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.4% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is one of two mortgage loans that is part of a split loan structure, secured by the same mortgage instrument on the related mortgaged property, in which one companion loan, referred to in this free writing prospectus as the Bank of America Plaza loan, is included in the trust. The second of these mortgage loans, the Bank of America Plaza pari passu companion loan, is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC17, and is pari passu in right of payment to the Bank of America Plaza loan.

The Bank of America Plaza loan and the Bank of America Plaza pari passu companion loan will be serviced in accordance with the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC17 by the Bank of America Plaza master servicer and the Bank of America Plaza special servicer, and in accordance with the servicing standards provided in the Bank of America Plaza pooling and servicing agreement. In addition, the holder of the Bank of America Plaza pari passu companion loan (the directing certificateholder of the CIBC-17 Certificates will be the holder of the Bank of America Plaza pari passu companion loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to consult with the Bank of America Plaza loan master servicer and/or Bank of America Plaza loan special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Bank of America Plaza loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Bank of America Plaza Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Bank of America Plaza loan is the aggregate principal balance of the Bank of America Plaza loan and the Bank of America Plaza pari passu companion loan.

The Tysons Galleria loan (identified as Loan No. 51 on Annex A-1 to this free writing prospectus) with a principal balance as of the cut-off date of $50,000,000 and representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), is one of three mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property, in which (i) one companion loan, referred to in this free writing prospectus as the Tysons Galleria pari passu companion loan, is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 and is pari passu in right of payment to the Tysons Galleria loan and (ii) one companion loan, referred to in this free writing prospectus as the Tysons Galleria subordinate companion loan, is subordinate in right of payment to both the Tysons Galleria loan and the Tysons Galleria pari passu companion loan.

The Tysons Galleria loan, the Tysons Galleria pari passu companion loan and the Tysons Galleria subordinate companion loan will be serviced in accordance with the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 by the Tysons Galleria master servicer and the Tysons Galleria special servicer, and in accordance with the servicing standards provided in the Tysons Galleria pooling and servicing agreement. In addition, under the related intercreditor agreement, the holder of the subordinate companion loan will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Tysons Galleria loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan to value ratios and debt service coverage ratios for the Tysons Galleria loan is the aggregate principal balance of the Tysons Galleria loan and the Tysons Galleria pari passu companion loan, but does not include the Tysons Galleria subordinate companion loan.

In addition, 5 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans), including the Tysons Galleria loan, are each evidenced by the senior of two or more notes secured by a single mortgage on the related mortgaged property and a single assignment of leases, with the subordinate companion loan not being part of the trust fund.

The AB mortgage loans are each secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Discover Mills, Tysons Galleria, Broadstone Sunrise Mountain, Danvers Crossing and Radisson Plaza Hotel-Rochester, and are set forth below.

Mortgage Loan	A Note Cut-off Date Loan Balance	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance	B Note Original Balance
Discover Mills	$135,000,000	2.8%	11.1%	0.0%	0.0%	0.0%	$23,700,000
Tysons Galleria	$50,000,000	1.0%	4.1%	0.0%	0.0%	0.0%	$31,500,000
Broadstone Sunrise Mountain	$27,000,000	0.6%	2.2%	0.0%	0.0%	0.0%	$2,000,000
Danvers Crossing	$18,875,000	0.4%	0.0%	0.6%	0.0%	0.5%	$1,275,000
Radisson Plaza Hotel-Rochester	$15,000,000	0.3%	0.0%	0.5%	0.0%	0.4%	$1,000,000

Each AB mortgage loan and its related companion loan(s) are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan (and any related pari passu companion loans) prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust (and any related pari passu companion loans) and second to the related subordinate companion loan. The applicable master servicer and the special servicer will service and administer each AB mortgage loan and its companion loan(s) (other than the Tysons Galleria loan) pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as such AB mortgage loan is part of the trust fund. Amounts attributable to each companion loan will not be assets of the trust, and will be beneficially owned by the holder of the companion loan. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of certain of the subordinate companion loans will have the right to approve certain modifications to the related senior loan under certain circumstances. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus.

The holders of the subordinate companion loan for each of the Discover Mills loan, the Tysons Galleria loan, the

Broadstone Sunrise Mountain loan, the Danvers Crossing loan and Radisson Plaza Hotel-Rochester loan will have the right, under certain conditions, (i) to direct, consent to or provide advice with respect to certain actions proposed to be taken by the applicable master servicer or the special servicer, as applicable, with respect to the related mortgage loan or mortgaged property and (ii) to make cure payments on the related mortgage loan.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this free writing prospectus, information presented in this free writing prospectus (including loan-to-value ratios and debt service coverage ratios) (i) with respect to a mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan, and in the case of the 131 South Dearborn loan, the Merchandise Mart loan, the Bank of America Plaza loan and the Tysons Galleria loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of each of the 131 South Dearborn pari passu companion loan, the Merchandise Mart pari passu companion loan, the Bank of America Plaza pari passu companion loan and the Tysons Galleria pari passu companion loan, respectively, and (ii) with respect to mortgage loans with permitted subordinate debt or pari passu debt in the future, particularly as it relates to debt service coverage ratios and loan-to-value ratios, does not include any potential subordinate or pari passu debt.

In addition, because the Colony IV Portfolio has 3 mortgage notes with different maturity dates and prepayment lockout periods, secured by 4, 5 and 16 properties, respectively, solely for purposes of the statistical and numerical information presented in this free writing prospectus, it is treated as 25 cross-collateralized and cross-defaulted mortgage loans each of which is secured by a single mortgaged property.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group S, the mortgage loans in loan group R-1, the mortgage loans in loan group R-2 or the mortgage loans in loan group R, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus. Whenever percentages are presented in this free writing prospectus in the format (x%, x%, x%, x%), those percentages represent, in order, the approximate percentage the indicated mortgage loans represent as of the cut-off date of: (i) the aggregate principal balance of the mortgage loans in loan group S, (ii) the aggregate principal balance of the mortgage loans in loan group R-1, (iii) the aggregate principal balance of the mortgage loans in loan group R-2 and (iv) the aggregate principal balance of the mortgage loans in loan group R.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-Off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group S	Loan Group R-1	Loan Group R-2	Loan Group R
Aggregate outstanding principal balance(1)	$4,854,254,296	$1,214,319,940	$2,942,269,919	$697,664,437	$3,639,934,356
Number of mortgage loans	273	51	169	53	222
Number of mortgaged properties	327	85	188	54	242
Number of crossed loan pools	5	1	1	3	4
Crossed loan pools as a percentage of the aggregate outstanding principal balance	6.9%	14.1%	0.6%	20.5%	4.4%
Range of mortgage loan principal balances	$126,000 to $375,000,000	$126,000 to $220,000,000	$1,150,000 to $236,000,000	$595,000 to $375,000,000	$595,000 to $375,000,000
Average mortgage loan principal balances	$17,781,151	$23,810,195	$17,409,881	$13,163,480	$16,396,101
Range of mortgage rates	5.3855% to 7.3300%	5.3870% to 6.9800%	5.3855% to 6.8800%	5.5700% to 7.3300%	5.3855% to 7.3300%
Weighted average mortgage rate	5.80887%	5.77058%	5.81430%	5.85262%	5.82165%
Range of original terms to maturity	60 months to 180 months	60 months to 96 months	120 months to 180 months	116 months to 180 months	116 months to 180 months
Weighted average original term to maturity	108 months	71 months	121 months	121 months	121 months
Range of remaining terms to maturity	55 months to 180 months	55 months to 96 months	109 months to 180 months	111 months to 180 months	109 months to 180 months
Weighted average remaining term to maturity	107 months	70 months	120 months	120 months	120 months
Range of original amortization term(2)	180 months to 420 months	300 months to 360 months	180 months to 420 months	360 months to 420 months	180 months to 420 months
Weighted average original amortization term(2)	352 months	349 months	349 months	366 months	352 months
Range of remaining amortization terms(2)	179 months to 420 months	300 months to 360 months	179 months to 420 months	354 months to 420 months	179 months to 420 months
Weighted average remaining amortization term(2)	352 months	349 months	349 months	365 months	352 months
Range of loan-to-value ratios(3)	22.0% to 83.8%	51.5% to 79.6%	22.0% to 83.8%	45.8% to 81.5%	22.0% to 83.8%
Weighted average loan-to-value ratio(3)	68.3%	66.6%	71.3%	59.1%	68.9%
Range of loan-to-value ratios as of the maturity date(3)(4)	18.5% to 80.0%	51.5% to 79.4%	18.5% to 80.0%	35.5% to 79.6%	18.5% to 80.0%
Weighted average loan-to-value ratio as of the maturity date(3)(4)	65.2%	66.3%	67.1%	55.2%	64.8%
Range of debt service coverage ratios(5)	1.08x to 3.19x	1.20x to 2.41x	1.08x to 3.19x	1.15x to 1.62x	1.08x to 3.19x
Weighted average debt service coverage ratio(5)	1.50x	1.58x	1.51x	1.30x	1.47x
Percentage of aggregate outstanding principal balance consisting of:
Interest Only	63.7%	92.6%	53.1%	57.6%	54.0%
Partial Interest Only(6)	20.5%	3.3%	28.3%	18.0%	26.3%
Balloon	15.7%	4.0%	18.5%	24.4%	19.6%
Fully Amortizing Loans	0.1%	0.0%	0.1%	0.0%	0.1%

(1)	Subject to a permitted variance of plus or minus 10%.

(2)	Excludes the mortgage loans that pay interest-only to maturity.

(3)	In the case of 3 mortgage loans (identified as Loan Nos. 100, 107, and 180 on Annex A-1 to this free writing prospectus), the loan-to-value ratio was based on the ‘‘as-stabilized’’ values as defined in the related appraisal that are consistent with the respective performance-related criteria required to obtain the release of certain escrows or letters of credit pursuant to the related mortgage loan documents. In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), the value of the related mortgaged property is based on the building being converted to a condominium; however, the building is currently a rental property in which 141 of the 215 units are subject to rent control or rent stabilization laws. In the case of 1 mortgage loan (identified as Loan No. 137 on Annex A-1 to this free writing prospectus), the loan-to-value ratio was based on the ‘‘as-repaired’’ value as defined in the related appraisal.

(4)	Excludes the fully amortizing mortgage loans.

(5)	In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus) representing approximately 7.7% of the Initial Pool Balance (0.0%, 0.0%, 53.8%, 10.3%), the debt service coverage ratio was calculated assuming that the rent-controlled and rent-stabilized units in the mortgaged property are turned over to unregulated units at a certain date over the term of the mortgage loan. See ’’Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—The Belnord’’ in this free writing prospectus. In the case of 1 mortgage loan (identified as Loan No. 69 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an ‘‘as-stabilized’’ basis that are consistent with the respective performance- related criteria required to obtain the release of certain escrows or letters of credit pursuant to the related mortgage loan documents. In the case of 1 mortgage loan (identified as Loan No. 137 on Annex A-1 to this free writing prospectus) debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an ‘‘as-repaired’’ basis.

(6)	5 of the crossed loan pools include 25 mortgage loans in loan group S, 2 mortgage loans in loan group R-1, 20 mortgage loans in loan group R-2 and 22 mortgage loans in loan group R, which in the aggregate represent approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (14.1%, 0.6%, 20.5%, 4.4%).

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Actual/360	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%
Total	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Balloon Loans
Interest Only	81	$3,090,729,676	63.7%	92.6%	53.1%	57.6%	54.0%
Partial Interest Only	84	996,810,000	20.5	3.3	28.3	18.0	26.3
Balloon	107	763,214,620	15.7	4.0	18.5	24.4	19.6
Subtotal	272	$4,850,754,296	99.9%	100.0%	99.9%	100.0%	99.9%
Fully Amortizing Loans
Fully Amortizing	1	$3,500,000	0.1%	0.0%	0.1%	0.0%	0.1%
Total	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Defeasance	222	$4,169,914,183	85.9%	70.0%	90.0%	96.3%	91.2%
Yield Maintenance(2)	46	616,146,268	12.7	26.7	9.1	3.7	8.0
Defeasance/Yield Maintenance	3	54,005,000	1.1	2.4	0.8	0.0	0.7
Defeasance/Fixed Penalty	1	11,388,845	0.2	0.9	0.0	0.0	0.0
Fixed Penalty	1	2,800,000	0.1	0.0	0.1	0.0	0.1
Total	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)	With respect to eight mortgage loans (identified as Loan Nos. 79, 120, 135, 140, 143, 151, 181 and 195 on Annex A-1 to this free writing prospectus), the related borrower may prepay the mortgage loan with payment of a yield maintenance premium at any time prior to the commencement of the related prepayment open period (during which period, the mortgage loan may be prepaid without payment of a yield maintenance premium).

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
1	14	$360,645,781	7.4%	21.3%	3.3%	0.8%	2.8%
2	5	54,600,000	1.1	2.1	1.0	0.0	0.8
3	79	967,193,652	19.9	5.9	13.8	70.0	24.6
4	137	2,708,735,310	55.8	51.8	67.7	12.4	57.1
5	8	373,805,000	7.7	8.3	9.3	0.0	7.5
6	4	117,535,066	2.4	4.9	1.8	0.5	1.6
7	7	116,238,638	2.4	4.1	2.2	0.2	1.8
12	17	131,454,101	2.7	1.5	0.0	16.2	3.1
22	1	21,700,000	0.4	0.0	0.7	0.0	0.6
25	1	2,346,747	0.0	0.0	0.1	0.0	0.1
Total:	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this free writing prospectus.

Current Uses of the Mortgaged Properties(1)

Current Use	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Office	72	$1,663,582,743	34.3%	33.9%	42.5%	0.0%	34.4%
Retail	87	1,251,598,356	25.8	33.9	28.6	0.0	23.1
Multifamily	66	934,408,937	19.2	17.3	1.0	99.4	19.9
Industrial	45	419,818,268	8.6	7.7	11.1	0.0	9.0
Hotel	31	360,307,697	7.4	7.1	9.3	0.0	7.5
Mixed Use	9	173,119,121	3.6	0.0	5.9	0.0	4.8
Self Storage	14	40,290,491	0.8	0.0	1.4	0.0	1.1
Manufactured Housing	3	11,128,683	0.2	0.0	0.2	0.6	0.3
Total:	327	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

The mortgaged properties are located in 38 states. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Illinois	37	$721,878,507	14.9%
California	48	$691,186,721	14.2%
Texas	37	$532,656,603	11.0%
New York	15	$472,682,776	9.7%
Georgia	15	$347,330,094	7.2%
Virginia	13	$255,871,855	5.3%
Kansas	21	$253,480,000	5.2%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

Geographic Distribution—Loan Group R-1(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Illinois	12	$549,536,950	18.7%
California	32	$546,864,656	18.6%
Texas	26	$457,083,258	15.5%
Missouri	3	$161,700,000	5.5%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

Geographic Distribution—Loan Group S(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Kansas	18	$229,300,000	18.9%
Georgia	6	$205,420,000	16.9%
Illinois	25	$172,341,557	14.2%
Virginia	4	$167,360,000	13.8%
Colorado	2	$64,010,000	5.3%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

Geographic Distribution—Loan Group R-2(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
New York	1	$375,000,000	53.8%
California	13	$92,717,065	13.3%
Arizona	8	$52,693,917	7.6%
Texas	6	$36,995,000	5.3%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

Geographic Distribution—Loan Group R(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	45	$639,581,721	17.6%
Illinois	12	$549,536,950	15.1%
Texas	32	$494,078,258	13.6%
New York	15	$472,682,776	13.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

Additional Aspects of Certificates

Denominations	The offered certificates (other than Class A-2SFL, Class A-3SFL and Class X certificates) will be offered in minimum denominations of $10,000 initial certificate balance. The Class A-2SFL and Class A-3SFL certificates will be offered in minimum denominations of $100,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this free writing prospectus and in the prospectus.

Information Available to Certificateholders	On each distribution date, the paying agent will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the paying agent’s website initially located at www.ctslink.com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R, Class MR and Class LR certificates), including the Class X certificates (provided, however, that the offered certificates (other than the Class X certificates) and the Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus and ‘‘Description of the Certificates—Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust as a result of a material document defect or a material breach of the representations and warranties given by the mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan.

Notwithstanding the foregoing, the AB subordinate companion loan holders may also have a purchase option with respect to defaulted AB mortgage loans and holders of mezzanine loans may have a purchase option on the related defaulted mortgage loan. See ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus.

Tax Status	Elections will be made to treat a portion of the trust (exclusive of the Class A-2SFL and Class A-3SFL regular interests, the swap contracts and the floating rate accounts) as three separate REMICs—a lower-tier REMIC, a middle-tier REMIC and an upper-tier REMIC—for federal income tax purposes. The portion of the trust representing the Class A-2SFL and Class A-3SFL regular interests, the swap contracts and the floating rate accounts will be treated as a grantor trust for federal income tax purposes, and the Class A-2SFL and Class A-3SFL certificates will represent undivided beneficial interests in the related portions of the grantor trust. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates, other than the Class A-2SFL and Class A-3SFL certificates, and the Class A-2SFL and Class A-3SFL regular interests will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class certificates will be issued at a premium, that the Class certificates will be issued with original issue discount and that the Class certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this free writing prospectus and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this free writing prospectus and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating a purchase of the Class A-2SFL or Class A-3SFL certificates should review the additional requirements for purchases of Class A-2SFL or Class A-3SFL certificates by plans, as discussed under ‘‘Certain ERISA Considerations’’ in this free writing prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

See ‘‘Legal Investment’’ in this free writing prospectus and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.:

	Moody’s	S&P	Fitch
Class A-1	Aaa	AAA	AAA
Class A-1S	Aaa	AAA	AAA
Class A-2	Aaa	AAA	AAA
Class A-2S	Aaa	AAA	AAA
Class A-2SFL	Aaa	AAA	AAA
Class A-3	Aaa	AAA	AAA
Class A-3SFL	Aaa	AAA	AAA
Class A-1A	Aaa	AAA	AAA
Class X	Aaa	AAA	AAA
Class A-M	Aaa	AAA	AAA
Class A-MS	Aaa	AAA	AAA
Class A-J	Aaa	AAA	AAA
Class A-JS	Aaa	AAA	AAA
Class B	Aa2	AA	AA
Class B-S	Aa2	AA	AA
Class C	Aa3	AA-	AA-
Class C-S	Aa3	AA-	AA-
Class D	A2	A	A
Class D-S	A2	A	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc. do not address the application of net aggregate prepayment interest shortfalls to the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). In addition, a security rating of the Class A-2SFL and Class-A-3SFL certificates does not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. With respect to the Class A-2SFL and Class A-3SFL certificates, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc. are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-2SFL and Class A-3SFL regular interests. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address any shortfalls or delays in payment that investors in the Class A-2SFL or Class A-3SFL certificates may experience as a result of the conversion of the pass-through rate on the Class A-2SFL or Class A-3SFL certificates from a floating interest rate to a fixed rate. See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates—Advances’’ in this free writing prospectus and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this free writing prospectus and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

 RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Geographic Concentration Entails Risks

Mortgaged properties located in Illinois, California, Texas, New York, Georgia, Virginia and Kansas secure mortgage loans, representing approximately 14.9%, 14.2%, 11.0%, 9.7%, 7.2%, 5.3% and 5.2% respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in Kansas, Georgia, Illinois, Virginia and Colorado secure mortgage loans, representing approximately 18.9%, 16.9%, 14.2%, 13.8% and 5.3% respectively, of the aggregate principal balance of the pool of mortgage loans in loan group S as of the cut-off date.

Mortgaged properties located in Illinois, California, Texas and Missouri secure mortgage loans, representing approximately 18.7%, 18.6%, 15.5% and 5.5% respectively, of the aggregate principal balance of the pool of mortgage loans in loan group R-1 as of the cut-off date.

Mortgaged properties located in New York, California, Arizona and Texas secure mortgage loans, representing approximately 53.8% 13.3%, 7.6% and 5.3% respectively, by allocated loan amount, of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date.

Mortgaged properties located in California, Illinois, Texas and New York secure mortgage loans, representing approximately 17.6%, 15.1%, 13.6% and 13.0% respectively, by allocated loan amount, of the aggregate principal balance of the mortgage loans in loan group R as of the cut-off date.

With respect to the mortgaged properties located in California, 39 of the mortgaged properties, securing mortgage loans representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in southern California (4.2%, 16.4%, 12.5%, 15.6%), and 7 of the mortgaged properties, securing mortgage loans representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in northern California (0.0%, 2.2%, 0.8%, 1.9%). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies— also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See ‘‘—Other Risks—Hurricanes May Cause Extensive Damage to Coastal Areas’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 7.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group S (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 18.1% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date, the largest mortgage loan in loan group R-1 represents approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date and the largest mortgage loan in loan group R-2 represents approximately 53.8% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 17.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group S (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent approximately 44.0% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date, the 3 largest mortgage loans in loan group R-1 represent approximately 22.5% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date and the 3 largest mortgage loans in loan group R-2 represent approximately 69.9% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 40.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group S (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent approximately 78.9% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date, the 10 largest mortgage loans in loan group R-1 represent approximately 42.3% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date and the 10 largest mortgage loans in loan group R-2 represent approximately 83.0% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus.

Each of the other mortgage loans represents approximately no more than 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group S represents approximately no more than 2.4% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date. Each of the other mortgage loans in loan group R-1 represents approximately no more than 1.6% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date. Each of the other mortgage loans in loan group R-2 represents approximately no more than 1.1% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Office	72	$1,663,582,743	34.3%	33.9%	42.5%	0.0%	34.4%
Retail	87	$1,251,598,356	25.8%	33.9%	28.6%	0.0%	23.1%
Multifamily	66	$934,408,937	19.2%	17.3%	1.0%	99.4%	19.9%
Industrial	45	$419,818,268	8.6%	7.7%	11.0%	0.0%	9.0%
Hotel	31	$360,307,697	7.4%	7.1%	9.3%	0.0%	7.5%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	23 groups of mortgage loans, representing approximately 26.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (28.2%, 25.6%, 27.1% and 25.9%), have borrowers related to each other, but the related mortgage loans are not cross-collateralized or cross-defaulted. No group of mortgage loans having borrowers that are related to each other represents more than approximately 6.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this free writing prospectus.

•	5 groups of mortgage loans (comprised of 47 mortgage loans), representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (14.1%, 0.6%, 20.5%, 4.4%), are cross-collateralized and cross-defaulted and have related borrowers.

•	Thirteen (13) mortgage loans, representing approximately 14.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (34.0%, 8.9%, 1.0%, 7.4%), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus. Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this free writing prospectus, the mortgage loans in 5 groups of mortgage loans, comprised of 47 mortgage loans, representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (14.1%, 0.6%, 20.5%, 4.4%), are cross-collateralized and cross-defaulted with each other. These mortgage loans include, among others, those indicated on Annex A-1 to this free writing prospectus as Loan Nos.  7-31, Loan Nos. 36-44, Loan Nos. 56-61, Loan Nos. 114 and 199 and Loan Nos. 138, 144, 168, 230 and 236. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘single-purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness (other than trade payables). These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single-purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus.

With respect to 32 mortgage loans (identified as Loan Nos. 34, 70, 74, 92, 109, 111, 114, 124, 133, 138, 144, 147, 150, 154, 159, 165, 168, 170, 171, 176, 178, 187, 188, 199, 203, 225, 230, 236, 247, 258, 267 and 270 on Annex A-1 to this free writing prospectus, including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus), representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.2%, 9.9%, 6.7%, 9.3%), the related borrowers own the related mortgaged property as tenants-in-common. With respect to 1 mortgage loan (identified as Loan No. 51 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.1%, 0.0%, 0.0%, 0.0%), the related borrower owns an undivided 85% fee interest in the mortgaged property. The remaining 15% interest is owned by an unaffiliated third party, as tenant-in-common, which 15% fee interest is also encumbered by the lien of the mortgage. The related borrower has ground leased the 15% interest from that unaffiliated third party and delivered to the lender a ground lease mortgage which encumbers the related borrower’s interest in the ground lease. As a result, if a borrower that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are single-purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 5 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two or more notes secured by a single mortgage on the related mortgaged property and a single assignment of leases, with the subordinate companion loan not being part of the trust fund. The AB mortgage loans are identified on Annex A-1 to this free writing prospectus as Loan Nos. 33, 51, 73, 97 and 110, representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (17.5%, 1.2%, 0.0%, 0.9%). In each case, one or more senior loans in the related mortgage loan group is an AB mortgage loan, which is included in the trust fund. In each case, at least one other loan in the split loan structure is an AB subordinate companion loan and is not included in the trust fund. However, except with respect to Loan No. 51, the subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under ‘‘—Special Servicer May be Directed to Take Actions’’ below, the holders of each of the subordinate companion loans related to the Discover Mills loan, the Tysons Galleria loan, the Broadstone Sunrise Mountain loan, the Danvers Crossing loan and the Radisson Plaza Hotel-Rochester loan will have the right, under certain conditions, (i) to direct, consent to or provide advice with respect to certain actions proposed to be taken by the applicable master servicer or the special servicer, as applicable, with respect to the related senior loan or mortgaged property and (ii) to make cure payments on the related senior loan.

In addition to the AB mortgage loans, the 131 South Dearborn loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), with a principal balance as of the cut-off date of $236,000,000, representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the 131 South Dearborn loan, which is included in the trust. The second of these mortgage loans, the 131 South Dearborn pari passu companion loan, is not included in the trust. The 131 South Dearborn pari passu companion loan has an outstanding principal balance as of the cut-off date of $236,000,000. The related intercreditor agreement provides that the holder of the 131 South Dearborn pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the 131 South Dearborn pari passu companion loan. The 131 South Dearborn pari passu companion loan will be always pari passu in right of payment with the 131 South Dearborn loan. See ‘‘Description of the Mortgage Pool—The 131 South Dearborn Whole Loan’’ in this free writing prospectus.

In addition to the AB mortgage loans and the 131 South Dearborn loan, the Merchandise Mart loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 3.6% of the aggregate principal balance of the mortgage loans in the trust (approximately 5.9% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Merchandise Mart loan, which is included in the trust. The second of these mortgage loans, the Merchandise Mart pari passu companion loan, is held by an unrelated third party and is anticipated to be included in a future securitization. The Merchandise Mart pari passu companion loan has an outstanding principal balance as of the cut-off date of $175,000,000. The Merchandise Mart loan and the Merchandise Mart pari passu companion loan will be serviced in accordance with the pooling and servicing agreement. The related intercreditor agreement provides that the holder of the Merchandise Mart pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Merchandise Mart pari passu companion loan. The Merchandise Mart pari passu companion loan will be always pari passu in right of payment with the Merchandise Mart loan. See ‘‘Description of the Mortgage Pool—The Merchandise Mart Whole Loan’’ in this free writing prospectus.

In addition to the AB mortgage loans, the 131 South Dearborn loan and the Merchandise Mart loan, the Bank of America Plaza loan (identified as Loan No. 34 on Annex A-1 to this free writing prospectus), representing approximately 2.1% of the aggregate principal balance of the mortgage loans in the trust (approximately 3.4% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged properties as one companion loan, referred to in this free writing prospectus as the Bank of America Plaza pari passu companion loan, which is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC17. See ‘‘Description of the Mortgage Pool—The Bank of America Plaza Whole Loan’’ in this free writing prospectus.

The Tysons Galleria loan (identified as Loan No. 51 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), is one of three mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property, in which (i) one companion loan, referred to in this free writing prospectus as the Tysons Galleria pari passu companion loan, is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 and is pari passu in right of payment to the Tysons Galleria loan, and is not part of the trust and (ii) one companion loan, referred to in this free writing prospectus as the Tysons Galleria subordinate companion loan, is subordinate in right of payment to both the Tysons Galleria loan and the Tysons Galleria pari passu companion loan. The first of these mortgage loans is the Tysons Galleria loan, which is included in the trust. The second of these mortgage loans, the Tysons Galleria pari passu companion loan, is not included in the trust and has an outstanding principal balance as of the cut-off date of $173,500,000. The third of these mortgage loans is a subordinate companion loan, is not included in the trust and has an outstanding principal balance as of the cut-off date of $31,500,000. See ‘‘Description of the Mortgage Pool— The Tysons Galleria Whole Loan’’ in this free writing prospectus.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan. In addition, the holders of certain of the AB subordinate companion loans will have the right to approve certain modifications to the related senior loans under certain circumstances. Furthermore, the holder of the Tysons Galleria subordinate companion loan will have the right to make cure payments on the Tysons Galleria loan if such loan is in default. In exercising such rights, the holder of the AB subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this free writing prospectus. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this free writing prospectus.

Although the 131 South Dearborn pari passu companion loan, the Merchandise Mart pari passu companion loan, the Bank of America Plaza pari passu companion loan, the Tysons Galleria pari passu companion loan and each AB subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the 131 South Dearborn loan, the Merchandise Mart loan, the Bank of America Plaza loan, the Tysons Galleria loan or the AB mortgage loans or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable), and the subordinate obligations upon the maturity of those mortgage loans.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt,’’ ‘‘—AB Mortgage Loan Groups,’’ ‘‘—The 131 South Dearborn Whole Loan,’’ ‘‘—The Merchandise Mart Whole Loan,’’ ‘‘—The Bank of America Plaza Whole Loan,’’ and ‘‘—The Tysons Galleria Whole Loan’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans have incurred or may incur in the future secured, subordinate debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt—Unsecured Subordinate Indebtedness’’ in this free writing prospectus for a description of certain permitted additional debt. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘—The Borrower’s Form of Entity May Cause Special Risks’’ above. 20 mortgage loans (identified as Loan Nos. 2, 3, 6, 33, 34, 50, 51, 53, 73, 76, 97, 109, 110, 116, 153, 162, 237, 238, 268 and 278 on Annex A-1 to this free writing prospectus), representing approximately 24.0% of the aggregate principal balance of the pool of mortgage loan, as of the cut-off date (18.1%, 30.4%, 7.5%, 26.0%), have some form of existing additional indebtedness including, without limitation, additional secured indebtedness, mezzanine indebtedness or pari passu indebtedness.

77 mortgage loans (identified as Loan Nos. 1, 7-32, 33, 47, 48, 51, 52, 53, 54, 65, 67, 68, 69, 70, 72, 74, 76, 79, 82, 83, 88, 91, 93, 107, 116, 127, 135, 138, 140, 143, 144, 146, 149, 151, 157, 168, 171, 181, 189, 202, 205, 215, 217, 227, 230, 235, 236, 238, 242, 250, 252 and 269 on Annex A-1 to this free writing prospectus) representing approximately 34.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (67.7%, 14.8%, 62.1%, 23.9%), have some form of specifically permitted additional indebtedness, including without limitation, additional secured indebtedness, permitted mezzanine indebtedness or future pari passu indebtedness. For a specific definition of the additional indebtedness, see ‘‘Description of the Mortgage Pool—Additional Debt,’’ in this free writing prospectus.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers or an affiliate of such owner and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that substantially all of the mortgage loans are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 84 mortgage loans, representing approximately 20.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.3%, 28.3%, 18.0%, 26.3%), which pay interest-only for the first 12 to 60 months of their respective terms and 81 mortgage loans, representing approximately 63.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (92.6%, 53.1%, 57.6%, 54.0%), which pay interest-only until their maturity dates.

The applicable mortgage loan sellers have informed us that 212 of the mortgage loans, representing approximately 73.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 97.4%, 98.1%, 97.5%), mature in the year 2016.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily, manufactured housing community and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, because the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 33 mortgage loans, representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.0%, 5.6%, 0.0%, 4.5%), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. For example, with respect to 12 mortgage loans, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.9%, 1.2%, 0.0%, 1.0%), the related mortgaged properties are leased to single tenants under leases that will expire within 12 months after the related maturity dates. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See ‘‘—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates of those mortgage loans. See Annex A-1 to this free writing prospectus for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Additionally mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. In addition, with respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant although the rent being paid by the sublessee is lower.

The mortgaged properties related to many of the mortgage loans will experience substantial (50.0% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus. Also, certain properties have tenants who have leases on a month-to-month basis. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark. Also, certain properties may require tenants to pay rent only during certain months of the year.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘—Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to 28 mortgage loans (identified as Loan Nos. 5, 7-32 and 51 on Annex A-1 to this free writing prospectus), representing approximately 11.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (30.0%, 6.6%, 0.0%, 5.3%), the related borrowers are permitted to substitute properties (or portions of the mortgaged properties) of like kind and quality or substantially similar use for the mortgaged properties (or portions of the mortgaged properties) currently securing the related mortgage loans or letters of credit. As a result, it is possible that the mortgaged properties (or portions thereof) that secure those mortgage loans as of the cut-off date may not secure the related mortgage loans for their entire term. Any substitution of a mortgaged property will require the borrower to meet certain conditions, including, in most cases, debt service coverage tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10.0% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Office Properties Have Special Risks

72 of the mortgaged properties, representing approximately 34.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (33.9%, 42.5%, 0.0%, 34.4%), are office properties.

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Retail Properties Have Special Risks

87 of the mortgaged properties, representing approximately 25.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (33.9%, 28.6%, 0.0%, 23.1%), are retail properties.

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

60 of the mortgaged properties, securing mortgage loans representing approximately 22.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (31.8%, 24.2%, 0.0%, 19.5%), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ 6 of the mortgaged properties, securing mortgage loans representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.3%, 0.8%, 0.0%, 0.6%), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored’’ 21 of the mortgaged properties, securing mortgage loans representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.8%, 3.6%, 0.0%, 2.9%), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space would be occupied or that the related mortgaged property would not suffer adverse economic consequences if any anchor tenant failed to renew its lease. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties, including, for example, the mortgaged property securing 7 mortgage loans (identified as Loan Nos. 33, 35, 55, 66, 96, 121 and 196 on Annex A-1 to this free writing prospectus), representing approximately 6.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11.1%, 6.4%, 0.0%, 5.2%), have a movie theater as part or all of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

Multifamily Properties Have Special Risks

66 of the mortgaged properties, representing approximately 19.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (17.3%, 1.0%, 99.4%, 19.9%), are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state unfair and deceptive practices acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus) representing approximately 7.7% of the Initial Pool Balance (0.0%, 0.0%, 53.8%, 10.3%), of the 215 units in the apartment building, 119 units are subject to New York City rent control laws and 22 units are subject to rent stabilization laws.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Hurricanes May Cause Extensive Damage to Coastal Areas’’ in this free writing prospectus.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Industrial Properties Have Special Risks

45 of the mortgaged properties, representing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (7.7%, 11.1%, 0.0%, 9.0%) are industrial properties. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Risks Associated With Refrigerated Distribution/Warehouse Facilities. With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 4.0% of the aggregate principal of the pool of mortgage loans as of the cut-off date (0.0%, 6.6%, 0.0%, 5.3%), the related mortgaged properties consist of refrigerated distribution/warehouse facilities (‘‘cold storage facilities’’). Significant factors determining the value of such cold storage facilities are the quality and mix of tenants, building design and the location of the property. Since tenants frequently incur transportation costs which are significantly greater than warehousing costs, location is a major factor. A cold storage facility requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. In certain locations, tenants depend upon shipping products in pooled shipments with products of other tenants going to the same markets. In these cases, the mix of tenants in a cold storage facility can significantly influence the cost of delivering products to markets.

Cold storage facilities are often located near or adjacent to tenants’ processing facilities and in such cases, a majority of and, in some cases, the entire property is devoted to the use of a single tenant or a small number of major tenants commodities. An interruption or reduction in the business received by such properties from such tenants or a reduction in demand for such commodities could result in a decrease in the sales and overall profitability at cold storage facilities. Cold storage facilities may be adversely affected by reduced demand for cold storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Aspects of building site design and adaptability affect the value of a cold storage facility. Site characteristics which are valuable to such a property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility’s revenues and operating expenses.

Hotel Properties Have Special Risks

31 of the mortgaged properties, representing approximately 7.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (7.1%, 9.3%, 0.0%, 7.5%), are hotel properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Most of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Self Storage Properties Have Special Risks

14 of the mortgaged properties, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (0.0%, 1.4%, 0.0%, 1.1%), are self storage properties.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Risks Relating to Certain Assistance Programs

With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program.

Certain of the mortgaged properties are secured by mortgage loans that are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain governmental programs such as Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, 1 mortgaged property securing a mortgage loan (identified as Loan No. 167, on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.5%, 0.0%, 0.0%, 0.0%), which is part of a condominium regime, may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space or other performing arts space would not easily be converted to other uses due to the unique construction requirements of such theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’, ‘‘—Self Storage Properties Have Special Risks’’ and ‘‘—Manufactured Housing Community Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property or a portion of the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. The related borrower’s interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

3 mortgaged properties securing mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 2.2%,

0.0%, 1.8%), are secured by a first mortgage lien on a leasehold interest under a ground lease on the related mortgaged property, but not by any mortgage lien on the corresponding fee interest. In addition, 4 mortgaged properties, securing mortgage loans representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.7%, 0.5%, 0.0%, 0.4%), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold was to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both ‘‘as stabilized’’ and ‘‘as-is’’ values although the appraised value reflected herein with respect to the related mortgaged property may reflect only the ‘‘as-stabilized’’ value. In certain cases, appraisals may reflect only ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, in the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 7.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 0.0%, 53.8%, 10.3%), the value of the related mortgaged property is based on the building being converted to a condominium; however, the building is currently a rental property in which 145 of the 215 units are subject to rent control or rent stabilization laws. For example, with respect to 3 mortgage loans (identified as Loan Nos. 100, 107 and 180 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 1.3%, 0.0%, 1.0%), the appraised value represented is the ‘‘as-stabilized’’ value and the related loan-to-value ratio is based on the ‘‘as-stabilized’’ value. Additionally, with respect to 1 mortgage loan (identified as Loan No. 137 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 0.0%, 1.2%, 0.2%), the appraised value represented is the ‘‘as-repaired’’ value and the related loan-to-value ratio is based on the ‘‘as-repaired’’ value. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Risks Relating to Underwritten Net Cash Flow

As described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders.

In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

The debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ for a discussion of the assumptions used in determining net cash flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, net cash flow. In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 7.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 0.0%, 53.8%, 10.3%), the debt service coverage ratio was calculated assuming that the rent-controlled and rent-stabilized units in the mortgaged property are turned over to unregulated units at a certain date over the term of the mortgage loan. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—The Belnord’’ in this free writing prospectus.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this free writing prospectus.

Notwithstanding the foregoing, the applicable master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the applicable master servicer, the special servicer or any of their respective affiliates holds Series 2006-LDP9 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-LDP9 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the applicable master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. For example, with respect to one mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 5.9% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), the interests in the related borrowers secure $300,000,000 in mezzanine debt, of which $100,000,000 is held by the related mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters and is the largest tenant at the mortgaged property securing the second largest loan, the 131 South Dearborn loan. IXIS Real Estate Capital Inc. is one of the mortgage loan sellers and is an affiliate of IXIS Securities North America Inc., one of the underwriters. Eurohypo AG, New York Branch is one of the mortgage loan sellers and is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. PNC Bank, National Association is one of the mortgage loan sellers and is an affiliate of Midland Loan Services, Inc., one of the master servicers (including the master servicer of the Corporate Woods Portfolio Loan), and of PNC Capital Markets LLC, one of the underwriters and Midland Loan Services is the largest tenant and PNC Bank is its subtenant, at the mortgaged property securing the Corporate Woods Portfolio Loan.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

8 mortgage loans (identified as Loan Nos. 2, 6, 33, 34, 51, 73, 97 and 110 on Annex A-1 to this free writing prospectus), representing approximately 15.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (17.5%, 18.5%, 0.0%, 15.0%) are each evidenced by one of two or more notes secured by a single mortgage and a single assignment of leases. Each related companion loan, in each case, will not be included as an asset of the trust fund. However, each loan and its companion loan, other than the Tysons Galleria loan, will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan, which includes the Tysons Galleria subordinate companion loan, will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, which may include the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting the related AB mortgage loan and certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related

AB mortgage loan or to purchase the related AB mortgage loan if the AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

None of the Bank of America Plaza pari passu companion loan, the Tysons Galleria pari passu companion loan and the Tysons Galleria subordinate companion loan will be included as assets of the trust fund and such loans will be serviced under pooling and servicing agreements separate from the pooling and servicing agreement under which the Series 2006-LDP9 certificates are issued.

The holder of any companion loan may have interests in conflict with, and its decisions or other actions may adversely affect, the certificateholders.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or, with respect to certain AB mortgage loans, in certain circumstances, the holder of a related AB subordinate companion loan) take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. Each of the directing certificateholder, the operating advisor and the holder of an AB subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder, the operating advisor or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder (or in the case of the Merchandise Mart loan, by the holder of the Merchandise Mart pari passu companion loan (or if the companion loan is in a securitization, the related controlling class representative)) as described in this free writing prospectus. See ‘‘Description of the Mortgage Pool—The Merchandise Mart Whole Loan—The Tysons Galleria Whole Loan’’, ‘‘—AB Mortgage Loan Groups’’, ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties—The Special Servicer’’ in this free writing prospectus.

In addition, the Bank of America Plaza special servicer and Tysons Galleria special servicer under a separate pooling and servicing agreement that governs the servicing of the applicable loan and the related companion loan may, at the direction of the Bank of America Plaza controlling class representative and the holder of the Tysons Galleria subordinate companion loan, take actions with respect to the applicable mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus. The Bank of America Plaza controlling class representative and the holder of the Tysons Galleria subordinate companion loan will exercise their rights pursuant to the separate pooling and servicing agreements pursuant to which those mortgage loans and the related companion loans are serviced. The Bank of America Plaza controlling class representative and the holder of the Tysons Galleria may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the Bank of America Plaza controlling class representative and the holder of the Tysons Galleria subordinate companion loan may direct the related special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the related special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. See ‘‘Servicing of the Mortgage Loans—General,’’ ‘‘—The Directing Certificateholder’’ and ‘‘Transaction Parties—The Special Servicer’’ in this free writing prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the applicable master servicer’s or the special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S certificates and the Class A-2SFL and Class A-3SFL regular interests (and correspondingly, the Class A-2SFL and Class A-3SFL certificates) will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, and Class H certificates will be particularly sensitive to prepayments on mortgage loans in loan group R and the yield on the Class A-1S, Class A-2S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S certificates and the Class A-2SFL and Class A-3SFL regular interests will be particularly sensitive to prepayments on mortgage loans in loan group S. With respect to distributions in respect of loan group R, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, and Class A-3 certificates will be particularly sensitive to prepayments on mortgage loans in loan group R-1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group R-2.

In addition, as a result of the allocations of principal and interest distributions with respect to the  mortgage loans in loan group S and loan group R on a loan group by loan group basis, a class of certificates in a particular loan group may not receive complete distributions of principal and interest it would otherwise be entitled to on that distribution date (or may not receive any distributions on that distribution date or at all) notwithstanding that other classes of certificates with lower ratings related to a different loan group receive all amounts they are entitled to on that distribution date or future distribution dates.

The yield on each class of Certificates with a pass-through rate equal to, based on, or limited by the Group R WAC Cap, Group S WAC Cap or Pool WAC Cap could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the Group R WAC Cap, Group S WAC Cap or Pool WAC Cap even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

The Class X certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X certificates is based upon the outstanding certificate balances of certain classes of the other certificates, the yield to maturity on the Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Additionally, the Class X certificates are entitled to a pass-through rate composed of strips from each other Class of certificates (other than the Class A-2SFL, Class A-3SFL, Class R, Class MR and Class LR certificates) and the Class A-2SFL and Class A-3SFL regular interests. However, interest is allocated to the Class X certificates from funds from loan group R and loan group S separately based on the Class X-R distribution amount and the Class X-S distribution amount as described in this free writing prospectus. As a result, distributions on the Class X certificates on any distribution date may have a shortfall as a result of shortfalls in respect of a particular loan group even if certificates with a lower rating may be receiving interest from the other loan group without a shortfall. See ‘‘Descriptions of the Certificates—Distributions’’ and ‘‘Yield and Maturity Considerations—Yield Considerations’’ in this free writing prospectus.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although most of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 25 months. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ for an overview of the open periods. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans— Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the applicable master servicer’s or the special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)    will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)    if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus.

Sensitivity to LIBOR and Yield Considerations

The yield to investors in the Class A-2SFL and Class A-3SFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-2SFL and Class A-3SFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-2SFL and Class A-3SFL certificates.

In addition, because interest payments on the Class A-2SFL and Class A-3SFL certificates may be reduced or the pass-through rate may convert to a fixed rate, in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-2SFL and/or Class A-3SFL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, which are not subject to these interest rate restrictions.

In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on an investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-2SFL and Class A-3SFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contracts and/or, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have this kind of a negative impact. We cannot assure you that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-2SFL and/or Class A-3SFL certificates. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

Risks Relating to the Swap Contracts

The trust will have the benefit of two swap contracts relating to the Class A-2SFL and Class A-3SFL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-2SFL and Class A-3SFL regular interests accrue interest at a fixed rate of interest, the ability of the holders of the Class A-2SFL or Class A-3SFL certificates to obtain the payment of interest at the designated pass-through rates (which payment of interest may be reduced in certain circumstances as described in this free writing prospectus) will depend on payment by the swap counterparty pursuant to the applicable swap contract. See ‘‘Description of the Swap Contracts—The Swap Counterparty’’ in this free writing prospectus.

If the swap counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc., ‘‘A−‘‘ by Fitch, Inc. or ‘‘A–’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause a rating agency trigger event to occur. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-2SFL or Class A-3SFL certificates, as applicable, to enforce the rights of the trust under their respective swap contract as may be permitted by the terms of that swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any proceeds will instead be distributed to the holders of the Class A-2SFL or Class A-3SFL certificates, as applicable. We cannot assure you that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contracts.

During the occurrence of a trigger event and in the event that a replacement swap counterparty is not found, the Class A-2SFL or Class A-3SFL certificate pass-through rate will convert to a fixed interest rate. Any conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-2SFL or Class A-3SFL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-2SFL or Class A-3SFL certificates within the time frame and in advance of the distribution date that DTC requires to modify the payment.

In addition, if the funds allocated to payment of interest distributions on the Class A-2SFL or Class A-3SFL regular interest are insufficient to make all required interest payments on the Class

A-2SFL or Class A-3SFL regular interests, respectively, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the applicable swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-2SFL or Class A-3SFL regular interest, as applicable, had been sufficient to make all required interest payments on the Class A-2SFL or Class A-3SFL regular interest. As a result, the holders of the Class A-2SFL and/or Class A-3SFL certificates, respectively, may experience an interest shortfall. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements —Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the

prospectus. Certain certificates may be sold to affiliates of underwriters and underwriters may retain certain certificates for investment purposes.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool or group of mortgage loans, the pool or group will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority (particularly with respect to the Group R Certificates and the mortgage loans in loan group R and with respect to the Group S Certificates and the mortgage loans in loan group S) are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates (or offered certificates entitled to payments from a particular loan group) is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this free writing prospectus, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-1A or Class X certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans in loan group R will be subordinated with respect to distributions in respect of that loan group to those of the holders of the group R certificates with an earlier sequential designation. Similarly, unless your certificates are Class A-1S, Class A-2S, Class A-2SFL, Class A-3SFL Certificates or Class X Certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans in loan group S will be subordinated with respect to distributions in respect of that loan group to those of the holders of the group S certificates with an earlier sequential designation.

In addition, each class of certificates that is part of the group S certificates will be subordinate to each class of certificates that is part of the group R certificates with respect to distributions in respect of the mortgage loans in loan group R. Similarly, each class of certificates that is part of the group R certificates will be subordinate to each class of certificates that is part of the group S certificates with respect to distributions in respect of the mortgage loans in loan group S.

See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates —Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a lender’s environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. For example, in the case of 1 mortgage loan (identified as Loan No. 121 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), part of the related mortgaged property, where a former dry cleaning facility was located, was identified as having chlorinated solvents in the groundwater above the North Carolina Department of the Environmental and Natural Resources (‘‘NCDENR’’) ground water standards. Although that part of the mortgaged property has been accepted into the Dry Cleaning Solvent Cleanup Program, which will cover the cost to investigate and cleanup the contamination up to $1,000,000, if NCDENR requires the borrower to remediate such environmental condition at the mortgaged property, the borrower is required to deposit $200,000 in cash or a $200,000 letter of credit or the lender may sweep 100.0% of cash flow up to $200,000 for remediation until the lender has received a ‘‘No Further Action Letter’’ from NCDENR. In addition, a former tenant at the mortgaged property is listed on the NCDENR Leaking Underground Storage Tank and Spills Databases for the release of kerosene from a 280-gallon underground storage tank associated with an emergency generator used by that tenant at the mortgaged property. Although that tenant has been identified as the responsible party for the release, the lender will hold back $42,500 for testing and potential remediation of the site until it receives a ‘‘No Further Action Letter’’ from NCDENR. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

See ‘‘Transaction Parties—The Sponsors’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10.0% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 14.2%, 11.0%, 2.2%, 0.4 and 0.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 18.6%, 15.5%, 2.0%, 0.7% and 0.1%, respectively, of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date, approximately 4.2%, 3.2%, 1.9%, 0.0% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date and approximately 13.3%, 5.3%, 3.4%, 0.0% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date) by allocated loan amount, are located in California, Texas, Florida, Mississippi and Louisiana, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States

Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

With respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $700,000.

With respect to 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.9% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $400,000.

With respect to 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus) representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut–off date ( 18.1%, 0.0%, 0.0%, 0.0%), terrorism insurance is only required to the extent that such insurance can be purchased in an amount equal to the lesser of (A) the outstanding principal balance of the mortgage loan or (B) the amount of coverage that can be obtained for a premium payment equal to 150% of the cost of a stand alone terrorism policy as of the origination date, as adjusted annually by a percentage equal to the increase in the Consumer Price Index.

With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus) representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 6.6%, 0.0%, 5.3%), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $129,300 for the mortgaged property.

With respect to 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.9% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $1,000,000.

With respect to 25 mortgage loans (identified as Loan Nos. 7-31 on Annex A-1 to this free writing prospectus), representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 14.1% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of amounts that range from $12,000 to $50,000 per applicable mortgaged property.

With respect to 1 mortgage loan (identified as Loan No. 32 on Annex A-1 to this free writing prospectus), representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.8% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $200,000.

With respect to 1 mortgage loan (identified as Loan No. 33 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.1% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of 150% of the annual premiums paid with respect to the borrower’s ‘‘all-risk’’ insurance.

With respect to 1 mortgage loan (identified as Loan No. 34 on Annex A-1 to this free writing prospectus), representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.4% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $425,000.

With respect to 1 mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $134,710.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the applicable master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, sponsors, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment. For example, in the case of 15 mortgage loans (identified as Loan Nos. 36 to 44 and 56 to 61 on Annex A-1 to this free writing prospectus, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date) (0.0%, 0.0%, 16.2%, 3.1%), members of the family-owned real estate concern that ultimately controls the related mortgaged properties have been involved in litigation for 3 years regarding the ownership and control of various properties, including the mortgaged properties securing the mortgage loans. If the eventual outcome of the litigation is adverse to the sponsors of such mortgage loans, the performance of the related mortgaged properties may be adversely affected.

In January 2006, the Mills Corporation (‘‘Mills’’), the sponsor and guarantor of the Discover Mills AB Loan, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11.1%, 0.0%, 0.0%, 0.0%) announced that its financial statements from 2000 to 2004 and the first three quarters of 2005 would be restated to address accounting errors. In March 2006, the Securities and Exchange Commission informed Mills that it opened a formal investigation of Mills’ accounting practices, including its lease accounting, cost capitalization and other areas of Mills’ accounting practices. As a result of the restatement of earnings, in order to solidify Mills’ continued operations, in May 2006, Mills received approximately $2 billion of financing from Goldman Sachs Mortgage Company to satisfy Mills’ existing line of credit, two corporate-level term loans, the repayment of one recourse construction loan and the acquisition of certain construction loans. The remaining funds, of approximately $387 million (before the establishment of an interest reserve escrow), are scheduled to be used for working capital and general corporate purposes. Additionally, Mills has hired Goldman, Sachs & Co. to advise Mills on its strategic alternatives, including a possible sale of all or a part of Mills. There can be no assurance that any restated financial statements will not materially or adversely affect Mills’ financial stability or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of Mills. In addition, there can be no assurance that if litigation were to commence or security holders were to assert claims related to the foregoing or that if Mills were sold to an unaffiliated third-party, such actions would not have a material adverse effect on the Discover Mills AB Loan or the Certificateholders.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors— Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender’s underwriting guidelines. For more information, see ‘‘Transaction Parties—The Sponsors.’’

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Hurricanes May Cause Extensive Damage to Coastal Areas.    In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

 DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of 273 fixed rate mortgage loans secured by 327 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $4,854,254,296 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). The ‘‘Cut-off Date’’ is the due date in December 2006 or, with respect to those mortgage loans that have their first due date after December 2006, the origination date of that mortgage loan. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two primary loan groups (‘‘Loan Group S’’, and ‘‘Loan Group R’’. Loan Group R is deemed to further consist of two distinct loan groups (‘‘Loan Group R-1’’ and ‘‘Loan Group R-2’’) with Loan Group S, Loan Group R, Loan Group R-1 and Loan Group R-2 comprising the four total loan groups (collectively, the ‘‘Loan Groups’’)) for the purpose of principal and interest distributions on the Certificates (as described in this free writing prospectus). Loan Group S will consist of 51 mortgage loans, representing approximately 25.0% of the Initial Pool Balance (the ‘‘Initial Loan Group S Balance’’). Loan Group R-1 will consist of 169 mortgage loans, representing approximately 60.6% of the Initial Pool Balance (the ‘‘Initial Loan Group R-1 Balance’’). Loan Group R-2 will consist of 53 mortgage loans, representing approximately 14.4% of the Initial Pool Balance (the ‘‘Initial Loan Group R-2 Balance’’). Loan Group R will consist of 222 mortgage loans, representing approximately 75.0% of the Initial Pool Balance (the ‘‘Initial Loan Group R Balance’’). Annex A-1 to this free writing prospectus sets forth the Loan Group designation with respect to each mortgage loan.

Unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date Balances, LTV Ratios and DSCRs (i) with respect to the mortgage loans with one or more Subordinate Companion Loans is calculated without regard to the related Subordinate Companion Loans, and with respect to each Whole Loan or AB Mortgage Loan Group with pari passu companion loans, such information, especially as it relates to DSCRs and LTV Ratios, includes the principal balance and debt service payments of the related companion loan and (ii) with respect to mortgage loans with permitted subordinate debt or permitted pari passu debt in the future, particularly as it relates to DSCRs and LTV Ratios, does not include any potential subordinate or pari passu debt. In addition, because the Colony IV Portfolio has 3 mortgage notes with different maturity dates and prepayment lockout periods, secured by 4, 5, and 16 properties, respectively, solely for purposes of the statistical and numerical information presented in this free writing prospectus, it is treated as 25 cross-collateralized and cross-defaulted mortgage loan properties. Whenever percentages are presented in this free writing prospectus in the format (x%, x%, x%, x%), those percentages represent, in order, the approximate percentage the indicated mortgage loans represent as of the Cut-off Date of: (i) the Initial Loan Group S Balance, (ii) the Initial Loan Group R-1 Balance, (iii) the Initial Loan Group R-2 Balance and (iv) the Intitial Loan Group R Balance.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each Mortgage Loan Seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related AB subordinate companion loan, with respect to the 131 South Dearborn Loan, is calculated including the 131 South Dearborn Pari Passu Companion Loan, with respect to the Bank of America Plaza Loan, is calculated including the Bank of America Plaza Pari Passu Companion Loan, with respect to the Merchandise Mart Loan, is calculated including the Merchandise Mart Pari Passu Companion Loan and with respect to the Tysons Galleria Loan, is calculated including the Tysons Galleria Pari Passu Companion Loan but excluding the Tysons Galleria Subordinate Companion Loan.

Each mortgage loan is evidenced by one or more promissory notes (each, a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1)    on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2)    with respect to 3 mortgaged properties securing mortgage loans (identified as Loan Nos. 74, 93 and 99 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 2.2%, 0.0%, 1.8%), on a leasehold estate in one or more commercial properties but not on the corresponding fee interest with respect to such properties;

(3)    with respect to 4 mortgaged properties securing mortgage loans (identified as Loan Nos. 51, 148, 155 and 169 on Annex A-1 to this free writing prospectus), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.7%, 0.5%, 0.0%, 0.4%) on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

On or about December 21, 2006 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., IXIS Real Estate Capital Inc., UBS Real Estate Securities Inc., Eurohypo AG, New York Branch, Nomura Credit & Capital, Inc., PNC Bank, National Association and AIG Mortgage Capital, LLC (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to seven separate mortgage loan purchase agreements (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller (or, with respect to one such Purchase Agreement, among the Depositor, AIG Mortgage Capital, LLC and SOME II, LLC). The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, the applicable Mortgage Loan Seller will be required to remit to Wells Fargo Bank, N.A., as paying agent (in such capacity, the ‘‘Paying Agent’’) an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until February 2007. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were originated in the period between December 2005 and December 2006. One hundred twenty-eight (128) of the mortgage loans, representing approximately 48.8% of the Initial Pool Balance (64.0%, 51.3%, 11.7%, 43.7%), will not have made any scheduled debt service payments as of the related Cut-off Date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Additional Debt

General.    Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The 131 South Dearborn Loan.    The 131 South Dearborn Loan, with a principal balance as of the Cut-off Date of $236,000,000, is part of a split loan structure with the 131 South Dearborn Pari Passu Companion Loan which is pari passu with the 131 South Dearborn Loan and is not included in the trust. See ‘‘—The 131 South Dearborn Whole Loan’’ below.

The Merchandise Mart Loan.    The Merchandise Mart Loan, with a principal balance as of the Cut-off Date of $175,000,000, is part of a split loan structure with the Merchandise Mart Pari Passu Companion Loan which is pari passu with the Merchandise Mart Loan and is not included in the trust. See ‘‘—The Merchandise Mart Whole Loan’’ below.

The Bank of America Plaza Loan.    The Bank of America Plaza Loan, with a principal balance as of the Cut-off Date of $100,000,000, is part of a split loan structure with the Bank of America Plaza Pari Passu Companion Loan which is pari passu with the Bank of America Plaza Loan and is not included in the trust. See ‘‘—The Bank of America Plaza Whole Loan’’ below.

The Tysons Galleria Loan.    The Tysons Galleria Loan, with a principal balance as of the Cut-off Date of $50,000,000, is part of a split loan structure with the Tysons Galleria Pari Passu Companion Loan which is pari passu with the Tysons Galleria Loan and the Tysons Galleria Subordinate Companion Loan, which is subordinate to the Tysons Galleria Loan, each of which are not included in the trust. See ‘‘—The Tysons Galleria Whole Loan’’ below.

AB Mortgage Loans.    5 mortgage loans (each, an ‘‘AB Mortgage Loan’’) (identified as Loan Nos. 33, 51, 73, 97 and 110 on Annex A-1 to this free writing prospectus), representing approximately 5.1% of the Initial Pool Balance (2 mortgage loans in Loan Group R-1, representing approximately 1.2% of the Initial Loan Group R-1 Balance and 3 mortgage loans in Loan Group S representing approximately 17.5% of the Initial Loan Group S balance), are each one or more senior loans in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Group’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan Group is evidenced by one or more separate senior notes and a subordinate note, all of which are secured by a single mortgage instrument on the related Mortgaged Property.

The first such AB Mortgage Loan (the ‘‘Discover Mills Loan’’) (identified as Loan No. 33 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $135,000,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $23,700,000.

The second such AB Mortgage Loan (the ‘‘Tysons Galleria Loan’’) (identified as Loan No. 51 on Annex A-1 to this free writing prospectus) is part of a split loan structure and has a principal balance as of the Cut-off Date of $50,000,000. The Tysons Galleria Pari Passu Companion Loan, which is pari passu with the Tysons Galleria Loan and not included in the trust, has a principal balance as of the Cut-off Date of $173,500,000. The related AB Subordinate Companion Loan, which is not included in the trust, has a principal balance as of the Cut-off Date of $31,500,000. See ‘‘—The Tysons Galleria Whole Loan’’ below.

The third such AB Mortgage Loan (the ‘‘Broadstone Loan’’) (identified as Loan No. 73 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of

$27,000,000. The related AB Subordinate Companion Loan, which is not included in the trust, had an initial principal balance of $2,000,000.

The fourth such AB Mortgage Loan (the ‘‘Danvers Crossing AB Mortgage Loan’’) (identified as Loan No. 97 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $18,875,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,275,000.

The fifth such AB Mortgage Loan (the ‘‘Radisson Plaza Hotel-Rochester Loan’’) identified as Loan No. 110 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off date of $15,000,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,000,000.

The Danvers Crossing AB Mortgage Loan and the Radisson Plaza Hotel-Rochester AB Mortgage Loan are together referred to in this free writing prospectus as the ‘‘Mezz Cap AB Mortgage Loans’’ (and each, individually, a ‘‘Mezz Cap AB Mortgage Loan’’), and the related AB Mortgage Loan Groups are collectively referred to in this free writing prospectus as the ‘‘Mezz Cap Loan Pairs’’ (and each, individually, a ‘‘Mezz Cap Loan Pair’’).

Each of the AB Subordinate Companion Loans, the Merchandise Mart Pari Passu Companion Loans, the 131 South Dearborn Pari Passu Companion Loan, the Bank of America Plaza Pari Passu Companion Loan and the Tysons Galleria Companion Loans are referred to as a ‘‘Companion Loan’’ in this free writing prospectus. The holders of the AB Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan, as described under ‘‘—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ below.

The following table sets forth for each of the AB Mortgage Loans both the DSCR and LTV Ratios taking into account any related pari passu companion loan but without taking into account the related AB Subordinate Companion Loans and the combined DSCR and LTV Ratios taking into account the related AB Subordinate Companion Loan, as applicable.

Mortgage Loan	Loan Group	Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
Discover Mills	S	1.46x	1.21x	64.3%	75.6%
Tysons Galleria	S	1.44x	1.26x	62.1%	70.8%
Broadstone Sunrise Mountain	S	1.37x	1.20x	66.7%	71.6%
Danvers Crossing	R-1	1.20x	1.07x	71.8%	76.6%
Radisson Plaza Hotel-Rochester	R-1	1.37x	1.22x	75.0%	80.0%

Other Secured Subordinate Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	In the case of one mortgage loan (identified as No. 50 on Annex A-1 to this free writing prospectus), representing approximately 1.1% of the Initial Pool Balance (approximately 1.9% of the Initial Loan Group R-1 Balance), the related borrower has two secured and subordinated outstanding loans from certain of its affiliates with the outstanding principal amounts as of the date of origination of the mortgage loan of $29,514,550 and $6,051,770, respectively, each of which loans is also secured by the related mortgaged property and is subject to the subordination and intercreditor agreement between the lender of the mortgage loan included in the trust and the related subordinate lender(s).

•	In the case of one mortgage loan (identified as Loan No. 202, on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.2%, 0.0%, 0.1%), the related borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions in the mortgage loan, including the satisfaction of certain loan-to-value and debt service coverage tests.

•	In the case of one mortgage loan (identified as Loan No. 269 on Annex A-1 to this free writing prospectus), representing approximately 0.04% of the Initial Pool Balance (0.0%, 0.1%, 0.0%, 0.1%), the related borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions in the mortgage loan, including the execution of a subordination and standstill agreement, the satisfaction of certain loan-to-value and debt service coverage tests and rating agency confirmation in writing that the incurrence of such debt will not cause a withdrawal, qualification or downgrade of the Certificates.

•	In the case of 1 mortgage loan (identified as Loan No. 268, on Annex A-1 to this free writing prospectus), representing approximately 0.04% of the Initial Pool Balance (0.0%, 0.0%, 0.3%, 0.1%), the related borrower has incurred secured subordinated indebtedness of $200,000.00, subject to a subordination agreement from the lender.

Other Unsecured Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of 1 mortgage loan (identified as Loan No. 238 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.0%, 0.5%, 0.1%), with existing unsecured indebtedness incurred outside the ordinary course of business.

Mezzanine Debt.    Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, if a borrower does not meet single-purpose entity criteria, those with ownership interests in the borrower may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 4.9% of the Initial Pool Balance (0.0%, 8.0%, 0.0%, 6.5%), two mezzanine loans secured by the owners’ ownership interests in the related borrower and its sole member, with an aggregate principal balance of $50,000,000 as of the date of the origination of the mortgage loan, have been made to the direct and indirect owners of the related borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 4.8% of the Initial Pool Balance (0.0%, 7.9%, 0.0%, 6.4%), a mezzanine loan with an original principal balance of $29,000,000 has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 3.6% of the Initial Pool Balance (0.0%, 5.9%, 0.0%, 4.8%), three individual mezzanine loans with an original aggregate principal amount of $300,000,000, have been made to the owners of the related borrower. Each tranche is in the original principal amount of $100,000,000. The related Mortgage Loan Seller funded 50% of each of the two most senior tranches.

•	In the case of 1 mortgage loan (identified as Loan No. 34 on Annex A-1 to this free writing prospectus), representing approximately 2.1% of the Initial Pool Balance (0.0%, 3.4%, 0.0%, 2.7%), a mezzanine loan with a principal balance of $54,170,915 as of the date of the origination of the related mortgage loan has been made to the member of the related borrower and is secured by the member’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 53 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the Initial Pool Balance (0.0%, 1.5%, 0.0%, 1.2%), a mezzanine loan with an original principal balance of $12,250,000 has been made to the owner of the related borrower by the related mortgagee, secured by such owner’s ownership interests in the borrower. In the event that such mezzanine loan is satisfied, the direct or indirect owners of the borrower are permitted to pledge their direct or indirect ownership interest in the borrower as collateral for additional mezzanine debt.

•	In the case of 1 mortgage loan (identified as Loan No. 73 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance (2.2%, 0.0%, 0.0%, 0.0%), a mezzanine loan, secured by the owners’ ownership interests in the related borrower, in the original principal amount of $6,700,000 has been made to the owner of the related borrower by an affiliate.

•	In the case of 1 mortgage loan (identified as Loan No. 76 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance (0.0%, 0.0%, 3.6%, 0.7%), a mezzanine loan with a principal balance of $2,875,000 as of the date of the origination of the related mortgage loan has been made by the related mortgage seller to the member of the related borrower and is secured by the member’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 109 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (0.0%, 0.0%, 2.2%, 0.4%), a mezzanine loan, secured by the owners’ ownership interests in the related borrower, with a principal balance of $5,384,000 as of the date of the origination of the mortgage loan, has been made by a third party lender to the owner of the related borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 153 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (0.6%, 0.0%, 0.0%, 0.0%), a mezzanine loan with a principal balance of $467,500 as of the date of the origination of the related mortgage loan has been made to the member of the related borrower and is secured by the member’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 162 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (0.0%,

0.0%, 1.0%, 0.2%), a mezzanine loan with a principal balance of $500,000 as of the date of the origination of the related mortgage loan has been made by the related mortgage loan seller to the member of the related borrower and is secured by the member’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 237 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.1%, 0.0%, 0.1%), a mezzanine loan with a principal balance of $250,000 as of the date of the origination of the related mortgage loan has been made by the related mortgage loan seller to the member of the related borrower and is secured by the member’s ownership interests in the borrower.

•	In the case of 63 mortgage loans (identified as Loan Nos. 1, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 48, 51, 52, 53, 67, 68, 69, 70, 72, 74, 76, 79, 82, 83, 91, 93, 107, 135, 138, 140, 143, 144, 146, 149, 151, 168, 171, 181, 189, 202, 215, 217, 227, 230, 235, 236 and 252 on Annex A-1 to this free writing prospectus), representing approximately 24.8% of the Initial Pool Balance (32.2%, 13.0%, 61.7%, 22.3%), the direct or in some cases, indirect owners of the related borrowers are permitted to pledge their direct or indirect ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and satisfaction of specified LTV Ratio and DSCR tests.

•	In addition, in the case of 3 mortgage loans (identified as Loan No. 33, 47 and 51 on Annex A-1 to this free writing prospectus), representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (20.2%, 0.0%, 0.0%, 0.0%), under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interests in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria).

•	In the case of 2 mortgage loans (identified as Loan Nos. 32 and 269 on Annex A-1 to this free writing prospectus), representing approximately 3.0% of the Initial Pool Balance (11.8%, 0.1%, 0.0%, 0.1%), the related borrower may incur secured subordinated indebtedness evidenced by a second lien on the mortgaged property or mezzanine debt in the form of a pledge of the equity interests in the related borrower, subject to the satisfaction of certain predetermined conditions including the execution of a subordination and standstill agreement, the satisfaction of certain loan-to-value and debt service coverage tests and rating agency confirmation in writing that the incurrence of such debt will not cause a withdrawal, qualification or downgrade of the certificates.

•	In the case of one mortgage loan (identified as Loan No. 80 on Annex-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance (0.0%, 0.8%, 0.0%, 0.7%), the sponsor of the related borrower has outstanding a $6,450,000 revolving credit facility with IXIS Real Estate Capital Inc., as lender, secured by, among other things, 100% of the equity interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 157 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.2%, 0.0%, 0.2%), the owner of the borrower is permitted to pledge all of its ownership interests in the borrower to secure payment of a construction loan that an affiliate of such owner of the borrower may obtain from the related mortgage loan seller or an affiliate of such mortgage loan seller, subject to certain conditions specified in the loan documents, including without limitation, delivery of a customary intercreditor agreement wholly satisfactory to the lender.

Unsecured Subordinate Indebtedness.    The applicable Mortgage Loan Seller is aware of the following existing or permitted unsecured debt with respect to each mortgage loan:

•	In the case of 1 mortgage loan (identified as Loan No. 33 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the Initial Pool Balance) (11.1%, 0.0%, 0.0%, 0.0%), the related borrower is permitted to incur unsecured subordinate debt from an affiliate in a principal amount not to exceed $10,000,000, subject to a subordination and standstill agreement in favor of the lender. As of the origination date, the borrower had incurred $10,000,000 in unsecured subordinate debt from an affiliate.

•	In the case of 1 mortgage loan (identified as Loan No. 65 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance (3.2%, 0.0%, 0.0%, 0.0%), the related borrower is permitted to incur unsecured debt from any of its affiliates subject to a loan to value ratio on the outstanding principal balance of the loan and such unsecured debt of not greater than 85% and a subordination and standstill agreement in favor of the lender.

•	In the case of 1 mortgage loan (identified as Loan No. 127 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (0.9%, 0.0%, 0.0%, 0.0%) the related borrower is permitted to incur unsecured debt from any of its members up to a maximum amount of $500,000 subject to a subordination and standstill agreement in favor of the lender.

•	In the case of 1 mortgage loan (identified as Loan No. 136 on Annex A-1 to this free writing prospectus), representing approximately 0.2%, of the Initial Pool Balance (0.0%, 0.3%, 0.0%, 0.2%), the borrower is permitted to incur unsecured subordinate debt subject to LTV Ratio and DSCR tests.

•	In the case of 1 mortgage loan (identified as Loan No. 215 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.1%, 0.0%, 0.1%), the borrower is permitted to incur up to a $250,000 unsecured subordinate debt.

•	In the case of 1 mortgage loan (identified as Loan No. 238 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.0%, 0.5%, 0.1%), the related borrower has incurred an unsecured loan from an affiliate having a principal balance of $253,271 as of the date of origination of the related mortgage loan, which debt is subject to a subordination and standstill agreement in favor of the lender. In addition, the related borrower or its owners are permitted to incur either unsecured debt or debt secured by the owners’ direct or indirect ownership interests in the borrower, subject to satisfaction of LTV and DSCR tests and confirmation from each rating agency that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates.

•	In the case of 1 mortgage loan (identified as Loan No. 278, on Annex A-1 to this free writing prospectus), representing approximately 0.01% of the Initial Pool Balance (0.0%, 0.0%, 0.1%, 0.02%), the related borrower has incurred an unsecured loan having a principal balance of $691,000 as of the date of origination of the related mortgage loan.

In the case of one mortgage loan (identified as Loan No. 240 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.0%,

0.5%, 0.1%), the borrower is permitted to incur unsecured subordinate debt in connection with deferred developer fees provided it is payable only from excess cash flow and all amounts then due under the related loan documents have been paid.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

Preferred Equity.    The applicable Mortgage Loan Seller is not aware that any borrower has issued or is permitted to issue in the future preferred equity in the related borrower with respect to any mortgage loan.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

Future Pari Passu Indebtedness.    The applicable mortgage loan seller is aware of the following pari passu indebtedness permitted in the future:

•	In the case of 25 mortgage loans (identified as Loan Nos. 7-31 on Annex A-1 to this free writing prospectus), representing approximately 3.5% of the Initial Pool Balance (14.1%, 0.0%, 0.0%, 0.0%), permits the borrower to obtain additional debt secured by a lien in the mortgaged property which is pari passu with the lien securing the related mortgage loan; provided that the borrower has made certain capital improvements to the mortgaged property, the mortgaged property has a LTV ratio equal to or less than 60% after considering both the mortgage loan and the additional pari passu debt, such additional loan will not cause the rating agencies to qualify, reduce or withdraw the current ratings assigned to the Certificates and the borrower has met certain other terms and conditions included in the related mortgage loan documents.

•	In the case of 1 mortgage loan (identified as Loan No. 54 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the Initial Pool Balance (3.6%, 0.0%, 0.0%, 0.0%), permits the borrower to obtain additional debt secured by a lien in the mortgaged property which is pari passu with the lien securing the related mortgage loan; provided that the mortgaged property has a LTV ratio equal to or less than 60% after considering both the mortgage loan and the additional pari passu debt, such additional loan will not cause the rating agencies to qualify, reduce or withdraw the current ratings assigned to the Certificates and the borrower has met certain other terms and conditions included in the related mortgage loan documents.

The 131 South Dearborn Whole Loan

The Loans.    1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus) (the ‘‘131 South Dearborn Loan’’), representing approximately 4.9% of the Initial Pool Balance (approximately 8.0% of the Initial Loan Group R-1 Balance), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘131 South Dearborn Mortgaged Property’’). The 131 South Dearborn Loan is evidenced by promissory note A1. The mortgage loan evidenced by promissory note A2 is referred to in this free writing prospectus as the ‘‘131 South Dearborn Pari Passu Companion Loan.’’ The mortgage loan evidenced by promissory note A2 has an outstanding principal balance of $236,000.000. The 131 South Dearborn Pari Passu Companion Loan is not included in the trust. Only the 131 South Dearborn Loan is included in the trust. The 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan are pari passu with each other and are referred to in this free writing prospectus as the ‘‘131 South Dearborn Notes.’’ The 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the ‘‘131 South Dearborn Whole Loan’’ and , together with the Bank of America Plaza Whole Loan, the Merchandise Mart Whole Loan and the Tysons Galleria Whole Loan, individually or collectively as the ‘‘Whole Loan’’.

The holders of the 131 South Dearborn Notes (the ‘‘131 South Dearborn Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each 131 South Dearborn Noteholder (the ‘‘131 South Dearborn Intercreditor Agreement’’). Pursuant to the terms of the 131 South Dearborn Intercreditor Agreement, the 131 South Dearborn Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. The 131 South Dearborn Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 131 South Dearborn Whole Loan will be allocated, on a pro rata and pari passu basis, to the 131 South Dearborn Noteholders.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus, the holder of the 131 South Dearborn Loan (the Directing Certificateholder will be the holder of the 131 South Dearborn Loan for this purpose) will have the right to consult with and advise the applicable Master Servicer and the Special Servicer with respect to the 131 South Dearborn Whole Loan, but will be required to consult with the holder of the 131 South Dearborn Pari Passu Companion Loan with respect to such advice, consent or action. In the event that the Directing Certificateholder and the holder of the 131 South Dearborn Pari Passu Companion Loan disagree, the 131 South Dearborn Intercreditor Agreement provides that the Directing Certificateholder’s decision will be binding upon the holder of the 131 South Dearborn Pari Passu Companion Loan.

Servicing.    The 131 South Dearborn Intercreditor Agreement generally provides that the 131 South Dearborn Whole Loan will be serviced by the applicable Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement. The applicable Master Servicer and Special Servicer will not be required to take any action that is contrary to the terms of the Pooling and Servicing Agreement or applicable law or that violates the Servicing Standard.

Distributions.    Under the terms of the 131 South Dearborn Intercreditor Agreement, any payment (whether principal or interest or prepayment under the 131 South Dearborn Notes, or proceeds relating to the 131 South Dearborn Mortgaged Property (in each case, subject to the rights of the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee and Paying Agent and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

The Merchandise Mart Whole Loan

The Merchandise Mart Loans.    1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus) (the ‘‘Merchandise Mart Loan’’), representing approximately 3.6% of the Initial Pool Balance (approximately 5.9% of the Initial Loan Group R-1 Balance), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Merchandise Mart Mortgaged Property’’). The Merchandise Mart Loan is evidenced by promissory note A-2. The mortgage loan evidenced by promissory note A-1 is referred to in this free writing prospectus as the ‘‘Merchandise Mart Pari Passu Companion Loan.’’ The Merchandise Mart Pari Passu Companion Loan has an outstanding principal balance as of the Cut-off Date of $175,000,000. The Merchandise Mart Pari Passu Companion Loan is not included in the trust. Only the Merchandise Mart Loan is included in the trust. The note A-2 evidencing the Merchandise Mart Loan and the note A-1 evidencing the Merchandise Mart Pari Passu Companion Loan are referred to in this free writing prospectus as the ‘‘Merchandise Mart Notes’’. The Merchandise Mart Loan and the Merchandise Mart Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Merchandise Mart Whole Loan.’’

The Merchandise Mart Pari Passu Companion Loan is owned by Goldman Sachs Commercial Mortgage Capital, L.P. or an affiliate and it is anticipated it will be deposited into a trust fund relating to a future securitization (the ‘‘Merchandise Mart Pari Passu Companion Loan Securitization’’).

For purposes of the information presented in this free writing prospectus with respect to the Merchandise Mart Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Merchandise Mart Loan and the Merchandise Mart Pari Passu Companion Loan.

Distributions.    Pursuant to the Merchandise Mart Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Merchandise Mart Loan and/or the Merchandise Mart Pari Passu Companion Loan (in each case, subject to the rights of the applicable Master Servicer, the Special Servicer and the trustee under the Pooling and Servicing Agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to the Merchandise Mart Pari Passu Companion Loan and any other service providers with respect to the Merchandise Mart Pari Passu Companion Loan) to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Merchandise Mart Loan and the Merchandise Mart Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

Servicing.    The Merchandise Mart Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (the ‘‘Merchandise Mart Intercreditor Agreement’’). The Merchandise Mart Intercreditor Agreement generally provides that the Merchandise Mart Whole Loan will be serviced by the applicable Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement. The applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the actions described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ unless and until it has notified the holder of the Merchandise Mart Loan (the Directing Certificateholder will be the holder of the Merchandise Mart Loan for this purpose) in writing and the Directing Certificateholder has not objected in writing within 10 business days; provided that, in the event that the applicable Master Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Merchandise Mart Loan or the Merchandise Mart Pari Passu Companion Loan (as a collective whole), the applicable Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certficateholder’s response. For additional information, see ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus.

Notwithstanding the above, no advice, direction or objection from or by the Directing Certificateholder may (and the applicable Master Servicer or the Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or the Special Servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the applicable Master Servicer or the Special Servicer, as applicable, to violate any provision of the Merchandise Mart Intercreditor Agreement or the Pooling and Servicing Agreement (including the applicable Master Servicer’s and Special Servicer’s obligation to act in accordance with the Servicing Standards, the related loan documents or applicable law) or result in an adverse REMIC event or an adverse grantor trust event.

Termination of Special Servicer.    The holder of the Merchandise Mart Pari Passu Companion Loan (or its designee under the securitization including such companion loan) will, in lieu of the Directing Certificateholder, be entitled to terminate the Special Servicer with respect to the special servicing of the Merchandise Mart Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Merchandise Mart Intercreditor Agreement. The

appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any class of certificates backed by the Merchandise Mart Pari Passu Companion Loan.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the Merchandise Mart Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the Merchandise Mart Pari Passu Companion Loan. Each option holder specified under ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus will have an option to purchase the Merchandise Mart Loan and the holder of the Merchandise Mart Pari Passu Companion Loan (or its designees) will have an option to purchase the Merchandise Mart Pari Passu Companion Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

The Bank of America Plaza Whole Loan

The Bank of America Plaza Loans.    1 mortgage loan (identified as Loan No. 34 on Annex A-1 to this free writing prospectus) (the ‘‘Bank of America Plaza Loan’’), representing approximately 2.1% of the Initial Pool Balance (approximately 3.4% of the Initial Loan Group R-1 Balance), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Bank of America Plaza Mortgaged Property’’). The Bank of America Plaza Loan is evidenced by promissory note A2. The mortgage loan evidenced by promissory note A1 is referred to in this free writing prospectus as the ‘‘Bank of America Plaza Pari Passu Companion Loan’’. The mortgage loan evidenced by promissory note A2 has an outstanding principal balance of $100,000,000. The Bank of America Plaza Pari Passu Companion Loan is not included in the trust. Only the Bank of America Plaza Loan is included in the trust. The Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan are pari passu with each other and are referred to in this free writing prospectus as the ‘‘Bank of America Plaza Notes.’’ The Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Bank of America Plaza Whole Loan.’’

The holders of the Bank of America Plaza Notes (the ‘‘Bank of America Plaza Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each Bank of America Plaza Noteholder (the ‘‘Bank of America Plaza Intercreditor Agreement’’). Pursuant to the terms of the Bank of America Plaza Intercreditor Agreement, the Bank of America Plaza Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC17 (the ‘‘Bank of America Plaza Pooling and Servicing Agreement’’). The Bank of America Plaza Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Bank of America Plaza Whole Loan will be allocated, on a pro rata and pari passu basis, to the Bank of America Plaza Noteholders.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus, the holder of the Bank of America Plaza Pari Passu Companion Loan (the Directing Certificateholder will be the holder of the Bank of America Plaza Loan for this purpose) will have the right to consult with and advise the Master Servicer and the Special Servicer with respect to the Bank of America Plaza Whole Loan, but will be required to consult with the holder of the Bank of America Plaza Loan with respect to such advice, consent or action. In the event that the Directing Certificateholder and the holder of the Bank of America Plaza Loan disagree, the Bank of America Plaza Intercreditor Agreement provides that the Directing Certificateholder’s decision will be binding upon the holder of the Bank of America Plaza Loan.

Servicing.    The Bank of America Plaza Intercreditor Agreement generally provides that the Bank of America Plaza Whole Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC17.

Distributions.    Under the terms of the Bank of America Plaza Intercreditor Agreement, any payment (whether principal or interest or prepayment under the Bank of America Plaza Notes, or proceeds relating to the Bank of America Plaza Mortgaged Property (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, LaSalle Bank National Association, in its capacity as paying agent and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC17)) will be applied to the Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

The Tysons Galleria Whole Loan

The Tysons Galleria Loans.    1 mortgage loan (identified as Loan No. 51 on Annex A-1 to this free writing prospectus) (the ‘‘Tysons Galleria Loan’’), representing approximately 1.0% of the Initial Pool Balance (approximately 4.1% of the Initial Loan Group S Balance), is part of a split loan structure comprised of three mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Tysons Galleria Mortgaged Property’’). The Tysons Galleria Loan is evidenced by promissory note A-2. The mortgage loan evidenced by promissory note A-1 is referred to in this free writing prospectus as the ‘‘Tysons Galleria Pari Passu Companion Loan.’’ The Tysons Galleria Pari Passu Companion Loan has an outstanding principal balance as of the Cut-off Date of $173,500,000. The note A-2 evidencing Tysons Galleria Loan and the note A-1 evidencing the Tysons Galleria Pari Passu Companion Loan are referred to in this free writing prospectus as the ‘‘Tysons Galleria A Notes’’. The mortgage loan evidenced by promissory note B is referred to in this free writing prospectus as the ‘‘Tysons Galleria Subordinate Companion Loan.’’ The Tysons Galleria Subordinate Companion Loan’s principal balance as of the Cut-off Date is $31,500,000. The Tysons Galleria Subordinate Companion Loan is subordinated in right of payment to the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan. The Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria Subordinate Companion Loan are each referred to in this free writing prospectus as a ‘‘Tysons Galleria Companion Loan.’’ The Tysons Galleria Loan, the Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria Subordinate Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Tysons Galleria Whole Loan.’’

Servicing.    Only the Tysons Galleria Loan is included in the trust. The trust fund relating to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 transaction (the ‘‘Tysons Galleria Transaction’’ and the related trust fund, the ‘‘Tysons Galleria Trust Fund’’) is the holder of the Tysons Galleria Pari Passu Companion Loan. The Tysons Galleria Whole Loan is being serviced under the pooling and servicing agreement relating to the Tysons Galleria Transaction (the ‘‘Tysons Galleria Pooling and Servicing Agreement’’). Accordingly, the master servicer under the Tysons Galleria Pooling and Servicing Agreement (the ‘‘Tysons Galleria Master Servicer’’) will generally remit collections on the Tysons Galleria Loan to or on behalf of the Trust Fund. Although many pooling and servicing agreements relating to rated commercial mortgage-backed securities contain customary provisions regarding servicing, the servicing arrangements under the Tysons Galleria Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement. In that regard, investors should consider that the description of the servicing arrangements with respect to the mortgage loans serviced under the Pooling and Servicing Agreement differ from the servicing arrangements with respect to the Tysons Galleria Loan under the Tysons Galleria Pooling and Servicing Agreement in certain respects, including, but not limited to: (i) Wells Fargo Bank, N.A. is the Tysons Galleria Master Servicer, and J.E. Robert

Company, Inc. is the Tysons Galleria Special Servicer (the ‘‘Tysons Galleria Special Servicer’’); and (ii) the Tysons Galleria Trustee is LaSalle Bank National Association (the ‘‘Tysons Galleria Trustee’’), who will be the mortgagee of record for the Tysons Galleria Loan. The Master Servicer, the Special Servicer, the Trustee or the Paying Agent under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the Tysons Galleria Master Servicer, the Tysons Galleria Special Servicer, the Tysons Galleria Trustee or (b) make servicing advances with respect to the Tysons Galleria Loan.

The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the Tysons Galleria Loan is dependent on its receipt of the corresponding information and/or collections from the Tysons Galleria Master Servicer or the Tysons Galleria Special Servicer. The Master Servicer (or the Trustee, if applicable) will be required to make P&I Advances with respect to the Tysons Galleria Loan, unless (i) the applicable Master Servicer, after receiving the necessary information from the Tysons Galleria Master Servicer, has determined that such Advance would not be recoverable from collections on the Tysons Galleria Loan or (ii) the Tysons Galleria Master Servicer has made a similar determination with respect to an advance on the related Companion Loan. The Tysons Galleria Master Servicer is obligated to make servicing advances with respect to the Tysons Galleria Whole Loan. If the Tysons Galleria Master Servicer determines that a servicing advance it made with respect to the Tysons Galleria Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Tysons Galleria Subordinate Companion Loan up to the full principal amount thereof, then from the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all mortgage loans and with respect to the Tysons Galleria Pari Passu Companion Loan, from general collections of the trust created under the Tysons Galleria Pooling and Servicing Agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

If (i) an event of default under the Tysons Galleria Pooling and Servicing Agreement occurs and is continuing with respect to the Tysons Galleria Master Servicer that materially and adversely affects only the Tysons Galleria Loan, (ii) the Tysons Galleria Master Servicer fails to make any payment on the Tysons Galleria Loan when required under the terms of the Tysons Galleria Pooling and Agreement, which failure is not cured within one business day or (iii) any qualification, downgrade or withdrawal by any Rating Agency of any class of Certificates occurs solely as a result of an action of the Tysons Galleria Master Servicer, then the Tysons Galleria Master Servicer may not be terminated but the Trustee, acting at the direction of the Directing Certificateholder, will be entitled to direct the Trustee to require the Tysons Galleria Master Servicer to appoint a sub-servicer solely with respect to the Tysons Galleria Whole Loan (or if the related Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). A replacement sub-servicer shall be selected jointly by the Directing Certificateholder and the controlling class representative of the Tysons Galleria Trust Fund; provided that if the Directing Certificateholder and the controlling class representative under the Tysons Galleria Trust Fund are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the controlling class representative of the Tysons Galleria Trust Fund. Any appointment (or replacement) of a sub-servicer in accordance with this paragraph will be subject to the receipt of a Rating Agency confirmation with respect to the Certificates and any class of certificates backed by the Tysons Galleria Pari Passu Companion Loan.

For purposes of the information presented in this free writing prospectus with respect to the Tysons Galleria Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan.

Tysons Galleria A Notes Intercreditor Agreement.    The holders of the Tysons Galleria A Notes (the ‘‘Tysons Galleria Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each holder of a Tysons Galleria A Note (the ‘‘Tysons Galleria A Notes Intercreditor Agreement’’).

The Tysons Galleria A Notes Intercreditor Agreement provides that:

•	the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the Tysons Galleria Loan and/or the Tysons Galleria Pari Passu Companion Loan (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the Tysons Galleria Pooling and Servicing Agreement (and the applicable Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement) to payments and reimbursements pursuant to and in accordance with the terms of the Tysons Galleria Pooling and Servicing Agreement) will be applied to the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances.

Tysons Galleria AB Intercreditor Agreement.    An intercreditor agreement (the ‘‘Tysons Galleria AB Intercreditor Agreement’’) between the holders of the Tysons Galleria A Notes (collectively, the ‘‘Tysons Galleria Note A Holder’’) and the Tysons Galleria Subordinate Companion Loan (the ‘‘Tysons Galleria Note B Holder’’) sets forth the rights of such noteholders. The Tysons Galleria AB Intercreditor Agreement generally provides that the mortgage loans that comprise the Tysons Galleria Whole Loan will be serviced and administered pursuant to the Tysons Galleria Pooling and Servicing Agreement.

Distributions.    Under the terms of the Tysons Galleria AB Intercreditor Agreement, prior to the occurrence and continuance of a Tysons Galleria Special Event of Default with respect to the Tysons Galleria Whole Loan (or, if such a default has occurred, but the Tysons Galleria Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Tysons Galleria Pooling and Servicing Agreement, payments and proceeds received with respect to the Tysons Galleria Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the Tysons Galleria Note A Holder will receive accrued and unpaid interest on the outstanding principal of the Tysons Galleria A Notes at its interest rate, net of the master servicing fee and the applicable trustee fee;

Second, the Tysons Galleria Note A Holder will receive its pro rata portion of all principal payments, if any, on the Tysons Galleria Whole Loan (based on its respective principal balance);

Third, the Tysons Galleria Note B Holder will receive an amount up to the aggregate amount of all payments made by the Tysons Galleria Note B Holder in connection with the exercise of its cure rights under the Tysons Galleria Intercreditor Agreement and unreimbursed costs and expenses;

Fourth, the Tysons Galleria Note B Holder will receive an amount equal to the accrued and unpaid interest on the outstanding principal of the Tysons Galleria Subordinate Companion Loan at its interest rate, net of the master servicing fee;

Fifth, the Tysons Galleria Subordinate Note B Holder will receive its pro rata portion of all principal payments, if any, on the Tysons Galleria Whole Loan (based on its respective principal balance);

Sixth, the Tysons Galleria Note A Holder will receive an amount equal to a pro rata share of any prepayment premium or other fees received in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria A Notes, if applicable, and their respective principal balances);

Seventh, the Tysons Galleria Note B Holder will receive an amount equal to a pro rata share of any prepayment premium or other fees received in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria Subordinate Companion Loan, if applicable, and its respective principal balance);

Eighth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement, (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent; and

Tenth, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and not otherwise applied in accordance with the foregoing First through Ninth, such amount will be paid to the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder, pro rata (based on their respective initial principal balances).

A ‘‘Tysons Galleria Special Event of Default’’ means with respect to the Tysons Galleria Whole Loan (a) a monetary event of default or (b) a non-monetary event of default with respect to which the Tysons Galleria Whole Loan becomes a Specially Serviced Mortgage Loan (unless the reason the Tysons Galleria Whole Loan has become a Specially Serviced Mortgage Loan is because a material default under the related mortgage loan documents is imminent but has not yet occurred).

Following the occurrence and during the continuance of a Tysons Galleria Special Event of Default (unless the Tysons Galleria Note B Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Tysons Galleria Pooling and Servicing Agreement, payments and proceeds with respect to the Tysons Galleria Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the Tysons Galleria Note A Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, net of the master servicing fee and the applicable trustee fee;

Second, the Tysons Galleria Note A Holder will receive an amount up to its principal balance, until such principal balance has been paid in full;

Third, the Tysons Galleria Note B Holder will receive an amount up to the aggregate amount of all payments made by the Tysons Galleria Note B Holder in connection with the exercise of its cure rights under the Tysons Galleria AB Intercreditor Agreement and unreimbursed costs and expenses;

Fourth, the Tysons Galleria Note B Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, net of the master servicing fee;

Fifth, the Tysons Galleria Note B Holder will receive an amount up to its principal balance, until such principal balance has been paid in full;

Sixth, the Tysons Galleria Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria A Notes and their respective principal balances);

Seventh, the Tysons Galleria Note B Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria Subordinate Companion Loan and its respective principal balance);

Eighth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement, to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Tysons Galleria Whole Loan or the related mortgaged property exceed the amounts required to be applied in accordance with the foregoing clauses First through Ninth, and as a result of a workout, (i) the principal balance of the Tysons Galleria Subordinate Companion Loan has been reduced or (ii) any realized principal loss or additional trust fund expense was allocated to the Tysons Galleria Subordinate Companion Loan, such excess amount will be paid to the Tysons Galleria Note B Holder in an amount up to the amount of the reduction to the Tysons Galleria Subordinate Companion Loan as a result of such workout or realized principal loss or additional trust fund expense; and

Eleventh, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and is not otherwise applied in accordance with the foregoing clauses First through Tenth, such remaining amount will be paid to the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder, pro rata (based on their respective initial principal balances).

The Tysons Galleria Note B Holder has certain rights under the Tysons Galleria Intercreditor Agreement, including, among others, the following:

Consent Rights of the Tysons Galleria Note B Holder.    Unless either a Tysons Galleria Control Appraisal Period exists or the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Tysons Galleria Note B Holder will have the right to direct, provide or withhold consent or provide advice to the applicable Master Servicer or the Special Servicer, as applicable, with respect to the Tysons Galleria Whole Loan. These rights will generally include the right to exercise the rights of the Directing Certificateholder set forth in ‘‘Servicing of the Mortgage Loans—General’’, ‘‘—The Directing Certificateholder’’ and ‘‘—Modifications, Waiver and Amendments’’ in this free writing prospectus as well as certain additional rights relating to, among other things, any release of collateral securing the Tysons Galleria Whole Loan or any release of the related borrower or guarantor; any extension of the maturity date of the Tysons Galleria Whole Loan; any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the related mortgage loan documents with no material discretion by the mortgagee); any workout; the voting on any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower; any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then existing insurance policies (to the extent the mortgagee’s approval is required under the related mortgage loan documents); any sale of the Tysons Galleria Loan other than in connection with the exercise of a fair value purchase option set forth in the ‘‘Servicing of the Mortgage Loans—Realization upon Defaulted Mortgage Loans’’ in this free writing prospectus; any transfer of all or any portion of the related Mortgaged Property or any transfer of any direct or indirect ownership interest in the borrower (except as expressly permitted by the related mortgage loan documents) or any consent to an assignment and assumption of the Tysons Galleria Whole Loan pursuant to the related mortgage loan documents; any acceleration of the Tysons Galleria Whole Loan; any amendment to any single purpose entity provisions of the related mortgage loan documents; any material alteration to the related mortgaged property (to the extent the mortgagee’s consent is required pursuant to the related mortgage loan documents); any approval of the making, material modification or termination of any lease (to the extent the mortgagee’s consent is required pursuant to the related mortgage loan documents); any determination regarding the use or application of condemnation awards or casualty insurance proceeds, to the extent the mortgagee has discretion thereover; any waiver of any guarantor’s obligations under any guaranty or indemnity; and approval of annual budgets and business plans to the extent of any such approval rights in the related mortgage loan documents.

If a Tysons Galleria Control Appraisal Period exists or if the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is the borrower or an affiliate of the borrower, the controlling class representative under the Tysons Galleria Trust Fund, after consultation with the Directing Certificateholder, will be entitled to exercise all of the rights under the Tysons Galleria Pooling and Servicing Agreement with respect to the Tysons Galleria Whole Loan, and the Tysons Galleria Note B Holder will not be entitled to exercise such rights. If the Directing Certificateholder and the controlling class representative under the Tysons Galleria Trust Fund are not able to agree on a course of action that satisfies the servicing standards under the Tysons Galleria Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender’s approval is required) after receipt of a request for consent to any action by the Tysons Galleria Master Servicer or the Tysons Galleria Special Servicer, as applicable, the controlling class representative under the Tysons Galleria Trust Fund will be entitled to direct the Tysons Galleria Master Servicer or the Tysons Galleria Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Tysons Galleria Pooling and Servicing Agreement (including that such action does not violate the servicing standards or another provision of the Tysons Galleria Pooling and Servicing Agreement, the Tysons Galleria Whole Loan or any applicable REMIC provisions of the Code), and the Tysons Galleria Master Servicer or the Tysons Galleria Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standards under the Tysons Galleria Pooling and Servicing Agreement.

A ‘‘Tysons Galleria Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the Tysons Galleria Subordinate Companion Loan, minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Tysons Galleria Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to the Tysons Galleria Subordinate Companion Loan and (iii) any realized principal losses allocated to the Tysons Galleria Subordinate Companion Loan, plus the amount of Tysons Galleria Threshold Event Collateral posted by the Tysons Galleria Note B Holder, is less than 25% of (A) its initial principal balance minus (B) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Tysons Galleria Subordinate Companion Loan.

In addition, the Tysons Galleria Note B Holder is entitled to avoid a Tysons Galleria Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions within 30 business days of its receipt of a third party appraisal that indicates a Tysons Galleria Control Appraisal Period exists: (i) the Tysons Galleria Note B Holder must deliver as a supplement to the appraised value of the related Mortgaged Property, in the amount specified in clause (ii) below, to the Tysons Galleria Master Servicer (in each case together with documentation reasonably acceptable to the Tysons Galleria Master Servicer) cash, government securities, a letter of credit (issued by a bank or other financial institution the long term unsecured debt obligations of which are at least ‘‘A’’ by S&P and ‘‘A2’’ by Moody’s or the short term obligations of which are rated at least ‘‘A-1’’ by S&P and ‘‘P-1’’ by Moody’s) or other instruments meeting Rating Agency criteria as ‘‘eligible investments’’ (the ‘‘Tysons Galleria

Threshold Event Collateral’’), and (ii) the Tysons Galleria Threshold Event Collateral must be in an amount which, when added to the appraised values of the related Mortgaged Property, would cause the Tysons Galleria Control Appraisal Period with respect to the Tysons Galleria Note B Holder to cease to exist.

The Tysons Galleria Master Servicer and the Tysons Galleria Special Servicer are required to ignore and act without regard to any such advice, direction or objection that the Tysons Galleria Master Servicer or the Tysons Galleria Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will require or cause the Tysons Galleria Master Servicer or the Tysons Galleria Special Servicer to violate any provision of the Tysons Galleria AB Intercreditor Agreement, the related mortgage loan documents or the Tysons Galleria Pooling and Servicing Agreement (including any REMIC provisions), including the Tysons Galleria Master Servicer’s or Tysons Galleria Special Servicer’s obligation to act in accordance with the servicing standards under the Tysons Galleria Pooling and Servicing Agreement.

Termination of Special Servicer.    Prior to a Tysons Galleria Control Appraisal Period, provided the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is not the borrower or an affiliate of the borrower, the Tysons Galleria Note B Holder will be entitled to terminate the Tysons Galleria Special Servicer with respect to the special servicing of the Tysons Galleria Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Tysons Galleria Pooling and Servicing Agreement and the Tysons Galleria AB Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any class of certificates backed by the Tysons Galleria Pari Passu Companion Loan. During a Tysons Galleria Control Appraisal Period or if the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is the borrower or an affiliate of the borrower, the controlling class representative under the Tysons Galleria Trust Fund, after consultation with the Directing Certificateholder, will be entitled to exercise this right, and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, the controlling class representative under the Tysons Galleria Trust Fund will be entitled to appoint a replacement special servicer.

Cure Rights.    In the event that the related borrower fails to make any payment of principal or interest on the Tysons Galleria Whole Loan, resulting in a monetary event of default, or the borrower otherwise defaults with respect to Tysons Galleria Whole Loan, the Tysons Galleria Note B Holder will have the right to cure such event of default subject to certain limitations set forth in the Tysons Galleria AB Intercreditor Agreement. The Tysons Galleria Note B Holder will be limited to six cure payments over the life of the Tysons Galleria Whole Loan and no single cure event may exceed three consecutive months. So long as the Tysons Galleria Note B Holder is exercising a cure right, neither the Tysons Galleria Master Servicer nor the Tysons Galleria Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Tysons Galleria Whole Loan to special servicing or otherwise.

Purchase Option.    In the event that (a) any payment of principal or interest on the Tysons Galleria Whole Loan becomes 90 or more days delinquent, (b) the Tysons Galleria Whole Loan has been accelerated, (c) the principal balance of the Tysons Galleria Whole Loan is not paid at maturity, (d) the related borrower files a petition for bankruptcy or (e) the Tysons Galleria Whole Loan becomes a specially serviced mortgage loan (and the Tysons Galleria Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the Tysons Galleria Note B Holder will have an option to purchase the Tysons Galleria Loan from the trust at a price generally equal to the unpaid principal balance of the Tysons Galleria Loan, plus accrued and unpaid interest on such balance, all unreimbursed Advances, together with accrued and unpaid interest on all Advances, and all master servicing fees and special servicing fees and any other amounts payable to the Tysons Galleria Master Servicer or the Tysons Galleria Special Servicer pursuant to the Tysons Galleria Pooling and Servicing Agreement that are allocable to the Tysons

Galleria Loan, together with interest, provided, that no liquidation fee is required to be paid by the Tysons Galleria Note B Holder if such purchase is within the first 90 days of the Tysons Galleria Whole Loan becoming a specially serviced mortgage loan or such purchase is prior to the existence of a Tysons Galleria Control Appraisal Period.

Sale of Defaulted Mortgage Loan.    Under the Tysons Galleria Pooling and Servicing Agreement, if the Tysons Galleria Loan is subject to a fair value purchase option, the Tysons Galleria Special Servicer will be required to determine the purchase price. Each option holder specified under ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus will have an option to purchase the Tysons Galleria Loan (and the option holder of the Tysons Galleria Pari Passu Companion Loan will have an option to purchase the Tysons Galleria Pari Passu Companion Loan), at the purchase price determined by the Tysons Galleria Special Servicer under the Tysons Galleria Pooling and Servicing Agreement.

AB Mortgage Loan Groups

General

Each AB Mortgage Loan is evidenced by the senior of two or more notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two or more notes, will not be part of the trust fund, nor will any related pari passu companion loan.

Each AB Mortgage Loan (and any related pari passu companion loan) and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this free writing prospectus with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan (and any related pari passu companion loan) and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an ‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan (and any related pari passu companion loan). The applicable Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

The AB Mortgage Loan Groups (other than the Tysons Galleria Whole Loan) and the related Mortgaged Properties will be serviced and administered by the applicable Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus, but subject to the terms of the related Intercreditor Agreement to the extent set forth therein. In servicing an AB Mortgage Loan Group, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the Master Servicers and the Special Servicer to take into account the interests of the Certificateholders, the holders of any related pari passu companion loans and the holder of any related AB Subordinate Companion Loans as a collective whole. The applicable Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, each AB Mortgage Loan Group.

For additional information about the Tysons Galleria Loan, see ‘‘—The Tysons Galleria Whole Loan’’ above in this free writing prospectus.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holder of a related Companion Loan will be distributed to such holder net of certain fees and expenses on the related Companion Loan to the extent set forth in the related Intercreditor Agreement.

The Discover Mills AB Loan

The Discover Mills Loans.    1 mortgage loan (identified as Loan No. 33 on Annex A-1 to this free writing prospectus) (the ‘‘Discover Mills Loan’’), representing approximately 2.8% of the Initial Pool Balance (approximately 11.1% of the Initial Loan Group S Balance), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Discover Mills Mortgaged Property’’). The Discover Mills Loan is evidenced by promissory note A. The mortgage loan evidenced by promissory note B is referred to in this free writing prospectus as the ‘‘Discover Mills Subordinate Companion Loan.’’ The Discover Mills Subordinate Companion Loan’s principal balance as of the Cut-off Date is $23,700,000. The Discover Mills Subordinate Companion Loan is subordinated in right of payment to the Discover Mills Loan. The Discover Mills Loan and the Discover Mills Subordinate Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Discover Mills AB Loan.’’

Discover Mills Intercreditor Agreement.    An intercreditor agreement (the ‘‘Discover Mills AB Intercreditor Agreement’’) between the holders of the Discover Mills Loan (the ‘‘Discover Mills Note A Holder’’) and the Discover Mills Subordinate Companion Loan (the ‘‘Discover Mills Note B Holder’’) sets forth the rights of such noteholders. The Discover Mills AB Intercreditor Agreement generally provides that the mortgage loans that comprise the Discover Mills AB Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the Servicing Standards.

Distributions.    Under the terms of the Discover Mills AB Intercreditor Agreement, prior to the occurrence and continuance of a Discover Mills Special Event of Default with respect to the Discover Mills AB Loan (or, if such a default has occurred, but the Discover Mills Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Discover Mills AB Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the Discover Mills Note A Holder will receive accrued and unpaid interest on the outstanding principal of the Discover Mills Loan at its interest rate, net of the master servicing fee and the applicable trustee fee;

Second, the Discover Mills Note A Holder will receive its pro rata portion of all principal payments, if any, on the Discover Mills AB Loan (based on its respective principal balance);

Third, the Discover Mills Note B Holder will receive an amount up to the aggregate amount of all payments made by the Discover Mills Note B Holder in connection with the exercise of its cure rights under the Discover Mills AB Intercreditor Agreement and unreimbursed costs and expenses;

Fourth, the Discover Mills Note B Holder will receive an amount equal to the accrued and unpaid interest on the outstanding principal of the Discover Mills Subordinate Companion Loan at its interest rate, net of the master servicing fee;

Fifth, the Discover Mills Subordinate Note B Holder will receive its pro rata portion of all principal payments, if any, on the Discover Mills AB Loan (based on its respective principal balance);

Sixth, the Discover Mills Note A Holder will receive an amount equal to a pro rata share of any prepayment premium or other fees received in respect of the Discover Mills AB Loan (taking into account the interest rate of the Discover Mills Loan, if applicable, and its respective principal balance);

Seventh, the Discover Mills Note B Holder will receive an amount equal to a pro rata share of any prepayment premium or other fees received in respect of the Discover Mills AB Loan (taking into account the interest rate of the Discover Mills Subordinate Companion Loan, if applicable, and its respective principal balance);

Eighth, the Discover Mills Note A Holder and the Discover Mills Note B Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Discover Mills Note A Holder and the Discover Mills Note B Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement, (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent; and

Tenth, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and not otherwise applied in accordance with the foregoing First through Ninth, such amount will be paid to the Discover Mills Note A Holder and the Discover Mills Note B Holder, pro rata (based on their respective initial principal balances).

A ‘‘Discover Mills Special Event of Default’’ means with respect to the Discover Mills AB Loan (a) a monetary event of default or (b) a non-monetary event of default with respect to which the Discover Mills AB Loan becomes a Specially Serviced Mortgage Loan (unless the reason the Discover Mills AB Loan has become a Specially Serviced Mortgage Loan is because a material default under the related mortgage loan documents is imminent but has not yet occurred).

Following the occurrence and during the continuance of a Discover Mills Special Event of Default (unless the Discover Mills Note B Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the Discover Mills AB Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the Discover Mills Note A Holder will receive accrued and unpaid interest on the outstanding principal balance of the Discover Mills Loan at its interest rate, net of the master servicing fee and the applicable trustee fee;

Second, the Discover Mills Note A Holder will receive an amount up to the principal balance of the Discover Mills Loan, until such principal balance has been paid in full;

Third, the Discover Mills Note B Holder will receive an amount up to the aggregate amount of all payments made by the Discover Mills Note B Holder in connection with the exercise of its cure rights under the Discover Mills AB Intercreditor Agreement and unreimbursed costs and expenses;

Fourth, the Discover Mills Note B Holder will receive accrued and unpaid interest on the outstanding principal balance of the Discover Mills Subordinate Companion Loan at its interest rate, net of the master servicing fee;

Fifth, the Discover Mills Note B Holder will receive an amount up to the principal balance of the Discover Mills Subordinate Companion Loan, until such principal balance has been paid in full;

Sixth, the Discover Mills Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Discover Mills AB Loan (taking into account the interest rate of the Discover Mills Loan and its respective principal balance);

Seventh, the Discover Mills Note B Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Discover Mills AB Loan (taking into account the interest rate of the Discover Mills Subordinate Companion Loan and its respective principal balance);

Eighth, the Discover Mills Note A Holder and the Discover Mills Note B Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Discover Mills Note A Holder and the Discover Mills Note B Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement, to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Discover Mills AB Loan or the related mortgaged property exceed the amounts required to be applied in accordance with the foregoing clauses First through Ninth, and as a result of a workout, (i) the principal balance of the Discover Mills Subordinate Companion Loan has been reduced or (ii) any realized principal loss or additional trust fund expense was allocated to the Discover Mills Subordinate Companion Loan, such excess amount will be paid to the Discover Mills Note B Holder in an amount up to the amount of the reduction to the Discover Mills Subordinate Companion Loan as a result of such workout or realized principal loss or additional trust fund expense; and

Eleventh, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and is not otherwise applied in accordance with the foregoing clauses First through Tenth, such remaining amount will be paid to the Discover Mills Note A Holder and the Discover Mills Note B Holder, pro rata (based on their respective initial principal balances).

The Discover Mills Note B Holder has certain rights under the Discover Mills AB Intercreditor Agreement, including, among others, the following:

Consent Rights of the Discover Mills Note B Holder. Unless either a Discover Mills Control Appraisal Period exists or the holder of more than 50% of the principal balance of the Discover Mills Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Discover Mills Note B Holder will have the right to direct, provide or withhold consent or provide advice to the applicable Master Servicer or the Special Servicer, as applicable, with respect to the Discover Mills AB Loan. These rights will generally include the right to exercise the rights of the Directing Certificateholder set forth in ‘‘Servicing of the Mortgage Loans—General’’, ‘‘—The Directing Certificateholder’’ and ‘‘—Modifications, Waiver and Amendments’’ in this free writing prospectus as well as certain additional rights relating to, among other things, any release of collateral securing the Discover Mills AB Loan or any release of the related borrower or guarantor; any extension of the maturity date of the Discover Mills AB Loan; any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the related mortgage loan documents with no material discretion by the mortgagee); any workout; the voting on any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower; any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then existing insurance policies (to the extent the mortgagee’s approval is required under the related mortgage loan documents); any sale of the Discover Mills Loan other than in connection with the exercise of a fair value purchase option set forth in the ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus; any transfer of all or any portion of the related Mortgaged Property or any transfer of any direct or indirect ownership interest in the borrower (except as expressly permitted by the related mortgage loan documents) or any consent to an assignment and assumption of the Discover Mills AB Loan pursuant to the related mortgage loan documents; any acceleration of the Discover Mills AB Loan; any amendment to any single purpose entity provisions of the related mortgage loan documents; any material alteration to the related mortgaged property (to the extent the mortgagee’s consent is required pursuant to the related mortgage loan documents); any approval of the making, material modification or termination of any lease (to the extent the mortgagee’s consent is required pursuant to the related mortgage loan documents); any determination regarding the use or application of condemnation awards or casualty insurance proceeds, to the extent the mortgagee has discretion thereover; any waiver of any guarantor’s obligations under any guaranty or indemnity; and approval of annual budgets and business plans to the extent of any such approval rights in the related mortgage loan documents.

If a Discover Mills Control Appraisal Period exists or if the holder of more than 50% of the principal balance of the Discover Mills Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Directing Certificateholder will be entitled to exercise all of the rights under the Pooling and Servicing Agreement with respect to the Discover Mills AB Loan, and the Discover Mills Note B Holder will not be entitled to exercise such rights.

A ‘‘Discover Mills Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the Discover Mills Subordinate Companion Loan, minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Discover Mills Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to the Discover Mills Subordinate Companion Loan and (iii) any realized principal losses allocated to the Discover Mills Subordinate Companion Loan, plus the amount of Discover Mills Threshold Event Collateral posted by the Discover Mills Note B Holder, is less than 25% of (A) its initial principal balance minus (B) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Discover Mills Subordinate Companion Loan.

In addition, the Discover Mills Note B Holder is entitled to avoid a Discover Mills Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions within 30 business days of its receipt of a third party appraisal that indicates a Discover Mills Control Appraisal Period exists: (i) the Discover Mills Note B Holder must deliver as a supplement to the appraised value of the related Mortgaged Property, in the amount specified in clause (ii) below, to the applicable Master Servicer (in each case together with documentation reasonably acceptable to the applicable Master Servicer) cash, government securities, a letter of credit (issued by a bank or other financial institution the long term unsecured debt obligations of which are at least ‘‘A’’ by S&P and ‘‘A2’’ by Moody’s or the short term obligations of which are rated at least ‘‘A-1’’ by S&P and ‘‘P-1’’ by Moody’s) or other instruments meeting Rating Agency criteria as ‘‘eligible investments’’ (the ‘‘Discover Mills Threshold Event Collateral’’), and (ii) the Discover Mills Threshold Event Collateral must be in an amount which, when added to the appraised values of the related Mortgaged Property, would cause the Discover Mills Control Appraisal Period with respect to the Discover Mills Note B Holder to cease to exist.

The applicable Master Servicer and the Special Servicer are required to ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will require or cause the applicable Master Servicer or the Special Servicer to violate any provision of the Discover Mills AB Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including the applicable Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standards.

Termination of Special Servicer.    Prior to a Discover Mills Control Appraisal Period, provided the holder of more than 50% of the principal balance of the Discover Mills Subordinate Companion Loan is not the borrower or an affiliate of the borrower, the Discover Mills Note B Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the Discover Mills AB Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Discover Mills AB Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates. During a Discover Mills Control Appraisal Period or if the holder of more than 50% of the principal balance of the Discover Mills Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Directing Certificateholder will be entitled to exercise this right.

Cure Rights.    In the event that the related borrower fails to make any payment of principal or interest on the Discover Mills AB Loan, resulting in a monetary event of default, or the borrower otherwise defaults with respect to Discover Mills AB Loan, the Discover Mills Note B Holder will have the right to cure such event of default subject to certain limitations set forth in the Discover Mills AB Intercreditor Agreement. The Discover Mills Note B Holder will be limited to six cure payments over the life of the Discover Mills AB Loan and no single cure event may exceed three consecutive months. So long as the Discover Mills Note B Holder is exercising a cure right, neither the applicable Master Servicer nor the Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Discover Mills AB Loan to special servicing or otherwise.

Purchase Option.    In the event that (a) any payment of principal or interest on the Discover Mills AB Loan becomes 90 or more days delinquent, (b) the Discover Mills AB Loan has been accelerated, (c) the principal balance of the Discover Mills AB Loan is not paid at maturity, (d) the related borrower files a petition for bankruptcy or (e) the Discover Mills AB Loan becomes a Specially Serviced Mortgage Loan (and the Discover Mills AB Loan is either in default or a default with respect thereto is reasonably foreseeable), the Discover Mills Note B Holder will have an option to purchase the Discover Mills Loan from the trust fund at a price generally equal to the unpaid principal balance of the Discover Mills Loan, plus accrued and unpaid interest on such balance, all unreimbursed Advances, together with accrued and unpaid interest on all Advances, and all master servicing fees and special servicing fees and any other amounts payable to the applicable Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement that are allocable to the Discover Mills Loan, together with interest, provided, that no Liquidation Fee is required to be paid by the Discover Mills Note B Holder if such purchase is within the first 90 days of the Discover Mills AB Loan becoming a Specially Serviced Mortgage Loan or such purchase is prior to the existence of a Discover Mills Control Appraisal Period.

The Broadstone AB Loan

The Broadstone AB Loan.    1 mortgage loan (identified as Loan No. 73 on Annex A-1 to this free writing prospectus) (the ‘‘Broadstone Loan’’), representing approximately 0.6% of the Initial Pool Balance (approximately 2.2% of the Initial Loan Group S Balance), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Broadstone Mortgaged Property’’). The Broadstone Loan is evidenced by promissory note A with an outstanding principal balance as of the Cut-off Date of $27,000,000. The mortgage loan evidenced by promissory note B is referred to in this free writing prospectus as the ‘‘Broadstone Note B.’’ The Broadstone Note B has an outstanding principal balance as of the Cut-off Date of $2,000,000. The Broadstone Loan and the Broadstone Note B are collectively referred to in this free writing prospectus as the ‘‘Broadstone AB Loan.’’

Broadstone Intercreditor Agreement.    An intercreditor agreement (the ‘‘Broadstone Intercreditor Agreement’’) between the holders of the Broadstone Loan and the Broadstone Note B (the ‘‘Broadstone Note A Holder’’ and the ‘‘Broadstone Note B Holder’’, respectively) sets forth the rights of such noteholders. The Broadstone Intercreditor Agreement generally provides that the mortgage loans that comprise the Broadstone AB Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the Servicing Standards.

Distributions.    Pursuant to the Broadstone Intercreditor Agreement, prior to the occurrence and continuance of a Triggering Event of Default with respect to the Broadstone AB Loan (or if such default has occurred, but the Broadstone Note B Holder has cured such default), distributions on the Broadstone AB Loan will be allocated (after application to unpaid servicing fees, special servicing fees, unreimbursed costs and expenses and/or reimbursement of Advances and interest thereon) generally in the following manner, to the extent of available funds:

First, the Broadstone Note A Holder will receive accrued and unpaid interest on the outstanding principal of the Broadstone Loan at its interest rate, net of the master servicing fee and the trustee fee;

Second, the Broadstone Note A Holder will receive its pro rata portion of all principal payments, if any, on the Broadstone AB Loan (based on its respective principal balance);

Third, the Broadstone Note B Holder (or to any servicer or trustee, as applicable) will receive any unreimbursed costs, including without limitation any unreimbursed advances made by the Broadstone Note B Holder, and interest thereon at the applicable advance rate;

Fourth, the Broadstone Note B Holder will receive accrued and unpaid interest on the outstanding principal of the Broadstone Note B at its interest rate, net of the master servicing fee;

Fifth, the Broadstone Note A Holder will receive its pro rata portion of all principal payments, if any, on the Broadstone AB Loan (based on its respective principal balance);

Sixth, (a) the Broadstone Note A Holder will receive an amount equal to its pro rata share of any late charges and any default interest on the Broadstone Loan principal balance net of any amounts payable in accordance with clause First above) and (b) the Broadstone Note B Holder will receive an amount equal to a pro rata share of any late charges and default interest rate on the Broadstone Note B principal balance net of any amounts payable in accordance with clause Fourth above);

Seventh, to the extent actually paid (a) the Broadstone Note A Holder will receive an amount equal to its pro rata share of any yield maintenance amounts allocated to the Broadstone AB Loan, and (b) the Broadstone Note B Holder will receive an amount equal to its pro rata share of any yield maintenance amounts allocated to the Broadstone AB Loan; and

Eighth, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and not otherwise applied in accordance with the foregoing First through Seventh, such amount will be paid to the Broadstone Note A Holder and the Broadstone Note B Holder, pro rata (based on their respective principal balances).

A ‘‘Triggering Event of Default’’ means with respect to the Broadstone AB Loan (i) any event of default with respect to an obligation of the related borrower to pay principal and interest payments or any other monetary obligations due under the Broadstone AB Loan or (ii) any non-monetary event of default as to which the Broadstone AB Loan becomes a Specially Serviced Mortgage Loan, except if the reason the Broadstone AB Loan becomes a Specially Serviced Mortgage Loan is because of clause (i) (b) of the definition thereof or (iii) any other event of default for which the Broadstone AB Loan is actually accelerated.

Following the occurrence and during the continuance of a Triggering Event of Default (unless the Broadstone Note B Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the Broadstone AB Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the Broadstone Note A Holder will receive accrued and unpaid interest on the outstanding principal of the Broadstone Loan at its interest rate, net of the master servicing fee and the trustee fee;

Second, the Broadstone Note A Holder will receive an amount up to its principal balance, until such principal balance has been paid in full;

Third, the Broadstone Note B Holder (or to any servicer or trustee as applicable) will receive any unreimbursed costs, including without limitation any unreimbursed advances made by the Broadstone Note B Holder, and interest thereon at the applicable advance rate;

Fourth, the Broadstone Note B Holder will receive an amount equal to interest accrued at the advance rate on any payments made in respect of delinquent principal or interest allocable to the Broadstone Loan;

Fifth, the Broadstone Note B Holder will receive accrued and unpaid interest on the outstanding principal of the Broadstone Note B at its interest rate, net of the master servicing fee;

Sixth, the Broadstone Note B Holder will receive will receive an amount up to its principal balance, until such principal balance has been paid in full;

Seventh, (a) the Broadstone Note A Holder will receive an amount equal to its pro rata share of any late charges and any default interest on the Broadstone Loan principal balance, net of any amounts payable in accordance with clause First above) and (b) the Broadstone Note B Holder will receive an amount equal to its pro rata share of any late charges and default interest on the Broadstone Note B principal balance net of any amounts payable in accordance with clauses Fourth and Fifth above);

Eighth, to the extent actually paid (a) the Broadstone Note A Holder will receive an amount equal to its pro rata share of any yield maintenance amounts allocated to the Broadstone AB Loan, and (b) the Broadstone Note B Holder will receive an amount equal to its pro rata share of any yield maintenance amounts allocated to the Broadstone AB Loan; and

Ninth, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and not otherwise applied in accordance with the foregoing First through Eighth, such amount will be paid to the Broadstone Note A Holder and the Broadstone Note B Holder, pro rata (based on their respective principal balances).

The Broadstone Note B Holder has certain rights under the Broadstone Intercreditor Agreement, including, among others, the following:

Consent Rights of the Broadstone Note B Holder. Unless either a Broadstone Control Appraisal Period exists or the holder of the Broadstone Note B is the borrower or an affiliate of the borrower, the Broadstone Note B Holder will have the right to direct, provide or withhold consent or provide advice to the applicable Master Servicer or the Special Servicer, as applicable, including with respect to the following:

•	any release of collateral securing the Broadstone AB Loan or any release of the related borrower or guarantor;

•	any extension of the maturity date of the mortgage loan; any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the related loan documents with no material discretion by the mortgagee);

•	any workout;

•	the voting on any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

•	any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then existing insurance policies (to the extent the mortgagee’s approval is required under the related loan documents);

•	any sale of the related mortgage loan or REO Property;

•	any acceleration of the related mortgage loan;

•	any alterations or improvements to the related Mortgaged Property (to the extent the mortgagee’s consent is required pursuant to the related loan documents);

•	any approval of the making, material modification or termination of any lease (to the extent the mortgagee’s consent is required pursuant to the related loan documents);

•	any determination regarding the use or application of condemnation awards or casualty insurance proceeds, other than in accordance with the terms of the related loan documents;

•	any modification of, or waiver with respect to, the Broadstone AB Loan that would result in a discounted pay-off of the Broadstone Note B;

•	any foreclosure upon or comparable conversion (which may include acquisition of related REO Property) of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure;

•	any sale of Mortgaged Property requiring the consent of the lender under the loan documents;

•	any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

•	any legal action to bring the Mortgaged Property or related REO Property into compliance with environmental laws;

•	any substitution or release of collateral for the related mortgage loan, except as permitted by the related loan documents;

•	any mortgage transfer of the related Mortgaged Property or any portion thereof, or any mortgage transfer of any direct or indirect ownership or beneficial interest in the borrower, except in each case as expressly permitted by the related loan documents;

•	any material amendment or any termination or approval of any entry into any property management agreement for the related Mortgaged Property (other than any renewal of any property management agreement that was (x) in effect at origination or previously approved by Broadstone Note B Holder) or the termination, replacement or retaining (other than under the same terms as in effect at origination) of any property manager for the Mortgaged Property or the granting or denial of any consent requested by or on behalf of the borrower to any of the foregoing;

•	any approval or denial of any requested extraordinary expenditure in excess, when aggregated with any and all other extraordinary expenditures incurred during the then current calendar year, of $100,000;

•	the termination or replacement of any cash management, clearing account or deposit account bank, if any;

•	any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the mortgage loan with respect to the Mortgaged Property, except in accordance with the terms of the related loan documents; and

•	any approval of an annual budget of the borrower, to the extent lender’s approval is provided for under the related loan documents.

If a Broadstone Control Appraisal Period exists or if the holder of the Broadstone B Note Holder is the borrower or an affiliate of the borrower, the Directing Certificateholder will be entitled to exercise all of the rights under the Pooling and Servicing Agreement with respect to the Broadstone AB Loan, and the Broadstone Note B Holder will not be entitled to exercise such rights.

A ‘‘Broadstone Note B Holder Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the Broadstone Note B, minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Broadstone Note B, (ii) any appraisal reduction amount allocated to the Broadstone Note B, and (iii) any realized principal losses allocated to the Broadstone Note B, is less than 20% of (A) its initial principal balance minus (B) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Broadstone Note B.

In addition, the Broadstone Note B Holder is entitled to avoid a Broadstone Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions within 30 business days of an appraisal indicating that a Broadstone Control Appraisal Period exists: (i) the Broadstone Note B Holder must deliver as a supplement to the appraised value of the related Mortgaged Property, in the amount specified in clause (ii) below, to the applicable Master Servicer (in each case together with documentation reasonably acceptable to the applicable Master Servicer) cash collateral or a letter of credit (issued by a domestic bank or other financial institution the long term unsecured debt obligations of which are ‘‘A’’ by S&P (and, if Fitch or Moody’s is then rating any certificate in a securitization issued pursuant to the Pooling and Servicing Agreement, the corresponding rating by Fitch or Moody’s) the corresponding rating by Fitch or Moody’s) or the short term obligations of which are rated ‘‘A-1’’ by S&P (and, if Fitch or Moody’s is then rating any certificate in a securitization issued pursuant to the Pooling and Servicing Agreement, the corresponding rating by Fitch or Moody’s) (the ‘‘Broadstone Threshold Event Collateral’’), and (ii) the Broadstone Threshold Event Collateral must be in an amount which, when added to the appraised values of the related Mortgaged Property, would cause the Broadstone Control Appraisal Period not to occur.

The applicable Master Servicer and the Special Servicer are required to ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will require or cause the applicable Master Servicer or the Special Servicer to violate any provision of the Broadstone Intercreditor Agreement, the related loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including the applicable Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standards.

Cure Rights.    In the event that the related borrower fails to make any payment of principal or interest on the Broadstone AB Loan, resulting in a monetary event of default, or the borrower otherwise defaults with respect to Broadstone AB Loan, the Broadstone Note B Holder will have the right to cure such event of default subject to certain limitations set forth in the Broadstone Intercreditor Agreement. The Broadstone Note B Holder will be limited to seven cure payments over the life of the Broadstone AB Loan and no single cure event may exceed three consecutive months. So long as the Broadstone Note B Holder is exercising a cure right, neither the applicable Master Servicer nor the Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Broadstone AB Loan to special servicing or otherwise.

Purchase Option.    In the event that (a) a monetary event of default occurs, (b) any non-monetary event of default occurs which causes the related mortgage loan to become a Specially Serviced Mortgage Loan (other than by reason of the applicable Master Servicer’s judgment that the mortgage loan is in imminent risk of the occurrence of a monetary event of default), or (c) any other event of default occurs which causes the Broadstone AB Loan to be accelerated, the Broadstone Note B Holder will have an option to purchase the Broadstone Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Broadstone Loan, plus accrued and unpaid interest on such balance, all unreimbursed Advances, together with accrued and unpaid interest on all Advances, any unreimbursed costs allocable to the Broadstone Loan and the Broadstone Note A Holder’s reasonable, out-of-pocket costs incurred in connection with the such sale of the Broadstone Loan.

Mezz Cap AB Mortgage Loans

Servicing Provisions of the Mezz Cap Loan Pairs’ Intercreditor Agreements.    The applicable Master Servicers and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be the Master Servicers or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not enter into amendments, modifications, waivers or extensions of any Mezz Cap

AB Mortgage Loan or the related AB Subordinate Companion Loan if, among other things, the proposed amendment, modification, waiver or extension adversely affects certain payment terms of such AB Subordinate Companion Loan or the lien priority of the related Mortgage without the consent of the holder of the related AB Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus.

Application of Payments on the Mezz Cap Loan Pairs.    Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, the related borrower will make separate monthly payments of principal and interest to the applicable Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the applicable Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, and subject to certain rights of the holder of the related AB Subordinate Companion Loan to purchase the Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Subordinate Companion Loan will be subordinated to all payments due on that Mezz Cap AB Mortgage Loan, and the amounts with respect to that Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

First, to the applicable Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

Fourth, to the trust, in an amount equal to the principal balance of the Mezz Cap AB Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan (or any servicer or trustee on its behalf);

Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate Companion Loan (excluding any default interest);

Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

Eleventh, to the trust and the holder of the related AB Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the applicable Master Servicer, the Special Servicer or the Trustee; and

Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the initial principal balances.

Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB Mortgage Loans. Amounts payable to the trust as holder of the Mezz Cap AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holder of the related AB Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the related AB Subordinate Companion Loans.

Amendments and Consents.    The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Mezz Cap Loan Pair or the related loan documents without obtaining the prior written consent of the holder of the related AB Subordinate Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Mezz Cap Loan Pair or the related loan documents adversely affects the lien priority of the related mortgage or constitutes a material modification as specified in the Mezz Cap Intercreditor Agreement.

Purchase Options.    In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under an AB Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall described above, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the applicable Master Servicer or the Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on that Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, Servicing Advances, interest on Advances and Servicing Fees and Trustee Fees (including Paying Agent Fees) payable prior to the date of purchase. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

Top Fifteen Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)	Cut-off LTV Ratio(2)		Property Type
The Belnord	R-2	$375,000,000	7.7%	$1,744,186	1.35x(3)	48.4	%(4)	Multifamily
131 South Dearborn	R-1	236,000,000	4.9	$314	1.28x	80.0%		Office
Galleria Towers	R-1	232,000,000	4.8	$162	1.28x	80.0%		Office
Corporate Woods Portfolio	S	220,000,000	4.5	$101	1.39x	76.4%		Various
Americold Portfolio	R-1	194,000,000	4.0	$58	1.74x	80.0%		Industrial
Merchandise Mart	R-1	175,000,000	3.6	$101	3.19x	38.2%		Office(5)
Colony IV Portfolio	S	171,360,000	3.5	$72	1.82x	59.5%		Various
Centro Heritage Portfolio III	S	142,877,176	2.9	$54	2.41x	51.5%		Retail
Discover Mills	S	135,000,000	2.8	$114	1.46x	64.3%		Retail
Bank of America Plaza	R-1	100,000,000	2.1	$290	1.38x	80.0%		Office
Westgate Mall	R-1	70,000,000	1.4	$135	1.17x	71.1%		Retail
Jogani Portfolio I	R-2	69,733,595	1.4	$53,724	1.25x	68.3%		Multifamily
City Center West	R-1	65,000,000	1.3	$173	1.47x	80.0%		Mixed Use
El Camino North	R-1	61,400,000	1.3	$167	1.46x	61.2%		Retail
Prescott Gateway	S	60,000,000	1.2	$188	1.45x	64.5%		Retail
Total Weighted Average		$2,307,370,771	47.5%		1.62x	65.6%

(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)	Calculated based upon the aggregate principal balance and debt service of the Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan, the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan, the Merchandise Mart Loan and the Merchandise Mart Pari Passu Companion Loan, and the 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan, each as of the Cut-off Date.

(3)	The debt service coverage ratio was calculated assuming that the rent-controlled and rent-stabilized units in the mortgaged property are turned over to unregulated units at a certain date over the term of the mortgaged loan. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—The Belnord’’ in this free writing prospectus.

(4)	The appraised value and the underwritten value of the related mortgaged property is based on the building being converted to a condominium; however, the building is currently a rental property in which 141 of the 215 units are subject to rent control or rent stabilization laws.

(5)	This property is comprised of 1,970,102 square feet of market showroom and design center space, 1,018,492 square feet of office space, 386,090 square feet of trade show space, and 73,996 square feet of retail space.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this free writing prospectus.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
1	143	$2,111,328,077	43.5%	42.7%	51.0%	13.2%	43.8%
3	1	8,500,000	0.2	0.0	0.3	0.0	0.2
5	49	614,664,452	12.7	6.4	15.6	10.9	14.7
6	4	190,520,000	3.9	0.0	6.3	0.6	5.2
7	5	253,288,849	5.2	0.0	8.6	0.0	7.0
9	14	767,480,405	15.8	28.0	1.6	54.5	11.7
10	6	72,850,000	1.5	0.0	1.9	2.4	2.0
11	51	835,622,513	17.2	22.9	14.6	18.2	15.3
Total:	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
0	161	$3,061,980,169	63.1%	80.0%	50.5%	86.8%	57.4%
2	1	8,500,000	0.2	0.0	0.3	0.0	0.2
3	1	18,100,000	0.4	0.0	0.6	0.0	0.5
5	48	740,679,896	15.3	7.7	20.2	7.6	17.8
7	49	800,969,231	16.5	12.3	20.8	5.7	17.9
8	1	18,875,000	0.4	0.0	0.6	0.0	0.5
10	12	205,150,000	4.2	0.0	7.0	0.0	5.6
Total:	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

As used in this free writing prospectus, ‘‘grace period’’ is the number of days following the due date before a payment default under each mortgage loan or, in the case of one mortgage loan (identified as Loan No. 80 on Annex A-1 to this free writing prospectus), the number of days following the due date before a late payment charge may be accrue and become payable by the related borrower.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof). Some mortgage loans, for example, allow for a notice and cure right prior to acceleration of the mortgage loan. Some mortgage loans also provide exceptions in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’) or accrue interest on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Actual/360	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%
Total:	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Balloon Loans
Interest Only	81	$3,090,729,676	63.7%	92.6%	53.1%	57.6%	54.0%
Partial Interest Only	84	996,810,000	20.5	3.3	28.3	18.0	26.3
Balloon	107	763,214,620	15.7	4.0	18.5	24.4	19.6
Subtotal	272	$4,850,754,296	99.9%	100.0%	99.9%	100.0%	99.9%
Fully Amortizing Loans	1	$3,500,000	0.1%	0.0%	0.1%	0.0%	0.1%
Total:	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

Prepayment Provisions.    Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection

Payment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Defeasance	222	$4,169,914,183	85.9%	70.0%	90.0%	96.3%	91.2%
Yield Maintenance(1)	46	616,146,268	12.7	26.7	9.1	3.7	8.0
Defeasance/Yield Maintenance	3	54,005,000	1.1	2.4	0.8	0.0	0.7
Defeasance/Fixed Penalty	1	11,388,845	0.2	0.9	0.0	0.0	0.0
Fixed Penalty	1	2,800,000	0.1	0.0	0.1	0.0	0.1
Total:	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	With respect to eight mortgage loans (identified as Loan Nos. 79, 120, 135, 140, 143, 151, 181, and 195 on Annex A-1 to this free writing prospectus), the related borrower may prepay the mortgage loan with payment of a yield maintenance premium at any time prior to the commencement of the related prepayment open period (during which period, the mortgage loan may be prepaid without payment of a yield maintenance premium).

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date determined by discounting such payments at the ‘‘Discount Rate’’ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

The term ‘‘Discount Rate’’ generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date set forth in the following table:

Prepayment Open Periods

Open Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
1	14	$360,645,781	7.4%	21.3%	3.3%	0.8%	2.8%
2	5	54,600,000	1.1	2.1	1.0	0.0	0.8
3	79	967,193,652	19.9	5.9	13.8	70.0	24.6
4	137	2,708,735,310	55.8	51.8	67.7	12.4	57.1
5	8	373,805,000	7.7	8.3	9.3	0.0	7.5
6	4	117,535,066	2.4	4.9	1.8	0.5	1.6
7	7	116,238,638	2.4	4.1	2.2	0.2	1.8
12	17	131,454,101	2.7	1.5	0.0	16.2	3.1
22	1	21,700,000	0.4	0.0	0.7	0.0	0.6
25	1	2,346,747	0.0	0.0	0.1	0.0	0.1
Total:	273	$4,854,254,296	100.0%	100.0%	100.0%	100.0%	100.0%

Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases.    The terms of 226 of the mortgage loans, representing approximately 87.2% of the Initial Pool Balance (73.3%, 90.8%, 96.3%, 91.9%), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)    pays or delivers to the applicable Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums then due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment, assuming, in and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)    delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one parcel making up the related Mortgaged Property that permit release of one or more of such parcels without releasing all of such parcels by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of such parcel, a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining parcels making up the related Mortgaged Property after the partial Defeasance.

In addition, with respect to the 5 mortgage loans (identified as Loan Nos. 138, 144, 168, 230 and 236 on Annex A-1 to this free writing prospectus) that are cross-collateralized and cross-defaulted with each other, representing approximately 0.6% of the Initial Pool Balance (approximately 4.3% of the Initial Loan Group R-2 Balance), the related borrower is permitted to obtain a release of the Mortgaged Property from the lien of the Mortgage and/or a termination of any applicable cross-collateralization and cross-default provisions in connection with (i) a sale of such Mortgaged Property to a ‘‘special purpose entity’’ meeting certain criteria set forth in the related loan documents and the assumption by such entity of the mortgage loan and the borrower’s obligation under the related documents or (ii) a full Defeasance, subject, in each case, to the satisfaction of certain conditions specified in the related loan documents, including, without limitation, after giving effect to such sale or full defeasance the aggregate DSCR of the remaining four mortgage loans being at least 1.25x on an actual basis (provided that, in each case, the borrower may partially defease those four remaining mortgage loans in order to satisfy such DSCR test).

In addition, in the case of 3 mortgage loans (identified as Loan Nos. 70, 142 and 229 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance (0.0%, 1.4%, 0.0%. 1.1%), the related loan documents permit the related borrower to release either one of the two parcels which make up the mortgaged property upon satisfaction of certain conditions, including (i) no event of default has occurred and is continuing, (ii) delivery of evidence satisfactory to lender that the release parcel is not necessary for the remaining mortgaged property to comply with any zoning, building, land use or parking legal requirements, (iii) certain DSCR and LTV Ratio tests, and (iv) payment of a release price between 115% and 120%, as applicable, of the allocated loan amount for the parcel to be released.

In the case of 1 mortgage loan (identified as Loan No. 126 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (0.9%, 0.0%, 0.0%, 0.0%), the related loan documents permit the related borrower to release a 0.73 acre parcel, currently used on the mortgaged property for excess drive-through banking facilities, without payment of a release price, upon satisfaction of certain conditions, including that there is no loss of rent attributable to the related lease at the mortgaged property.

In addition, in the case of 2 cross-collateralized mortgage loan groups (identified as Loan Nos. 36-44 and 56-61 on Annex A-1 to this free writing prospectus), representing approximately 2.3% of the Initial Pool Balance (0.0%, 0.0%, 16.2%, 3.1%), that are cross-collateralized and cross-defaulted mortgage loans, the related loan documents permit the related borrower to release one or more mortgaged properties from the lien of the related mortgage beginning two years after the origination of such mortgage pursuant to an arms-length transfer provided (i) no event of default has occurred and is continuing, (ii) the remaining mortgaged properties maintain a DSCR of at least 1.20x and the LTV Ratio is not greater than 80%, and (iii) the release satisfies certain transfer provisions of the related mortgage loan documents.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the applicable Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the applicable Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

With respect to 25 mortgage loans (identified as Loan No. 7-31 on Annex A-1 to this free writing prospectus, representing approximately 3.5% of the Initial Pool Balance (14.1%, 0.0%, 0.0%, 0.0%), the related borrower may obtain the release of each individual property or may obtain the return of any letter of credit previously substituted for a property by substituting one or more properties of like kind, quality and use acquired by the borrower or an affiliate of the borrower or a letter of credit with a face amount of 105% of the allocated loan amount of the substituted property, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, plus the face amount of outstanding letters of credit, exceed 50% of the original appraised value of the properties in connection with the closing of the mortgage loan; (ii) the appraised value of the substitute property is equal to or greater than the appraised value of the substituted property as of the date immediately prior to the substitution; (iii) in the event of a substitution for like property, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution shall be equal to or greater than the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (iv) in the event of a substitution for a letter of credit, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution (without attributing any value to the letter of credit) shall be equal to or greater than (x) 1.82x , and (y) the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (v) the net operating income for the substitute property is greater than the net operating income for the substituted property, (vi) in the event that the original appraised value of the substituted property, together with the original appraised value of all previous substituted properties, equals or exceeds 35% of the appraised value of all mortgaged properties at the time of the closing of the loan, the receipt by the lender of a confirmation in writing from S&P, Moody’s and Fitch to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (vii) the loan to value ratio as of the date of substitution (excluding the appraised value of the substituted property and without attributing any value to the letter of credit) does not exceed 100%, (viii) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents, and (ix) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was, in either case, given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance. In the case of 1 mortgage loan (identified as Loan No. 51 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the Initial Pool Balance (approximately 4.1% of the Loan Group S Balance), the related loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property, without payment of a release price, upon satisfaction of certain conditions, including but not limited to, (i) unless the parcel to be released is an anchor parcel acquired after origination, the parcel is vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily relocatable or surface parking, and (ii) confirmation from each rating agency that the release of any parcel other than an anchor parcel acquired after origination will not result in a downgrade, withdrawal or qualification of the then current ratings on any class of Certificates. In addition, the related loan documents permit the borrower to obtain a release of one or more parcels or outlots by substituting another parcel provided that certain conditions in the related loan documents are satisfied, including (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily relocatable or surface parking, and (ii) simultaneously with such release, the borrower must acquire title to a parcel of real property reasonably equivalent in use, value and condition to the portion to be released and the mortgage must be spread to such substitute parcel. The borrower is also entitled to obtain the release of one or more anchor parcels acquired after the origination date and proposed to be transferred to a third party, without payment of a release price, upon satisfaction of certain conditions specified in the loan documents.

With respect to 1 mortgage loan (identified as Loan No. 32 on Annex A-1 to this free writing prospectus, representing approximately 2.9% of the Initial Pool Balance (approximately 11.8% of the Initial Group S Balance as of the cut-off date), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of up to 3 individual properties during each calendar year by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraised values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the value of all of the properties originally mortgaged in connection with the mortgage loan based on the appraisals delivered to the lender in connection with the closing of the mortgage loan and the appraisal for any substitute property delivered in connection with any substitution, (ii) the fair market value of the substitute property is not less than one hundred percent (100%) of the greater of (x) the fair market value of the substituted property as of the origination date and (y) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) the net operating income from the substitute property is greater that one hundred percent (100%) of the net operating income of the substituted property, (iv) receipt by the lender of a confirmation in writing from S&P, Moody’s and Fitch to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

In the case of 1 mortgage loan (identified as Loan No. 157 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.2%, 0.0%, 0.2%), at any time prior to December 27, 2006, the borrower may obtain a release of a non-income generating portion of the Mortgaged Property from the lien of the Mortgage upon the satisfaction of certain conditions specified in the related loan documents, including without limitation, the transfer of the borrower’s entire interest in the released portion of the Mortgaged Property to a third party entity and receipt of confirmation from each rating agency that such release will not result in a downgrade, withdrawal or qualification of the then current ratings on any class of Certificates.

In the case of 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 4.0% of the Initial Pool Balance (0.0%, 6.6%, 0.0%, 5.3%), the borrower is permitted to voluntarily defease a portion of the loan and obtain a release of the lien of the Mortgage on any portion of the Mortgaged Property upon satisfaction of certain conditions including, but not limited to, the following: (A) the payment of funds to purchase direct non-callable obligations of the United States of America sufficient to defease the loan in an amount equal to a release amount (the ‘‘Release Amount’’) equal to (x) 105% of the original allocated loan amount of the released portion of the Mortgaged Property, which, when taken together with the allocated loan amount of the portion of the Mortgaged Property previously released, is less than or equal to 12.5% of the original principal amount of the loan, (y) 110% of the original allocated loan amount of the released portion of the Mortgaged Property, which, when taken together with the allocated loan amount of the portion of the Mortgaged Property previously released, is greater than 12.5% but less than or equal to 25% of the original principal amount of the loan, or (z) 115% of the original allocated loan amount of the released portion of the Mortgaged Property, which, when taken together with the allocated loan amount of the portion of the Mortgaged Property previously released, is greater than 25% of the original principal amount; (B) after giving effect to the release of any portion of the Mortgaged Property (including any amount so paid in excess of 100% of the allocated loan amount for the portion of the Mortgaged Property released), the DSCR of the loan for the Mortgaged Property (excluding the portion of the Mortgaged Property released) is not less than the greater of (i) the DSCR as of the date of origination of the loan and (ii) the DSCR for the trailing 12 full calendar months as of the date immediately preceding the release of the portion of the Mortgaged Property; provided, that in order to satisfy the DSCR, the borrower may defease a portion of the loan in excess of the Release Amounts of the affected portions of the Mortgaged Property.

In the case of 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 4.5% of the Initial Pool Balance (18.1%, 0.0%, 0.0%, 0.0%), the borrower is permitted to obtain the release of a portion of the Mortgaged Property from the lien of the Mortgage upon satisfaction of certain conditions including, but not limited to, the following: (A) the amount of the outstanding principal balance of the loan to be prepaid equals or exceeds the sum of (y) the release amount for an individual Mortgaged Property and (z)

5% of the release amount for that individual Mortgaged Property, for the applicable individual property being released; (B) after giving effect to such partial release of the individual Mortgaged Property, the DSCR for the remaining Mortgaged Properties (the ‘‘Remaining Properties’’), calculated using an assumed debt service constant of 5.92%, is equal to or greater than the greater of (y) the DSCR as of the date of origination and (z) the DSCR immediately prior to date of release (the ‘‘Release DSCR’’); provided, however, if the DSCR is less than the Release DSCR, the borrower has the right to prepay a portion of the mortgage loan in an amount which when applied to pay down the loan would cause the DSCR to equal or exceed the Release DSCR; and (C) after giving effect to such partial release, the LTV ratio for the remaining Mortgaged Properties will be equal to or less than the lesser of (y) the LTV ratio as of the date of origination and (z) the LTV ratio immediately prior to the date of release (the ‘‘Release LTV’’); provided, however, if the LTV ratio is greater than the Release LTV ratio, the borrower will have the right to prepay a portion of the mortgage loan in an amount which when applied to pay down the loan would cause the LTV ratio to equal or be less than the Release LTV ratio.

In the case of 1 mortgage loan (identified as Loan No. 217 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.1%, 0.0%, 0.1%), the related loan documents permit the borrower to obtain the release of a portion of the related Mortgaged Property from the lien of the Mortgage upon the satisfaction of certain conditions, including, but not limited to, the following: (A) (i) the tenant at the Mortgaged Property known as ‘‘Blockbuster Video’’ has renewed its lease on terms satisfactory to lender or (ii) the space occupied by Blockbuster Video has been leased to a new tenant, and that new tenant is in place, open for business and paying full rent under a new lease; (B) after giving effect to the partial release, the DSCR for the remaining Mortgaged Property is not less than the greater of (i) the DSCR at origination and (ii) the DSCR immediately prior to the partial release; and (C) after giving effect to the partial release, the LTV ratio of the remaining Mortgaged Property is not greater than the lesser of (i) the LTV ratio as of the origination date and (ii) the LTV ratio immediately prior to the partial release.

In the case of 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 4.0% of the Initial Pool Balance (0.0%, 6.6%, 0.0%, 5.3%), the borrower is permitted to obtain a release of the lien of the mortgage encumbering any one of the Mortgaged Properties (the ‘‘Substituted Property’’) by substituting another property of like kind and quality (the ‘‘Substitute Property’’) upon satisfaction of certain conditions including, but not limited to, the following: (A) the allocated loan amount of the Substitute Properties collectively do not exceed 35% of the original principal balance of the loan; (B) after giving effect to the substitution, the DSCR for the loan (excluding the Substituted Properties and including the Substitute Properties) is not less than the greater of (i) the DSCR as of the origination date and (ii) the DSCR for the trailing 12 full calendar months as of the date immediately preceding the substitution; provided, that in order to satisfy the DSCR, the borrower may defease a portion of the loan in excess of the Release Amounts of the affected Mortgaged Properties; and (C) (y) the LTV ratio of a Substitute Property is not greater than the lesser of the LTV ratio for a Substituted Property (i) as of the origination date and (ii) immediately prior to the substitution or (z) if the borrower is unable to satisfy the foregoing LTV ratio test set forth in (C) above, after giving effect to the substitution, such test may be satisfied if the LTV ratio for all of the individual properties (excluding the Substituted Properties and including the Substitute Properties) is not greater than the lesser of (i) the LTV ratio as of the origination date and (ii) the LTV ratio immediately prior to the substitution.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this free writing prospectus.

The applicable Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that, with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the applicable Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the applicable Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the applicable Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the applicable Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the applicable Master Servicer or Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan to value ratio greater than 85% (including any proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the applicable Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a deductible approved by the lender pursuant to the terms of the related loan documents) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Most of the mortgage loans generally also require the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Most of the mortgage loans generally further require the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In the case of one mortgage loan (identified as Loan No. 119 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 1.9% of the Initial Loan Group R-2 Balance), in lieu of maintaining business interruption insurance required under the related loan documents, in the event of a casualty, the related borrower has agreed (i) to be personally liable for the payment of 50% of an amount equal to (x) the gross income attributable to Building 7 on the Mortgaged Property for the 12-month period immediately preceding such casualty less (y) all non-extraordinary, recurring variable expenses attributable to Building 7 on the Mortgaged Property and incurred during such period and (ii) to furnish a letter of credit for the remaining 50% of such amount, as provided in the loan documents and the related letter of credit agreement. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 57 of the Mortgaged Properties, securing mortgage loans representing approximately 17.5% of the Initial Pool Balance (6.1%, 23.1%, 13.3%, 21.3%), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada, Utah, Oregon and Washington. Except with respect to 56 of the Mortgaged Properties, securing a mortgage loan representing approximately 17.2% of the Initial Pool Balance (6.1%, 22.7%, 13.3%, 20.9%), no Mortgaged Property has a probable maximum loss (‘‘PML’’) in excess of 20%. In the case of 1 mortgage loan (identified as Loan No. 111 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (0.0%, 0.5%, 0.0%, 0.4%), the probable maximum loss exceeds 20%, however earthquake insurance was not required as the value of the land was concluded to be in excess of the loan amount.

Generally, an environmental insurance policy obtained in lieu of a Phase I environmental site assessment is a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this free writing prospectus for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan. In addition, (i) the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Bank of America Plaza Loan is the aggregate principal balance and aggregate debt service of the Bank of America Plaza

Loan and the Bank of America Plaza Pari Passu Companion Loan, (ii) the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Tysons Galleria Loan is the aggregate principal balance and aggregate debt service of the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan, (iii) the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Merchandise Mart Loan is the aggregate principal balance and aggregate debt service of the Merchandise Mart Loan and the Merchandise Mart Pari Passu Companion Loan, and (iv) the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the 131 South Dearborn Loan is the aggregate principal balance and aggregate debt service of the 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. In the case of the Bank of America Plaza Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan. In the case of the Tysons Galleria Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan. In the case of the Merchandise Mart Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Merchandise Mart Loan and the Merchandise Mart Pari Passu Companion Loan. In the case of the 131 South Dearborn Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans were calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines. Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this free writing prospectus.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual or contractual rental rates, in some cases adjusted to market rental and/or with vacancy rates or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are generally included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Issuing Entity, the Depositor, the Mortgage Loan Sellers, the Master Servicers, the Special Servicer or the Trustee have control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual NOI for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a Mortgage Loan Seller in determining and presenting operating information. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this free writing prospectus.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 were derived generally from operating statements obtained from the respective borrowers subject to certain assumptions including but not limited to those described below (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived generally from rent rolls, tenant leases, master leases and the appraisers’ projected expense levels or other assumptions. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is generally based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. Notwithstanding the foregoing, as indicated on Annex A-1, in certain cases, historical income and revenue information was not utilized in determining UW NCF because such historical information either was not available or was not an accurate reflection of the current status of the related Mortgaged Property as a result of a change in circumstances at the related Mortgaged Property. In those cases, the related Mortgage Loan Seller generally relied on comparative market and sub-market leasing assumptions (including rental rates and vacancy), master leases and other potential revenue generators as well as budget projections provided by the borrower and information contained in the related Mortgaged Property appraisal in determining UW NCF.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of the Bank of America Plaza Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan. In the case of the Tysons Galleria Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan. In the case of the Merchandise Mart Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the Merchandise Mart Loan and the Merchandise Mart Pari Passu Companion Loan. In the case of the 131 South Dearborn Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan. In the case of 3 mortgage loans (identified as Loan Nos. 100, 107, and 180 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance (approximately 1.3% of the Initial Loan Group R-1 Balance), loan-to-value ratios were based on the ‘‘as-stabilized’’ values as defined in the related appraisal. In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), the value of the related mortgaged property is based on the building being converted to a condominium; however, the building is currently a rental property in which 141 of the 215 units are subject to rent control or rent stabilization laws. In the case of 1 mortgage loan (identified as Loan No.  137 on Annex A-1 to this free writing prospectus) the loan-to-value ratio was based on the ‘‘as-repaired’’ value as defined in the related appraisal. See ‘‘Risk Factors— Limitations of Appraisals’’ in this free writing prospectus. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated maturity date, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date or (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination date, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under ‘‘Transaction Parties—The Sponsors’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans: Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (except that with respect to the Bank of America Plaza Loan and Tysons Galleria Loan, the Trustee will only hold originals of the documents described in clause (i)) (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by a title insurance company, the related mortgage loan seller or the applicable recorders office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by a title insurance company, the related mortgage loan seller or the applicable recorders office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller, (x) an original assignment in favor of the Trustee of any financing statement filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording or filing office) within a period of 90 days (plus any applicable extension) following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (plus any applicable extension) or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ below.

The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Illinois. The Trustee will not move any Mortgage File outside the State of Illinois, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)    the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 days or more past due, without giving effect to any applicable notice and grace period;

(b)    the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)    the Mortgage, together with any separate security agreements, UCC financing statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC financing statement, the proceeds arising from the Mortgaged Property and any other collateral securing the mortgage loan, subject only to certain permitted encumbrances;

(d)    there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)    to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable title insurance policy, subject only to certain permitted encumbrances;

(f)    the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g)    the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien in the original principal amount of the related mortgage loan, subject only to certain permitted encumbrances;

(h)    no claims have been made under the related title insurance policy (or binding commitment therefor) and such policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the mortgage loan;

(i)    at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner of the mortgage loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation);

(j)    the related assignment of Mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

(k)    the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of the Mortgage Note, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(l)    each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(m)    the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(n)    the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(o)    except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any valid right of rescission or set-off, abatement, diminution or valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles;

(p)    each mortgage loan document complied in all material respects with all applicable local, state and federal laws, including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(q)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

(r)    to the Mortgage Loan Seller’s knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) no condemnation proceedings are pending;

(s)    as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(t)    all amounts required to be deposited by the borrower at origination have been deposited or have been withheld from the related mortgage loan proceeds at origination;

(u)    to the Mortgage Loan Seller’s actual knowledge, as of the date of origination of the mortgage loan, there were, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan; and

(v)    to the Mortgage Loan Seller’s knowledge, there exists no material default or breach, and no such material default or breach has been waived by the Mortgage Loan Seller with respect to the mortgage loan, and to the Mortgage Loan Seller’s actual knowledge, no event which, with the passage of time or the giving of notice, would constitute a material default or breach, other than those defaults that are covered by certain other representations and warranties.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time, to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or if it cannot cure, to repurchase or substitute as described above) if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the applicable Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; and (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicers, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, at the Mortgage Loan Seller’s election, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions’’. The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loan prior to such repurchase or substitution and provides the Trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 142 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 77.3% of the Initial Pool Balance (84.8%, 77.2%, 64.7%, 74.8%), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 16 Lockbox Loans, representing approximately 20.1% of the Initial Pool Balance (14.8%, 14.1%, 54.7%, 21.9%), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 48 Lockbox Loans, representing approximately 36.2% of the Initial Pool Balance (59.6%, 35.1%, 0.0%, 28.4%), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the tenants are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents, which the related lender refers to as a ‘‘Cash Management Agreement’’. Pursuant to the terms of 2 Lockbox Loans, representing approximately 0.3% of the Initial Pool Balance (0.4%, 0.3%, 0.0%, 0.2%), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 76 Lockbox Loans, representing approximately 20.7% of the Initial Pool Balance (10.0%, 27.7%, 10.0%, 24.3%), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents or (ii) non-renewal of certain tenant leases). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

TRANSACTION PARTIES

The Sponsors

JPMorgan Chase Bank, N.A.

General.    JPMorgan Chase Bank, N.A. (‘‘JPMCB’’), a national banking association, is a sponsor. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. JPMCB is also acting as a Mortgage Loan Seller and as the Swap Counterparty under the Swap Contracts with respect to the Class A-2SFL and Class A-3SFL Certificates. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsor’’ in the prospectus.

Sponsor’s Securitization Program.    The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through six regional offices.

JPMCB’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of September 30, 2006, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $43.9 billion. Of that amount, approximately $41.6 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2005, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $12.0 billion in 2005. The commercial mortgage loans originated by JPMCB include both fixed-and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program (‘‘LDP’’), in which JPMCB, IXIS Real Estate Capital Inc., Eurohypo AG, New York Branch, Nomura Credit & Capital, Inc., PNC Bank, National Association, AIG Mortgage Capital, LLC and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of September 30, 2006, JPMCB securitized approximately $22.4 billion through the CIBC program and approximately $18.0 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank, National Association, among others.

JPMCB is also a Mortgage Loan Seller, the Swap Counterparty and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an underwriter for this transaction.

JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect, including the existence of sufficient mitigating factors.

Property Analysis.    JPMCB generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus.

Appraisal and Loan-to-Value Ratio.    For each mortgaged property, JPMCB obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, JPMCB may also obtain a value on an ‘‘as-stabilized’’ basis. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower.    JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or other responses estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have other environmental insurance policies. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance’’ in this free writing prospectus.

Physical Assessment Report.    Prior to origination, JPMCB obtains a physical assessment report (‘‘PAR’’) for each mortgaged property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and JPMCB reviews, a title insurance policy for each mortgaged property. The title insurance policy must generally meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the mortgaged property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance’’ in this free writing prospectus.

UBS Real Estate Securities Inc.

General.    UBS Real Estate Securities Inc., a Delaware corporation (‘‘UBSRESI’’), is one of the sponsors and one of the Mortgage Loan Sellers, and is an affiliate of UBS Securities LLC, one of the underwriters. UBSRESI is an indirect subsidiary of UBS AG, and its executive offices are located at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019.

UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRESI has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRESI engages in real estate acquisitions and finance, including mortgage-backed securitizations (of which the current securitization is the first with respect to commercial mortgage loans) and other structured financing arrangements. UBSRESI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSRESI also acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio.

UBSRESI’s Securitization Program.    UBSRESI engages in mortgage securitizations and other structured financing arrangements. UBSRESI has been engaged in the securitization of a variety of assets since 1983, primarily relating to residential properties (generally, 1-4 family units) and which, prior to the current securitization, has not included commercial or small balance commercial mortgage loans. During the 2003, 2004, 2005 and 2006 fiscal years, UBSRESI securitized approximately $26,600,168,862, $26,029,756,136, $18,131,621,825 and $13,716,452,650, respectively, of financial assets (excluding this securitization); however, the current securitization is the first securitization of commercial mortgage loans in which UBSRESI has been engaged.

UBSRESI originates multifamily and commercial mortgage loans throughout the United States and abroad. The commercial mortgage loans originated and to be securitized by UBSRESI include both small balance and large balance fixed-rate and floating-rate loans. The commercial mortgage loans that will be sold by UBSRESI into a commercial loan securitization sponsored by UBSRESI will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRESI or an affiliate will generally transfer the mortgage assets to the depositor, who will then transfer those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSRESI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or substitute a qualified mortgage, as the case may be. See ‘‘Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Neither UBSRESI nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRESI sells the right to be appointed servicer of its securitized loans to third-party servicers.

UBSRESI’s Underwriting Guidelines and Processes.

Set forth below is a discussion of certain general underwriting guidelines of UBSRESI with respect to multifamily and commercial mortgage loans originated by UBSRESI.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.

Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis.    UBSRESI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSRESI’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBSRESI assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by UBSRESI must be approved by a loan committee which includes senior personnel from UBSRESI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    UBSRESI’s underwriting includes a calculation of the debt service coverage ratio (the ‘‘DSCR’’) and loan-to-value ratio (the ‘‘LTV’’) in connection with the origination of a loan.

The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRESI and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the DSCR for a multifamily or commercial mortgage loan, UBSRESI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBSRESI, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DSCR and/or a higher LTV if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The LTV, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRESI may be the lender on that additional debt.

The DSCRs described above may be lower based on the inclusion of the payments related to such additional debt and the LTVs described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.    As part of the underwriting process, UBSRESI will obtain the property assessments and reports described below:

(1)	Appraisals. UBSRESI will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as

adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSRESI may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment. UBSRESI will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSRESI may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSRESI might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRESI or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRESI may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment. In connection with the origination process, UBSRESI will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSRESI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, UBSRESI will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRESI may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSRESI conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRESI. Furthermore, UBSRESI may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this caption ‘‘—UBSRESI’sUnderwriting Guidelines and Processes’’, the depositor may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, UBSRESI’s underwriting guidelines. In addition, in some cases, UBSRESI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

IXIS Real Estate Capital Inc.

General.    IXIS Real Estate Capital Inc. (‘‘IXIS RE’’), formerly known as CDC Mortgage Capital Inc., is a New York corporation. IXIS RE is a wholly-owned subsidiary of IXIS Capital Markets North America Inc., which is more than a 95% owned subsidiary of IXIS North America Inc., a wholly owned subsidiary of IXIS Corporate & Investment Bank (‘‘IXIS CIB’’), a fully licensed bank under French laws. The executive offices of IXIS RE are located at 9 West 57th Street, New York, New York 10019 (telephone number (212) 891-6152).

IXIS RE primarily engages in originating, purchasing and securitizing commercial and residential mortgage loans. IXIS RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. IXIS CIB and its affiliates are engaged in a wide range of banking and investment banking activities in France and internationally. IXIS RE is an affiliate of IXIS Securities North America Inc., one of the underwriters.

IXIS RE’s Commercial Real Estate Securitization Program.    IXIS RE’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for IXIS RE’s securitization program. Substantially all mortgage loans originated by IXIS RE are sold to securitizations as to which IXIS RE acts as a mortgage loan seller. IXIS RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in 1998. As of December 31, 2005, the total amount of commercial mortgage loans originated and securitized by IXIS RE and its predecessors is in excess of $7 billion. In its fiscal year ended December 31, 2005, IXIS RE securitized in excess of $2.8 billion of commercial mortgage loans.

IXIS RE’s annual commercial mortgage loan originations have grown from approximately $870 million in 1999 to approximately $3.4 billion in 2005. The commercial mortgage loans originated by IXIS RE include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. IXIS RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. IXIS RE originates loans in every state.

IXIS RE originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, IXIS Capital Markets North America Inc., and with other underwriters, IXIS RE works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. IXIS RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither IXIS RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitization.

IXIS RE’s Underwriting Guidelines and Processes.

Loan Analysis and Approval.    Conduit mortgage loans originated by IXIS RE will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—IXIS RE’s Underwriting Guidelines and Processes’’ section.

The IXIS RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the IXIS RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from IXIS RE and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    IXIS RE’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, IXIS may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, IXIS RE’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by IXIS there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Annex A-1 attached hereto may differ from the amount calculated at the time of origination. In addition, IXIS RE’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this free writing prospectus.

Escrow Requirements.    IXIS RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. IXIS RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by IXIS RE.

Appraisals.    IXIS RE requires that the mortgaged property for a prospective mortgage loan be appraised by a state certified appraiser within the state such mortgaged property is located. In addition, IXIS RE requires that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessments.    IXIS RE may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan.

However, when circumstances warrant, IXIS RE may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, IXIS RE might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when IXIS RE or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, IXIS RE may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, IXIS RE may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, IXIS RE will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    Generally a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, IXIS RE generally examines whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Eurohypo AG, New York Branch

Eurohypo AG, New York Branch (‘‘Eurohypo’’) is the New York branch of Eurohypo Aktiengesellschaft (‘‘Eurohypo AG’’), a German banking corporation. Eurohypo AG was formed in September 2002 by the merger of real estate banking subsidiaries of Allianz Group/Dresdner Bank, Deutsche Bank and Commerzbank. In January 2003, Allianz Group/Dresdner Bank’s U.S. Real Estate Investment Banking Group was merged into the newly formed Eurohypo AG. As of April 2006, Commerzbank has acquired the interests held by Deutsche Bank and Allianz Group/Dresdner Bank. Eurohypo has offices in New York, Chicago and Los Angeles, and its principal offices are located at 1114 Avenue of the Americas, New York, New York 10036.

Eurohypo’s primary business is the underwriting, origination, co-origination, participation, syndication and sale of loans secured by commercial or multifamily properties. Eurohypo originates loans both for its own portfolio and for securitization, utilizing separate criteria, processes and execution strategies for each. Mortgage loans originated by Eurohypo for its own portfolio may include loans that have structural features that may make them unsuitable for securitization. Some of these mortgage loans may be included in a securitization at a later time if at such time Eurohypo deems it desirable to do so. Eurohypo also originates mezzanine debt. Eurohypo sells some of loans that it originates through CMBS securitizations. Eurohypo began originating and securitizing commercial loans in 2003. As of June 30, 2006, the total amount of mortgage loans originated by Eurohypo since 2003 was approximately $14.9 billion, of which approximately $5.2 billion has been securitized. Eurohypo securitized approximately $428 million in 2003, $318 million in 2004, $2.713 billion in 2005, and $1.6 billion in 2006 (excluding this securitization).

The commercial mortgage loans originated by Eurohypo include both fixed and floating rate loans and both conduit loans and large loans. In the U.S., Eurohypo primarily originates loans secured by retail, office, multifamily, industrial and hospitality properties, but also originates loans secured by self storage, manufactured housing communities, parking garages, land subject to a ground lease, mixed use properties and other commercial property types.

As a sponsor, Eurohypo originates mortgage loans, and together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. Eurohypo has acted as a loan seller to one commercial mortgage transaction in which Credit Suisse First Boston acted as depositor, and has acted as a loan seller to several commercial mortgage transactions in which Wachovia Bank acted as depositor. Eurohypo has also participated in the LDP Program in which JPMCB, Nomura, PNC Bank and other financial institutions generally are or have been loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of June 30, 2006, Eurohypo securitized approximately $3.6 billion through the LDP program.

Neither Eurohypo nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Eurohypo sells the right to be appointed servicer of its securitized loans to third-party servicers, including Midland Loan Services, Inc., Wachovia Bank, National Association and Capmark Finance Inc., among others.

Eurohypo is also a Mortgage Loan Seller and an affiliate of Commerzbank Capital Markets Corp., which is acting as an underwriter for this transaction.

Eurohypo’s Underwriting Guidelines and Processes.

Generally, all of the Eurohypo loans intended to be sold into the securitization were originated or co-originated by Eurohypo. In general, mortgage loans which Eurohypo intends to securitize are generally originated in accordance with the underwriting criteria described in the paragraphs below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The below underwriting criteria are general, and in several instances exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that every mortgage loan will comply in all respects with the general guidelines described in the paragraphs below. Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Analysis.    Generally, Eurohypo performs both a credit analysis and collateral analysis with respect to each loan applicant and mortgage loan. The credit analysis of the borrower and certain key principals of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Borrowers are generally required to be single-purpose entities although depending on the size of the mortgage loan are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis, to the extent available and/or applicable, of the recent historical property operating statements, rent rolls and certain tenant leases. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Eurohypo’s collateral analysis also includes a review of third party appraisals, as well as environmental and property condition reports.

Loan Approval.    Prior to closing, all mortgage loans must be presented to a committee which includes senior personnel from Eurohypo, which committee may then submit the mortgage loan to Eurohypo’s credit department for approval. Eurohypo’s credit department may approve the proposed mortgage loan, decline the proposed mortgage loan, request additional due diligence, or modify the terms and/or conditions of the proposed mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    Eurohypo’s underwriting includes a calculation of the debt service coverage ratio (‘‘DSCR’’) and loan to value ratio (‘‘LTV’’) in connection with the origination of a loan. Eurohypo’s underwriting criteria generally require a minimum DSCR of 1.20x and maximum LTV of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics for particular mortgage loans. In addition, with respect to certain mortgage loans originated by Eurohypo, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DSCR and/or a higher LTV, if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The DSCR is generally calculated as underwritten net cash flow from the property as determined by Eurohypo divided by required payments on the mortgage loan based on the actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a highly subjective number based on a variety of assumptions regarding revenues and expenses with respect to the related property. For example, revenues or expenses may be expected to rise or fall based on property, submarket, market or industry norms or trends. In such cases, Eurohypo may choose to normalize certain income and/or expense items.

The LTV, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the debt facility divided by the estimated value of the related property based on an appraisal.

Escrow Requirements.    Generally, Eurohypo may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given escrow. Eurohypo conducts a case-by-case analysis to determine the need for a particular escrow. Consequently, the above escrows are not established for every mortgage loan originated by Eurohypo.

In some cases major tenants and/or a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, in certain cases, reserves may be funded (either at closing and/or during the term of the mortgage loan) to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

In some cases, cash reserves or letters of credit are posted by the borrower as additional security for the mortgage loan which may be released to the borrower upon the satisfaction of certain performance related conditions including, the property achieving a certain DSCR, occupancy level or LTV.

Assessment of Property Condition.    As part of the underwriting process, Eurohypo generally obtains the property assessments and reports described below:

Appraisal.    Eurohypo requires that the mortgaged property be appraised by a state certified appraiser within the state the mortgaged property is located. Eurohypo requires that the appraisal is made in conformity with Federal Reserve Board regulations, the Uniform Standards of Professional Appraisal Practice (‘‘USPAP’’) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) and 12 CFR Part 34 (RTC). In general, such appraisals represent the analysis and opinions of the respective appraisers as of the date of valuation, and are not guarantees of, and may not be indicative of, present or future value.

Environmental Assessment.    At origination, Eurohypo generally requires an environmental site assessment (‘‘ESA’’) with respect to the mortgaged property prepared by an environmental consulting firm. In certain cases, Eurohypo may utilize an update of a prior ESA or a desktop review. Depending on the findings of the ESA, Eurohypo may require additional due diligence and/or environmental testing, such as a Phase II environmental assessment with respect to a mortgaged property. In cases in which the ESA identifies environmental conditions, Eurohypo generally requires the borrower to carry out remediation activities as recommended by such environmental consulting firm, to establish an operations and maintenance plan, to place sufficient funds in escrow or post a letter of credit at the time of origination to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition. An ESA conducted at any particular mortgaged property, however, will not necessarily identify all potential environmental issues.

Property Condition Assessment.    In connection with the origination process, Eurohypo generally requires an independent licensed engineer to inspect the mortgaged property. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at the mortgaged property. Based on the resulting report, Eurohypo will determine its response to any recommended repairs, corrections or replacements and any identified deferred maintenance. In general, cash reserves may be established, or other security may be obtained, to fund or secure the payment of any material estimated deferred maintenance or replacement items.

Seismic Report.    Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, Eurohypo will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

PNC Bank, National Association

General.    PNC Bank, National Association, a national banking association (‘‘PNC Bank’’), is a sponsor and one of the Mortgage Loan Sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., one of the Master Servicers, and PNC Capital Markets LLC, one of the underwriters.

PNC Bank is a wholly owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation (‘‘PNC Financial’’) and is PNC Financial’s principal bank subsidiary. As of December 31, 2005, PNC Bank, National Association had total consolidated assets representing 89.9% of PNC Financial’s consolidated assets. PNC Bank’s business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

PNC Bank’s Commercial Real Estate Securitization Program.    PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. (‘‘Midland LP’’). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

As of September 30, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $11.8 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $11.6 billion in approximately 40 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $1.3 billion of these loans were included in securitizations under the Depositor’s ‘‘Large Diversified Pool’’ program. In its fiscal year ended December 31, 2005, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this free writing prospectus).

Servicing.    Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan Services, Inc. will act as a Master Servicer in this transaction. See ‘‘Transaction Parties—The Master Servicers’’ in this free writing prospectus for more information.

PNC Bank’s Underwriting Guidelines and Processes.

Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—PNC Bank’s Underwriting Guidelines and Processes’’ section.

Loan Analysis.    The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

(a)    Property Analysis.    PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC Bank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

(b)    Cash Flow Analysis.    PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs.

(c)    Appraisal and LTV Ratio.    For each mortgaged property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current market value of the property in its then current condition, although in certain cases, PNC Bank may also obtain a value on an ‘‘as stabilized’’ basis. PNC Bank then determines the LTV Ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based upon the value set forth in the appraisal.

(d)    Evaluation of Borrower.    PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

(e)    Environmental Site Assessment.    Prior to origination, PNC Bank either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations that would require cleanup, remedial action or other response estimated to cost a material amount, PNC

Bank either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guarantee with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required. Certain of the mortgage loans may also have other environmental insurance policies.

(f)    Physical Assessment Report.    Prior to origination, PNC Bank obtains a physical assessment report (‘‘PAR’’) for each mortgaged property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the property is reported to be in satisfactory physical condition and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, PNC Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow or obtain a letter of credit in lieu of an escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than 12 months.

(g)    Title Insurance Policy.    The borrower is required to provide, and PNC Bank reviews, a commitment for, and a policy of, title insurance for each mortgaged property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in a jurisdiction where the mortgaged property is located; (2) the policy must be in an amount equal to the original principal balance of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (5) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

(h)    Property Insurance.    The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, wind storm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as PNC Bank may require based on the specific characteristics of the mortgaged property.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank. The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    PNC Bank’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this free writing prospectus.

Escrow Requirements.    PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

Nomura Credit & Capital, Inc.

General.    Nomura Credit & Capital, Inc. (‘‘Nomura’’) is a Delaware corporation, which is an indirect wholly owned subsidiary of Nomura Holding America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura’s Securitization Program.    Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $441.0 million, $951.8 million, $2.0 billion and $3.7 billion of commercial mortgage loans during the calendar years 2002, 2003, 2004 and 2005, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Guidelines and Processes.

Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura’s Underwriting Guidelines and Processes’’ section.

Loan Analysis.    Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third-party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.    Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.     Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura’s Underwriting Guidelines and Processes’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB, UBS Real Estate Securities Inc., IXIS Real Estate Capital Inc., PNC Bank, National Association, Eurohypo AG, New York Branch, Nomura Credit & Capital, Inc. and AIG Mortgage Capital, LLC. JPMorgan Chase Bank, N.A. is also the Swap Counterparty and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the underwriters. IXIS Real Estate Capital Inc. is an affiliate of IXIS Securities North America Inc., one of the underwriters. PNC Bank, National Association is an affiliate of each of Midland Loan Services, Inc., one of the master servicers, and PNC Capital Markets LLC, one of the underwriters.

JPMorgan Chase Bank, N.A.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to JPMorgan Chase Bank, N.A.

UBS Real Estate Securities Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to UBS Real Estate Securities Inc.

IXIS Real Estate Capital Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to IXIS Real Estate Capital Inc.

PNC Bank, National Association

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to PNC Bank, National Association.

Eurohypo AG, New York Branch

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to Eurohypo AG, New York Branch.

Nomura Credit & Capital, Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to Nomura Credit & Capital, Inc.

AIG Mortgage Capital, LLC

AIG Mortgage Capital, LLC (‘‘AIGMC’’) is a Delaware limited liability company. American International Group, Inc., a Delaware corporation (‘‘AIG’’) is the ultimate parent of AIGMC. AIG is also the ultimate parent of AIG Global Investment Corp., a New Jersey corporation (‘‘AIGGIC’’) which acts as investment advisor to AIGMC in connection with, among other things, AIGMC’s mortgage loan investments. AIGGIC originates commercial mortgage loans through offices in Los Angeles, New York and Houston. AIG is the world’s leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. The mortgage loans originated by AIGMC will be transferred to the Depositor from either AIGMC or SOME II, LLC (an affiliate of AIGMC). AIGMC underwrote and originated each of the AIGMC mortgage loans, will make the representations and warranties with respect to all of the AIGMC mortgage loans and will be the sole responsible party for any breach of such representations and warranties. For the purposes of this free writing prospectus, AIGMC is described as the Mortgage Loan Seller with respect to the mortgage loans sold to the Depositor by AIGMC and SOME II, LLC.

AIGMC’s Underwriting Guidelines and Processes

AIGMC, directly or through correspondents, originates multi-family and commercial mortgage loans throughout the United States. AIGMC originates loans both for the balance sheet of its affiliates and securitization. The commercial mortgage loans originated by AIGMC include both fixed and floating rate loans and are primarily secured by, among other things, retail, office, multi-family, industrial, and hospitality properties.

AIGMC has developed guidelines establishing certain procedures with respect to underwriting as described more fully below. The underwriting analysis includes both a credit and collateral evaluation for each mortgage loan it originates. In some instances, one or more provisions of the guidelines were waived or modified by AIGMC at origination where it was determined not to adversely affect the related mortgage loan in any material respect.

Credit Analysis.    AIGMC evaluates the financial capacity of the borrower and its principals for each mortgage loan originated. Generally, borrowers are required to be single-purpose entities, although exceptions may be made on a case-by-case basis. The credit analysis generally includes the review of financial statements, a credit check, a check of bank or lender references, a litigation search, a background check, and prior experience as an owner and operator of commercial real estate properties. Although the mortgage loans are generally non-recourse in nature, the borrower and/or certain principals of the borrower may be required to assume legal responsibility for liabilities related to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements.

Collateral Analysis.    The collateral analysis includes a review of historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements as provided by the borrower. As part of the AIGMC underwriting guidelines, an internal cashflow analysis is prepared based on a variety of assumptions regarding revenues and expenses to determine a debt service coverage ratio. AIGMC’s underwriting policy generally requires an acceptable debt service coverage ratio based on the unique characteristics of a particular property in an amount sufficient to pay debt service on the mortgage loan and any other loans secured by liens on the mortgaged property. In addition, a member of the AIGMC underwriting team generally visits the mortgaged property for a site inspection to evaluate the location, quality and competitiveness of the collateral. The site inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation center, employment sources, retail areas and educational or recreational facilities. Third party reports including appraisals, environmental reports, engineering reports and seismic reports (if applicable) are also reviewed and incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, mortgage loans to be originated must be approved by one or more specified loan officers, senior management of AIGMC or the investment loan committee, as applicable, based upon the size and nature of the loan.

Appraisal and Loan-to Value Ratio.    AIGMC obtains an appraisal prepared and signed by a Member of the Appraisal Institute (‘‘MAI’’) and certified in the state where the mortgaged property is located. The appraisal is a full narrative report prepared and certified in accordance with the Uniform Standard of Professional Appraisal Practice (USPAP) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) and 12 CFR Part 34 (RTC). Properties are valued on an ‘‘As Is’’ stabilized basis and include the three valuation approaches: income, cost and sales. Adjustments made to comparable data and other variables in performing the three approaches to value are to be quantified by market evidence. AIGMC then determines the loan-to-value ratio of the mortgage loan based on the value set forth in the appraisal.

Environmental Site Assessment.    At origination, AIGMC obtains or updates an environmental site assessment (‘‘ESA’’) for the mortgaged property prepared by an environmental consulting firm. Depending of the findings of the ESA, additional due diligence and or/environmental testing, such as a Phase II ESA, maybe be required. AIGMC generally requires the borrower to remediate any deficiencies that are summarized in the ESA and to complete the ESA recommendations within a specific timeframe. AIGMC may generally require the borrower to establish an operations and maintenance plan to complete such recommendations, place sufficient cash reserves in escrow or post a letter of credit to ensure funds are available to complete such recommendations, obtain an environmental insurance policy for the mortgaged property, or execute an indemnity agreement with respect to any conditions contained in the ESA.

Engineering Report.    AIGMC obtains an engineering report prepared and signed by a licensed engineer. The report will provide an inspection and description of all project buildings and systems, including roofing, pavement, mechanical, electrical, plumbing and life safety systems. AIGMC generally requires the borrower to remediate any deficiencies, code violations, deferred maintenance, and capital expenditure requirements discovered during the inspection within a specific timeframe. Cash reserves may be established, or other security may be obtained, to fund or secure completion of all recommendations.

Zoning and Building Code Compliance.    AIGMC generally examines whether the mortgaged property and the uses thereof comply with all material zoning, building, environmental and land use laws, ordinances, rules, regulations and other similar restrictions and that there is no action or proceeding pending before any court or administrative agency relative to such compliance. Evidence of this compliance may be in the form of: legal opinions, surveys, recorded documents, certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the borrower.

Escrow Requirements.    AIGMC may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. AIGMC evaluates each mortgage loan on a case-by-case basis to determine the need for a particular escrow or reserve. Consequently, escrows and reserves are not established for every mortgage loan originated and in some mortgage loans, no escrows or reserves are established. AIGMC may accept an alternative to a cash escrow or reserve from a borrower such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Title Insurance Policy.    AIGMC requires an ALTA, CLTA, TLTA or other applicable state equivalent extended coverage mortgagee’s title insurance policy for each mortgaged property subject only to any exceptions specifically approved by AIGMC at the time of origination. Such title policy is required to be in an amount at least equal to the original principal balance of the mortgage loan.

Property Insurance.    AIGMC obtains and reviews certificates of insurance for the mortgaged property. Such insurance generally includes property and casualty insurance on an all risk basis,

general liability insurance for bodily injury or death, rent loss or business interruption insurance, boiler and machinery coverage, if applicable, and flood/earthquake insurance, if applicable.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, the issuing entity, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The Trustee and Custodian

LaSalle Bank National Association (‘‘LaSalle’’) will be the trustee and custodian (in that capacity, the ‘‘Custodian’’) under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

As compensation for the performance of its routine duties, LaSalle will be paid a fee (the ‘‘Trustee Fee’’). The Trustee Fee includes the Paying Agent Fee. The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.00043% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and be computed in the same manner as interest is calculated on such mortgage loans. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee and Custodian in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee and Custodian under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will be entitled to a fee with respect to the Bank of America Plaza Loan and the Tysons Galleria Loans. See ‘‘Description of the Pooling Agreements—The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 665 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of September 30, 2006, LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed securities transactions. The Depositor, the Mortgage Loan Sellers, the sponsors, the Master Servicers and the Special Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—J.P. Morgan 2006-LDP9 or at such other address as the Trustee may designate from time to time.

The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA-‘‘ by Fitch.

In its capacity as custodian, LaSalle will hold the mortgage loan files (except with respect to the mortgage loan files for the Bank of America Plaza Loan and the Tysons Galleria Loan) exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and IXIS Real Estate Capital Inc., formerly known as CDC Mortgage Capital Inc. (‘‘IXIS’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to IXIS for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some or all of the mortgage loans to be sold by IXIS to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and UBS Real Estate Securities Inc. (‘‘UBSREI’’) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSREI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by UBSREI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

The Trustee and Custodian and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful misfeasance on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

The Paying Agent, Certificate Registrar and Authenticating Agent

Wells Fargo Bank, National Association (‘‘Wells Fargo Bank’’) will act as Paying Agent under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers, the sponsors, the Master Servicers and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Using information set forth in this free writing prospectus, the Paying Agent will develop the cashflow model for the trust. Based on the monthly loan information provided by the applicable Master Servicer, the Paying Agent will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the applicable Master Servicer, the paying agent will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the Paying Agent will be able to conclusively rely on the information provided to it by the applicable Master Servicer, and the Paying Agent will not be required to recompute, recalculate or verify the information provided to it by the applicable Master Servicer.

In addition, Wells Fargo Bank, N.A. will initially serve as certificate registrar (in that capacity, the ‘‘Certificate Registrar’’) for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the ‘‘Authenticating Agent’’).

Under the terms of the Pooling and Servicing Agreement, the Paying Agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 350 series of commercial mortgage-backed securities, and, as of September 30, 2006, was acting as securities administrator with respect to more than $310 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the ‘‘Paying Agent Fee’’), which together with the fee the Trustee will be paid is equal to the Trustee Fee. The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the ‘‘Paying Agent Fee Rate’’), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under ‘‘—The Trustee and Custodian’’ above. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and Servicing Agreement will also provide for the indemnification of the Paying Agent from the trust for comparable losses, liabilities and expenses for which the Trustee is indemnified as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus.

The Master Servicers

General

There will be three master servicers under the Pooling and Servicing Agreement, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association (each, a ‘‘Master Servicer’’).

Name	No. of Loans	% of Initial Pool Balance
Midland Loan Services, Inc.	164	68.5%
Capmark Finance Inc.	91	19.3%
Wachovia Bank, National Association	18	12.2%

Midland

Midland Loan Services, Inc. (‘‘Midland’’) will be one of the master servicers and will be responsible for the master servicing and administration of certain of the mortgage loans pursuant to the pooling and servicing agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable Mortgage Loan Seller.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association (‘‘PNC Bank’’), one of the Mortgage Loan Sellers. Midland is also an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (‘‘CMBS’’) by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland’s conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for the servicing of particular underlying mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2006, Midland was servicing approximately 20,688 commercial and multifamily mortgage loans with a principal balance of approximately $180.1 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 14,188 of such loans, with a total principal balance of approximately $121.1 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

Portfolio Growth – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136

Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, prior to their inclusion in the trust. Midland is also the largest tenant in the office park securing 1 mortgage loan identified on Annex A-1 hereto as Loan No. 4 representing 4.5% of the Initial Pool Balance (18.1%, 0.0%, 0.0%, 0.0%) . PNC Bank is a sub-tenant of Midland in this office space.

The information set forth in this free writing prospectus concerning Midland has been provided by it.

Capmark

Capmark Finance Inc. (‘‘Capmark’’) will be one of the master servicers and will be responsible for the master servicing and administration of certain of the mortgage loans pursuant to the Pooling and Servicing Agreement. Its servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

Capmark is a California corporation and has been servicing mortgage loans in private label and commercial mortgage-backed securities transactions since 1995. As of June 30, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $131.3 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2003 to 2005 in respect of which Capmark has acted as master servicer.

	Year (amts in $ billions)
	2003	2004	2005
CMBS (US)	99.0	100.7	122.4
Other	103.3	97.0	102.8
Total	202.3	197.2	225.2

Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

No securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of Capmark as master servicer, including a result of Capmark’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. In May 2006. Capmark Finance became a wholly owned subsidiary of Capmark Financial Group Inc. (‘‘Capmark Financial Group’’), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

Capmark Servicer Ireland Limited (formerly known as GMAC Commercial Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for Capmark’s portfolio in the United States.

CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark’s portfolio in the United States.

Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing India Private Limited report to the same managing director of Capmark.

From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

The information set forth in this free writing prospectus concerning Capmark has been provided by it.

Wachovia Bank

Wachovia Bank, National Association (‘‘Wachovia’’) will be one of the master servicers and will be responsible for the master servicing and administration of certain of the mortgage loans pursuant to the Pooling and Servicing Agreement.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2003	As of 12/31/2004	As of 12/31/2005	As of 9/30/2006
By Approximate Number	10,015	15,531	17,641	19,827
By Approximate Aggregate Unpaid Principal Balance (in billions)	$88.6	$141.3	$182.5	$232.2

Within this portfolio, as of September 30, 2006, are approximately 16,620 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $183.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of September 30, 2006 were located in, all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time described in this Memorandum. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a Master Servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this free writing prospectus regarding Wachovia has been provided by it.

The Special Servicer

LNR Partners, Inc. (the ‘‘Special Servicer’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as Special Servicer of the mortgage loans. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•    investing in high-yielding real estate loans, and

•    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 195 as of June 30, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 153 domestic CMBS pools as of June 30, 2006, with a then current face value in excess of $173 billion. Additionally, LNR Partners has resolved over $16.8 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.3 billion for the six months ended June 30, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of June 30, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 23,000 assets in the 50 states and in Europe with a then current face value in excess of $207 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the sponsor(s), the trust, any Master Servicer, the Trustee, the Paying Agent or any originator of any of the underlying mortgage loans identified in this free writing prospectus.

There are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The information set forth in this free writing prospectus concerning the Special Servicer has been provided by it.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor special servicer appointed, at any time by the Directing Certificateholder (or, with respect to the Merchandise Mart Whole Loan, by the holder of the Merchandise Mart Pari Passu Companion Loan (or its designee), and with respect to certain of the AB Mortgage Loans, by the holder of the related AB Subordinate Companion Loan), provided, that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates. See ‘‘Description of the Mortgage Pool—The Merchandise Mart Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus.

Servicing and Other Compensation and Payment of Expenses

The Master Servicers, the Special Servicer, the Paying Agent and the Trustee will be entitled to payment of certain fees as compensation for services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, but such amounts are not payable from amounts that the trust is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the trust and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Servicing Fee / Master Servicers	With respect to the pool of mortgage loans in the trust, the product of the monthly portion of the related annual Servicing Fee Rate(3) calculated on the outstanding principal amount of each mortgage loan in the trust.	First, out of recoveries of interest with respect to that mortgage loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Special Servicing Fee / Special Servicer	With respect to each mortgage loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan or REO Loan.	First, from any revenues received with respect to the related mortgage loan or any related REO Property, and then from general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each mortgage loan that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject mortgage loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan.	Time to time
Liquidation Fee / Special Servicer(5)	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest).	First, from any Liquidation Proceeds and any other revenues received with respect to the related mortgage loan or any related REO Property and then from general funds on deposit in the Certificate Account.	Time to time
Trustee Fee / Trustee and Paying Agent	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Trustee Fee Rate(6) multiplied by the total outstanding principal amount of each mortgage loan in the trust.	Out of general funds on deposit in the Certificate Account.	Monthly

Type / Recipient(1)	Amount	Source(2)	Frequency
Expenses
Servicing Advances / Master Servicers, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loans.	Time to time
Interest on Servicing Advances / Master Servicers, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account.	Monthly
Indemnification Expenses / Trustee, Paying Agent Depositor, Master Servicers or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	If the Trustee succeeds to the position of a Master Servicer, it will be entitled to receive the same fees and expenses of the applicable Master Servicer described in this free writing prospectus less in certain cases a portion of the Servicing Fee as described below.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the applicable Master Servicer or the Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.

(3)	The Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.11% per annum, as described below.

(4)	The Special Servicing Fee Rate for each mortgage loan will equal 0.25% per annum, as described in this ‘‘—Servicing and Other Compensation and Payment of Expenses’’ section.

(5)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Servicing and Other Compensation and Payment of Expenses’’ section.

(6)	The Trustee Fee Rate will equal 0.00043% per annum, as described above under ‘‘—The Trustee and Custodian’’.

The fee of the Master Servicers (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of the mortgage loans (including the Bank of America Plaza Loan and the Tysons Galleria Loan) and the Companion Loans (to the extent permitted under the related intercreditor agreement), and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.02% to 0.11%.As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.02365% per annum. Pursuant to the terms of the Pooling and Servicing Agreement, Midland will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan it is responsible for servicing and, if provided under the related intercreditor agreement, any related Companion Loan notwithstanding any termination or resignation of Midland as Master Servicer; provided, that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its right to receive that retained portion of its Servicing Fee to another party. In addition to the Servicing Fee, the Master Servicers will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, and provided, further, that the applicable Master Servicer will not be entitled to any fees for defeasances or releases received with respect to the Bank of America Plaza Loan or the Tysons Galleria Loan, (2) a specified percentage of all assumption (subject to certain sub-servicing agreements and other than with respect to any fees for assumptions received with respect to the Bank of America Plaza Loan or the Tysons Galleria Loan), extension, certain modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the Companion Loans (to the extent permitted under the related intercreditor agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the processing and/or approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that accrued while the related mortgage loans and the related Companion Loans (to the extent permitted under the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related mortgage loans or the related Companion Loans (to the extent applicable) since the Closing Date. The Master Servicers are also authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicers will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicers are also entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Bank of America Plaza Loan and the Tysons Galleria Loan) and the related Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1 to this free writing prospectus. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed and allocated as provided in the related Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The Bank of America Plaza Loan will be serviced under the Bank of America Plaza Pooling Agreement (including those occasions under the Bank of America Plaza Pooling and Servicing Agreement when the servicing of the Bank of America Plaza Loan has been transferred from the Bank of America Plaza Master Servicer to the Bank of America Plaza Special Servicer). Accordingly,

in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for the Bank of America Plaza Loan. Only the Bank of America Plaza Special Servicer will be entitled to special servicing compensation on the Bank of America Plaza Loan.

The Tysons Galleria Loan will be serviced under the Tysons Galleria Pooling and Servicing Agreement (including those occasions under the Tysons Galleria Pooling and Servicing Agreement when the servicing of the Tysons Galleria Loan has been transferred from the Tysons Galleria Master Servicer to the Tysons Galleria Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for the Tysons Galleria Loan. Only the Tysons Galleria Special Servicer will be entitled to special servicing compensation on the Tysons Galleria Loan.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan or REO loan for each distribution date at a rate equal to the special servicing fee rate equal to a per annum rate of 0.25% (the ‘‘Special Servicing Fee Rate’’) (excluding the Tysons Galleria loan and the Bank of America Plaza loan, which will each be subject to a special servicing fee pursuant to the Tysons Galleria Pooling and Servicing Agreement and the Bank of America Plaza Pooling and Servicing Agreement, respectively,) and will be payable monthly from the trust fund.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. The Bank of America Plaza Whole Loan will be subject to a workout fee pursuant to the Bank of America Plaza Pooling and Servicing Agreement, which will accrue at a rate equal to 1.0% per annum. The Tysons Galleria Whole Loan will be subject to a workout fee in an amount not to exceed the lesser of $650,000 and 1.0% per annum of collections with respect to the Tysons Galleria Whole Loan.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of,

Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchase (including any applicable extension thereof), (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or either Master Servicer, or with respect to any AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan or with respect to a mortgage loan that is subject to mezzanine indebtedness, the holder of the related mezzanine loan, provided, that with respect to a mortgage loan that is subject to mezzanine indebtedness, the purchase occurs within the time period provided in the underlying intercreditor agreement or, if no such time period is specified, 60 days from the date the related mortgage loan becomes a Specially Serviced Mortgage Loan), or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Bank of America Plaza Whole Loan will be subject to a liquidation fee pursuant to the Bank of America Plaza Pooling and Servicing Agreement, which will accrue at a comparable rate per annum. The Tysons Galleria Whole Loan will be subject to a liquidation fee pursuant to the Tysons Galleria Pooling and Servicing Agreement, which will accrue at a comparable rate per annum. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of the 131 South Dearborn and the Merchandise Mart Loan will each be payable out of, and based on, collections on the 131 South Dearborn Whole Loan and the Merchandise Mart Whole Loan, respectively.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, assumption fees, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, certain modification, waiver, consent and earnout fees received with respect to all mortgage loans (except for the Bank of America Plaza Loan and the Tysons Galleria Loan) that are not Specially Serviced Mortgage Loans and that are processed by and/or for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loans since the Closing Date.

Although the Master Servicers and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicers or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this free writing prospectus under ‘‘Description of the Certificates—Advances’’ the Master Servicers and the Special Servicer, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicers and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither of the Master Servicers nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicers or the Special Servicer, as applicable, will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicers as additional servicing compensation.

The applicable Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than Specially Serviced Mortgage Loans) it services for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan it services for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum and (B) all Prepayment Interest Excesses received in respect of the mortgage loans it services for the related Distribution Date and (C) to the extent earned on principal prepayments, net investment earnings received by the applicable Master Servicer during such Due Period with respect to the mortgage loan it services subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period earned by that Master Servicer, (B) all Prepayment Interest Excesses with respect to the applicable Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings payable to the applicable Master Servicer for such Due Period received by the applicable Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

 DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain on Sale Reserve Account, the Floating Rate Account, or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor and (6) the Swap Contracts for the benefit of the Class A-2SFL and Class A-3SFL Certificates (the ‘‘Swap Contracts’’).

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class A-1S, Class A-2S, Class A-2SFL and Class A-3SFL Certificates (collectively, the ‘‘Class A-S Certificates’’), the Class X, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R, Class MR and Class LR Certificates. The Class A Certificates, Class A-S Certificates and the Class X Certificates are referred to collectively in this free writing prospectus as the ‘‘Senior Certificates.’’ The Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this free writing prospectus as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D and Class D-S Certificates are referred to in this free writing prospectus as the ‘‘Subordinate Offered Certificates.’’ The Class R, Class MR and Class LR Certificates are referred to collectively in this free writing prospectus as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-2SFL, Class A-3, Class A-3SFL, Class A-1A, Class X, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D and Class D-S Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R, Class MR and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. The Class A-1S, Class A-2S, Class A-2SFL, Class A-3SFL, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates are referred to collectively in this free writing prospectus as the ‘‘Group S Certificates’’. The Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates are referred to collectively in this free writing prospectus as the ‘‘Group R Certificates’’.

On the Closing Date, the ‘‘Class A-2SFL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-2SFL Regular Interest is not offered by this free writing prospectus. The Depositor will transfer the Class A-2SFL Regular Interest to the trust in exchange for the Class A-2SFL Certificates. The Class A-2SFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-2SFL Regular Interest, the A-2SFL Floating Rate Account and the A-2SFL Swap Contract.

On the Closing Date, the ‘‘Class A-3SFL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-3SFL Regular Interest is not offered by this free writing prospectus. The Depositor will transfer the Class A-3SFL Regular Interest to the trust in exchange for the Class A-3SFL Certificates. The Class A-3SFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-3SFL Regular Interest, the A-3SFL Floating Rate Account and the A-3SFL Swap Contract.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class X Certificates and Residual Certificates) and the Class A-2SFL and the Class A-3SFL Regular Interests (and correspondingly the Class A-2SFL and the Class A-3SFL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class X Certificates and Residual Certificates) and the Class A-2SFL and the Class A-3SFL Regular Interests (and correspondingly the Class A-2SFL and the Class A-3SFL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class X Certificates and Residual Certificates) and the Class A-2SFL and the Class A-3SFL Regular Interests (and correspondingly the Class A-2SFL and the Class A-3SFL Certificates) on that Distribution Date. With respect to any Class of Certificates (other than the Class A-2SFL and the Class A-3SFL Certificates) or the Class A-2SFL or the Class A-3SFL Regular Interests that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below.

The Certificate Balance of the Class A-2SFL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-2SFL Regular Interest. The initial Certificate Balance of the Class A-2SFL Certificates will be equal to the initial Certificate Balance of the Class A-2SFL Regular Interest, which is expected to be the balance set forth on the cover of this free writing prospectus.

The Certificate Balance of the Class A-3SFL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-3SFL Regular Interest. The initial Certificate Balance of the Class A-3SFL Certificates will be equal to the initial Certificate Balance of the Class A-3SFL Regular Interest, which is expected to be the balance set forth on the cover of this free writing prospectus.

The Class X Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (the ‘‘Notional Amount’’). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-2SFL, Class A-3SFL, Class X, Class R, Class MR and Class LR Certificates) (the ‘‘Principal Balance Certificates’’) and the Class A-2SFL and Class A-3SFL Regular Interests outstanding from time-to-time. The initial Notional Amount of the Class X Certificates will be approximately $4,854,254,295.

The Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $351,934,295.

The Offered Certificates (other than the Class A-2SFL, Class A-3SFL and Class X Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class A-2SFL and Class A-3SFL Certificates will be offered in minimum denominations of $100,000 initial

Certificate Balance. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, the ‘‘Participants’’), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicers as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicers, the underwriters, the Special Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or

Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicers will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in January 2007 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The amount allocated to the Class A-2SFL or Class A-3SFL Regular Interest due to the Swap Counterparty under the related Swap Contract with respect to each Distribution Date will be deposited into the related Floating Rate Account on the business day prior to the related Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under a Swap Contract with respect to the Distribution Date will be deposited into the related Floating Rate Account. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ and ‘‘—The A-3SFL Swap Contract’’ in this free writing prospectus.

Each Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. Each Master Servicer is required to deposit in its Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (for which it is acting as Master Servicer) (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Bank of America Plaza Loan, the Tysons Galleria Loan, the Merchandise Mart Loan, the 131 South Dearborn Loan and AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

The Paying Agent is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’, the ‘‘Middle-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by each Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders (other than the Holders of the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests as described in this free writing prospectus. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Master Servicers, the Special Servicer, the Trustee and the Paying Agent will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement.

Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent, but such amounts are not payable from amounts that the trust fund is entitled to receive. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus.

The Paying Agent is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), the Paying Agent will be required to deposit amounts remitted by each Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (or February if the related Distribution Date is the final Distribution Date), the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Paying Agent is required to establish and maintain an account (the ‘‘Gain on Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

Each Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). Each Master Servicer will be entitled to retain any interest or other income earned on such funds and each Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Account will not be invested.

The aggregate amount available for distribution to the Certificateholders (other than the holders of the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests (and thus to the holders of the Class A-2SFL and Class A-3SFL Certificates) to the extent described in this free writing prospectus) on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x)    the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account (and with respect to the Bank of America Plaza Loan, only to the extent received by the Trustee pursuant to the Bank of America Plaza Pooling and Servicing Agreement and with respect to the Tysons Galleria Loan, only to the extent received by the Trustee pursuant to the Tysons Galleria Pooling and Servicing Agreement), as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)    all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)    all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3)    all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)    with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)    all Yield Maintenance Charges;

(6)    all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(7)    any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y)    all P&I Advances made by the applicable Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus; and

(z)    with respect to the Distribution Date occurring in each March (or February if the related Distribution Date is the final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The ‘‘Group R Available Distribution Amount’’ is an amount for each Distribution Date equal to the sum of (a) that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the mortgage loans in Loan Group R and (b) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the mortgage loans in Loan Group S remaining after all distributions on that Distribution Date to the Class H-S Certificates.

The ‘‘Group S Available Distribution Amount’’ is an amount for each Distribution Date equal to the sum of (a) that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the mortgage loans in Loan Group S and (b) after the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H Certificates in full, that portion of the Available Distribution Date attributable to funds collected or advanced with respect to the mortgage loans in Loan Group R remaining after all distributions on that Distribution Date to the Class H Certificates.

The aggregate amount available for distributions to the holders of the Class A-2SFL Certificates on each Distribution Date (the ‘‘Class A-2SFL Available Funds’’) will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-2SFL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the A-2SFL Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the A-2SFL Swap Contract for the Distribution Date. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this free writing prospectus.

The aggregate amount available for distributions to the holders of the Class A-3SFL Certificates on each Distribution Date (the ‘‘Class A-3SFL Available Funds’’) will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3SFL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the A-3SFL Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the A-3SFL Swap Contract for the Distribution Date. See ‘‘Description of the Swap Contracts—The A-3SFL Swap Contract’’ in this free writing prospectus.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due Period with respect to any mortgage loan with its first due date in January 2007 or February 2007 will begin on the day immediately following the Cut-off Date of such mortgage loan.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances or Notional Amount of the Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) or the Certificate Balances of the Class A-2SFL and Class A-3SFL Regular Interests have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, from the portion of the Group R Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group R-1, in each case, up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) from the Group S Available Distribution Amount on the Class A-1S and Class A-2S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests, pro rata, in each case, up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (iii) from the Group R Available Distribution Amount on the Class A-1A Certificates from the portions of the Group R Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group R-2, in each case, up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iv) (a) from the Group R Available Distribution Amount to the Class X Certificates up to an amount equal to the Class X-R Interest Distribution Amount and (b) from the Group S Available Distribution Amount to the Class X Certificate up to an amount equal to the Class X-S Interest Distribution Amount; provided, however, on any Distribution Date where the Group R Available Distribution Amount (or applicable portion of the Group R Available Distribution Amount) is not sufficient to make distributions in full to the Class A-1, Class A-2, Class A-3, Class A-1A and Class X Certificates as described above, the Group R Available Distribution Amount for such Distribution Date will be allocated among the Class A-1, Class A-2, Class A-3, Class A-1A and Class X Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest (or, in the case of the Class X Certificates, the Class X-R Interest Distribution Amount) in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date.

Second, to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A Certificates and the Class A-2SFL and Class A-3SFL Regular Interests, in reduction of the Certificate Balances of those Classes, concurrently: (i)(A) first, to the Class A-1 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates is reduced to zero, the Group R-2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (iii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (B) then, to the Class A-2 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group R-2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (iii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero and (C) then, to the Class A-3 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (i)(B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates is reduced to zero, the Group R-2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (i)(B) above and clause (iii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3 Certificates is reduced to zero; (ii)(A) first, to the Class A-1S Certificates, in an amount equal to the Group S Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1S Certificates is reduced to zero, (B) to principal on the Class A-2S Certificates and the Class A-2SFL Regular Interest, pro rata, based on Certificate Balances in an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after the payments specified in clause (ii)(A) above have been made) for such Distribution Date, until the Certificate Balances of each of the Class A-2S Certificates and the Class A-2SFL Regular

Interest is reduced to zero, and (C) to principal on the Class A-3SFL Regular Interest in an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after the payments specified in clause (ii)(A) and (ii)(B) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3SFL Regular Interest is reduced to zero and (iii) to the Class A-1A Certificates, in an amount equal to the Group R-2 Principal Distribution Amount and, after the Certificate Balance of the Class A-3 Certificates have been reduced to zero, the Group R-1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C)  above have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates is reduced to zero;

Third, to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A Certificates and the Class A-2SFL and Class A-3SFL Regular Interests,pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class A-M Certificates, up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class A-MS Certificates, up to an amount equal to the Interest Distribution Amount for the Class;

Fifth, to the Class A-M and Class A-MS Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-M Certificates, in reduction of its Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date) until the Certificate Balance of the Class A-M Certificates is reduced to zero, and (ii) following reduction of the Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests to zero, to the Class A-MS Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests on that Distribution Date), until the Certificate Balance of the Class A-MS Certificates is reduced to zero;

Sixth, to the Class A-M and Class A-MS Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Seventh, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class A-J Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amout on the Class A-JS Certificates, up to an amount equal to the Interest Distribution Amount for the Class;

Eighth, to the Class A-J and Class A-JS Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of its Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class A-M Certificates on that Distribution Date), until the Certificate Balance of the Class A-J Certificates is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests and Class A-MS Certificates to zero, to the Class A-JS Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class

A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests and Class A-MS Certificates on that Distribution Date), until the Certificate Balance of Class A-JS Certificates is reduced to zero;

Ninth, to the Class A-J and Class A-JS Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Tenth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class B Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class B-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Eleventh, to the Class B and Class B-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, and Class A-J Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of the Class B Certificates is reduced to zero, and (ii) following reduction of the Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates and Class A-JS Certificates to zero, to the Class B-S Certificates, in reduction of its Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates and Class A-JS Certificates on that Distribution Date), until the Certificate Balance of the Class B-S Certificates is reduced to zero;

Twelfth, to the Class B and Class B-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class C Certificates, up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class C-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Fourteenth, to the Class C and Class C-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of the Class C Certificates is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates and Class B-S Certificates to zero, to the Class C-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates and Class B-S Certificates on that Distribution Date), until the Certificate Balance of the Class C-S Certificates is reduced to zero;

Fifteenth, to the Class C and Class C-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class D Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class D-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Seventeenth, to the Class D and Class D-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates and Class C-S Certificates to zero, to the Class D-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates and Class C-S Certificates on that Distribution Date), until the Certificate Balance of Class D-S is reduced to zero;

Eighteenth, to the Class D and Class D-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class E Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class E-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Twentieth, to the Class E and Class E-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of the Class E is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates and Class D-S Certificates to zero, to the Class E-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates and Class D-S Certificates on that Distribution Date) until the Certificate Balance of Class E-S is reduced to zero;

Twenty-first, to the Class E and Class E-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class F Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class F-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Twenty-third, to the Class F and Class F-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of the Class F is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates and Class E-S Certificates to zero, to the Class F-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates and Class E-S Certificates on that Distribution Date), until the Certificate Balance of Class F-S is reduced to zero;

Twenty-fourth, to the Class F and Class F-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class G Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class G-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Twenty-sixth, to the Class G and Class G-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of the Class G is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates and Class F-S Certificates to zero, to the Class G-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates and Class F-S Certificates on that Distribution Date) until the Certificate Balance of Class G-S is reduced to zero;

Twenty-seventh, to the Class G and Class G-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class H Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class H-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Twenty-ninth, to the Class H and Class H-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of the Class H is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates, Class F-S Certificates and Class G-S Certificates to zero, to the Class H-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates, Class F-S Certificates and Class G-S Certificates on that Distribution Date), until the Certificate Balance of Class H-S is reduced to zero;

Thirtieth, to the Class H and Class H-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates and Class H-S Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates and Class H-S Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S

Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and than the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS

Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-second, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, to the Class MR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Middle-Tier Distribution Account and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or Class A-2SFL and Class A-3SFL Regular Interest in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to clause (i), (ii) and (iii) of priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A Certificates and the Class A-2SFL and Class A-3SFL Regular Interests without regard to the priorities set forth above and without regard to Loan Group R-1, Loan Group R-2 or Loan Group S.

Distributions on the Class A-2SFL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-2SFL Regular Interest (and, correspondingly, the Class A-2SFL

Certificates) has not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the A-2SFL Floating Rate Account to the extent of the Class A-2SFL Available Funds, in the following order of priority:

First,to the Class  A-2SFL Certificates in respect of interest, up to an amount equal to the Class  A-2SFL Interest Distribution Amount;

Second,to the Class A-2SFL Certificates in respect of principal, the Class A-2SFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third,to the Class A-2SFL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-2SFL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this free writing prospectus.

Distributions on the Class A-3SFL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-3SFL Regular Interest (and, correspondingly, the Class A-3SFL Certificates) has not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the A-3SFL Floating Rate Account to the extent of the Class A-3SFL Available Funds, in the following order of priority:

First,to the Class  A-3SFL Certificates in respect of interest, up to an amount equal to the Class  A-3SFL Interest Distribution Amount;

Second,to the Class A-3SFL Certificates in respect of principal, the Class A-3SFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third,to the Class A-3SFL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-3SFL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contracts—The A-3SFL Swap Contract’’ in this free writing prospectus.

Pass-Through Rates.    The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-1S Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-2S Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-2SFL Regular Interest is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-2SFL Certificates is a per annum rate equal to LIBOR plus     %; provided, however, under certain circumstances described under ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this free writing prospectus, the Pass-Through Rate on the Class A-2SFL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-2SFL Regular Interest.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-3SFL Regular Interest is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-3SFL Certificates is a per annum rate equal to LIBOR plus     %; provided, however, under certain circumstances described under ‘‘Description of the Swap Contracts—The A-3SFL Swap Contract’’ in this free writing prospectus, the Pass-Through Rate on the Class A-3SFL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-3SFL Regular Interest.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-M Certificate is aper annum rate equal to     %.

The Pass-Through Rate on the Class A-MS Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-JS Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class B-S Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class C-S Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class D-S Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class E-S Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class F-S Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class G-S Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class H-S Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to         %.

The term ‘‘LIBOR’’ means, with respect to the Class  A-2SFL and Class A-3SFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00  a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major banks in the London interbank market selected by the Paying Agent to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of each of those four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00  a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Paying Agent will be binding absent manifest error.

The ‘‘LIBOR Determination Date’’ for the Class A-2SFL and Class A-3SFL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A ‘‘LIBOR Business Day’’ is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately         % per annum.

The Pass-Through Rate for the Class X Certificates for each Distribution Date will equal the weighted average of the respective Class X Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X Components’’) of the Class X Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X Components immediately prior to the Distribution Date). Each Class X Component will be comprised of all of the Certificate Balance of one of the Classes of Principal Balance Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL or Class A-3SFL Regular Interests. The Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL or Class A-3SFL Regular Interests will constitute a separate Class X Component. For each Distribution Date, the ‘‘Class X Strip Rate’’ for each Class X Component will be calculated as follows:

(a)    if such Class X Component consists of the Certificate Balance of any Class of Group R Certificates, then the applicable Class X Strip Rate will equal the excess, if any, of (a) the Group R WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Group R Certificates;

(b)    if such Class X Component consists of the Certificate Balance of any such Class of Group S Certificates or the Class A-2SFL or Class A-3SFL Regular Interest, then the applicable Class X Strip Rate will equal the excess, if any, of (a) the Group S WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Group S Certificates or the Class A-2SFL or Class A-3SFL Regular Interest; and

(c)    if such Class X Component consists of the Certificate Balance of any Class of the Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificates, then the applicable Class X Strip Rate will equal the excess, if any, of (a) the Pool WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of the Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificates.

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-9 of this free writing prospectus. The Pass-Through Rate on the Class A-2SFL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to     %. The Pass-Through Rate on the Class A-3SFL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to     %.

The ‘‘Group R WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans in Loan Group R weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Group S WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans in Loan Group S weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Pool WAC Rate’’ with respect to any Distribution Date is weighted average of (x) the Group S WAC Rate and (y) the Group R WAC rate, in each case, weighted on the basis of the related Group Subordinate Amount.

The ‘‘Group Subordinate Amount’’ for any Distribution Date is (i) with respect to mortgage loans in Loan Group R, is equal to the excess of the aggregate Principal Balance of the mortgage loans in Loan Group R as of the beginning of the related Due Period over the Stated Principal Balance of the Group R Certificates immediately prior to such Distribution Date and (ii) with respect to the mortgage loans in Loan Group S will be equal to the excess of the Principal Balance of the mortgage loans as of the beginning of the related Due Period over the Stated Principal Balance of the mortgage loans in Loan Group S Certificates immediately prior to such Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the applicable Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year (in either case, unless the related Distribution Date is the final Distribution Date) or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

Interest Distribution Amount.    Interest will accrue for each Class of Certificates (other than (the Class A-2SFL, Class A-3SFL and the Residual Certificates) and the Class A-2SFL and Class A-3SFL, Regular Interests during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Class A-2SFL, Class A-3SFL and the Residual Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-2SFL or the Class A-3SFL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class of Certificates or the Class A-2SFL or the Class A-3SFL Regular Interest to the extent not previously paid, for all prior Distribution Dates.

The ‘‘Class A-2SFL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-2SFL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-2SFL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this free writing prospectus.

The ‘‘Class A-3SFL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-3SFL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-3SFL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contracts—The A-3SFL Swap Contract’’ in this free writing prospectus.

The ‘‘Class X-R Interest Distribution Amount’’ is an amount equal to (a) prior to the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, (1) the Interest Distribution Amount for the Class X Certificates for that Distribution Date multiplied by (2) a fraction whose numerator is the Stated Principal Balance of all mortgage loans in Loan Group R as of such Distribution Date and whose denominator is the Stated Principal Balance of all mortgage loans and (b) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, the Interest Distribution Amount for the Class X Certificates for that Distribution Date.

The ‘‘Class X-S Interest Distribution Amount’’ is an amount equal to (a) prior to the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H in full, (1) the Interest Distribution Amount for the Class X Certificates for that Distribution Date multiplied by (2) a fraction whose numerator is the Stated Principal Balance of all mortgage loans in Loan Group S as of such Distribution Date and whose denominator is the Stated Principal Balance of all mortgage loans and (b) after the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H in full, the Interest Distribution Amount for the Class X Certificates for that Distribution Date.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class X, Class A-2SFL, Class A-3SFL and the Residual Certificates) or the Class A-2SFL or Class A-3SFL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Class A-2SFL and the Class A-3SFL Certificates and the Residual Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. With respect to the Class A-2SFL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date and will be calculated on an Actual/360 Basis; provided, however, if the Pass-Through Rate for the Class A-2SFL or Class A-3SFL Certificates converts to a fixed rate, the Interest Accrual Period for that Class will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. See ‘‘Description of the Swap Contracts—‘‘The A-2SFL Swap Contract’’ in this free writing prospectus.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the the Class A-2SFL, the Class A-3SFL and the Residual Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests the for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-2SFL or Class A-3SFL Regular Interest for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificate’s or the Class A-2SFL or Class A-3SFL Regular Interest’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the applicable Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

Principal Distribution Amount.    So long as the Class A-3 Certificates and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis within Loan Group R. So long as the Class H and Class H-S Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Group S Certificates and Group R Certificates will be calculated on a Loan Group by Loan Group basis. On each Distribution Date after the Certificate Balance of each of the Class H and Class H-S Certificates has been reduced to zero (other than as a result of losses), a single Principal Distribution Amount will be calculated in the aggregate for all Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group R-1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group R-1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R-1 for that Distribution Date, (c) the Unscheduled Principal Distribution Amount for Loan Group R-1 for that Distribution Date; provided, that the Group R-1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R-1 in a period during which such principal collections would have otherwise been included in the Group R-1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R-1 in a period during which such principal collections would have otherwise been included in the Group R-1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group R-2 as described in clauses (i) and (ii) of the definition of ‘‘Group R-2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group R-2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R-2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group

R-1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R-2 Principal Distribution Amount as required under clause (II) of the definition of Group R-2 Principal Distribution Amount, such recovery will be applied to increase the Group R-1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group R-2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R-1 Principal Distribution Amount up to such amounts and then to increase the Group R-2 Principal Distribution Amount) and (d) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Group S Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H-S Certificates.

The ‘‘Group R-2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group R-2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R-2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group R-2 for that Distribution Date; provided, that the Group R-2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R-2 in a period during which such principal collections would have otherwise been included in the Group R-2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R-2 in a period during which such principal collections would have otherwise been included in the Group R-2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group R-1 as described in clauses (i) and (ii) of the definition of Group R-1 Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group S been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R-1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group R-2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R-1 Principal Distribution Amount as required under clause (II) of the definition of Group R-1 Principal Distribution Amount, such recovery will be applied to increase the Group R-2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group R-1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R-2 Principal Distribution Amount up to such amounts and then to increase the Group R-1 Principal Distribution Amount).

The ‘‘Group R Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group R Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group R for that Distribution Date; provided, that the Group R Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R in a period during which such principal collections would have otherwise been included in the Group R Principal Distribution Amount for that Distribution Date,

(ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R in a period during which such principal collections would have otherwise been included in the Group R Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group S as described in clauses (i) and (ii) of the definition of ‘‘Group S Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group S been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group S for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group R are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group S Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group S Principal Distribution Amount’’, such recovery will be applied to increase the Group R Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group S are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R Principal Distribution Amount up to such amounts and then to increase the Group S Principal Distribution Amount) and (d) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Group S Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H-S Certificates.

The ‘‘Group S Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group S Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group S for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group S for that Distribution Date; provided, that the Group S Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group S in a period during which such principal collections would have otherwise been included in the Group S Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group S in a period during which such principal collections would have otherwise been included in the Group S Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group R as described in clauses (i) and (ii) of the definition of ‘‘Group R Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group R been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group S are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group R Principal Distribution Amount’’, such recovery will be applied to increase the Group S Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group R are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group

S Principal Distribution Amount up to such amounts and then to increase the Group R Principal Distribution Amount) and (d) after the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H Certificates in full, that portion of the Group R Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H Certificates.

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicers or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, the last day of such grace period, as applicable, to the extent received by the applicable Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the applicable Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Master Servicer Remittance Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the applicable Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K,

Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-2SFL and Class A-3SFL Regular Interests on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group R Principal Distribution Amount, the term ‘‘Group R Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group R Principal Distribution Amount for the prior Distribution Date and (b) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on the preceding Distribution Date. There will be no Group R Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group S Principal Distribution Amount, the term ‘‘Group S Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group S Principal Distribution Amount for the prior Distribution Date and (b) the aggregate Certificate Balance of the Class A-1S, Class A-2S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1S, Class A-2S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests on the preceding Distribution Date. There will be no Group S Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Group R-1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group R-1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates exceeds (2) the Aggregate Amount distributed in respect of principal on the Class A-1, Class A-2 and Class A-3 Certificates on the preceding Distribution Date. There will be no Group R-1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group R-2 Principal Distribution Amount, the term ‘‘Group R-2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group R-2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificates Balance of the Class A-1A Certificates exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group R-2 Principal Shortfall on the first Distribution Date.

With respect to any Distribution Date, the ‘‘Class A-2SFL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-2SFL Regular Interest on that Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this free writing prospectus.

With respect to any Distribution Date, the ‘‘Class A-3SFL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-3SFL Regular Interest on that Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contracts—The A-3SFL Swap Contract’’ in this free writing prospectus.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates and the Class A-2SFL and Class A-3SFL Regular Interests, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any REO Property with respect to the Bank of America Plaza Whole Loan held pursuant to the Bank of America Plaza Pooling and Servicing Agreement and including any REO Property with respect to the Tysons Galleria Whole Loan held pursuant to the Tysons Galleria Pooling and Servicing Agreement) (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this free writing prospectus and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the applicable Master Servicer or Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the applicable Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable Master Servicer as if received on the predecessor mortgage loan.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans in Loan Group S, Loan Group R-1 and Loan Group R-2 during the related Due Period will be required to be distributed by the Paying Agent to the holders of each of the Group S Certificates (excluding the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, the holder of each of the Group R-1 Certificates and the holders of each of the Group R-2 Certificates, respectively, in the following manner: the holders of each Class of the Group S Certificates (excluding the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, the holders of each Class of Group R-1 Certificates and the holders of each Class of Group R-2 Certificates, respectively, will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Group S Certificates (excluding the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, the Group R-1 Certificates or the Group R-2 Certificates, respectively, representing principal payments in respect of mortgage loans in the Group S Certificates (excluding the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, the Group R-1 Certificates or the Group R-2 Certificates, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or Regular Interests entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges with respect to that Loan Group will be allocated among all such Classes of Certificates or Regular Interests within the related Loan Group up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

On any Distribution Date, for so long as the A-2SFL Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-2SFL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the A-2SFL Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-2SFL Regular Interest will be distributable to the holders of the Class A-2SFL Certificates. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this free writing prospectus.

On any Distribution Date, for so long as the A-3SFL Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-3SFL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the A-3SFL Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-3SFL Regular Interest will be distributable to the holders of the Class A-3SFL Certificates. See ‘‘Description of the Swap Contracts—The A-3SFL Swap Contract’’ in this free writing prospectus.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-2SFL or Class A-3SFL Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	December 15, 2011
Class A-1S	October 15, 2011
Class A-2	May 15, 2016
Class A-2S	December 15, 2011
Class A-2SFL	December 15, 2011
Class A-3	December 15, 2016
Class A-3SFL	November 15, 2013
Class A-1A	December 15, 2016
Class X	December 15, 2021
Class A-M	December 15, 2016
Class A-MS	December 15, 2013
Class A-J	December 15, 2016
Class A-JS	December 15, 2013
Class B	December 15, 2016
Class B-S	December 15, 2013
Class C	December 15, 2016
Class C-S	December 15, 2013
Class D	December 15, 2016
Class D-S	December 15, 2013

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above (other than with respect to the Class X Certificates) were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be May 15, 2047. See ‘‘Ratings’’ in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of each Class of Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of each Class of Certificates with a higher distribution priority, such that:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H and Class H-S Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class G (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class G-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class F (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class F-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class E (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class E-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class D (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class D-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class C (with respect to funds available for distribution from mortgage loans in Loan Group R and Loan Group S) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class C-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class B (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class B-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class A-J (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class A-JS (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class A-M (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class A-MS (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates

are subordinate to the rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-1A and Class X (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates and the Class X Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S), and

•	the rights of the holders of the Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class A-1S, Class A-2S and Class X Certificates and the Class A-2SFL and Class A-3SFL Regular Interests (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates and Class X Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R).

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date and more particularly, from funds available for distribution from the related Loan Group, and the ultimate receipt by the holders of the Class A Certificates and the Class A-S Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates or Class A-S Certificates, respectively (and particularly from the related Loan Group). Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M and Class A-MS Certificates, the holders of the Class A-J and Class A-JS Certificates, the holders of the Class B and Class B-S Certificates, the holders of the Class C and Class C-S Certificates and the holders of the Class D and Class D-S Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date and more specifically, from the related Loan Group, and the ultimate receipt by the holders of those Classes of Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of each Class of Offered Certificates by each Class of Certificates that are subordinate to that Class will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A Certificates and the Class A-2SFL and Class A-3SFL Regular Interests that are still outstanding, pro rata, without regard to Loan Groups, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made:

(i) with respect to Loan Group R-1, first, to the Class A-1 Certificates until their Certificate Balance is reduced to zero, second, to the Class A-2 Certificates, until their Certificate Balance is reduced to zero and third to the Class A-3 Certificates, until their Certificate Balance is reduced to zero and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance is reduced to zero, (ii) with respect to Loan Group R-2, to the Class A-1A Certificates until their Certificate Balance is reduced to zero and then, if any of the Class A-1, Class A-2 or Class A-3 Certificates are still outstanding, first to the Class A-1 Certificates until their Certificate Balance is reduced to zero, second, to the Class A-2 Certificates, until their Certificate Balance is reduced to zero, and third to the Class A-3 Certificates, until their Certificate Balance is reduced to zero and (iii) with respect to Loan Group S, first, to the Class A-1S Certificates until their Certificate Balance is reduced to zero, second to the Class A-2S and the Class A-2SFL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero, and third to the Class A-3SFL Regular Interest, until their Certificate Balance is reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to funds available for distribution from Loan Group R for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the mortgage loans in Loan Group R will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates, the percentage interest in the mortgage loans in Loan Group R will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Certificates with a lower distribution priority), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates by the Certificates with a lower distribution priority.

Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates and the remaining Non-Offered Certificates (other than the Class E-S, Class F-S, Class G-S and Class H-S Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Group S Certificates, the Class X Certificates and the Residual Certificates) with later sequential designations with respect to funds from mortgage loans in Loan Group R.

Allocation to the Class A-1S and Class A-2S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the funds available for distribution from Loan Group S for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1S and Class A-2S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the mortgage loans in Loan Group S will decline. Therefore, as principal is distributed to the holders of the Class A-1S and Class A-2S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests, the percentage interest in the mortgage loans in Loan Group S will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Certificates with a lower distribution priority), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1S and Class A-2S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests by the Certificates with a lower distribution priority.

Following retirement of the Class A-1S and Class A-2S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-MS Certificates, the Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates and Class D-S Certificates and the remaining Non-Offered Certificates (other than the Class E, Class F, Class G and Class H Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-MS Certificates, the Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates and Class D-S Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Group R Certificates, the Class X Certificates and the Residual Certificates) with later sequential designations with respect to funds from mortgage loans in Loan Group S.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the applicable Master Servicer, the Special Servicer or the Paying Agent from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class A-2SFL, Class A-3SFL and Class X Certificates and the Residual Certificates) and the Class A-2SFL and Class A3SFL Regular Interests after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class A-2SFL, Class A-3SFL and Class X Certificates and the Residual Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests as follows: to the Class NR Certificates, Class P Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H and Class H-S Certificates, pro rata, Class G and Class G-S Certificates, pro rata, Class F and Class F-S Certificates, pro rata, Class E and Class E-S Certificates, pro rata, Class D and Class D-S Certificates, pro rata, Class C and Class C-S Certificates, pro rata, Class B and Class B-S Certificates, pro rata, Class A-J and Class A-JS Certificates, pro rata and Class A-M and Class A-MS Certificates, pro rata and in each case in respect of and until the remaining Certificate Balance of the Class or Classes of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A Certificates and the Class A-2SFL and Class A-3SFL Regular Interestspro rata without regard to Loan Groups (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A Certificates and the Class A-2SFL and Class A-3SFL Regular Interests have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R, Class MR or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates will be reduced if the Certificate Balances of the other Classes of Certificates (other than the Class A-2SFL and the Class A-3SFL Certificates and the Residual Certificates) or the Class A-2SFL or the Class A-3SFL Regular Interest are reduced by such mortgage loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Paying Agent as described under ‘‘Transaction Parties—The Paying Agent, Certificate Registrar and Authenticating Agent’’ in this free writing prospectus, certain reimbursements to the Master Servicers and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance (or Notional Amount, in the case of the Class X Certificates) is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates (other than the Class A-2SFL, Class A-3SFL and Class X Certificates) or the Class A-2SFL or Class A-3SFL Regular Interest in accordance with the payment priorities set forth in ‘‘—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will be obligated, except to the extent determined to be non-recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Bank of America Plaza Loan and the Tysons Galleria Loan) and any REO Loan during the related Due Period and not received as of the Determination Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The applicable Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the Bank of America Plaza Loan and Tysons Galleria Loan) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the applicable Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the applicable Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or with respect to any AB Subordinate Companion Loan, the Merchandise Pari Passu Companion Loan, the Bank of America Plaza Pari Passu Companion Loan, the Tysons Galleria Pari Passu Companion Loan or the 131 South Dearborn Pari Passu Companion Loan. In addition, neither the applicable Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-2SFL or Class A-3SFL Certificates.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of the Bank of America Plaza Whole Loan, an appraisal reduction has been made in accordance with the Bank of America Plaza Pooling and Servicing Agreement, or, in the case of the Tysons Galleria Whole Loan, an appraisal reduction has been made in accordance with the Tysons Galleria Pooling and Servicing Agreement and notice has been provided to the Master Servicer) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will also be obligated, and the Special Servicer may be permitted (in each case, subject to the limitations described in this free writing prospectus), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan (other than the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the applicable Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The applicable Master Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the Merchandise Mart Loan or the 131 South Dearborn Loan in accordance with the Merchandise Mart Intercreditor Agreement, or the 131 South Dearborn Intercreditor Agreement, as applicable, the Merchandise Mart Pari Passu Companion Loan or the 131 South Dearborn Pari Passu Companion Loan, as applicable) and, with respect to a Servicing Advance made with respect to an AB Mortgage Loan, from amounts collected in respect of any related pari passu companion loans and the related AB Subordinate Companion Loan in accordance with the related Intercreditor Agreement, as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, neither the Master Servicers nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Each of the Master Servicers and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections) or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer or not to defer shall be deemed to be in accordance with the Servicing Standards; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. At any time after such a determination to obtain reimbursement over time, either Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. Each of the Master Servicers and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate

Account or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. A Workout-Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) determines in its reasonable judgment that such Workout-Delayed Reimbursement Amount would not be recoverable (including interest on the Advance) out of Related Proceeds, or (b) has determined in accordance with the Servicing Standards (in the case of a Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the applicable Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the applicable Master Servicer and the Trustee; however, the Special Servicer will have no obligation to make such an affirmative determination that any P&I Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the applicable Master Servicer or the Trustee. Additionally, with respect to the Bank of America Plaza Loan, if any servicer in connection with another securitization of the Bank of America Plaza Pari Passu Companion Loan determines that any P&I Advance with respect to the Bank of America Plaza Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the Bank of America Plaza Loan. Additionally, with respect to the Tysons Galleria Loan, if (i) the Tysons Galleria Master Servicer determines that a proposed principal and/or interest advance, if made, would be non-recoverable or an outstanding principal and/or interest advance is or would be non-recoverable and (ii) notice of such determination has been delivered by the Tysons Galleria Master Servicer, neither the Master Servicer nor the Trustee may make any additional P&I Advances with respect to the Tysons Galleria Loan until the Master Servicer has consulted with the Tysons Galleria Master Servicer and they agree that circumstances with respect to the Tysons Galleria Whole Loan have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance; provided, however, that such determination will not be so binding on the applicable Master Servicer in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Similarly, with respect to the Tysons Galleria Loan, if the applicable Master Servicer or the Special Servicer determines that any P&I Advnace with respect to the Tysons Galleria Loan, if made, would be non-recoverable, such determination will be binding on the Tysons Galleria Master Servicer as it relates to any proposed principal and/or interest advance with respect to the Tysons Galleria Pari Passu Companion Loan until the Master Servicer has consulted with the Tysons Galleria Master Servicer and they agree that circumstances with respect to the Tysons Galleria Whole Loan have changed. Additionally, with respect to the Merchandise Mart Loan, if (i) the applicable Master Servicer or any master servicer for a securitization relating to the Merchandise Mart Pari Passu Companion Loan determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable and (ii) notice of such determination has been delivered by the applicable Master Servicer or the applicable Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the Merchandise Mart Pari Passu Companion Loan, none of the applicable Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the Merchandise Mart Loan or the Merchandise Mart Pari Passu Companion Loan until the applicable Master Servicer has consulted with the other applicable master servicer and they agree that circumstances with respect to the Merchandise Mart Whole Loan have changed such that a proposed future P&I Advance would not be a non-recoverable advance. Additionally, with respect to the 131 South Dearborn Loan, if any servicer in connection with a subsequent securitization of the 131 South Dearborn Pari Passu Companion Loan determines that any P&I Advance with respect to the 131 South Dearborn Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the 131 South Dearborn Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any determination that an Advance is or would be a Nonrecoverable Advance described in this paragraph will be conclusive and binding on the Certificateholders, the applicable Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the applicable Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. If the Special Servicer determines that a portion of an Advance is or would be non-recoverable, neither the applicable Master Servicer nor the Trustee will be precluded from determining that the remainder of such Advance is or would be nonrecoverable. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the applicable Master Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any AB Subordinate Companion Loan, any Tysons Galleria Companion Loan, the Bank of America Plaza Pari Passu Companion Loan, the Merchandise Mart Pari Passu Companion Loan or the 131 South Dearborn Pari Passu Companion Loan. No Servicing Advances will be made with respect to any AB Subordinate Companion Loan, the Merchandise Mart Pari Passu Companion Loan or the 131 South Dearborn Pari Passu Companion Loan if the related AB Mortgage Loan, Merchandise Mart Loan or 131 South Dearborn Loan, as applicable, is no longer part of the trust. Any requirement of the applicable Master Servicer, the Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicers, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest (or, if amounts in that Master Servicer’s Certificate Account are insufficient, the other Master Servicer’s Certificate Account), interest compounded annually, at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. None of the Master Servicers or the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (except for the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan), an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or a related Companion Loan;

(2)    the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a related Companion Loan, or a change in any other material economic term of the mortgage loan or a related Companion Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)    the date on which a receiver has been appointed;

(4)    60 days after a borrower declares bankruptcy;

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or a related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7)    immediately after a mortgage loan or a related Companion Loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan (except for the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan) as to which any Appraisal Reduction Event has occurred will be an amount calculated by the applicable Master Servicer, based on the appraised value determined by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the applicable Master Servicer such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Bank of America Plaza Loan and the Tysons Galleria Loan). On the first Determination Date occurring on or after the tenth Business Day following delivery to the applicable Master Servicer of the MAI appraisal or the completion of the valuation, the applicable Master Servicer will be required to calculate and report to the Directing Certificateholder and the Paying Agent (and, in the case of the Merchandise Mart Whole Loan, the 131 South Dearborn Whole Loan or the Discover Mills AB Loan, as applicable, the 131 South Dearborn Pari Passu Companion Holder, the Merchandise Mart Pari Passu Companion Holder or the Discover Mills Note B Holder, as applicable, the Trustee and the Paying Agent) the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the applicable Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then (A) with respect to Appraisal Reductions related to mortgage loans in Loan Group R, to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates, and then to the Class A and Class X Certificates and (B) with respect to Appraisal Reductions related to mortgage loans in Loan Group S, to the Class H-S Certificates, then to the Class G-S Certificates, then to the Class F-S Certificates, then to the Class E-S Certificates, then to the Class D-S Certificates, then to the Class C-S Certificates, then to the Class

B-S Certificates, then to the Class A-JS Certificates, then to the Class A-MS Certificates, then to the Class A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests. See ‘‘—Advances’’ above.

With respect to each mortgage loan (other than the Bank of America Plaza Loan and the Tysons Galleria Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the applicable Master Servicer is required to redetermine and report to the Directing Certificateholder, each holder of a Companion Loan, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

Pending Directing Certificateholder review of a calculation of an Appraisal Reduction Amount, the Appraisal Reduction Amount in effect prior to such calculation shall remain in effect (or, in the case of an initial calculation, the deemed Appraisal Reduction Amount shall apply).

The Bank of America Plaza Loan is subject to the provisions in the Bank of America Plaza Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the Bank of America Plaza Pooling and Servicing Agreement in respect of the Bank of America Plaza Loan will proportionately reduce the applicable Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Bank of America Plaza Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the Bank of America Plaza Pooling and Servicing Agreement, the Bank of America Plaza Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the Bank of America Plaza Whole Loan will be allocated to the Bank of America Plaza Loan and the Bank of America Plaza Pari Passu Companion Loan, pro rata, based on their outstanding principal balances.

The Tysons Galleria Loan is subject to the provisions in the Tysons Galleria Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the Tysons Galleria Pooling and Servicing Agreement in respect of the Tysons Galleria Loan will proportionately reduce the applicable Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Tysons Galleria Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the Tysons Galleria Pooling and Servicing Agreement, the Tysons Galleria Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the Tysons Galleria Whole Loan will be allocated first, to the Tysons Galleria

Subordinate Companion Loan up to the full principal balance thereof and then, to the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan, pro rata, based on their outstanding principal balances.

The Merchandise Mart Whole Loan and the 131 South Dearborn Whole Loan will each be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the Merchandise Mart Whole Loan and the 131 South Dearborn Whole Loan will be allocated to the mortgage loans that comprise such whole loan on a pro rata basis.

With respect to the AB Mortgage Loans other than the Tysons Galleria Loan, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related AB Subordinate Companion Loan until reduced to zero prior to being allocated to the AB Mortgage Loan.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicers, the underwriters, the Special Servicer, the Directing Certificateholder, each holder of a Companion Loan, each Rating Agency, the Swap Counterparty and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by each Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicers and the Paying Agent) guidelines setting forth, among other things:

(1)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest, the Class A-2SFL Interest Distribution Amount, and with respect to the Class A-2SFL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-2SFL Regular Interest, which amount is being paid as a result of a A-2SFL Swap Default, the Class A-3SFL Interest Distribution Amount, and with respect to the Class A-3SFL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-3SFL Regular Interest, which amount is being paid as a result of a A-3SFL Swap Default;

(3)    (A) the aggregate amount of Servicing Advances and P&I Advances, on a loan by loan basis, made in respect of the Distribution Date, and (B) the aggregate amount of Nonrecoverable Advances on a loan by loan basis;

(4)    the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)    the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)    the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)    the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)    the Available Distribution Amount and the Class A-2SFL and Class A-3SFL Available Funds for the Distribution Date;

(10)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11)    the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)    the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)    the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)    the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(15)    the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)    the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17)    the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18)    a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19)    a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20)    all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22)    the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)    with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation

Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)    with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)    the aggregate amount of interest on P&I Advances paid to each Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26)    the aggregate amount of interest on Servicing Advances (other than with respect to the Bank of America Plaza Loan and the Tysons Galleria Loan) paid to each Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27)    the original and then-current credit support levels for each Class of Certificates;

(28)    the original and then-current ratings for each Class of Certificates;

(29)    the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30)    the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)    LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(32)    the amounts received and paid in respect of the A-2SFL Swap Contract and the A-3SFL Swap Contract;

(33)    identification of any Rating Agency Trigger Event, A-2SFL Swap Default or A-3SFL Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the A-2SFL Swap Contract or the A-3SFL Swap Contract;

(34)    the amount of any (A) payment by the Swap Counterparty under the A-2SFL Swap Contract or the A-3SFL Swap Contract as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

(35)    the amount of and identification of any payments on the Class A-2SFL or Class A-3SFL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the A-2SFL Swap Contract or the A-3SFL Swap Contract, respectively;

(36)    a loan-by-loan listing of any material modification, extension or waiver of a mortgage loan; and

(37)    a loan-by-loan listing of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

Under the Pooling and Servicing Agreement, the applicable Master Servicer is required to provide to the holder of the related AB Subordinate Companion Loan certain other reports, copies and information relating to the applicable AB Mortgage Loan Group.

The Paying Agent will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website which is initially located at www.ctslink.com. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicers) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicers, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent’s website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the Securities and Exchange Commission (the ‘‘SEC’’) through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from each Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Trustee with respect to the information set forth in clauses (3) through (8) and the Paying Agent with respect to the information set forth in clauses (1) through (4) below make available at their respective offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicers, the Directing Certificateholder, the holder of the 131 South Dearborn Pari Passu Companion Loan, the holder of the Merchandise Mart Pari Passu Companion Loan, each Rating Agency, any designee of the Depositor or any other person to whom the Trustee or the Paying Agent, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)    the Pooling and Servicing Agreement and any amendments to that agreement;

(2)    all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3)    all officer’s certificates delivered to the Trustee and Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4)    all accountants’ reports delivered to the Trustee and Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5)    the most recent property inspection report prepared by or on behalf of each Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

(6)    copies of the mortgage loan documents;

(7)    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the applicable Master Servicer or the Special Servicer and delivered to the Trustee; and

(8)    any and all statements and reports delivered to, or collected by, the Master Servicers or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee or the Paying Agent, as applicable, upon request; however, the Trustee or the Paying Agent, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicers will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Paying Agent will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Paying Agent’s internet website. The Paying Agent will also make the periodic reports described in the prospectus under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ relating to the Issuing Entity available through its website promptly after they are filed with the SEC. The Paying Agent’s internet website will initially be located at ‘‘www.ctslink.com’’. Assistance in using the website can be obtained by calling the Paying Agent’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

The Pooling and Servicing Agreement will require the Master Servicers and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicers and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicers or the Paying Agent, as the case may be, to any Certificateholder, the underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Paying Agent and each Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of

Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicers, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the prior Distribution Date. None of the Class R, Class MR or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicers, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Swap Counterparty of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property remaining in the trust fund, (2) the voluntary exchange of all the then outstanding certificates (other than the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates (other than the Class X Certificates) and the Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, and Class H-S Certificates are no longer outstanding and (b) there is only one holder of the then outstanding Certificates (other than the Residual Certificates) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Paying Agent to each Certificateholder, the Swap Counterparty and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, each Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicers and the Trustee, plus: (i) the reasonable out of pocket expenses of the applicable Master Servicer related to such purchase, unless the applicable Master Servicer is the purchaser, and (ii) amounts owed under the A-2SFL Swap Contract or the A-3SFL Swap Contract, (3) if the Bank of America Plaza Mortgaged Property is an REO Property under the terms of the Bank of America Plaza Pooling and Servicing Agreement, the allocable portion of the fair market value of the related property, as determined by the Bank of America Plaza Master Servicer in accordance with (2) above, and (4) if the Tysons Galleria Mortgaged Property is an REO Property under the terms of the Tysons Galleria Pooling and Servicing Agreement, the allocable portion of the fair market value of the related property, as determined by the Tysons Galleria Master Servicer in accordance with (2) above. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, each Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements— Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

DESCRIPTION OF THE SWAP CONTRACTS

The A-2SFL Swap Contract

On the Closing Date, the Depositor will transfer the Class A-2SFL Regular Interest to the trust in exchange for the Class A-2SFL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-2SFL Regular Interest, the A-2SFL Swap Contract and the A-2SFL Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-2SFL Regular Interest (the ‘‘A-2SFL Swap Contract’’), with JPMCB (the ‘‘Swap Counterparty’’). The A-2SFL Swap Contract will have a maturity date of the Distribution Date in May 2047 (the same date as the Rated Final Distribution Date of the Class A-2SFL Certificates). The Paying Agent will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the A-2SFL Swap Contract.

The A-2SFL Significance Percentage with respect to the interest rate swap payments under the A-2SFL Swap Contract is less than 10%. As used in the preceding sentence, ‘‘A-2SFL Significance Percentage’’ refers to the percentage that the amount of the A-2SFL Significance Estimate represents of the aggregate initial principal balance of the Class A-2SFL Certificates. ‘‘A-2SFL Significance Estimate’’ refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB’s internal risk management process in respect of similar instruments.

The Paying Agent may make withdrawals from the A-2SFL Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-2SFL Certificates the Class A-2SFL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the A-2SFL Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the A-2SFL Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The A-2SFL Swap Contract will provide that, so long as the A-2SFL Swap Contract is in effect, (a) on each Distribution Date, commencing in January 2007, the Paying Agent will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-2SFL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-2SFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-2SFL Certificates, and (b) on the business day before each Distribution Date, commencing in January 2007, the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-2SFL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-2SFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-2SFL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-2SFL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the A-2SFL Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the A-2SFL Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-2SFL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc., at least ‘‘A–’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or at least ‘‘A-’’ by Fitch, Inc. (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the A-2SFL Swap Contract or an early termination date is designated under the A-2SFL Swap Contract in accordance with its terms (each such event, a ‘‘A-2SFL Swap Default’’), then the Trustee will be required, subject to the Trustee’s (or the Paying Agent on behalf of the Trustee) determination that costs of enforcement will be recoverable from or indemnified by the holders of the Class A-2SFL Certificates, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-2SFL Certificates, to enforce the rights of the trust under the A-2SFL Swap Contract as may be permitted by the terms of the A-2SFL Swap Contract and the Pooling and Servicing Agreement and use any termination fees received from the Swap Counterparty (as described below under ‘‘—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the A-2SFL Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-2SFL Certificates.

Any conversion to distributions equal to distributions on the Class A-2SFL Regular Interest pursuant to a A-2SFL Swap Default will become permanent following the determination by the

Trustee or the holders of 25% of the Class A-2SFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-2SFL Certificates. Any such A-2SFL Swap Default and the consequent conversion to distributions equal to distributions on the Class A-2SFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-2SFL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-2SFL Certificates, if notice of the resulting change in payment terms of the Class A-2SFL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the A-2SFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-2SFL Regular Interest for such Distribution Date is actually received by the Paying Agent.

Termination Fees

In the event of the termination of the A-2SFL Swap Contract and the failure of the Swap Counterparty to replace the A-2SFL Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-2SFL Certificateholders.

The A-3SFL Swap Contract

On the Closing Date, the Depositor will transfer the Class A-3SFL Regular Interest to the trust in exchange for the Class A-3SFL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-3SFL Regular Interest, the A-3SFL Swap Contract and the A-3SFL Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-3SFL Regular Interest (the ‘‘A-3SFL Swap Contract’’ and together with the A-2SFL Swap Contract, the ‘‘Swap Contracts’’), with JPMCB. The A-3SFL Swap Contract will have a maturity date of the Distribution Date in May 2047 (the same date as the Rated Final Distribution Date of the Class A-3SFL Certificates). The Paying Agent will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the A-3SFL Swap Contract.

The A-3SFL Significance Percentage with respect to the interest rate swap payments under the A-3SFL Swap Contract is less than 10%. As used in the preceding sentence, ‘‘A-3SFL Significance Percentage’’ refers to the percentage that the amount of the A-3SFL Significance Estimate represents of the aggregate initial principal balance of the Class A-3SFL Certificates. ‘‘A-3SFL Significance Estimate’’ refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB’s internal risk management process in respect of similar instruments.

The Paying Agent may make withdrawals from the A-3SFL Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-3SFL Certificates the Class A-3SFL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the A-3SFL Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the A-3SFL Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The A-3SFL Swap Contract will provide that, so long as the A-3SFL Swap Contract is in effect, (a) on each Distribution Date, commencing in January 2007, the Paying Agent will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-3SFL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-3SFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3SFL Certificates, and (b) on the business day before each Distribution Date, commencing in January 2007, the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-3SFL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-3SFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3SFL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-3SFL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the A-3SFL Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the A-3SFL Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-3SFL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc., at least ‘‘A–’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or at least ‘‘A-’’ by Fitch, Inc. (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the A-3SFL Swap Contract or an early termination date is designated under the A-3SFL Swap Contract in accordance with its terms (each such event, a ‘‘A-3SFL Swap Default’’), then the Trustee will be required, subject to the Trustee’s (or the Paying Agent on behalf of the Trustee) determination that costs of enforcement will be recoverable from or indemnified by the holders of the Class A-3SFL Certificates, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-3SFL Certificates, to enforce the rights of the trust under the A-3SFL Swap Contract as may be permitted by the terms of the A-3SFL Swap Contract and the Pooling and Servicing Agreement use any termination fees received from the Swap Counterparty (as described below under ‘‘—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the A-3SFL Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3SFL Certificates.

Any conversion to distributions equal to distributions on the Class A-3SFL Regular Interest pursuant to a A-3SFL Swap Default will become permanent following the determination by the Trustee or the holders of 25% of the Class A-3SFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-3SFL Certificates. Any such A-3SFL Swap Default and the consequent conversion to distributions equal to distributions on the Class A-3SFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-3SFL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-3SFL Certificates, if notice of the resulting change in payment terms of the Class A-3SFL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Trustee will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the A-3SFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-3SFL Regular Interest for such Distribution Date is actually received by the Trustee.

Termination Fees

In the event of the termination of the A-3SFL Swap Contract and the failure of the Swap Counterparty to replace the A-3SFL Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-3SFL Certificateholders.

The Swap Counterparty

JPMCB is the Swap Counterparty under the Swap Contracts. JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an underwriter.

JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

The long-term certificates of deposit of JPMCB are rated ‘‘Aa2’’, ‘‘A+’’, and ‘‘AA−’’ by Moody’s, Fitch and S&P, respectively, as of the date of this free writing prospectus.

JPMorgan Chase & Co. files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

 SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (including the Merchandise Mart Whole Loan, the 131 South Dearborn Whole Loan and the AB Mortgage Loan Groups but excluding the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan) and any related Companion Loan and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the Bank of America Plaza Loan and the Tysons Galleria Loan) and any REO Properties. The Bank of America Plaza Loan will be serviced in accordance with the Bank of America Plaza Pooling and Servicing Agreement by the Bank of America Plaza Master Servicer and the Bank of America Plaza Special Servicer and according to the servicing standards provided for in the Bank of America Plaza Pooling and Servicing Agreement, which require, among other things, that the Bank of America Plaza Master Servicer and the Bank of America Plaza Special Servicer attempt to maximize recovery on all portions of the Bank of America Plaza Whole Loan. The Tysons Galleria Loan will be serviced in accordance with the Tysons Galleria Pooling and Servicing Agreement by the Tysons Galleria Master Servicer and the Tysons Galleria Special Servicer and according to the servicing standards provided for in the Tysons Galleria Pooling and Servicing Agreement, which require, among other things, that the Tysons Galleria Master Servicer and the Tysons Galleria Special Servicer attempt to maximize recovery on all portions of the Tysons Galleria Whole Loan. All references to ‘‘mortgage loans’’ in this section, ‘‘Servicing of the Mortgage Loans,’’ do not include the Bank of America Plaza Loan or the Tysons Galleria Loan and any related REO Property unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicers (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the Whole Loans except the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan) for which it is responsible. The applicable Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the applicable Master Servicer will remain primarily responsible for the servicing of those mortgage loans).

The Master Servicers and the Special Servicer will be required to service and administer the mortgage loans (including each Whole Loan or AB Mortgage Loan Group other than the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each Whole Loan or AB Mortgage Loan Group, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the applicable Servicing Standards. The ‘‘Servicing Standards’’ means the General Servicing Standard or the Capmark Servicing Standard, as applicable. The ‘‘General Servicing Standard’’ means, with respect to any Master Servicer (other than Capmark Finance Inc.) or Special Servicer, the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the applicable Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans, Whole Loans or AB Mortgage Loan Group or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each mortgage loan with one or more Companion Loans, the holder(s) of the related Companion Loan(s) taking into account the subordinate nature of any related subject AB Subordinate Companion Loan and the pari passu nature of any Companion Loan that is pari passu in right of payment, subject to any rights contained in the related intercreditor agreement) as a collective whole, as determined by the applicable Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A)    any relationship that the applicable Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B)    the ownership of any Certificate or, if applicable, a Companion Loan, by the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

(C)    the applicable Master Servicer’s obligation to make Advances;

(D)    the applicable Master Servicer or the Special Servicer’s, as the case may be, right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable Master Servicer or the Special Servicer, as the case may be;

(F)    any option to purchase any mortgage loan or Companion Loan it may have; and

(G)    any debt that the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates.

The ‘‘Capmark Servicing Standard’’ means, with respect to Capmark, (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher with respect to mortgage loans that are comparable to the mortgage loans it is servicing under the Pooling and Servicing Agreement, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

(A)    any relationship that such Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

(B)    the ownership of any Certificate or, if applicable, a mezzanine loan or any Companion Loan, by such Master Servicer or any of its affiliates, as the case may be;

(C)    such Master Servicer’s obligation to make Advances; and

(D)    the right of such Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction.

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, each Master Servicer will be responsible initially for the servicing and administration of the mortgage loans it is Master Servicer for (including, if applicable, the Merchandise Mart Loan, the 131 South Dearborn Loan and each AB Mortgage Loan). Each Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan

(including the Merchandise Mart Pari Passu Companion Loan, the 131 South Dearborn Loan Pari Passu Companion Loan and any related AB Subordinate Companion Loan):

(1)    as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, if the borrower continues to make the assumed payment and delivers a bona fide written refinancing commitment that provides that such refinancing will occur within 60 days of the balloon payment due date and that is otherwise acceptable in form and substance to the Special Servicer prior to the date such balloon payment was due, a servicing transfer event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates;

(2)    as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent;

(3)    as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days, that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)    as to which the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(5)    as to which, in the judgment of the applicable Master Servicer or the Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)    as to which a default of which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) has notice (other than a failure by the related borrower to pay principal or interest) and which the applicable Master Servicer or Special Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to each Whole Loan or AB Mortgage Loan Group other than the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan, the interests of the holders of the related Companion Loans) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)    as to which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to each Whole Loan or AB Mortgage Loan Group other than the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan, the interests of the holders of the related Companion Loans), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special

Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the applicable Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including, to the extent permitted by the related Intercreditor Agreement, each Whole Loan or AB Mortgage Loan Group other than the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including each Whole Loan or AB Mortgage Loan Group other than the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including each Whole Loan or AB Mortgage Loan Group other than the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan) serviced by the Special Servicer and any mortgage loans (including each Whole Loan or AB Mortgage Loan Group other than the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan) that have become REO Properties are referred to in this free writing prospectus as the ‘‘Specially Serviced Mortgage Loans.’’ If the Bank of America Plaza Pari Passu Companion Loan becomes a specially serviced mortgage loan, then the Bank of America Plaza Loan will become a specially serviced mortgage loan under the Bank of America Plaza Pooling and Servicing Agreement. If the Merchandise Mart Loan becomes a Specially Serviced Mortgage Loan, then the Merchandise Mart Pari Passu Companion Loan will become a Specially Serviced Mortgage Loan. If the Tysons Galleria Companion Loans become specially serviced mortgage loans, then the Tysons Galleria Loan will become a specially serviced mortgage loan under the Tysons Galleria Pooling and Servicing Agreement. If the 131 South Dearborn Loan becomes a Specially Serviced Mortgage Loan, then the 131 South Dearborn Pari Passu Companion Loan will become a Specially Serviced Mortgage Loan. If any of the AB Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related AB Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. None of the Master Servicers will have any responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement or the performance by the other Master Servicers of their respective duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least three consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer) or the circumstances which give rise to the transfer no longer exist, the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the applicable Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan (other than the Bank of America Plaza Loan and the Tysons Galleria Loan) that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, each holder of a related Companion Loan, the Master Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise the applicable Master Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement. The Directing Certificateholder’s rights with respect to each AB Mortgage Loan are subject to the rights of the holder of the related AB Subordinate Companion Loan to the extent described in ‘‘Description of the Mortgage—AB Mortgage Loan Groups’’ and in the case of the Merchandise Mart Loan, the rights of the holder of the Merchandise Mart Pari Passu Companion Loan to the extent described in ‘‘Description of the Mortgage Pool—The Merchandise Mart Whole Loan’’ in this free writing prospectus. Except as otherwise described in the succeeding paragraphs below, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the applicable Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt (as described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrances Provisions’’ above);

(vii)    any property management company changes or franchise changes with respect to a mortgage loan for which the consent or approval of the lender is required under the related loan documents;

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion;

(ix)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)    any determination by the Special Servicer of an Acceptable Insurance Default.

provided, that in the event that the applicable Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the applicable Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the applicable Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any Whole Loan or AB Mortgage Loan Group, subject to the rights of the holders of the related Companion Loans as described under ‘‘Description of the Mortgage Pool—The Merchandise Mart Whole Loan’’, ‘‘—The 131 South Dearborn Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus).

With respect to the Bank of America Plaza Whole Loan only, the Directing Certificateholder will not be entitled to exercise the above-described rights, but similar rights under the Bank of America Plaza Pooling and Servicing Agreement will be exercisable by the Bank of America Plaza Majority Controlling Noteholders, including:

(1)    any modification or amendment of, or waiver with respect to, the Bank of America Plaza Whole Loan or the Bank of America Plaza Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, a modification or waiver of any other monetary term of the Bank of America Plaza Whole Loan documents relating to the timing or amount of any payment of principal and interest or a modification or waiver of any provision of the Bank of America Plaza Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2)    any modification or amendment of, or waiver with respect to, the Bank of America Plaza Whole Loan documents that would result in a discounted pay-off of the Bank of America Plaza Whole Loan;

(3)    any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the Bank of America Plaza Whole Loan or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

(4)    any proposed or actual sale of the mortgaged property or REO property;

(5)    any proposed or actual sale of the Bank of America Plaza Whole Loan by the applicable servicer;

(6)    any release of the borrower, any guarantor or other obligor from liability with respect to the Bank of America Plaza Whole Loan;

(7)    any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(8)    any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9)    any substitution or release of collateral or acceptance of additional collateral for the Bank of America Plaza Whole Loan including the release of additional collateral for the Bank of America Plaza Whole Loan;

(10)    adoption or approval of a plan in a bankruptcy of a borrower;

(11)    consenting to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender’s approval is required by the Bank of America Plaza Whole Loan documents;

(12)    any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the Bank of America Plaza Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the Bank of America Plaza Whole Loan documents; or

(13)    any consent, waiver or approval with respect to any change in the property manager at the mortgaged property.

With respect to the Merchandise Mart Whole Loan only, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions without obtaining the Directing Certificateholder’s approval:

(1)    any proposed foreclosure upon or comparable conversion (which may include acquisition as REO Property) of the ownership of the Mortgaged Property and the other collateral securing the Merchandise Mart Whole Loan;

(2)    any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) or any material non-monetary term (including any material term relating to insurance) of the Merchandise Mart Loan or the Merchandise Mart Pari Passu Companion Loan;

(3)    any proposed sale of the Mortgaged Property for less than the unpaid principal amount of the Merchandise Mart Whole Loan, plus accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the applicable Master Servicer, Special Servicer and the Trustee under the Pooling and Servicing Agreement and any unreimbursed Advances and realized losses allocated to the Merchandise Mart Loan or the Merchandise Mart Pari Passu Companion Loan;

(4)    any acceptance of a discounted payoff of the Merchandise Mart Loan or the Merchandise Mart Pari Passu Companion Loan;

(5)    any determination to bring the Mortgaged Property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property;

(6)    any release of collateral for the Merchandise Mart Whole Loan (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the Merchandise Mart Loan or the Merchandise Mart Pari Passu Companion Loan;

(7)    any acceptance of substitute or additional collateral for the Merchandise Mart Whole Loan (other than in accordance with the terms of the Merchandise Mart Whole Loan);

(8)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the Merchandise Mart Whole Loan, including any transfer or pledge of direct or indirect equity interests in the related borrower to the extent lender’s approval is required under the loan documents;

(9)    any acceptance of an assumption agreement releasing the borrower from liability under the Merchandise Mart Loan or the Merchandise Mart Pari Passu Companion Loan;

(10)    any renewal or replacement of the then existing insurance policies with respect to the Merchandise Mart Whole Loan to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if the approval of the holders of the Merchandise Mart Whole Loan is required under the loan documents;

(11)    any approval of a material capital expenditure, if the approval of the holders of the Merchandise Mart Whole Loan is required under the loan documents;

(12)    any replacement of the property manager, if the approval of the holders of the Merchandise Mart Whole Loan is required under the loan documents;

(13)    any approval of the incurrence of additional indebtedness secured by the Mortgaged Property if the approval of the holders of the Merchandise Mart Whole Loan is required under the loan documents;

(14)    any adoption or approval of a plan in bankruptcy of the related borrower;

(15)    any modification to a ground lease or certain designated space leases;

(16)    any determination to apply casualty proceeds or condemnation awards toward repayment of the Merchandise Mart Loan or the Merchandise Mart Pari Passu Companion Loan rather than toward restoration of the Mortgaged Property;

(17)    the subordination of any lien created pursuant to the terms of the loan documents;

(18)    any material alteration to the Mortgaged Property, to the extent the holders of the Merchandise Mart Whole Loan have approval rights with respect thereto under the terms of the loan documents;

(19)    any proposed amendment to any single purpose entity provision of the loan documents;

(20)    any determination by any servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to the Merchandise Mart Loan or the Merchandise Mart Pari Passu Companion Loan; and

(21)    such other actions specified in the Pooling and Servicing Agreement;

provided that, in the event that the applicable Master Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Merchandise Mart Loan or the Merchandise Mart Pari Passu Companion Loan (as a collective whole), the applicable Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certficateholder’s response.

With respect to the Discover Mills Loan and the Broadstone Loan only, the Directing Certificateholder will not be entitled to exercise the rights described in the first two paragraphs of this section except under the circumstances described under ‘‘Description of the Mortgage Pool—The Discover Mills AB Loan’’ and ‘‘—The Broadstone AB Loan’’in this free writing prospectus.

Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan or REO Property if: (i) the Special Servicer has, as described above, notified the Directing Certificateholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan or REO Property and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standards or the REMIC Provisions of the Code.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder or the representative of the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be Redwood Trust, Inc.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be, as of any date of determination, the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class. For purposes of determining the Controlling Class, Class H and Class H-S will be treated as one Class, Glass G and Glass G-S will be treated as one Class, Class F and Class F-S will be treated as one Class, Class E and Class E-S will be treated as one Class, Class D and Class D-S will be treated as one Class, Class C and Class C-S will be treated as one Class, Class B and Class B-S will be treated as one Class, Class A-J and Class A-JS will be treated as one Class, Class A-M and Class A-MS will be treated as one Class and the Class A Certificates and Class A-S Certificates, collectively will be treated as one Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. As the Certificate Balance of the most subordinate Class of Certificates is reduced on account of, among other things, distributions of principal or the allocation of Collateral Support Deficits to such Class, the Controlling Class may change from the most subordinate Class of Certificates to a more senior Class of Certificates. The Controlling Class  as of the Closing Date will be the Class NR Certificates.

Neither the Special Servicer nor either Master Servicer will be permitted to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the holder of any Companion Loan that would cause either of the Master Servicers or the Special Servicer to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, any intercreditor agreement, or the REMIC Provisions.

Either of the Master Servicers and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. Either of the Master Servicers may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by Certificateholders representing a majority of the Voting Rights or by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicers or the Special Servicer, as applicable, generally may be replaced by the Depositor, the Trustee, or Certificateholders representing at least 25% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either of the Master Servicers or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning or replaced Master Servicer or Special Servicer unless it is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Paying Agent in any case in which either of the Master Servicers or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder:

(a)    may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)    may act solely in the interests of the holders of the Controlling Class,

(c)    does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

(d)    may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates,

(e)    will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from the taking of, any action by either of the Master Servicers or the Special Servicer in accordance with the direction or approval of the Directing Certificateholder, which does not violate any law or the Servicing Standards or any other provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of either of the Master Servicers or the Special Servicer.

Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the applicable Master Servicer (excluding the Bank of America Plaza Loan and the Tysons Galleria Loan) or the Special Servicer (with respect to REO Properties other than the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property) will be required to use efforts consistent with the Servicing Standards (other than with respect to the Bank of America Plaza Loan, which is serviced under the Bank of America Plaza Pooling and Servicing Agreement, and the Tysons Galleria Loan which is serviced under the Tysons Galleria Pooling and Servicing Agreement), to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recovery determination as to any required Servicing Advance, the applicable Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties other than the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standards; provided, that the applicable Master Servicer will be obligated to cause to be maintained insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the applicable Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the applicable Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the applicable Master Servicer, and the applicable Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

Notwithstanding the foregoing, the applicable Master Servicer will not be required to maintain or cause to be maintained any earthquake or environmental insurance on a Mortgaged Property unless such insurance was in effect as of origination of the mortgage loan or the date of initial issuance of the certificates and such insurance is available at commercially reasonable rates.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined in its reasonable judgment, based on inquiry consistent with the Servicing Standards and subject to the consent of the Directing Certificateholder or any holder of a related companion loan to the extent provided for under the related intercreditor agreement or Pooling and Servicing Agreement, as applicable, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder or any holder of a related companion loan to the extent provided for under the related intercreditor agreement or Pooling and Servicing Agreement, as applicable will not have more than 30 days to respond to the Special Servicer’s request for consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to wait for the consent of the Directing Certificateholder or any holder of a related companion loan to the extent provided for under the related intercreditor agreement or Pooling and Servicing Agreement, as applicable, the Special Servicer will not be required to do so. Each of the Master Servicers and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above (as well as determinations of whether particular exclusions constitute additional exclusions) and the cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

With respect to the Merchandise Mart Loan, the rights of the Directing Certificateholder described in the preceding paragraph will be subject to the rights of the holder of the related Pari Passu Companion Loan as described in ‘‘Description of the Mortgage Pool—The Merchandise Mall Whole Loan’’ in this free writing prospectus.

With respect to the Discover Mills Loan and the Broadstone Loan, the rights of the Directing Certificateholder will be subject to the rights of the holder of the related Subordinate Companion Loan as described in ‘‘Description of the Mortgage Pool—The Discover Mills AB Loan’’ and ‘‘—The Broadstone AB Loan’’ in this free writing prospectus.

During the period that the Special Servicer is evaluating the availability of such insurance, the applicable Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to the Bank of America Plaza Loan, which is serviced under the Bank of America Plaza Pooling and Servicing Agreement and the Tysons Galleria Loan which is serviced under the Tysons Galleria Pooling and Servicing Agreement), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the applicable Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the applicable Master Servicer or the Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the applicable Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable Master Servicer to the Special Servicer as a Servicing Advance to the extent such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments as set forth in the Pooling and Servicing Agreement, the applicable Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The applicable Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required as described in this free writing prospectus and under the Pooling and Servicing Agreement to take direction from and obtain the written approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class X Certificates and the Residual Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the applicable Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the Merchandise Mart Loan, the holder of the Merchandise Mart Pari Passu Companion Loan, and in the case of the 131 South Dearborn Loan, the holder of the 131 South Dearborn Pari Passu Companion Loan, and in the case of the Discover Mills Loan and the Broadstone Loan, the holders of the related Companion Loans), the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the applicable Master Servicer (and, with respect to any Mezz Cap AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan), all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the Merchandise Mart Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Merchandise Mart Intercreditor Agreement, such that neither the trust as holder of the Merchandise Mart Loan nor the holder of the Merchandise Mart Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the Merchandise Mart Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the 131 South Dearborn Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the 131 South Dearborn Intercreditor Agreement, such that neither the trust as holder of the 131 South Dearborn Loan nor the holder of the 131 South Dearborn Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the 131 South Dearborn Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan (other than with respect to the Bank of America Plaza Loan and the Tysons Galleria Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool—General’’ in this free writing prospectus) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Group, the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the applicable Master Servicer (or, if the applicable Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the

Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The applicable Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—AdditionalDebt’’ in this free writing prospectus.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the applicable Master Servicer, the Special Servicer, the Paying Agent or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Paying Agent, the applicable Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the applicable Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the applicable Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the applicable Master Servicer, as the case may be, for its expenses and (2) the applicable Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The applicable Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property (other than the Mortgaged Property securing the Bank of America Plaza Loan, which is subject to inspection pursuant to the Bank of America Plaza Pooling and Servicing Agreement and the Mortgaged Property securing the Tysons Galleria Loan, which is subject to inspection pursuant to the Tysons Galleria Pooling and Servicing Agreement) securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2007 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the applicable Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage and then from the Certificate Account as an expense of the trust fund, and, in the case of any Whole Loan or AB Mortgage Loan Group, as an expense of the holder of the related Companion Loan to the extent provided by the related Intercreditor Agreement. The Special Servicer or the applicable Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the applicable Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the applicable Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicers and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and, in the case of the Special Servicer, the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the applicable Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicers, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicers, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The Pooling and Servicing Agreement will also provide that the Bank of America Plaza Master Servicer, the Tysons Galleria Master Servicer, the Depositor, the Bank of America Plaza Special Servicer, the Tysons Galleria special servicer, the trustee under the Bank of America Plaza Pooling and Servicing Agreement, the trustee under the Tysons Galleria Pooling and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Bank of America Plaza Loan under the Bank of America Plaza Pooling and Servicing Agreement, the Tysons Galleria Loan under the Tysons Galleria Pooling and Servicing Agreement, or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Bank of America Plaza Master Servicer, the Tysons Galleria Master Servicer, the Bank of America Plaza Special Servicer, the Tysons Galleria special servicer, the Depositor, the trustee under the Bank of America Plaza Pooling and Servicing Agreement or the trustee under the Tysons Galleria Pooling and Servicing Agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the Bank of America Plaza Pooling and Servicing Agreement, or Tysons Galleria Pooling and Servicing Agreement, respectively.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicers, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders, and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan (as a collective whole), in the case of the Merchandise Mart Loan, the rights of the Certificateholders and the holder of the Merchandise Mart Pari Passu Companion Loan (as a collective whole), in the case of the 131 South Dearborn Loan, the rights of the Certificateholders and the holder of the 131 South Dearborn Pari Passu Companion Loan (as a collective whole), under the Pooling and Servicing Agreement; provided, however, that if the Merchandise Mart Whole Loan and/or holder of the Merchandise Mart Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the Merchandise Mart Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Merchandise Mart Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made; provided, further, that if the 131 South Dearborn Whole Loan and/or holder of the 131 South Dearborn Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the 131 South Dearborn Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the 131 South Dearborn Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made.

Pursuant to the Pooling and Servicing Agreement, the applicable Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the Master Servicers and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the applicable Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the Depositor, will be the successor of the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The applicable Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the applicable Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the applicable Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the applicable Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account (or Companion Distribution Account, as applicable) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the Special Servicer to deposit into the REO Account within two business days after the day such deposit is required to be made, or to remit to the applicable Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)    any failure by the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the applicable Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days (or another specified number of days) (thirty days during any period in which the trust is not subject to the reporting requirements of the Securities Exchange Act of 1934) in the case of a failure by either of the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the applicable Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the 131 South Dearborn Loan or the Merchandise Mart Loan, by the holder of the 131 South Dearborn Pari Passu Companion Loan or the holder of the Merchandise Mart Pari Passu Companion Loan, as applicable; provided, however, if that failure is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(d)    any breach on the part of the applicable Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the applicable Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the applicable Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the Merchandise Mart Loan or the 131 South Dearborn Loan, by the holder of the Merchandise Mart Pari Passu Companion Loan or the holder of the 131 South Dearborn Pari Passu Companion Loan, as applicable; provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of the applicable Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    Moody’s places its ratings on any Class of Certification on a ‘‘watch’’ status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or material factor in such rating action and such ‘‘watch’’ status is not rescinded within 60 days (or such longer period as would not, as confirmed by Moody’s in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody’s to the Certificates);

(g)    Moody’s downgrades the then-current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade; or

(h)    the applicable Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to that rating within 60 days of the delisting.

Rights Upon Event of Default

If an Event of Default occurs with respect to the applicable Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the applicable Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

Notwithstanding anything to the contrary contained in the section described above, if (i) an Event of Default on the part of the applicable Master Servicer remains unremedied and materially and adversely affects only the Merchandise Mart Pari Passu Companion Loan or the 131 South Dearborn Pari Passu Companion Loan, (ii) the applicable Master Servicer fails to make any payment on the Merchandise Mart Pari Passu Companion Loan or the 131 South Dearborn Pari Passu Companion Loan when required under the terms of the Pooling and Servicing Agreement (which terms include a three business day cure period), which failure has not been remedied or (iii) any qualification, downgrade or withdrawal by any rating agency of certificates backed by the Merchandise Mart Pari Passu Companion Loan or the 131 South Dearborn Pari Passu Companion Loan occurs solely as a result of an action of the applicable Master Servicer, then the applicable Master Servicer may not be terminated but the holder of the Merchandise Mart Pari Passu Companion Loan or the holder of the 131 South Dearborn Pari Passu Companion Loan, as applicable, or the related trustee, acting at the direction of the related controlling class representative, shall be entitled to direct the Trustee to require the applicable Master Servicer to appoint a sub-servicer solely with respect to the Merchandise Mart Whole Loan or the 131 South Dearborn Whole Loan, as applicable (or if the Merchandise Mart Whole Loan or the 131 South Dearborn Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). The appointment (or replacement) of a sub-servicer with respect to the Merchandise Mart Whole Loan or the 131 South Dearborn Whole Loan will in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates and certificates backed by the Merchandise Mart Pari Passu Companion Loan or the 131 South Dearborn Pari Passu Companion Loan. A replacement sub-servicer will be selected jointly by the Directing Certificateholder and the holder of the Merchandise Mart Pari Passu Companion Loan or the holder of the 131 South Dearborn Pari Passu Companion Loan, as applicable (or the related controlling class representative, as applicable); provided that if the Directing Certificateholder and the holder of the Merchandise Mart Pari Passu Companion Loan or the holder of the 131 South Dearborn Pari Passu Companion Loan as applicable (or the related controlling class representative) are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the Directing Certificateholder.

However, if the Master Servicer receives notice of termination solely due to an Event of Default described in clauses (f), (g), (h) or (i) under ‘‘—Events of Default’’ above, and prior to being replaced as described in the previous paragraph, the Master Servicer provides the Trustee with the appropriate ‘‘request for proposal’’ material and the names of potential bidders within 5 business days after receipt of such notice of termination, the Trustee will solicit good faith bids for such Master Servicer’s rights to master service mortgage loans in accordance with the Pooling and Servicing Agreement. The Trustee will have 45 days after receipt of the notice of termination of the Master Servicer to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of the Master Servicer will be effective when such successor servicer has succeeded the terminated Master Servicer, as successor Master Servicer and such successor Master Servicer has assumed the terminated Master Servicer’s master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor Master Servicer within 45 days after notice of the termination of the Master Servicer, the Master Servicer will be replaced by the Trustee as described in the previous paragraph.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates or any Companion Loan:

(a)    to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder or the holder of a Companion Loan;

(b)    to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this free writing prospectus with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or the holder of a Companion Loan;

(c)    to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the holder of a Companion Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d)    to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or the holder of a Companion Loan or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Companion Loan, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

(f)    to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency or any class of certificates backed by the Merchandise Mart Pari Passu Companion Loan or the 131 South Dearborn Pari Passu Companion Loan by an applicable rating agency; provided that such amendment or supplement will not adversely affect in any material respect the interests of any holder of a Companion Loan.

Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller or, if provided in the related Intercreditor Agreement, adversely affects any holder of an AB Subordinate Companion Loan without the consent of the applicable holder of the AB Subordinate Companion Loan. Additionally, no amendment may be made that would adversely affect the Swap Counterparty under the Swap Contracts or the rights of the holders of the Class A-2SFL or Class A-3SFL Certificates without the consent of the Swap Counterparty and 66 2/3% of the holders of the Class A-2SFL and/or Class A-3SFL Certificates, as applicable.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee and the applicable Master Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any of the Upper-Tier REMIC, Middle-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

 YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X Certificates, the Notional Amounts of the related components); (3) the aggregate amount of distributions on the Certificate (or in the case of the Class X Certificates, reduction of the notional amount of the related components, as a result of such distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X Certificates, in reduction of the Notional Amount of the related components). In addition, the yield to investors in the Class A-2SFL and Class A-3SFL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Pass-Through Rate.    The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus. See ‘‘Description of the Certificates’’ in this free writing prospectus.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Group R-1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group R-2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-M Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-J Certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class B Certificates until their Certificate Balance is reduced to zero, seventh, in respect of the Class C Certificates until their Certificate Balance is reduced to zero, eighth, in respect of the Class D Certificates until their Certificate Balance is reduced to zero, and the remaining distribution amounts will generally be distributable entirely in respect of the Non-Offered Certificates that are included as Group R Certificates, sequentially, and then sequentially to the remaining Non-Offered Certificates, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. The Group R-2 Principal Distribution Amount (and, after the Class A-3 Certificates have been reduced to zero, any remaining Group R-1 Principal Distribution Amount) will generally be distributable to the Class A-1A Certificates. As described in this free writing prospectus, the Group S Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-1S Certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-2S Certificates and the Class A-2SFL Regular Interest, pro rata, based on Certificate Balances until their Certificate Balances are reduced to zero, third, in respect of the Class A-3SFL Regular Interest until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-MS Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-JS Certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class B-S Certificates until their Certificate Balance is reduced to zero, seventh, in respect of the Class C-S Certificates until their Certificate Balance is reduced to zero, eighth, in respect of the Class D-S Certificates until their Certificate Balance is reduced to zero and the remaining distribution amounts will generally be distributable entirely in respect of the Non-Offered Certificates that are included as Group S Certificates, sequentially, and then sequentially to the remaining Non-Offered Certificates in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the applicable Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D and Class D-S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests (and correspondingly, the Class A-2SFL and Class A-3SFL Certificates, respectively) will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2 and Class A-3 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group R-1, the yield on the Group S Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group S, and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group R-2. Additionally, each of the Group R Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group R. Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional amounts of the related components.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while workouts are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Group S Certificates and Group R Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the Class X Certificates, applied to reduce the notional amounts of the related components. An investor should consider, in the case of any Offered Certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, as a result of the allocations with respect to the  Mortgage Loans in Loan Group S and Loan Group R on a Loan Group by Loan Group basis, a Class of Certificates in a particular Loan Group may not receive complete distributions of principal and interest it would otherwise be entitled to on that Distribution Date (or may not receive any distributions on that Distribution Date or at all) notwithstanding that other Classes of Certificates with lower ratings related to a different Loan Group receive all amounts they are entitled to on that Distribution Date or future Distribution Dates.

Because the Notional Amount of the Class X Certificates is based upon the outstanding principal balance of the other Classes of Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans. Additionally, the Class X Certificates are entitled to a Pass-Through Rate composed of strips from each other Class of certificates (other than the Class A-2SFL, Class A-3SFL, Class R, Class MR and Class LR Certificates) and the Class A-2SFL and A-3SFL Regular Interests. However, interest is allocated to the Class X Certificates from funds from Loan Group R and Loan Group S separately based on the Class X-R Distribution Amount and the Class X-S Distribution Amount. As a result, distributions on the Class X Certificates on any Distribution Date may have a shortfall as a result of shortfalls in respect of a particular Loan Group even if Certificates with a lower rating may be receiving interest from the Loan Group without a shortfall. See ‘‘Risk Factors - Risks Related to Prepayments and Repurchases’’ in this free writing prospectus.

Principal prepayments on the mortgage loans may (or in the case of the Class X Certificates, will) also affect the yield on each Class of Certificates that have a Pass-Through Rate based on, or limited by the Pool WAC Cap, the Group R WAC Cap or the Group S WAC Cap to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the Pool WAC Cap, the Group R WAC Cap or the Group S WAC Cap even if principal prepayments do not occur.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K and Class J Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. Following reduction of the Class J Certificates to zero resulting from losses or shortfalls, the losses or shortfalls will be borne without regard to Loan Group by the Class H Certificates and Class H-S Certificates, pro rata, Class G Certificates and Class G-S Certificates, pro rata, Class F Certificates and Class F-S Certificates, pro rata, Class E Certificates and Class E-S Certificates, pro rata, Class D and Class D-S Certificates, pro rata, Class C and Class C-S Certificates, pro rata, Class B and Class B-S Certificates, pro rata, Class A-J and Class A-JS Certificates, pro rata, and Class A-M and Class A-MS Certificates, pro rata, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A and A-S Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, without regard to any Loan Group designator. Although losses will not be allocated to the Class X Certificates directly, they will reduce the notional balances of the related components to the extent such losses are allocated to the Classes of Principal Balance Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests and therefore the Class X Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-2SFL and Class A-3SFL Certificates, losses allocated to the Class A-2SFL and Class A-3SFL Regular Interests will result in a corresponding reduction of the Certificate Balance of the Class A-2SFL and Class A-3SFL Certificates, respectively.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including,

without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates (other than the Class A-2SFL and Class A-3SFL Certificates, for which distributions are made 0 days after the end of the related Interest Accrual Period, unless the Pass-Through Rate for the Class A-2SFL or Class A-3SFL Certificates converts to a fixed rate), the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘Description of the Certificates—Distributions—Priority’’ in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates, the Class A-2SFL or Class A-3SFL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates, or the Class A-2SFL or Class A-3SFL Regular Interest, the shortfall will be distributable to holders of that Class of Certificates, or the Class A-2SFL or Class A-3SFL Regular Interest, as applicable on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-2SFL Regular Interest will be distributed to the holders of the Class A-2SFL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the A-2SFL Swap Contract and any such shortfall distributed to the Class A-3SFL Regular Interest will be distributed to the holders of the Class A-3SFL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the A-3SFL Swap Contract.

Pass-Through Rate of the Class A-2SFL and Class A-3SFL Certificates.    The yield to investors in the Class A-2SFL and Class A-3SFL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-2SFL and Class A-3SFL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-2SFL and Class A-3SFL Certificates. In addition, because interest payments on the Class A-2SFL and Class A-3SFL Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-2SFL and Class A-3SFL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-2SFL and Class A-3SFL Certificates. As a result, the effect on such investor’s yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-2SFL and Class A-3SFL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Group R-1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group R-2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero and second, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-M Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-J Certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class B Certificates until their Certificate Balance is reduced to zero, seventh, in respect of the Class C Certificates until their Certificate Balance is reduced to zero, eighth, in respect of the Class D Certificates until their Certificate Balance is reduced to zero and the remaining distribution amounts will generally be distributable entirely in respect of the Non-Offered Certificates that are included as Group R Certificates, sequentially, and then sequentially to the remaining Non-Offered Certificates in each case until the Certificate Balance of such Class of Certificates is reduced to zero. The Group R-2 Principal Distribution Amount (and, after the Class A-3 Certificates have been reduced to zero, any remaining Group R-1 Principal Distribution Amount will generally be distributable to the Class A-1A Certificates). As described in this free writing prospectus, the Group S Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-1S Certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-2S Certificates and A-2SFL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero, third, in respect of the Class A-3SFL Regular Interest until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-MS Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-JS Certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class B-S Certificates until their Certificate Balance is reduced to zero, seventh, in respect of the Class C-S Certificates until their Certificate Balance is reduced to zero, eighth, in respect of the Class D-S Certificates until their Certificate Balance is reduced to zero and the remaining distribution amounts will generally be distributable entirely in respect of the Non-Offered Certificates that are included as Group S Certificates, sequentially, and then sequentially to the remaining Non-Offered Certificates in each case until the Certificate Balance of such Class of Certificates is reduced to zero. A reduction in the Certificate Balance of the Class A-2SFL and Class A-3SFL Regular Interests will result in a corresponding reduction of the Certificate Balance of the Class A-2SFL and Class A-3SFL Certificates, respectively. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules and Lockout Periods.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the tables attached hereto as Annex A-4 to this free writing prospectus, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed ‘‘0% CPR,’’ ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables attached as Annex A-4 to this free writing prospectus indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)    scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in January 2007;

(b)    the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)    no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of an AB Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)    any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e)    no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f)    the Closing Date is December 21, 2006;

(g)    the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective Classes of Certificates are as described in this free writing prospectus;

(h)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(i)    the optional termination of the trust will not be exercised; and

(k)    the Swap Contracts are not subject to a Swap Default.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth in Annex A-4 to this free writing prospectus, a Class of Offered

Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables attached hereto as Annex A-4 to this free writing prospectus. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the tables attached hereto as Annex A-4 to this free writing prospectus (except for the last two tables, which are labeled ‘‘Discount Margins for the Class A-2SFL Certificates at the Respective CPRs Set Forth Below’’ and ‘‘Discount Margins for the Class A-3SFL Certificates at the Respective CPRs Set Forth Below’’) indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last two tables on Annex A-4, which are labeled ‘‘Discount Margins for the Class A-2SFL Certificates at the Respective CPRs Set Forth Below’’ and ‘‘Discount Margins for the Class A-3SFL Certificates at the Respective CPRs Set Forth Below’’, show the discount margins for the Class A-2SFL and Class A-3SFL Certificates, respectively.

The discount margins set forth in the tables attached hereto as Annex A-4 to this free writing prospectus represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-2SFL or Class A-3SFL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified in the tables attached hereto as Annex A-4 to this free writing prospectus, in each case, expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class A-2SFL or Class A-3SFL Certificates, respectively. The tables attached hereto as Annex A-4 to this free writing prospectus assume that the Class A-2SFL and Class A-3SFL Certificates settle without accrued interest. The tables attached hereto as Annex A-4 to this free writing prospectus have been prepared on the basis of the modeling assumptions above.

Yield Sensitivity of the Class X Certificates

The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price of the Class X Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from December 1, 2006 to the Closing Date.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ‘‘—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X Certificates

Assumed Purchase Price (of Initial Notional Amount of Class X Certificates)	Prepayment Assumption (CPR)
	0%	25%	50%	75%	100%
%	%	%	%	%	%

Effect of Loan Groups

Generally, the Class A-1, Class A-2 and Class A-3 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group R-1 until the Certificate Balance of the Class A-1A or Class H-S Certificates has been reduced to zero, the Group S Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group S until the Certificate Balance of the Class H Certificates has been reduced to zero and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group R-2 until the Certificate Balance of the Class A-3 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group R-2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group R-1 and Loan Group S and the holders of the Group R Certificates will be greatly affected by the rate and timing of payments of other collections of principal on the mortgage loans in Loan Group R, particularly in the case of the Class A-1, Class A-2 and Class A-3 Certificates, with respect to mortgage loans in Group R-1. Similarly, holders of the Group S Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group S, and in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group R. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with all provisions of the Bank of America Plaza Pooling and Servicing Agreement, the Tysons Galleria Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the Bank of America Plaza Pooling and Servicing Agreement and the Tysons Galleria Pooling and Servicing Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as three separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’, the ‘‘Middle-Tier REMIC’’ and the ‘‘Lower-Tier REMIC’’, respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class X, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-2SFL and Class A-3SFL Regular Interests will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC, the Class MR Certificates will represent the sole class of ‘‘residual interest’’ in the Middle-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class A-2SFL, Class A-3SFL, Class R, Class MR and Class LR Certificates) and the Class A-2SFL and Class A-3SFL Certificates, to the extent of their interest in the Class A-2SFL and Class A-3SFL Regular Interests, respectively, are ‘‘Regular Certificates’’ as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the trust fund consisting of the Class A-2SFL and Class A-3SFL Regular Interests, the Swap Contracts and the Floating Rate Accounts will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class A-2SFL and Class A-3SFL Certificates will represent undivided beneficial interests in the related portions of the grantor trust.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (and in the case of the Bank of America Plaza Loan or the Tysons Galleria Loan, a beneficial interest in an allocable portion of the property securing the Bank of America Plaza Whole Loan or the Tysons Galleria Whole Loan, as applicable), and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole Class of residual interest in the Lower-Tier REMIC. The Middle-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue certain uncertificated classes of regular interests (the ‘‘Middle-Tier REMIC Regular Interests’’) and the Class MR Certificates, which will represent the sole Class of residual interest in the Middle-Tier REMIC. The Upper-Tier REMIC will hold the Middle-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests as regular interests in the Upper-Tier REMIC and the Class R Certificates, which will represent the sole Class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class      Certificates will be issued with original issue discount, that the Class      Certificates will be issued with a de minimis amount of original issue discount and that the Class

    Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-2SFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-2SFL Regular Interest and the A-2SFL Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-2SFL Regular Interest, and with respect to the Class A-2SFL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-2SFL Regular Interest and amounts allocable thereto. Similarly, holders of the Class A-3SFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-3SFL Regular Interest and the A-3SFL Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-3SFL Regular Interest, and with respect to the Class A-3SFL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-3SFL Regular Interest and amounts allocable thereto.

Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on that Class (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over its issue price (including accrued interest from December 1, 2006). Any ‘‘negative’’ amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Offered Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the applicable Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-2SFL Regular Interest will be treated as received by the holders of the Class A-2SFL Certificates and paid as a periodic payment by the holders of the Class A-2SFL Certificates under the A-2SFL Swap Contract and any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-3SFL Regular Interest will be treated as received by the holders of the Class A-3SFL Certificates and paid as a periodic payment by the holders of the Class A-3SFL Certificates under the A-3SFL Swap Contract.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 19.4% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, (i) mortgage loans that have been defeased with U.S. Treasury obligations and (ii) the Class A-2SFL and Class A-3SFL Certificates to the extent of their basis, if any, allocable to their respective Swap Contract will not qualify for foregoing tax treatment. Moreover, the Offered Certificates, other than the Class A-2SFL and Class A-3SFL Certificates, which represent interests in their respective Swap Contract, in addition to their respective interests in the Class A-2SFL and Class A-3SFL Regular Interests, will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

Taxation of the Swap Contracts

Each holder of a Class A-2SFL or Class A-3SFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under their respective Swap Contract. Holders of the Class A-2SFL or Class A-3SFL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-2SFL or Class A-3SFL Regular Interest, respectively, and their respective Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the ‘‘Swap Premium’’) paid or received by the holders of the Class A-2SFL or the Class A-3SFL Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-2SFL or Class A-3SFL Regular Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the Class A-2SFL or Class A-3SFL Regular Interest. If their respective Swap Contract is ‘‘on-market,’’ no amount of the purchase price will be allocable to it. Based on the anticipated issue price of the Class A-2SFL and Class A-3SFL Certificates, it is anticipated that the Class A-2SFL and Class A-3SFL Regular Interests will be issued [at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class A-2SFL or Class A-3SFL Certificates]. The holder of a Class A-2SFL or Class A-3SFL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of their respective Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of the Class A-2SFL and Class A-3SFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of Treasury (‘‘Treasury’’) treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is ‘‘significant.’’ It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-2SFL or Class A-3SFL Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class A-2SFL or Class A-3SFL Certificate that is considered to be allocated to the holder’s rights under their respective Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a ‘‘termination payment’’ allocable to such Certificate under Treasury regulations. A holder of a Class A-2SFL or Class A-3SFL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in their respective Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in their respective Swap Contract. Gain or loss realized upon the termination of their respective Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class A-2SFL and Class A-3SFL Certificates, representing a beneficial ownership in the Class A-2SFL and Class A-3SFL Regular Interests, respectively, and in their respective Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-2SFL or Class A-3SFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-2SFL or Class A-3SFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related Swap Contract.

Withholding and Backup Withholding.    Pursuant to the Pooling and Servicing Agreement (i) the Trustee shall deliver or cause to be delivered the federal taxpayer identification number of the grantor trust that holds the Swap Contracts on an IRS Form W-9 to the Swap Counterparty as soon as possible after the Swap Contracts are entered into (but no later than the first payment date under the Swap Contracts) and, if requested by a  Swap Counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each  non-exempt Class A-2SFL and Class A-3SFL Certificateholder shall be obligated to provide applicable certification to the Paying Agent (with copies directly from such Certificateholder to  each Swap Counterparty) to enable the Paying Agent to make payments to the Class  A-2SFL and Class A-3SFL Certificateholders without federal withholding or backup withholding, and (iii) as authorized by the Class A-3SFL  and Class A-2SFL Certificateholders under the Pooling and Servicing Agreement, the Trustee may forward any such certification received to the  Swap Counterparty. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap Counterparty to the Trust Fund. For an additional discussion of withholding and backup withholding, see ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Backup Withholding’’in the Prospectus.

 CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of

ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The ‘‘Restricted Group’’ consists of any underwriter, the Depositor, the Trustee, each Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to swap contracts, such as the Class A-2SFL and Class A-3SFL Certificates which benefit from the related Swap Contract:

(a)	Each swap contract must be an ‘‘eligible swap’’ with an ‘‘eligible swap counterparty’’ (as each term is defined in PTE 2000-58);

(b)	If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify the Certificateholders that the Exemption will cease to apply with respect to the class of Certificates subject to the swap contract; and

(c)	The fiduciary of a Plan purchasing any class of Certificates subject to the swap contracts must be either:

•	a ‘‘qualified professional asset manager’’ (as defined in PTE 84-14);

•	an ‘‘in-house asset manager’’ (as defined in PTE 96-23); or

•	a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

The Depositor believes that each of the Swap Contracts will meet all of the relevant requirements to be considered an ‘‘eligible swap’’ as of the Closing Date. However, any Plan contemplating purchase of the Class A-2SFL or Class A-3SFL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-2SFL or Class A-3SFL Certificates.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the Depositor, any of the underwriters, the Trustee, any Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of

ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Persons who have an ongoing relationship with the New York State Common Retirement Fund, which is a governmental plan, should note that this plan owns an equity interest in the borrower under the Tysons Galleria Whole Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

The Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

 LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

37 of the Mortgaged Properties, securing mortgage loans representing approximately 11.0% of the Initial Pool Balance (3.2%, 15.5%, 5.3%, 13.6%), are located in the State of Texas. Mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Any such action must be brought within 4 years after the accrual of the cause of action. With respect to a judicial foreclosure, notwithstanding anything in the deed of trust to the contrary, the mortgagee must give the borrower written notice delivered by certified mail that it is in default and provide 20 days for the borrower to cure such default before any judicial foreclosure is permitted. With respect to a trustee’s sale, the lender must give the borrower written notice delivered by certified mail that it is in default and provide 21 days for the borrower to cure such default before any judicial foreclosure is permitted. Public notice of either trustee’s sale is continued for at least 21 days in statutory form after which the mortgaged real estate may be sold by the trustee. Any trustee sale must be made pursuant to the terms of the deed of trust at a public venue at the county courthouse of the county in which any portion of the real estate is located, between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month after the month in which the statutory notice period has been satisfied in an area designated by the commissioners’ court. Under Texas law, the borrower does not have the right to redeem the real estate after a judicial foreclosure or trustee’s sale. Under Texas law, if the sale price at a judicial foreclosure or trustee’s sale is less than the fair market value of the real estate, any obligor (including any guarantor) may be required to offset the deficiency between the fair market value and the sale price.

48 of the Mortgaged Properties, securing mortgage loans representing approximately 14.2% of the Initial Pool Balance (4.2%, 18.6%, 13.3%, 17.6%), are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s ‘‘one action rule’’ requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

37 of the Mortgaged Properties, securing mortgage loans representing approximately 14.9% of the Initial Pool Balance (14.2%, 18.7%, 0.0%, 15.1%), are located in the State of Illinois. Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is usually accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the Illinois Mortgage Foreclosure Law on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge or sheriff. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a ‘‘one action rule’’ or ‘‘anti-deficiency legislation.’’ Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale. In certain circumstances, the lender may have a receiver appointed.

Other Aspects.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the Certificates.

 RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc., (‘‘Moody’s’’), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Fitch, Inc. (‘‘Fitch’’) and, together with Moody’s and S&P, the ‘‘Rating Agencies’’):

Class	Moody’s	S&P	Fitch
Class A-1	Aaa	AAA	AAA
Class A-1S	Aaa	AAA	AAA
Class A-2	Aaa	AAA	AAA
Class A-2S	Aaa	AAA	AAA
Class A-2SFL	Aaa	AAA	AAA
Class A-3	Aaa	AAA	AAA
Class A-3SFL	Aaa	AAA	AAA
Class A-1A	Aaa	AAA	AAA
Class X	Aaa	AAA	AAA
Class A-M	Aaa	AAA	AAA
Class A-MS	Aaa	AAA	AAA
Class A-J	Aaa	AAA	AAA
Class A-JS	Aaa	AAA	AAA
Class B	Aa2	AA	AA
Class B-S	Aa2	AA	AA
Class C	Aa3	AA–	AA–
Class C-S	Aa3	AA–	AA–
Class D	A2	A	A
Class D-S	A2	A	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by May 15, 2047 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, Yield Maintenance Charges or net default interest. In addition, S&P’s ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this free writing prospectus, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of the Notional Amount, but only the obligation to pay interest timely on the Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

A rating on the Class A-2SFL and/or Class A-3SFL Certificates does not represent any assessment of whether the floating interest rate on those Certificates will convert to a fixed rate. With respect to the Class A-2SFL and/or Class A-3SFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-2SFL Regular Interest or Class A-3SFL Regular Interest, as applicable and are not rating the receipt of interest accrued at LIBOR plus     % or       % as applicable. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-2SFL and/or Class A-3SFL Certificates may experience as a result of the conversion of the Pass-Through Rate on those Certificates from a rate based on LIBOR to a fixed rate.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

 LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
0% CPR	S-273
131 South Dearborn Intercreditor Agreement	S-105
131 South Dearborn Loan	S-104
131 South Dearborn Mortgaged Property	S-104
131 South Dearborn Noteholders	S-105
131 South Dearborn Notes	S-104
131 South Dearborn Pari Passu Companion Loan	S-104
131 South Dearborn Whole Loan	S-104
30/360 Basis	S-128
A-2SFL Significance Estimate	S-240
A-2SFL Significance Percentage	S-240
A-2SFL Swap Contract	S-239
A-2SFL Swap Default	S-240
A-3SFL Significance Estimate	S-241
A-3SFL Significance Percentage	S-241
A-3SFL Swap Contract	S-241
A-3SFL Swap Default	S-242
AB Mortgage Loan	S-98
AB Mortgage Loan Group	S-98
AB Subordinate Companion Loan	S-98
Acceptable Insurance Default	S-254
Accrued Interest from Recoveries	S-212
Actual/360 Basis	S-128
Additional Exclusions	S-254
Administrative Cost Rate	S-211
Advances	S-227
AIG	S-172
AIGGIC	S-172
AIGMC	S-172
Appraisal Reduction	S-230
Appraisal Reduction Event	S-230
Asset Status Report	S-247
Assumed Final Distribution Date	S-219
Assumed Scheduled Payment	S-216
Authenticating Agent	S-176
Available Distribution Amount	S-197
Bank of America Plaza Intercreditor Agreement	S-107
Bank of America Plaza Loan	S-107
Bank of America Plaza Mortgaged Property	S-107
Bank of America Plaza Noteholders	S-107
Bank of America Plaza Notes	S-107
Bank of America Plaza Pari Passu Companion Loan	S-107
Bank of America Plaza Pooling and Servicing Agreement	S-107
Bank of America Plaza Whole Loan	S-107
Base Interest Fraction	S-219
Broadstone AB Loan	S-120
Broadstone Intercreditor Agreement	S-120
Broadstone Loan	S-98, S-120
Broadstone Mortgaged Property	S-120
Broadstone Note A Holder	S-120
Broadstone Note B	S-120
Broadstone Note B Holder	S-120
Broadstone Note B Holder Control Appraisal Period	S-123
Broadstone Threshold Event Collateral	S-124
Capmark	S-178
Capmark Financial Group	S-179
Capmark Servicing Standard	S-245
Cash Management Agreement	S-149
CBE	S-274
Certificate Account	S-196
Certificate Balance	S-192
Certificate Owner	S-193
Certificate Registrar	S-176
Certificateholders	S-97
Certificates	S-191
Class	S-191
Class A Certificates	S-191
Class A-2SFL Available Funds	S-198
Class A-2SFL Interest Distribution Amount	S-211
Class A-2SFL Principal Distribution Amount	S-217
Class A-2SFL Regular Interest	S-191
Class A-3SFL Available Funds	S-198
Class A-3SFL Interest Distribution Amount	S-212
Class A-3SFL Principal Distribution Amount	S-217
Class A-3SFL Regular Interest	S-192
Class A-S Certificates	S-191
Class X Components	S-210
Class X Strip Rate	S-210
Class X-R Interest Distribution Amount	S-212

Page
Class X-S Interest Distribution Amount	S-212
Clearstream	S-193
Closing Date	S-97
CMBS	S-165, S-177, S-182
CMSA Investor Reporting Package	S-236
Code	S-276
Collateral Support Deficit	S-225
Companion Loan	S-99
Compensating Interest Payment	S-190
Constant Prepayment Rate	S-273
Controlling Class	S-252
Controlling Class Certificateholder	S-252
Corrected Mortgage Loan	S-247
CPR	S-273
Crossed Loan	S-148
Cross-Over Date	S-207
Custodian	S-142, S-174
Cut-off Date	S-96
Cut-off Date Balance	S-96
Cut-off Date LTV Ratios	S-141
Danvers Crossing AB Mortgage Loan	S-99
Defeasance	S-131
Defeasance Lockout Period	S-131
Depositor	S-97
Depositories	S-193
Determination Date	S-195
Direct Participants	S-193
Directing Certificateholder	S-252
Discount Rate	S-129
Discover Mills AB Intercreditor Agreement	S-116
Discover Mills AB Loan	S-116
Discover Mills Control Appraisal Period	S-119
Discover Mills Loan	S-98, S-116
Discover Mills Mortgaged Property	S-116
Discover Mills Note A Holder	S-116
Discover Mills Note B Holder	S-116
Discover Mills Special Event of Default	S-117
Discover Mills Subordinate Companion Loan	S-116
Distributable Certificate Interest	S-212
Distribution Account	S-196
Distribution Date	S-195
DSCR	S-96, S-154, S-159
DTC	S-193
Due Period	S-198
Effective Gross Income	S-139
ERISA	S-279
ERISA Plan	S-279
ESA	S-151, S-160, S-163, S-173
Euroclear	S-193
Eurohypo	S-158
Eurohypo AG	S-158
Events of Default	S-263
Excluded Plan	S-281
Exemption	S-280
FIRREA	S-151, S-163
Fitch	S-284
Form 8-K	S-139
FSMA	S-8
Gain on Sale Reserve Account	S-197
General Servicing Standard	S-244
Group R Available Distribution Amount	S-198
Group R Certificates	S-191
Group R Principal Distribution Amount	S-214
Group R Principal Shortfall	S-217
Group R WAC Rate	S-210
Group R-1 Principal Distribution Amount	S-213
Group R-1 Principal Shortfall	S-217
Group R-2 Principal Distribution Amount	S-214
Group R-2 Principal Shortfall	S-217
Group S Available Distribution Amount	S-198
Group S Certificates	S-191
Group S Principal Distribution Amount	S-215
Group S Principal Shortfall	S-217
Group S WAC Rate	S-210
Group Subordinate Amount	S-211
Indirect Participants	S-193
Initial Loan Group R Balance	S-96
Initial Loan Group R-1 Balance	S-96
Initial Loan Group R-2 Balance	S-96
Initial Loan Group S Balance	S-96
Initial Pool Balance	S-96
Initial Resolution Period	S-145
Insurance and Condemnation Proceeds	S-196

Page
Intercreditor Agreement	S-115
Interest Accrual Period	S-212
Interest Distribution Amount	S-211
Interest Reserve Account	S-196
IRS	S-259
IXIS	S-175
IXIS CIB	S-156
IXIS RE	S-156
JPMCB	S-150
LaSalle	S-174
LDP	S-150
LIBOR	S-209
LIBOR Business Day	S-210
LIBOR Determination Date	S-210
Liquidation Fee	S-188
Liquidation Fee Rate	S-188
Liquidation Proceeds	S-196
LNR	S-182
Loan Group R	S-96
Loan Group R-1	S-96
Loan Group R-2	S-96
Loan Group S	S-96
Loan Groups	S-96
Lockbox Accounts	S-148
Lockbox Loans	S-148
Lockout Period	S-129
Lower-Tier Distribution Account	S-196
Lower-Tier REMIC	S-276
Lower-Tier REMIC Regular Interests	S-276
LTV	S-154, S-159
LTV Ratio	S-141
LTV Ratios	S-96
MAI	S-146
Master Servicer	S-176
Master Servicer Remittance Date	S-226
Maturity Date LTV Ratios	S-141
Merchandise Mart Intercreditor Agreement	S-106
Merchandise Mart Loan	S-105
Merchandise Mart Mortgaged Property	S-105
Merchandise Mart Notes	S-105
Merchandise Mart Pari Passu Companion Loan	S-105
Merchandise Mart Pari Passu Companion Loan Securitization	S-106
Merchandise Mart Whole Loan	S-105
Mezz Cap AB Mortgage Loan	S-99
Mezz Cap AB Mortgage Loans	S-99
Mezz Cap Loan Pair	S-99
Mezz Cap Loan Pairs	S-99
Middle-Tier Distribution Account	S-196
Middle-Tier REMIC Regular Interests	S-276
Midland	S-177
Midland LP	S-161
Mills	S-93
Moody’s	S-284
Mortgage	S-97
Mortgage File	S-142
Mortgage Loan Sellers	S-97
Mortgage Note	S-97
Mortgage Rate	S-211
Mortgaged Property	S-97
NCDENR	S-87
Net Aggregate Prepayment Interest Shortfall	S-213
Net Mortgage Rate	S-211
Net Operating Income	S-140
NOI	S-140
Nomura	S-165
Non-Offered Certificates	S-191
Nonrecoverable Advance	S-227
Notional Amount	S-192
Offered Certificates	S-191
Operating Statements	S-140
Option Price	S-258
PAR	S-152, S-164
Participants	S-193
Pass-Through Rate	S-208
Paying Agent	S-97
Paying Agent Fee	S-176
Paying Agent Fee Rate	S-176
Percentage Interest	S-193
Periodic Payments	S-197
Permitted Investments	S-197
Plan	S-280
PML	S-137
PNC Bank	S-161, S-177
PNC Financial	S-161
Pool WAC Rate	S-211
Pooling and Servicing Agreement	S-191
Prepayment Assumption	S-277
Prepayment Interest Excess	S-190
Prepayment Interest Shortfall	S-190
Primary Collateral	S-148
Prime Rate	S-230
Principal Balance Certificates	S-192

Page
Principal Distribution Amount	S-213
Principal Shortfall	S-216
PROSPECTUS DIRECTIVE	S-8
Purchase Agreements	S-97
Purchase Option	S-258
Purchase Price	S-145
P&I Advance	S-226
Qualified Substitute Mortgage Loan	S-146
Radisson Plaza Hotel-Rochester Loan	S-99
Rated Final Distribution Date	S-284
Rating Agencies	S-284
Rating Agency Trigger Event	S-240, S-242
Record Date	S-195
Regular Certificates	S-276
Reimbursement Rate	S-230
Related Proceeds	S-227
Release Date	S-131
Release DSCR	S-135
Release LTV	S-135
Remaining Properties	S-135
REMIC	S-276
REMIC Provisions	S-276
REO Account	S-256
REO Loan	S-218
REO Property	S-247
Residual Certificates	S-191
Restricted Group	S-280
Rules	S-194
Scheduled Principal Distribution Amount	S-216
SEC	S-236
Senior Certificates	S-191
Servicing Advances	S-227
Servicing Fee	S-187
Servicing Fee Rate	S-187
Servicing Standards	S-244
Similar Law	S-280
Special Servicer	S-182
Special Servicing Fee	S-188
Special Servicing Fee Rate	S-188
Specially Serviced Mortgage Loans	S-247
Stated Principal Balance	S-217
Statement to Certificateholders	S-233
Subordinate Certificates	S-191
Subordinate Offered Certificates	S-191
Substitute Property	S-135
Substituted Property	S-135
Swap Contracts	S-191, S-241
Swap Counterparty	S-239
Swap Premium	S-278
S&P	S-284
Triggering Event of Default	S-121
Trustee	S-97
Trustee Fee	S-174
Trustee Fee Rate	S-174
Tysons Galleria A Notes	S-108
Tysons Galleria A Notes Intercreditor Agreement	S-110
Tysons Galleria AB Intercreditor Agreement	S-110
Tysons Galleria Companion Loan	S-108
Tysons Galleria Control Appraisal Period	S-113
Tysons Galleria Loan	S-98, S-108
Tysons Galleria Master Servicer	S-108
Tysons Galleria Mortgaged Property	S-108
Tysons Galleria Note A Holder	S-110
Tysons Galleria Note B Holder	S-110
Tysons Galleria Noteholders	S-110
Tysons Galleria Pari Passu Companion Loan	S-108
Tysons Galleria Pooling and Servicing Agreement	S-108
Tysons Galleria Special Event of Default	S-111
Tysons Galleria Special Servicer	S-109
Tysons Galleria Subordinate Companion Loan	S-108
Tysons Galleria Transaction	S-108
Tysons Galleria Trust Fund	S-108
Tysons Galleria Whole Loan	S-108
UBSREI	S-175
UBSRESI	S-152
Underwritten Cash Flow	S-139
Underwritten Cash Flow Debt Service Coverage Ratio	S-139
Underwritten NOI	S-139
Unscheduled Principal Distribution Amount	S-216
Upper-Tier Distribution Account	S-196
Upper-Tier REMIC	S-276
USPAP	S-160
UW DSCR	S-139
UW NCF	S-139
UW NOI	S-139
Voting Rights	S-238
Wachovia	S-179

Page
Wells Fargo Bank	S-175
Whole Loan	S-104
Withheld Amounts	S-196
Withheld Loans	S-196
Workout Fee	S-188
Workout Fee Rate	S-188
Workout-Delayed Reimbursement Amount	S-227
Yield Maintenance Charge	S-129

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Annex A-1-1

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

 ANNEX
 ID #     LOAN #    SELLER   PROPERTY NAME                                     STREET ADDRESS
----------------------------------------------------------------------------------------------------------------------------------

   1         1       UBS     The Belnord                                       2360 Broadway
   2         2      JPMCB    131 South Dearborn                                131 South Dearborn Street
   3         3      JPMCB    Galleria Towers                                   13355, 13455, 13155 Noel Road
   4         4       UBS     Corporate Woods Portfolio                         Various
 4.01      4.01              Building 82                                       10851 Mastin Boulevard
 4.02      4.02              Building 40                                       9401 Indian Creek Parkway
 4.03      4.03              Building 84                                       10801 Mastin Boulevard
 4.04      4.04              Building 32                                       9225 Indian Creek Parkway
 4.05      4.05              Building 70                                       9900 West 109th Street
 4.06      4.06              Building 34                                       10950 Grandview Drive
 4.07      4.07              Building 20 - 24                                  10865-10895 Grandview Drive
 4.08      4.08              Building 6                                        8900 Indian Creek Parkway
 4.09      4.09              Building 9                                        9200 Indian Creek Parkway
 4.10      4.10              Building 12                                       10975 Benson Drive
 4.11      4.11              Building 14                                       8717 West 110th Street
 4.12      4.12              Building 51                                       9393 West 110th Street
 4.13      4.13              Building 55                                       9300 West 110th Street
 4.14      4.14              Building 27                                       10975 Grandview Drive
 4.15      4.15              Retail Shops                                      9900-9962 College Boulevard
 4.16      4.16              Building 3                                        8700 Indian Creek Parkway
 4.17      4.17              Building 75                                       10800 Farley Street
   5         5       UBS     Americold Portfolio                               Various
 5.01      5.01              1331 Civil War Road                               1331 Civil War Road
 5.02      5.02              200 Railhead Road                                 200 Railhead Road
 5.03      5.03              751 West Churchill Road                           751 West Churchill Road
 5.04      5.04              2007 West Mary Street                             2007 West Mary Street
   6         6       EHY     Merchandise Mart                                  200 World Trade Center
   7                         Colony IV Portfolio                               Various
 7.01        7      JPMCB    12902 Federal Systems Drive                       12902 Federal Systems Park Drive
 7.02        8      JPMCB    1800 Alexander Bell Drive                         1800 Alexander Bell Drive
 7.03        9      JPMCB    Chicago Workspace - Elgin                         580 -735 Tollgate Road
 7.04       10      JPMCB    Corporate Lakes III                               2200 Cabot Drive
 7.05       11      JPMCB    Reservoir Corporate Center                        144 Turnpike Road
 7.06       12      JPMCB    Chicago Workspace - Naperville                    1811-1842 Centre Point Circle
 7.07       13      JPMCB    371 Hoes Lane                                     371 Hoes Lane
 7.08       14      JPMCB    Advo Industrial Dallas                            600 North Cockrell Hill Road
 7.09       15      JPMCB    North Atlanta Industrial Northwoods               3140-3145 Northwoods Parkway
 7.10       16      JPMCB    North Atlanta Industrial West Oak                 1765 & 1775 West Oak Parkway
 7.11       17      JPMCB    Advo Industrial Houston                           801 Seaco Court
 7.12       18      JPMCB    Highland Atrium                                   1101 31st Street
 7.13       19      JPMCB    5555 West 73rd Street                             5555 West 73rd Street
 7.14       20      JPMCB    901-929 AEC Drive                                 901-929 AEC Drive
 7.15       21      JPMCB    Chicago Workspace - Carol Stream                  130-150 East St. Charles Road
 7.16       22      JPMCB    600 North York Road                               600 North York Road
 7.17       23      JPMCB    1300 Morse Avenue                                 1300 Morse Avenue
 7.18       24      JPMCB    7500 Natchez Avenue                               7500 Natchez Avenue
 7.19       25      JPMCB    3800 River Road                                   3800 River Road
 7.20       26      JPMCB    333 Washington Boulevard                          333 Washington Boulevard
 7.21       27      JPMCB    970 Douglas Road                                  970 Douglas Road
 7.22       28      JPMCB    1299 Lunt Avenue                                  1299 Lunt Avenue
 7.23       29      JPMCB    1515 Louis Avenue                                 1515 Louis Avenue
 7.24       30      JPMCB    1220 Capitol Drive                                1220 Capitol Drive
 7.25       31      JPMCB    200 Martin Lane                                   200 Martin Lane
   8        32      JPMCB    Centro Heritage Portfolio III                     Various
 8.01      32.01             Rivercrest                                        13200 Cicero Avenue
 8.02      32.02             The Commons of Crystal Lake                       6140-6340 Northwest Highway
 8.03      32.03             Westview Center                                   7630 North Barrington Road
 8.04      32.04             Redford                                           9169-9405 Telegraph Road
 8.05      32.05             Prospect Plaza                                    6403-6479 North Prospect Avenue
 8.06      32.06             Crossroads Centre                                 10850 Lincoln Trail
 8.07      32.07             West Loop Shopping Center                         2700 Anderson Avenue
 8.08      32.08             Ellisville Square                                 15909-15957 Manchester Road
 8.09      32.09             Sterling Bazaar                                   3311 N. Sterling Avenue
 8.10      32.10             Warren Plaza                                      3500 Dodge Street
 8.11      32.11             Lincoln Plaza                                     645-821 Lincoln Highway West
 8.12      32.12             Kimberly West                                     2142-2200 West Kimberly Road
 8.13      32.13             Parkway Pointe                                    3405-3443 Freedom Drive
 8.14      32.14             Fitchburg Ridge Shopping Center                   3034-3042 Fish Hatchery Road
   9        33       EHY     Discover Mills                                    5900 Sugarloaf Parkway
  10        34      JPMCB    Bank of America Plaza                             600 Peachtree Street
  11        35       IXIS    Westgate Mall                                     7701 Interstate 40 West
  12                         Jogani Portfolio I                                Various
 12.01      36       NCCI    Club Royale                                       380 North Linden Avenue
 12.02      37       NCCI    Cinnabarr                                         4141 West Glendale Avenue
 12.03      38       NCCI    Pleasant Hill Villas                              5575 Pleasant Hill Avenue
 12.04      39       NCCI    Saddleback Lodge                                  1661 First Street
 12.05      40       NCCI    Somerset Townhomes                                45321-65 Cedar Avenue
 12.06      41       NCCI    Mountain View (San Bernardino)                    1475 East Date Street
 12.07      42       NCCI    North Pointe (Rayen)                              14625 Raven Street
 12.08      43       NCCI    Columbus Gardens                                  8510 Columbus Avenue
 12.09      44       NCCI    Courtyard Hawthorne                               4171 West El Segundo Boulevard
  13        45      JPMCB    City Center West                                  515-535 Junction Road
  14        46      JPMCB    El Camino North                                   2217-2741 Vista Way
  15        47       EHY     Prescott Gateway                                  3250 Gateway Boulevard
  16        48       PNC     Sheraton Reston                                   11810 Sunrise Valley Drive
  17        49      JPMCB    Kimco PNP - Cheyenne Commons                      3189 North Rainbow Boulevard
  18        50       IXIS    Raytheon LAX                                      2200, 2222 & 2230 East Imperial Highway
  19        51       EHY     Tysons Galleria                                   2001 International Drive
  20        52       NCCI    One West Side                                     11270 West Olympic Boulevard
  21        53      JPMCB    Westwood of Lisle                                 2441 and 2443 Warrenville Road
  22        54      JPMCB    Park Belmar                                       7301 West Ohio Avenue
  23        55      JPMCB    Kimco PNP - Fullerton Town Center                 1100 South Harbor Boulevard
  24                         Jogani Portfolio II                               Various
 24.01      56       NCCI    Sunset Terrace                                    9301 Van Nuys Boulevard
 24.02      57       NCCI    Studio Village                                    10822 Magnolia Boulevard
 24.03      58       NCCI    Park Pointe                                       211 South La Fayette Park Place
 24.04      59       NCCI    River Springs                                     1775 Arriba Drive
 24.05      60       NCCI    Indian Creek Villas                               851 Tucker Road
 24.06      61       NCCI    Wildwood                                          4801 East Tropicana Avenue
  25        62       IXIS    Crossroads Center                                 2060 Crossroads Blvd.
  26        63      JPMCB    Metropark Corporate Campus II                     499 Thornall Street
  27        64      JPMCB    Kimco PNP - Sunset Square                         1001-1275 East Sunset Square
  28        65       UBS     7 Penn Center                                     1625-1637 Market Street
  29        66      JPMCB    Kimco PNP - Rainbow Promenade                     2001-2351 Rainbow Boulevard
  30        67       IXIS    Davinci Court and 20 Technology Parkway           Various
 30.01     67.01             3720 & 3740 Davinci Court                         3720 & 3740 Davinci Court
 30.02     67.02             20 Technology Parkway                             20 Technology Parkway South
  31        68      JPMCB    Denver Design Center                              575-595 South Broadway
  32        69       EHY     Fontainebleu                                      6525 El Colegio Road and 811 Camino Pescadero
  33        70       NCCI    Magellan Storage-190th Torrance Industrial        4300-4320 West 190th Street
  34        71      JPMCB    Homewood Suites Seattle                           206 Western Avenue West
  35        72      JPMCB    Lincoln Village Shopping Center                   805-855 Twelve Bridges Drive and 2295
                                                                               Fieldstone Drive
  36        73       EHY     Broadstone Sunrise Mountain                       5250 Stewart Avenue
  37        74       EHY     University Office Park                            51 & 95 Sawyer Street
  38        75      JPMCB    Kimco PNP - Olympia Square                        3430 Pacific Avenue
  39        76       IXIS    The Park @ Crossroads                             6000 Scarlet Sky Lane
  40        77       IXIS    Courtyard Pentagon South                          4641 Kenmore Avenue
  41        78       UBS     Steward's Crossing                                1000 Steward's Crossing Way
  42        79       IXIS    Pacifica - Best Western Blue Sea Lodge            707 Pacific Beach Drive
  43        80       IXIS    2600 Redondo Avenue                               2600 Redondo Avenue
  44        81      JPMCB    Kimco PNP - Silverdale Plaza                      2850-3036 NW Bucklin Hill Road
  45        82       UBS     Colonial Grand at Palma Sola                      3900 75th Street West
  46        83       UBS     HSBC/BofA Portfolio                               Various
 46.01     83.01             116-11 Beach Channel Drive                        116-11 Beach Channel Drive
 46.02     83.02             65-63 Grand Avenue                                65-63 Grand Avenue
 46.03     83.03             449 Myrtle Avenue                                 449 Myrtle Avenue
 46.04     83.04             2160 Sunrise Highway                              2160 Sunrise Highway
  47        84       UBS     16 East 40th Street                               16 East 40th Street
  48        85       UBS     Knolls at Inglewood                               22626 NE Inglewood Hill Road
  49        86      JPMCB    Village Square Center                             7107 North Lindbergh Boulevard
  50        87       PNC     University Village Apartments                     202 Onley Road
  51        88      JPMCB    1505 East Warner Avenue                           1505 East Warner Avenue
  52        89       IXIS    9107 Wilshire Boulevard                           9107 Wilshire Boulevard
  53        90       EHY     One & Two Nelson Parkway                          One & Two Nelson Parkway
  54        91       IXIS    Interstate Northwest Business Park                120 Interstate North Parkway
  55        92       PNC     Trailside Apartments                              18139 East Mainstreet
  56        93       PNC     Hilton Garden Inn - Houston Galleria              3201 Sage Road
  57        94       EHY     330 & 350 Motor Parkway                           330, 350 & 352 Motor Parkway
  58        95      JPMCB    Courtyard Houston                                 12401 Katy Freeway
  59        96       IXIS    Crossroads Theatre Phase I                        3060, 3070, 3090 & 3170 Chino Avenue
  60        97      JPMCB    Danvers Crossing                                  8 Newbury Street
  61        98       PNC     Cincinatti Eye Institute                          4501 CEI Drive
  62        99       AIG     Edgewater Village Shopping Center                 80 Central Avenue
  63        100     JPMCB    Little River Turnpike Buildings                   7610-7630 Little River Turnpike
  64        101     JPMCB    Kimco PNP - Encinitas Marketplace                 110 - 134 North El Camino Real
  65        102     JPMCB    Klune Industrial                                  Various
 65.01    102.01             1800 North 300 West                               1800 North 300 West
 65.02    102.02             Coldwater Canyon Avenue                           7323-7329 Coldwater Canyon Avenue
 65.03    102.03             Ethel Avenue                                      7332-7338 Ethel Avenue and 13026 Raymer Street
 65.04    102.04             609 West 1900 North                               609 West 1900 North
  66        103      NCCI    Centerpointe Shopping Center - Colton             1040-1100 South Mount Vernon
  67        104     JPMCB    Turning Basin Building                            100 South 14th Street
  68        105     JPMCB    2777 Summer Street                                2777 Summer Street
  69        106      AIG     Springbrook Shopping Center                       132-166 East Lake Street
  70        107     JPMCB    400 Market Street                                 400 Market Street
  71        108      IXIS    Courtyard Marriott Baldwin Park                   14635 Baldwin Park Towne Center
  72        109      PNC     Lakeside Villas                                   8555 Laurens Lane
  73        110     JPMCB    Radisson Plaza Hotel - Rochester                  150 South Broadway
  74        111      EHY     Standard Oil Building                             605 West Olympic Boulevard
  75        112      AIG     750 Walnut                                        750 Walnut Avenue
  76        113     JPMCB    The Market Place                                  10230-10368 US Highway 1
  77        114      PNC     8875 Aero Business Center                         8875 Aero Drive
  78        115     JPMCB    Kimco PNP - Blossom Valley Plaza                  2800 - 2980 Geer Road
  79        116      IXIS    Towne Center North                                5591 Highway 153
  80        117      UBS     Volkswagen - Haslet                               120 Intermodal Parkway
  81        118      AIG     12 Christopher Way                                12 Christopher Way
  82        119      IXIS    Cayo Grande Apartments                            921 Denton Blvd.
  83        120      AIG     TWG Illiana Portfolio                             Various
 83.01    120.01             9050 West 81st Street                             9050 West 81st Street
 83.02    120.02             8900 Broadway                                     8900 Broadway
 83.03    120.03             2001 South US Route 41                            2001 South US Route 41
 83.04    120.04             201 West 89th Avenue                              201 West 89th Avenue
 83.05    120.05             9132-9136 Columbia Avenue                         9132-9136 Columbia Avenue
  84        121      IXIS    Wilson Mall                                       1501 Ward Boulevard
  85        122      AIG     105 West Madison Street                           105 West Madison Street
  86        123      AIG     Lakeside Office Park                              4704 Harlan Street
  87        124      AIG     Fed Express                                       1525 Woodson Road
  88        125      UBS     Volkswagen - Kenosha                              11589 88th Avenue
  89        126      NCCI    2900 Weslayan Road                                2900 Weslayan Road
  90        127      UBS     Best Western O'Hare                               10290-10300 West Higgins Road
  91        128     JPMCB    Hampton Inn Orlando                               8900 Universal Boulevard
  92        129      UBS     Spruce Court                                      520-633 Spruce Sheet
  93        130     JPMCB    Hampton Inn Urbana                                1200 West University Avenue
  94        131     JPMCB    Kimco PNP - Glen Cove Center                      100-170 Robles Way
  95        132      IXIS    Cameron Chase Village                             44260 Ice Rink Plaza
  96        133      IXIS    3M Building                                       2600 Wirsing Parkway
  97        134      PNC     Claridge Apartment Homes                          10027 Spice Lane
  98        135      IXIS    Pacifica - Cottage Inn                            2351 Price Street
  99        136      UBS     River Place                                       104 Riverstone Parkway
  100       137      PNC     Chancellor Apartment Homes                        311 Parramatta Lane
  101       138      IXIS    Tucson Portfolio - Los Altos                      2525 N Los Altos Ave
  102       139      IXIS    Homewood Suites - Columbia                        230 Greystone Boulevard
  103       140      IXIS    Pacifica - Fogcatcher Inn                         6400 Moonstone Beach Drive
  104       141      UBS     Jewel - Osco                                      2073 Prairie Street
  105       142      NCCI    Pack & Stack Portfolio II                         Various
105.01    142.01             Pack & Stack - Colleyville                        6511 Colleyville Boulevard
105.02    142.02             Pack & Stack - Dallas                             1750 West Northwest Highway
105.03    142.03             Pack & Stack - Denton                             525 Fort Worth Drive
  106       143      IXIS    Pacifica - Spyglass Inn                           2705 Spyglass Drive
  107       144      IXIS    Tucson Portfolio - Westgate Park                  1700 W Prince Road
  108       145     JPMCB    Emerald Square Shopping Center                    2985 South State Highway 360
  109       146      EHY     Madison Research Park                             100, 102, 111, 121, 140, and 145 Research Boulevard
  110       147      PNC     Kimball Plaza                                     1612 West Ute Boulevard
  111       148     JPMCB    Springhill Suites Sarasota                        1020 University Parkway
  112       149     JPMCB    4260 Forbes Boulevard                             4260 Forbes Boulevard
  113       150      NCCI    Homewood Suites - The Woodlands, TX               29813 I-45 North
  114       151      IXIS    Pacifica - Best Western Lighthouse                105 Rockaway Beach Avenue
  116       153      NCCI    The Reserve in Alamo Heights                      8446 Country Village Street
  117       154      NCCI    Glenoaks Apartments                               303 West Glenoaks Boulevard
  118       155     JPMCB    Highland Village                                  6929 Airport Boulevard
  119       156     JPMCB    Sommerset Apartments                              1101,1201, & 1205 Madeira Drive SE
  120       157      IXIS    Tyrone Crossing                                   1700 66th Street
  121       158      IXIS    Overland Office                                   5150 Overland Avenue
  122       159      PNC     Troy Design & Manufacturing Bldg.                 25111 Glendale Avenue
  123       160      PNC     Liberty Trust Portfolio                           Various
123.01    160.01             Evigna                                            800 Tech Row Drive
123.02    160.02             Wide Open West                                    950 East Whitcomb Avenue
123.03    160.03             Tractech (ADT)                                    31900 Sherman Drive
123.04    160.04             Keyang Electric                                   31831 Sherman Drive
123.05    160.05             Baron Industries                                  949 East Mandoline Avenue
123.06    160.06             Michigan Microtech                                22515 Heslip Drive Building
  124       161      NCCI    Wingate Inn                                       3751 East Fowler Avenue
  125       162      IXIS    Casa & Villa Cortez                               Various
125.01    162.01             Casa Cortez Apartments                            1834 Jackson Bluff Road
125.02    162.02             Villa Cortez Apartments                           1832 Jackson Bluff Road
  126       163     JPMCB    Homewood Suites Augusta                           1049 Stevens Creek Road
  127       164      PNC     Fifty-Four Hundred South Apartments               4700 East 54th Street
  128       165      PNC     Middletown Commons                                460 West Main Street
  129       166      IXIS    Bay Tree Self Storage Portfolio                   Various
129.01    166.01             Bay Tree Storage - Cambridge                      5403 Mount Holly Road
129.02    166.02             Bay Tree Storage - Trappe                         3789 Ocean Gateway
  130       167      IXIS    Belmont Towers Retail                             2 Dorchester Street
  131       168      IXIS    Tucson Portfolio - Pueblo Villas                  520 W Prince Road
  132       169     JPMCB    Towneplace Suites Savannah                        11309 Abercorn Street
  133       170      IXIS    Interplaza West                                   17120 - 17132 West Colfax Avenue
  134       171      AIG     Ventura Retail Center                             480-500 South Mills Road
  135       172      IXIS    7122 Beverly Boulevard                            7122 Beverly Boulevard
  136       173     JPMCB    190 All Storage                                   459 Cove Terrace
  137       174      UBS     Hillside Heights                                  94 Hillside Drive
  138       175      IXIS    Spring Lake Heights Center                        2407 Route 71
  139       176      PNC     First American Plaza - Oxnard                     1889 Rice Avenue
  140       177      IXIS    Grays Creek                                       5102 N.C. Highway 87 South
  141       178      IXIS    Centennial Crossing                               7915 Winchester Road
  142       179      IXIS    Overlook at Eagles Landing                        290 Country Club Drive
  143       180     JPMCB    117 Chestnut Street                               117 Chestnut Street
  144       181      IXIS    Pacifica - Best Western Fireside                  6700 Moonstone Beach Drive
  145       182     JPMCB    Shenandoah Valley Apartments                      14041 East 24th Street
  146       183      PNC     The Park at Scott's Crossing                      1620 Hollywood Road
  147       184      IXIS    USA Financial Office                              10089 Fairfax Blvd.
  148       185      UBS     Moorpark Apartments                               2966 Moorpark Avenue
  149       186      IXIS    Ramada Inn BWI                                    7253 Parkway Drive
  150       187      EHY     Berry Bridge Corp                                 595 South Broadway
  151       188      IXIS    Eastridge Medical                                 6660 Timberline Road
  152       189      PNC     Hampton Inn - Olean                               101 Main Street
  153       190     JPMCB    Hampton Inn East Lansing                          2500 Coolidge Road
  154       191      NCCI    Papago Apartments                                 3434 East McDowell Drive
  155       192     JPMCB    Summerfield Apartments                            901-974 Summerfield Apartments
  156       193      PNC     CVS Pharmacy - Frisco                             5401 Lebanon Road
  157       194      EHY     Cummings Park Plaza                               2268 North Church Street
  158       195      NCCI    Orchard Park Apartments                           49 Orchard Park Drive
  159       196      IXIS    Glenview Crown Theater                            1850 Tower Road
  160       197     JPMCB    Van Buren Plaza                                   11700 Belleville Road
  161       198      PNC     Tahitian Inn                                      601 South Del Mabry Highway
  162       199      PNC     8825 Aero Business Center                         8825 Aero Business Center
  163       200      IXIS    Park Place Plaza                                  5002 North Academy Boulevard
  164       201      NCCI    Cypress Gardens MH & RV Park                      1951 Lake Daisy Road
  165       202      PNC     Missouri Avenue Distribution Center               5445 West Missouri Avenue
  166       203      IXIS    Montvale Junction                                 2661 Chatham Road
  167       204      NCCI    El Rancho Verde                                   2598 North Ayala Drive
  168       205     JPMCB    297 Knollwood Road                                297 Knollwood Road
  169       206     JPMCB    Baymont Inn & Suites                              5612 Lenox Avenue
  170       207      AIG     Hempstead Turnpike                                3056-3068 Hempstead Turnpike
  171       208      UBS     Metro Self Storage Palatine                       520 West Colfax Street
  172       209      PNC     CVS Pharmacy - Fort Worth                         4464 North Tarrant Parkway
  173       210      PNC     CVS Pharmacy - Round Rock                         1855 Gattis School Road
  174       211      PNC     CVS Pharmacy - Garland                            5702 Lovan Drive
  175       212      PNC     CVS Pharmacy - Little Elm                         2591 FM 423
  176       213      EHY     Honea Path Shopping Center                        500 East Greer Street
  177       214      NCCI    Suntree Apartments (Kansas City)                  3040 Suntree Plaza
  178       215      PNC     Greenfield's Plaza                                15615-15821 West Dodge Road
  179       216      PNC     CVS Pharmacy - San Antonio                        4100 DeZavala Rd.
  180       217      UBS     Cleveland & Innis Plaza                           3350 Cleveland Avenue
  181       218      IXIS    Bullfrog Spas                                     668 West 14600 South Street
  182       219     JPMCB    Villages of Clinton Pointe                        15393 15 Mile Road
  183       220      UBS     Summit Office Park                                50190 Schoenherr Road
  184       221      PNC     CVS Pharmacy - Austin                             11725 FM 620
  185       222      PNC     Crossings at Leesburg Apartments                  2511 Sennett Drive
  186       223      IXIS    Quorum Market Place                               7308 East Independence Boulevard
  188       225     JPMCB    Commerce Center                                   1850 Business Park Drive
  189       226      EHY     Walgreen's - Fenton                               3270 West Silver Lake Road
  190       227      PNC     Hampton Inn - Cortland                            26 River Street
  191       228     JPMCB    Park Plaza                                        834 Ohio Pike
  192       229      NCCI    Pack & Stack Portfolio I                          Various
192.01    229.01             Pack & Stack - Irving                             3930 Valley View Lane
192.02    229.02             Pack & Stack - Red Oak                            201 Brothers Boulevard
  193       230      IXIS    Tucson Portfolio - Vista Montana                  734 E Roger Road
  195       232     JPMCB    Treetops Apartments                               400 Treetops Lane
  196       233      PNC     ClimaStor                                         5252 Mancuso Lane
  197       234      NCCI    Pacific Grove Self Storage                        2000 Sunset Drive
  198       235      PNC     Best Western University Inn                       3051 West State Street
  199       236      IXIS    Tucson Portfolio - Greentree                      5555 E 14th Street
  200       237      IXIS    Concourse Building 2                              18631-18637 East Gale Avenue & 1139-1147 Coiner
                                                                               Court
  201       238     JPMCB    Ridge Hollow Apartments                           5831 North 23rd Street
  202       239     JPMCB    Brookstone Apartments                             1106 Slater Street
  203       240      NCCI    Cross Creek Apartments                            8615 Iltis/Meredith Drive
  205       242     JPMCB    10-24 Palmer Avenue                               10 - 24 Palmer Avenue
  206       243     JPMCB    405 East 77th Street                              405 East 77th Street
  207       244     JPMCB    Eckerd's Douglasville                             2710 Highway 92
  208       245      NCCI    Hampton Inn - Youngstown                          4400 Belmont Avenue
  209       246      EHY     Walgreen's - Bluffton                             1975 North Main Street
  210       247      IXIS    Richlawn Centre                                   4149 Shelbyville Road
  211       248     JPMCB    Powhatan Wellness Center                          1660 Anderson Highway
  212       249      IXIS    Overlea Shopping Center                           6635-6665 Belair Rd
  213       250      EHY     Studio 6 Hotel                                    700 Savannah Avenue
  214       251      IXIS    Grand Court Office                                8200 & 8220 South Saginaw Street
  215       252      UBS     Beech Tree Office Centre                          40399 Grand River Avenue
  216       253     JPMCB    Eckerds McDonough                                 2125 Highway 155 North
  217       254     JPMCB    Chagrin Lee Square                                16500 Chagrin Boulevard
  218       255     JPMCB    Frenchtown Plaza                                  2203-2239 Telegraph Rd
  219       256      PNC     Southwest Plaza                                   810 W. San Mateo Road
  221       258      EHY     Michaels - York, PA                               2700 Pleasant Valley Road
  222       259     JPMCB    Cavalcade Plaza                                   608 West Cavalcade
  223       260     JPMCB    4015 Lemmon Avenue                                4015 Lemmon Avenue
  224       261     JPMCB    Bancroft Apartments                               1638 Bancroft Avenue
  225       262      NCCI    CSH Lakeland & Lake Wales                         Various
225.01    262.01             CSH Lakeland                                      4851 Old Road 37
225.02    262.02             CSH Lake Wales                                    1250 State Road 60 West
  226       263     JPMCB    York & Wilson Combined Apartments                 528, 530, 532 & 534 York Avenue and 2265 Wilson
                                                                               Boulevard
  227       264     JPMCB    Klein Church Plaza                                5258 Louetta Road
  228       265      NCCI    Middletown Self Storage                           1511 Saybrook Road
  229       266      PNC     1616 Corporate Court                              1616 Corporate Court
  230       267      PNC     Wedgewood Village - Aldi                          750 Wildwood Road
  231       268      PNC     Stonewood Apartments                              3600 Springer Rd
  232       269      NCCI    Big Horn MHC                                      314 South Main Street
  233       270     JPMCB    Ashton Parke                                      5815 Timberwolf Drive
  234       271      IXIS    Dupont Medical Office Center                      4042 Dutchman's Lane
  235       272      NCCI    Pioneer Curtis Homes                              1334 Northwest Jackson Street
  236       273      IXIS    Capital Commons                                   4055 N. Teutonia Avenue
  237       274     JPMCB    Courtyard Annex                                   2101 6th Avenue
  238       275      IXIS    Gardenwood Apartments                             1352 Gardina Street
  239       276      PNC     Chimney Hill Apartments                           967 Park Lane
  240       277      PNC     60 Church Street                                  62-64 Church Street
  241       278      PNC     Bay Ranch Apartments                              1401 Thompson Drive

 ANNEX                                                                           NUMBER OF       PROPERTY
 ID #     CITY                     STATE      ZIP CODE     COUNTY              PROPERTIES(17)    TYPE(21)
---------------------------------------------------------------------------------------------------------------------

   1      New York                  NY         10024       New York                   1          Multifamily
   2      Chicago                   IL         60603       Cook                       1          Office
   3      Dallas                    TX         75240       Dallas                     1          Office
   4      Overland Park             KS         66210       Johnson                   17          Various
 4.01     Overland Park             KS         66210       Johnson                    1          Office
 4.02     Overland Park             KS         66210       Johnson                    1          Office
 4.03     Overland Park             KS         66210       Johnson                    1          Office
 4.04     Overland Park             KS         66210       Johnson                    1          Office
 4.05     Overland Park             KS         66210       Johnson                    1          Office
 4.06     Overland Park             KS         66210       Johnson                    1          Office
 4.07     Overland Park             KS         66210       Johnson                    1          Office
 4.08     Overland Park             KS         66210       Johnson                    1          Office
 4.09     Overland Park             KS         66210       Johnson                    1          Office
 4.10     Overland Park             KS         66210       Johnson                    1          Office
 4.11     Overland Park             KS         66210       Johnson                    1          Office
 4.12     Overland Park             KS         66210       Johnson                    1          Office
 4.13     Overland Park             KS         66210       Johnson                    1          Office
 4.14     Overland Park             KS         66210       Johnson                    1          Office
 4.15     Overland Park             KS         66210       Johnson                    1          Retail
 4.16     Overland Park             KS         66210       Johnson                    1          Office
 4.17     Overland Park             KS         66210       Johnson                    1          Office
   5      Various                 Various     Various      Various                    4          Industrial
 5.01     Carthage                  MO         64836       Jasper                     1          Industrial
 5.02     Fort Worth                TX         76106       Tarrant                    1          Industrial
 5.03     West Point                MS         39773       Clay                       1          Industrial
 5.04     Garden City               KS         67846       Finney                     1          Industrial
   6      Chicago                   IL         60654       Cook                       1          Office
   7      Various                 Various     Various      Various                   25          Various
 7.01     Fairfax                   VA         22033       Fairfax                    1          Office
 7.02     Reston                    VA         20191       Fairfax                    1          Office
 7.03     Elgin                     IL         60123       Kane                       1          Industrial
 7.04     Lisle                     IL         60532       DuPage                     1          Office
 7.05     Southborough              MA         01772       Worcester                  1          Office
 7.06     Naperville                IL         60563       DuPage                     1          Industrial
 7.07     Piscataway                NJ         08854       Middlesex                  1          Office
 7.08     Dallas                    TX         75211       Dallas                     1          Industrial
 7.09     Norcross                  GA         30071       Gwinnett                   1          Industrial
 7.10     Marietta                  GA         30062       Cobb                       1          Industrial
 7.11     Deer Park                 TX         77536       Harris                     1          Industrial
 7.12     Downers Grove             IL         60515       DuPage                     1          Office
 7.13     Bedford Park              IL         60638       Cook                       1          Industrial
 7.14     Wood Dale                 IL         60191       DuPage                     1          Industrial
 7.15     Carol Stream              IL         60188       Dupage                     1          Industrial
 7.16     Bensenville               IL         60106       DuPage                     1          Industrial
 7.17     Elk Grove Village         IL         60007       Cook                       1          Industrial
 7.18     Niles                     IL         60714       Cook                       1          Industrial
 7.19     Schiller Park             IL         60176       Cook                       1          Industrial
 7.20     Mundelein                 IL         60060       Lake                       1          Industrial
 7.21     Batavia                   IL         60510       Kane                       1          Industrial
 7.22     Elk Grove Village         IL         60007       Cook                       1          Industrial
 7.23     Elk Grove Village         IL         60007       Cook                       1          Industrial
 7.24     Addison                   IL         60101       Dupage                     1          Industrial
 7.25     Elk Grove Village         IL         60007       Cook                       1          Industrial
   8      Various                 Various     Various      Various                   14          Retail
 8.01     Crestwood                 IL         60445       Cook                       1          Retail
 8.02     Crystal Lake              IL         60014       McHenry                    1          Retail
 8.03     Hanover Park              IL         60133       Cook                       1          Retail
 8.04     Redford                   MI         48239       Wayne                      1          Retail
 8.05     Gladstone                 MO         64119       Clay                       1          Retail
 8.06     Fairview Heights          IL         62208       Saint Claire               1          Retail
 8.07     Manhattan                 KS         66502       Riley                      1          Retail
 8.08     Ellisville                MO         63011       Saint Louis                1          Retail
 8.09     Peoria                    IL         61604       Peoria                     1          Retail
 8.10     Dubuque                   IA         52003       Dubuque                    1          Retail
 8.11     New Haven                 IN         46774       Allen                      1          Retail
 8.12     Davenport                 IA         52806       Scott                      1          Retail
 8.13     Springfield               IL         62704       Sangamon                   1          Retail
 8.14     Fitchburg                 WI         53713       Dane                       1          Retail
   9      Lawrenceville             GA         30043       Gwinnett                   1          Retail
  10      Atlanta                   GA         30308       Fulton                     1          Office
  11      Amarillo                  TX         79121       Randall                    1          Retail
  12      Various                 Various     Various      Various                    9          Multifamily
 12.01    Rialto                    CA         92376       San Bernardino             1          Multifamily
 12.02    Phoenix                   AZ         85051       Maricopa                   1          Multifamily
 12.03    Las Vegas                 NV         89103       Clark                      1          Multifamily
 12.04    Santa Ana                 CA         92701       Orange                     1          Multifamily
 12.05    Lancaster                 CA         93534       Los Angeles                1          Multifamily
 12.06    San Bernardino            CA         92404       San Bernardino             1          Multifamily
 12.07    Panorama City             CA         91402       Los Angeles                1          Multifamily
 12.08    North Hills               CA         91343       Los Angeles                1          Multifamily
 12.09    Hawthorne                 CA         90250       Los Angeles                1          Multifamily
  13      Madison                   WI         53717       Dane                       1          Mixed Use
  14      Oceanside                 CA         92054       San Diego                  1          Retail
  15      Prescott                  AZ         86303       Yavapai                    1          Retail
  16      Reston                    VA         20191       Fairfax                    1          Hotel
  17      Las Vegas                 NV         89108       Clark                      1          Retail
  18      El Segundo                CA         90245       Los Angeles                1          Office
  19      McLean                    VA         22102       Fairfax                    1          Retail
  20      Los Angeles               CA         90064       Los Angeles                1          Retail
  21      Lisle                     IL         60532       Dupage                     1          Office
  22      Lakewood                  CO         80226       Jefferson                  1          Multifamily
  23      Fullerton                 CA         92832       Orange                     1          Retail
  24      Various                 Various     Various      Various                    6          Multifamily
 24.01    Panorama City             CA         91402       Los Angeles                1          Multifamily
 24.02    North Hollywood           CA         91601       Los Angeles                1          Multifamily
 24.03    Los Angeles               CA         90057       Los Angeles                1          Multifamily
 24.04    Bullhead City             AZ         86442       Mohave                     1          Multifamily
 24.05    Tehachapi                 CA         93561       Kern                       1          Multifamily
 24.06    Las Vegas                 NV         89121       Clark                      1          Multifamily
  25      Waterloo                  IA         50702       Black Hawk                 1          Retail
  26      Edison                    NJ         08837       Middlesex                  1          Office
  27      Bellingham                WA         98226       Whatcom                    1          Retail
  28      Philadelphia              PA         19103       Philadelphia               1          Office
  29      Las Vegas                 NV         89108       Clark                      1          Retail
  30      Norcross                  GA         30092       Gwinnett                   2          Office
 30.01    Norcross                  GA         30092       Gwinnett                   1          Office
 30.02    Norcross                  GA         30092       Gwinnett                   1          Office
  31      Denver                    CO         80209       Denver                     1          Retail
  32      Isla Vista                CA         93117       Santa Barbara              1          Multifamily
  33      Torrance                  CA         90504       Los Angeles                1          Mixed Use
  34      Seattle                   WA         98119       King                       1          Hotel
  35      Lincoln                   CA         95648       Placer                     1          Mixed Use
  36      Las Vegas                 NV         89110       Clark                      1          Multifamily
  37      Waltham                   MA         02453       Middlesex                  1          Office
  38      Olympia                   WA         98501       Thurston                   1          Retail
  39      Cary                      NC         27511       Wake                       1          Multifamily
  40      Alexandria                VA         22304       Fairfax                    1          Hotel
  41      Lawrenceville             NJ         08648       Mercer                     1          Multifamily
  42      San Diego                 CA         92109       San Diego                  1          Hotel
  43      Long Beach                CA         90806       Los Angeles                1          Office
  44      Silverdale                WA         98383       Kitsap                     1          Retail
  45      Bradenton                 FL         34209       Manatee                    1          Multifamily
  46      Various                   NY        Various      Various                    4          Retail
 46.01    Rockaway Park             NY         11694       Queens                     1          Retail
 46.02    Maspeth                   NY         11378       Queens                     1          Retail
 46.03    Brooklyn                  NY         11205       Kings                      1          Retail
 46.04    Merrick                   NY         11566       Nassau                     1          Retail
  47      New York                  NY         10016       New York                   1          Office
  48      Sammamish                 WA         98074       King                       1          Multifamily
  49      Hazelwood                 MO         63042       St. Louis                  1          Office
  50      Salisbury                 MD         21804       Wicomico                   1          Multifamily
  51      Santa Ana                 CA         92705       Orange                     1          Industrial
  52      Beverly Hills             CA         90210       Los Angeles                1          Office
  53      Mundelien                 IL         60060       Lake                       1          Office
  54      Atlanta                   GA         30339       Cobb                       1          Industrial
  55      Parker                    CO         80134       Douglas                    1          Multifamily
  56      Houston                   TX         77056       Harris                     1          Hotel
  57      Hauppauge                 NY         11788       Suffolk                    1          Office
  58      Houston                   TX         77079       Harris                     1          Hotel
  59      Chino Hills               CA         91709       San Bernardino             1          Retail
  60      Danvers                   MA         01923       Essex                      1          Retail
  61      Blue Ash                  OH         45242       Hamilton                   1          Office
  62      Edgewater                 MD         21037       Anne Arundel               1          Retail
  63      Annandale                 VA         22003       Fairfax                    1          Mixed Use
  64      Encinitas                 CA         92024       San Diego                  1          Retail
  65      Various                 Various     Various      Various                    4          Industrial
 65.01    Spanish Fork              UT         84660       Utah                       1          Industrial
 65.02    North Hollywood           CA         91605       Los Angeles                1          Industrial
 65.03    North Hollywood           CA         91605       Los Angeles                1          Industrial
 65.04    Spanish Fork              UT         84660       Utah                       1          Industrial
  66      Colton                    CA         92324       San Bernardino             1          Retail
  67      Richmond                  VA         23219       Richmond City              1          Office
  68      Stamford                  CT         06905       Fairfield                  1          Office
  69      Bloomingdale              IL         60108       Dupage                     1          Retail
  70      Philadelphia              PA         19106       Philadelphia               1          Office
  71      Baldwin Park              CA         91706       Los Angeles                1          Hotel
  72      San Antonio               TX         78218       San Antonio                1          Multifamily
  73      Rochester                 MN         55904       Olmsted                    1          Hotel
  74      Los Angeles               CA         90015       Los Angeles                1          Office
  75      Cranford                  NJ         07016       Union                      1          Industrial
  76      Port St. Lucie            FL         34952       Saint Lucie                1          Mixed Use
  77      San Diego                 CA         92123       San Diego                  1          Office
  78      Turlock                   CA         95382       Stanislaus                 1          Retail
  79      Hixson                    TN         37343       Hamilton                   1          Retail
  80      Fort Worth                TX         76177       Tarrant                    1          Industrial
  81      Eatontown                 NJ         07724       Monmouth                   1          Office
  82      Fort Walton Beach         FL         32547       Okaloosa                   1          Multifamily
  83      Various                 Various     Various      Various                    5          Office
 83.01    Justice                   IL         60458       Cook                       1          Office
 83.02    Merrillville              IN         46410       Lake                       1          Office
 83.03    Schererville              IN         46410       Lake                       1          Office
 83.04    Merrillville              IN         46410       Lake                       1          Office
 83.05    Munster                   IN         46321       Lake                       1          Office
  84      Wilson                    NC         27893       Wilson                     1          Retail
  85      Chicago                   IL         60602       Cook                       1          Office
  86      Denver                    CO         80212       Jefferson                  1          Office
  87      Overland                  MO         63114       St. Louis                  1          Industrial
  88      Pleasant Prairie          WI         53158       Kenosha                    1          Industrial
  89      Houston                   TX         77027       Harris                     1          Office
  90      Rosemont                  IL         60018       Cook                       1          Hotel
  91      Orlando                   FL         32819       Orange                     1          Hotel
  92      Royersford                PA         19468       Montgomery                 1          Multifamily
  93      Urbana                    IL         61801       Champaign                  1          Hotel
  94      Vallejo                   CA         94591       Solano                     1          Retail
  95      Ashburn                   VA         20147       Loudon                     1          Retail
  96      DeKalb                    IL         60115       DeKalb                     1          Industrial
  97      Houston                   TX         77072       Harris                     1          Multifamily
  98      Pismo Beach               CA         93449       San Luis Obispo            1          Hotel
  99      Canton                    GA         30114       Cherokee                   1          Retail
  100     Houston                   TX         77073       Harris                     1          Multifamily
  101     Tucson                    AZ         85705       Pima                       1          Multifamily
  102     Columbia                  SC         29210       Richland                   1          Hotel
  103     Cambria                   CA         93428       San Luis Obispo            1          Hotel
  104     St. Charles               IL         60174       Kane                       1          Retail
  105     Various                   TX        Various      Various                    3          Self Storage
105.01    Colleyville               TX         76034       Tarrant                    1          Self Storage
105.02    Dallas                    TX         75220       Dallas                     1          Self Storage
105.03    Denton                    TX         76201       Denton                     1          Self Storage
  106     Pismo Beach               CA         93449       San Luis Obispo            1          Hotel
  107     Tucson                    AZ         85705       Pima                       1          Multifamily
  108     Grand Prairie             TX         75052       Tarrant                    1          Retail
  109     Madison                   AL         35758       Madison                    1          Office
  110     Park City                 UT         84098       Summit                     1          Mixed Use
  111     Sarasota                  FL         34234       Sarasota                   1          Hotel
  112     Lanham                    MD         20706       Prince Georges             1          Office
  113     Shenandoah                TX         77381       Montgomery                 1          Hotel
  114     Pacifica                  CA         94044       San Mateo                  1          Hotel
  116     San Antonio               TX         78209       Bexar                      1          Multifamily
  117     Glendale                  CA         91202       Los Angeles                1          Multifamily
  118     Austin                    TX         78752       Travis                     1          Retail
  119     Albuquerque               NM         87108       Bernalillo                 1          Multifamily
  120     St. Petersburg            FL         33710       Pinellas                   1          Office
  121     Culver City               CA         90230       Los Angeles                1          Office
  122     Redford                   MI         48239       Wayne                      1          Industrial
  123     Various                   MI        Various      Oakland                    6          Various
123.01    Madison Heights           MI         48071       Oakland                    1          Industrial
123.02    Madison Heights           MI         48071       Oakland                    1          Industrial
123.03    Madison Heights           MI         48071       Oakland                    1          Office
123.04    Madison Heights           MI         48071       Oakland                    1          Industrial
123.05    Madison Heights           MI         48071       Oakland                    1          Industrial
123.06    Novi                      MI         48375       Oakland                    1          Industrial
  124     Tampa                     FL         33612       Hillsborough               1          Hotel
  125     Tallahassee               FL         32304       Leon                       2          Multifamily
125.01    Tallahassee               FL         32304       Leon                       1          Multifamily
125.02    Tallahassee               FL         32304       Leon                       1          Multifamily
  126     Augusta                   GA         30907       Richmond                   1          Hotel
  127     Tulsa                     OK         74135       Tulsa                      1          Multifamily
  128     Middletown                DE         19709       New Castle                 1          Retail
  129     Various                   MD        Various      Various                    2          Self Storage
129.01    East New Market           MD         21631       Dorchester                 1          Self Storage
129.02    Trappe                    MD         21673       Talbot                     1          Self Storage
  130     Ocean City                MD         21842       Worcester                  1          Retail
  131     Tucson                    AZ         85705       Pima                       1          Multifamily
  132     Savannah                  GA         31419       Chatham                    1          Hotel
  133     Golden                    CO         80401       Jefferson                  1          Retail
  134     Ventura                   CA         93003       Ventura                    1          Retail
  135     Los Angeles               CA         90036       Los Angeles                1          Mixed Use
  136     Copperas Cove             TX         76522       Coryell                    1          Self Storage
  137     Pottstown                 PA         19464       Montgomery                 1          Multifamily
  138     Spring Lake Heights       NJ         07762       Monmouth                   1          Retail
  139     Oxnard                    CA         93030       Ventura                    1          Office
  140     Fayetteville              NC         28306       Cumberland                 1          Retail
  141     Memphis                   TN         38125       Shelby                     1          Retail
  142     Stockbridge               GA         30281       Henry                      1          Office
  143     Philadelphia              PA         19106       Philadelphia               1          Multifamily
  144     Cambria                   CA         93428       San Luis Obispo            1          Hotel
  145     Tulsa                     OK         74134       Tulsa                      1          Multifamily
  146     Atlanta                   GA         30318       Fulton                     1          Multifamily
  147     Fairfax                   VA         22030       Fairfax                    1          Office
  148     San Jose                  CA         95128       Santa Clara                1          Multifamily
  149     Hanover                   MD         21076       Anne Arundel               1          Hotel
  150     Hicksville                NY         11801       Nassau                     1          Industrial
  151     Highlands Ranch           CO         80130       Douglas                    1          Office
  152     Olean                     NY         14760       Cattaraugus                1          Hotel
  153     East Lansing              MI         48823       Ingham                     1          Hotel
  154     Phoenix                   AZ         85008       Maricopa                   1          Multifamily
  155     Winchester                VA         22601       Winchester City            1          Multifamily
  156     Frisco                    TX         75034       Collin                     1          Retail
  157     Burlington                NC         27217       Alamance                   1          Retail
  158     Greenville                SC         29615       Greenville                 1          Multifamily
  159     Glenview                  IL         60093       Cook                       1          Retail
  160     Belleville                MI         48111       Wayne                      1          Retail
  161     Tampa                     FL         33609       Hillsborough               1          Hotel
  162     San Diego                 CA         92123       San Diego                  1          Office
  163     Colorado Springs          CO         80918       El Paso                    1          Retail
  164     Winter Haven              FL         33884       Polk                       1          Manufactured Housing
  165     Glendale                  AZ         85301       Maricopa                   1          Industrial
  166     Springfield               IL         62704       Sangamon                   1          Retail
  167     Rialto                    CA         92377       San Bernardino             1          Manufactured Housing
  168     White Plains              NY         10607       Westchester                1          Office
  169     Nashville                 TN         37209       Davidson                   1          Hotel
  170     Levittown                 NY         11756       Nassau                     1          Retail
  171     Palatine                  IL         60067       Cook                       1          Self Storage
  172     Ft. Worth                 TX         76248       Tarrant                    1          Retail
  173     Round Rock                TX         78664       Williamson                 1          Retail
  174     Garland                   TX         75040       Dallas                     1          Retail
  175     Little Elm                TX         75068       Denton                     1          Retail
  176     Honea Path                SC         29654       Anderson                   1          Retail
  177     Kansas City               KS         66103       Wyandotte                  1          Multifamily
  178     Omaha                     NE         68118       Douglas                    1          Retail
  179     San Antonio               TX         78249       Bexar                      1          Retail
  180     Columbus                  OH         43224       Franklin                   1          Retail
  181     Bluffdale                 UT         84065       Salt Lake                  1          Industrial
  182     Clinton Township          MI         48035       Macomb                     1          Multifamily
  183     Shelby Township           MI         48315       Macomb                     1          Office
  184     Austin                    TX         78750       Williamson                 1          Retail
  185     Leesburg                  FL         34748       Lake                       1          Multifamily
  186     Charlotte                 NC         28227       Mecklenburg                1          Retail
  188     Clarksville               TN         37040       Montgomery                 1          Industrial
  189     Fenton                    MI         48430       Genesee                    1          Retail
  190     Cortland                  NY         13045       Tompkins                   1          Hotel
  191     Cincinnati                OH         45245       Clermont                   1          Retail
  192     Various                   TX        Various      Various                    2          Self Storage
192.01    Irving                    TX         75062       Dallas                     1          Self Storage
192.02    Red Oak                   TX         75154       Ellis                      1          Self Storage
  193     Tucson                    AZ         85719       Pima                       1          Multifamily
  195     Winchester                VA         22601       Winchester City            1          Multifamily
  196     Baton Rouge               LA         70809       East Baton Rouge           1          Self Storage
  197     Pacific Grove             CA         93950       Monterey                   1          Self Storage
  198     Olean                     NY         14760       Cattaraugus                1          Hotel
  199     Tucson                    AZ         85711       Pima                       1          Multifamily
  200     City of Industry          CA         91748       Los Angeles                1          Industrial
  201     Lincoln                   NE         68521       Lancaster                  1          Multifamily
  202     Valdosta                  GA         31601       Lowndes                    1          Multifamily
  203     Urbandale                 IA         50322       Polk                       1          Multifamily
  205     Bronxville                NY         10708       Westchester                1          Mixed Use
  206     New York                  NY         10021       New York                   1          Multifamily
  207     Douglasville              GA         30135       Douglas                    1          Retail
  208     Youngstown                OH         44505       Trumbull                   1          Hotel
  209     Bluffton                  IN         46714       Wells                      1          Retail
  210     Louisville                KY         40207       Jefferson                  1          Retail
  211     Powhatan                  VA         23139       Powhatan                   1          Retail
  212     Baltimore                 MD         21206       Baltimore                  1          Retail
  213     McAllen                   TX         78503       Hidalgo                    1          Hotel
  214     Grand Blanc               MI         48439       Genesee                    1          Office
  215     Novi                      MI         48375       Oakland                    1          Office
  216     McDonough                 GA         30252       Henry                      1          Retail
  217     Shaker Heights            OH         44120       Cuyahoga                   1          Mixed Use
  218     Frenchtown Twp            MI         48162       Monroe                     1          Retail
  219     Santa Fe                  NM         87505       Santa Fe                   1          Office
  221     York                      PA         17402       York                       1          Retail
  222     Houston                   TX         77009       Harris                     1          Retail
  223     Dallas                    TX         75219       Dallas                     1          Retail
  224     Dayton                    OH         45408       Montgomery                 1          Multifamily
  225     Various                   FL        Various      Polk                       2          Self Storage
225.01    Lakeland                  FL         33813       Polk                       1          Self Storage
225.02    Lake Wales                FL         33859       Polk                       1          Self Storage
  226     Winchester                VA         22601       Winchester City            1          Multifamily
  227     Spring                    TX         77379       Harris                     1          Retail
  228     Middletown                CT         06457       Middlesex                  1          Self Storage
  229     Irving                    TX         75038       Dallas                     1          Office
  230     Mahtomdei                 MN         55115       Washington                 1          Retail
  231     Little Rock               AR         77206       Pulaski                    1          Multifamily
  232     Angels Camp               CA         95222       Calaveras                  1          Manufactured Housing
  233     El Paso                   TX         79903       El Paso                    1          Multifamily
  234     Louisville                KY         40207       Jefferson                  1          Office
  235     Topeka                    KS         66608       Shawnee                    1          Multifamily
  236     Milwaukee                 WI         53209       Milwaukee                  1          Retail
  237     Huntington                WV         25703       Cabell                     1          Multifamily
  238     San Antonio               TX         78201       Bexar                      1          Multifamily
  239     Middletown                OH         45042       Butler                     1          Multifamily
  240     Wallingford               CT         06492       New Haven                  1          Office
  241     Bay City                  TX         77414       Matagorda                  1          Multifamily

 ANNEX    PROPERTY                                                YEAR                        UNIT OF
 ID #     SUBTYPE                          YEAR BUILT          RENOVATED      UNITS(11)       MEASURE        OCCUPANCY %(10),(23)
---------------------------------------------------------------------------------------------------------------------------------

   1      Mid/High Rise                       1903                2006             215         Units                97.2
   2      CBD                                 2003                           1,504,364      Square Feet             92.3
   3      Suburban                            1982                1991       1,428,314      Square Feet             94.2
   4      Various                            Various            Various      2,167,827      Square Feet             89.4
 4.01     Suburban                            2001                             245,359      Square Feet             100.0
 4.02     Suburban                            1981                2005         298,557      Square Feet             87.0
 4.03     Suburban                            1998                2000         240,557      Square Feet             95.5
 4.04     Suburban                            1985                2002         207,316      Square Feet             99.3
 4.05     Suburban                            1987                2005         101,151      Square Feet             100.0
 4.06     Suburban                            1978                2003          96,133      Square Feet             100.0
 4.07     Suburban                            1975                2004         139,098      Square Feet             60.1
 4.08     Suburban                            1979                2004         108,584      Square Feet             92.2
 4.09     Suburban                            1984                2004          99,018      Square Feet             98.7
 4.10     Suburban                            1986                2002          97,405      Square Feet             98.2
 4.11     Suburban                            1981                2004         120,298      Square Feet             73.2
 4.12     Suburban                            1977                1999          90,566      Square Feet             100.0
 4.13     Suburban                            1977                1999          89,204      Square Feet             85.0
 4.14     Suburban                            1978                1999          96,499      Square Feet             65.7
 4.15     Unanchored                          1982                              28,612      Square Feet             100.0
 4.16     Suburban                            1979                2003          61,425      Square Feet             52.9
 4.17     Suburban                            1980                2000          48,045      Square Feet             90.9
   5      Warehouse/Distribution             Various            Various      3,328,651      Square Feet             92.4
 5.01     Warehouse/Distribution              1971                           2,863,778      Square Feet             93.9
 5.02     Warehouse/Distribution              1999                             143,559      Square Feet             86.2
 5.03     Warehouse/Distribution              1995                             191,676      Square Feet             63.9
 5.04     Warehouse/Distribution              1980                2006         129,638      Square Feet             107.4
   6      CBD                                 1930                2005       3,448,680      Square Feet             95.0
   7      Various                            Various            Various      2,381,939      Square Feet             91.8
 7.01     Suburban                            1987                2005         210,993      Square Feet             100.0
 7.02     CBD                                 1986                2001         138,450      Square Feet             100.0
 7.03     Flex                                1990                1997         245,751      Square Feet             75.0
 7.04     Suburban                            1990                2002         124,327      Square Feet             100.0
 7.05     Suburban                            1999                              99,835      Square Feet             100.0
 7.06     Flex                                1986                1997         162,017      Square Feet             89.2
 7.07     Suburban                            1986                1997         139,184      Square Feet             85.0
 7.08     Warehouse/Distribution              2006                             135,000      Square Feet             100.0
 7.09     Flex                                2000                             174,953      Square Feet             96.8
 7.10     Flex                                2000                             156,828      Square Feet             81.4
 7.11     Warehouse/Distribution              2006                             135,000      Square Feet             100.0
 7.12     Suburban                            1981                              68,251      Square Feet             95.9
 7.13     Warehouse/Distribution              1965                             159,857      Square Feet             100.0
 7.14     Warehouse/Distribution              1985                              60,275      Square Feet             85.9
 7.15     Flex                                1987                2005          62,586      Square Feet             75.1
 7.16     Warehouse/Distribution              1966                              33,855      Square Feet             100.0
 7.17     Warehouse/Distribution              1975                              49,360      Square Feet             100.0
 7.18     Warehouse/Distribution              1962                              58,846      Square Feet             100.0
 7.19     Warehouse/Distribution              1968                              40,089      Square Feet             39.9
 7.20     Warehouse/Distribution              1969                              32,783      Square Feet             100.0
 7.21     Warehouse/Distribution              1994                              24,844      Square Feet             100.0
 7.22     Warehouse/Distribution              1975                              22,345      Square Feet             100.0
 7.23     Warehouse/Distribution              1980                              16,000      Square Feet             100.0
 7.24     Warehouse/Distribution              1979                              15,500      Square Feet             100.0
 7.25     Warehouse/Distribution              1975                              15,010      Square Feet             40.0
   8      Various                            Various            Various      2,630,728      Square Feet             93.7
 8.01     Anchored                            1992                1999         488,680      Square Feet             88.7
 8.02     Anchored                            1987                1998         273,060      Square Feet             90.8
 8.03     Anchored                            1992                             325,507      Square Feet             96.5
 8.04     Anchored                            1963                2006         284,448      Square Feet             96.6
 8.05     Anchored                            1970                2000         189,996      Square Feet             100.0
 8.06     Anchored                            1972                1988         242,470      Square Feet             94.6
 8.07     Anchored                            1968                             199,032      Square Feet             90.2
 8.08     Anchored                            1989                             146,052      Square Feet             100.0
 8.09     Anchored                            1992                              84,438      Square Feet             95.6
 8.10     Anchored                            1980                1993          90,102      Square Feet             96.9
 8.11     Anchored                            1950                2005         103,938      Square Feet             92.6
 8.12     Anchored                            1987                1997         113,713      Square Feet             89.0
 8.13     Shadow Anchored                     1994                1999          38,737      Square Feet             86.3
 8.14     Unanchored                          1980                              50,555      Square Feet             100.0
   9      Anchored                            2001                2006       1,184,544      Square Feet             96.1
  10      CBD                                 1992                           1,253,499      Square Feet             99.8
  11      Anchored                            1982                2005         516,690      Square Feet             93.2
  12      Garden                             Various            Various          1,298         Units                90.3
 12.01    Garden                              1987                                 334         Units                92.2
 12.02    Garden                              1987                                 430         Units                83.7
 12.03    Garden                              1988                                 172         Units                91.9
 12.04    Garden                              1964                                 114         Units                97.4
 12.05    Garden                              1981                                  45         Units                100.0
 12.06    Garden                              1984                                  67         Units                92.5
 12.07    Garden                              1965                2001              48         Units                95.8
 12.08    Garden                              1963                                  48         Units                89.6
 12.09    Garden                              1955                2005              40         Units                97.5
  13      Office/Retail                       2001                2003         376,756      Square Feet             98.6
  14      Anchored                            1981                1999         367,031      Square Feet             99.9
  15      Anchored                            2001                             319,348      Square Feet             82.8
  16      Full Service                        1973                2002             301         Rooms                73.6
  17      Anchored                            1990                2004         362,758      Square Feet             99.3
  18      Suburban                            1975                2000         565,264      Square Feet             100.0
  19      Anchored                            1988                1997         309,112      Square Feet             94.5
  20      Anchored                            1997                              92,729      Square Feet             99.6
  21      Suburban                            1991                1997         296,517      Square Feet             94.8
  22      Garden                              1985                1999             512         Units                94.5
  23      Anchored                            1985                             270,647      Square Feet             100.0
  24      Garden                             Various            Various            700         Units                94.4
 24.01    Garden                              1988                                 120         Units                97.5
 24.02    Garden                              1964                2004             169         Units                98.2
 24.03    Garden                              1971                2003              89         Units                100.0
 24.04    Garden                              1984                                 201         Units                89.1
 24.05    Garden                              1986                                  72         Units                95.8
 24.06    Garden                              1978                                  49         Units                83.7
  25      Anchored                            1969                1997         699,912      Square Feet             89.7
  26      Suburban                            1981                2006         254,263      Square Feet             96.3
  27      Anchored                            1989                             376,023      Square Feet             99.3
  28      CBD                                 1964                1989         286,574      Square Feet             89.4
  29      Anchored                            1995                2005         228,279      Square Feet             98.9
  30      Suburban                           Various            Various        288,897      Square Feet             91.7
 30.01    Suburban                            2000                             198,076      Square Feet             90.3
 30.02    Suburban                            1982                2002          90,821      Square Feet             94.6
  31      Unanchored                          1923                1994         235,758      Square Feet             91.8
  32      Student Housing                     1963                2001             434         Beds                 94.5
  33      Self Storage/Industrial             1955                2004         245,133      Square Feet             97.3
  34      Limited Service                     1998                                 161         Rooms                82.1
  35      Office/Retail                       2006                              86,910      Square Feet             92.4
  36      Garden                              1999                                 344         Units                93.9
  37      Suburban                            1985                2005         288,127      Square Feet             97.9
  38      Anchored                            1988                1991         168,209      Square Feet             98.3
  39      Garden                              2005                                 344         Units                93.9
  40      Limited Service                     1975                2006             203         Rooms                70.0
  41      Garden                              1991                                 240         Units                95.8
  42      Limited Service                     1980                2003             126         Rooms                74.1
  43      Suburban                            1988                             150,000      Square Feet             100.0
  44      Anchored                            1981                2001         170,332      Square Feet             100.0
  45      Garden                              1991                                 340         Units                94.1
  46      Anchored                           Various            Various         18,000      Square Feet             100.0
 46.01    Anchored                            1975                2006           5,000      Square Feet             100.0
 46.02    Anchored                            1915                2006           4,000      Square Feet             100.0
 46.03    Anchored                            1969                2006           5,000      Square Feet             100.0
 46.04    Anchored                            1915                2006           4,000      Square Feet             100.0
  47      Suburban                            1911                2005          92,875      Square Feet             97.8
  48      Garden                              1999                                 230         Units                99.1
  49      Suburban                            1965                2006         219,823      Square Feet             94.0
  50      Student Housing                     2005                                 147         Units                98.3
  51      Flex                                1963                2000         224,792      Square Feet             100.0
  52      CBD                                 1961                1975         112,878      Square Feet             92.5
  53      Suburban                            1991                2003          85,000      Square Feet             100.0
  54      Flex                                1979                             282,516      Square Feet             85.6
  55      Garden                              2001                                 280         Units                92.4
  56      Limited Service                     2005                                 182         Rooms                64.9
  57      Suburban                            1971                2004         132,024      Square Feet             90.1
  58      Limited Service                     1974                2001             176         Rooms                80.7
  59      Anchored                            2006                              90,881      Square Feet             97.6
  60      Anchored                            1990                2001         176,314      Square Feet             98.9
  61      Suburban                            1985                2005         108,100      Square Feet             87.2
  62      Anchored                            2006                              96,711      Square Feet             95.7
  63      Office/Warehouse                    1974                1999         147,541      Square Feet             85.7
  64      Anchored                            1981                             119,738      Square Feet             96.2
  65      Various                            Various            Various        331,116      Square Feet             100.0
 65.01    Flex                                1981                2005         181,335      Square Feet             100.0
 65.02    Warehouse/Distribution              1952                2003          63,620      Square Feet             100.0
 65.03    Warehouse/Distribution              1957                1979          39,935      Square Feet             100.0
 65.04    Warehouse/Distribution              1984                2006          46,226      Square Feet             100.0
  66      Anchored                            1992                              93,891      Square Feet             89.4
  67      CBD                                 1900                2003          93,761      Square Feet             94.2
  68      Suburban                            1971                2005         110,103      Square Feet             91.8
  69      Anchored                            1980                1999         185,630      Square Feet             93.3
  70      CBD                                 1972                2003         173,213      Square Feet             92.4
  71      Full Service                        1990                2003             195         Rooms                64.3
  72      Garden                              1984                                 293         Units                95.6
  73      Full Service                        1988                                 212         Rooms                62.5
  74      CBD                                 1924                1998         102,587      Square Feet             100.0
  75      Flex                                1967                             171,975      Square Feet             100.0
  76      Office/Retail                       1998                             112,385      Square Feet             100.0
  77      CBD                                 1980                             101,590      Square Feet             100.0
  78      Anchored                            1988                             111,612      Square Feet             100.0
  79      Anchored                            2006                              89,307      Square Feet             89.4
  80      Warehouse/Distribution              2001                             369,530      Square Feet             100.0
  81      Suburban                            1999                2003          75,816      Square Feet             100.0
  82      Garden                              1989                2004             212         Units                96.2
  83      Suburban                           Various            Various        122,329      Square Feet             59.0
 83.01    Suburban                            1975                2002          59,959      Square Feet             65.3
 83.02    Suburban                            1995                              16,447      Square Feet             42.6
 83.03    Suburban                            1989                              23,873      Square Feet             83.8
 83.04    Suburban                            1993                              16,050      Square Feet              0.0
 83.05    Suburban                            1989                               6,000      Square Feet             100.0
  84      Anchored                            1979                2006         452,522      Square Feet             90.5
  85      CBD                                 1928                2006         125,729      Square Feet             89.4
  86      Suburban                            1971                2005         116,848      Square Feet             100.0
  87      Warehouse/Distribution              2002                             162,161      Square Feet             100.0
  88      Warehouse/Distribution              2003                             264,907      Square Feet             100.0
  89      CBD                                 1979                1999         137,705      Square Feet             93.4
  90      Limited Service                     1965                1985             142         Rooms                83.2
  91      Limited Service                     1999                2006             170         Rooms                66.7
  92      Garden                              1962                1996             171         Units                97.1
  93      Limited Service                     1994                2006             130         Rooms                76.1
  94      Anchored                            1990                              66,000      Square Feet             100.0
  95      Unanchored                          2005                              29,380      Square Feet             95.2
  96      Warehouse/Distribution              2006                             202,340      Square Feet             100.0
  97      Garden                              1983                                 173         Units                91.3
  98      Limited Service                     1998                2005              80         Rooms                63.7
  99      Anchored                            1984                1999         127,853      Square Feet             97.2
  100     Garden                              1984                                 224         Units                92.0
  101     Garden                              1983                2005             249         Units                93.6
  102     Limited Service                     2004                                  81         Rooms                71.7
  103     Limited Service                     1992                                  60         Rooms                71.3
  104     Anchored                            1979                2004          65,000      Square Feet             100.0
  105     Self Storage                       Various            Various          1,622         Units                88.0
105.01    Self Storage                        1985                1996             529         Units                91.7
105.02    Self Storage                        1998                2004             581         Units                84.3
105.03    Self Storage                        1980                1993             512         Units                88.5
  106     Limited Service                     1971                1984              82         Rooms                68.1
  107     Garden                              1985                2005             239         Units                96.7
  108     Unanchored                          1987                             148,217      Square Feet             88.0
  109     Suburban                            1974                2004         133,748      Square Feet             100.0
  110     Office/Retail                       1998                              38,104      Square Feet             97.2
  111     Limited Service                     2000                                  84         Rooms                82.5
  112     Suburban                            2001                              54,692      Square Feet             100.0
  113     Limited Service                     2001                                  91         Rooms                75.7
  114     Limited Service                     1972                2006              97         Rooms                67.1
  116     Garden                              1965                1994             200         Units                93.0
  117     Garden                              1962                2005              63         Units                96.8
  118     Unanchored                          1964                1987         113,271      Square Feet             95.2
  119     Garden                              1962                2005             224         Units                93.3
  120     Suburban                            1981                              72,761      Square Feet             92.6
  121     Suburban                            1978                1998          33,200      Square Feet             100.0
  122     Warehouse/Distribution              1964                2006         135,092      Square Feet             100.0
  123     Various                            Various                           172,638      Square Feet             100.0
123.01    Flex                                1986                              63,470      Square Feet             100.0
123.02    Flex                                1988                              42,120      Square Feet             100.0
123.03    Suburban                            1984                              21,950      Square Feet             100.0
123.04    Flex                                1984                              18,618      Square Feet             100.0
123.05    Flex                                1974                              16,100      Square Feet             100.0
123.06    Flex                                1976                              10,380      Square Feet             100.0
  124     Limited Service                     1998                                  84         Rooms                75.0
  125     Student Housing                    Various                               138         Units                97.8
125.01    Student Housing                     1974                                  66         Units                97.0
125.02    Student Housing                     1968                                  72         Units                98.6
  126     Limited Service                     1997                2005              65         Rooms                82.9
  127     Garden                              1972                                 153         Units                94.1
  128     Anchored                            2005                              35,421      Square Feet             87.5
  129     Self Storage                       Various                               646         Units                81.1
129.01    Self Storage                        1980                                 461         Units                74.2
129.02    Self Storage                        2002                                 185         Units                98.4
  130     Unanchored                          2006                              11,448      Square Feet             100.0
  131     Garden                              1985                2005             161         Units                98.1
  132     Limited Service                     1998                                  95         Rooms                73.7
  133     Shadow Anchored                     2000                              31,675      Square Feet             93.4
  134     Shadow Anchored                     2006                              14,586      Square Feet             100.0
  135     Office/Retail                       1998                              26,615      Square Feet             100.0
  136     Self Storage                        1995                2006           1,175         Units                90.6
  137     Garden                              1978                1989             100         Units                98.0
  138     Unanchored                          1971                1982          40,500      Square Feet             100.0
  139     Suburban                            1999                              39,001      Square Feet             100.0
  140     Anchored                            2005                              57,844      Square Feet             91.7
  141     Shadow Anchored                     2002                              44,377      Square Feet             93.5
  142     Suburban                            2004                              35,284      Square Feet             94.3
  143     Garden                              1880                2006              12         Units                91.7
  144     Limited Service                     1973                2005              46         Rooms                73.7
  145     Garden                              1975                2005             240         Units                92.5
  146     Garden                              1970                2005             216         Units                93.1
  147     Suburban                            1986                              33,229      Square Feet             100.0
  148     Garden                              1970                2003              68         Units                97.1
  149     Full Service                        1970                2001             132         Rooms                60.2
  150     Flex                                1968                2005          76,000      Square Feet             100.0
  151     Suburban                            2005                              23,079      Square Feet             95.0
  152     Limited Service                     1999                                  76         Rooms                78.7
  153     Limited Service                     2000                2006              86         Rooms                76.4
  154     Garden                              1985                                 128         Units                98.4
  155     Garden                              2000                2006              64         Units                100.0
  156     Anchored                            2003                              13,813      Square Feet             100.0
  157     Anchored                            1962                1977         197,509      Square Feet             93.7
  158     Garden                              1984                                 172         Units                91.3
  159     Anchored                            2004                              48,835      Square Feet             100.0
  160     Unanchored                          1988                              43,805      Square Feet             83.5
  161     Full Service               1961, 1973, 1984, 2000       2001              79         Rooms                69.2
  162     CBD                                 1981                              35,736      Square Feet             100.0
  163     Unanchored                          1978                2005          35,897      Square Feet             100.0
  164     Manufactured Housing                1970                2002             276         Pads                 96.4
  165     Warehouse/Distribution              1987                             105,904      Square Feet             97.4
  166     Unanchored                          1997                              28,792      Square Feet             100.0
  167     Manufactured Housing                1987                                 145         Pads                 100.0
  168     Suburban                            1978                2004          34,946      Square Feet             94.1
  169     Limited Service                     1988                2002             105         Rooms                68.0
  170     Unanchored                          1957                2005          36,296      Square Feet             100.0
  171     Self Storage                        2000                                 568         Units                89.1
  172     Anchored                            2004                              13,813      Square Feet             100.0
  173     Anchored                            2003                              13,813      Square Feet             100.0
  174     Anchored                            2003                              13,813      Square Feet             100.0
  175     Anchored                            2004                              13,813      Square Feet             100.0
  176     Anchored                            1986                1998          59,785      Square Feet             100.0
  177     Garden                              1965                2005             216         Units                95.4
  178     Unanchored                        1989-2003                           47,219      Square Feet             91.8
  179     Anchored                            2003                              13,813      Square Feet             100.0
  180     Unanchored                          1989                              42,097      Square Feet             100.0
  181     Flex                                2003                2006          78,910      Square Feet             100.0
  182     Garden                              2004                                  78         Units                96.2
  183     Suburban                            2005                              32,551      Square Feet             92.3
  184     Anchored                            2003                              13,813      Square Feet             100.0
  185     Garden                              2003                                 168         Units                94.6
  186     Unanchored                          1987                2006          43,855      Square Feet             98.9
  188     Flex                                1989                1994          81,000      Square Feet             100.0
  189     Anchored                            2002                              14,490      Square Feet             100.0
  190     Limited Service                     2003                                  68         Rooms                69.5
  191     Unanchored                          1986                              45,259      Square Feet             100.0
  192     Self Storage                       Various            Various          1,229         Units                83.9
192.01    Self Storage                        1985                1987             784         Units                87.0
192.02    Self Storage                        1997                1999             445         Units                78.4
  193     Garden                              1984                2005             112         Units                98.2
  195     Garden                              1990                1996              52         Units                98.1
  196     Self Storage                  2002, 2005, 2006                           284         Units                90.5
  197     Self Storage                        2005                                 450         Units                90.9
  198     Limited Service                     2004                                  60         Rooms                71.1
  199     Garden                              1974                2005             120         Units                96.7
  200     Flex                                1989                              28,860      Square Feet             90.8
  201     Garden                              1996                                 100         Units                99.0
  202     Student Housing                     1994                1996             120         Beds                 98.3
  203     Garden                              1997                                 120         Units                98.3
  205     Retail/Multifamily                  1920                2001          17,040      Square Feet             90.6
  206     Mid/High Rise                       1910                                  15         Units                100.0
  207     Anchored                            2003                              13,813      Square Feet             100.0
  208     Limited Service                     2001                                  66         Rooms                65.3
  209     Anchored                            2003                              14,560      Square Feet             100.0
  210     Unanchored                          1971                1999          16,680      Square Feet             100.0
  211     Unanchored                          2004                              19,501      Square Feet             100.0
  212     Anchored                            1938                2004          37,090      Square Feet             94.3
  213     Limited Service                     2002                                 110         Rooms                81.6
  214     Suburban                            1999                2003          22,875      Square Feet             100.0
  215     Suburban                            1998                              23,740      Square Feet             100.0
  216     Anchored                            2003                              13,813      Square Feet             100.0
  217     Office/Retail                       1987                1994          53,015      Square Feet             92.1
  218     Shadow Anchored                     2005                              13,541      Square Feet             100.0
  219     Suburban                            1983                              25,029      Square Feet             97.2
  221     Anchored                            1999                              22,180      Square Feet             100.0
  222     Unanchored                          1970                2004          40,600      Square Feet             100.0
  223     Unanchored                          1985                2002           8,333      Square Feet             100.0
  224     Garden                              1958                1995              93         Units                96.8
  225     Self Storage                       Various                             1,001         Units                85.9
225.01    Self Storage                        1988                                 749         Units                86.9
225.02    Self Storage                        1986                                 252         Units                82.9
  226     Garden                              1983                                  44         Units                90.9
  227     Unanchored                          1984                2002          23,240      Square Feet             77.1
  228     Self Storage                        2000                                 345         Units                84.3
  229     Suburban                            1983                2004          25,098      Square Feet             100.0
  230     Anchored                            2006                              15,894      Square Feet             100.0
  231     Garden                              2004                                  52         Units                94.2
  232     Manufactured Housing                1960                1986             188         Pads                 92.6
  233     Garden                              1986                                  67         Units                92.5
  234     Suburban                            1972                1997          16,813      Square Feet             91.2
  235     Garden                              1927                2003              59         Units                98.3
  236     Shadow Anchored                     1963                2000          17,415      Square Feet             74.7
  237     Student Housing                     2006                                  24         Units                100.0
  238     Garden                              1984                                  80         Units                95.0
  239     Garden                              1970                1994              58         Units                100.0
  240     Suburban                         1979 & 1981                          34,235      Square Feet             76.9
  241     Garden                              2005                                  64         Units                96.9

                                                                                                      ORIGINAL
 ANNEX      OCCUPANCY       APPRAISED        APPRAISAL        CURRENT           ORIGINAL               BALANCE
 ID #          DATE       VALUE ($)(16)       DATE(16)     LTV %(1),(18)     BALANCE ($)(2)       PER UNIT ($)(18)
--------------------------------------------------------------------------------------------------------------------

   1         09/21/06       774,000,000       10/03/06          48.4             375,000,000               1,744,186
   2         11/01/06       590,000,000       09/29/06          80.0             236,000,000                     314
   3         10/03/06       290,000,000       10/01/06          80.0             232,000,000                     162
   4         11/09/06       288,000,000       10/19/06          76.4             220,000,000                     101
 4.01        11/09/06        41,600,000       10/19/06                            33,200,000                     135
 4.02        11/09/06        40,600,000       10/19/06                            32,400,000                     109
 4.03        11/09/06        37,900,000       10/19/06                            30,300,000                     126
 4.04        11/09/06        31,600,000       10/19/06                            25,200,000                     122
 4.05        11/09/06        14,400,000       10/19/06                            11,500,000                     114
 4.06        11/09/06        14,200,000       10/19/06                            10,200,000                     106
 4.07        11/09/06        14,100,000       10/19/06                             9,800,000                      70
 4.08        11/09/06        12,600,000       10/19/06                             9,100,000                      84
 4.09        11/09/06        11,600,000       10/19/06                             8,700,000                      88
 4.10        11/09/06        10,700,000       10/19/06                             8,000,000                      82
 4.11        11/09/06        10,600,000       10/19/06                             7,500,000                      62
 4.12        11/09/06        10,400,000       10/19/06                             7,500,000                      83
 4.13        11/09/06        10,200,000       10/19/06                             7,300,000                      82
 4.14        11/09/06         9,900,000       10/19/06                             7,100,000                      74
 4.15        11/09/06         7,100,000       10/19/06                             5,100,000                     178
 4.16        11/09/06         5,800,000       10/19/06                             4,000,000                      65
 4.17        11/09/06         4,300,000       10/19/06                             3,100,000                      65
   5         Various        242,500,000                         80.0             194,000,000                      58
 5.01        08/31/06       160,000,000       10/18/06                           128,000,000                      45
 5.02        09/30/06        34,600,000       10/01/06                            27,680,000                     193
 5.03        08/31/06        24,900,000       10/01/06                            19,920,000                     104
 5.04        08/31/06        23,000,000       10/19/06                            18,400,000                     142
   6         09/30/06       917,000,000       10/31/06          38.2             175,000,000                     101
   7         Various        287,795,000       Various                            171,360,000                      72
 7.01        07/01/06        63,000,000       07/25/06          59.5              37,200,000                     176
 7.02        10/01/06        33,600,000       09/06/06          59.5              20,160,000                     146
 7.03        04/25/06        24,400,000       07/27/06          59.5              14,640,000                      60
 7.04        07/16/06        24,300,000       08/18/06          59.5              14,400,000                     116
 7.05        09/01/06        18,700,000       09/07/06          59.5              11,220,000                     112
 7.06        03/31/06        18,100,000       07/27/06          59.5              10,860,000                      67
 7.07        09/01/06        16,700,000       09/01/06          59.5              10,020,000                      72
 7.08        08/01/06        12,200,000       08/04/06          59.5               7,320,000                      54
 7.09        09/26/06        12,200,000       10/26/06          59.5               7,320,000                      42
 7.10        11/06/06        10,500,000       10/26/06          59.5               6,300,000                      40
 7.11        08/01/06         9,450,000       08/01/06          59.5               5,670,000                      42
 7.12        06/29/06         8,000,000       07/28/06          59.5               4,800,000                      70
 7.13        09/19/06         6,600,000       10/13/06          59.5               3,965,000                      25
 7.14        09/19/06         5,040,000       10/12/06          59.5               3,024,000                      50
 7.15        03/31/06         4,800,000       07/27/06          59.5               2,820,000                      45
 7.16        09/19/06         3,430,000       10/12/06          59.5               2,004,000                      59
 7.17        09/19/06         3,120,000       10/12/06          59.5               1,825,000                      37
 7.18        09/19/06         2,690,000       10/12/06          59.5               1,614,000                      27
 7.19        09/19/06         2,440,000       10/12/06          59.5               1,464,000                      37
 7.20        09/19/06         2,050,000       10/18/06          59.5               1,278,000                      39
 7.21        09/19/06         1,550,000       10/13/06          59.5                 975,000                      39
 7.22        09/19/06         1,600,000       10/12/06          59.5                 960,000                      43
 7.23        09/19/06         1,300,000       10/12/06          59.5                 780,000                      49
 7.24        09/19/06         1,025,000       10/13/06          59.5                 615,000                      40
 7.25        09/19/06         1,000,000       10/12/06          59.5                 126,000                       8
   8         08/01/06       277,370,000       07/31/06          51.5             142,877,176                      54
 8.01        08/01/06        60,800,000       07/31/06                            31,400,000                      64
 8.02        08/01/06        39,900,000       07/31/06                            20,600,000                      75
 8.03        08/01/06        35,900,000       07/31/06                            17,877,176                      55
 8.04        08/01/06        27,850,000       07/31/06                            14,400,000                      51
 8.05        08/01/06        19,200,000       07/31/06                             9,900,000                      52
 8.06        08/01/06        18,600,000       07/31/06                             9,600,000                      40
 8.07        08/01/06        17,900,000       07/31/06                             9,300,000                      47
 8.08        08/01/06        12,500,000       07/31/06                             6,500,000                      45
 8.09        08/01/06         9,700,000       07/31/06                             5,000,000                      59
 8.10        08/01/06         8,550,000       07/31/06                             4,500,000                      50
 8.11        08/01/06         7,100,000       07/31/06                             3,700,000                      36
 8.12        08/01/06         6,870,000       07/31/06                             3,600,000                      32
 8.13        08/01/06         6,900,000       07/31/06                             3,600,000                      93
 8.14        08/01/06         5,600,000       07/31/06                             2,900,000                      57
   9         10/01/06       210,000,000       11/10/06          64.3             135,000,000                     114
  10         09/25/06       454,000,000       07/20/06          80.0             100,000,000                     290
  11         07/31/06        98,500,000       10/01/06          71.1              70,000,000                     135
  12         Various        102,040,000       Various                             69,873,200                  53,831
 12.01       08/31/06        38,200,000       06/09/06          68.3              27,226,900                  81,518
 12.02       08/31/06        17,500,000       06/01/06          68.3              10,808,000                  25,135
 12.03       08/31/06        16,450,000       06/07/06          68.3              10,301,800                  59,894
 12.04       06/30/06         9,000,000       06/06/06          68.3               6,972,400                  61,161
 12.05       08/31/06         4,550,000       06/09/06          68.3               3,622,900                  80,509
 12.06       08/31/06         4,000,000       06/09/06          68.3               3,200,000                  47,761
 12.07       08/20/06         4,250,000       06/09/06          68.3               2,801,700                  58,369
 12.08       08/31/06         4,700,000       06/09/06          68.3               2,484,900                  51,769
 12.09       08/31/06         3,390,000       06/09/06          68.3               2,454,600                  61,365
  13         10/13/06        81,300,000       09/25/06          80.0              65,000,000                     173
  14         10/03/06       100,250,000       10/01/06          61.2              61,400,000                     167
  15         11/30/06        93,000,000       09/27/06          64.5              60,000,000                     188
  16         08/31/06        80,000,000       08/31/06          75.0              60,000,000                 199,336
  17         10/03/06        81,500,000       10/01/06          67.5              55,000,000                     152
  18         11/01/06       112,500,000       10/20/06          48.9              55,000,000                      97
  19         07/05/06       360,000,000       07/19/06          62.1              50,000,000                     723
  20         08/17/06        66,800,000       08/28/06          71.1              47,500,000                     512
  21         10/13/06        59,000,000       09/21/06          76.3              45,000,000                     152
  22         07/17/06        73,300,000       10/24/06          60.0              44,010,000                  85,957
  23         10/03/06        68,300,000       10/01/06          64.4              44,000,000                     163
  24         Various         61,450,000       Various                             43,218,600                  61,741
 24.01       08/20/06        18,400,000       06/09/06          70.2              12,843,200                 107,027
 24.02       08/20/06        13,500,000       06/09/06          70.2               9,564,300                  56,593
 24.03       08/31/06        11,100,000       06/08/06          70.2               8,193,200                  92,058
 24.04       08/20/06        10,000,000       06/08/06          70.2               6,596,100                  32,816
 24.05       08/31/06         4,650,000       06/09/06          70.2               3,498,800                  48,594
 24.06       08/20/06         3,800,000       06/07/06          70.2               2,523,000                  51,490
  25         07/24/06        54,000,000       09/01/06          73.1              39,500,000                      56
  26         10/09/06        53,100,000       06/16/06          74.4              39,500,000                     155
  27         10/03/06        52,500,000       10/01/06          74.3              39,000,000                     104
  28         10/01/06        48,500,000       10/04/06          79.4              38,500,000                     134
  29         10/03/06        53,000,000       10/01/06          71.5              37,900,000                     166
  30         09/05/06        46,600,000       10/26/06          78.3              36,500,000                     126
 30.01       09/05/06        34,650,000       10/26/06                            27,100,000                     137
 30.02       09/05/06        11,950,000       10/26/06                             9,400,000                     104
  31         09/01/06        46,000,000       09/12/06          76.1              35,000,000                     148
  32         09/01/06        44,000,000       10/16/06          67.1              29,505,000                  67,984
  33         08/31/06        36,500,000       08/31/06          79.5              29,000,000                     118
  34         08/31/06        37,300,000       09/29/06          75.1              28,000,000                 173,913
  35         10/31/06        40,000,000       10/01/06          70.0              27,990,000                     322
  36         08/14/06        40,500,000       08/16/06          66.7              27,000,000                  78,488
  37         10/01/06        42,900,000       05/25/06          62.9              27,000,000                      94
  38         10/03/06        35,000,000       10/01/06          72.6              25,400,000                     151
  39         07/01/06        37,700,000       07/03/06          66.6              25,125,000                  73,038
  40         07/18/06        36,600,000       08/01/06          68.3              25,000,000                 123,153
  41         10/31/06        36,000,000       10/27/06          69.4              25,000,000                 104,167
  42         07/31/06        40,300,000       09/07/06          60.8              24,500,000                 194,444
  43         09/01/06        30,700,000       09/05/06          78.2              24,000,000                     160
  44         10/03/06        31,000,000       10/01/06          77.4              24,000,000                     141
  45         09/07/06        31,000,000       09/11/06          75.2              23,300,000                  68,529
  46         08/17/06        31,500,000       09/11/06          73.0              23,000,000                   1,278
 46.01       08/17/06         9,000,000       09/11/06                             6,571,430                   1,314
 46.02       08/17/06         8,500,000       09/11/06                             6,206,350                   1,552
 46.03       08/17/06         7,300,000       09/11/06                             5,330,160                   1,066
 46.04       08/17/06         6,700,000       09/11/06                             4,892,060                   1,223
  47         10/25/06        35,300,000       10/24/06          63.7              22,500,000                     242
  48         10/31/06        34,110,000       11/06/06          65.2              22,250,000                  96,739
  49         08/31/06        26,500,000       09/22/06          83.8              22,200,000                     101
  50         09/01/06        29,300,000       08/03/06          75.3              22,075,000                 150,170
  51         09/28/06        29,400,000       08/25/06          73.8              21,700,000                      97
  52         09/01/06        32,400,000       10/07/06          66.4              21,500,000                     190
  53         11/07/06        26,750,000       11/01/06          80.0              21,400,000                     252
  54         07/31/06        27,000,000       08/08/06          75.2              20,300,000                      72
  55         10/17/06        35,000,000       10/11/06          57.1              20,000,000                  71,429
  56         08/31/06        26,400,000       07/24/06          74.6              19,725,000                 108,379
  57         09/01/06        24,750,000       08/04/06          77.3              19,125,000                     145
  58         07/31/06        23,900,000       10/01/06          79.5              19,000,000                 107,955
  59         10/01/06        24,240,000       08/31/06          78.3              18,975,000                     209
  60         04/26/06        26,300,000       04/20/06          71.8              18,875,000                     107
  61         08/01/06        22,850,000       11/08/06          79.9              18,250,000                     169
  62         10/03/06        23,700,000       09/01/06          76.4              18,100,000                     187
  63         10/10/06        26,700,000       08/21/07          65.5              17,500,000                     119
  64         10/03/06        27,500,000       10/01/06          60.7              16,700,000                     139
  65         12/01/06        21,760,000       10/13/06          75.8              16,500,000                      50
 65.01       12/01/06         8,700,000       10/13/06                             6,525,000                      36
 65.02       12/01/06         6,520,000       10/13/06                             5,070,000                      80
 65.03       12/01/06         4,490,000       10/13/06                             3,367,500                      84
 65.04       12/01/06         2,050,000       10/13/06                             1,537,500                      33
  66         10/10/06        21,100,000       09/01/06          76.8              16,200,000                     173
  67         07/05/06        20,800,000       06/14/06          77.8              16,250,000                     173
  68         10/26/06        20,000,000       09/22/06          80.0              16,000,000                     145
  69         10/13/06        23,000,000       09/15/06          69.5              16,000,000                      86
  70         09/27/06        21,550,000       09/01/07          69.6              15,000,000                      87
  71         07/31/06        23,000,000       08/15/06          65.2              15,000,000                  76,923
  72         10/02/06        21,800,000       10/27/06          68.8              15,000,000                  51,195
  73         07/31/06        20,000,000       10/01/06          75.0              15,000,000                  70,755
  74         10/20/06        20,500,000       08/02/06          70.7              14,500,000                     141
  75         10/01/06        20,300,000       10/24/06          69.0              14,000,000                      81
  76         09/20/06        17,600,000       10/01/06          79.5              14,000,000                     125
  77         09/08/06        21,350,000       10/30/06          65.9              13,850,000                     136
  78         10/03/06        21,200,000       10/01/06          64.2              13,600,000                     122
  79         08/31/06        17,700,000       10/05/06          75.7              13,400,000                     150
  80         11/09/06        18,900,000       10/18/06          68.9              13,020,000                      35
  81         11/01/06        18,600,000       10/16/06          69.9              13,000,000                     171
  82         08/10/06        17,000,000       07/20/06          76.5              13,000,000                  61,321
  83         04/01/06        19,500,000       Various           66.7              13,000,000                     106
 83.01       04/01/06        10,230,000       04/21/06                             6,825,000                     114
 83.02       04/01/06         2,550,000       04/13/06                             2,002,000                     122
 83.03       04/01/06         3,000,000       04/13/06                             1,703,000                      71
 83.04       04/01/06         2,220,000       04/13/06                             1,482,000                      92
 83.05       04/01/06         1,500,000       04/13/06                               988,000                     165
  84         08/04/06        25,400,000       09/12/06          51.0              13,000,000                      29
  85         08/01/06        16,400,000       09/08/06          76.2              12,500,000                      99
  86         08/01/06        16,500,000       10/31/06          75.5              12,450,000                     107
  87         10/01/06        23,700,000       10/30/06          48.5              11,500,000                      71
  88         11/09/06        17,500,000       10/18/06          65.6              11,480,000                      43
  89         08/23/06        14,300,000       08/16/06          79.6              11,400,000                      83
  90         08/31/06        16,600,000       09/25/06          68.0              11,300,000                  79,577
  91         07/31/06        14,300,000       10/01/06          78.6              11,240,000                  66,118
  92         10/17/06        13,700,000       09/07/06          79.6              10,900,000                  63,743
  93         07/31/06        13,800,000       09/28/06          78.3              10,800,000                  83,077
  94         10/03/06        16,500,000       10/01/06          63.6              10,500,000                     159
  95         11/01/06        14,400,000       09/05/06          72.2              10,400,000                     354
  96         08/12/06        14,600,000       08/18/06          70.2              10,250,000                      51
  97         08/23/06        11,875,000       08/11/06          80.0               9,500,000                  54,913
  98         07/31/06        16,200,000       09/01/06          57.8               9,365,000                 117,063
  99         08/17/06        11,400,000       10/02/06          77.6               8,850,000                      69
  100        08/28/06        10,880,000       08/16/06          80.0               8,700,000                  38,839
  101        10/11/06        10,900,000       08/30/06          75.1               8,650,000                  34,739
  102        09/30/06        11,600,000       09/07/06          73.3               8,500,000                 104,938
  103        07/31/06        14,300,000       08/30/06          59.3               8,475,000                 141,250
  104        12/09/06        10,960,000       10/01/06          77.1               8,450,000                     130
  105        11/03/06        13,200,000       Various           62.8               8,285,000                   5,108
105.01       11/03/06         5,200,000       10/10/06                             3,415,000                   6,456
105.02       11/03/06         4,000,000       10/10/06                             2,470,000                   4,251
105.03       11/03/06         4,000,000       10/18/06                             2,400,000                   4,688
  106        07/31/06        16,400,000       09/01/06          48.5               7,950,000                  96,951
  107        10/11/06        11,300,000       08/30/06          75.1               7,950,000                  33,264
  108        10/31/06        10,400,000       09/08/06          76.0               7,900,000                      53
  109        09/20/06        10,300,000       08/25/06          76.7               7,900,000                      59
  110        10/03/06        11,000,000       10/04/06          70.5               7,750,000                     203
  111        08/31/06         9,700,000       10/01/06          78.5               7,610,000                  90,595
  112        08/01/06         9,400,000       01/17/06          80.0               7,520,000                     137
  113        08/31/06         9,470,000       08/10/06          79.2               7,500,000                  82,418
  114        07/31/06        12,400,000       09/05/06          58.3               7,230,000                  74,536
  116        06/06/06         9,500,000       06/06/06          75.8               7,199,500                  35,998
  117        10/26/06        10,500,000       09/26/06          67.6               7,100,000                 112,698
  118        10/27/06         8,800,000       06/16/06          79.5               7,000,000                      62
  119        09/25/06         9,200,000       09/26/06          76.1               7,000,000                  31,250
  120        07/16/06         9,000,000       10/25/06          77.8               7,000,000                      96
  121        07/01/06        10,200,000       07/28/06          68.6               7,000,000                     211
  122        09/22/06         9,600,000       07/20/06          71.7               6,900,000                      51
  123        Various          9,050,000       05/24/06          75.1               6,800,000                      39
123.01       10/18/06         2,300,000       05/24/06                             1,725,000                      27
123.02       10/18/06         2,250,000       05/24/06                             1,700,000                      40
123.03       10/18/06         2,110,000       05/24/06                             1,582,500                      72
123.04       10/18/06           930,000       05/24/06                               697,500                      37
123.05       10/18/06           890,000       05/24/06                               667,500                      41
123.06       10/18/06           570,000       05/24/06                               427,500                      41
  124        08/31/06        10,300,000       09/01/06          66.0               6,800,000                  80,952
  125        08/01/06         9,280,000       04/22/06          71.8               6,700,000                  48,551
125.01       08/01/06         4,860,000       04/22/06                             3,508,836                  53,164
125.02       08/01/06         4,420,000       04/22/06                             3,191,164                  44,322
  126        08/30/06         8,500,000       09/21/06          77.6               6,600,000                 101,538
  127        09/08/06         8,850,000       10/10/06          73.4               6,500,000                  42,484
  128        11/01/06         9,000,000       10/01/06          72.2               6,500,000                     184
  129        07/11/06         9,400,000       Various           68.9               6,500,000                  10,062
129.01       07/11/06         6,500,000       08/03/06                             4,494,681                   9,750
129.02       07/11/06         2,900,000       08/01/06                             2,005,319                  10,840
  130        08/12/06         8,200,000       08/01/06          77.9               6,400,000                     559
  131        10/11/06         8,035,000       08/30/06          75.1               6,350,000                  39,441
  132        08/31/06         8,100,000       09/19/06          77.8               6,300,000                  66,316
  133        01/01/06         9,000,000       09/22/06          69.4               6,250,000                     197
  134        10/20/06        11,500,000       12/01/06          54.3               6,250,000                     428
  135        08/04/06         9,820,000       09/01/06          63.6               6,250,000                     235
  136        09/01/06         7,650,000       09/06/06          79.7               6,100,000                   5,191
  137        10/17/06         7,600,000       09/07/06          78.9               6,000,000                  60,000
  138        09/18/06         8,600,000       09/22/06          68.6               5,900,000                     146
  139        07/01/06         8,250,000       10/24/06          70.9               5,850,000                     150
  140        08/01/06         7,380,000       08/08/06          79.2               5,850,000                     101
  141        06/12/06         8,350,000       08/10/06          69.5               5,800,000                     131
  142        09/01/06         7,600,000       09/21/06          74.9               5,700,000                     162
  143        11/10/06         7,550,000       01/01/07          75.2               5,675,000                 472,917
  144        07/31/06        12,200,000       08/30/06          46.2               5,635,000                 122,500
  145        09/30/06         7,000,000       09/19/06          80.0               5,600,000                  23,333
  146        10/26/06         8,800,000       04/17/06          63.6               5,600,000                  25,926
  147        10/01/06         8,500,000       08/28/06          65.9               5,600,000                     169
  148        10/25/06         9,500,000       10/03/06          57.9               5,500,000                  80,882
  149        06/30/06         9,200,000       09/01/06          59.8               5,500,000                  41,667
  150        09/01/06         8,400,000       09/13/06          65.3               5,500,000                      72
  151        07/18/06         7,400,000       08/08/06          73.6               5,450,000                     236
  152        08/31/06         7,600,000       09/27/06          71.7               5,450,000                  71,711
  153        03/31/06         6,900,000       09/28/06          79.0               5,450,000                  63,372
  154        09/20/06         7,425,000       05/02/06          71.7               5,330,000                  41,641
  155        11/01/06         7,200,000       09/19/06          72.9               5,250,000                  82,031
  156        09/22/06         6,670,000       10/09/06          78.0               5,203,000                     377
  157        04/01/06         6,800,000       04/12/06          76.5               5,200,000                      26
  158        08/11/06         6,600,000       08/24/06          78.0               5,150,000                  29,942
  159        09/30/06         9,000,000       09/28/06          55.6               5,000,000                     102
  160        10/09/06         6,300,000       09/12/06          79.3               5,000,000                     114
  161        06/30/06         9,000,000       08/31/06          55.5               5,000,000                  63,291
  162        09/11/06         6,970,000       10/30/06          65.9               4,800,000                     134
  163        09/01/06         6,350,000       09/08/06          74.8               4,750,000                     132
  164        07/31/06         6,700,000       04/28/06          70.7               4,750,000                  17,210
  165        10/20/06         7,500,000       09/20/06          62.6               4,700,000                      44
  166        07/01/06         5,990,000       08/03/06          78.0               4,675,000                     162
  167        07/13/06         5,800,000       09/01/06          77.9               4,520,000                  31,172
  168        10/01/06         5,750,000       06/07/06          78.3               4,500,000                     129
  169        09/30/06         6,025,000       10/05/06          74.7               4,500,000                  42,857
  170        10/23/06         6,930,000       09/29/06          64.9               4,500,000                     124
  171        11/06/06         7,690,000       10/24/06          58.2               4,478,000                   7,884
  172        09/22/06         5,700,000       10/09/06          78.0               4,446,000                     322
  173        09/22/06         5,560,000       10/10/06          78.1               4,341,000                     314
  174        09/22/06         5,560,000       10/09/06          78.0               4,336,000                     314
  175        09/22/06         5,520,000       10/09/06          78.1               4,311,000                     312
  176        09/12/06         5,400,000       09/25/06          79.6               4,300,000                      72
  177        05/23/06         5,990,000       08/18/05          71.1               4,260,000                  19,722
  178        10/16/06         8,000,000       09/01/06          52.5               4,200,000                      89
  179        08/01/06         5,300,000       10/01/06          78.0               4,136,000                     299
  180        10/03/06         5,150,000       10/18/06          79.6               4,100,000                      97
  181        06/01/05         5,400,000       07/06/06          74.1               4,000,000                      51
  182        10/10/06         5,550,000       11/09/06          72.0               4,000,000                  51,282
  183        10/06/06         5,400,000       09/07/06          73.9               4,000,000                     123
  184        09/22/06         5,120,000       10/10/06          78.0               3,992,000                     289
  185        09/30/06         6,800,000       09/11/06          57.6               3,919,000                  23,327
  186        09/07/06         5,500,000       09/08/06          70.8               3,900,000                      89
  188        10/31/06         4,850,000       09/11/06          80.0               3,880,000                      48
  189        09/27/06         5,000,000       10/06/06          76.0               3,800,000                     262
  190        08/31/06         5,400,000       09/28/06          69.4               3,750,000                  55,147
  191        09/09/06         4,760,000       08/02/06          78.8               3,750,000                      83
  192        11/03/06         7,300,000       Various           50.9               3,715,000                   3,023
192.01       11/03/06         5,300,000       10/10/06                             2,770,000                   3,533
192.02       11/03/06         2,000,000       10/18/06                               945,000                   2,124
  193        10/11/06         5,065,000       08/30/06          75.1               3,700,000                  33,036
  195        09/01/06         4,900,000       09/19/06          75.1               3,680,000                  70,769
  196        10/13/06         4,500,000       08/24/06          80.0               3,600,000                  12,676
  197        09/22/06         9,000,000       08/18/06          38.9               3,500,000                   7,778
  198        08/31/06         4,500,000       09/27/06          74.9               3,375,000                  56,250
  199        10/11/06         4,625,000       08/30/06          75.1               3,350,000                  27,917
  200        08/04/06         5,137,080       08/15/06          65.1               3,345,000                     116
  201        08/31/06         4,600,000       05/04/06          71.6               3,300,000                  33,000
  202        09/30/06         4,450,000       09/01/06          71.9               3,200,000                  26,667
  203        09/30/06         4,450,000       07/12/06          70.8               3,150,000                  26,250
  205        10/01/06         5,700,000       08/30/06          52.6               3,000,000                     176
  206        11/01/06         4,000,000       08/23/06          75.0               3,000,000                 200,000
  207        09/18/06         4,900,000       09/19/06          61.2               3,000,000                     217
  208        08/31/06         4,200,000       08/04/06          71.4               3,000,000                  45,455
  209        09/27/06         4,300,000       10/13/06          69.8               3,000,000                     206
  210        07/01/06         3,600,000       08/23/06          79.4               2,860,000                     171
  211        09/01/06         3,700,000       08/25/06          76.2               2,820,000                     145
  212        09/06/06         4,200,000       10/05/06          66.7               2,800,000                      75
  213        09/30/06         5,300,000       08/03/06          52.8               2,800,000                  25,455
  214        08/29/06         3,650,000       09/11/06          76.6               2,800,000                     122
  215        10/26/06         3,800,000       10/10/06          71.8               2,732,500                     115
  216        09/18/06         4,500,000       09/19/06          59.4               2,675,000                     194
  217        08/31/06         3,400,000       09/27/06          77.9               2,650,000                      50
  218        10/31/06         3,440,000       09/29/06          72.7               2,500,000                     185
  219        09/20/06         3,650,000       06/05/06          68.4               2,500,000                     100
  221        10/01/06         3,350,000       09/01/06          71.6               2,400,000                     108
  222        09/30/06         2,950,000       12/05/06          79.6               2,350,000                      58
  223        12/20/05         3,000,000       09/27/05          76.7               2,325,000                     279
  224        09/01/06         2,700,000       09/21/06          81.5               2,200,000                  23,656
  225        Various          6,450,000       Various           33.2               2,147,000                   2,145
225.01       04/30/06         5,100,000       05/02/06                             1,697,000                   2,266
225.02       04/27/06         1,350,000       05/05/06                               450,000                   1,786
  226        09/01/06         2,700,000       09/19/06          76.7               2,070,000                  47,045
  227        09/01/06         3,020,000       07/04/06          67.8               2,050,000                      88
  228        07/31/06         2,700,000       05/19/06          74.1               2,000,000                   5,797
  229        09/18/06         2,565,000       08/03/06          75.0               1,925,000                      77
  230        08/01/06         2,390,000       10/19/06          79.9               1,910,000                     120
  231        08/31/06         2,800,000       08/30/06          67.5               1,891,000                  36,365
  232        09/01/06         8,540,000       09/20/06          22.0               1,875,000                   9,973
  233        08/14/06         2,700,000       07/07/06          66.7               1,800,000                  26,866
  234        09/30/06         2,700,000       10/04/06          57.3               1,550,000                      92
  235        10/01/06         1,900,000       08/23/06          80.0               1,520,000                  25,763
  236        08/01/06         2,000,000       08/26/06          75.9               1,520,000                      87
  237        05/31/06         2,000,000       08/01/06          71.1               1,425,000                  59,375
  238        09/25/06         1,930,000       09/01/06          72.5               1,400,000                  17,500
  239        09/30/06         1,540,000       07/06/06          79.1               1,222,000                  21,069
  240        10/07/06         2,080,000       07/12/06          55.3               1,150,000                      34
  241        10/06/06         1,300,000       09/12/06          45.8                 595,000                   9,297

                                        CURRENT                                             % OF         % OF
 ANNEX           CURRENT                BALANCE           % OF INITIAL        LOAN          LOAN         LOAN
 ID #        BALANCE ($)(2)        PER UNIT ($)(18)       POOL BALANCE      GROUP(3)      GROUP 1       GROUP 2
----------------------------------------------------------------------------------------------------------------

   1              375,000,000              1,744,186          7.7%             2                         53.8%
   2              236,000,000                    314          4.9%             1            8.0%
   3              232,000,000                    162          4.8%             1            7.9%
   4              220,000,000                    101          4.5%             3
 4.01              33,200,000                    135
 4.02              32,400,000                    109
 4.03              30,300,000                    126
 4.04              25,200,000                    122
 4.05              11,500,000                    114
 4.06              10,200,000                    106
 4.07               9,800,000                     70
 4.08               9,100,000                     84
 4.09               8,700,000                     88
 4.10               8,000,000                     82
 4.11               7,500,000                     62
 4.12               7,500,000                     83
 4.13               7,300,000                     82
 4.14               7,100,000                     74
 4.15               5,100,000                    178
 4.16               4,000,000                     65
 4.17               3,100,000                     65
   5              194,000,000                     58          4.0%             1            6.6%
 5.01             128,000,000                     45
 5.02              27,680,000                    193
 5.03              19,920,000                    104
 5.04              18,400,000                    142
   6              175,000,000                    101          3.6%             1            5.9%
   7              171,360,000                     72
 7.01              37,200,000                    176          0.8%             3
 7.02              20,160,000                    146          0.4%             3
 7.03              14,640,000                     60          0.3%             3
 7.04              14,400,000                    116          0.3%             3
 7.05              11,220,000                    112          0.2%             3
 7.06              10,860,000                     67          0.2%             3
 7.07              10,020,000                     72          0.2%             3
 7.08               7,320,000                     54          0.2%             3
 7.09               7,320,000                     42          0.2%             3
 7.10               6,300,000                     40          0.1%             3
 7.11               5,670,000                     42          0.1%             3
 7.12               4,800,000                     70          0.1%             3
 7.13               3,965,000                     25          0.1%             3
 7.14               3,024,000                     50          0.1%             3
 7.15               2,820,000                     45          0.1%             3
 7.16               2,004,000                     59          0.0%             3
 7.17               1,825,000                     37          0.0%             3
 7.18               1,614,000                     27          0.0%             3
 7.19               1,464,000                     37          0.0%             3
 7.20               1,278,000                     39          0.0%             3
 7.21                 975,000                     39          0.0%             3
 7.22                 960,000                     43          0.0%             3
 7.23                 780,000                     49          0.0%             3
 7.24                 615,000                     40          0.0%             3
 7.25                 126,000                      8          0.0%             3
   8              142,877,176                     54          2.9%             3
 8.01              31,400,000                     64
 8.02              20,600,000                     75
 8.03              17,877,176                     55
 8.04              14,400,000                     51
 8.05               9,900,000                     52
 8.06               9,600,000                     40
 8.07               9,300,000                     47
 8.08               6,500,000                     45
 8.09               5,000,000                     59
 8.10               4,500,000                     50
 8.11               3,700,000                     36
 8.12               3,600,000                     32
 8.13               3,600,000                     93
 8.14               2,900,000                     57
   9              135,000,000                    114          2.8%             3
  10              100,000,000                    290          2.1%             1            3.4%
  11               70,000,000                    135          1.4%             1            2.4%
  12               69,733,595                 53,724
 12.01             27,172,410                 81,355          0.6%             2                         3.9%
 12.02             10,786,604                 25,085          0.2%             2                         1.5%
 12.03             10,281,183                 59,774          0.2%             2                         1.5%
 12.04              6,958,446                 61,039          0.1%             2                         1.0%
 12.05              3,615,649                 80,348          0.1%             2                         0.5%
 12.06              3,193,596                 47,666          0.1%             2                         0.5%
 12.07              2,796,093                 58,252          0.1%             2                         0.4%
 12.08              2,479,927                 51,665          0.1%             2                         0.4%
 12.09              2,449,688                 61,242          0.1%             2                         0.4%
  13               65,000,000                    173          1.3%             1            2.2%
  14               61,400,000                    167          1.3%             1            2.1%
  15               60,000,000                    188          1.2%             3
  16               60,000,000                199,336          1.2%             3
  17               55,000,000                    152          1.1%             1            1.9%
  18               55,000,000                     97          1.1%             1            1.9%
  19               50,000,000                    723          1.0%             3
  20               47,500,000                    512          1.0%             1            1.6%
  21               45,000,000                    152          0.9%             1            1.5%
  22               44,010,000                 85,957          0.9%             3
  23               44,000,000                    163          0.9%             1            1.5%
  24               43,132,160                 61,617
 24.01             12,817,497                106,812          0.3%             2                         1.8%
 24.02              9,545,159                 56,480          0.2%             2                         1.4%
 24.03              8,176,803                 91,874          0.2%             2                         1.2%
 24.04              6,582,899                 32,751          0.1%             2                         0.9%
 24.05              3,491,798                 48,497          0.1%             2                         0.5%
 24.06              2,518,005                 51,388          0.1%             2                         0.4%
  25               39,500,000                     56          0.8%             1            1.3%
  26               39,500,000                    155          0.8%             1            1.3%
  27               39,000,000                    104          0.8%             1            1.3%
  28               38,500,000                    134          0.8%             3
  29               37,900,000                    166          0.8%             1            1.3%
  30               36,500,000                    126          0.8%             3
 30.01             27,100,000                    137
 30.02              9,400,000                    104
  31               35,000,000                    148          0.7%             1            1.2%
  32               29,505,000                 67,984          0.6%             3
  33               29,000,000                    118          0.6%             1            1.0%
  34               28,000,000                173,913          0.6%             1            1.0%
  35               27,990,000                    322          0.6%             1            1.0%
  36               27,000,000                 78,488          0.6%             3
  37               27,000,000                     94          0.6%             1            0.9%
  38               25,400,000                    151          0.5%             1            0.9%
  39               25,125,000                 73,038          0.5%             2                         3.6%
  40               25,000,000                123,153          0.5%             1            0.8%
  41               25,000,000                104,167          0.5%             3
  42               24,500,000                194,444          0.5%             1            0.8%
  43               24,000,000                    160          0.5%             1            0.8%
  44               24,000,000                    141          0.5%             1            0.8%
  45               23,300,000                 68,529          0.5%             3
  46               23,000,000                  1,278          0.5%             1            0.8%
 46.01              6,571,430                  1,314
 46.02              6,206,350                  1,552
 46.03              5,330,160                  1,066
 46.04              4,892,060                  1,223
  47               22,500,000                    242          0.5%             1            0.8%
  48               22,250,000                 96,739          0.5%             3
  49               22,200,000                    101          0.5%             1            0.8%
  50               22,075,000                150,170          0.5%             1            0.8%
  51               21,700,000                     97          0.4%             1            0.7%
  52               21,500,000                    190          0.4%             1            0.7%
  53               21,400,000                    252          0.4%             1            0.7%
  54               20,300,000                     72          0.4%             3
  55               20,000,000                 71,429          0.4%             3
  56               19,706,176                108,276          0.4%             1            0.7%
  57               19,125,000                    145          0.4%             1            0.7%
  58               19,000,000                107,955          0.4%             1            0.6%
  59               18,975,000                    209          0.4%             1            0.6%
  60               18,875,000                    107          0.4%             1            0.6%
  61               18,250,000                    169          0.4%             1            0.6%
  62               18,100,000                    187          0.4%             1            0.6%
  63               17,500,000                    119          0.4%             1            0.6%
  64               16,700,000                    139          0.3%             1            0.6%
  65               16,500,000                     50          0.3%             1            0.6%
 65.01              6,525,000                     36
 65.02              5,070,000                     80
 65.03              3,367,500                     84
 65.04              1,537,500                     33
  66               16,200,000                    173          0.3%             1            0.6%
  67               16,191,855                    173          0.3%             1            0.6%
  68               16,000,000                    145          0.3%             1            0.5%
  69               15,983,950                     86          0.3%             1            0.5%
  70               15,000,000                     87          0.3%             1            0.5%
  71               15,000,000                 76,923          0.3%             3
  72               15,000,000                 51,195          0.3%             2                         2.2%
  73               15,000,000                 70,755          0.3%             1            0.5%
  74               14,500,000                    141          0.3%             1            0.5%
  75               14,000,000                     81          0.3%             1            0.5%
  76               13,985,272                    124          0.3%             1            0.5%
  77               13,850,000                    136          0.3%             1            0.5%
  78               13,600,000                    122          0.3%             1            0.5%
  79               13,400,000                    150          0.3%             1            0.5%
  80               13,020,000                     35          0.3%             1            0.4%
  81               13,000,000                    171          0.3%             1            0.4%
  82               13,000,000                 61,321          0.3%             2                         1.9%
  83               13,000,000                    106          0.3%             3
 83.01              6,825,000                    114
 83.02              2,002,000                    122
 83.03              1,703,000                     71
 83.04              1,482,000                     92
 83.05                988,000                    165
  84               12,955,108                     29          0.3%             1            0.4%
  85               12,500,000                     99          0.3%             1            0.4%
  86               12,450,000                    107          0.3%             1            0.4%
  87               11,500,000                     71          0.2%             1            0.4%
  88               11,480,000                     43          0.2%             1            0.4%
  89               11,388,845                     83          0.2%             3
  90               11,289,381                 79,503          0.2%             3
  91               11,240,000                 66,118          0.2%             1            0.4%
  92               10,900,000                 63,743          0.2%             2                         1.6%
  93               10,800,000                 83,077          0.2%             1            0.4%
  94               10,500,000                    159          0.2%             1            0.4%
  95               10,400,000                    354          0.2%             1            0.4%
  96               10,250,000                     51          0.2%             1            0.3%
  97                9,500,000                 54,913          0.2%             2                         1.4%
  98                9,365,000                117,063          0.2%             1            0.3%
  99                8,840,769                     69          0.2%             1            0.3%
  100               8,700,000                 38,839          0.2%             2                         1.2%
  101               8,650,000                 34,739          0.2%             2                         1.2%
  102               8,500,000                104,938          0.2%             1            0.3%
  103               8,475,000                141,250          0.2%             1            0.3%
  104               8,450,000                    130          0.2%             1            0.3%
  105               8,285,000                  5,108          0.2%             1            0.3%
105.01              3,415,000                  6,456
105.02              2,470,000                  4,251
105.03              2,400,000                  4,688
  106               7,950,000                 96,951          0.2%             1            0.3%
  107               7,950,000                 33,264          0.2%             2                         1.1%
  108               7,900,000                     53          0.2%             1            0.3%
  109               7,900,000                     59          0.2%             1            0.3%
  110               7,750,000                    203          0.2%             1            0.3%
  111               7,610,000                 90,595          0.2%             1            0.3%
  112               7,520,000                    137          0.2%             1            0.3%
  113               7,500,000                 82,418          0.2%             1            0.3%
  114               7,230,000                 74,536          0.1%             1            0.2%
  116               7,199,500                 35,998          0.1%             3
  117               7,100,000                112,698          0.1%             3
  118               7,000,000                     62          0.1%             3
  119               7,000,000                 31,250          0.1%             2                         1.0%
  120               7,000,000                     96          0.1%             1            0.2%
  121               6,993,307                    211          0.1%             1            0.2%
  122               6,885,066                     51          0.1%             1            0.2%
  123               6,800,000                     39          0.1%             1            0.2%
123.01              1,725,000                     27
123.02              1,700,000                     40
123.03              1,582,500                     72
123.04                697,500                     37
123.05                667,500                     41
123.06                427,500                     41
  124               6,794,122                 80,882          0.1%             1            0.2%
  125               6,664,122                 48,291          0.1%             2                         1.0%
125.01              3,490,047                 52,879
125.02              3,174,075                 44,084
  126               6,600,000                101,538          0.1%             1            0.2%
  127               6,500,000                 42,484          0.1%             2                         0.9%
  128               6,500,000                    184          0.1%             1            0.2%
  129               6,475,166                 10,023          0.1%             1            0.2%
129.01              4,477,509                  9,713
129.02              1,997,658                 10,798
  130               6,390,038                    558          0.1%             3
  131               6,350,000                 39,441          0.1%             2                         0.9%
  132               6,300,000                 66,316          0.1%             1            0.2%
  133               6,250,000                    197          0.1%             1            0.2%
  134               6,250,000                    428          0.1%             1            0.2%
  135               6,243,849                    235          0.1%             1            0.2%
  136               6,093,763                  5,186          0.1%             1            0.2%
  137               6,000,000                 60,000          0.1%             2                         0.9%
  138               5,900,000                    146          0.1%             1            0.2%
  139               5,850,000                    150          0.1%             1            0.2%
  140               5,843,775                    101          0.1%             1            0.2%
  141               5,800,000                    131          0.1%             1            0.2%
  142               5,694,326                    161          0.1%             1            0.2%
  143               5,675,000                472,917          0.1%             1            0.2%
  144               5,635,000                122,500          0.1%             1            0.2%
  145               5,600,000                 23,333          0.1%             2                         0.8%
  146               5,600,000                 25,926          0.1%             2                         0.8%
  147               5,600,000                    169          0.1%             1            0.2%
  148               5,500,000                 80,882          0.1%             2                         0.8%
  149               5,500,000                 41,667          0.1%             1            0.2%
  150               5,487,631                     72          0.1%             1            0.2%
  151               5,450,000                    236          0.1%             1            0.2%
  152               5,450,000                 71,711          0.1%             1            0.2%
  153               5,450,000                 63,372          0.1%             1            0.2%
  154               5,324,414                 41,597          0.1%             2                         0.8%
  155               5,250,000                 82,031          0.1%             2                         0.8%
  156               5,203,000                    377          0.1%             1            0.2%
  157               5,200,000                     26          0.1%             3
  158               5,150,000                 29,942          0.1%             3
  159               5,000,000                    102          0.1%             1            0.2%
  160               4,994,858                    114          0.1%             1            0.2%
  161               4,992,873                 63,201          0.1%             1            0.2%
  162               4,800,000                    134          0.1%             1            0.2%
  163               4,750,000                    132          0.1%             1            0.2%
  164               4,733,683                 17,151          0.1%             1            0.2%
  165               4,693,070                     44          0.1%             1            0.2%
  166               4,675,000                    162          0.1%             1            0.2%
  167               4,520,000                 31,172          0.1%             2                         0.6%
  168               4,500,000                    129          0.1%             1            0.2%
  169               4,500,000                 42,857          0.1%             1            0.2%
  170               4,500,000                    124          0.1%             1            0.2%
  171               4,478,000                  7,884          0.1%             1            0.2%
  172               4,446,000                    322          0.1%             1            0.2%
  173               4,341,000                    314          0.1%             1            0.1%
  174               4,336,000                    314          0.1%             1            0.1%
  175               4,311,000                    312          0.1%             1            0.1%
  176               4,300,000                     72          0.1%             1            0.1%
  177               4,260,000                 19,722          0.1%             2                         0.6%
  178               4,200,000                     89          0.1%             1            0.1%
  179               4,136,000                    299          0.1%             1            0.1%
  180               4,100,000                     97          0.1%             1            0.1%
  181               4,000,000                     51          0.1%             1            0.1%
  182               3,995,998                 51,231          0.1%             2                         0.6%
  183               3,992,554                    123          0.1%             1            0.1%
  184               3,992,000                    289          0.1%             1            0.1%
  185               3,919,000                 23,327          0.1%             2                         0.6%
  186               3,896,612                     89          0.1%             1            0.1%
  188               3,880,000                     48          0.1%             1            0.1%
  189               3,800,000                    262          0.1%             1            0.1%
  190               3,750,000                 55,147          0.1%             1            0.1%
  191               3,750,000                     83          0.1%             1            0.1%
  192               3,715,000                  3,023          0.1%             1            0.1%
192.01              2,770,000                  3,533
192.02                945,000                  2,124
  193               3,700,000                 33,036          0.1%             2                         0.5%
  195               3,680,000                 70,769          0.1%             2                         0.5%
  196               3,600,000                 12,676          0.1%             1            0.1%
  197               3,500,000                  7,778          0.1%             1            0.1%
  198               3,370,145                 56,169          0.1%             1            0.1%
  199               3,350,000                 27,917          0.1%             2                         0.5%
  200               3,345,000                    116          0.1%             1            0.1%
  201               3,294,245                 32,942          0.1%             2                         0.5%
  202               3,200,000                 26,667          0.1%             2                         0.5%
  203               3,150,000                 26,250          0.1%             2                         0.5%
  205               3,000,000                    176          0.1%             1            0.1%
  206               3,000,000                200,000          0.1%             1            0.1%
  207               3,000,000                    217          0.1%             1            0.1%
  208               3,000,000                 45,455          0.1%             1            0.1%
  209               3,000,000                    206          0.1%             1            0.1%
  210               2,860,000                    171          0.1%             1            0.1%
  211               2,820,000                    145          0.1%             1            0.1%
  212               2,800,000                     75          0.1%             1            0.1%
  213               2,800,000                 25,455          0.1%             1            0.1%
  214               2,795,825                    122          0.1%             1            0.1%
  215               2,729,701                    115          0.1%             1            0.1%
  216               2,675,000                    194          0.1%             1            0.1%
  217               2,650,000                     50          0.1%             1            0.1%
  218               2,500,000                    185          0.1%             1            0.1%
  219               2,495,408                    100          0.1%             1            0.1%
  221               2,400,000                    108          0.0%             1            0.1%
  222               2,346,747                     58          0.0%             1            0.1%
  223               2,300,046                    276          0.0%             1            0.1%
  224               2,200,000                 23,656          0.0%             2                         0.3%
  225               2,143,562                  2,141          0.0%             1            0.1%
225.01              1,694,283                  2,262
225.02                449,279                  1,783
  226               2,070,000                 47,045          0.0%             2                         0.3%
  227               2,046,526                     88          0.0%             1            0.1%
  228               2,000,000                  5,797          0.0%             1            0.1%
  229               1,925,000                     77          0.0%             1            0.1%
  230               1,910,000                    120          0.0%             1            0.1%
  231               1,889,519                 36,337          0.0%             2                         0.3%
  232               1,875,000                  9,973          0.0%             1            0.1%
  233               1,800,000                 26,866          0.0%             2                         0.3%
  234               1,548,423                     92          0.0%             1            0.1%
  235               1,520,000                 25,763          0.0%             2                         0.2%
  236               1,517,750                     87          0.0%             1            0.1%
  237               1,422,745                 59,281          0.0%             2                         0.2%
  238               1,400,000                 17,500          0.0%             2                         0.2%
  239               1,218,638                 21,011          0.0%             2                         0.2%
  240               1,150,000                     34          0.0%             1            0.0%
  241                 595,000                  9,297          0.0%             2                         0.1%

               % OF
  ANNEX        LOAN         CROSSED          RELATED            INTEREST            ADMIN.
  ID #        GROUP 3      LOAN (4)        BORROWER(5)           RATE %             FEE %
------------------------------------------------------------------------------------------

    1                                                           5.82000            0.02043
    2                                                           5.79000            0.02043
    3                                                           5.75100            0.02043
    4          18.1%                                            5.61100            0.02043
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
    5                                                           5.55050            0.02043
  5.01
  5.02
  5.03
  5.04
    6                                                           5.57250            0.02043
    7
  7.01         3.1%            A                2               5.53850            0.02043
  7.02         1.7%            A                2               5.53850            0.02043
  7.03         1.2%            A                2               5.53850            0.02043
  7.04         1.2%            A                2               5.53850            0.02043
  7.05         0.9%            A                2               5.53850            0.02043
  7.06         0.9%            A                2               5.53850            0.02043
  7.07         0.8%            A                2               5.53850            0.02043
  7.08         0.6%            A                2               5.53850            0.02043
  7.09         0.6%            A                2               5.53850            0.02043
  7.10         0.5%            A                2               5.53850            0.02043
  7.11         0.5%            A                2               5.53850            0.02043
  7.12         0.4%            A                2               5.53850            0.02043
  7.13         0.3%            A                2               5.53850            0.02043
  7.14         0.2%            A                2               5.53850            0.02043
  7.15         0.2%            A                2               5.53850            0.02043
  7.16         0.2%            A                2               5.53850            0.02043
  7.17         0.2%            A                2               5.53850            0.02043
  7.18         0.1%            A                2               5.53850            0.02043
  7.19         0.1%            A                2               5.53850            0.02043
  7.20         0.1%            A                2               5.53850            0.02043
  7.21         0.1%            A                2               5.53850            0.02043
  7.22         0.1%            A                2               5.53850            0.02043
  7.23         0.1%            A                2               5.53850            0.02043
  7.24         0.1%            A                2               5.53850            0.02043
  7.25         0.0%            A                2               5.53850            0.02043
    8          11.8%                                            5.38700            0.02043
  8.01
  8.02
  8.03
  8.04
  8.05
  8.06
  8.07
  8.08
  8.09
  8.10
  8.11
  8.12
  8.13
  8.14
    9          11.1%                                            6.08332            0.02043
   10                                                           6.12640            0.02043
   11                                           4               6.17000            0.02043
   12
  12.01                        B                3               5.59000            0.02043
  12.02                        B                3               5.64000            0.02043
  12.03                        B                3               5.59000            0.02043
  12.04                        B                3               5.59000            0.02043
  12.05                        B                3               5.59000            0.02043
  12.06                        B                3               5.59000            0.02043
  12.07                        B                3               5.59000            0.02043
  12.08                        B                3               5.59000            0.02043
  12.09                        B                3               5.59000            0.02043
   13                                                           5.90250            0.02043
   14                                           1               5.44550            0.02043
   15          4.9%                                             5.78300            0.02043
   16          4.9%                                             5.99000            0.02043
   17                                           1               5.44550            0.02043
   18                                                           5.67500            0.02043
   19          4.1%                                             5.68567            0.02043
   20                                                           5.70000            0.02043
   21                                                           5.84750            0.02043
   22          3.6%                             2               5.61300            0.02043
   23                                           1               5.44550            0.02043
   24
  24.01                        C                3               5.59000            0.02043
  24.02                        C                3               5.59000            0.02043
  24.03                        C                3               5.59000            0.02043
  24.04                        C                3               5.59000            0.02043
  24.05                        C                3               5.59000            0.02043
  24.06                        C                3               5.64000            0.02043
   25                                           4               6.15000            0.02043
   26                                                           6.16850            0.04043
   27                                           1               5.44550            0.02043
   28          3.2%                                             5.94800            0.02043
   29                                           1               5.44550            0.02043
   30          3.0%                             8               5.94500            0.02043
  30.01
  30.02
   31                                                           5.77000            0.03043
   32          2.4%                                             5.64100            0.02043
   33                                                           6.25000            0.06043
   34                                           5               5.86500            0.02043
   35                                                           6.30450            0.02043
   36          2.2%                                             6.03778            0.02043
   37                                                           6.13500            0.02043
   38                                           1               5.44550            0.02043
   39                                                           6.32500            0.02043
   40                                                           6.25000            0.02043
   41          2.1%                             6               5.87000            0.02043
   42                                           7               5.89000            0.02043
   43                                                           6.10000            0.02043
   44                                           1               5.44550            0.02043
   45          1.9%                             6               5.89200            0.02043
   46                                                           5.60800            0.02043
  46.01
  46.02
  46.03
  46.04
   47                                                           5.60500            0.02043
   48          1.8%                             6               5.93000            0.02043
   49                                                           5.77900            0.07043
   50                                                           6.14000            0.02043
   51                                                           5.73200            0.02043
   52                                                           6.31000            0.02043
   53                                                           5.68000            0.02043
   54          1.7%                             8               5.96000            0.05043
   55          1.6%                                             5.66000            0.02043
   56                                                           6.22000            0.04043
   57                                                           6.03200            0.02043
   58                                           5               5.86500            0.02043
   59                                                           6.20000            0.02043
   60                                                           6.31500            0.02043
   61                                                           5.97000            0.02043
   62                                                           6.16000            0.05043
   63                                                           6.08500            0.07043
   64                                           1               5.38550            0.02043
   65                                                           5.90150            0.02043
  65.01
  65.02
  65.03
  65.04
   66                                                           6.18000            0.02043
   67                                                           6.12000            0.07043
   68                                                           5.68500            0.02043
   69                                                           5.96000            0.06043
   70                                                           5.57000            0.04043
   71          1.2%                                             6.50000            0.02043
   72                                                           5.80000            0.02043
   73                                                           6.06100            0.02043
   74                                                           5.90000            0.02043
   75                                                           5.45000            0.02043
   76                                                           5.71000            0.04043
   77                          E                12              5.76000            0.05043
   78                                           1               5.38550            0.02043
   79                                                           5.86500            0.02043
   80                                           11              5.56000            0.02043
   81                                                           5.67000            0.04043
   82                                                           6.00000            0.02043
   83          1.1%                                             6.98000            0.02043
  83.01
  83.02
  83.03
  83.04
  83.05
   84                                                           5.95000            0.02043
   85                                                           5.95000            0.02043
   86                                                           5.85000            0.02243
   87                                           13              5.91000            0.02043
   88                                           11              5.56000            0.02043
   89          0.9%                                             6.09000            0.02043
   90          0.9%                                             6.30000            0.02043
   91                                           5               5.86500            0.02043
   92                                           15              5.96000            0.02043
   93                                           5               5.86500            0.02043
   94                                           1               5.44550            0.02043
   95                                                           5.84750            0.02043
   96                                                           6.07250            0.02043
   97                                           14              6.23000            0.04043
   98                                           7               5.89000            0.02043
   99                                                           5.75500            0.02043
   100                                          14              6.09000            0.04043
   101                         D                10              5.97000            0.02043
   102                                                          5.78000            0.03043
   103                                          7               5.89000            0.02043
   104                                                          5.65000            0.02043
   105                                          17              5.71000            0.02093
 105.01
 105.02
 105.03
   106                                          7               5.89000            0.02043
   107                         D                10              5.97000            0.02043
   108                                                          5.85500            0.05043
   109                                                          6.15000            0.02043
   110                                                          5.75000            0.05043
   111                                          5               5.86500            0.02043
   112                                                          5.71630            0.07043
   113                                                          6.00000            0.08043
   114                                          7               5.89000            0.02043
   116         0.6%                                             6.83000            0.06043
   117         0.6%                                             6.11000            0.02043
   118         0.6%                                             6.01000            0.02043
   119                                                          5.80000            0.02043
   120                                                          6.13000            0.02043
   121                                          13              6.21000            0.02043
   122                                                          6.00000            0.05043
   123                                                          5.82000            0.05043
 123.01
 123.02
 123.03
 123.04
 123.05
 123.06
   124                                                          6.73000            0.02043
   125                                                          6.15430            0.02043
 125.01
 125.02
   126                                          5               5.86500            0.02043
   127                                                          5.58000            0.05043
   128                                                          5.86000            0.02043
   129                                                          6.54000            0.02043
 129.01
 129.02
   130         0.5%                                             6.70000            0.02043
   131                         D                10              5.97000            0.02043
   132                                          5               5.86500            0.02043
   133                                          18              5.95000            0.02043
   134                                                          5.95000            0.04043
   135                                                          6.06000            0.02043
   136                                                          5.86000            0.02043
   137                                          15              5.96000            0.02043
   138                                                          5.81000            0.02043
   139                                          12              5.80000            0.02043
   140                                                          5.65000            0.02043
   141                                                          5.94500            0.02043
   142                                                          6.00000            0.02043
   143                                                          6.05200            0.05043
   144                                          7               5.89000            0.02043
   145                                                          5.94000            0.09043
   146                                                          7.00000            0.02043
   147                                                          5.80000            0.02043
   148                                                          5.57000            0.02043
   149                                                          5.99000            0.05043
   150                                                          5.67500            0.02043
   151                                          18              6.14600            0.02043
   152                                          16              5.84000            0.10043
   153                                          5               5.86500            0.02043
   154                                                          5.73000            0.06043
   155                                          19              5.87650            0.05043
   156                                          9               5.65000            0.02043
   157         0.4%                                             6.14000            0.02043
   158         0.4%                                             6.12000            0.02093
   159                                                          5.75300            0.07043
   160                                                          5.83000            0.07043
   161                                                          6.08000            0.07043
   162                         E                12              5.76000            0.05043
   163                                                          5.91500            0.02043
   164                                                          6.30000            0.02043
   165                                                          5.86000            0.07043
   166                                                          6.14000            0.02043
   167                                                          5.94000            0.06043
   168                                          20              5.87000            0.02043
   169                                                          5.84700            0.02043
   170                                                          5.75000            0.07043
   171                                                          5.54000            0.02043
   172                                          9               5.65000            0.02043
   173                                          9               5.65000            0.02043
   174                                          9               5.65000            0.02043
   175                                          9               5.65000            0.02043
   176                                                          5.82000            0.02043
   177                                                          5.65000            0.02043
   178                                                          5.79000            0.05043
   179                                          9               5.65000            0.02043
   180                                                          5.64500            0.02043
   181                                                          6.25000            0.02043
   182                                                          5.97400            0.07043
   183                                                          5.92000            0.02043
   184                                          9               5.65000            0.02043
   185                                                          7.00000            0.02043
   186                                                          6.70500            0.02043
   188                                                          5.77100            0.06043
   189                                          21              5.78900            0.02043
   190                                          16              5.84000            0.10043
   191                                                          5.82200            0.11043
   192                                          17              5.71000            0.02093
 192.01
 192.02
   193                         D                10              5.97000            0.02043
   195                                          19              5.87650            0.05043
   196                                                          6.10000            0.02043
   197                                                          5.85000            0.08043
   198                                          16              6.02000            0.10043
   199                         D                10              5.97000            0.02043
   200                                                          6.00000            0.02043
   201                                                          6.21000            0.02043
   202                                                          6.11500            0.11043
   203                                                          5.74000            0.02043
   205                                          20              5.74000            0.02043
   206                                                          5.89000            0.02043
   207                                          22              5.84500            0.02043
   208                                                          6.15000            0.07043
   209                                          21              5.78900            0.02043
   210                                          23              6.02000            0.09043
   211                                                          6.10000            0.07043
   212                                                          5.95000            0.02043
   213                                                          5.84000            0.02043
   214                                                          6.88000            0.02043
   215                                                          5.85000            0.02043
   216                                          22              5.84500            0.02043
   217                                                          6.00000            0.07043
   218                                                          6.02250            0.06043
   219                                                          5.98000            0.05043
   221                                                          6.08000            0.02043
   222                                                          6.26900            0.11043
   223                                                          5.92000            0.02043
   224                                                          6.03000            0.02043
   225                                                          6.58000            0.02043
 225.01
 225.02
   226                                          19              5.87650            0.05043
   227                                                          6.33500            0.02043
   228                                                          6.18000            0.02043
   229                                                          6.17000            0.07043
   230                                                          5.66000            0.05043
   231                                                          7.23000            0.02043
   232                                                          5.80000            0.02043
   233                                                          5.91000            0.02043
   234                                          23              5.88500            0.02043
   235                                                          5.97000            0.06043
   236                                                          5.83500            0.02043
   237                                                          6.63000            0.02043
   238                                                          6.28000            0.02043
   239                                                          6.14000            0.02043
   240                                                          6.52000            0.05043
   241                                                          7.33000            0.02043

                   NET
  ANNEX         MORTGAGE                                MONTHLY DEBT            ANNUAL DEBT
  ID #          RATE %(6)          ACCRUAL TYPE        SERVICE ($) (7)         SERVICE ($)(8)          NOTE DATE
----------------------------------------------------------------------------------------------------------------

    1            5.79957            Actual/360          1,844,010.42           22,128,125.04           10/20/06
    2            5.76957            Actual/360          1,154,515.28           13,854,183.36           11/08/06
    3            5.73057            Actual/360          1,127,302.50           13,527,630.00           11/17/06
    4            5.59057            Actual/360          1,042,970.60           12,515,647.20           12/08/06
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
    5            5.53007            Actual/360           909,793.76            10,917,525.12           11/27/06
  5.01
  5.02
  5.03
  5.04
    6            5.55207            Actual/360           823,943.14             9,887,317.68           11/21/06
    7
  7.01           5.51807            Actual/360           174,078.13             2,088,937.58           11/30/06
  7.02           5.51807            Actual/360            94,339.12             1,132,069.40           11/30/06
  7.03           5.51807            Actual/360            68,508.17              822,098.02            11/30/06
  7.04           5.51807            Actual/360            67,385.08              808,621.00            11/30/06
  7.05           5.51807            Actual/360            52,504.21              630,050.53            11/30/06
  7.06           5.51807            Actual/360            50,819.58              609,835.00            11/30/06
  7.07           5.51807            Actual/360            46,888.79              562,665.45            11/30/06
  7.08           5.51807            Actual/360            34,254.08              411,049.01            11/30/06
  7.09           5.51807            Actual/360            34,254.08              411,049.01            11/30/06
  7.10           5.51807            Actual/360            29,480.97              353,771.69            11/30/06
  7.11           5.51807            Actual/360            26,532.88              318,394.52            11/30/06
  7.12           5.51807            Actual/360            22,461.69              269,540.33            11/30/06
  7.13           5.51807            Actual/360            18,554.30              222,651.55            11/30/06
  7.14           5.51807            Actual/360            14,150.87              169,810.41            11/30/06
  7.15           5.51807            Actual/360            13,196.25              158,354.95            11/30/06
  7.16           5.51807            Actual/360            9,377.76               112,533.09            11/30/06
  7.17           5.51807            Actual/360            8,540.12               102,481.48            11/30/06
  7.18           5.51807            Actual/360            7,552.74               90,632.94             11/30/06
  7.19           5.51807            Actual/360            6,850.82               82,209.80             11/30/06
  7.20           5.51807            Actual/360            5,980.43               71,765.11             11/30/06
  7.21           5.51807            Actual/360            4,562.53               54,750.38             11/30/06
  7.22           5.51807            Actual/360            4,492.34               53,908.07             11/30/06
  7.23           5.51807            Actual/360            3,650.03               43,800.30             11/30/06
  7.24           5.51807            Actual/360            2,877.90               34,534.86             11/30/06
  7.25           5.51807            Actual/360             589.62                 7,075.43             11/30/06
    8            5.36657            Actual/360           650,307.78             7,803,693.36           10/05/06
  8.01
  8.02
  8.03
  8.04
  8.05
  8.06
  8.07
  8.08
  8.09
  8.10
  8.11
  8.12
  8.13
  8.14
    9            6.06289            Actual/360           693,878.17             8,326,538.09           11/30/06
   10            6.10597            Actual/360           517,624.07             6,211,488.84           09/28/06
   11            6.14957            Actual/360           450,954.65             5,411,455.80           10/06/06
   12
  12.01          5.56957            Actual/360           156,132.27             1,873,587.24           10/05/06
  12.02          5.61957            Actual/360            62,319.34              747,832.08            10/05/06
  12.03          5.56957            Actual/360            59,075.52              708,906.24            10/05/06
  12.04          5.56957            Actual/360            39,983.13              479,797.56            10/05/06
  12.05          5.56957            Actual/360            20,775.47              249,305.64            10/05/06
  12.06          5.56957            Actual/360            18,350.35              220,204.20            10/05/06
  12.07          5.56957            Actual/360            16,066.31              192,795.72            10/05/06
  12.08          5.56957            Actual/360            14,249.62              170,995.44            10/05/06
  12.09          5.56957            Actual/360            14,075.87              168,910.44            10/05/06
   13            5.88207            Actual/360           324,159.29             3,889,911.48           10/26/06
   14            5.42507            Actual/360           282,497.92             3,389,975.04           11/01/06
   15            5.76257            Actual/360           293,165.97             3,517,991.64           11/14/06
   16            5.96957            Actual/360           303,659.72             3,643,916.64           10/05/06
   17            5.42507            Actual/360           253,051.88             3,036,622.56           11/01/06
   18            5.65457            Actual/360           318,349.42             3,820,193.04           11/17/06
   19            5.66524            Actual/360           240,193.28             2,882,319.36           08/14/06
   20            5.67957            Actual/360           228,758.68             2,745,104.16           10/02/06
   21            5.82707            Actual/360           265,401.61             3,184,819.32           10/13/06
   22            5.59257            Actual/360           208,715.90             2,504,590.80           11/15/06
   23            5.42507            Actual/360           202,441.50             2,429,298.00           11/01/06
   24
  24.01          5.56957            Actual/360            73,649.15              883,789.80            10/05/06
  24.02          5.56957            Actual/360            54,846.34              658,156.08            10/05/06
  24.03          5.56957            Actual/360            46,983.79              563,805.48            10/05/06
  24.04          5.56957            Actual/360            37,825.24              453,902.88            10/05/06
  24.05          5.56957            Actual/360            20,063.82              240,765.84            10/05/06
  24.06          5.61957            Actual/360            14,547.71              174,572.52            10/05/06
   25            6.12957            Actual/360           253,975.62             3,047,707.44           09/07/06
   26            6.12807            Actual/360           241,118.43             2,893,421.16           10/17/06
   27            5.42507            Actual/360           179,436.79             2,153,241.48           11/01/06
   28            5.92757            Actual/360           193,482.11             2,321,785.32           11/02/06
   29            5.42507            Actual/360           174,375.75             2,092,509.00           11/01/06
   30            5.92457            Actual/360           183,338.57             2,200,062.84           11/06/06
  30.01
  30.02
   31            5.73957            Actual/360           204,695.40             2,456,344.80           10/25/06
   32            5.62057            Actual/360           140,624.45             1,687,493.40           11/22/06
   33            6.18957            Actual/360           178,557.99             2,142,695.88           09/26/06
   34            5.84457            Actual/360           165,451.66             1,985,419.92           11/17/06
   35            6.28407            Actual/360           173,332.60             2,079,991.20           10/20/06
   36            6.01735            Actual/360           137,736.80             1,652,841.60           08/24/06
   37            6.11457            Actual/360           156,406.80             1,876,881.60           09/15/06
   38            5.42507            Actual/360           116,863.96             1,402,367.52           11/01/06
   39            6.30457            Actual/360           155,926.59             1,871,119.08           11/28/06
   40            6.22957            Actual/360           153,929.30             1,847,151.60           09/29/06
   41            5.84957            Actual/360           123,990.16             1,487,881.92           11/21/06
   42            5.86957            Actual/360           121,924.36             1,463,092.32           11/01/06
   43            6.07957            Actual/360           145,438.75             1,745,265.00           10/06/06
   44            5.42507            Actual/360           110,422.64             1,325,071.68           11/01/06
   45            5.87157            Actual/360           115,991.93             1,391,903.16           09/21/06
   46            5.58757            Actual/360           108,979.54             1,307,754.48           12/12/06
  46.01
  46.02
  46.03
  46.04
   47            5.58457            Actual/360           106,553.39             1,278,640.68           11/21/06
   48            5.90957            Actual/360           111,479.20             1,337,750.40           12/06/06
   49            5.70857            Actual/360           129,962.45             1,559,549.40           11/28/06
   50            6.11957            Actual/360           134,344.23             1,612,130.76           11/30/06
   51            5.71157            Actual/360           126,387.29             1,516,647.48           10/05/06
   52            6.28957            Actual/360           133,219.33             1,598,631.96           11/09/06
   53            5.65957            Actual/360           123,934.60             1,487,215.20           11/30/06
   54            5.90957            Actual/360           102,223.66             1,226,683.92           09/26/06
   55            5.63957            Actual/360           115,573.62             1,386,883.44           11/14/06
   56            6.17957            Actual/360           121,065.62             1,452,787.44           10/17/06
   57            6.01157            Actual/360            97,470.21             1,169,642.52           08/31/06
   58            5.84457            Actual/360           112,270.77             1,347,249.24           11/17/06
   59            6.17957            Actual/360           116,215.99             1,394,591.88           09/21/06
   60            6.29457            Actual/360           117,015.73             1,404,188.76           05/18/06
   61            5.94957            Actual/360           109,066.22             1,308,794.64           11/29/06
   62            6.10957            Actual/360           110,387.51             1,324,650.12           10/12/06
   63            6.01457            Actual/360            89,972.08             1,079,664.96           10/12/06
   64            5.36507            Actual/360            75,989.16              911,869.92            11/01/06
   65            5.88107            Actual/360           105,318.47             1,263,821.64           12/08/06
  65.01
  65.02
  65.03
  65.04
   66            6.15957            Actual/360            99,009.83             1,188,117.96           10/30/06
   67            6.04957            Actual/360            98,684.18             1,184,210.16           07/26/06
   68            5.66457            Actual/360            92,712.03             1,112,544.36           10/30/06
   69            5.89957            Actual/360            95,517.00             1,146,204.00           10/24/06
   70            5.52957            Actual/360            85,828.30             1,029,939.60           11/08/06
   71            6.47957            Actual/360            95,881.90             1,150,582.80           09/15/06
   72            5.77957            Actual/360            88,012.96             1,056,155.52           11/29/06
   73            6.04057            Actual/360            90,521.69             1,086,260.28           12/01/06
   74            5.87957            Actual/360            86,004.79             1,032,057.48           11/22/06
   75            5.42957            Actual/360            79,051.83              948,621.96            11/29/06
   76            5.66957            Actual/360            81,344.80              976,137.60            10/06/06
   77            5.70957            Actual/360            80,912.85              970,954.20            11/28/06
   78            5.36507            Actual/360            61,883.38              742,600.56            11/01/06
   79            5.84457            Actual/360            79,180.44              950,165.28            11/20/06
   80            5.53957            Actual/360            74,417.01              893,004.12            11/16/06
   81            5.62957            Actual/360            75,205.09              902,461.08            11/30/06
   82            5.97957            Actual/360            77,941.57              935,298.84            10/10/06
   83            6.95957            Actual/360            91,715.50             1,100,586.00           07/12/06
  83.01
  83.02
  83.03
  83.04
  83.05
   84            5.92957            Actual/360           109,350.53             1,312,206.36           11/02/06
   85            5.92957            Actual/360            74,542.46              894,509.52            10/24/06
   86            5.82757            Actual/360            73,447.65              881,371.80            11/20/06
   87            5.88957            Actual/360            57,424.13              689,089.56            11/15/06
   88            5.53957            Actual/360            65,615.00              787,380.00            11/16/06
   89            6.06957            Actual/360            69,009.79              828,117.48            11/10/06
   90            6.27957            Actual/360            69,943.93              839,327.16            11/02/06
   91            5.84457            Actual/360            66,417.03              797,004.36            11/17/06
   92            5.93957            Actual/360            54,888.56              658,662.72            11/08/06
   93            5.84457            Actual/360            63,817.07              765,804.84            11/17/06
   94            5.42507            Actual/360            48,309.90              579,718.80            11/01/06
   95            5.82707            Actual/360            61,337.26              736,047.12            10/13/06
   96            6.05207            Actual/360            52,589.68              631,076.16            09/15/06
   97            6.18957            Actual/360            58,369.62              700,435.44            08/25/06
   98            5.86957            Actual/360            46,604.97              559,259.64            11/01/06
   99            5.73457            Actual/360            51,674.31              620,091.72            11/01/06
   100           6.04957            Actual/360            52,665.36              631,984.32            08/31/06
   101           5.94957            Actual/360            49,147.26              589,767.12            10/31/06
   102           5.74957            Actual/360            59,822.77              717,873.24            11/13/06
   103           5.86957            Actual/360            42,175.88              506,110.56            11/01/06
   104           5.62957            Actual/360            40,337.99              484,055.88            12/01/06
   105           5.68907            Actual/360            48,138.69              577,664.28            11/14/06
 105.01
 105.02
 105.03
   106           5.86957            Actual/360            39,563.21              474,758.52            11/01/06
   107           5.94957            Actual/360            45,170.03              542,040.36            10/31/06
   108           5.80457            Actual/360            46,630.55              559,566.60            10/31/06
   109           6.12957            Actual/360            48,129.02              577,548.24            09/29/06
   110           5.69957            Actual/360            45,226.90              542,722.80            11/21/06
   111           5.84457            Actual/360            44,967.40              539,608.80            11/17/06
   112           5.64587            Actual/360            43,723.82              524,685.84            09/13/06
   113           5.91957            Actual/360            44,966.29              539,595.48            11/17/06
   114           5.86957            Actual/360            35,980.13              431,761.56            11/01/06
   116           6.76957            Actual/360            41,546.28              498,555.36            07/17/06
   117           6.08957            Actual/360            36,652.93              439,835.16            11/15/06
   118           5.98957            Actual/360            42,013.55              504,162.60            11/02/06
   119           5.77957            Actual/360            41,072.71              492,872.52            10/17/06
   120           6.10957            Actual/360            42,555.37              510,664.44            08/25/06
   121           6.18957            Actual/360            42,918.26              515,019.12            10/06/06
   122           5.94957            Actual/360            49,433.74              593,204.88            10/03/06
   123           5.76957            Actual/360            43,067.35              516,808.20            11/06/06
 123.01
 123.02
 123.03
 123.04
 123.05
 123.06
   124           6.70957            Actual/360            44,014.31              528,171.72            10/20/06
   125           6.13387            Actual/360            40,836.94              490,043.28            05/22/06
 125.01
 125.02
   126           5.84457            Actual/360            38,999.32              467,991.84            11/17/06
   127           5.52957            Actual/360            37,233.20              446,798.40            11/14/06
   128           5.83957            Actual/360            41,325.09              495,901.08            12/11/06
   129           6.51957            Actual/360            44,051.07              528,612.84            08/11/06
 129.01
 129.02
   130           6.67957            Actual/360            41,297.79              495,573.48            09/14/06
   131           5.94957            Actual/360            36,079.20              432,950.40            10/31/06
   132           5.84457            Actual/360            37,226.62              446,719.44            11/17/06
   133           5.92957            Actual/360            37,271.23              447,254.76            10/20/06
   134           5.90957            Actual/360            37,271.23              447,254.76            11/30/06
   135           6.03957            Actual/360            37,713.34              452,560.08            10/17/06
   136           5.83957            Actual/360            36,025.35              432,304.20            10/02/06
   137           5.93957            Actual/360            30,213.89              362,566.68            11/08/06
   138           5.78957            Actual/360            41,625.28              499,503.36            11/06/06
   139           5.77957            Actual/360            34,325.05              411,900.60            11/21/06
   140           5.62957            Actual/360            33,768.29              405,219.48            11/03/06
   141           5.92457            Actual/360            34,569.11              414,829.32            11/17/06
   142           5.97957            Actual/360            34,174.38              410,092.56            10/26/06
   143           6.00157            Actual/360            34,214.45              410,573.40            11/20/06
   144           5.86957            Actual/360            28,042.60              336,511.20            11/01/06
   145           5.84957            Actual/360            33,359.11              400,309.32            10/19/06
   146           6.97957            Actual/360            37,256.94              447,083.28            11/21/06
   147           5.77957            Actual/360            32,858.17              394,298.04            10/02/06
   148           5.54957            Actual/360            25,883.74              310,604.88            11/30/06
   149           5.93957            Actual/360            35,402.96              424,835.52            11/14/06
   150           5.65457            Actual/360            38,379.48              460,553.76            10/25/06
   151           6.12557            Actual/360            33,188.82              398,265.84            08/24/06
   152           5.73957            Actual/360            34,583.33              414,999.96            11/14/06
   153           5.84457            Actual/360            32,203.98              386,447.76            11/17/06
   154           5.66957            Actual/360            31,036.75              372,441.00            11/03/06
   155           5.82607            Actual/360            31,060.77              372,729.24            11/20/06
   156           5.62957            Actual/360            28,454.27              341,451.24            11/09/06
   157           6.11957            Actual/360            31,646.21              379,754.52            06/23/06
   158           6.09907            Actual/360            26,629.79              319,557.48            09/14/06
   159           5.68257            Actual/360            29,188.17              350,258.04            11/20/06
   160           5.75957            Actual/360            29,433.24              353,198.88            10/23/06
   161           6.00957            Actual/360            32,460.02              389,520.24            10/31/06
   162           5.70957            Actual/360            28,042.00              336,504.00            11/28/06
   163           5.89457            Actual/360            28,219.59              338,635.08            10/20/06
   164           6.27957            Actual/360            29,401.21              352,814.52            07/20/06
   165           5.78957            Actual/360            29,881.22              358,574.64            10/26/06
   166           6.11957            Actual/360            28,451.16              341,413.92            09/13/06
   167           5.87957            Actual/360            22,684.75              272,217.00            09/22/06
   168           5.84957            Actual/360            26,604.82              319,257.84            10/10/06
   169           5.82657            Actual/360            31,843.46              382,121.52            11/08/06
   170           5.67957            Actual/360            28,309.79              339,717.48            11/21/06
   171           5.51957            Actual/360            20,960.56              251,526.72            11/27/06
   172           5.62957            Actual/360            24,314.38              291,772.56            11/09/06
   173           5.62957            Actual/360            23,740.15              284,881.80            11/09/06
   174           5.62957            Actual/360            23,712.81              284,553.60            11/09/06
   175           5.62957            Actual/360            23,576.08              282,912.96            11/09/06
   176           5.79957            Actual/360            25,285.17              303,422.04            11/06/06
   177           5.62957            Actual/360            24,590.24              295,082.88            02/28/06
   178           5.73957            Actual/360            24,616.89              295,402.68            10/31/06
   179           5.62957            Actual/360            22,619.04              271,428.48            11/09/06
   180           5.62457            Actual/360            23,653.71              283,844.52            11/30/06
   181           6.22957            Actual/360            29,237.13              350,845.56            11/29/06
   182           5.90357            Actual/360            23,915.20              286,982.40            10/20/06
   183           5.89957            Actual/360            23,776.68              285,320.16            10/06/06
   184           5.62957            Actual/360            21,831.53              261,978.36            11/09/06
   185           6.97957            Actual/360            26,073.20              312,878.40            11/22/06
   186           6.68457            Actual/360            25,178.78              302,145.36            10/24/06
   188           5.71057            Actual/360            22,694.41              272,332.92            11/02/06
   189           5.76857            Actual/360            18,586.44              223,037.28            12/08/06
   190           5.73957            Actual/360            23,795.87              285,550.44            11/14/06
   191           5.71157            Actual/360            22,055.80              264,669.60            10/03/06
   192           5.68907            Actual/360            21,585.42              259,025.04            11/14/06
 192.01
 192.02
   193           5.94957            Actual/360            21,022.53              252,270.36            10/31/06
   195           5.82607            Actual/360            21,772.12              261,265.44            11/20/06
   196           6.07957            Actual/360            21,815.81              261,789.72            11/02/06
   197           5.76957            Actual/360            29,252.10              351,025.20            11/21/06
   198           5.91957            Actual/360            21,786.45              261,437.40            10/18/06
   199           5.94957            Actual/360            19,033.91              228,406.92            10/31/06
   200           5.97957            Actual/360            20,054.97              240,659.64            10/12/06
   201           6.18957            Actual/360            20,232.90              242,794.80            09/29/06
   202           6.00457            Actual/360            19,422.85              233,074.20            10/19/06
   203           5.71957            Actual/360            18,362.54              220,350.48            11/29/06
   205           5.71957            Actual/360            17,488.13              209,857.56            10/17/06
   206           5.86957            Actual/360            17,774.90              213,298.80            11/02/06
   207           5.82457            Actual/360            21,225.54              254,706.48            11/07/06
   208           6.07957            Actual/360            19,605.05              235,260.60            11/15/06
   209           5.76857            Actual/360            14,673.51              176,082.12            12/08/06
   210           5.92957            Actual/360            17,183.94              206,207.28            09/18/06
   211           6.02957            Actual/360            17,089.05              205,068.60            10/02/06
   212           5.92957            Actual/360            16,697.51              200,370.12            11/17/06
   213           5.81957            Actual/360            23,386.64              280,639.68            11/27/06
   214           6.85957            Actual/360            18,403.36              220,840.32            10/05/06
   215           5.82957            Actual/360            16,120.14              193,441.68            10/26/06
   216           5.82457            Actual/360            18,926.10              227,113.20            11/07/06
   217           5.92957            Actual/360            15,888.09              190,657.08            11/01/06
   218           5.96207            Actual/360            15,024.95              180,299.40            11/02/06
   219           5.92957            Actual/360            14,956.63              179,479.56            09/21/06
   221           6.05957            Actual/360            14,512.88              174,154.56            10/12/06
   222           6.15857            Actual/360            15,529.84              186,358.08            10/18/06
   223           5.89957            Actual/360            13,820.19              165,842.28            12/21/05
   224           6.00957            Actual/360            13,232.57              158,790.84            11/17/06
   225           6.55957            Actual/360            13,683.66              164,203.92            10/02/06
 225.01
 225.02
   226           5.82607            Actual/360            12,246.82              146,961.84            11/20/06
   227           6.31457            Actual/360            12,735.75              152,829.00            09/20/06
   228           6.15957            Actual/360            12,223.44              146,681.28            11/30/06
   229           6.09957            Actual/360            11,752.58              141,030.96            09/22/06
   230           5.60957            Actual/360            11,037.28              132,447.36            11/29/06
   231           7.20957            Actual/360            12,874.31              154,491.72            10/11/06
   232           5.77957            Actual/360            11,001.62              132,019.44            11/13/06
   233           5.88957            Actual/360            10,687.98              128,255.76            08/25/06
   234           5.86457            Actual/360            9,178.74               110,144.88            10/30/06
   235           5.90957            Actual/360            9,083.87               109,006.44            11/16/06
   236           5.81457            Actual/360            9,640.65               115,687.80            10/11/06
   237           6.60957            Actual/360            9,129.14               109,549.68            09/29/06
   238           6.25957            Actual/360            8,647.38               103,768.56            11/08/06
   239           6.11957            Actual/360            7,436.86               89,242.32             08/16/06
   240           6.46957            Actual/360            7,283.91               87,406.92             11/08/06
   241           7.30957            Actual/360            4,091.28               49,095.36             11/17/06

  ANNEX           FIRST                                                                             PAYMENT         GRACE
  ID #      PAYMENT DATE (25)      REM. TERM        REM. AMORT     I/O PERIOD (9)    SEASONING      DUE DATE        PERIOD
--------------------------------------------------------------------------------------------------------------------------

    1           12/09/06              119                0               120             1             9               0
    2           01/01/07              120                0               120             0             1               5
    3           01/07/07              120                0               120             0             7               0
    4           01/09/07               84                0               84              0             9               0
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
    5           01/11/07              120                0               120             0             11              0
  5.01
  5.02
  5.03
  5.04
    6           01/06/07              120                0               120             0             6               0
    7
  7.01          01/01/07               60                0               60              0             1               0
  7.02          01/01/07               96                0               96              0             1               0
  7.03          01/01/07               84                0               84              0             1               0
  7.04          01/01/07               60                0               60              0             1               0
  7.05          01/01/07               84                0               84              0             1               0
  7.06          01/01/07               84                0               84              0             1               0
  7.07          01/01/07               60                0               60              0             1               0
  7.08          01/01/07               96                0               96              0             1               0
  7.09          01/01/07               96                0               96              0             1               0
  7.10          01/01/07               96                0               96              0             1               0
  7.11          01/01/07               60                0               60              0             1               0
  7.12          01/01/07               84                0               84              0             1               0
  7.13          01/01/07               96                0               96              0             1               0
  7.14          01/01/07               96                0               96              0             1               0
  7.15          01/01/07               84                0               84              0             1               0
  7.16          01/01/07               96                0               96              0             1               0
  7.17          01/01/07               96                0               96              0             1               0
  7.18          01/01/07               96                0               96              0             1               0
  7.19          01/01/07               96                0               96              0             1               0
  7.20          01/01/07               96                0               96              0             1               0
  7.21          01/01/07               96                0               96              0             1               0
  7.22          01/01/07               96                0               96              0             1               0
  7.23          01/01/07               96                0               96              0             1               0
  7.24          01/01/07               96                0               96              0             1               0
  7.25          01/01/07               96                0               96              0             1               0
    8           12/01/06               83                0               84              1             1               7
  8.01
  8.02
  8.03
  8.04
  8.05
  8.06
  8.07
  8.08
  8.09
  8.10
  8.11
  8.12
  8.13
  8.14
    9           01/11/07               60                0               60              0             11              0
   10           11/01/06              118                0               120             2             1              10
   11           12/05/06              119               312              48              1             5               0
   12
  12.01         11/11/06              118               358               0              2             11              0
  12.02         11/11/06              118               358               0              2             11              0
  12.03         11/11/06              118               358               0              2             11              0
  12.04         11/11/06              118               358               0              2             11              0
  12.05         11/11/06              118               358               0              2             11              0
  12.06         11/11/06              118               358               0              2             11              0
  12.07         11/11/06              118               358               0              2             11              0
  12.08         11/11/06              118               358               0              2             11              0
  12.09         11/11/06              118               358               0              2             11              0
   13           12/01/06              119                0               120             1             1               7
   14           12/01/06              119                0               120             1             1               7
   15           01/01/07               60                0               60              0             1               0
   16           12/01/06               59                0               60              1             1               5
   17           12/01/06              119                0               120             1             1               7
   18           01/05/07              120               360               0              0             5               0
   19           10/11/06               57                0               60              3             11              0
   20           11/11/06              142                0               144             2             11              0
   21           12/01/06              119               360              60              1             1               5
   22           01/01/07               60                0               60              0             1               0
   23           12/01/06              119                0               120             1             1               7
   24
  24.01         11/11/06              118               358               0              2             11              0
  24.02         11/11/06              118               358               0              2             11              0
  24.03         11/11/06              118               358               0              2             11              0
  24.04         11/11/06              118               358               0              2             11              0
  24.05         11/11/06              118               358               0              2             11              0
  24.06         11/11/06              118               358               0              2             11              0
   25           11/05/06              118               312              48              2             5               0
   26           12/01/06              119               360              36              1             1               5
   27           12/01/06              119                0               120             1             1               7
   28           12/09/06               59                0               60              1             9               0
   29           12/01/06              119                0               120             1             1               7
   30           01/05/07               60                0               60              0             5               0
  30.01
  30.02
   31           12/01/06              119               360              60              1             1               5
   32           01/11/07               84                0               84              0             11              0
   33           11/11/06              118               360              36              2             11              0
   34           01/01/07              120               360               0              0             1              10
   35           12/01/06              119               360              36              1             1               5
   36           10/11/06               57                0               60              3             11              0
   37           11/11/06              118               420              42              2             11              0
   38           12/01/06              119                0               120             1             1               7
   39           01/05/07              116               360              56              0             5               0
   40           11/05/06              118               360              36              2             5               0
   41           01/09/07               60                0               60              0             9               0
   42           12/05/06              119                0               120             1             5               0
   43           12/05/06              119               360              60              1             5               0
   44           12/01/06              119                0               120             1             1               7
   45           11/09/06               58                0               60              2             9               0
   46           01/10/07              120                0               120             0             10              0
  46.01
  46.02
  46.03
  46.04
   47           01/09/07              120                0               120             0             9               0
   48           01/09/07               60                0               60              0             9               0
   49           01/01/07              120               360               0              0             1               7
   50           01/01/07              120               360              24              0             1               5
   51           12/01/06              119               360              60              1             1               7
   52           01/05/07              120               360              60              0             5               0
   53           01/11/07              120               360              60              0             11              0
   54           11/05/06               58                0               60              2             5               0
   55           01/01/07               60               360               0              0             1               5
   56           12/01/06              119               359               0              1             1               5
   57           10/11/06              117                0               120             3             11              0
   58           01/01/07              120               360               0              0             1              10
   59           11/05/06              118               360              60              2             5               0
   60           07/01/06              114               360              36              6             1               8
   61           01/01/07              120               360               0              0             1               5
   62           12/01/06              119               360              36              1             1               3
   63           12/01/06              119                0               120             1             1               7
   64           12/01/06              119                0               120             1             1               7
   65           02/01/07              144               300               0              0             1               7
  65.01
  65.02
  65.03
  65.04
   66           12/11/06              119               360              60              1             11              0
   67           09/01/06              116               356               0              4             1               7
   68           12/01/06              119               360              60              1             1               7
   69           12/01/06              119               359               0              1             1               0
   70           01/01/07              120               360              12              0             1               7
   71           11/05/06               58               348              12              2             5               0
   72           01/01/07              120               360              36              0             1               5
   73           01/01/07              120               360              12              0             1               7
   74           01/11/07              120               360              60              0             11              0
   75           01/01/07              120               360              60              0             1               0
   76           12/01/06              119               359               0              1             1               7
   77           01/01/07              120               360              60              0             1               5
   78           12/01/06              119                0               120             1             1               7
   79           01/05/07              120               360               0              0             5               0
   80           01/10/07              120               360              36              0             10              0
   81           01/01/07              120               360               0              0             1               5
   82           12/05/06              119               360              60              1             5               0
   83           09/01/06               56               300              18              4             1               5
  83.01
  83.02
  83.03
  83.04
  83.05
   84           12/05/06              119               179               0              1             5               0
   85           12/05/06              119               360              24              1             5               5
   86           01/01/07              120               360              36              0             1               0
   87           01/01/07              120                0               120             0             1               0
   88           01/10/07              120               360              36              0             10              0
   89           12/11/06               59               359               0              1             11              0
   90           12/09/06               59               359               0              1             9               0
   91           01/01/07              120               360               0              0             1              10
   92           12/10/06              119                0               120             1             10              0
   93           01/01/07              120               360               0              0             1              10
   94           12/01/06              119                0               120             1             1               7
   95           12/05/06              119               360              36              1             5               0
   96           11/05/06              118                0               120             2             5               0
   97           10/01/06              117               360              12              3             1               5
   98           12/05/06              119                0               120             1             5               0
   99           12/09/06              119               359               0              1             9               0
   100          10/01/06              117               360              12              3             1               5
   101          12/05/06              119               420              24              1             5               0
   102          01/03/07              120               240               0              0             3               2
   103          12/05/06              119                0               120             1             5               0
   104          01/10/07              120                0               120             0             10              0
   105          01/11/07              120               360               0              0             11              0
 105.01
 105.02
 105.03
   106          12/05/06              119                0               120             1             5               0
   107          12/05/06              119               420              24              1             5               0
   108          12/01/06              119               360              36              1             1               7
   109          11/11/06              118               360              36              2             11              0
   110          01/01/07              120               360              60              0             1               5
   111          01/01/07              120               360               0              0             1              10
   112          11/01/06              118               360              60              2             1               7
   113          01/06/07              120               360               0              0             6               0
   114          12/05/06              119                0               120             1             5               0
   116          09/11/06               56                0               60              4             11              0
   117          01/11/07               84                0               84              0             11              0
   118          01/01/07               60               360              24              0             1               7
   119          12/01/06              119               360              60              1             1               7
   120          10/05/06              117               360              24              3             5               0
   121          12/05/06              119               359               0              1             5               0
   122          12/01/06              119               239               0              1             1               5
   123          01/01/07              120               300               0              0             1               5
 123.01
 123.02
 123.03
 123.04
 123.05
 123.06
   124          12/11/06              119               359               0              1             11              0
   125          07/05/06              114               354               0              6             5               0
 125.01
 125.02
   126          01/01/07              120               360               0              0             1              10
   127          01/01/07              120               360               0              0             1               5
   128          02/01/07              120               300              24              0             1               5
   129          10/05/06              117               297               0              3             5               0
 129.01
 129.02
   130          11/05/06               82               358               0              2             5               0
   131          12/05/06              119               420              24              1             5               0
   132          01/01/07              120               360               0              0             1              10
   133          12/07/06              119               360              60              1             7               0
   134          01/01/07              120               360              60              0             1               0
   135          12/07/06              119               359               0              1             7               0
   136          12/01/06              119               359               0              1             1               7
   137          12/10/06              119                0               120             1             10              0
   138          01/05/07              120               240               0              0             5               0
   139          01/01/07              120               360              60              0             1               5
   140          12/05/06              119               359               0              1             5               0
   141          01/05/07              120               360              60              0             5               0
   142          12/05/06              119               359               0              1             5               0
   143          01/01/07              120               360              60              0             1               7
   144          12/05/06              119                0               120             1             5               0
   145          12/01/06              119               360              36              1             1               7
   146          01/01/07              180               360               0              0             1               5
   147          11/05/06              118               360              36              2             5               0
   148          01/09/07              120                0               120             0             9               0
   149          01/05/07              120               300               0              0             5               0
   150          12/11/06              119               239               0              1             11              0
   151          10/07/06              117               360              60              3             7               0
   152          01/01/07              120               300               0              0             1               5
   153          01/01/07              120               360               0              0             1              10
   154          12/11/06              119               359               0              1             11              0
   155          01/01/07              120               360               0              0             1               7
   156          01/01/07              120               420               0              0             1               5
   157          08/11/06               55               360              24              5             11              0
   158          11/11/06               58                0               60              2             11              0
   159          01/01/07              120               360              36              0             1               5
   160          12/01/06              119               359               0              1             1               7
   161          12/01/06              119               299               0              1             1               5
   162          01/01/07              120               360              60              0             1               5
   163          12/05/06              119               360              36              1             5               0
   164          09/11/06              116               356               0              4             11              0
   165          12/01/06              119               299               0              1             1               5
   166          11/05/06              118               360              60              2             5               0
   167          11/06/06              118                0               120             2             6               0
   168          12/01/06              119               360              36              1             1              10
   169          01/01/07              120               240               0              0             1               7
   170          01/01/07              120               300               0              0             1               0
   171          01/09/07              120                0               120             0             9               0
   172          01/01/07              120               420               0              0             1               5
   173          01/01/07              120               420               0              0             1               5
   174          01/01/07              120               420               0              0             1               5
   175          01/01/07              120               420               0              0             1               5
   176          12/11/06              119               360              36              1             11              0
   177          04/11/06              111               360              36              9             11              0
   178          12/01/06              119               360              36              1             1               5
   179          01/01/07              120               420               0              0             1               5
   180          01/09/07              120               360              36              0             9               0
   181          01/05/07              120               240               0              0             5               0
   182          12/01/06              119               359               0              1             1               7
   183          11/09/06              118               358               0              2             9               0
   184          01/01/07              120               420               0              0             1               5
   185          01/01/07              180               360               0              0             1               5
   186          12/05/06              119               359               0              1             5               0
   188          01/01/07              120               360              36              0             1               7
   189          01/11/07              120                0               120             0             11              0
   190          01/01/07              120               300               0              0             1               5
   191          12/01/06              119               360              24              1             1               7
   192          01/11/07              120               360               0              0             11              0
 192.01
 192.02
   193          12/05/06              119               420              24              1             5               0
   195          01/01/07              120               360               0              0             1               7
   196          01/01/07              120               360              36              0             1               5
   197          01/06/07              180               180               0              0             6               0
   198          12/01/06              119               299               0              1             1               5
   199          12/05/06              119               420              24              1             5               0
   200          12/07/06              119               360              24              1             7               0
   201          11/01/06              118               358               0              2             1               7
   202          12/01/06              119               360              60              1             1               7
   203          01/11/07              120               360               0              0             11              0
   205          12/01/06              119               360              60              1             1              10
   206          01/01/07              120               360              60              0             1               7
   207          01/01/07              120               240               0              0             1               7
   208          01/11/07              120               300               0              0             11              0
   209          01/11/07              120                0               120             0             11              0
   210          11/05/06              118               360              24              2             5               0
   211          12/01/06              119               360              24              1             1               7
   212          01/05/07              120               360              24              0             5               0
   213          01/11/07              120               180               0              0             11              0
   214          11/05/06              118               358               0              2             5               0
   215          12/09/06              119               359               0              1             9               0
   216          01/01/07              120               240               0              0             1               7
   217          12/01/06              119               360              36              1             1              10
   218          01/01/07              120               360              48              0             1               7
   219          11/01/06              118               358               0              2             1               5
   221          12/11/06              119               360              60              1             11              0
   222          12/01/06              179               299               0              1             1               7
   223          02/01/06              109               349               0             11             1               7
   224          01/01/07              120               360              36              0             1               7
   225          11/11/06              118               358               0              2             11              0
 225.01
 225.02
   226          01/01/07              120               360               0              0             1               7
   227          11/01/06              118               358               0              2             1               7
   228          01/11/07              120               360               0              0             11              0
   229          11/01/06              118               360              18              2             1               5
   230          01/01/07              120               360              24              0             1               5
   231          12/01/06              179               359               0              1             1               5
   232          01/11/07              120               360               0              0             11              0
   233          10/01/06              117               360              36              3             1               7
   234          12/05/06              119               359               0              1             5               0
   235          01/11/07              144               360               0              0             11              0
   236          12/05/06              119               299               0              1             5               0
   237          11/01/06              118               358               0              2             1               7
   238          01/05/07              120               360               0              0             5               0
   239          10/01/06              117               357               0              3             1               5
   240          01/01/07              120               360               0              0             1               5
   241          01/01/07              180               360               0              0             1               5

  ANNEX                                           FINAL           MATURITY           MATURITY
  ID #       MATURITY DATE       ARD LOAN       MAT DATE          BALANCE ($)(2)    LTV %(1),(18)
-------------------------------------------------------------------------------------------------

    1          11/09/16             No                             375,000,000          48.4
    2          12/01/16             No                             236,000,000          80.0
    3          12/01/16             No                             232,000,000          80.0
    4          12/09/13             No                             220,000,000          76.4
  4.01                                                              33,200,000
  4.02                                                              32,400,000
  4.03                                                              30,300,000
  4.04                                                              25,200,000
  4.05                                                              11,500,000
  4.06                                                              10,200,000
  4.07                                                               9,800,000
  4.08                                                               9,100,000
  4.09                                                               8,700,000
  4.10                                                               8,000,000
  4.11                                                               7,500,000
  4.12                                                               7,500,000
  4.13                                                               7,300,000
  4.14                                                               7,100,000
  4.15                                                               5,100,000
  4.16                                                               4,000,000
  4.17                                                               3,100,000
    5          12/11/16             No                             194,000,000          80.0
  5.01                                                             128,000,000
  5.02                                                              27,680,000
  5.03                                                              19,920,000
  5.04                                                              18,400,000
    6          12/06/16             No                             175,000,000          38.2
    7                                                              171,360,000
  7.01         12/01/11             No                              37,200,000          59.5
  7.02         12/01/14             No                              20,160,000          59.5
  7.03         12/01/13             No                              14,640,000          59.5
  7.04         12/01/11             No                              14,400,000          59.5
  7.05         12/01/13             No                              11,220,000          59.5
  7.06         12/01/13             No                              10,860,000          59.5
  7.07         12/01/11             No                              10,020,000          59.5
  7.08         12/01/14             No                               7,320,000          59.5
  7.09         12/01/14             No                               7,320,000          59.5
  7.10         12/01/14             No                               6,300,000          59.5
  7.11         12/01/11             No                               5,670,000          59.5
  7.12         12/01/13             No                               4,800,000          59.5
  7.13         12/01/14             No                               3,965,000          59.5
  7.14         12/01/14             No                               3,024,000          59.5
  7.15         12/01/13             No                               2,820,000          59.5
  7.16         12/01/14             No                               2,004,000          59.5
  7.17         12/01/14             No                               1,825,000          59.5
  7.18         12/01/14             No                               1,614,000          59.5
  7.19         12/01/14             No                               1,464,000          59.5
  7.20         12/01/14             No                               1,278,000          59.5
  7.21         12/01/14             No                                 975,000          59.5
  7.22         12/01/14             No                                 960,000          59.5
  7.23         12/01/14             No                                 780,000          59.5
  7.24         12/01/14             No                                 615,000          59.5
  7.25         12/01/14             No                                 126,000          59.5
    8          11/01/13             No                             142,877,176          51.5
  8.01                                                              31,400,000
  8.02                                                              20,600,000
  8.03                                                              17,877,176
  8.04                                                              14,400,000
  8.05                                                               9,900,000
  8.06                                                               9,600,000
  8.07                                                               9,300,000
  8.08                                                               6,500,000
  8.09                                                               5,000,000
  8.10                                                               4,500,000
  8.11                                                               3,700,000
  8.12                                                               3,600,000
  8.13                                                               3,600,000
  8.14                                                               2,900,000
    9          12/11/11             No                             135,000,000          64.3
   10          10/01/16             No                             100,000,000          80.0
   11          11/05/16             No                              62,528,686          63.5
   12                                                               58,551,156
  12.01        10/11/16             No                              22,809,718          57.4
  12.02        10/11/16             No                               9,068,455          57.4
  12.03        10/11/16             No                               8,630,478          57.4
  12.04        10/11/16             No                               5,841,226          57.4
  12.05        10/11/16             No                               3,035,135          57.4
  12.06        10/11/16             No                               2,680,845          57.4
  12.07        10/11/16             No                               2,347,164          57.4
  12.08        10/11/16             No                               2,081,760          57.4
  12.09        10/11/16             No                               2,056,376          57.4
   13          11/01/16             No                              65,000,000          80.0
   14          11/01/16             No                              61,400,000          61.2
   15          12/01/11             No                              60,000,000          64.5
   16          11/01/11             No                              60,000,000          75.0
   17          11/01/16             No                              55,000,000          67.5
   18          12/05/16             No                              46,196,148          41.1
   19          09/11/11             No                              50,000,000          62.1
   20          10/11/18             No                              47,500,000          71.1
   21          11/01/16             No                              42,015,070          71.2
   22          12/01/11             No                              44,010,000          60.0
   23          11/01/16             No                              44,000,000          64.4
   24                                                               36,210,234
  24.01        10/11/16             No                              10,759,571          58.9
  24.02        10/11/16             No                               8,012,627          58.9
  24.03        10/11/16             No                               6,863,968          58.9
  24.04        10/11/16             No                               5,525,975          58.9
  24.05        10/11/16             No                               2,931,169          58.9
  24.06        10/11/16             No                               2,116,924          58.9
   25          10/05/16             No                              35,273,475          65.3
   26          11/01/16             No                              35,809,213          67.4
   27          11/01/16             No                              39,000,000          74.3
   28          11/09/11             No                              38,500,000          79.4
   29          11/01/16             No                              37,900,000          71.5
   30          12/05/11             No                              36,500,000          78.3
  30.01                                                             27,100,000
  30.02                                                              9,400,000
   31          11/01/16             No                              32,643,737          71.0
   32          12/11/13             No                              29,505,000          67.1
   33          10/11/16             No                              26,332,711          72.1
   34          12/01/16             No                              23,653,303          63.4
   35          11/01/16             No                              25,439,841          63.6
   36          09/11/11             No                              27,000,000          66.7
   37          10/11/16             No                              25,437,281          59.3
   38          11/01/16             No                              25,400,000          72.6
   39          08/05/16             No                              23,608,160          62.6
   40          10/05/16             No                              22,700,613          62.0
   41          12/09/11             No                              25,000,000          69.4
   42          11/05/16             No                              24,500,000          60.8
   43          11/05/16             No                              22,484,012          73.2
   44          11/01/16             No                              24,000,000          77.4
   45          10/09/11             No                              23,300,000          75.2
   46          12/10/16             No                              23,000,000          73.0
  46.01                                                              6,571,430
  46.02                                                              6,206,350
  46.03                                                              5,330,160
  46.04                                                              4,892,060
   47          12/09/16             No                              22,500,000          63.7
   48          12/09/11             No                              22,250,000          65.2
   49          12/01/16             No                              18,705,334          70.6
   50          12/01/16             No                              19,624,247          67.0
   51          11/01/16             No                              20,228,514          68.8
   52          12/05/16             No                              20,197,782          62.3
   53          12/11/16             No                              19,935,082          74.5
   54          10/05/11             No                              20,300,000          75.2
   55          12/01/11             No                              18,622,346          53.2
   56          11/01/16             No                              16,835,820          63.8
   57          09/11/16             No                              19,125,000          77.3
   58          12/01/16             No                              16,050,455          67.2
   59          10/05/16             No                              17,800,507          73.4
   60          06/01/16             No                              17,160,413          65.2
   61          12/01/16             No                              15,465,073          67.7
   62          11/01/16             No                              16,406,126          69.2
   63          11/01/16             No                              17,500,000          65.5
   64          11/01/16             No                              16,700,000          60.7
   65          01/01/19             No                              11,670,621          53.6
  65.01                                                              4,615,200
  65.02                                                              3,586,063
  65.03                                                              2,381,868
  65.04                                                              1,087,490
   66          11/11/16             No                              15,192,648          72.0
   67          08/01/16             No                              13,831,649          66.5
   68          11/01/16             No                              14,905,318          74.5
   69          11/01/16             No                              13,553,273          58.9
   70          12/01/16             No                              12,870,235          59.7
   71          10/05/11             No                              14,264,054          62.0
   72          12/01/16             No                              13,502,025          61.9
   73          12/01/16             No                              13,039,056          65.2
   74          12/11/16             No                              13,548,283          66.1
   75          12/01/16             No                              12,999,336          64.0
   76          11/01/16             No                              11,770,633          66.9
   77          12/01/16             No                              12,916,217          61.4
   78          11/01/16             No                              13,600,000          64.2
   79          12/05/16             No                              11,319,795          64.0
   80          12/10/16             No                              11,663,176          61.7
   81          12/01/16             No                              10,917,425          58.7
   82          11/05/16             No                              12,162,684          71.5
   83          08/01/11             No                              12,283,597          63.0
  83.01                                                              6,448,888
  83.02                                                              1,891,674
  83.03                                                              1,609,151
  83.04                                                              1,400,330
  83.05                                                                933,553
   84          11/05/16             No                               5,781,846          22.8
   85          11/05/16             No                              11,064,208          67.5
   86          12/01/16             No                              11,217,793          68.0
   87          12/01/16             No                              11,500,000          48.5
   88          12/10/16             No                              10,283,661          58.8
   89          11/11/11             No                              10,676,411          74.7
   90          11/09/11             No                              10,611,676          63.9
   91          12/01/16             No                               9,495,110          66.4
   92          11/10/16             No                              10,900,000          79.6
   93          12/01/16             No                               9,123,417          66.1
   94          11/01/16             No                              10,500,000          63.6
   95          11/05/16             No                               9,369,773          65.1
   96          10/05/16             No                              10,250,000          70.2
   97          09/01/16             No                               8,293,390          69.8
   98          11/05/16             No                               9,365,000          57.8
   99          11/09/16             No                               7,450,867          65.4
   100         09/01/16             No                               7,567,891          69.6
   101         11/05/16             No                               7,973,579          69.3
   102         12/03/16             No                               5,525,986          47.6
   103         11/05/16             No                               8,475,000          59.3
   104         12/10/16             No                               8,450,000          77.1
   105         12/11/16             No                               6,966,235          52.8
 105.01                                                              2,871,417
 105.02                                                              2,076,838
 105.03                                                              2,017,980
   106         11/05/16             No                               7,950,000          48.5
   107         11/05/16             No                               7,328,318          69.3
   108         11/01/16             No                               7,118,478          68.4
   109         10/11/16             No                               7,159,806          69.5
   110         12/01/16             No                               7,226,489          65.7
   111         12/01/16             No                               6,428,629          66.3
   112         10/01/16             No                               7,008,808          74.6
   113         12/06/16             No                               6,361,139          67.2
   114         11/05/16             No                               7,230,000          58.3
   116         08/11/11             No                               7,199,500          75.8
   117         12/11/13             No                               7,100,000          67.6
   118         12/01/11             No                               6,745,146          76.6
   119         11/01/16             No                               6,531,437          71.0
   120         09/05/16             No                               6,221,208          69.1
   121         11/05/16             No                               5,972,970          58.6
   122         11/01/16             No                               4,523,597          47.1
   123         12/01/16             No                               5,234,198          57.8
 123.01                                                              1,327,793
 123.02                                                              1,308,550
 123.03                                                              1,218,106
 123.04                                                                536,891
 123.05                                                                513,798
 123.06                                                                329,062
   124         11/11/16             No                               5,887,476          57.2
   125         06/05/16             No                               5,708,714          61.5
 125.01                                                              2,989,693
 125.02                                                              2,719,021
   126         12/01/16             No                               5,575,421          65.6
   127         12/01/16             No                               5,443,678          61.5
   128         01/01/17             No                               5,381,445          59.8
   129         09/05/16             No                               5,124,181          54.5
 129.01                                                              3,543,317
 129.02                                                              1,580,864
   130         10/05/13             No                               5,859,761          71.5
   131         11/05/16             No                               5,853,436          69.3
   132         12/01/16             No                               5,321,994          65.7
   133         11/07/16             No                               5,843,527          64.9
   134         12/01/16             No                               5,843,720          50.8
   135         11/07/16             No                               5,309,840          54.1
   136         11/01/16             No                               5,151,850          67.3
   137         11/10/16             No                               6,000,000          78.9
   138         12/05/16             No                               3,840,167          44.7
   139         12/01/16             No                               5,458,588          66.2
   140         11/05/16             No                               4,909,467          66.5
   141         12/05/16             No                               5,422,607          64.9
   142         11/05/16             No                               4,834,054          63.6
   143         12/01/16             No                               5,313,337          70.4
   144         11/05/16             No                               5,635,000          46.2
   145         11/01/16             No                               5,054,440          72.2
   146         12/01/21             No                               4,284,573          48.7
   147         10/05/16             No                               5,040,825          59.3
   148         12/09/16             No                               5,500,000          57.9
   149         12/05/16             No                               4,258,085          46.3
   150         11/11/16             No                               3,560,569          42.4
   151         09/07/16             No                               5,108,875          69.0
   152         12/01/16             No                               4,197,926          55.2
   153         12/01/16             No                               4,603,947          66.7
   154         11/11/16             No                               4,483,966          60.4
   155         12/01/16             No                               4,436,517          61.6
   156         12/01/16             No                               4,621,934          69.3
   157         07/11/11             No                               5,015,829          73.8
   158         10/11/11             No                               5,150,000          78.0
   159         12/01/16             No                               4,496,460          50.0
   160         11/01/16             No                               4,219,040          67.0
   161         11/01/16             No                               3,882,334          43.1
   162         12/01/16             No                               4,476,378          61.4
   163         11/05/16             No                               4,285,151          67.5
   164         08/11/16             No                               4,064,140          60.7
   165         11/01/16             No                               3,622,356          48.3
   166         10/05/16             No                               4,382,191          73.2
   167         10/06/16             No                               4,520,000          77.9
   168         11/01/16             No                               4,056,029          70.5
   169         12/01/16             No                               2,933,156          48.7
   170         12/01/16             No                               3,455,495          49.9
   171         12/09/16             No                               4,478,000          58.2
   172         12/01/16             No                               3,949,474          69.3
   173         12/01/16             No                               3,856,201          69.4
   174         12/01/16             No                               3,851,759          69.3
   175         12/01/16             No                               3,829,552          69.4
   176         11/11/16             No                               3,871,933          71.7
   177         03/11/16             No                               3,823,468          63.8
   178         11/01/16             No                               3,779,636          47.2
   179         12/01/16             No                               3,674,095          69.3
   180         12/09/16             No                               3,679,094          71.4
   181         12/05/16             No                               2,647,920          49.0
   182         11/01/16             No                               3,389,719          61.1
   183         10/09/16             No                               3,384,662          62.7
   184         12/01/16             No                               3,546,177          69.3
   185         12/01/21             No                               2,998,438          44.1
   186         11/05/16             No                               3,374,338          61.4
   188         12/01/16             No                               3,490,508          72.0
   189         12/11/16             No                               3,800,000          76.0
   190         12/01/16             No                               2,888,481          53.5
   191         11/01/16             No                               3,309,551          69.5
   192         12/11/16             No                               3,123,665          42.8
 192.01                                                              2,329,085
 192.02                                                                794,580
   193         11/05/16             No                               3,410,664          69.3
   195         12/01/16             No                               3,109,787          63.5
   196         12/01/16             No                               3,259,529          72.4
   197         12/06/21             No                                  46,460           0.5
   198         11/01/16             No                               2,615,299          58.1
   199         11/05/16             No                               3,088,033          69.3
   200         11/07/16             No                               2,964,138          57.7
   201         10/01/16             No                               2,816,153          61.2
   202         11/01/16             No                               2,998,461          67.4
   203         12/11/16             No                               2,651,009          59.6
   205         11/01/16             No                               2,796,878          49.1
   206         12/01/16             No                               2,802,713          70.1
   207         12/01/16             No                               1,955,285          39.9
   208         12/11/16             No                               2,335,099          55.6
   209         12/11/16             No                               3,000,000          69.8
   210         10/05/16             No                               2,535,705          70.4
   211         11/01/16             No                               2,504,535          67.7
   212         12/05/16             No                               2,478,529          59.0
   213         12/11/16             No                               1,239,538          23.4
   214         10/05/16             No                               2,434,448          66.7
   215         11/09/16             No                               2,307,085          60.7
   216         12/01/16             No                               1,743,463          38.7
   217         11/01/16             No                               2,394,628          70.4
   218         12/01/16             No                               2,301,182          66.9
   219         10/01/16             No                               2,119,179          58.1
   221         11/11/16             No                               2,247,808          67.1
   222         11/01/21             No                               1,427,720          48.4
   223         01/01/16             No                               1,966,655          65.6
   224         12/01/16             No                               1,989,250          73.7
   225         10/11/16             No                               1,851,477          28.7
 225.01                                                              1,463,417
 225.02                                                                388,060
   226         12/01/16             No                               1,749,255          64.8
   227         10/01/16             No                               1,755,703          58.1
   228         12/11/16             No                               1,705,240          63.2
   229         10/01/16             No                               1,695,531          66.1
   230         12/01/16             No                               1,679,412          70.3
   231         11/01/21             No                               1,461,545          52.2
   232         12/11/16             No                               1,580,842          18.5
   233         09/01/16             No                               1,623,710          60.1
   234         11/05/16             No                               1,310,054          48.5
   235         12/11/18             No                               1,222,220          64.3
   236         11/05/16             No                               1,170,486          58.5
   237         10/01/16             No                               1,230,557          61.5
   238         12/05/16             No                               1,197,106          62.0
   239         09/01/16             No                               1,040,627          67.6
   240         12/01/16             No                                 990,028          47.6
   241         12/01/21             No                                 462,046          35.5

                                    REMAINING
  ANNEX                             PREPAYMENT                                                                MOST RECENT
  ID #                       PROVISION (PAYMENTS)(12)                  2004 NOI ($)        2005 NOI ($)            NOI ($)
--------------------------------------------------------------------------------------------------------------------------

    1                           L(24),Def(92),O(3)                       6,336,334           8,870,236         11,208,094
    2                           L(24),Def(92),O(4)                      20,927,360          23,744,535         23,731,408
    3                           L(24),Def(92),O(4)                      16,287,123          18,104,293         16,191,511
    4                       L(12),Grtr1%orYM(71),O(1)                   21,356,359          18,820,176         21,335,672
  4.01                                                                   3,801,073           3,883,092          4,080,823
  4.02                                                                   2,328,656           2,501,275          2,970,861
  4.03                                                                   2,818,393           2,120,452          2,670,575
  4.04                                                                   2,102,023           2,571,896          2,399,993
  4.05                                                                   1,013,986            -480,826            570,648
  4.06                                                                   1,351,372           1,237,844          1,195,207
  4.07                                                                   1,279,016             792,976            526,141
  4.08                                                                     853,821             389,237            870,802
  4.09                                                                     947,292             768,917            726,212
  4.10                                                                     733,937             685,452            906,171
  4.11                                                                     498,154             558,597            518,025
  4.12                                                                     783,613             770,795            635,816
  4.13                                                                     410,595             426,421            522,810
  4.14                                                                   1,140,839           1,218,470          1,420,729
  4.15                                                                     325,722             406,688            436,667
  4.16                                                                     581,216             580,717            467,806
  4.17                                                                     386,651             388,173            416,386
    5                           L(24),Def(91),O(5)                      16,359,425          19,170,820         20,200,588
  5.01                                                                   9,457,320          12,995,781         13,997,054
  5.02                                                                   2,087,926           2,796,205          2,763,545
  5.03                                                                   3,090,777           1,800,638          1,718,092
  5.04                                                                   1,723,402           1,578,196          1,721,897
    6                           L(24),Def(92),O(4)                      59,088,528          56,181,830         58,480,433
    7
  7.01                          L(24),Def(32),O(4)                       4,379,090           4,543,043
  7.02                          L(24),Def(68),O(4)                       1,412,018           1,916,794          1,907,537
  7.03                          L(24),Def(56),O(4)                       2,796,193           2,040,437          2,118,820
  7.04                          L(24),Def(32),O(4)                       1,991,393           2,014,537          2,164,507
  7.05                          L(24),Def(56),O(4)                       1,389,895           1,178,899
  7.06                          L(24),Def(56),O(4)                       1,167,692           1,162,070            645,813
  7.07                          L(24),Def(32),O(4)                          92,530             469,894          1,029,151
  7.08                          L(24),Def(68),O(4)
  7.09                          L(24),Def(68),O(4)                         867,479             905,374            957,522
  7.10                          L(24),Def(68),O(4)                         674,891             509,902            616,725
  7.11                          L(24),Def(32),O(4)
  7.12                          L(24),Def(56),O(4)
  7.13                          L(24),Def(68),O(4)                         331,613             502,712
  7.14                          L(24),Def(68),O(4)                         219,573             159,628
  7.15                          L(24),Def(56),O(4)                         422,835             412,384            141,611
  7.16                          L(24),Def(68),O(4)
  7.17                          L(24),Def(68),O(4)                                              94,348
  7.18                          L(24),Def(68),O(4)
  7.19                          L(24),Def(68),O(4)
  7.20                          L(24),Def(68),O(4)                                             -25,806
  7.21                          L(24),Def(68),O(4)                                              51,176
  7.22                          L(24),Def(68),O(4)                                              47,690
  7.23                          L(24),Def(68),O(4)                         111,200             100,843
  7.24                          L(24),Def(68),O(4)                          44,525              78,082
  7.25                          L(24),Def(68),O(4)                          67,443              70,461
    8                           L(24),Def(55),O(4)                      19,881,091          20,141,066         20,527,759
  8.01                                                                   4,142,506           4,268,013          4,386,354
  8.02                                                                   3,175,845           3,144,762          3,063,700
  8.03                                                                   1,578,331           1,506,440          1,653,502
  8.04                                                                   2,313,034           2,361,685          2,348,564
  8.05                                                                   1,570,001           1,488,903          1,481,526
  8.06                                                                   1,533,642           1,479,959          1,549,607
  8.07                                                                   1,266,888           1,352,356          1,389,285
  8.08                                                                   1,123,857           1,189,132          1,208,865
  8.09                                                                     716,668             719,346            698,889
  8.10                                                                     616,876             632,129            665,084
  8.11                                                                     539,617             594,397            632,410
  8.12                                                                     485,401             501,444            517,577
  8.13                                                                     546,914             551,460            539,160
  8.14                                                                     271,511             351,040            393,236
    9                           L(24),Def(32),O(4)                      14,639,712          12,020,791         14,193,786
   10                           L(24),Def(90),O(4)                      30,990,606          30,176,448
   11                           L(24),Def(91),O(4)                       6,987,310           6,286,960          6,447,406
   12                                                                    4,814,295           5,101,893          5,644,978
  12.01                        L(24),Def(82),O(12)                       2,050,743           2,164,097          2,280,879
  12.02                        L(24),Def(82),O(12)                         753,383             508,181            778,834
  12.03                        L(24),Def(82),O(12)                         735,014             836,164            850,075
  12.04                        L(24),Def(82),O(12)                         172,394             439,966            529,386
  12.05                        L(24),Def(82),O(12)                         244,616             289,460            315,287
  12.06                        L(24),Def(82),O(12)                         146,175             105,667            207,718
  12.07                        L(24),Def(82),O(12)                         240,680             267,461            258,887
  12.08                        L(24),Def(82),O(12)                         267,323             294,674            224,462
  12.09                        L(24),Def(82),O(12)                         203,967             196,223            199,450
   13                           L(24),Def(91),O(4)                       5,693,219           6,021,594          6,345,228
   14                           L(24),Def(91),O(4)                       5,003,348           5,127,416          5,447,438
   15                           L(24),Def(30),O(6)                       5,309,914           5,258,316          5,422,985
   16                           L(24),Def(31),O(4)                       4,968,614           5,817,109          5,985,706
   17                           L(24),Def(91),O(4)                       4,516,765           4,677,946          4,822,737
   18                           L(24),Def(92),O(4)
   19                           L(24),Def(26),O(7)                      14,033,133          15,850,253         16,866,965
   20                          L(24),Def(112),O(6)                       3,526,462           3,272,531          3,418,430
   21                           L(24),Def(91),O(4)                         443,502           2,450,879          2,584,887
   22                           L(24),Def(32),O(4)                                           3,295,701          3,758,359
   23                           L(24),Def(91),O(4)                       4,042,007           4,261,622          4,339,194
   24                                                                    3,138,552           3,373,017          3,515,214
  24.01                        L(24),Def(82),O(12)                       1,014,912           1,017,486          1,005,495
  24.02                        L(24),Def(82),O(12)                         693,847             767,960            834,946
  24.03                        L(24),Def(82),O(12)                         544,191             564,166            646,086
  24.04                        L(24),Def(82),O(12)                         449,397             529,447            563,398
  24.05                        L(24),Def(82),O(12)                         232,918             284,757            286,788
  24.06                        L(24),Def(82),O(12)                         203,287             209,201            178,501
   25                           L(24),Def(90),O(4)                       2,685,722           3,175,946          3,428,666
   26                           L(24),Def(90),O(5)                       3,118,898           3,801,904          3,684,452
   27                           L(24),Def(91),O(4)                       3,223,656           3,368,829          3,403,692
   28                           L(24),Def(32),O(3)                       3,452,502           2,974,738          2,887,955
   29                           L(24),Def(91),O(4)                       3,295,279           3,231,780          3,270,778
   30                           L(24),Def(31),O(5)                                           2,414,315          2,709,973
  30.01                                                                                      2,664,760          2,243,370
  30.02                                                                                       -250,445            466,603
   31                           L(24),Def(91),O(4)                       3,132,418           3,211,683          2,777,102
   32                     L(24),DeforGrtr1%orYM(55),O(5)                 2,433,249           2,275,234
   33                       L(24),Grtr1%orYM(87),O(7)
   34                           L(24),Def(92),O(4)                       2,372,921           2,732,187          3,076,979
   35                           L(24),Def(91),O(4)
   36                           L(24),Def(32),O(1)                       1,855,557           1,931,801          1,958,970
   37                           L(24),Def(92),O(2)                       1,270,278           1,109,418          1,435,790
   38                           L(24),Def(91),O(4)                       2,117,932           2,180,003          2,242,960
   39                           L(24),Def(89),O(3)                                                              1,272,371
   40                           L(24),YM(91),O(3)
   41                       L(12),Grtr1%orYM(44),O(4)                    1,773,039           1,554,234          1,965,618
   42                              YM(115),O(4)                          3,120,323           3,450,029          3,778,535
   43                           L(24),Def(90),O(5)                       1,899,142           1,953,707
   44                           L(24),Def(91),O(4)                                             775,753          2,120,484
   45                       L(10),Grtr1%orYM(44),O(4)                    1,641,357           1,729,022          1,817,559
   46                           L(24),Def(92),O(4)
  46.01
  46.02
  46.03
  46.04
   47                           L(24),Def(95),O(1)                                           1,397,436
   48                       L(12),Grtr1%orYM(44),O(4)                    1,544,821           1,612,098          1,666,311
   49                           L(24),Def(92),O(4)                       1,854,656           2,024,509          2,146,482
   50                           L(36),Def(81),O(3)                                                                948,619
   51                          L(24),Def(73),O(22)                       1,963,653           1,988,226          2,032,103
   52                           L(24),Def(93),O(3)                       1,938,355           1,992,567          2,102,999
   53                           L(24),Def(95),O(1)                                           1,695,795          1,767,983
   54                           L(24),Def(29),O(5)                       1,282,580           1,403,244
   55                           L(36),Def(21),O(3)                                           1,454,440          1,621,200
   56                      L(58),Grtr1% or YM(57),O(4)                                                          1,325,265
   57                           L(24),Def(89),O(4)                       1,171,410           1,249,111
   58                           L(24),Def(92),O(4)                       1,694,779           1,936,853          2,274,372
   59                           L(24),Def(90),O(4)
   60                           L(24),Def(86),O(4)                       1,798,721           1,700,701
   61                           L(36),Def(80),O(4)
   62                           L(24),Def(92),O(3)                                                                179,850
   63                           L(24),Def(91),O(4)                       2,279,121           1,937,285          1,835,460
   64                           L(24),Def(91),O(4)                       1,471,481           1,655,108          1,731,134
   65                          L(23),Def(114),O(7)
  65.01
  65.02
  65.03
  65.04
   66                           L(24),Def(92),O(3)
   67                       L(44),Grtr1%orYM(68),O(4)                    1,510,157             968,473
   68                           L(24),Def(91),O(4)                       1,585,603           1,454,667
   69                           L(24),Def(92),O(3)                       1,278,434           1,317,592          1,982,582
   70                           L(24),Def(91),O(5)                         847,453           1,334,975            966,951
   71                           L(21),YM(32),O(5)                          259,576           1,902,362          1,985,131
   72                           L(36),Def(81),O(3)                       1,359,253           1,252,154          1,309,775
   73                           L(24),Def(92),O(4)                       1,550,345           1,053,261          1,373,605
   74                           L(24),Def(95),O(1)                                             946,334
   75                           L(24),Def(92),O(4)                       1,454,281           1,557,944          1,592,599
   76                           L(24),Def(91),O(4)                       1,092,329             841,402
   77                           L(24),Def(93),O(3)                         570,016           1,288,570          1,305,578
   78                           L(24),Def(91),O(4)                       1,278,916           1,356,521          1,373,016
   79                           L(24),Def(92),O(4)
   80                     L(24),DeforGrtr1%orYM(92),O(4)
   81                       L(24),Grtr1%orYM(93),O(3)                      485,425             -17,848            364,223
   82                           L(24),Def(92),O(3)                       1,416,666           1,507,317          1,360,578
   83                          Grtr1%orYM(54),O(2)
  83.01
  83.02
  83.03
  83.04
  83.05
   84                           L(24),Def(91),O(4)                                           1,537,412          1,848,083
   85                           L(24),Def(92),O(3)                       1,168,778           1,269,293          1,203,833
   86                           L(24),Def(93),O(3)                       1,169,877           1,191,075          1,129,995
   87                           L(24),Def(93),O(3)
   88                     L(24),DeforGrtr1%orYM(92),O(4)
   89                       L(24),Def(11),2%(12),O(12)                   1,397,162             932,486            854,794
   90                           L(24),Def(34),O(1)                       1,137,783           1,459,861          1,695,986
   91                           L(24),Def(92),O(4)                         978,766           1,213,718          1,166,180
   92                           L(24),Def(91),O(4)                         643,890             717,599
   93                           L(24),Def(92),O(4)                         614,849           1,321,895          1,610,640
   94                           L(24),Def(91),O(4)                         923,055             931,529            953,864
   95                           L(24),Def(92),O(3)                                                                529,707
   96                           L(24),Def(90),O(4)
   97                      L(32),Grtr1% or YM(81),O(4)                     942,258             938,661            880,072
   98                              YM(115),O(4)                          1,263,035           1,343,103          1,561,229
   99                           L(24),Def(94),O(1)                         917,982             875,740            905,277
   100                     L(32),Grtr1% or YM(81),O(4)                     832,228             868,509            872,509
   101                          L(24),Def(92),O(3)                         714,066             604,586            669,266
   102                          L(24),YM(93),O(3)                                              941,120          1,056,794
   103                             YM(115),O(4)                          1,278,723           1,244,173          1,339,619
   104                          L(24),Def(95),O(1)                         581,708             683,365            657,178
   105                      L(24),Grtr1%orYM(89),O(7)                      849,679             956,694            959,720
 105.01                                                                    392,199             378,617            376,894
 105.02                                                                    218,147             281,295            279,443
 105.03                                                                    239,333             296,782            303,383
   106                             YM(115),O(4)                          1,273,900           1,691,739          1,765,195
   107                          L(24),Def(92),O(3)                         567,303             621,432            684,472
   108                          L(24),Def(91),O(4)                                             812,006          1,121,541
   109                      L(33),Grtr1%orYM(81),O(4)                      399,045             704,146            986,917
   110                          L(36),Def(81),O(3)                                             621,151            673,242
   111                          L(24),Def(92),O(4)                         660,436             802,340            804,008
   112                          L(24),Def(87),O(7)                         788,915             811,995
   113                          L(24),Def(93),O(3)                         537,103             796,261            971,009
   114                             YM(115),O(4)                            852,424             859,373            943,885
   116                         L(24),Def(20),O(12)                         612,514             516,611            506,958
   117                          L(24),Def(57),O(3)                         429,523             432,006            549,384
   118                          L(24),Def(34),O(2)                         621,065             700,362
   119                          L(24),Def(91),O(4)                         544,256             646,734            706,613
   120                          L(24),Def(90),O(3)                         125,915
   121                          L(24),Def(92),O(3)                         520,511             570,151
   122                          L(24),Def(89),O(6)                                             858,920            926,935
   123                          L(36),Def(81),O(3)
 123.01
 123.02
 123.03
 123.04
 123.05
 123.06
   124                          L(24),Def(92),O(3)                         680,938             798,282            915,604
   125                          L(24),Def(87),O(3)                         289,393             325,685
 125.01                                                                    129,626             185,927
 125.02                                                                    159,767             139,758
   126                          L(24),Def(92),O(4)                         704,366             820,641            875,922
   127                     L(59),Grtr1% or YM(58),O(3)                     499,511             502,257            640,025
   128                          L(36),Def(81),O(3)                         222,874             222,195            262,550
   129                          L(24),Def(90),O(3)                         424,717             504,636            596,463
 129.01                                                                    266,135             328,487            395,075
 129.02                                                                    158,582             176,149            201,388
   130                          L(24),Def(55),O(3)
   131                          L(24),Def(92),O(3)                         267,094             438,845            481,296
   132                          L(24),Def(92),O(4)                         752,191             792,550            735,039
   133                          L(24),Def(92),O(3)                         233,013             533,052            551,025
   134                          L(24),Def(92),O(4)
   135                          L(24),Def(92),O(3)                         427,997             516,997            517,206
   136                          L(24),Def(91),O(4)                         456,384             323,055            635,988
   137                          L(24),Def(91),O(4)                         487,952             465,960
   138                          L(24),Def(93),O(3)                         408,894             550,592            567,677
   139                          L(24),Def(93),O(3)                         540,369             594,665            589,091
   140                          L(24),Def(92),O(3)                                              98,022            366,226
   141                          L(24),Def(92),O(4)                         546,601             581,145            573,203
   142                          L(24),Def(92),O(3)                                             204,814            422,127
   143                          L(24),Def(92),O(4)
   144                             YM(115),O(4)                            848,432           1,108,213          1,119,128
   145                          L(24),Def(91),O(4)                          75,234             342,539            521,176
   146                         L(36),Def(140),O(4)                                             275,751            623,823
   147                          L(24),Def(90),O(4)
   148                          L(24),Def(95),O(1)                         263,704             466,014            521,206
   149                          L(24),Def(93),O(3)                         870,006             872,155            930,980
   150                          L(24),Def(94),O(1)
   151                          L(24),Def(90),O(3)                                              49,230
   152                     L(59),Grtr1% or YM(57),O(4)                     719,943             908,492            817,054
   153                          L(24),Def(92),O(4)                         518,301             584,658            672,126
   154                          L(24),Def(92),O(3)                                             368,279            446,539
   155                          L(24),Def(92),O(4)                         287,433             259,549            360,378
   156                     L(47),Grtr1% or YM(70),O(3)                     416,767             416,767            416,767
   157                          L(24),Def(29),O(2)                                             557,160
   158                         Grtr1%orYM(54),O(4)                         287,212             356,573            375,305
   159                          L(24),Def(92),O(4)
   160                          L(24),Def(91),O(4)                         505,885             422,687            465,738
   161                     L(58),Grtr1% or YM(57),O(4)                     783,524           1,094,327          1,248,569
   162                          L(24),Def(93),O(3)                         237,342              98,525            186,097
   163                          L(24),Def(92),O(3)                         380,684             322,332            445,385
   164                          L(24),Def(89),O(3)                         340,270             327,896            371,516
   165                          L(35),Def(81),O(3)                         373,825             314,636            529,897
   166                          L(24),Def(90),O(4)                         515,526             469,119
   167                          L(24),Def(91),O(3)                         307,477             313,322            411,910
   168                          L(24),Def(91),O(4)                         382,949             325,384            353,792
   169                          L(24),Def(92),O(4)                         159,185             521,984            539,198
   170                          L(24),Def(93),O(3)                         404,199             519,490            543,369
   171                          L(24),Def(95),O(1)                         265,177                                411,059
   172                     L(47),Grtr1% or YM(70),O(3)                     305,922             356,056            356,056
   173                     L(47),Grtr1% or YM(70),O(3)                     347,655             347,655            347,655
   174                     L(47),Grtr1% or YM(70),O(3)                     347,278             347,278            347,278
   175                     L(47),Grtr1% or YM(70),O(3)                     180,320             345,293            345,293
   176                          L(24),Def(94),O(1)                         463,386             459,409
   177                          L(24),Def(84),O(3)                         179,950             356,552            343,796
   178                     L(34),Grtr1% or YM(82),O(3)                     454,657             550,722            557,305
   179                     L(47),Grtr1% or YM(70),O(3)                     335,707             331,255            331,255
   180                          L(24),Def(95),O(1)                                             394,201            505,858
   181                          L(24),Def(93),O(3)                         247,790             235,462
   182                          L(24),Def(91),O(4)                                                                354,629
   183                          L(24),Def(90),O(4)                                                                369,743
   184                     L(47),Grtr1% or YM(70),O(3)                     117,785             319,824            319,824
   185                         L(36),Def(140),O(4)                                                                417,854
   186                          L(24),Def(92),O(3)                         433,612             444,668            413,123
   188                          L(24),Def(92),O(4)                         386,852             459,121            447,391
   189                      L(24),Grtr1%orYM(92),O(4)
   190                     L(59),Grtr1% or YM(57),O(4)                     367,934             413,437            470,646
   191                          L(24),Def(91),O(4)                                             232,851            252,164
   192                      L(24),Grtr1%orYM(89),O(7)                      393,188             486,496            486,135
 192.01                                                                    299,207             342,070            350,390
 192.02                                                                     93,981             144,426            135,745
   193                          L(24),Def(92),O(3)                         327,876             297,599            300,990
   195                          L(24),Def(92),O(4)                         356,793             330,354            372,271
   196                          L(36),Def(81),O(3)                                                                262,830
   197                         L(24),Def(153),O(3)
   198                     L(58),Grtr1% or YM(57),O(4)                                         389,534            415,568
   199                          L(24),Def(92),O(3)                         287,526             245,812            270,438
   200                          L(24),Def(92),O(3)                         274,508             284,320            322,443
   201                          L(24),Def(90),O(4)                         372,692             374,368            346,432
   202                          L(24),Def(91),O(4)                         367,394             279,018            279,963
   203                          L(24),Def(90),O(6)                         453,457             405,155            506,794
   205                          L(24),Def(91),O(4)                         364,628             313,822            329,489
   206                          L(24),Def(92),O(4)                         -80,971             -85,129
   207                          L(24),Def(92),O(4)                         336,251             337,097
   208                          L(24),Def(93),O(3)                         446,363             391,192            384,890
   209                      L(24),Grtr1%orYM(92),O(4)
   210                          L(22),YM(93),O(3)
   211                          L(24),Def(91),O(4)                          77,755             185,391            272,306
   212                          L(24),Def(93),O(3)                         204,295             306,201            277,270
   213            LO(60),5%(12),4%(12),3%(12),2%(12),1%(11),O(1)           377,510             618,916            667,321
   214                          L(24),Def(91),O(3)                         249,223             259,868            276,436
   215                          L(24),Def(91),O(4)
   216                          L(24),Def(92),O(4)                         299,157             301,057
   217                          L(24),Def(91),O(4)                         136,318             177,609            212,288
   218                          L(24),Def(92),O(4)                                                                158,992
   219                     L(33),Grtr1% or YM(82),O(3)                     228,099             100,104            250,546
   221                      L(24),Grtr1%orYM(93),O(2)                      243,980             243,980            243,980
   222                         L(24),Def(130),O(25)                                            302,302            219,350
   223                          L(24),Def(81),O(4)
   224                          L(24),Def(92),O(4)                         262,795             267,846            269,550
   225                          L(24),Def(91),O(3)                         438,051             495,529            573,681
 225.01                                                                    355,187             391,597            461,574
 225.02                                                                     82,864             103,932            112,107
   226                          L(24),Def(92),O(4)                         233,498             232,205            201,244
   227                          L(24),Def(90),O(4)                         204,156             241,308            280,585
   228                          L(24),Def(93),O(3)                         173,423             128,091            149,670
   229                     L(57),Grtr1% or YM(58),O(3)                                         194,427            188,110
   230                          L(36),Def(81),O(3)
   231                         L(35),Def(140),O(4)                                                                195,873
   232                          L(24),Def(93),O(3)                         268,433             412,913            392,955
   233                          L(24),Def(89),O(4)                                             171,688            176,596
   234                          L(24),YM(92),O(3)                           63,050             181,906
   235                         L(24),Def(117),O(3)                                                                125,713
   236                          L(24),YM(91),O(4)                          163,877              40,612            137,317
   237                          L(24),Def(90),O(4)
   238                          L(24),Def(93),O(3)                         129,385             153,360            152,940
   239                     L(56),Grtr1% or YM(54),O(7)                                         105,743            101,557
   240                          L(36),Def(81),O(3)                         234,840             213,141            263,078
   241                         L(36),Def(140),O(4)                                                                 91,678

 ANNEX    MOST RECENT                                                 UW (1),(13),(18),(19),(22),(24)
 ID #      NOI DATE        UW NOI ($)               UW NCF ($)        DSCR (X)
-----------------------------------------------------------------------------------------------------

   1         09/30/06      29,869,845               29,791,526        1.35
   2         08/31/06      36,799,515               35,530,236        1.28
   3         05/31/06      18,348,617               17,263,098        1.28
   4         09/30/06      20,934,379               17,453,056        1.39
 4.01        09/30/06       3,638,654                3,411,221
 4.02        09/30/06       2,802,659                2,159,830
 4.03        09/30/06       3,072,636                2,838,277
 4.04        09/30/06       2,543,970                1,983,857
 4.05        09/30/06       1,006,561                  986,130
 4.06        09/30/06       1,429,755                1,410,335
 4.07        09/30/06         237,391                   99,216
 4.08        09/30/06         857,290                  715,710
 4.09        09/30/06       1,036,142                  888,863
 4.10        09/30/06         942,366                  830,739
 4.11        09/30/06         519,752                  342,992
 4.12        09/30/06         980,881                  505,099
 4.13        09/30/06         708,655                  610,718
 4.14        09/30/06         299,214                  167,400
 4.15        09/30/06         443,014                  400,721
 4.16        09/30/06          60,251                  -26,942
 4.17        09/30/06         355,189                  128,891
   5          Various      20,200,588               18,992,887        1.74
 5.01        08/31/06      13,997,054               13,101,554
 5.02        09/30/06       2,763,545                2,659,874
 5.03        08/31/06       1,718,092                1,577,932
 5.04        08/31/06       1,721,897                1,653,527
   6         08/31/06      66,451,307               63,091,590        3.19
   7                       19,258,912               17,493,695
 7.01                       4,221,633                3,926,243        1.82
 7.02        06/30/06       1,942,589                1,775,064        1.82
 7.03        03/31/06       1,766,722                1,584,866        1.82
 7.04        08/31/06       1,785,993                1,605,718        1.82
 7.05                       1,107,473                1,015,625        1.82
 7.06        03/31/06       1,228,082                1,095,228        1.82
 7.07        07/31/06       1,057,413                  918,229        1.82
 7.08                         838,631                  781,931        1.82
 7.09        08/31/06         895,957                  815,479        1.82
 7.10        08/31/06         732,205                  672,621        1.82
 7.11                         675,200                  621,200        1.82
 7.12                         603,121                  534,870        1.82
 7.13                         442,871                  391,717        1.82
 7.14                         308,136                  281,615        1.82
 7.15        04/30/06         324,810                  283,667        1.82
 7.16                         231,499                  213,894        1.82
 7.17                         180,786                  159,067        1.82
 7.18                         193,672                  168,957        1.82
 7.19                         143,014                  126,978        1.82
 7.20                         161,257                  146,176        1.82
 7.21                         113,945                  103,759        1.82
 7.22                         110,959                   99,340        1.82
 7.23                          96,864                   87,584        1.82
 7.24                          79,913                   73,403        1.82
 7.25                          16,167                   10,464        1.82
   8          Various      21,214,752               18,845,546        2.41
 8.01        06/30/06       4,158,570                3,635,682
 8.02        06/30/06       3,000,374                2,743,698
 8.03        06/30/06       2,745,050                2,338,296
 8.04        03/31/06       2,363,132                2,146,952
 8.05        06/30/06       1,485,488                1,352,490
 8.06        06/30/06       1,481,477                1,321,447
 8.07        05/31/06       1,304,802                1,177,421
 8.08        03/31/06       1,122,614                1,002,851
 8.09        06/30/06         733,849                  640,570
 8.10        03/31/06         675,568                  572,438
 8.11        06/30/06         600,827                  530,004
 8.12        03/31/06         553,230                  490,688
 8.13        06/30/06         543,187                  497,485
 8.14        06/30/06         446,584                  395,524
   9         09/30/06      13,122,716               12,196,861        1.46
  10                       32,485,882               31,004,686        1.38
  11         07/31/06       6,707,190                6,348,511        1.17
  12         08/31/06       6,343,608                6,019,108
 12.01       08/31/06       2,366,419                2,282,919        1.25
 12.02       08/31/06       1,026,261                  918,761        1.25
 12.03       08/31/06         964,754                  921,754        1.25
 12.04       08/31/06         605,757                  577,257        1.25
 12.05       08/31/06         314,610                  303,360        1.25
 12.06       08/31/06         293,874                  277,124        1.25
 12.07       08/31/06         270,696                  258,696        1.25
 12.08       08/31/06         288,322                  276,322        1.25
 12.09       08/31/06         212,914                  202,914        1.25
  13         08/31/06       6,240,396                5,712,938        1.47
  14         09/30/06       5,333,387                4,951,675        1.46
  15         08/30/06       5,453,984                5,112,040        1.45
  16         08/31/06       6,002,787                5,288,707        1.45
  17         09/30/06       4,808,344                4,465,828        1.47
  18                        7,387,818                6,920,092        1.81
  19         05/31/06      19,121,990               18,602,044        1.44
  20         06/30/06       3,837,162                3,783,875        1.38
  21         07/31/06       4,167,655                3,826,696        1.20
  22         07/31/06       3,605,106                3,502,706        1.40
  23         09/30/06       4,427,941                4,124,357        1.70
  24         08/31/06       3,862,448                3,687,448
 24.01       08/31/06       1,157,270                1,127,270        1.24
 24.02       08/31/06         848,733                  806,483        1.24
 24.03       08/31/06         696,076                  673,826        1.24
 24.04       08/31/06         614,680                  564,430        1.24
 24.05       08/31/06         317,028                  299,028        1.24
 24.06       08/31/06         228,661                  216,411        1.24
  25         06/30/06       3,810,738                3,535,730        1.16
  26         08/31/06       3,504,425                3,323,308        1.15
  27         09/30/06       3,322,769                3,074,594        1.43
  28         08/31/06       3,221,055                2,991,796        1.29
  29         09/30/06       3,401,554                3,182,405        1.52
  30         07/31/06       3,224,031                3,076,360        1.40
 30.01       07/31/06       2,393,611                2,285,901
 30.02       07/31/06         830,420                  790,459
  31         06/30/06       3,008,190                2,831,371        1.15
  32                        2,713,896                2,625,404        1.56
  33                        2,688,872                2,644,797        1.23
  34         07/31/06       3,468,117                3,177,906        1.60
  35                        2,486,755                2,391,387        1.15
  36         06/30/06       2,325,952                2,257,152        1.37
  37         05/31/06       2,749,057                2,634,792        1.40
  38         09/30/06       2,211,231                2,063,207        1.47
  39         09/30/06       2,253,676                2,176,276        1.16
  40                        2,972,795                2,665,637        1.44
  41         09/30/06       1,885,569                1,825,569        1.23
  42         07/31/06       3,652,091                3,403,016        2.33
  43                        2,171,072                2,003,577        1.15
  44         09/30/06       2,079,561                1,934,779        1.46
  45         08/31/06       1,795,814                1,710,814        1.23
  46                        1,671,302                1,671,302        1.28
 46.01                        464,320                  464,320
 46.02                        438,524                  438,524
 46.03                        420,217                  420,217
 46.04                        348,240                  348,240
  47                        1,854,489                1,725,240        1.35
  48         10/31/06       1,713,172                1,655,672        1.24
  49         10/31/06       2,140,034                1,948,124        1.25
  50         08/30/06       1,992,826                1,948,726        1.21
  51         06/30/06       1,926,835                1,788,768        1.18
  52         09/30/06       2,182,028                2,039,012        1.28
  53         08/31/06       1,862,989                1,835,234        1.23
  54                        1,813,201                1,770,823        1.44
  55         09/30/06       1,736,313                1,666,313        1.20
  56         08/31/06       2,152,020                1,884,575        1.30
  57                        1,808,201                1,632,609        1.40
  58         07/31/06       2,321,231                2,058,666        1.53
  59                        1,598,942                1,539,869        1.10
  60                        1,799,940                1,678,284        1.20
  61                        1,855,371                1,738,263        1.33
  62         07/31/06       1,561,420                1,542,077        1.16
  63         09/30/06       1,833,640                1,668,394        1.55
  64         09/30/06       1,712,502                1,590,369        1.74
  65                        1,643,293                1,500,708        1.19
 65.01                        791,332                  707,919
 65.02                        399,315                  376,094
 65.03                        264,049                  247,276
 65.04                        188,597                  169,419
  66                        1,386,066                1,324,995        1.12
  67                        1,448,358                1,373,694        1.16
  68                        1,403,847                1,279,430        1.15
  69         06/30/06       1,701,718                1,590,341        1.39
  70         07/31/06       1,562,609                1,432,471        1.39
  71         07/31/06       1,793,723                1,540,148        1.34
  72         09/30/06       1,345,891                1,272,641        1.20
  73         07/31/06       1,756,545                1,483,857        1.37
  74                        1,400,561                1,291,771        1.25
  75         09/30/06       1,532,968                1,450,419        1.53
  76                        1,332,300                1,239,567        1.27
  77         08/31/06       1,304,079                1,193,164        1.23
  78         09/30/06       1,370,942                1,266,026        1.70
  79                        1,104,573                1,088,728        1.15
  80                        1,281,265                1,182,071        1.32
  81         09/30/06       1,385,757                1,306,618        1.45
  82         07/31/06       1,229,410                1,176,410        1.26
  83                        1,780,719                1,719,554        1.56
 83.01
 83.02
 83.03
 83.04
 83.05
  84         06/30/06       2,114,844                1,907,985        1.45
  85         12/31/06       1,466,820                1,336,155        1.49
  86         09/30/06       1,262,077                1,140,483        1.29
  87                        1,721,856                1,689,424        2.45
  88                        1,116,406                1,039,915        1.32
  89         08/31/06       1,158,732                1,049,894        1.27
  90         08/31/06       1,552,832                1,399,588        1.67
  91         07/31/06       1,453,613                1,288,699        1.62
  92                          858,948                  816,198        1.24
  93         07/31/06       1,375,734                1,244,341        1.62
  94         09/30/06         917,845                  851,845        1.47
  95         07/31/06         926,700                  879,991        1.20
  96                          892,851                  872,617        1.38
  97         07/31/06         888,022                  844,702        1.21
  98         07/31/06       1,416,661                1,299,991        2.32
  99         08/31/06         905,097                  850,524        1.37
  100        07/31/06         841,637                  785,637        1.24
  101        09/30/06         736,114                  680,089        1.16
  102        09/30/06         999,153                  896,275        1.25
  103        07/31/06       1,243,240                1,139,740        2.25
  104        06/30/06         666,695                  656,945        1.36
  105        07/31/06         911,725                  886,910        1.54
105.01       07/31/06         359,784                  350,682
105.02       07/31/06         266,635                  258,202
105.03       07/31/06         285,306                  278,026
  106        07/31/06       1,615,619                1,495,979        3.15
  107        09/30/06         679,632                  625,857        1.16
  108        08/31/06         771,669                  684,221        1.22
  109        07/31/06         916,007                  753,003        1.30
  110        09/30/06         742,675                  706,999        1.30
  111        07/31/06         923,521                  823,339        1.53
  112                         674,600                  627,018        1.20
  113        08/31/06         990,556                  888,923        1.65
  114        07/31/06         869,909                  755,307        1.75
  116        10/30/06         710,703                  660,703        1.33
  117        09/30/06         570,488                  557,882        1.27
  118                         700,867                  636,303        1.26
  119        08/31/06         621,172                  570,772        1.16
  120                         659,013                  586,054        1.15
  121                         647,479                  611,009        1.19
  122        07/21/06         787,277                  738,229        1.24
  123                         746,837                  649,929        1.26
123.01                        175,168                  140,606
123.02                        195,615                  172,859
123.03                        171,111                  157,720
123.04                         78,111                   68,101
123.05                         76,934                   67,532
123.06                         49,899                   43,110
  124        08/31/06         863,000                  767,048        1.45
  125                         678,080                  643,580        1.31
125.01                        369,783                  353,283
125.02                        308,297                  290,297
  126        07/31/06         905,492                  818,279        1.75
  127        09/30/06         632,794                  594,544        1.33
  128        09/15/06         666,219                  635,383        1.28
  129        07/31/06         711,533                  686,483        1.30
129.01       07/31/06         483,704                  467,804
129.02       07/31/06         227,829                  218,679
  130                         608,343                  606,626        1.22
  131        09/30/06         537,421                  501,196        1.16
  132        07/31/06         806,715                  728,100        1.63
  133        07/31/06         559,689                  525,109        1.17
  134                         676,332                  667,579        1.49
  135        07/31/06         643,788                  605,063        1.34
  136        08/31/06         516,657                  499,032        1.15
  137                         472,689                  447,689        1.23
  138        08/31/06         583,667                  539,680        1.08
  139        09/30/06         555,812                  502,419        1.22
  140        06/30/06         540,403                  514,011        1.27
  141        05/31/06         561,190                  510,051        1.23
  142        08/31/06         530,516                  488,287        1.19
  143                         475,701                  471,681        1.15
  144        07/31/06       1,088,986                1,003,029        2.98
  145        09/30/06         530,014                  482,014        1.20
  146        09/30/06         572,552                  518,552        1.16
  147                         621,879                  587,377        1.49
  148        09/30/06         408,677                  391,677        1.26
  149        06/30/06         896,027                  761,295        1.79
  150                         650,762                  600,334        1.30
  151                         517,024                  487,787        1.22
  152        08/31/06         757,293                  688,507        1.66
  153        03/31/06         663,186                  577,383        1.49
  154        09/30/06         504,928                  472,928        1.27
  155        06/30/06         455,889                  443,089        1.19
  156        12/31/05         416,767                  416,767        1.22
  157                         560,527                  475,816        1.25
  158        07/31/06         475,202                  453,702        1.42
  159                         604,112                  533,301        1.52
  160        06/30/06         460,845                  423,648        1.20
  161        06/30/06         854,774                  719,429        1.85
  162        08/31/06         469,126                  415,136        1.23
  163        08/31/06         444,590                  407,729        1.20
  164        06/30/06         448,301                  434,501        1.23
  165        09/30/06         536,223                  502,873        1.40
  166                         454,822                  428,909        1.26
  167        07/31/06         360,464                  353,214        1.30
  168        07/31/06         432,656                  386,877        1.21
  169        08/31/06         610,191                  522,506        1.37
  170        09/30/06         488,129                  458,729        1.35
  171        08/30/06         377,188                  368,400        1.46
  172        12/31/05         356,056                  356,056        1.22
  173        12/31/05         347,655                  347,655        1.22
  174        12/31/05         347,278                  347,278        1.22
  175        12/31/05         345,293                  345,293        1.22
  176                         434,205                  403,307        1.33
  177        08/31/06         481,683                  427,683        1.45
  178        07/31/06         568,824                  525,903        1.78
  179        12/31/05         331,236                  331,236        1.22
  180        07/31/06         399,338                  352,428        1.24
  181                         449,119                  418,354        1.19
  182        09/30/06         351,590                  335,990        1.17
  183        07/31/06         437,938                  400,175        1.40
  184        12/31/05         319,824                  319,824        1.22
  185        09/30/06         418,574                  376,574        1.20
  186        09/22/06         387,025                  355,486        1.18
  188        08/31/06         431,564                  377,429        1.39
  189                         335,675                  335,675        1.51
  190        08/31/06         495,613                  433,593        1.52
  191        06/30/06         347,005                  321,105        1.21
  192        07/31/06         462,273                  446,608        1.72
192.01       07/31/06         333,332                  323,322
192.02       07/31/06         128,941                  123,286
  193        09/30/06         317,702                  292,502        1.16
  195        06/30/06         326,573                  313,650        1.20
  196        09/30/06         335,055                  328,559        1.26
  197                         715,331                  704,062        2.01
  198        08/31/06         437,634                  392,615        1.50
  199        09/30/06         290,147                  263,147        1.16
  200        06/30/06         321,672                  296,157        1.23
  201        08/31/06         338,555                  317,782        1.31
  202        09/30/06         321,068                  312,479        1.34
  203        09/30/06         385,956                  355,956        1.62
  205        07/31/06         329,108                  301,340        1.44
  206                         249,298                  246,028        1.15
  207                         327,051                  325,670        1.28
  208        08/31/06         401,520                  356,100        1.51
  209                         258,390                  258,390        1.47
  210                         259,473                  247,977        1.20
  211        08/31/06         250,406                  235,780        1.15
  212        07/31/06         288,679                  261,279        1.30
  213        06/30/06         658,533                  593,886        2.12
  214        08/31/06         308,173                  286,858        1.30
  215                         305,830                  267,394        1.38
  216                         292,086                  290,704        1.28
  217        07/31/06         257,115                  222,655        1.17
  218        08/31/06         265,824                  255,389        1.42
  219        06/30/06         268,520                  224,409        1.25
  221        08/31/06         223,927                  209,338        1.20
  222        08/31/06         240,530                  221,042        1.19
  223                         212,780                  201,460        1.21
  224        09/30/06         234,534                  208,722        1.31
  225        04/30/06         464,946                  456,018        2.78
225.01       04/30/06         367,648                  360,908
225.02       04/30/06          97,298                   95,110
  226        06/30/06         182,808                  171,804        1.17
  227        06/30/06         187,537                  172,495        1.22
  228        09/30/06         206,427                  201,507        1.37
  229        06/30/06         201,161                  175,551        1.24
  230                         159,136                  156,752        1.18
  231        08/30/06         191,112                  178,112        1.15
  232        08/31/06         415,784                  406,384        3.08
  233        07/31/06         169,874                  153,124        1.19
  234                         200,384                  181,909        1.65
  235        09/30/06         150,559                  133,862        1.23
  236        07/31/06         150,156                  134,865        1.17
  237                         138,182                  131,582        1.20
  238        09/30/06         155,565                  134,350        1.29
  239        06/30/06         130,289                  115,673        1.30
  240        09/30/06         184,504                  149,919        1.72
  241        07/30/06          79,600                   63,600        1.30

 ANNEX       UW (1),(18),(22),(24)
 ID #        IO DSCR (X)               TITLE TYPE(20)         PML %
-------------------------------------------------------------------

   1         1.35                           Fee
   2         1.28                           Fee
   3         1.28                           Fee
   4         1.39                           Fee
 4.01                                       Fee
 4.02                                       Fee
 4.03                                       Fee
 4.04                                       Fee
 4.05                                       Fee
 4.06                                       Fee
 4.07                                       Fee
 4.08                                       Fee
 4.09                                       Fee
 4.10                                       Fee
 4.11                                       Fee
 4.12                                       Fee
 4.13                                       Fee
 4.14                                       Fee
 4.15                                       Fee
 4.16                                       Fee
 4.17                                       Fee
   5         1.74                           Fee
 5.01                                       Fee
 5.02                                       Fee
 5.03                                       Fee
 5.04                                       Fee
   6         3.19                           Fee
   7                                        Fee
 7.01        1.82                           Fee
 7.02        1.82                           Fee
 7.03        1.82                           Fee
 7.04        1.82                           Fee
 7.05        1.82                           Fee
 7.06        1.82                           Fee
 7.07        1.82                           Fee
 7.08        1.82                           Fee
 7.09        1.82                           Fee
 7.10        1.82                           Fee
 7.11        1.82                           Fee
 7.12        1.82                           Fee
 7.13        1.82                           Fee
 7.14        1.82                           Fee
 7.15        1.82                           Fee
 7.16        1.82                           Fee
 7.17        1.82                           Fee
 7.18        1.82                           Fee
 7.19        1.82                           Fee
 7.20        1.82                           Fee
 7.21        1.82                           Fee
 7.22        1.82                           Fee
 7.23        1.82                           Fee
 7.24        1.82                           Fee
 7.25        1.82                           Fee
   8         2.41                           Fee
 8.01                                       Fee
 8.02                                       Fee
 8.03                                       Fee
 8.04                                       Fee
 8.05                                       Fee
 8.06                                       Fee
 8.07                                       Fee
 8.08                                       Fee
 8.09                                       Fee
 8.10                                       Fee
 8.11                                       Fee
 8.12                                       Fee
 8.13                                       Fee
 8.14                                       Fee
   9         1.46                           Fee
  10         1.38                           Fee
  11         1.45                           Fee
  12                                        Fee
 12.01       N/A                            Fee           18.0
 12.02       N/A                            Fee
 12.03       N/A                            Fee
 12.04       N/A                            Fee           13.0
 12.05       N/A                            Fee           13.0
 12.06       N/A                            Fee           17.0
 12.07       N/A                            Fee           19.0
 12.08       N/A                            Fee           16.0
 12.09       N/A                            Fee           14.0
  13         1.47                           Fee
  14         1.46                           Fee           12.0
  15         1.45                           Fee
  16         1.45                           Fee
  17         1.47                           Fee
  18         N/A                            Fee           14.0
  19         1.44                      Fee/Leasehold
  20         1.38                           Fee           15.0
  21         1.43                           Fee
  22         1.40                           Fee
  23         1.70                           Fee           15.0
  24                                        Fee
 24.01       N/A                            Fee           17.0
 24.02       N/A                            Fee           18.0
 24.03       N/A                            Fee           16.0
 24.04       N/A                            Fee
 24.05       N/A                            Fee           16.0
 24.06       N/A                            Fee
  25         1.44                           Fee
  26         1.35                           Fee
  27         1.43                           Fee           10.0
  28         1.29                           Fee
  29         1.52                           Fee
  30         1.40                           Fee
 30.01                                      Fee
 30.02                                      Fee
  31         1.38                           Fee
  32         1.56                           Fee           12.0
  33         1.44                           Fee           18.0
  34         N/A                            Fee           10.0
  35         1.34                           Fee           10.0
  36         1.37                           Fee
  37         1.57                        Leasehold
  38         1.47                           Fee           8.0
  39         1.35                           Fee
  40         1.68                           Fee
  41         1.23                           Fee
  42         2.33                           Fee           15.0
  43         1.35                           Fee           12.0
  44         1.46                           Fee           13.0
  45         1.23                           Fee
  46         1.28                           Fee
 46.01                                      Fee
 46.02                                      Fee
 46.03                                      Fee
 46.04                                      Fee
  47         1.35                           Fee
  48         1.24                           Fee           10.0
  49         N/A                            Fee
  50         1.42                           Fee
  51         1.42                           Fee           19.0
  52         1.48                           Fee           18.5
  53         1.49                           Fee
  54         1.44                           Fee
  55         N/A                            Fee
  56         N/A                         Leasehold
  57         1.40                           Fee
  58         N/A                            Fee
  59         1.29                           Fee           16.0
  60         1.39                           Fee
  61         N/A                            Fee
  62         1.36                        Leasehold
  63         1.55                           Fee
  64         1.74                           Fee           13.0
  65         N/A                            Fee
 65.01                                      Fee           11.0
 65.02                                      Fee           19.0
 65.03                                      Fee           13.0
 65.04                                      Fee           12.0
  66         1.31                           Fee           18.0
  67         N/A                            Fee
  68         1.39                           Fee
  69         N/A                            Fee
  70         1.69                           Fee
  71         1.56                           Fee           13.0
  72         1.44                           Fee
  73         1.61                           Fee
  74         1.49                           Fee           21.0
  75         1.87                           Fee
  76         N/A                            Fee
  77         1.48                           Fee           16.0
  78         1.70                           Fee           8.0
  79         N/A                            Fee
  80         1.61                           Fee
  81         N/A                            Fee
  82         1.49                           Fee
  83         1.87                           Fee
 83.01                                      Fee
 83.02                                      Fee
 83.03                                      Fee
 83.04                                      Fee
 83.05                                      Fee
  84         N/A                            Fee
  85         1.77                           Fee
  86         1.54                           Fee
  87         2.45                           Fee
  88         1.61                           Fee
  89         N/A                            Fee
  90         N/A                            Fee
  91         N/A                            Fee
  92         1.24                           Fee
  93         N/A                            Fee
  94         1.47                           Fee           12.0
  95         1.43                           Fee
  96         1.38                           Fee
  97         1.41                           Fee
  98         2.32                           Fee           14.0
  99         N/A                            Fee
  100        1.46                           Fee
  101        1.30                           Fee
  102        N/A                            Fee
  103        2.25                           Fee           14.0
  104        1.36                           Fee
  105        N/A                            Fee
105.01                                      Fee
105.02                                      Fee
105.03                                      Fee
  106        3.15                           Fee           15.0
  107        1.30                           Fee
  108        1.46                           Fee
  109        1.53                           Fee
  110        1.56                           Fee
  111        N/A                       Fee/Leasehold
  112        1.44                           Fee
  113        N/A                            Fee
  114        1.75                           Fee           19.0
  116        1.33                           Fee
  117        1.27                           Fee           19.0
  118        1.49                      Fee/Leasehold
  119        1.39                           Fee
  120        1.35                           Fee
  121        N/A                            Fee           14.0
  122        N/A                            Fee
  123        N/A                            Fee
123.01                                      Fee
123.02                                      Fee
123.03                                      Fee
123.04                                      Fee
123.05                                      Fee
123.06                                      Fee
  124        N/A                            Fee
  125        N/A                            Fee
125.01                                      Fee
125.02                                      Fee
  126        N/A                            Fee
  127        N/A                            Fee
  128        1.65                           Fee
  129        N/A                            Fee
129.01                                      Fee
129.02                                      Fee
  130        N/A                            Fee
  131        1.30                           Fee
  132        N/A                       Fee/Leasehold
  133        1.39                           Fee
  134        1.77                           Fee           5.0
  135        N/A                            Fee           16.0
  136        N/A                            Fee
  137        1.23                           Fee
  138        N/A                            Fee
  139        1.46                           Fee           19.0
  140        N/A                            Fee
  141        1.46                           Fee           7.0
  142        N/A                            Fee
  143        1.35                           Fee
  144        2.98                           Fee           13.0
  145        1.43                           Fee
  146        N/A                            Fee
  147        1.78                           Fee
  148        1.26                           Fee           13.0
  149        N/A                            Fee
  150        N/A                            Fee
  151        1.44                           Fee
  152        N/A                            Fee
  153        N/A                            Fee
  154        N/A                            Fee
  155        N/A                            Fee
  156        N/A                            Fee
  157        1.47                           Fee
  158        1.42                           Fee
  159        1.83                           Fee
  160        N/A                            Fee
  161        N/A                            Fee
  162        1.48                           Fee           11.0
  163        1.43                           Fee
  164        N/A                            Fee
  165        N/A                            Fee
  166        1.47                           Fee
  167        1.30                           Fee           14.0
  168        1.44                           Fee
  169        N/A                            Fee
  170        N/A                            Fee
  171        1.46                           Fee
  172        N/A                            Fee
  173        N/A                            Fee
  174        N/A                            Fee
  175        N/A                            Fee
  176        1.59                           Fee
  177        1.75                           Fee
  178        2.13                           Fee
  179        N/A                            Fee
  180        1.50                           Fee
  181        N/A                            Fee           11.0
  182        N/A                            Fee
  183        N/A                            Fee
  184        N/A                            Fee
  185        N/A                            Fee
  186        N/A                            Fee
  188        1.66                           Fee
  189        1.51                           Fee
  190        N/A                            Fee
  191        1.45                           Fee
  192        N/A                            Fee
192.01                                      Fee
192.02                                      Fee
  193        1.31                           Fee
  195        N/A                            Fee
  196        1.48                           Fee
  197        N/A                            Fee           16.0
  198        N/A                            Fee
  199        1.30                           Fee
  200        1.46                           Fee           16.0
  201        N/A                            Fee
  202        1.58                           Fee
  203        N/A                            Fee
  205        1.73                           Fee
  206        1.37                           Fee
  207        N/A                            Fee
  208        N/A                            Fee
  209        1.47                           Fee
  210        1.42                           Fee
  211        1.35                           Fee
  212        1.55                           Fee
  213        N/A                            Fee
  214        N/A                            Fee
  215        N/A                            Fee
  216        N/A                            Fee
  217        1.38                           Fee
  218        1.67                           Fee
  219        N/A                            Fee
  221        1.41                           Fee
  222        N/A                            Fee
  223        N/A                            Fee
  224        1.55                           Fee
  225        N/A                            Fee
225.01                                      Fee
225.02                                      Fee
  226        N/A                            Fee
  227        N/A                            Fee
  228        N/A                            Fee
  229        1.46                           Fee
  230        1.43                           Fee
  231        N/A                            Fee
  232        N/A                            Fee           11.0
  233        1.42                           Fee
  234        N/A                            Fee
  235        N/A                            Fee
  236        N/A                            Fee
  237        N/A                            Fee
  238        N/A                            Fee
  239        N/A                            Fee
  240        N/A                            Fee
  241        N/A                            Fee

                                                            UPFRONT ESCROW(14)
         -------------------------------------------------------------------------------------------------------------------------

 ANNEX   UPFRONT CAPEX   UPFRONT ENGIN.    UPFRONT ENVIR.     UPFRONT TI/LC     UPFRONT RE TAX      UPFRONT INS.    UPFRONT OTHER
 ID #      RESERVE ($)      RESERVE ($)       RESERVE ($)       RESERVE ($)        RESERVE ($)       RESERVE ($)      RESERVE ($)
----------------------------------------------------------------------------------------------------------------------------------

   1                 0                0                 0                 0            943,225           233,594                0
   2                 0                0                 0         4,100,000          4,718,404            72,938        3,702,491
   3                 0                0                 0                 0          5,085,802            43,885        3,497,872
   4            36,303          356,769                 0            69,698          1,139,296            59,025                0
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
   5                 0                0                 0                 0                  0                 0                0
 5.01
 5.02
 5.03
 5.04
   6                 0                0                 0                 0                  0                 0                0
   7
 7.01                0                0                 0                 0                  0                 0                0
 7.02                0                0                 0                 0                  0                 0                0
 7.03                0                0                 0                 0                  0                 0                0
 7.04                0                0                 0                 0                  0                 0                0
 7.05                0                0                 0                 0                  0                 0                0
 7.06                0                0                 0                 0                  0                 0                0
 7.07                0                0                 0                 0                  0                 0                0
 7.08                0                0                 0                 0                  0                 0                0
 7.09                0                0                 0                 0                  0                 0                0
 7.10                0                0                 0                 0                  0                 0                0
 7.11                0                0                 0                 0                  0                 0                0
 7.12                0                0                 0                 0                  0                 0                0
 7.13                0                0                 0                 0                  0                 0                0
 7.14                0                0                 0                 0                  0                 0                0
 7.15                0                0                 0                 0                  0                 0                0
 7.16                0                0                 0                 0                  0                 0                0
 7.17                0                0                 0                 0                  0                 0                0
 7.18                0                0                 0                 0                  0                 0                0
 7.19                0                0                 0                 0                  0                 0                0
 7.20                0                0                 0                 0                  0                 0                0
 7.21                0                0                 0                 0                  0                 0                0
 7.22                0                0                 0                 0                  0                 0                0
 7.23                0                0                 0                 0                  0                 0                0
 7.24                0                0                 0                 0                  0                 0                0
 7.25                0                0                 0                 0                  0                 0                0
   8                 0                0                 0                 0                  0                 0                0
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
 8.11
 8.12
 8.13
 8.14
   9            25,080                0                 0           100,321            293,068                 0                0
  10                 0                0                 0         5,379,550            834,730                 0       14,200,000
  11           909,374        1,590,626                 0                 0          1,336,630           128,069        2,577,500
  12
 12.01               0           93,438                 0                 0             86,219            12,104                0
 12.02               0           15,063                 0                 0                  0            12,594                0
 12.03               0                0                 0                 0             47,998             6,818                0
 12.04               0            9,073                 0                 0             25,304             1,283                0
 12.05               0            5,000                 0                 0             16,777             2,057                0
 12.06               0           10,563                 0                 0             12,753             2,028                0
 12.07               0           10,000                 0                 0              7,270             2,635                0
 12.08               0            5,625                 0                 0              9,090             2,167                0
 12.09               0                0                 0                 0             11,186               994                0
  13                 0                0                 0                 0            164,742                 0          412,768
  14                 0                0                 0                 0                  0                 0                0
  15                 0                0                 0                 0            225,216                 0                0
  16                 0                0                 0                 0             46,108            60,471        2,400,000
  17                 0                0                 0                 0                  0                 0                0
  18                 0                0               625                 0                  0                 0                0
  19                 0                0                 0                 0                  0                 0                0
  20                 0            1,875                 0                 0            216,260             2,598                0
  21                 0                0                 0         3,500,000            197,966            13,322        4,460,283
  22                 0                0                 0                 0                  0                 0                0
  23                 0                0                 0                 0                  0                 0                0
  24
 24.01               0           25,125                 0                 0             26,681             2,822                0
 24.02               0            1,250                 0                 0             15,838             2,523                0
 24.03               0                0                 0                 0             18,600             3,967                0
 24.04               0           14,875                 0                 0             39,131             9,346                0
 24.05               0            1,688                 0                 0             15,412             2,364                0
 24.06               0           82,400                 0                 0              9,321             1,899                0
  25                 0                0             6,250                 0            739,671           124,177                0
  26                 0                0                 0                 0            153,864                 0        2,500,000
  27                 0                0                 0                 0                  0                 0                0
  28             4,776                0                 0            17,017            466,494            83,747           21,408
  29                 0                0                 0                 0                  0                 0                0
  30           150,000                0                 0         1,194,603             82,172            18,040           63,634
 30.01
 30.02
  31                 0                0                 0                 0            165,463           147,387                0
  32         1,000,000           19,800                 0                 0                  0                 0          503,000
  33                 0                0           116,080                 0             80,932             8,891           25,000
  34                 0                0                 0                 0                  0                 0                0
  35                 0                0                 0           526,857              9,977            19,193                0
  36                 0                0                 0                 0             75,444            11,293           55,000
  37           422,636           16,906                 0         3,160,458            205,569            11,056                0
  38                 0                0                 0                 0                  0                 0                0
  39                 0                0                 0                 0                  0            58,805                0
  40                 0            1,875               625                 0                  0                 0                0
  41             5,000                0                 0                 0             93,166            40,174                0
  42                 0                0               625                 0             90,681            46,200                0
  43                 0           72,250                 0                 0            110,633            20,703          650,000
  44                 0                0                 0                 0                  0                 0                0
  45                 0           57,713                 0                 0            202,005            72,108                0
  46                 0                0           120,000                 0                  0                 0                0
 46.01
 46.02
 46.03
 46.04
  47                 0                0                 0                 0                  0                 0                0
  48             4,792                0                 0                 0            133,668            34,099                0
  49                 0                0                 0                 0             30,748             8,015       141,711.00
  50                 0           50,000                 0                 0            154,268            59,497                0
  51                 0                0                 0                 0             66,898             6,462                0
  52                 0                0                 0                 0             98,765            24,278                0
  53             1,417                0                 0                 0             29,449             3,861                0
  54           350,000                0                 0         1,041,260             15,256            18,580                0
  55                 0                0                 0                 0            129,100            36,742                0
  56                 0                0                 0                 0            419,833            49,301          950,000
  57                 0           19,250                 0                 0            148,732            16,380                0
  58                 0                0                 0                 0                  0                 0                0
  59                 0                0                 0           709,550            181,486             1,986          551,754
  60                 0           27,938                 0                 0             47,930            41,433                0
  61                 0                0                 0                 0             94,333            40,000                0
  62                 0                0                 0                 0             35,504             2,909          206,439
  63                 0          348,904                 0           300,000            115,724            43,333                0
  64                 0                0                 0                 0                  0                 0                0
  65                 0                0                 0                 0             51,687            88,113                0
 65.01
 65.02
 65.03
 65.04
  66                 0            5,062                 0         1,042,556             31,864             8,141          209,469
  67                 0                0                 0                 0             28,037             3,091                0
  68                 0                0                 0                 0            143,912            25,581                0
  69                 0                0                 0                 0             71,750             7,337                0
  70                 0                0                 0           776,748                  0                 0                0
  71                 0                0                 0                 0             80,609            38,992                0
  72           146,500          410,000                 0                 0            445,733            44,423                0
  73         1,100,500                0                 0                 0             99,293            51,108                0
  74                 0           48,438                 0                 0             43,434            15,144                0
  75                 0                0                 0                 0             98,691            33,796                0
  76            25,000                0                 0                 0                  0                 0                0
  77                 0                0                 0                 0             37,619             4,972                0
  78                 0                0                 0                 0                  0                 0                0
  79                 0                0                 0                 0                  0                 0          703,980
  80                 0                0                 0                 0                  0                 0                0
  81                 0                0                 0           125,000             39,290                 0           41,667
  82                 0                0                 0                 0             13,232            15,152                0
  83                 0                0                 0                 0            122,852                 0                0
 83.01
 83.02
 83.03
 83.04
 83.05
  84                 0                0            43,125                 0                  0            15,275        1,301,047
  85            75,000                0                 0            50,000            126,139                 0                0
  86                 0           28,125                 0           300,000            149,104            18,150          250,000
  87                 0                0                 0                 0                  0                 0                0
  88                 0            1,160                 0                 0                  0                 0                0
  89                 0          375,000                 0                 0            236,025            31,772                0
  90            12,770           10,938                 0                 0            103,358            13,301                0
  91                 0                0                 0                 0                  0                 0                0
  92                 0           84,909                 0                 0             65,056            11,582                0
  93                 0                0                 0                 0                  0                 0                0
  94                 0                0                 0                 0                  0                 0                0
  95                 0                0                 0                 0             35,482            10,399                0
  96                 0                0                 0                 0                  0                 0                0
  97                 0          150,000                 0                 0            112,125            46,104                0
  98                 0          143,750                 0                 0             34,324            25,800                0
  99             1,598                0                 0           100,000             10,117             1,998                0
  100                0           50,000                 0                 0            199,700            46,421                0
  101                0                0                 0                 0             19,269            44,706                0
  102                0                0                 0                 0            123,849             4,767                0
  103                0                0                 0                 0             32,166            19,200                0
  104              813           15,786                 0                 0                  0             7,106                0
  105                0            7,001                 0                 0             15,313                 0                0
105.01
105.02
105.03
  106                0                0               625                 0             44,400             8,866                0
  107                0                0                 0                 0              6,948            43,075                0
  108                0                0                 0                 0                  0            15,040                0
  109          150,000                0                 0           500,000                  0             7,425                0
  110                0                0                 0                 0              7,083             1,661                0
  111                0                0                 0                 0                  0                 0                0
  112                0                0                 0           200,000                  0                 0                0
  113                0                0                 0                 0                  0             5,754          631,280
  114                0                0               625                 0             36,552            32,400                0
  116                0           10,313                 0                 0            128,237            10,122            1,620
  117                0                0                 0                 0             25,953             1,750          100,000
  118                0           37,500                 0           225,000                  0             8,716                0
  119                0                0                 0                 0             33,494             8,771                0
  120                0            6,250                 0           300,708             98,551           110,447          318,419
  121                0                0                 0                 0             23,954             6,185                0
  122                0                0                 0                 0             58,076             4,202        1,017,114
  123                0                0                 0           150,000            121,358             5,313            1,000
123.01
123.02
123.03
123.04
123.05
123.06
  124                0            3,125                 0                 0             12,495            23,208                0
  125                0          107,500               500                 0             55,625            20,656          250,000
125.01
125.02
  126                0                0                 0                 0                  0                 0                0
  127        1,000,000                0                 0                 0              7,050            16,992                0
  128                0                0                 0                 0                  0             5,558                0
  129                0                0                 0                 0             44,496            39,000                0
129.01
129.02
  130                0                0                 0                 0             63,750             2,840          251,967
  131                0                0                 0                 0             12,802            28,836                0
  132                0                0                 0                 0                  0                 0                0
  133                0                0                 0           100,000             85,922             1,347                0
  134          223,350                0                 0                 0             19,000                 0          171,549
  135                0                0                 0                 0              9,885             1,494                0
  136                0                0                 0                 0             78,724             5,745                0
  137                0                0                 0                 0             39,126             6,712                0
  138          100,000                0           200,000                 0             26,980            40,572                0
  139                0                0                 0           150,000             22,939             1,966                0
  140                0                0                 0           200,000              4,400             7,804                0
  141           33,283                0                 0            66,566                  0             4,286          200,000
  142                0                0                 0                 0              5,843             2,000                0
  143                0                0                 0           175,000             15,127             5,295                0
  144                0                0               625                 0             20,592             5,646                0
  145                0                0                 0                 0             74,069            31,593                0
  146                0                0                 0                 0             48,500             8,022                0
  147                0                0                 0           274,653             17,885               557                0
  148           34,000                0                 0                 0             62,367               927                0
  149                0           17,125                 0                 0             23,241             7,669                0
  150                0                0                 0           151,552             53,004                 0                0
  151                0                0                 0                 0             70,037               901           61,000
  152                0                0                 0                 0             21,867             5,797                0
  153                0                0                 0                 0                  0                 0                0
  154                0            1,625                 0                 0             13,902            14,993            9,207
  155           13,325                0                 0                 0                  0            11,360                0
  156                0                0                 0                 0                  0                 0                0
  157                0                0                 0                 0             38,585             5,463                0
  158          248,540          826,901           130,000                 0             76,092            38,967           10,000
  159                0                0                 0                 0                  0                 0                0
  160                0                0                 0                 0             17,490                 0                0
  161                0                0                 0                 0             42,175            25,173            1,000
  162                0                0                 0           150,000             27,935             1,991                0
  163                0                0            75,000            50,000             32,441             1,659                0
  164                0           61,250                 0                 0             57,476             4,919           46,585
  165                0                0                 0                 0             22,931             4,547                0
  166                0                0                 0            90,000              5,345               942                0
  167                0            7,721                 0                 0             42,211             4,072              713
  168                0           67,600                 0                 0             49,431             3,882                0
  169                0                0                 0                 0              5,832             2,650                0
  170                0                0                 0                 0             77,550                 0                0
  171              732                0                 0                 0             44,714                 0                0
  172                0                0                 0                 0                  0                 0                0
  173                0                0                 0                 0                  0                 0                0
  174                0                0                 0                 0                  0                 0                0
  175                0                0                 0                 0                  0                 0                0
  176              964           37,000                 0                 0              4,484             8,357                0
  177                0           39,813                 0                 0             44,739            21,539          200,000
  178                0                0                 0                 0                  0            12,659                0
  179                0                0                 0                 0                  0                 0                0
  180                0           31,411                 0                 0             68,067               733                0
  181                0                0                 0                 0              1,548             3,024                0
  182                0                0                 0                 0             42,954             3,294                0
  183                0                0                 0                 0                  0                 0           10,000
  184                0                0                 0                 0                  0                 0                0
  185                0                0                 0                 0             10,904            76,663                0
  186                0                0                 0                 0              9,568             9,803           92,050
  188                0                0                 0                 0             36,514               621                0
  189                0                0                 0                 0                  0                 0                0
  190                0                0                 0                 0             74,993             4,480                0
  191                0                0                 0            25,000             32,033             1,437                0
  192                0            4,125                 0                 0              8,278                 0                0
192.01
192.02
  193                0                0                 0                 0              6,856            20,184                0
  195           25,846                0                 0                 0                  0            13,688                0
  196          200,000                0                 0                 0              1,417               644                0
  197                0                0                 0                 0                  0                 0                0
  198                0                0                 0                 0             34,633             5,436                0
  199                0                0               625                 0              9,354            21,580                0
  200                0                0                 0            25,000             16,286             1,456                0
  201                0                0                 0                 0             21,527             3,526                0
  202                0           77,663                 0                 0              6,266             6,246                0
  203                0                0                 0                 0             51,476            11,364                0
  205                0            5,938                 0                 0             37,251                 0                0
  206                0            6,250                 0                 0             19,377             1,632                0
  207                0                0                 0                 0                  0                 0                0
  208                0            3,375                 0                 0             33,288             6,231                0
  209                0                0                 0                 0                  0                 0                0
  210                0                0                 0                 0             34,269             1,133                0
  211                0                0                 0                 0                  0             7,822                0
  212                0                0                 0                 0             23,065             4,395                0
  213            5,280                0                 0                 0                  0            10,401                0
  214                0                0                 0            50,000             12,754             3,323                0
  215              396                0                 0             2,473             22,015               456                0
  216                0                0                 0                 0                  0                 0                0
  217                0                0                 0                 0             65,175             6,115                0
  218                0                0                 0            40,000              8,852             2,808            6,250
  219                0           44,458                 0           100,000              7,261             5,786                0
  221              278            5,808                 0             2,311                  0                 0                0
  222                0                0                 0                 0             43,037             3,335           15,750
  223                0                0                 0                 0              6,406               419                0
  224                0           33,828                 0                 0              4,482             2,374                0
  225                0                0                 0                 0             29,204             1,447                0
225.01
225.02
  226           22,008                0                 0                 0                  0             4,292                0
  227           52,197                0                 0            30,000             33,313             2,522                0
  228                0                0                 0                 0              3,339             2,163                0
  229                0                0                 0                 0             85,975             1,338                0
  230                0                0                 0                 0                  0               375                0
  231            1,083                0                 0                 0              7,500            13,204                0
  232                0                0                 0                 0              8,596             1,331                0
  233                0                0                 0                 0             38,047             6,695           90,000
  234                0                0                 0                 0                  0             5,638                0
  235                0                0                 0                 0                166             1,277                0
  236                0            3,750                 0            25,000              7,004             1,154                0
  237                0                0                 0                 0                  0             4,206                0
  238                0                0               625                 0                  0             9,744                0
  239                0                0                 0                 0              7,550             2,620                0
  240                0                0                 0                 0             15,851             5,573                0
  241           20,519                0                 0                 0             12,286            29,213                0

                                                           MONTHLY ESCROW(15)
                 -------------------------------------------------------------------------------------------------------

 ANNEX           MONTHLY CAPEX     MONTHLY ENVIR.      MONTHLY TI/LC     MONTHLY RE TAX    MONTHLY INS.   MONTHLY OTHER
 ID #              RESERVE ($)        RESERVE ($)        RESERVE ($)        RESERVE ($)     RESERVE ($)     RESERVE ($)
------------------------------------------------------------------------------------------------------------------------

   1                         0                  0                  0            188,645          21,474               0
   2                     3,107                  0             83,333          1,179,601          72,938               0
   3                    14,283                  0             83,333            440,770          21,942               0
   4                    36,303                  0                  0            569,648          29,513               0
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
   5                         0                  0                  0                  0               0               0
 5.01
 5.02
 5.03
 5.04
   6                         0                  0                  0                  0               0               0
   7
 7.01                        0                  0                  0                  0               0               0
 7.02                        0                  0                  0                  0               0               0
 7.03                        0                  0                  0                  0               0               0
 7.04                        0                  0                  0                  0               0               0
 7.05                        0                  0                  0                  0               0               0
 7.06                        0                  0                  0                  0               0               0
 7.07                        0                  0                  0                  0               0               0
 7.08                        0                  0                  0                  0               0               0
 7.09                        0                  0                  0                  0               0               0
 7.10                        0                  0                  0                  0               0               0
 7.11                        0                  0                  0                  0               0               0
 7.12                        0                  0                  0                  0               0               0
 7.13                        0                  0                  0                  0               0               0
 7.14                        0                  0                  0                  0               0               0
 7.15                        0                  0                  0                  0               0               0
 7.16                        0                  0                  0                  0               0               0
 7.17                        0                  0                  0                  0               0               0
 7.18                        0                  0                  0                  0               0               0
 7.19                        0                  0                  0                  0               0               0
 7.20                        0                  0                  0                  0               0               0
 7.21                        0                  0                  0                  0               0               0
 7.22                        0                  0                  0                  0               0               0
 7.23                        0                  0                  0                  0               0               0
 7.24                        0                  0                  0                  0               0               0
 7.25                        0                  0                  0                  0               0               0
   8                         0                  0                  0                  0               0               0
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
 8.11
 8.12
 8.13
 8.14
   9                    25,080                  0            100,321            146,534               0               0
  10                     9,900                  0                  0            417,365               0               0
  11                     6,400                  0             23,000            122,000          16,000               0
  12
 12.01                   6,958                  0                  0             14,370           3,026               0
 12.02                   8,958                  0                  0             15,336           3,149               0
 12.03                   3,583                  0                  0              8,000           1,705               0
 12.04                   2,375                  0                  0              4,217             321               0
 12.05                     938                  0                  0              2,796             514               0
 12.06                   1,396                  0                  0              2,125             507               0
 12.07                   1,000                  0                  0              1,212             659               0
 12.08                   1,000                  0                  0              1,515             542               0
 12.09                     833                  0                  0              1,864             249               0
  13                     4,709                  0             18,000             82,371               0               0
  14                         0                  0                  0                  0               0               0
  15                         0                  0                  0             56,304               0               0
  16                    14,877                  0                  0             46,108           4,031               0
  17                         0                  0                  0                  0               0               0
  18                         0                  0                  0                  0               0               0
  19                         0                  0                  0                  0               0               0
  20                     1,406                  0                  0             27,032           2,598               0
  21                         0                  0                  0             65,989           4,441               0
  22                         0                  0                  0                  0               0               0
  23                         0                  0                  0                  0               0               0
  24
 24.01                   2,500                  0                  0              4,447             706               0
 24.02                   3,521                  0                  0              2,640             631               0
 24.03                   1,854                  0                  0              3,100             992               0
 24.04                   4,188                  0                  0              6,522           2,336               0
 24.05                   1,500                  0                  0              2,569             591               0
 24.06                   1,021                  0                  0              1,553             475               0
  25                     8,700                  0             20,400                  0          17,750               0
  26                     3,175                  0             20,833             76,932               0               0
  27                         0                  0                  0                  0               0               0
  28                     4,776                  0             17,017             58,312           9,305               0
  29                     4,400                  0                  0                  0               0               0
  30                     3,658                  0                  0             41,086               0               0
 30.01
 30.02
  31                     1,077                  0             12,770             27,577          12,282               0
  32                         0                  0                  0                  0               0               0
  33                     1,837                  0              1,837             11,562           2,964               0
  34                         0                  0                  0                  0               0               0
  35                       723                  0              7,225              9,977           2,742               0
  36                     6,995                  0                  0                  0           5,647               0
  37                         0                  0                  0             68,523          11,056               0
  38                         0                  0                  0                  0               0               0
  39                         0                  0                  0                  0           7,172               0
  40                         0                  0                  0                  0               0               0
  41                     5,000                  0                  0             46,583           6,696               0
  42                    20,790                  0                  0             22,800               0               0
  43                     2,500                  0             11,458             27,700           2,100               0
  44                         0                  0                  0                  0               0               0
  45                     7,083                  0                  0             28,858          14,422               0
  46                         0                  0                  0                  0               0               0
 46.01
 46.02
 46.03
 46.04
  47                         0                  0                  0             57,491               0               0
  48                     4,792                  0                  0             22,278           3,789               0
  49                     1,630                  0             12,083             30,748           4,008          14,000
  50                     3,675                  0                  0             24,944           5,950               0
  51                     2,140                  0              9,366             11,150           3,231               0
  52                     1,411                  0                  0             16,461           8,093               0
  53                     1,417                  0                  0             14,724           1,930               0
  54                     3,531                  0                  0             15,256               0               0
  55                     5,833                  0                  0             16,138               0               0
  56                    11,018                  0                  0             38,167               0               0
  57                     1,638                  0                  0             37,183               0               0
  58                         0                  0                  0                  0               0               0
  59                     1,136                  0              3,787             22,800             662               0
  60                     3,404                  0             12,500             23,965               0               0
  61                     1,900                  0                  0             11,792           5,000               0
  62                     9,671                  0                  0             11,835             323           3,359
  63                     3,725                  0                  0             16,532           3,333               0
  64                         0                  0                  0                  0               0               0
  65                     5,000                  0              6,910             15,564          12,588               0
 65.01
 65.02
 65.03
 65.04
  66                     1,969                  0                  0             15,932           2,035               0
  67                       778                  0              7,083              9,346           1,545               0
  68                     1,835                  0                  0             23,985           3,198               0
  69                         0                  0             15,431             17,938           2,446               0
  70                         0                  0                  0                  0               0               0
  71                    26,414                  0                  0             10,200           5,570               0
  72                         0                  0                  0             37,144           4,936               0
  73                    22,724                  0                  0             24,823           5,679               0
  74                     1,483                  0                  0             21,717           1,893               0
  75                         0                  0                  0             30,460           3,755               0
  76                         0                  0              2,000                  0               0               0
  77                     1,693                  0              8,333             18,810           1,657               0
  78                         0                  0                  0                  0               0               0
  79                         0                  0                  0                  0               0               0
  80                         0                  0                  0                  0               0               0
  81                         0                  0                  0             13,475               0               0
  82                     4,417                  0                  0             13,232          15,152               0
  83                         0                  0                  0             17,550               0               0
 83.01
 83.02
 83.03
 83.04
 83.05
  84                     5,657                  0              7,000             22,984           2,546               0
  85                         0                  0                  0             32,019               0               0
  86                     2,532                  0                  0             16,567           1,650               0
  87                         0                  0                  0                  0               0               0
  88                         0                  0                  0                  0               0               0
  89                     1,719                  0             11,219             21,457           3,972               0
  90                    12,770                  0                  0             34,453           6,650               0
  91                         0                  0                  0                  0               0               0
  92                     3,563                  0                  0             15,547           1,930               0
  93                         0                  0                  0                  0               0               0
  94                         0                  0                  0                  0               0               0
  95                       250                  0              3,333              6,209           1,234               0
  96                         0                  0                  0                  0               0               0
  97                     3,604                  0                  0             12,458           4,154               0
  98                     9,720                  0                  0              8,600               0               0
  99                     1,598                  0              2,664             10,117           1,998               0
  100                    4,667                  0                  0             13,300           4,358               0
  101                    4,669                  0                  0              6,500           3,700               0
  102                    8,284                  0                  0             11,628           1,192               0
  103                    8,630                  0                  0              8,100               0               0
  104                      813                  0                  0                  0             790               0
  105                        0                  0                  0             15,313               0               0
105.01
105.02
105.03
  106                    9,965                  0                  0              7,400           4,200               0
  107                    4,481                  0                  0              2,500           3,500               0
  108                    2,385                  0              6,176             17,009           3,008               0
  109                    2,236                  0              5,417              6,994           1,856               0
  110                      476                  0              2,917              3,542             554               0
  111                        0                  0                  0                  0               0               0
  112                      270                  0                  0              6,989             438               0
  113                        0                  0                  0             10,431           2,877               0
  114                    9,580                  0                  0              9,200               0               0
  116                    4,167                  0                  0             15,715           3,374               0
  117                    1,100                  0                  0              8,651           1,750               0
  118                      482                  0                  0             23,745           2,905               0
  119                    4,200                  0                  0              4,785           2,924               0
  120                    1,170                  0              6,134              8,959           9,204               0
  121                      550                  0              2,500                  0               0               0
  122                    1,158                  0              6,250                  0               0               0
  123                    4,460                  0              4,167             24,272             886               0
123.01
123.02
123.03
123.04
123.05
123.06
  124                    3,750                  0                  0              6,248           4,642               0
  125                    2,875                  0                  0              7,946           4,549               0
125.01
125.02
  126                        0                  0                  0                  0               0               0
  127                    3,188                  0                  0              7,050           2,899               0
  128                      490                  0              1,250              2,699           1,112               0
  129                    3,000                  0                  0                  0               0               0
129.01
129.02
  130                      143                  0              1,500              7,083           2,840           1,967
  131                    3,019                  0                  0              4,500           2,400               0
  132                        0                  0                  0                  0               0               0
  133                      375                  0                  0             11,240             680               0
  134                        0                  0                  0              4,750               0               0
  135                      330                  0                  0              3,440             800               0
  136                    1,469                  0                  0              6,560             638               0
  137                    2,083                  0                  0             10,116           1,119               0
  138                        0                  0                  0              6,745           4,508               0
  139                      650                  0              6,250              8,345             655               0
  140                      482                  0              1,687              4,400             709               0
  141                        0                  0                  0             12,400           1,429               0
  142                      441                  0              2,940              5,843             286               0
  143                      335                  0                  0              1,375             662               0
  144                    7,165                  0                  0              5,200           2,400               0
  145                        0                  0                  0                  0               0               0
  146                    5,400                  0                  0              4,042             669               0
  147                      582                  0              5,208                  0             557               0
  148                        0                  0                  0             10,395             927               0
  149                    8,982                  0                  0              5,804           2,556               0
  150                        0                  0                  0             17,668               0               0
  151                      380                  0              1,900              9,150             465               0
  152                    6,028                  0                  0              5,467               0               0
  153                        0                  0                  0                  0               0               0
  154                    2,667                  0                  0              4,634           1,666               0
  155                        0                  0                  0              2,423             874               0
  156                        0                  0                  0                  0               0               0
  157                    3,127                  0              2,917              4,823           1,821           4,918
  158                        0                  0                  0              7,609           3,542               0
  159                      610                  0                  0                  0               0               0
  160                      226                  0              2,083              5,830           1,090               0
  161                   11,279                  0                  0                  0               0               0
  162                      596                  0              4,167              6,793             664               0
  163                      450                  0              2,850              3,360             845               0
  164                        0                  0                  0              5,748           2,459               0
  165                      970                  0                833             11,465           1,137               0
  166                      360                  0              1,943              5,500             900               0
  167                      604                  0                  0              5,276             679               0
  168                      898                  0                  0              9,886               0               0
  169                    3,416                  0                  0              5,832           2,650               0
  170                        0                  0                  0             25,850               0               0
  171                      732                  0                  0             11,178               0               0
  172                        0                  0                  0                  0               0               0
  173                        0                  0                  0                  0               0               0
  174                        0                  0                  0                  0               0               0
  175                        0                  0                  0                  0               0               0
  176                      964                  0                  0                929           4,484               0
  177                    4,500                  0                  0              8,948           1,958               0
  178                      787                  0                  0                  0               0               0
  179                        0                  0                  0                  0               0               0
  180                      631                  0              3,157              9,724             733               0
  181                      986                  0              1,577              1,548             260               0
  182                    1,300                  0                  0              8,591           1,647               0
  183                        0                  0                  0                  0               0               0
  184                        0                  0                  0                  0               0               0
  185                    3,499                  0                  0             10,904           8,518               0
  186                      475                  0              2,500              4,784           1,961               0
  188                    1,554                  0              3,333              4,564             621               0
  189                      181                  0                  0                  0               0               0
  190                    5,168                  0                  0              8,670               0               0
  191                      545                  0              1,834              4,576             718               0
  192                        0                  0                  0              8,278               0               0
192.01
192.02
  193                    2,100                  0                  0              2,500           1,700               0
  195                        0                  0                  0              1,380           1,053               0
  196                      541                  0                  0              1,417             644               0
  197                        0                  0                  0                  0               0               0
  198                    3,752                  0                  0              6,367               0               0
  199                    2,250                  0                  0              3,200           1,800               0
  200                      600                  0              1,500              8,130             750               0
  201                    1,731                  0                  0              7,176             881               0
  202                      716                  0                  0              2,009           1,562               0
  203                    2,000                  0                  0             12,869           1,136               0
  205                        0                  0                  0             12,417               0               0
  206                        0                  0                  0              4,844             544               0
  207                        0                  0                  0                  0               0               0
  208                    4,224                  0                  0              4,755             779               0
  209                      182                  0                  0                  0               0               0
  210                      209                  0              1,333              3,551             687               0
  211                        0                  0              1,316              1,200             602               0
  212                      773                  0              1,820              3,844             628               0
  213                    5,280                  0                  0             10,039           2,600               0
  214                      381                  0              2,083              6,377             475               0
  215                      396                  0              2,473              4,403             456               0
  216                        0                  0                  0                  0               0               0
  217                      640                  0              1,458             13,035             556               0
  218                      170                  0              1,000              1,265             401               0
  219                      419                  0              4,167              1,037             579               0
  221                      278                  0              2,311                  0               0               0
  222                        0                  0              3,383              3,586           1,112               0
  223                      104                  0                875              3,203             210               0
  224                    2,151                  0                  0              1,494           1,187               0
  225                      744                  0                  0              2,434           1,447               0
225.01
225.02
  226                        0                  0                  0              1,098             330               0
  227                        0                  0              1,549              3,331             841               0
  228                      410                  0                  0              3,339             541               0
  229                      530                  0              4,167              3,588             446               0
  230                      199                  0                  0                  0             375               0
  231                    1,083                  0                  0              2,500           1,016               0
  232                        0                  0                  0              4,298             666               0
  233                    1,396                  0                  0              3,805             609               0
  234                      280                  0              1,250                901             626               0
  235                    1,391                  0                  0                166           1,277               0
  236                      218                  0              1,333              3,502             385               0
  237                      573                  0                  0              1,742             601               0
  238                    1,768                  0                  0              4,407           1,218               0
  239                    1,218                  0                  0              2,517             873               0
  240                      714                  0                  0              2,642             597               0
  241                    1,333                  0                  0              1,024           2,546               0

                                                              LARGEST TENANT
                     ------------------------------------------------------------------------------------------------

 ANNEX    SINGLE                                                                                             LEASE
 ID #     TENANT     LARGEST TENANT                                                           UNIT SIZE   EXPIRATION
---------------------------------------------------------------------------------------------------------------------

   1        No
   2        No       JP Morgan Chase & Co.                                                      541,571    12/31/17
   3        No       FedEx/Kinkos, Inc                                                          190,074     Various
   4        No
 4.01       No       Midland Loan Services                                                      132,778    10/31/12
 4.02       No       QC Holdings                                                                 39,022    04/30/12
 4.03       No       Shook Hardy Bacon L.L.P.                                                    46,277    11/30/08
 4.04       No       Wyeth                                                                       84,809    08/31/13
 4.05       No       Compass Minerals Group                                                      40,293    04/30/15
 4.06       Yes      Black & Veatch Corporation                                                  96,133    11/30/12
 4.07       No       Maritz Relocation                                                           18,996    01/31/13
 4.08       No       Southwestern Bell                                                           27,132    12/31/11
 4.09       No       AOR Management                                                              14,559    08/31/12
 4.10       No       EDS Information Services                                                    22,777    12/31/08
 4.11       No       MII Management Group                                                        14,100    07/31/09
 4.12       No       HQ Global Workplaces                                                        15,796    02/28/15
 4.13       No       Emerson Electric Co                                                          9,141    06/30/09
 4.14       No       Reuters America Inc.                                                        46,202    10/31/07
 4.15       No       Garozzo's III                                                                5,575    09/30/08
 4.16       No       Demars Pension Consulting                                                   10,247    10/31/11
 4.17       No       Power Group Design                                                           6,054    02/28/07
   5        No
 5.01       No
 5.02       No
 5.03       No
 5.04       No
   6        No       MTS-MM LLC                                                                 386,090    12/31/14
   7        No
 7.01       No       IBM Corporation                                                            210,613    12/31/09
 7.02       No       Northrop Grumman                                                            38,577    08/31/10
 7.03       No       Cookson-Electronics Customer Support                                        34,216    10/31/07
 7.04       No       Unilever - Food Solutions                                                   67,908    01/31/13
 7.05       No       Beals & Thomas                                                              15,680    08/31/13
 7.06       No       Advanced Telecommunications                                                 19,288    01/31/07
 7.07       No       Cardinal Health                                                             68,490    07/31/16
 7.08       Yes      Advo Inc.                                                                  135,000    07/31/21
 7.09       No       Siemens Energy & Automation                                                 78,860    08/31/08
 7.10       No       Vanderlande Industries, Inc.                                                29,457    08/31/09
 7.11       Yes      Advo Inc.                                                                  135,000    03/31/16
 7.12       No       Rescar                                                                      23,023    09/30/15
 7.13       Yes      Jet Age Container, LLC                                                     159,857    09/30/10
 7.14       No       Geantos Trucking, Inc.                                                      13,672    04/30/09
 7.15       No       Start Sampling Exp.                                                         22,301    04/30/11
 7.16       No       Gage Foods                                                                  25,096    02/28/13
 7.17       Yes      Porteous Realty Investments                                                 49,360    01/31/08
 7.18       Yes      Lewis Spring Manufacturing Co                                               58,846    11/30/08
 7.19       No       Enjoy Life Natural Brands                                                   16,009    03/31/11
 7.20       Yes      Parade Packaging                                                            32,783    04/30/09
 7.21       Yes      Incon Technologies                                                          24,844    06/30/10
 7.22       No       Heartech Precision                                                          14,845    07/31/11
 7.23       Yes      Diamond Roller                                                              16,000    09/30/08
 7.24       Yes      Wire Rope Corp of America                                                   15,500    05/30/07
 7.25       No       James Tool & Mold Company                                                    6,009    06/30/09
   8        No
 8.01       No       Dominick's                                                                  87,937    04/30/11
 8.02       No       Jewel/Osco                                                                  70,790    07/30/18
 8.03       No       Cub Foods                                                                   67,163    06/30/09
 8.04       No       Kroger                                                                      60,276    11/30/16
 8.05       No       Price Chopper                                                               61,990    03/31/14
 8.06       No       KM Fairview Heights LLC                                                     96,268    08/04/06
 8.07       No       Dillon Store                                                                46,658    02/29/20
 8.08       No       K-Mart                                                                      86,479    03/31/15
 8.09       No       Kroger                                                                      52,337    03/31/11
 8.10       No       Hy-Vee Grocery Store                                                        63,892    06/30/13
 8.11       No       Kroger                                                                      47,228    10/31/07
 8.12       No       Hy-Vee Grocery Store                                                        76,896    08/31/08
 8.13       No       Shoe Carnival                                                               10,186    03/31/09
 8.14       No       Wisconsin Dialysis                                                          16,631    03/22/13
   9        No       Bass Pro Shop                                                              122,670    10/28/16
  10        No       Bank of America                                                            375,283    05/31/12
  11        No       Dillard's                                                                  157,014    02/02/08
  12        No
 12.01      No
 12.02      No
 12.03      No
 12.04      No
 12.05      No
 12.06      No
 12.07      No
 12.08      No
 12.09      No
  13        No       TDS Telecom Service Corporation                                            281,285    10/31/11
  14        No       Stein Mart                                                                  38,902    05/31/09
  15        No       Linens 'n Things                                                            30,078    01/31/13
  16        No
  17        No       Wal- Mart                                                                  114,513    07/24/12
  18        No       Raytheon                                                                   357,940    06/30/19
  19        No       Maggiano's Little Italy                                                     19,336    09/30/10
  20        No       Linens N Things                                                             44,790    01/31/17
  21        No       GSA                                                                         68,379    03/31/14
  22        No
  23        No       AMC Theatres - 10 PLEX                                                      74,653    05/31/12
  24        No
 24.01      No
 24.02      No
 24.03      No
 24.04      No
 24.05      No
 24.06      No
  25        No       SEARS                                                                      205,015    03/31/09
  26        No       Intelligroup                                                                48,476    08/31/08
  27        No       Kmart                                                                      103,950    07/31/09
  28        No       Alfa Laval Biokineti                                                        28,660    12/31/08
  29        No       UA Theatres                                                                 40,013    12/31/17
  30        No
 30.01      No       United Healthcare Services, Inc.                                            40,049    01/20/08
 30.02      No       General Electric Company                                                    75,233    11/30/11
  31        No       Egg & Dart                                                                  14,694    01/31/08
  32        No
  33        No       Advanced Collision Technologies, Inc.                                       49,335    09/30/14
  34        No
  35        No       Cullen & Cullen                                                              5,000    05/31/11
  36        No
  37        No       UpToDate                                                                    55,319    05/31/15
  38        No       Albertson's                                                                 54,736    11/30/08
  39        No
  40        No
  41        No
  42        No
  43        No       Healthcare Partners, LLC                                                   100,000    06/30/10
  44        No       Safeway Inc.                                                                55,003    12/31/24
  45        No
  46        No
 46.01      Yes      HSBC                                                                         5,000    12/01/15
 46.02      Yes      HSBC                                                                         4,000    11/01/15
 46.03      Yes      Bank of America                                                              5,000    10/01/20
 46.04      Yes      HSBC                                                                         4,000    11/01/15
  47        No       Igia, Inc                                                                   10,000    04/20/09
  48        No
  49        No       Convergys Custom Mgmt Grp                                                   67,160    02/28/11
  50        No
  51        No       County of Orange                                                           144,792    12/31/11
  52        No       Talent Entertainment Group                                                  14,250    11/30/10
  53        Yes      Sysmex America, Inc.                                                        85,000    07/31/19
  54        No       HR Works, LLC                                                               37,083    05/31/10
  55        No
  56        No
  57        No       Coldwell Banker Real Estate                                                 14,889    10/31/09
  58        No
  59        No       Harkins Chino Hills                                                         81,706    09/30/21
  60        No       Ann & Hope                                                                  33,900    05/31/11
  61        Yes      Cincinnati Eye Institute                                                    94,211    07/31/21
  62        No       Safeway                                                                     55,256    06/30/26
  63        No       Northern Virginia Community College                                         28,485    09/30/13
  64        No       Albertson's                                                                 54,004    06/30/11
  65        No
 65.01      Yes      Klune Industries, Inc.                                                     181,335    12/31/16
 65.02      Yes      Klune Industries, Inc.                                                      63,620    12/31/16
 65.03      Yes      Klune Industries, Inc.                                                      39,935    12/31/16
 65.04      Yes      Klune Precision Casting                                                     46,226    12/31/16
  66        No       Ross Dress For Less                                                         30,000    10/01/16
  67        No       First Market Bank                                                           27,638    11/30/11
  68        No       Aris Global Clinarium & Mobyz                                               15,338    12/31/12
  69        No       Fun in Motion                                                               39,983    01/31/07
  70        No       CBS Radio East                                                              31,058    08/31/22
  71        No
  72        No
  73        No
  74        No       FIDM                                                                        34,991    10/31/14
  75        No       Laboratory Corp. of America                                                 81,563    07/31/19
  76        No       Keiser College                                                              48,466    09/30/16
  77        No       Bank of America                                                             51,301    11/30/08
  78        No       Raley's                                                                     60,114    02/28/18
  79        No       Bed Bath Beyond                                                             24,595    04/20/16
  80        Yes      Volkswagen of America                                                      369,530    11/15/21
  81        No       D & S Consultants, Inc. ("DSCI")                                            27,000    03/31/11
  82        No
  83        No
 83.01      No       Justice Med - Surg                                                           7,337    09/30/14
 83.02      Yes      Internal Medicine Center of Northwest IN                                     7,000    02/01/11
 83.03      No       IMSC storage                                                                 4,350       MTM
 83.04      Yes      Vacant                                                                      16,050       NAP
 83.05      Yes      Woman's Wellness Center, P.C.                                                6,000    12/31/11
  84        No       JC Penney                                                                   88,745    11/30/10
  85        No       105 West Madison Food Court                                                  7,500    08/31/16
  86        No       JPMorgan Chase                                                              23,443    03/31/11
  87        Yes      FedEx                                                                      162,161    10/31/17
  88        Yes      Volkswagen of America                                                      264,907    11/14/21
  89        No       Andrews, Myers                                                              15,331    07/31/08
  90        No
  91        No
  92        No
  93        No
  94        No       Safeway                                                                     50,360    01/31/10
  95        No       Beef O'Brady's                                                               3,830    09/30/15
  96        Yes      3M                                                                         202,340    07/31/16
  97        No
  98        No
  99        No       Ingles Supermarket                                                          62,603    09/28/19
  100       No
  101       No
  102       No
  103       No
  104       Yes      Jewel                                                                       65,000    01/31/20
  105       No
105.01      No
105.02      No
105.03      No
  106       No
  107       No
  108       No       Ged's Carpets, Ltd.                                                         42,500    12/31/08
  109       No       US Army                                                                     48,639    06/12/07
  110       No       Suede LLC                                                                    5,292    12/31/07
  111       No
  112       No       Vocus                                                                       23,560    05/31/11
  113       No
  114       No
  116       No
  117       No
  118       No       Big Lots                                                                    24,348    06/16/09
  119       No
  120       No       BB&T                                                                        12,580    09/30/08
  121       Yes      G&K Industries                                                              33,200    03/31/21
  122       Yes      Ford Motor Company                                                         135,092    09/30/13
  123       No       Evigna                                                                      63,470    11/10/10
123.01      Yes      Evigna                                                                      63,470    11/10/10
123.02      Yes      Wide Open West Michigan, LLC                                                42,120    10/31/08
123.03      No       Tractech                                                                    19,871    05/31/14
123.04      Yes      Keyang Electric                                                             18,618    01/31/11
123.05      Yes      Baron Industries                                                            16,100    12/31/09
123.06      Yes      Michigan Microtech                                                          10,380    11/30/07
  124       No
  125       No
125.01      No
125.02      No
  126       No
  127       No
  128       No       Cochran Liquors                                                              8,400    04/30/11
  129       No
129.01      No
129.02      No
  130       No       Basil and Shireen Ramadan                                                    6,080    12/31/10
  131       No
  132       No
  133       No       Golfsmith                                                                   13,860    01/31/15
  134       No       Affinity Bank                                                                5,209    02/28/22
  135       No       Westside Wholesale Electric                                                 13,500    08/31/18
  136       No
  137       No
  138       No       Hudson City Savings Bank                                                     7,560    02/28/15
  139       No       First American                                                              20,752    06/30/09
  140       No       Food Lion                                                                   33,764    08/30/25
  141       No       Michael's                                                                   23,758    02/28/11
  142       No       Urology of Greater Atlanta                                                  10,163    11/01/18
  143       No
  144       No
  145       No
  146       No
  147       No       USA Financial                                                               14,756    01/31/16
  148       No
  149       No
  150       No       Southern Wines & Spirits of NY                                              61,000    06/30/16
  151       No       Salon at The Village                                                         3,399    03/31/15
  152       No
  153       No
  154       No
  155       No
  156       Yes      CVS                                                                         13,813    11/30/23
  157       No       Rose's Stores                                                               45,658    08/05/08
  158       No
  159       Yes      The Glen Town Theatre, LLC                                                  48,835    11/08/21
  160       No       Mammoth Video                                                                5,931    12/31/10
  161       No
  162       No       Amazon Processing, LLC                                                       7,167    06/30/11
  163       No       Mattress World/Storage                                                       6,380    07/31/11
  164       No
  165       No       Sprouts Farmers Markets, L.L.C.                                             65,712    12/31/15
  166       No       Hollywood Video                                                              7,200    06/14/12
  167       No
  168       No       United States GSA (Social Security Administration)                          10,152    07/17/07
  169       No
  170       No       Tudor Time                                                                  12,156    07/31/12
  171       No
  172       Yes      CVS                                                                         13,813    02/29/24
  173       Yes      CVS                                                                         13,813    06/30/23
  174       Yes      CVS                                                                         13,813    08/31/23
  175       Yes      CVS                                                                         13,813    06/30/24
  176       No       BI-LO                                                                       42,265    12/31/18
  177       No
  178       No       Goodyear /Jensen Tire                                                        5,789    06/30/11
  179       Yes      CVS                                                                         13,813    12/31/23
  180       No       Dollar General                                                              11,984    10/31/11
  181       Yes      Bullfrog Spas                                                               78,910    09/30/16
  182       No
  183       No       Atwell-Hicks, LLC                                                           20,559    10/11/15
  184       Yes      CVS Pharmacy                                                                13,813    12/31/23
  185       No
  186       No       K&W Cafe                                                                    11,700    12/31/17
  188       No       Precision Printing and Packaging, Inc.                                      28,500    12/31/07
  189       Yes      Walgreen's                                                                  14,490    05/31/28
  190       No
  191       No       Speedy's Gym                                                                 5,052    11/30/11
  192       No
192.01      No
192.02      No
  193       No
  195       No
  196       No
  197       No
  198       No
  199       No
  200       No       Nutro Products                                                              13,600    07/31/07
  201       No
  202       No
  203       No
  205       No       G.T Motor                                                                    8,000    11/30/13
  206       No
  207       Yes      Eckerds                                                                     13,813    01/01/24
  208       No
  209       Yes      Walgreen's                                                                  14,560    05/31/28
  210       No       Cash America, Inc.                                                           3,300    07/31/10
  211       No       Wellness First                                                               5,960    07/31/11
  212       No       CVS                                                                         14,110    03/31/15
  213       No
  214       No       Arbor Mortgage Corp                                                          4,336    10/31/07
  215       No       Atwell Hicks, LLC                                                           18,847    08/12/11
  216       Yes      Eckerds                                                                     13,813    01/01/24
  217       No       US Postal Service                                                           17,132    08/31/12
  218       No       Flagstar Bank                                                                2,960    04/30/12
  219       No       Department of Finance/Share                                                 12,949    04/01/07
  221       Yes      Michael's                                                                   22,180    02/28/14
  222       No       A&Z Dollar                                                                  12,000    01/31/08
  223       No       Victory Restuarant                                                           3,698    01/31/15
  224       No
  225       No
225.01      No
225.02      No
  226       No
  227       No       Beginnings and Beyond                                                        5,860    09/30/09
  228       No
  229       No       Bowe, Bell, & Howell                                                        15,300    01/31/09
  230       Yes      Aldi, Inc.                                                                  15,894    07/31/26
  231       No
  232       No
  233       No
  234       No       John Kenyon Eye Center                                                       5,868    06/30/12
  235       No
  236       No       Value Beauty Supply                                                          6,200    09/30/10
  237       No
  238       No
  239       No
  240       No       National Golf                                                                8,400    01/31/08
  241       No

                                              2ND LARGEST TENANT
           -----------------------------------------------------------------------------------------

 ANNEX                                                                                       LEASE
 ID #      2ND LARGEST TENANT                                                UNIT SIZE    EXPIRATION
----------------------------------------------------------------------------------------------------

   1
   2       Citadel Investment Group                                            324,812     12/31/13
   3       Ryan & Company                                                      100,990      Various
   4
 4.01      Lathrop & Gage L.C.                                                  39,978     09/30/12
 4.02      Blackwell Sanders Peper Martin                                       31,009     01/31/08
 4.03      The Scoular Company                                                  17,839     06/30/16
 4.04      Gary L. Hames (NWMLIC)                                               20,017     04/30/10
 4.05      Pharmion Corporation                                                 17,234     05/31/10
 4.06
 4.07      USBA Uniform Serv Benefit                                            15,134     10/31/14
 4.08      National Crop Ins Services                                           18,522     04/30/10
 4.09      Foulston Siefkin LLP                                                  9,706     04/30/11
 4.10      Stinson Morrison Hecker                                              10,304     01/31/11
 4.11      Met Life Agricultural Investment                                     13,886     03/31/11
 4.12      New Directions Behavior                                              15,783     12/31/09
 4.13      Rubin Brown LLP                                                       7,030     08/31/08
 4.14      American Sterling Insurance                                           7,114     01/31/07
 4.15      First Watch                                                           4,431     09/30/10
 4.16      Cargill Corp                                                          6,890     05/31/07
 4.17      Ellis Enterprises                                                     4,400     05/31/07
   5
 5.01
 5.02
 5.03
 5.04
   6       Bankers Life & Casualty Company                                     115,680     11/30/18
   7
 7.01      Management Office                                                       380     12/31/09
 7.02      Source Office Suites                                                 20,825     06/30/14
 7.03      National-Louis University                                            18,900     08/31/11
 7.04      Unilver - Best Foods                                                 56,419     06/30/09
 7.05      INFOR                                                                12,322     12/31/06
 7.06      Liberty Mutual Insurance                                             18,366     10/31/07
 7.07      Clinical Research Lab                                                23,285     03/31/11
 7.08
 7.09      Dynaelectric Company                                                 25,808     01/31/12
 7.10      Amana Company, LP                                                    22,257     06/30/10
 7.11
 7.12      Liberty Suburban newspapers                                          21,033     11/30/17
 7.13
 7.14      Seibu Transportation                                                  8,297     07/31/10
 7.15      Welltronic Technitronic Corp                                         18,896     02/28/09
 7.16      Verizon                                                               8,759     07/31/09
 7.17
 7.18
 7.19
 7.20
 7.21
 7.22      US Fire Restoration                                                   7,500     07/31/11
 7.23
 7.24
 7.25
   8
 8.01      K-Mart                                                               79,903     01/31/11
 8.02      Toys R Us                                                            30,000     01/31/15
 8.03      LA Fitness                                                           60,000     05/31/22
 8.04      Burlington Coat Factory                                              47,008     01/31/09
 8.05      Hobby Lobby                                                          51,626     05/13/14
 8.06      TJ Maxx                                                              33,200     01/31/12
 8.07      Waters True Value Hardware                                           31,900     01/31/07
 8.08      Lukas Liquors                                                        21,293     06/15/10
 8.09      Driver's Services Facility                                            6,459     07/31/13
 8.10      Perkins Restaurant                                                    5,000     06/01/10
 8.11      Dollar General                                                        7,020     03/31/09
 8.12      Rent-A-Center                                                         4,536     04/30/11
 8.13      Dress Barn                                                            8,200     06/30/07
 8.14      Yes Buffet                                                            6,284     05/22/08
   9       Medieval Times                                                       87,200     09/01/26
  10       Troutman Sanders LLP                                                284,402     05/31/20
  11       Bealls                                                               48,000     12/31/17
  12
 12.01
 12.02
 12.03
 12.04
 12.05
 12.06
 12.07
 12.08
 12.09
  13       Johnson Bank                                                         18,875     10/15/20
  14       Ross Stores                                                          30,000     01/31/09
  15       Barnes & Noble                                                       25,000     03/31/12
  16
  17       Colleens Classics Consignment                                        40,728     07/31/10
  18       Raytheon (DirecTV sublet)                                           207,324     12/31/13
  19       Wildfire                                                             12,999     10/31/21
  20       Marshall's                                                           30,600     01/31/18
  21       SXC Health Solutions                                                 65,782     01/31/18
  22
  23       Toys'r'us/Chuck E. Cheese                                            66,960     01/31/17
  24
 24.01
 24.02
 24.03
 24.04
 24.05
 24.06
  25       JC PENNEY                                                           122,658     01/31/10
  26       NaviSys, Inc.                                                        44,863     11/30/11
  27       Cost Cutter                                                          67,070     10/31/09
  28       Spector, Gadon & Rosen                                               28,660     12/31/15
  29       Linens N' Things                                                     34,795     01/31/12
  30
 30.01     Beazer Homes Corporation                                             20,708     02/28/10
 30.02     Intel Americas, Inc.                                                  8,846     06/30/10
  31       Nielsen-Metier, Inc.                                                 14,513     07/31/07
  32
  33       Baker Tanks, Inc.                                                    39,247     06/05/10
  34
  35       Thai Basil                                                            4,652     07/28/16
  36
  37       NetCracker Technology                                                28,556     08/31/11
  38       Ross Stores                                                          21,287     01/31/10
  39
  40
  41
  42
  43       Allergy, Asthma, Respiratory Care                                    25,000     10/31/07
  44       Jo-Ann Fabrics                                                       29,903     01/31/12
  45
  46
 46.01
 46.02
 46.03
 46.04
  47       Lex, Inc.                                                             7,500     01/31/08
  48
  49       Sanford Brown College                                                36,736     07/15/13
  50
  51       Gold Coast Baking                                                    80,000     07/31/09
  52       Daishin USA 500                                                      10,961     12/31/08
  53
  54       Info Retail, Inc.                                                    18,949     02/28/12
  55
  56
  57       Walter Cameron                                                       11,090     06/30/08
  58
  59       Kiku Sushi                                                            2,200     09/30/16
  60       Big Lots                                                             33,000     01/31/11
  61
  62       Edgewater Liquors                                                    10,000     08/04/69
  63       Lighthouse Underwriters, LLC                                         16,467     12/31/07
  64       Tweeter                                                              13,000     05/31/16
  65
 65.01
 65.02
 65.03
 65.04
  66       99o Only Stores                                                      22,000     04/01/16
  67       Pricewaterhouse Coopers LLP                                          16,000     09/30/09
  68       SunGard Treasury Systems                                             10,641     11/30/12
  69       Caputo's New Farm Produce                                            36,000     10/31/10
  70       HRSI, Inc.                                                           16,914     03/31/13
  71
  72
  73
  74       S.S.G.                                                               29,553     01/31/08
  75       Shamrock Technology                                                  40,088     05/31/08
  76       Dollar Tree                                                          10,000     01/31/11
  77       Midland Credit Management Inc.                                       50,289     04/30/15
  78       Ouchina Buffet                                                       10,625     01/31/14
  79       Best Buy                                                             20,044     03/16/16
  80
  81       Main Office Executive Suites                                         14,475     05/31/16
  82
  83
 83.01     Associates Physiotherapy                                              2,049     03/31/08
 83.02
 83.03     Southlake Community Mental Health Center                              2,356        MTM
 83.04
 83.05
  84       Sears                                                                83,000     10/14/12
  85       Weldon-Linne & Vogt                                                   7,222     10/31/11
  86       First American Mortgage                                              17,662     02/28/08
  87
  88
  89       JPMorgan Chase                                                       12,435     04/14/08
  90
  91
  92
  93
  94       Jang's Restaurant                                                     2,695     06/30/13
  95       MBH Settlement Group                                                  2,800     11/30/10
  96
  97
  98
  99       Staples                                                              27,200     07/31/09
  100
  101
  102
  103
  104
  105
105.01
105.02
105.03
  106
  107
  108      B & E Industries                                                     32,450     10/31/10
  109      Lockheed Martin Corp.                                                41,386     12/31/07
  110      Reality Bites, LLC                                                    3,584     02/28/08
  111
  112      Northrop Grumman                                                     21,608     09/30/07
  113
  114
  116
  117
  118      Hancock Fabrics                                                      13,120     09/30/09
  119
  120      USA                                                                   6,806     01/31/07
  121
  122
  123
123.01
123.02
123.03     ADP                                                                   2,079     04/30/09
123.04
123.05
123.06
  124
  125
125.01
125.02
  126
  127
  128      Buffalo Wild Wings                                                    5,600     04/30/16
  129
129.01
129.02
  130      Liron Katna (Tee Shirts)                                              1,924     12/01/15
  131
  132
  133      Petco                                                                12,225     01/31/12
  134      Verizon                                                               3,334     02/28/12
  135      Dawn Patrol, Inc.                                                     3,746     12/31/06
  136
  137
  138      U.S. Postal Service                                                   7,165     12/31/11
  139      State of CA                                                          14,901     11/30/07
  140      Family Dollar                                                         9,180     06/30/15
  141      Dilday TV                                                             3,180     06/30/09
  142      McIntosh Trail                                                        6,448     04/30/14
  143
  144
  145
  146
  147      Elite Realty Group, LLC                                               5,667     01/31/16
  148
  149
  150      Bethpage Federal Credit Union                                        15,000     12/31/15
  151      Denver Development Partners                                           3,333     02/28/11
  152
  153
  154
  155
  156
  157      Food Lion                                                            32,268     09/30/15
  158
  159
  160      Maria's Bakery                                                        4,043     12/31/10
  161
  162      Burn Institute                                                        5,074     02/28/13
  163      Perfect Teeth                                                         5,630     12/31/10
  164
  165      European Imports AZ, L.L.C.                                          35,469     12/31/15
  166      Corkscrew Wine Emporium                                               4,980     09/30/11
  167
  168      Center for Autism                                                     2,950     06/30/07
  169
  170      Weissman Home Center                                                  7,320    11/31/2013
  171
  172
  173
  174
  175
  176      CVS                                                                  10,500     02/28/13
  177
  178      Anderson Amoco Service                                                4,260     12/01/09
  179
  180      Blockbuster                                                           6,000     10/31/07
  181
  182
  183      Real Estate One, Inc.                                                 5,868     03/02/15
  184
  185
  186      Family Dollar                                                         9,570     06/30/11
  188      Charter Communications, LLC                                          15,000     12/31/13
  189
  190
  191      Dance Club                                                            3,600     03/31/09
  192
192.01
192.02
  193
  195
  196
  197
  198
  199
  200      Staples, Inc.                                                         7,469     07/31/11
  201
  202
  203
  205      Rosie's Bistro                                                        3,000     03/31/09
  206
  207
  208
  209
  210      Ken Combs Running Store                                               3,180     09/30/07
  211      It's a New Day - Adult Daycare                                        2,730     12/31/08
  212      B&T Catering Co., Inc.                                                8,120     05/31/08
  213
  214      Exit Sharpe Group                                                     3,676     07/31/21
  215      Dr. Vallarand                                                         2,500     05/01/13
  216
  217      Walgreens                                                            13,500     12/31/14
  218      FedEx Kinko's                                                         2,000     11/30/11
  219      Development Disability Planning Council                               3,052     12/31/08
  221
  222      Family Dollar                                                        10,000     04/30/08
  223      Orex Copy                                                             2,113     03/31/07
  224
  225
225.01
225.02
  226
  227      Callahan Music School                                                 2,800     10/31/12
  228
  229      Maher Marketing Services                                              4,765     05/14/09
  230
  231
  232
  233
  234      Lifescan I                                                            2,200     08/31/10
  235
  236      Hollywood Video                                                       5,500     07/31/10
  237
  238
  239
  240      Competitive Resources                                                 6,235     03/31/08
  241

                                                3RD LARGEST TENANT
              -----------------------------------------------------------------------------------

 ANNEX                                                                                   LEASE                LOAN
 ID #         3RD LARGEST TENANT                                          UNIT SIZE    EXPIRATION           PURPOSE
-----------------------------------------------------------------------------------------------------------------------

   1                                                                                                      Refinance
   2          Seyfarth Shaw LLP                                             307,900     06/30/22          Acquisition
   3          Highland Capital Management, LP                                96,178     12/31/11          Acquisition
   4                                                                                                      Acquisition
 4.01         Nortel Networks Inc                                            31,991     03/31/08
 4.02         AIG Domestic Claims Inc                                        29,716     03/31/11
 4.03         McDonald's Corporation                                         14,561     02/28/13
 4.04         Shughart Thompson & Kilroy P.C.                                11,769     01/31/13
 4.05         Lansing Grain Company                                          15,090     03/31/11
 4.06
 4.07         Cingular Wireless                                              12,478     11/30/11
 4.08         Examinetics Inc                                                18,522     10/31/11
 4.09         Access Entertainment                                            6,167     08/31/08
 4.10         Corp. Communications                                            8,858     09/30/08
 4.11         Ford Motor Credit Co                                            8,790     02/28/10
 4.12         Fisher Patterson Sayler & Smith                                11,393     10/31/07
 4.13         McCormick Adam & McDonald                                       5,972     09/30/10
 4.14         Blackthorn LLC                                                  3,417     12/31/08
 4.15         Aspen Salon & Spa                                               3,352     01/31/14
 4.16         Riverpoint Management                                           4,126     12/31/09
 4.17         National City Mortgage                                          4,128     03/31/07
   5                                                                                                      Refinance
 5.01
 5.02
 5.03
 5.04
   6          WPP Group plc (J. Walter Thompson U.S.A.,Inc.)                111,700     02/01/20          Refinance
   7
 7.01                                                                                                     Acquisition
 7.02         BAE Systems Special                                            17,446     12/31/12          Acquisition
 7.03         PC Daniel                                                      13,641     02/29/08          Acquisition
 7.04                                                                                                     Acquisition
 7.05         JPI Service Companies                                          10,617     12/31/09          Acquisition
 7.06         Insurance Information                                          14,542     06/30/11          Acquisition
 7.07         Metropolitan Life                                               9,749     08/31/08          Acquisition
 7.08                                                                                                     Acquisition
 7.09         Fusion Hardware Group, Inc.                                    23,001     12/31/08          Acquisition
 7.10         Prestige Wine Wholesale Ltd                                    19,857     02/28/11          Acquisition
 7.11                                                                                                     Acquisition
 7.12         Verascape                                                       6,455     03/31/11          Acquisition
 7.13                                                                                                     Acquisition
 7.14         Transportation Techno                                           7,980     01/31/08          Acquisition
 7.15         JW Pepper & Sons                                                5,800     05/30/10          Acquisition
 7.16                                                                                                     Acquisition
 7.17                                                                                                     Acquisition
 7.18                                                                                                     Acquisition
 7.19                                                                                                     Acquisition
 7.20                                                                                                     Acquisition
 7.21                                                                                                     Acquisition
 7.22                                                                                                     Acquisition
 7.23                                                                                                     Acquisition
 7.24                                                                                                     Acquisition
 7.25                                                                                                     Acquisition
   8                                                                                                      Acquisition
 8.01         TJ Maxx                                                        34,425     01/31/10
 8.02         Marshalls                                                      28,441     05/31/09
 8.03         Salvation Army                                                 34,302     01/31/12
 8.04         Bally Total Fitness                                            28,000     08/31/08
 8.05         The Salvation Army Family Store                                22,950     05/31/10
 8.06         Deal$                                                          13,760     10/31/12
 8.07         American Academy Hair Design                                   20,000     03/31/21
 8.08         Chuck E.Cheese's                                               11,380     08/31/10
 8.09         Rent-A-Center                                                   5,184     08/31/08
 8.10         Radio Shack                                                     3,200     08/31/07
 8.11         Hallmark/Anne's                                                 6,000     02/29/08
 8.12         Iowa Department of Transportation                               4,015     02/29/08
 8.13         Family Christian Stores                                         5,073     06/30/07
 8.14         Neil's Liquors                                                  4,646     03/31/09
   9          Burlington Coat Factory                                        79,850     01/31/12          Refinance
  10          Ernst & Young U.S. LLP                                        209,621     04/30/07          Acquisition
  11          Premiere Cinema                                                23,013     11/30/12          Refinance
  12
 12.01                                                                                                    Refinance
 12.02                                                                                                    Refinance
 12.03                                                                                                    Refinance
 12.04                                                                                                    Refinance
 12.05                                                                                                    Refinance
 12.06                                                                                                    Refinance
 12.07                                                                                                    Refinance
 12.08                                                                                                    Refinance
 12.09                                                                                                    Refinance
  13          AE Business Solutions                                          10,156     12/31/06          Refinance
  14          Barnes & Noble                                                 25,000     03/31/13          Acquisition
  15          Cost Plus (Pad Lease)                                          18,300     01/31/15          Refinance
  16                                                                                                      Refinance
  17          Marshalls Of MA                                                30,000     03/31/11          Acquisition
  18                                                                                                      Refinance
  19          The Cheesecake Factory                                         12,918     01/31/24          Refinance
  20          Baja                                                            1,981     08/31/07          Refinance
  21          Fireman's Fund Insurance                                       30,729     02/28/08          Acquisition
  22                                                                                                      Acquisition
  23          Office Depot                                                   30,000     07/31/10          Acquisition
  24
 24.01                                                                                                    Refinance
 24.02                                                                                                    Refinance
 24.03                                                                                                    Refinance
 24.04                                                                                                    Refinance
 24.05                                                                                                    Refinance
 24.06                                                                                                    Refinance
  25          YOUNKERS                                                       86,781     01/31/11          Acquisition
  26          Cisco Systems                                                  38,044     07/31/08          Refinance
  27          Jo-Ann Fabrics                                                 28,000     06/30/10          Acquisition
  28          Keystone Turf Club                                             22,723     03/31/08          Refinance
  29          Office Max                                                     30,000     01/31/12          Acquisition
  30                                                                                                      Acquisition
 30.01        Benescript Corporation                                         17,022     06/14/12
 30.02        Allied Electronics, Inc.                                        1,811     01/31/09
  31          Shanahan Collection                                            14,230     01/31/07          Refinance
  32                                                                                                      Acquisition
  33          Smart & Final Stores Corp.                                     19,620     01/18/10          Refinance
  34                                                                                                      Acquisition
  35          Waffle Barn                                                     4,222     02/28/16          Refinance
  36                                                                                                      Acquisition
  37          Lifeplans, Inc.                                                27,630     04/30/10          Acquisition
  38          Fashion Bug                                                     7,886     01/31/10          Acquisition
  39                                                                                                      Refinance
  40                                                                                                      Refinance
  41                                                                                                      Refinance
  42                                                                                                      Refinance
  43          Long Beach Memorial Medical Center                             25,000     11/30/08          Acquisition
  44          Rite Aid                                                       23,470     03/02/11          Refinance
  45                                                                                                      Refinance
  46                                                                                                      Refinance
 46.01
 46.02
 46.03
 46.04
  47          WRG Research, Inc                                               7,500     11/30/09          Refinance
  48                                                                                                      Acquisition
  49          St. Louis County                                               22,117     02/28/08          Refinance
  50                                                                                                      Refinance
  51                                                                                                      Refinance
  52          Lurie Zepeda Schmalz & Hogan                                   10,961     01/31/11          Refinance
  53                                                                                                      Acquisition
  54          Canterbury Press, LLC.                                         18,940     03/31/11          Acquisition
  55                                                                                                      Refinance
  56                                                                                                      Refinance
  57          Feldman & Kramer                                                7,883     08/31/13          Acquisition
  58                                                                                                      Acquisition
  59          Quiznos Sub                                                     1,383     09/30/16          Acquisition
  60          Planet Fitness                                                 25,000     12/31/13          Refinance
  61                                                                                                      Acquisition
  62          Safeway Gas Pad                                                 4,400     06/07/26          Refinance
  63          REI Systems, Inc.                                              11,271     09/30/07          Refinance
  64          Kragen Auto Store                                               6,730     05/16/09          Acquisition
  65                                                                                                      Refinance
 65.01
 65.02
 65.03
 65.04
  66          Rent-A-Center                                                   4,800     12/31/06          Refinance
  67          One Place, LLC                                                 15,500     10/31/16          Refinance
  68          American Marketing Research                                     6,612     12/31/09          Refinance
  69          Pivot Point                                                    12,600     12/31/09          Refinance
  70          Knipes & Cohen                                                 15,873     12/31/08          Refinance
  71                                                                                                      Refinance
  72                                                                                                      Acquisition
  73                                                                                                      Refinance
  74          U.S. Outlet                                                    10,112     05/31/11          Refinance
  75          Bank of America                                                28,554     11/30/09          Refinance
  76          Goodwill Boutique                                              10,000     11/30/12          Refinance
  77                                                                                                      Acquisition
  78          Big O Tires                                                     5,000     12/31/07          Acquisition
  79          PetsMart                                                       20,028     03/12/16          Refinance
  80                                                                                                      Acquisition
  81          Quaker                                                          8,228     08/14/11          Refinance
  82                                                                                                      Refinance
  83                                                                                                      Acquisition
 83.01        Susan Zelazo                                                    1,208     03/31/08
 83.02
 83.03        Centers for Health Excellence, Dr. Javors                       2,057       MTM
 83.04
 83.05
  84          Steve & Barry's                                                79,924     01/31/14          Refinance
  85          Scott D. Pollack & Associates                                   6,759     11/30/07          Refinance
  86          Weston Educational                                              9,817     03/31/08          Refinance
  87                                                                                                      Acquisition
  88                                                                                                      Acquisition
  89          Universal Medical                                               7,635     09/30/08          Refinance
  90                                                                                                      Acquisition
  91                                                                                                      Refinance
  92                                                                                                      Acquisition
  93                                                                                                      Refinance
  94          Taco Bell and Baskin Robbins                                    2,332     03/31/08          Acquisition
  95          Let's Dish                                                      2,450     08/31/10          Acquisition
  96                                                                                                      Acquisition
  97                                                                                                      Refinance
  98                                                                                                      Refinance
  99          Aaron Rents                                                     8,450     03/31/08          Acquisition
  100                                                                                                     Refinance
  101                                                                                                     Acquisition
  102                                                                                                     Refinance
  103                                                                                                     Refinance
  104                                                                                                     Refinance
  105                                                                                                     Acquisition
105.01
105.02
105.03
  106                                                                                                     Refinance
  107                                                                                                     Acquisition
  108         HMY Room Store, Inc.                                           25,000     08/31/09          Refinance
  109         CAS                                                            23,657     10/31/07          Acquisition
  110         Szechwan Chinese Kitchen, Inc                                   3,345     04/30/08          Acquisition
  111                                                                                                     Refinance
  112         Loiederman Soltesz                                              9,524     08/31/12          Acquisition
  113                                                                                                     Acquisition
  114                                                                                                     Refinance
  116                                                                                                     Acquisition
  117                                                                                                     Refinance
  118         New Oriental Market, Inc.                                      12,379     06/30/16          Acquisition
  119                                                                                                     Refinance
  120         Porter Development                                              6,134     07/31/21          Refinance
  121                                                                                                     Refinance
  122                                                                                                     Refinance
  123                                                                                                     Acquisition
123.01
123.02
123.03
123.04
123.05
123.06
  124                                                                                                     Refinance
  125                                                                                                     Acquisition
125.01
125.02
  126                                                                                                     Acquisition
  127                                                                                                     Acquisition
  128         Sherwin-Williams                                                4,200     10/31/11          Refinance
  129                                                                                                     Refinance
129.01
129.02
  130         Candy Kitchen Shoppes                                           1,520     12/01/16          Refinance
  131                                                                                                     Acquisition
  132                                                                                                     Refinance
  133         3 Day Blinds                                                    2,100     01/31/08          Acquisition
  134         Chipotle                                                        2,188     02/28/17          Refinance
  135         Lightbox Studio, Inc.                                           3,175     02/28/08          Refinance
  136                                                                                                     Refinance
  137                                                                                                     Acquisition
  138         Nature's Corner                                                 5,000     09/30/09          Refinance
  139         Aerotec                                                         3,348     07/31/08          Acquisition
  140         Serendipity Tanning                                             2,600     01/31/11          Refinance
  141         Memphis Mattress                                                3,038     03/31/09          Acquisition
  142         Surgical Center for Urology                                     5,753     11/01/18          Refinance
  143                                                                                                     Refinance
  144                                                                                                     Refinance
  145                                                                                                     Refinance
  146                                                                                                     Refinance
  147         Patriot Building Design                                         4,623     01/31/16          Acquisition
  148                                                                                                     Acquisition
  149                                                                                                     Refinance
  150                                                                                                     Refinance
  151         Willow Creek Dental                                             2,569     01/31/13          Acquisition
  152                                                                                                     Refinance
  153                                                                                                     Refinance
  154                                                                                                     Acquisition
  155                                                                                                     Refinance
  156                                                                                                     Refinance
  157         Mid-Carolina Powersports                                       25,239     12/31/10          Acquisition
  158                                                                                                     Acquisition
  159                                                                                                     Refinance
  160         Dos Pesos                                                       3,570     12/31/10          Refinance
  161                                                                                                     Refinance
  162         Embry-Riddle Aeronautic                                         2,239     02/28/07          Acquisition
  163         Voelker Research                                                5,233     10/31/07          Acquisition
  164                                                                                                     Acquisition
  165         A.C. Transport                                                    707     12/31/17          Refinance
  166         Illinois National Bank                                          3,600     06/30/14          Acquisition
  167                                                                                                     Acquisition
  168         Sprainbrook Physical                                            2,572     12/31/06          Refinance
  169                                                                                                     Acquisition
  170         Tiger Martial Arts                                              3,500     05/31/12          Refinance
  171                                                                                                     Acquisition
  172                                                                                                     Refinance
  173                                                                                                     Refinance
  174                                                                                                     Refinance
  175                                                                                                     Refinance
  176         FAMILY DOLLAR                                                   7,020     12/31/06          Acquisition
  177                                                                                                     Refinance
  178         JEMA, Inc. (It's a Wonderful World)                             4,250     11/30/07          Acquisition
  179                                                                                                     Refinance
  180         Rent-A-Center                                                   4,848     08/31/09          Acquisition
  181                                                                                                     Refinance
  182                                                                                                     Refinance
  183         MCDental Care                                                   3,624     03/02/15          Refinance
  184                                                                                                     Refinance
  185                                                                                                     Refinance
  186         Dollar & Beauty Stores                                          6,900     12/31/09          Refinance
  188         State of Tennessee Dept of Human Services                      13,500     01/14/15          Refinance
  189                                                                                                     Refinance
  190                                                                                                     Refinance
  191         Anderson Township Library                                       3,000     03/31/08          Refinance
  192                                                                                                     Acquisition
192.01
192.02
  193                                                                                                     Acquisition
  195                                                                                                     Refinance
  196                                                                                                     Refinance
  197                                                                                                     Refinance
  198                                                                                                     Refinance
  199                                                                                                     Acquisition
  200         CG Entertainment (sublease)                                     5,143     12/31/06          Acquisition
  201                                                                                                     Refinance
  202                                                                                                     Refinance
  203                                                                                                     Refinance
  205         Gillard's Stationery                                            2,400     10/31/07          Refinance
  206                                                                                                     Refinance
  207                                                                                                     Refinance
  208                                                                                                     Refinance
  209                                                                                                     Refinance
  210         Radio Shack                                                     2,400     01/31/09          Refinance
  211         Mattress Zone                                                   1,925     08/31/07          Refinance
  212         MD Biolocical Serv.                                             3,100     07/31/07          Refinance
  213                                                                                                     Refinance
  214         Infinity Funding                                                3,648     08/31/08          Refinance
  215         Velocity Imaging                                                2,393       MTM             Acquisition
  216                                                                                                     Refinance
  217         Allemas Child Care                                             10,746     11/30/11          Refinance
  218         Gamestop, Inc.                                                  1,480     03/31/10          Refinance
  219         DOH/Public Health/Chronic Disease Bureau                        2,692     01/09/10          Refinance
  221                                                                                                     Acquisition
  222         Texas Barber College                                            6,600     03/31/08          Refinance
  223         EZ Money                                                          950     12/31/08          Refinance
  224                                                                                                     Refinance
  225                                                                                                     Refinance
225.01
225.02
  226                                                                                                     Refinance
  227         Dr. Baldwin DDS                                                 2,450     10/31/13          Acquisition
  228                                                                                                     Acquisition
  229         OnFiber Communications                                          3,133     02/28/11          Acquisition
  230                                                                                                     Acquisition
  231                                                                                                     Refinance
  232                                                                                                     Refinance
  233                                                                                                     Refinance
  234         Simetria, LLC                                                   2,020     12/31/10          Refinance
  235                                                                                                     Refinance
  236         A Taste of Philly                                               1,315     04/29/11          Acquisition
  237                                                                                                     Refinance
  238                                                                                                     Refinance
  239                                                                                                     Acquisition
  240         Physician Care                                                  3,606     05/31/07          Refinance
  241                                                                                                     Refinance

                             FOOTNOTES TO ANNEX A-1

(1)   With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), UW IO DSCR (x), Current LTV % and Maturity LTV % are
      calculated on an aggregate basis.

(2)   For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage
      Loan's Original Balance ($), Current Balance ($), and Maturity Balance ($)
      is allocated to the respective Mortgaged Property based on the Mortgage
      Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3)   Loan Group "1" = Loan Group R-1; Loan Group "2" = Loan Group R-2; Loan
      Group "3" = Loan Group S.

(4)   Each letter identifies a group of crossed loans.

(5)   Each number identifies a group of related borrowers.

(6)   For each Mortgage Loan, the excess of the related Interest Rate % over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee %").

(7)   For Mortgage Loans that are Interest-only for their entire term, the
      Monthly Debt Service ($) was calculated as 1/12th of the product of (i)
      the Original Balance ($), (ii) the Interest Rate and (iii) 365/360.

(8)   Annual Debt Service ($) is calculated by multiplying the Monthly Debt
      Service ($) by 12.

(9)   For Mortgage Loans with an Interest-only period, the I/O Period reflects the initial Interest-only period as of the respective Note Date of the
      Mortgage Loan.

(10)  With respect to Loan Number 47, Occupancy % includes a lease for 4,076 square feet that commences in February 2007.

(11)  With respect to Loan Number 242, the Units presented do not include the multifamily portion of the collateral (8 units).

(12)  The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments.

      With respect to Loan Numbers 2, 6, 33, 34, 51, 73 and 97 the "L" component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari passu portion or B-note.

(13)  The UW DSCR (x) for all partial interest-only loans was calculated based on the first principal and interest payment made after the Closing Date during the term of the loan.

(14)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(15)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the loan documents.

(16)  With respect to Loan Numbers 100 ($25,200,000 "as is" value), 107
      ($20,800,000 "as is" value), and 180 ($7,275,000 "as is" value), the appraisal values and appraisal dates are reflective of the as-stabilized values defined in the respective appraisals. With respect to Loan Number
      137 ($10,830,000 "as is" value) the appraisal value and appraisal date is reflective of the as-repaired value defined in the respective appraisal.
      With respect to Loan Number 1, the value of the related mortgaged property is based on the building being converted to a condominium: however, the building is currently a rental property in which 145 of the 215 units are subject to rent control or rent stabilization laws.

(17)  With respect to Loan Numbers 7 through 31 (the Colony IV Portfolio), the mortgage loans are secured by 25 mortgaged properties, each with a separate maturity date and Remaining Prepayment Provisions (Payments), and therefore it is treated as 25 mortgage loans secured by a separate mortgaged property.

(18)  With respect to Loan Numbers 2, 6, 34 and 51, the following fields were calculated using the Current Balance ($) for the pari passu notes in the trust and their corresponding companion notes: (i) Current LTV %, (ii)
      Original Balance per Unit ($), (iii), Current Balance per Unit ($), (iv),
      Maturity LTV %, (v) UW IO DSCR (x) and (vi) UW DSCR (x).

(19)  With respect to Loan Number 264, the UW DSCR (x) was calculated by reducing the principal balance of the mortgage loan by the performance holdback in the amount of $160,000.

(20)  With respect to Loan Number 51, the borrower owns an undivided 85% fee interest in the mortgaged property. The remaining 15% interest is owned by an unaffiliated third party as tenant in common, which 15% fee interest is encumbered by the lien of the mortgage. The borrower has ground leased the
      15% interest from such third party and delivered to lender a ground lease mortgage which encumbers the borrower's interest in the ground lease.

(21)  With respect Loan Number 6, the property is comprised of 1,970,102 square feet of market showroom and design center space, 1,018,492 square feet of office space, 386,090 square feet of trade show space, and 73,996 square feet of retail space.

(22)  With respect to Loan Number 69, the UW DSCR (x) and UW IO DSCR (x) were calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an "as-stabilized" basis that are consistent with the respective performance-related criteria required to obtain the release of certain escrows.

(23)  With respect to Loan Number 5, Occupancy % is represented as a figure over
      100%. Occupancy is calculated on a pallet basis. A baseline pallet capacity is defined and serves as the "fully occupied" benchmark. However, in periods of high demand, pallets may be stacked in secondary or overflow areas, which leads to a pallet load in excess of the benchmark, and causes properties to show greater than 100% occupancy.

(24)  With respect to Loan Number 1, the UW DSCR (x) and UYW IO DSCR (x) were calculated assuming that the rent-controlled and rent-stabilized units in the mortgaged property are turned over to unregulated units at a certain date over the term of the mortgage loan. See "Description of Top Fifteen
      Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and
      Additional Mortgage Loan Information -- The Belnord" in this free writing prospectus.

(25)  For Mortgage Loans with the first payment date in February 2007 the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                       WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                            AGGREGATE        % OF                 STATED            CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL              REMAINING             DATE    LTV RATIO
                              MORTGAGE        DATE           POOL    MORTGAGE      TERM       UW      LTV        AT
CUT-OFF DATE BALANCES           LOANS        BALANCE       BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

    $126,000 -   $2,999,999       46      $   89,109,603      1.8%    5.9688%      118      1.46x    67.4%      57.9%
  $3,000,000 -   $3,999,999       30         105,170,598      2.2     5.9152       122      1.38x    68.9%      59.1%
  $4,000,000 -   $4,999,999       23         103,367,485      2.1     5.8192       117      1.35x    71.5%      62.3%
  $5,000,000 -   $6,999,999       43         256,763,925      5.3     5.9477       115      1.37x    70.1%      60.7%
  $7,000,000 -   $9,999,999       27         215,737,230      4.4     5.8920       112      1.49x    71.2%      64.7%
 $10,000,000 -  $14,999,999       31         378,033,889      7.8     5.7872       106      1.48x    68.3%      62.1%
 $15,000,000 -  $24,999,999       33         639,991,980     13.2     5.9092       109      1.35x    72.3%      67.1%
 $25,000,000 -  $49,999,999       23         779,802,410     16.1     5.8335       103      1.37x    70.8%      67.7%
 $50,000,000 - $149,999,999       11         854,277,176     17.6     5.8011        92      1.61x    65.4%      64.3%
$150,000,000 - $375,000,000        6       1,432,000,000     29.5     5.7050       114      1.61x    66.1%      66.1%
                              -----------------------------------------------------------------------------------------
TOTAL:                           273      $4,854,254,296    100.0%    5.8089%      107      1.50x    68.3%      65.1%
                              =========================================================================================

                                 MORTGAGE RATES

                                                                                       WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                            AGGREGATE        % OF                 STATED            CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL              REMAINING             DATE    LTV RATIO
                              MORTGAGE        DATE           POOL    MORTGAGE      TERM       UW      LTV        AT
MORTGAGE RATES                  LOANS        BALANCE       BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

5.3855% -  5.4999%                12      $  484,377,176     10.0%    5.4246%      108      1.78x    63.0%      62.8%
5.5000% -  5.7499%                81       1,398,614,848     28.8     5.6048       104      1.71x    65.9%      63.3%
5.7500% -  5.9999%               100       1,901,466,399     39.2     5.8415       111      1.38x    69.5%      66.1%
6.0000% -  6.2499%                53         818,218,446     16.9     6.1160       104      1.30x    72.8%      68.0%
6.2500% -  6.4999%                12         173,306,336      3.6     6.2903       115      1.27x    70.7%      64.0%
6.5000% -  7.3300%                15          78,271,090      1.6     6.7630        97      1.38x    67.0%      59.9%
                              -----------------------------------------------------------------------------------------
TOTAL:                           273      $4,854,254,296    100.0%    5.8089%      107      1.50x    68.3%      65.1%
                              =========================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                       WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                            AGGREGATE        % OF                 STATED            CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL              REMAINING             DATE    LTV RATIO
ORIGINAL TERM TO              MORTGAGE        DATE           POOL    MORTGAGE      TERM       UW      LTV        AT
MATURITY IN MONTHS              LOANS        BALANCE       BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

 60 -  72                         25      $  704,377,726     14.5%    5.9261%       59      1.44x    67.5%      67.1%
 73 -  84                         10         450,212,214      9.3     5.5581        84      1.76x    66.1%      66.0%
 85 - 120                        229       3,616,294,090     74.5     5.8137       119      1.48x    68.8%      64.7%
121 - 180                          9          83,370,266      1.7     5.9619       151      1.33x    69.7%      60.5%
                              -----------------------------------------------------------------------------------------
TOTAL:                           273      $4,854,254,296    100.0%    5.8089%      107      1.50x    68.3%      65.1%
                              =========================================================================================

                                      A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                       WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                            AGGREGATE        % OF                 STATED            CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL              REMAINING             DATE    LTV RATIO
REMAINING TERM TO             MORTGAGE        DATE           POOL    MORTGAGE      TERM       UW      LTV        AT
MATURITY IN MONTHS              LOANS        BALANCE       BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

 55 -  60                         25      $  704,377,726     14.5%    5.9261%       59      1.44x    67.5%      67.1%
 61 -  84                         10         450,212,214      9.3     5.5581        84      1.76x    66.1%      66.0%
 85 - 120                        229       3,616,294,090     74.5     5.8137       119      1.48x    68.8%      64.7%
121 - 180                          9          83,370,266      1.7     5.9619       151      1.33x    69.7%      60.5%
                              -----------------------------------------------------------------------------------------
TOTAL:                           273      $4,854,254,296    100.0%    5.8089%      107      1.50x    68.4%      65.1%
                              =========================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                       WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                            AGGREGATE        % OF                 STATED            CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL              REMAINING             DATE    LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE        DATE           POOL    MORTGAGE      TERM       UW      LTV        AT
TERM IN MONTHS                  LOANS        BALANCE       BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

180 - 240                         11      $   60,202,805      3.4%    5.8843%      123      1.37x    63.1%      37.0%
241 - 300                         15          88,395,752      5.0     6.1184       116      1.42x    69.6%      54.6%
301 - 360                        153       1,527,161,063     86.6     5.9604       117      1.30x    72.1%      64.1%
361 - 420                         13          87,765,000      5.0     5.9086       119      1.26x    72.4%      66.2%
                              -----------------------------------------------------------------------------------------
TOTAL:                           192      $1,763,524,620    100.0%    5.9631%      117      1.30x    71.7%      62.8%
                              =========================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                       WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                            AGGREGATE        % OF                 STATED            CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL              REMAINING             DATE    LTV RATIO
REMAINING AMORTIZATION        MORTGAGE        DATE           POOL    MORTGAGE      TERM       UW      LTV        AT
TERM IN MONTHS                  LOANS        BALANCE       BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

179 - 240                         11      $   60,202,805      3.4%    5.8843%      123      1.37x    63.1%      37.0%
241 - 300                         15          88,395,752      5.0     6.1184       116      1.42x    69.6%      54.6%
301 - 360                        153       1,527,161,063     86.6     5.9604       117      1.30x    72.1%      64.1%
361 - 420                         13          87,765,000      5.0     5.9086       119      1.26x    72.4%      66.2%
                              -----------------------------------------------------------------------------------------
TOTAL:                           192      $1,763,524,620    100.0%    5.9631%      117      1.30x    71.7%      62.8%
                              =========================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-2

                               AMORTIZATION TYPES

                                                                                       WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                            AGGREGATE        % OF                 STATED            CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL              REMAINING             DATE    LTV RATIO
                              MORTGAGE        DATE           POOL    MORTGAGE      TERM       UW      LTV        AT
AMORTIZATION TYPES              LOANS        BALANCE       BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                     81      $3,090,729,676     63.7%    5.7209%      102      1.61x    66.4%      66.4%
Partial Interest-Only             84         996,810,000     20.5     6.0236       116      1.24x    72.9%      66.7%
Balloon                          107         763,214,620     15.7     5.8846       117      1.39x    70.2%      58.1%
                              -----------------------------------------------------------------------------------------
TOTAL:                           272      $4,850,754,296     99.9%    5.8088%      107      1.50x    68.4%      65.2%
                              =========================================================================================
FULLY AMORTIZING LOANS             1      $    3,500,000      0.1%    5.8500%      180      2.01x    38.9%       0.5%
                              -----------------------------------------------------------------------------------------
TOTAL:                           273      $4,854,254,296    100.0%    5.8089%      107      1.50x    68.3%      65.1%
                              =========================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                       WEIGHTED AVERAGES
                                                                     --------------------------------------------------
UNDERWRITTEN                                AGGREGATE        % OF                 STATED            CUT-OFF
CASH FLOW                     NUMBER OF      CUT-OFF       INITIAL              REMAINING             DATE    LTV RATIO
DEBT SERVICE                  MORTGAGE        DATE           POOL    MORTGAGE      TERM       UW      LTV        AT
COVERAGE RATIOS                 LOANS        BALANCE       BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

1.08X - 1.09X                      1      $    5,900,000      0.1%    5.8100%      120      1.08x    68.6%      44.7%
1.10X - 1.14X                      2          35,175,000      0.7     6.1908       118      1.11x    77.6%      72.8%
1.15X - 1.19X                     39         480,459,877      9.9     6.0738       121      1.16x    73.8%      65.8%
1.20X - 1.29X                     89       1,267,460,433     26.1     5.8403       112      1.25x    75.9%      71.6%
1.30X - 1.49X                     71       1,890,592,426     38.9     5.8267       101      1.40x    66.5%      64.7%
1.50X - 1.74X                     28         524,162,949     10.8     5.6757       115      1.65x    73.4%      70.1%
1.75X - 3.19X                     43         650,503,612     13.4     5.5867       101      2.39x    50.5%      49.1%
                              -----------------------------------------------------------------------------------------
TOTAL:                           273      $4,854,254,296    100.0%    5.8089%      107      1.50x    68.3%      65.1%
                              =========================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                       WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                            AGGREGATE        % OF                 STATED            CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL              REMAINING             DATE    LTV RATIO
CUT-OFF DATE                  MORTGAGE        DATE           POOL    MORTGAGE      TERM       UW      LTV        AT
LTV RATIOS                      LOANS        BALANCE       BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

22.0% - 50.0%                     10      $  638,198,562     13.1%   5.7468%      120      1.96x    45.4%      44.5%
50.1% - 60.0%                     46         471,000,580      9.7    5.5779        86      1.91x    56.3%      54.4%
60.1% - 65.0%                     17         497,521,920     10.2    5.7850        90      1.52x    63.2%      62.2%
65.1% - 70.0%                     48         578,553,605     11.9    5.9169       105      1.34x    67.7%      62.3%
70.1% - 75.0%                     55         678,701,947     14.0    5.8881       115      1.30x    72.6%      66.6%
75.1% - 80.0%                     95       1,965,877,682     40.5    5.8313       111      1.35x    78.5%      75.4%
80.1% - 83.8%                      2          24,400,000      0.5    5.8016       120      1.26x    83.6%      70.9%
                              ----------------------------------------------------------------------------------------
TOTAL:                           273      $4,854,254,296    100.0%   5.8089%      107      1.50x    68.3%      65.1%
                              ========================================================================================

                                      A-2-3

                           MATURITY DATE LTV RATIOS(1)

                                                                        WEIGHTED AVERAGES
                                                       --------------------------------------------------
                               AGGREGATE       % OF                 STATED            CUT-OFF
                NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
MATURITY DATE    MORTGAGE        DATE          POOL    MORTGAGE     TERM        UW      LTV        AT
LTV RATIOS        LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
---------------------------------------------------------------------------------------------------------

18.5% - 40.0%        8      $  201,043,670      4.1%    5.6263%      120      3.00x     39.7%      36.7%
40.1% - 50.0%       24         540,522,811     11.1     5.8387       121      1.47x     50.9%      47.4%
50.1% - 60.0%       74         717,880,674     14.8     5.6482        98      1.69x     61.6%      56.9%
60.1% - 70.0%      111       1,559,288,758     32.1     5.9202       104      1.37x     69.8%      65.0%
70.1% - 80.0%       55       1,832,018,383     37.8     5.7882       109      1.37x     78.1%      76.9%
                ----------------------------------------------------------------------------------------
TOTAL:             272      $4,850,754,296    100.0%    5.8088%      107      1.50x     68.4%      65.2%
                =========================================================================================

                         TYPE OF MORTGAGED PROPERTIES(2)

                                                                        WEIGHTED AVERAGES
                                                                   ---------------------------
                                           AGGREGATE       % OF            CUT-OFF
                           NUMBER OF        CUT-OFF      INITIAL             DATE
                           MORTGAGED         DATE          POOL      UW      LTV
PROPERTY TYPE             PROPERTIES        BALANCE      BALANCE    DSCR    RATIO    OCCUPANCY
----------------------------------------------------------------------------------------------

OFFICE
Suburban                       59       $  984,192,043     20.3%   1.38x     73.7%      94.2%
CBD                            13          679,390,700     14.0    1.80x     67.2%      94.6%
                       -----------------------------------------------------------------------
SUBTOTAL:                      72       $1,663,582,743     34.3%   1.55x     71.0%      94.4%

RETAIL
Anchored                       60       $1,097,850,778     22.6%   1.52x     66.5%      95.7%
Unanchored                     21          127,829,828      2.6    1.25x     74.2%      95.0%
Shadow Anchored                 6           25,917,750      0.5    1.46x     64.0%      93.6%
                       -----------------------------------------------------------------------
SUBTOTAL:                      87       $1,251,598,356     25.8%   1.49x     67.3%      95.6%

MULTIFAMILY
Garden                         58       $  493,542,070     10.2%   1.25x     69.5%      94.7%
Mid/High Rise                   2          378,000,000      7.8    1.35x     48.6%      97.2%
Student Housing                 6           62,866,867      1.3    1.39x     70.8%      96.5%
                       -----------------------------------------------------------------------
SUBTOTAL:                      66       $  934,408,937     19.2%   1.30x     61.1%      95.8%

INDUSTRIAL
Warehouse/Distribution         27       $  293,423,137      6.0%   1.69x     74.5%      93.5%
Flex                           18          126,395,131      2.6    1.49x     68.5%      91.9%
                       ---------------------------------------------------------------------
SUBTOTAL:                      45       $  419,818,268      8.6%   1.63x     72.7%      93.1%

HOTEL
Limited Service                26       $  259,814,824      5.4%   1.74x     70.0%        NAP
Full Service                    5          100,492,873      2.1    1.46x     71.7%        NAP
                       ---------------------------------------------------------------------
SUBTOTAL:                      31       $  360,307,697      7.4%   1.67x     70.5%        NAP

MIXED USE
Office/Retail                   6       $  123,619,121      2.5%   1.35x     76.2%      97.2%
Self Storage/Industrial         1           29,000,000      0.6    1.23x     79.5%      97.3%
Office/Warehouse                1           17,500,000      0.4    1.55x     65.5%      85.7%
Retail/Multifamily              1            3,000,000      0.1    1.44x     52.6%      90.6%
                       ---------------------------------------------------------------------
SUBTOTAL:                       9       $  173,119,121      3.6%   1.35x     75.3%      95.9%

SELF STORAGE                   14       $   40,290,491      0.8%   1.52x     63.2%      87.5%

MANUFACTURED HOUSING            3       $   11,128,683      0.2%   1.57x     65.4%      97.2%
                       -----------------------------------------------------------------------
TOTAL:                        327       $4,854,254,296    100.0%   1.50x     68.3%      94.9%
                       =======================================================================

(1)  Excludes fully amortizing mortgage loans.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                      A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                          WEIGHTED AVERAGES
                                                          --------------------------------------------------
                                  AGGREGATE       % OF                 STATED            CUT-OFF
                   NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                   MORTGAGED        DATE          POOL    MORTGAGE      TERM       UW      LTV        AT
LOCATION          PROPERTIES       BALANCE      BALANCE     RATE       (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------

Illinois               37      $  721,878,507     14.9%     5.6951%     110      1.95x     63.2%      61.9%
California             48         691,186,721     14.2      5.7940      118      1.49x     65.8%      61.5%
Texas                  37         532,656,603     11.0      5.8584      116      1.32x     76.5%      72.2%
New York               15         472,682,776      9.7      5.8079      119      1.35x     53.0%      52.0%
Georgia                15         347,330,094      7.2      6.0460       86      1.44x     71.7%      70.2%
Virginia               13         255,871,855      5.3      5.8558       82      1.50x     67.5%      65.2%
Kansas                 21         253,480,000      5.2      5.6012       87      1.45x     75.7%      75.5%
Missouri                5         178,100,000      3.7      5.5871      117      1.79x     75.8%      74.2%
Washington              5         138,650,000      2.9      5.6080      110      1.45x     73.2%      70.9%
Nevada                  5         132,699,188      2.7      5.5809      106      1.44x     68.6%      67.5%
Colorado                7         127,910,000      2.6      5.7368       89      1.26x     67.1%      63.6%
Arizona                10         117,386,987      2.4      5.8075       89      1.34x     68.1%      63.9%
New Jersey              6         107,420,000      2.2      5.8666      100      1.31x     70.3%      64.4%
Florida                14         105,382,634      2.2      6.0452      107      1.38x     73.3%      65.4%
Wisconsin               4          80,897,750      1.7      5.8342      118      1.48x     76.9%      75.6%
Pennsylvania            6          78,475,000      1.6      5.8899       90      1.28x     77.0%      74.6%
Maryland                8          68,860,204      1.4      6.1689      116      1.25x     74.2%      65.7%
Michigan               16          58,344,003      1.2      5.8157      110      1.59x     69.2%      59.3%
Massachusetts           3          57,095,000      1.2      6.0773      110      1.42x     65.2%      61.3%
North Carolina          5          53,020,496      1.1      6.1688      111      1.25x     65.5%      54.3%
Iowa                    4          50,750,000      1.0      6.0028      113      1.39x     69.5%      62.7%
Ohio                    7          35,168,638      0.7      5.9436      120      1.31x     78.9%      67.9%
Tennessee               4          27,580,000      0.6      5.8657      120      1.24x     74.8%      62.8%
Mississippi             1          19,920,000      0.4      5.5505      120      1.74x     80.0%      80.0%
Utah                    4          19,812,500      0.4      5.9126      130      1.23x     73.4%      57.4%
Connecticut             3          19,150,000      0.4      5.7868      119      1.21x     77.9%      71.7%
South Carolina          3          17,950,000      0.4      5.8871      102      1.32x     76.2%      62.1%
Minnesota               2          16,910,000      0.3      6.0157      120      1.35x     75.6%      65.8%
Indiana                 6          12,875,000      0.3      6.2447       79      1.78x     63.1%      61.3%
Oklahoma                2          12,100,000      0.2      5.7466      120      1.27x     76.5%      66.5%
New Mexico              2           9,495,408      0.2      5.8473      119      1.18x     74.1%      67.6%
Alabama                 1           7,900,000      0.2      6.1500      118      1.30x     76.7%      69.5%
Nebraska                2           7,494,245      0.2      5.9746      119      1.57x     60.9%      53.4%
Delaware                1           6,500,000      0.1      5.8600      120      1.28x     72.2%      59.8%
Kentucky                2           4,408,423      0.1      5.9726      118      1.36x     71.6%      62.7%
Louisiana               1           3,600,000      0.1      6.1000      120      1.26x     80.0%      72.4%
Arkansas                1           1,889,519      0.0      7.2300      179      1.15x     67.5%      52.2%
West Virginia           1           1,422,745      0.0      6.6300      118      1.20x     71.1%      61.5%
                  ------------------------------------------------------------------------------------------
TOTAL:                327      $4,854,254,296    100.0%     5.8089%     107      1.50x     68.3%      65.1%
                  ==========================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                      A-2-5

                           YEARS BUILT/RENOVATED(1,2)

                                                                           WEIGHTED AVERAGES
                                                          ---------------------------------------------------
                                  AGGREGATE       % OF                  STATED            CUT-OFF
                   NUMBER OF       CUT-OFF      INITIAL               REMAINING             DATE    LTV RATIO
YEARS              MORTGAGED        DATE          POOL     MORTGAGE      TERM       UW      LTV        AT
BUILT/RENOVATED   PROPERTIES       BALANCE      BALANCE     RATE        (MOS.)     DSCR    RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------

1910 -1959              1      $    3,000,000      0.1%     5.8900%       120     1.15x     75.0%      70.1%
1960 -1969             10          46,237,448      1.0      5.5340        106     1.70x     63.4%      59.0%
1970 -1979             14         195,496,552      4.0      5.7125        112     1.61x     77.0%      75.2%
1980 -1989             59         476,389,839      9.8      5.7542        108     1.46x     69.7%      64.5%
1990 -1999             69       1,242,036,797     25.6      5.7856        105     1.45x     71.4%      69.3%
2000 -2006            174       2,891,093,660     59.6      5.8387        108     1.51x     66.3%      62.8%
                  -------------------------------------------------------------------------------------------
TOTAL:                327      $4,854,254,296    100.0%     5.8089%       107     1.50x     68.3%      65.1%
                  ===========================================================================================

                              PREPAYMENT PROTECTION

                                                                                       WEIGHTED AVERAGES
                                                                      --------------------------------------------------
                                              AGGREGATE       % OF                 STATED            CUT-OFF
                               NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
PREPAYMENT                     MORTGAGE         DATE          POOL    MORTGAGE      TERM       UW      LTV        AT
PROTECTION                       LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------

Defeasance                        222      $4,169,914,183     85.9%     5.8020%     109      1.50x     67.8%      64.7%
Yield Maintenance                  46         616,146,268     12.7      5.8681       96      1.46x     72.1%      68.3%
Defeasance/Yield Maintenance        3          54,005,000      1.1      5.6043      100      1.45x     67.2%      64.0%
Defeasance/Fixed Penalty            1          11,388,845      0.2      6.0900       59      1.27x     79.6%      74.7%
Fixed Penalty                       1           2,800,000      0.1      5.8400      120      2.12x     52.8%      23.4%
                               -----------------------------------------------------------------------------------------
TOTAL:                            273      $4,854,254,296    100.0%     5.8089%     107      1.50x     68.3%      65.1%
                               =========================================================================================

                          PARTIAL INTEREST ONLY PERIODS

                                                                        WEIGHTED AVERAGES
                                                        --------------------------------------------------
                                 AGGREGATE      % OF                 STATED            CUT-OFF
                   NUMBER OF      CUT-OFF     INITIAL              REMAINING             DATE    LTV RATIO
PARTIAL INTEREST   MORTGAGE        DATE         POOL    MORTGAGE      TERM       UW      LTV        AT
ONLY PERIODS         LOANS        BALANCE     BALANCE     RATE       (MOS.)     DSCR    RATIO    MATURITY
----------------------------------------------------------------------------------------------------------

12                     5       $ 63,200,000      6.3%    6.0781%      104      1.33x    72.8%      64.4%
13 -24                19        122,685,000     12.3     6.1167       106      1.27x    74.5%      67.5%
25 -36                27        293,055,000     29.4     6.0390       119      1.26x    72.8%      65.8%
37 -48                 4        139,000,000     13.9     6.1549       119      1.22x    70.1%      63.3%
49 -60                29        378,870,000     38.0     5.9243       119      1.21x    73.5%      68.7%
                   ---------------------------------------------------------------------------------------
                      84       $996,810,000    100.0%    6.0236%      116      1.24x    72.9%      66.7%
                   =======================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                      A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP S MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                         AGGREGATE         % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL              REMAINING         DATE    LTV RATIO
                            MORTGAGE       DATE        LOAN GROUP S  MORTGAGE     TERM     UW     LTV        AT
CUT-OFF DATE BALANCES         LOANS       BALANCE         BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

   $126,000 -   $3,999,999      13     $   21,450,000       1.8%      5.5385%      94     1.82x  59.5%     59.5%
 $4,000,000 -   $4,999,999       1          4,800,000       0.4       5.5385       84     1.82x  59.5%     59.5%
 $5,000,000 -   $5,999,999       3         16,020,000       1.3       5.9207       58     1.51x  71.0%     70.1%
 $6,000,000 -   $6,999,999       2         12,690,038       1.0       6.1234       89     1.52x  68.8%     65.5%
 $7,000,000 -   $9,999,999       5         35,939,500       3.0       6.0020       79     1.50x  68.3%     67.7%
$10,000,000 -  $14,999,999       8         96,818,226       8.0       5.8857       68     1.70x  63.8%     62.3%
$15,000,000 -  $24,999,999       6        121,010,000      10.0       5.8885       65     1.37x  66.5%     65.5%
$25,000,000 -  $49,999,999       7        237,715,000      19.6       5.7853       62     1.45x  68.5%     68.5%
$50,000,000 - $220,000,000       6        667,877,176      55.0       5.7136       73     1.64x  66.4%     66.4%
                            --------------------------------------------------------------------------------------
TOTAL:                          51     $1,214,319,940     100.0%      5.7706%      70     1.58x  66.6%     66.3%
                            ======================================================================================

                 MORTGAGE RATES FOR LOAN GROUP S MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                         AGGREGATE         % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL              REMAINING         DATE    LTV RATIO
                            MORTGAGE       DATE        LOAN GROUP S  MORTGAGE     TERM     UW     LTV        AT
MORTGAGE RATES                LOANS       BALANCE         BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

5.3870% - 5.4999%                1     $  142,877,176       11.8%     5.3870%      83     2.41x  51.5%     51.5%
5.5000% - 5.7499%               30        534,875,000       44.0      5.5984       77     1.54x  67.1%     66.9%
5.7500% - 5.9999%                8        285,850,000       23.5      5.9099       59     1.37x  72.6%     72.6%
6.0000% - 6.1499%                7        197,838,845       16.3      6.0783       60     1.42x  66.8%     66.4%
6.1500% - 6.9800%                5         52,878,919        4.4      6.6444       60     1.45x  69.1%     65.7%
                            --------------------------------------------------------------------------------------
TOTAL:                          51     $1,214,319,940      100.0%     5.7706%      70     1.58x  66.6%     66.3%
                            ======================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP S MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                         AGGREGATE         % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL              REMAINING         DATE    LTV RATIO
ORIGINAL TERM TO            MORTGAGE       DATE        LOAN GROUP S  MORTGAGE     TERM     UW     LTV        AT
MATURITY IN MONTHS            LOANS       BALANCE         BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

60 - 72                         25     $7  04,377,726      58.0%      5.9261%      59     1.44x  67.5%     67.1%
73 - 84                         10        450,212,214      37.1       5.5581       84     1.76x  66.1%     66.0%
85 - 96                         16         59,730,000       4.9       5.5385       96     1.82x  59.5%     59.5%
                            --------------------------------------------------------------------------------------
TOTAL:                          51     $1,214,319,940     100.0%      5.7706%      70     1.58x  66.6%     66.3%
                            ======================================================================================

                                      A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP S MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                         AGGREGATE         % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL              REMAINING         DATE    LTV RATIO
REMAINING TERM TO           MORTGAGE       DATE        LOAN GROUP S  MORTGAGE     TERM     UW     LTV        AT
MATURITY IN MONTHS            LOANS       BALANCE         BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

55 - 60                         25     $  704,377,726      58.0%      5.9261%      59     1.44x  67.5%     67.1%
61 - 84                         10        450,212,214      37.1       5.5581       84     1.76x  66.1%     66.0%
85 - 96                         16         59,730,000       4.9       5.5385       96     1.82x  59.5%     59.5%
                            --------------------------------------------------------------------------------------
TOTAL:                          51     $1,214,319,940     100.0%      5.7706%      70     1.58x  66.6%     66.3%
                            ======================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP S MORTGAGE LOANS(1)

                                                                                 WEIGHTED AVERAGES
                                                                  ---------------------------------------------
                                        AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL              REMAINING         DATE    LTV RATIO
ORIGINAL AMORTIZATION       MORTGAGE      DATE      LOAN GROUP S  MORTGAGE     TERM     UW     LTV        AT
TERM IN MONTHS                LOANS      BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------

300 - 330                       1      $13,000,000      14.6%      6.9800%      56     1.56x  66.7%     63.0%
331 - 360                       7       76,268,264      85.4       6.1361       61     1.32x  68.8%     64.8%
                            -----------------------------------------------------------------------------------
TOTAL:                          8      $89,268,264     100.0%      6.2590%      60     1.35x  68.5%     64.5%
                            ===================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP S MORTGAGE LOANS(1)

                                                                                 WEIGHTED AVERAGES
                                                                  ---------------------------------------------
                                        AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL              REMAINING         DATE    LTV RATIO
REMAINING AMORTIZATION      MORTGAGE      DATE      LOAN GROUP S  MORTGAGE     TERM     UW     LTV        AT
TERM IN MONTHS                LOANS      BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------

300 - 330                       1      $13,000,000      14.6%      6.9800%      56     1.56x  66.7%     63.0%
331 - 360                       7       76,268,264      85.4       6.1361       61     1.32x  68.8%     64.8%
                            -----------------------------------------------------------------------------------
TOTAL:                          8      $89,268,264     100.0%      6.2590%      60     1.35x  68.5%     64.5%
                            ===================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP S MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                          AGGREGATE        % OF                  STATED         CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL              REMAINING         DATE    LTV RATIO
                            MORTGAGE        DATE       LOAN GROUP S  MORTGAGE     TERM     UW     LTV        AT
AMORTIZATION TYPES            LOANS        BALANCE        BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                   43     $1,125,051,676      92.6%      5.7318%      71     1.59x  66.4%     66.4%
Balloon                          4         49,068,264       4.0       6.0425       62     1.33x  67.6%     63.0%
Partial Interest-Only            4         40,200,000       3.3       6.5233       57     1.39x  69.6%     66.4%
                            --------------------------------------------------------------------------------------
TOTAL:                          51     $1,214,319,940     100.0%      5.7706%      70     1.58x  66.6%     66.2%
                            ======================================================================================

      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP S
                                 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                     ---------------------------------------------
UNDERWRITTEN                              AGGREGATE        % OF                  STATED         CUT-OFF
CASH FLOW                   NUMBER OF      CUT-OFF        INITIAL              REMAINING         DATE    LTV RATIO
DEBT SERVICE                MORTGAGE        DATE       LOAN GROUP S  MORTGAGE     TERM     UW     LTV        AT
COVERAGE RATIOS               LOANS        BALANCE        BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

1.20X - 1.24X                    5        $96,940,038       8.0%      5.9004%      61     1.23x  67.9%     66.6%
1.25X - 1.29X                    5         69,188,845       5.7       6.0087       61     1.28x  78.0%     76.7%
1.30X - 1.39X                    4        269,199,500      22.2       5.7359       79     1.38x  74.8%     74.6%
1.40X - 1.49X                    8        410,960,000      33.8       5.9092       59     1.44x  67.1%     67.1%
1.50X - 1.69X                    3         53,794,381       4.4       6.1029       72     1.58x  67.2%     65.4%
1.70X - 1.99X                   25        171,360,000      14.1       5.5385       79     1.82x  59.5%     59.5%
2.00X - 2.41X                    1        142,877,176      11.8       5.3870       83     2.41x  51.5%     51.5%
                            --------------------------------------------------------------------------------------
TOTAL:                          51     $1,214,319,940     100.0%      5.7706%      70     1.58x  66.6%     66.3%
                            ======================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP S MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                          AGGREGATE        % OF                  STATED         CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL              REMAINING         DATE    LTV RATIO
CUT-OFF DATE                MORTGAGE        DATE       LOAN GROUP S  MORTGAGE     TERM     UW     LTV        AT
LTV RATIOS                    LOANS        BALANCE        BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

51.5% - 55.0%                    1       $142,877,176      11.8%      5.3870%      83     2.41x  51.5%     51.5%
55.1% - 65.0%                   30        480,370,000      39.6       5.7494       66     1.57x  61.7%     61.5%
65.1% - 70.0%                    8        150,144,381      12.4       6.0668       65     1.40x  67.0%     66.0%
70.1% - 79.6%                   12        440,928,383      36.3       5.8171       72     1.37x  76.7%     76.3%
                            --------------------------------------------------------------------------------------
TOTAL:                          51     $1,214,319,940     100.0%      5.7706%      70     1.58x  66.6%     66.3%
                            ======================================================================================

                                      A-2-9

            MATURITY DATE LTV RATIOS FOR LOAN GROUP S MORTGAGE LOANS

                                                                       WEIGHTED AVERAGES
                                                           ----------------------------------------------
                                AGGREGATE        % OF                  STATED          CUT-OFF
                  NUMBER OF      CUT-OFF        INITIAL              REMAINING           DATE   LTV RATIO
MATURITY DATE     MORTGAGE         DATE      LOAN GROUP S  MORTGAGE     TERM     UW      LTV        AT
LTV RATIOS          LOANS        BALANCE        BALANCE      RATE      (MOS.)   DSCR    RATIO    MATURITY
---------------------------------------------------------------------------------------------------------

51.5% - 55.0%          2     $  162,877,176       13.4%     5.4205%      80     2.26x   52.2%     51.7%
55.1% - 65.0%         32        499,659,381       41.1      5.8199       66     1.58x   62.3%     62.0%
65.1% - 70.0%          5        110,855,000        9.1      5.8773       67     1.36x   67.2%     67.2%
70.1% - 79.4%         12        440,928,383       36.3      5.8171       72     1.37x   76.7%     76.4%
                  ---------------------------------------------------------------------------------------
TOTAL:                51     $1,214,319,940      100.0%     5.7706%      70     1.58x   66.6%     66.3%
                  =======================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP S MORTGAGE LOANS(1)

                                                                      WEIGHTED AVERAGES
                                                                  -------------------------
                                       AGGREGATE        % OF             CUT-OFF
                         NUMBER OF      CUT-OFF        INITIAL             DATE
                         MORTGAGED        DATE      LOAN GROUP S    UW     LTV
PROPERTY TYPE           PROPERTIES      BALANCE        BALANCE     DSCR   RATIO   OCCUPANCY
-------------------------------------------------------------------------------------------

OFFICE
Suburban                    28      $  342,040,000      28.2%     1.50x   72.4%     91.7%
CBD                          3          70,048,845       5.8      1.44x   73.7%     93.1%
                        -------------------------------------------------------------------
SUBTOTAL:                   31      $  412,088,845      33.9%     1.49x   72.6%     91.9%

RETAIL
Anchored                    16      $  386,577,176      31.8%     1.79x   59.7%     92.8%
Unanchored                   4          21,390,038       1.8      1.43x   74.5%     98.4%
Shadow Anchored              1           3,600,000       0.3      2.41x   51.5%     86.3%
                        -------------------------------------------------------------------
SUBTOTAL:                   21      $  411,567,214      33.9%     1.78x   60.4%     93.1%

MULTIFAMILY
Garden                       9      $  181,009,500      14.9%     1.30x   66.0%     94.8%
Student Housing              1          29,505,000       2.4      1.56x   67.1%     94.5%
                        -------------------------------------------------------------------
SUBTOTAL:                   10      $  210,514,500      17.3%     1.34x   66.2%     94.8%

INDUSTRIAL
Flex                         6      $   62,240,000       5.1%     1.70x   64.6%     84.1%
Warehouse/Distribution      14          31,620,000       2.6      1.82x   59.5%     95.6%
                        -------------------------------------------------------------------
SUBTOTAL:                   20      $   93,860,000       7.7%     1.74x   62.9%     88.0%

HOTEL
Full Service                 2      $   75,000,000       6.2%     1.43x   73.0%      NAP
Limited Service              1          11,289,381       0.9      1.67x   68.0%      NAP
                        -------------------------------------------------------------------
SUBTOTAL:                    3      $   86,289,381       7.1%     1.46x   72.4%      NAP
                        -------------------------------------------------------------------
TOTAL:                      85      $1,214,319,940     100.0%     1.58x   66.6%     92.5%
                        ===================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP S MORTGAGE LOANS(1)

                                                                        WEIGHTED AVERAGES
                                                          ----------------------------------------------
                               AGGREGATE        % OF                  STATED          CUT-OFF
                 NUMBER OF      CUT-OFF        INITIAL              REMAINING           DATE   LTV RATIO
                 MORTGAGED        DATE      LOAN GROUP S  MORTGAGE     TERM      UW     LTV        AT
LOCATION        PROPERTIES      BALANCE        BALANCE      RATE      (MOS.)    DSCR   RATIO    MATURITY
--------------------------------------------------------------------------------------------------------

Kansas              18      $  229,300,000      18.9%      5.6019%      84     1.43x   75.4%     75.4%
Georgia              6         205,420,000      16.9       6.0104       62     1.47x   67.5%     67.5%
Illinois            25         172,341,557      14.2       5.5680       80     2.10x   56.3%     55.8%
Virginia             4         167,360,000      13.8       5.7443       63     1.57x   65.8%     65.8%
Colorado             2          64,010,000       5.3       5.6277       60     1.34x   59.1%     57.9%
Arizona              1          60,000,000       4.9       5.7830       60     1.45x   64.5%     64.5%
California           3          51,605,000       4.2       5.9552       76     1.46x   66.6%     65.7%
Texas                5          38,578,345       3.2       6.0279       66     1.46x   72.1%     70.1%
Pennsylvania         1          38,500,000       3.2       5.9480       59     1.29x   79.4%     79.4%
New Jersey           2          35,020,000       2.9       5.7752       60     1.40x   66.6%     66.6%
Nevada               1          27,000,000       2.2       6.0378       57     1.37x   66.7%     66.7%
Florida              1          23,300,000       1.9       5.8920       58     1.23x   75.2%     75.2%
Washington           1          22,250,000       1.8       5.9300       60     1.24x   65.2%     65.2%
Missouri             2          16,400,000       1.4       5.3870       83     2.41x   51.5%     51.5%
Michigan             1          14,400,000       1.2       5.3870       83     2.41x   51.5%     51.5%
Massachusetts        1          11,220,000       0.9       5.5385       84     1.82x   59.5%     59.5%
Indiana              5           9,875,000       0.8       6.3831       66     1.88x   61.0%     58.7%
Iowa                 2           8,100,000       0.7       5.3870       83     2.41x   51.5%     51.5%
Maryland             1           6,390,038       0.5       6.7000       82     1.22x   77.9%     71.5%
North Carolina       1           5,200,000       0.4       6.1400       55     1.25x   76.5%     73.8%
South Carolina       1           5,150,000       0.4       6.1200       58     1.42x   78.0%     78.0%
Wisconsin            1           2,900,000       0.2       5.3870       83     2.41x   51.5%     51.5%
                ----------------------------------------------------------------------------------------
TOTAL:              85       1,214,319,940     100.0%      5.7706%      70     1.58x   66.6%     66.3%
                ========================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-11

           YEARS BUILT/RENOVATED FOR LOAN GROUP S MORTGAGE LOANS(1,2)

                                                                                        WEIGHTED AVERAGES
                                                                        ----------------------------------------------
                                             AGGREGATE        % OF                  STATED          CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL              REMAINING           DATE   LTV RATIO
YEARS                          MORTGAGED        DATE      LOAN GROUP S  MORTGAGE     TERM      UW     LTV        AT
BUILT/RENOVATED               PROPERTIES      BALANCE        BALANCE      RATE      (MOS.)    DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------------

1928 - 1969                        6      $   19,625,000       1.6%      5.4667%      90     2.10x   55.7%     55.7%
1970 - 1979                        6          29,026,000       2.4       5.9410       62     1.45x   73.5%     73.0%
1980 - 1989                       13          97,334,381       8.0       5.8676       68     1.62x   70.3%     69.5%
1990 - 1999                       25         369,824,521      30.5       5.6965       68     1.66x   62.6%     62.4%
2000 - 2006                       35         698,510,038      57.5       5.7978       71     1.52x   68.2%     67.9%
                              ----------------------------------------------------------------------------------------
TOTAL:                            85      $1,214,319,940     100.0%      5.7706%      70     1.58x   66.6%     66.2%
                              ========================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP S MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                                       ----------------------------------------------
                                           AGGREGATE         % OF                  STATED          CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL              REMAINING           DATE   LTV RATIO
PREPAYMENT                    MORTGAGE        DATE       LOAN GROUP S  MORTGAGE     TERM      UW     LTV        AT
PROTECTION                      LOANS       BALANCE         BALANCE      RATE      (MOS.)    DSCR   RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------------

Defeasance                        42     $  849,726,095      70.0%      5.7682%      68     1.66x   63.5%     63.3%
Yield Maintenance                  7        323,700,000      26.7       5.7774       76     1.36x   74.1%     73.8%
Defeasance/Yield Maintenance       1         29,505,000       2.4       5.6410       84     1.56x   67.1%     67.1%
Defeasance/Fixed Penalty           1         11,388,845       0.9       6.0900       59     1.27x   79.6%     74.7%
                              ---------------------------------------------------------------------------------------
TOTAL:                            51     $1,214,319,940     100.0%      5.7706%      70     1.58x   66.6%     66.3%
                              =======================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP S MORTGAGE LOANS

                                                                                  WEIGHTED AVERAGES
                                                                    ----------------------------------------------
                                          AGGREGATE       % OF                  STATED          CUT-OFF
                              NUMBER OF    CUT-OFF       INITIAL              REMAINING           DATE   LTV RATIO
PARTIAL INTEREST              MORTGAGE       DATE     LOAN GROUP S  MORTGAGE     TERM      UW     LTV        AT
ONLY PERIODS                    LOANS      BALANCE       BALANCE      RATE      (MOS.)    DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

12                                1      $15,000,000      37.3%      6.5000%     58      1.34x   65.2%     62.0%
13 - 24                           3       25,200,000      62.7       6.5372      57      1.41x   72.3%     69.0%
                              ------------------------------------------------------------------------------------
                                  4      $40,200,000     100.0%      6.5233%     57      1.39x   69.6%     66.4%
                              ====================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-12

             CUT-OFF DATE BALANCES FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           --------------------------------------------------
                                            AGGREGATE          % OF                     STATED            CUT-OFF
                             NUMBER OF       CUT-OFF          INITIAL                 REMAINING             DATE    LTV RATIO
                              MORTGAGE        DATE        LOAN GROUP R-1   MORTGAGE      TERM       UW      LTV         AT
CUT-OFF DATE BALANCES          LOANS         BALANCE          BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

 $1,150,000 -   $2,999,999       22      $   50,288,988          1.7%       6.0754%      121      1.46x     67.7%      56.2%
 $3,000,000 -   $3,999,999       17          59,591,312          2.0        5.9184       123      1.41x     69.0%      58.1%
 $4,000,000 -   $4,999,999       20          89,787,485          3.1        5.8362       119      1.32x     71.8%      61.6%
 $5,000,000 -   $6,999,999       27         161,724,006          5.5        5.9576       119      1.40x     69.7%      58.6%
 $7,000,000 -   $9,999,999       15         120,275,769          4.1        5.8572       119      1.63x     70.0%      63.0%
$10,000,000 -  $14,999,999       18         223,430,380          7.6        5.7512       120      1.45x     69.1%      61.2%
$15,000,000 -  $24,999,999       26         503,981,980         17.1        5.9174       120      1.35x     73.8%      67.7%
$25,000,000 -  $49,999,999       14         489,790,000         16.6        5.8452       121      1.35x     72.2%      68.2%
$50,000,000 - $236,000,000       10       1,243,400,000         42.3        5.7317       120      1.67x     70.8%      70.0%
                             ------------------------------------------------------------------------------------------------
TOTAL:                          169      $2,942,269,919        100.0%       5.8143%      120      1.51x     71.2%      67.0%
                             ================================================================================================

                MORTGAGE RATES FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           --------------------------------------------------
                                            AGGREGATE          % OF                     STATED            CUT-OFF
                             NUMBER OF       CUT-OFF          INITIAL                 REMAINING             DATE    LTV RATIO
                              MORTGAGE        DATE        LOAN GROUP R-1   MORTGAGE      TERM       UW      LTV         AT
MORTGAGE RATES                 LOANS         BALANCE          BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

5.3855% - 5.4999%                11      $  341,500,000         11.6%       5.4404%      119      1.52x     67.7%      67.5%
5.5000% - 5.7499%                31         726,139,678         24.7        5.6097       121      1.92x     64.4%      61.6%
5.7500% - 5.9999%                74       1,143,280,401         38.9        5.8252       120      1.40x     75.1%      70.0%
6.0000% - 6.4999%                47         708,094,551         24.1        6.1589       119      1.27x     73.9%      67.8%
6.5000% - 6.7499%                 5          20,459,463          0.7        6.6376       118      1.51x     63.8%      53.6%
6.7500% - 6.8800%                 1           2,795,825          0.1        6.8800       118      1.30x     76.6%      66.7%
                             ------------------------------------------------------------------------------------------------
TOTAL:                          169      $2,942,269,919        100.0%       5.8143%      120      1.51x     71.2%      67.0%
                             ================================================================================================

      ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           --------------------------------------------------
                                            AGGREGATE          % OF                     STATED            CUT-OFF
                             NUMBER OF       CUT-OFF          INITIAL                 REMAINING             DATE    LTV RATIO
ORIGINAL TERM TO              MORTGAGE        DATE        LOAN GROUP R-1   MORTGAGE      TERM       UW      LTV         AT
MATURITY IN MONTHS             LOANS         BALANCE          BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

120                             165      $2,872,423,172         97.6%       5.8153%      119      1.51x     71.3%      67.1%
121 - 180                         4          69,846,747          2.4        5.7742       146      1.36x     70.9%      62.7%
                             ------------------------------------------------------------------------------------------------
TOTAL:                          169      $2,942,269,919        100.0%       5.8143%      120      1.51x     71.2%      67.0%
                             ================================================================================================

                                     A-2-13

     REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           --------------------------------------------------
                                            AGGREGATE          % OF                     STATED            CUT-OFF
                             NUMBER OF       CUT-OFF          INITIAL                 REMAINING             DATE    LTV RATIO
REMAINING TERM TO             MORTGAGE        DATE        LOAN GROUP R-1   MORTGAGE      TERM       UW      LTV         AT
MATURITY IN MONTHS             LOANS         BALANCE          BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

109 - 120                       165      $2,872,423,172         97.6%       5.8153%      119      1.51x     71.3%      67.1%
121 - 180                         4          69,846,747          2.4        5.7742       146      1.36x     70.9%      62.7%
                             ------------------------------------------------------------------------------------------------
TOTAL:                          169      $2,942,269,919        100.0%       5.8143%      120      1.51x     71.2%      67.0%
                             ================================================================================================

    ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R-1 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                           --------------------------------------------------
                                            AGGREGATE          % OF                     STATED            CUT-OFF
                             NUMBER OF       CUT-OFF          INITIAL                 REMAINING             DATE    LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE        DATE        LOAN GROUP R-1   MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS                 LOANS         BALANCE          BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

180 - 240                        11      $   60,202,805          4.4%       5.8843%      123      1.37x     63.1%      37.0%
241 - 300                        14          75,395,752          5.5        5.9698       127      1.40x     70.1%      53.2%
301 - 360                       103       1,185,148,362         86.0        5.9664       119      1.31x     72.6%      64.7%
361 - 420                         8          57,765,000          4.2        5.8767       119      1.30x     71.0%      64.6%
                             ------------------------------------------------------------------------------------------------
TOTAL:                          136      $1,378,511,919        100.0%       5.9593%      120      1.32x     72.0%      62.9%
                             ================================================================================================

   REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R-1 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                           --------------------------------------------------
                                            AGGREGATE          % OF                     STATED            CUT-OFF
                             NUMBER OF       CUT-OFF          INITIAL                 REMAINING             DATE    LTV RATIO
REMAINING AMORTIZATION        MORTGAGE        DATE        LOAN GROUP R-1   MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS                 LOANS         BALANCE          BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

179 - 240                        11      $   60,202,805          4.4%       5.8843%      123      1.37x     63.1%      37.0%
241 - 300                        14          75,395,752          5.5        5.9698       127      1.40x     70.1%      53.2%
301 - 360                       103       1,185,148,362         86.0        5.9664       119      1.31x     72.6%      64.7%
361 - 420                         8          57,765,000          4.2        5.8767       119      1.30x     71.0%      64.6%
                             ------------------------------------------------------------------------------------------------
TOTAL:                          136      $1,378,511,919        100.0%       5.9593%      120      1.32x     72.0%      62.9%
                             ================================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

              AMORTIZATION TYPES FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           --------------------------------------------------
                                            AGGREGATE          % OF                     STATED            CUT-OFF
                             NUMBER OF       CUT-OFF          INITIAL                 REMAINING             DATE    LTV RATIO
                              MORTGAGE        DATE        LOAN GROUP R-1   MORTGAGE      TERM       UW      LTV         AT
AMORTIZATION TYPES             LOANS         BALANCE          BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                    33      $1,563,758,000         53.1%       5.6865%      120      1.68x     70.6%      70.6%
Partial Interest-Only            64         831,225,000         28.3        5.9978       119      1.24x     73.0%      66.6%
Balloon                          71         543,786,919         18.5        5.9010       120      1.43x     70.7%      57.6%
                             ------------------------------------------------------------------------------------------------
TOTAL:                          168      $2,938,769,919         99.9%       5.8143%      120      1.51x     71.3%      67.1%
FULLY AMORTIZING LOANS            1          $3,500,000          0.1%       5.8500%      180      2.01x     38.9%       0.5%
                             ------------------------------------------------------------------------------------------------
TOTAL:                          169      $2,942,269,919        100.0%       5.8143%      120      1.51x     71.2%      67.0%
                             ================================================================================================

UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP R-1 MORTGAGE
                                      LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           --------------------------------------------------
UNDERWRITTEN                                AGGREGATE          % OF                     STATED            CUT-OFF
CASH FLOW                    NUMBER OF       CUT-OFF          INITIAL                 REMAINING             DATE    LTV RATIO
DEBT SERVICE                  MORTGAGE        DATE        LOAN GROUP R-1   MORTGAGE      TERM       UW      LTV         AT
COVERAGE RATIOS                LOANS         BALANCE          BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

1.08X - 1.09X                     1      $    5,900,000          0.2%       5.8100%      120      1.08x     68.6%      44.7%
1.10X - 1.14X                     2          35,175,000          1.2        6.1908       118      1.11x     77.6%      72.8%
1.15X - 1.19X                    26         397,729,360         13.5        6.0574       120      1.16x     74.3%      66.1%
1.20X - 1.29X                    50         896,999,635         30.5        5.8354       120      1.26x     77.6%      73.8%
1.30X - 1.49X                    49         802,980,921         27.3        5.8128       120      1.41x     71.5%      67.7%
1.50X - 1.74X                    24         467,218,568         15.9        5.6261       120      1.66x     74.1%      70.8%
1.75X - 3.19X                    17         336,266,436         11.4        5.6961       120      2.68x     45.4%      42.7%
                             ------------------------------------------------------------------------------------------------
TOTAL:                          169      $2,942,269,919        100.0%       5.8143%      120      1.51x     71.2%      67.0%
                             ================================================================================================

            CUT-OFF DATE LTV RATIOS FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           --------------------------------------------------
                                            AGGREGATE          % OF                     STATED            CUT-OFF
                             NUMBER OF       CUT-OFF          INITIAL                 REMAINING             DATE    LTV RATIO
CUT-OFF DATE                  MORTGAGE        DATE        LOAN GROUP R-1   MORTGAGE      TERM       UW      LTV         AT
LTV RATIOS                     LOANS         BALANCE          BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

22.0% - 50.0%                     8      $  262,603,562          8.9%       5.6387%      121      2.84x     41.2%      39.0%
50.1% - 60.0%                    16          83,334,404          2.8        5.8818       119      1.76x     55.6%      46.3%
60.1% - 65.0%                    13         246,921,920          8.4        5.6149       119      1.60x     62.6%      60.8%
65.1% - 70.0%                    27         314,861,110         10.7        5.8813       119      1.36x     67.9%      61.7%
70.1% - 75.0%                    37         531,108,263         18.1        5.8985       121      1.29x     72.6%      66.6%
75.1% - 80.0%                    67       1,481,240,660         50.3        5.8310       120      1.36x     78.9%      75.3%
80.1% - 83.8%                     1          22,200,000          0.8        5.7790       120      1.25x     83.8%      70.6%
                             ------------------------------------------------------------------------------------------------
TOTAL:                          169      $2,942,269,919        100.0%       5.8143%      120      1.51x     71.2%      67.0%
                             ================================================================================================

                                     A-2-15

          MATURITY DATE LTV RATIOS FOR LOAN GROUP R-1 MORTGAGE LOANS(1)

                                                                                         WEIGHTED AVERAGES
                                                                         ---------------------------------------------
                                            AGGREGATE         % OF                   STATED         CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL               REMAINING         DATE    LTV RATIO
MATURITY DATE                 MORTGAGE        DATE       LOAN GROUP R-1  MORTGAGE     TERM     UW     LTV        AT
LTV RATIOS                      LOANS        BALANCE         BALANCE       RATE      (MOS.)   DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------------

18.5% - 40.0%                      7     $  200,448,670         6.8%      5.6213%     120     3.00x  39.7%     36.7%
40.1% - 50.0%                     21        156,003,811         5.3       5.8126      121     1.78x  56.3%     45.0%
50.1% - 60.0%                     28        216,228,223         7.4       5.9278      121     1.46x  66.7%     57.4%
60.1% - 70.0%                     76      1,024,219,215        34.9       5.8825      119     1.37x  71.3%     65.1%
70.1% - 80.0%                     36      1,341,870,000        45.7       5.7729      120     1.37x  78.5%     77.2%
                              ----------------------------------------------------------------------------------------
TOTAL:                           168     $2,938,769,919       100.0%      5.8143%     120     1.51x  71.3%     67.1%
                              ========================================================================================

        TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP R-1 MORTGAGE LOANS(2)

                                                                              WEIGHTED AVERAGES
                                                                          ------------------------
                                             AGGREGATE         % OF             CUT-OFF
                               NUMBER OF      CUT-OFF         INITIAL             DATE
                               MORTGAGED       DATE       LOAN GROUP R-1   UW     LTV
PROPERTY TYPE                 PROPERTIES      BALANCE         BALANCE     DSCR   RATIO   OCCUPANCY
--------------------------------------------------------------------------------------------------

OFFICE
Suburban                           31     $  642,152,043       21.8%      1.32x   74.4%     95.7%
CBD                                10        609,341,855       20.7       1.85x   66.5%     94.7%
                              --------------------------------------------------------------------
SUBTOTAL:                          41     $1,251,493,898       42.5%      1.57x   70.5%     95.2%

RETAIL
Anchored                           44     $  711,273,602       24.2%      1.37x   70.3%     97.2%
Unanchored                         17        106,439,790        3.6       1.21x   74.1%     94.4%
Shadow Anchored                     5         22,317,750        0.8       1.30x   66.0%     94.7%
                              --------------------------------------------------------------------
SUBTOTAL:                          66     $  840,031,142       28.6%      1.35x   70.6%     96.8%

INDUSTRIAL
Warehouse/Distribution             13     $  261,803,137        8.9%      1.68x   76.4%     93.3%
Flex                               12         64,155,131        2.2       1.29x   72.3%     99.5%
                              --------------------------------------------------------------------
SUBTOTAL:                          25     $  325,958,268       11.1%      1.60x   75.6%     94.5%

HOTEL
Limited Service                    25     $  248,525,443        8.4%      1.75x   70.1%       NAP
Full Service                        3         25,492,873        0.9       1.55x   67.9%       NAP
                              --------------------------------------------------------------------
SUBTOTAL:                          28     $  274,018,316        9.3%      1.73x   69.9%       NAP

MIXED USE
Office/Retail                       6     $  123,619,121        4.2%      1.35x   76.2%     97.2%
Self Storage/Industrial             1         29,000,000        1.0       1.23x   79.5%     97.3%
Office/Warehouse                    1         17,500,000        0.6       1.55x   65.5%     85.7%
Retail/Multifamily                  1          3,000,000        0.1       1.44x   52.6%     90.6%
                              --------------------------------------------------------------------
SUBTOTAL:                           9     $  173,119,121        5.9%      1.35x   75.3%     95.9%

SELF STORAGE                       14     $   40,290,491        1.4%      1.52x   63.2%     87.5%

MULTIFAMILY
Student Housing                     1     $   22,075,000        0.8%      1.21x   75.3%     98.3%
Garden                              1          5,675,000        0.2       1.15x   75.2%     91.7%
Mid/High Rise                       1          3,000,000        0.1       1.15x   75.0%    100.0%
                              --------------------------------------------------------------------
SUBTOTAL:                           3     $   30,750,000        1.0%      1.19x   75.3%     97.2%

MANUFACTURED HOUSING                2     $    6,608,683        0.2%      1.75x   56.9%     95.3%
                              --------------------------------------------------------------------
TOTAL:                            188     $2,942,269,919      100.0%      1.51x   71.3%     95.6%
                              ====================================================================

(1)  Excludes fully amortizing loans

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-16

      MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP R-1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                          ---------------------------------------------
                                             AGGREGATE         % OF                   STATED         CUT-OFF
                               NUMBER OF      CUT-OFF         INITIAL               REMAINING         DATE    LTV RATIO
                               MORTGAGED       DATE       LOAN GROUP R-1  MORTGAGE     TERM     UW     LTV        AT
LOCATION                      PROPERTIES      BALANCE         BALANCE       RATE      (MOS.)   DSCR   RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

Illinois                           12     $  549,536,950        18.7%      5.7349%     120     1.90x   65.3%    63.8%
California                         32        546,864,656        18.6       5.8107      122     1.53x   65.2%    61.5%
Texas                              26        457,083,258        15.5       5.8304      120     1.31x   77.0%    72.9%
Missouri                            3        161,700,000         5.5       5.6074      120     1.72x   78.3%    76.5%
Georgia                             7        133,110,094         4.5       6.0590      118     1.40x   78.6%    75.2%
Washington                          4        116,400,000         4.0       5.5464      119     1.49x   74.8%    71.9%
New York                           14         97,682,776         3.3       5.7615      119     1.36x   70.4%    65.7%
Nevada                              2         92,900,000         3.2       5.4455      119     1.49x   69.1%    69.1%
Wisconsin                           3         77,997,750         2.7       5.8508      119     1.44x   77.8%    76.5%
Virginia                            6         77,511,855         2.6       6.0936      118     1.37x   70.3%    64.2%
New Jersey                          4         72,400,000         2.5       5.9108      119     1.27x   72.1%    63.3%
Colorado                            5         63,900,000         2.2       5.8460      119     1.19x   75.0%    69.4%
Maryland                            7         62,470,166         2.1       6.1145      119     1.26x   73.8%    65.1%
Florida                             9         58,499,512         2.0       6.0399      119     1.48x   73.0%    61.9%
Massachusetts                       2         45,875,000         1.6       6.2091      116     1.32x   66.6%    61.7%
Michigan                           14         39,948,005         1.4       5.9544      119     1.34x   75.3%    61.9%
Iowa                                1         39,500,000         1.3       6.1500      118     1.16x   73.1%    65.3%
Ohio                                5         31,750,000         1.1       5.9301      120     1.31x   78.7%    67.5%
Tennessee                           4         27,580,000         0.9       5.8657      120     1.24x   74.8%    62.8%
Pennsylvania                        3         23,075,000         0.8       5.7416      120     1.31x   71.2%    63.1%
North Carolina                      3         22,695,496         0.8       6.0024      119     1.36x   61.7%    40.7%
Mississippi                         1         19,920,000         0.7       5.5505      120     1.74x   80.0%    80.0%
Utah                                4         19,812,500         0.7       5.9126      130     1.23x   73.4%    57.4%
Connecticut                         3         19,150,000         0.7       5.7868      119     1.21x   77.9%    71.7%
Kansas                              1         18,400,000         0.6       5.5505      120     1.74x   80.0%    80.0%
Minnesota                           2         16,910,000         0.6       6.0157      120     1.35x   75.6%    65.8%
South Carolina                      2         12,800,000         0.4       5.7934      120     1.28x   75.4%    55.7%
Alabama                             1          7,900,000         0.3       6.1500      118     1.30x   76.7%    69.5%
Delaware                            1          6,500,000         0.2       5.8600      120     1.28x   72.2%    59.8%
Arizona                             1          4,693,070         0.2       5.8600      119     1.40x   62.6%    48.3%
Kentucky                            2          4,408,423         0.1       5.9726      118     1.36x   71.6%    62.7%
Nebraska                            1          4,200,000         0.1       5.7900      119     1.78x   52.5%    47.2%
Louisiana                           1          3,600,000         0.1       6.1000      120     1.26x   80.0%    72.4%
Indiana                             1          3,000,000         0.1       5.7890      120     1.47x   69.8%    69.8%
New Mexico                          1          2,495,408         0.1       5.9800      118     1.25x   68.4%    58.1%
                              -----------------------------------------------------------------------------------------
TOTAL:                            188     $2,942,269,919       100.0%      5.8143%     120     1.51x   71.3%    67.0%
                              =========================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP R-1 MORTGAGE LOANS(1,2)

                                                                                           WEIGHTED AVERAGES
                                                                          ---------------------------------------------
                                             AGGREGATE         % OF                   STATED         CUT-OFF
                               NUMBER OF      CUT-OFF         INITIAL               REMAINING         DATE    LTV RATIO
YEARS                          MORTGAGED       DATE       LOAN GROUP R-1  MORTGAGE     TERM     UW     LTV        AT
BUILT/RENOVATED               PROPERTIES      BALANCE         BALANCE       RATE      (MOS.)   DSCR   RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

1910 - 1969                         2     $   17,000,000         0.6%      5.5276%     120     1.46x   70.1%    65.1%
1970 - 1979                         5        153,962,500         5.2       5.6662      121     1.66x   78.0%    76.8%
1980 - 1989                        29        246,799,408         8.4       5.7132      119     1.51x   68.5%    64.0%
1990 - 1999                        37        844,569,392        28.7       5.8181      121     1.36x   75.1%    72.3%
2000 - 2006                       115      1,679,938,619        57.1       5.8437      120     1.57x   69.1%    63.8%
                              -----------------------------------------------------------------------------------------
TOTAL:                            188     $2,942,269,919       100.0%      5.8143%     120     1.51x   71.2%    67.0%
                              =========================================================================================

             PREPAYMENT PROTECTION FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                                         ---------------------------------------------
                                            AGGREGATE         % OF                   STATED         CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL               REMAINING         DATE    LTV RATIO
PREPAYMENT                    MORTGAGE        DATE       LOAN GROUP R-1  MORTGAGE     TERM     UW     LTV        AT
PROTECTION                      LOANS        BALANCE         BALANCE       RATE      (MOS.)   DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------------

Defeasance                       131     $2,648,442,289        90.0%      5.8016%     120     1.50x   71.5%    67.6%
Yield Maintenance                 35        266,527,630         9.1       5.9639      119     1.60x   69.1%    61.6%
Defeasance/Yield Maintenance       2         24,500,000         0.8       5.5600      120     1.32x   67.4%    60.3%
Fixed Penalty                      1          2,800,000         0.1       5.8400      120     2.12x   52.8%    23.4%
                              ----------------------------------------------------------------------------------------
TOTAL:                           169     $2,942,269,919       100.0%      5.8143%     120     1.51x   71.2%    67.0%
                              ========================================================================================

         PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                       ---------------------------------------------
                                           AGGREGATE        % OF                   STATED         CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING         DATE    LTV RATIO
PARTIAL INTEREST              MORTGAGE       DATE      LOAN GROUP R-1  MORTGAGE     TERM     UW     LTV        AT
ONLY PERIODS                    LOANS       BALANCE        BALANCE       RATE      (MOS.)   DSCR   RATIO    MATURITY
--------------------------------------------------------------------------------------------------------------------

12                                2      $ 30,000,000         3.6%      5.8155%     120     1.38x   72.3%    62.5%
13 - 24                          11        67,485,000         8.1       6.0248      119     1.26x   75.1%    66.2%
25 - 36                          22       264,195,000        31.8       6.0619      119     1.26x   72.8%    65.9%
37 - 48                           4       139,000,000        16.7       6.1549      119     1.22x   70.1%    63.3%
49 - 60                          25       330,545,000        39.8       5.8916      119     1.21x   73.9%    69.0%
                              --------------------------------------------------------------------------------------
                                 64      $831,225,000       100.0%      5.9978%     119     1.24x   73.0%    66.6%
                              ======================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-18

             CUT-OFF DATE BALANCES FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                            AGGREGATE         % OF                     STATED            CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP R-2   MORTGAGE      TERM       UW      LTV         AT
CUT-OFF DATE BALANCES           LOANS        BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

   $595,000 -   $2,999,999        13      $ 24,359,615          3.5%       6.0042%      126      1.24x    71.3%      60.4%
 $3,000,000 -   $3,999,999        11        38,590,286          5.5        5.9784       125      1.26x    70.5%      60.6%
 $4,000,000 -   $4,999,999         2         8,780,000          1.3        5.7993       115      1.37x    74.6%      71.1%
 $5,000,000 -   $6,999,999        11        66,329,881          9.5        5.8964       124      1.24x    71.3%      62.6%
 $7,000,000 -   $9,999,999         7        59,521,962          8.5        5.8959       118      1.20x    75.3%      66.5%
$10,000,000 -  $14,999,999         5        57,785,283          8.3        5.7614       118      1.25x    72.7%      65.1%
$15,000,000 -  $24,999,999         1        15,000,000          2.2        5.8000       120      1.20x    68.8%      61.9%
$25,000,000 - $375,000,000         3       427,297,410         61.2        5.8351       119      1.33x    50.7%      49.8%
                              ----------------------------------------------------------------------------------------------
TOTAL:                            53      $697,664,437        100.0%       5.8526%      120      1.30x    59.1%      55.2%
                              ==============================================================================================

                MORTGAGE RATES FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                            AGGREGATE         % OF                     STATED            CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP R-2   MORTGAGE      TERM       UW      LTV         AT
MORTGAGE RATES                  LOANS        BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

5.5700% - 5.7499%                 20      $137,600,170         19.7%       5.6043%      118      1.27x    69.0%      58.4%
5.7500% - 5.9999%                 18       472,335,998         67.7        5.8396       119      1.32x    53.9%      52.7%
6.0000% - 6.2499%                  8        47,777,005          6.8        6.1108       117      1.27x    76.8%      68.4%
6.2500% - 7.3300%                  7        39,951,264          5.7        6.5529       135      1.17x    65.4%      57.9%
                              ----------------------------------------------------------------------------------------------
TOTAL:                            53      $697,664,437        100.0%       5.8526%      120      1.30x    59.1%      55.2%
                              ==============================================================================================

      ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                            AGGREGATE         % OF                     STATED            CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
ORIGINAL TERM TO              MORTGAGE        DATE       LOAN GROUP R-2   MORTGAGE      TERM       UW      LTV         AT
MATURITY IN MONTHS              LOANS        BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

116 - 120                         48      $684,140,918         98.1%       5.8313%      119      1.30x    59.0%      55.3%
121 - 180                          5        13,523,519          1.9        6.9309       176      1.19x    63.5%      49.0%
                              ----------------------------------------------------------------------------------------------
TOTAL:                            53      $697,664,437        100.0%       5.8526%      120      1.30x    59.1%      55.2%
                              ==============================================================================================

                                     A-2-19

     REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                            AGGREGATE         % OF                     STATED            CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
REMAINING TERM TO             MORTGAGE        DATE       LOAN GROUP R-2   MORTGAGE      TERM       UW      LTV         AT
MATURITY IN MONTHS(1)           LOANS        BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

111 - 120                         48      $684,140,918         98.1%       5.8313%      119      1.30x    59.0%      55.3%
121 - 180                          5        13,523,519          1.9        6.9309       176      1.19x    63.5%      49.0%
                              ----------------------------------------------------------------------------------------------
TOTAL:                            53      $697,664,437        100.0%       5.8526%      120      1.30x    59.1%      55.2%
                              ==============================================================================================

    ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R-2 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                            AGGREGATE         % OF                     STATED            CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE        DATE       LOAN GROUP R-2   MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS                  LOANS        BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

360                               43      $265,744,437         89.9%       5.8829%      121      1.24x    70.8%      61.3%
361 - 420                          5        30,000,000         10.1        5.9700       119      1.16x    75.1%      69.3%
                              ----------------------------------------------------------------------------------------------
TOTAL:                            48      $295,744,437        100.0%       5.8918%      121      1.23x    71.3%      62.1%
                              ==============================================================================================

   REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R-2 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                            AGGREGATE         % OF                     STATED            CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
REMAINING AMORTIZATION        MORTGAGE        DATE       LOAN GROUP R-2   MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS                  LOANS        BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

354 - 360                         43      $265,744,437         89.9%       5.8829%      121      1.24x    70.8%      61.3%
361 - 420                          5        30,000,000         10.1        5.9700       119      1.16x    75.1%      69.3%
                              ----------------------------------------------------------------------------------------------
TOTAL:                            48      $295,744,437        100.0%       5.8918%      121      1.23x    71.3%      62.1%
                              ==============================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-20

              AMORTIZATION TYPES FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                            AGGREGATE         % OF                     STATED            CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP R-2   MORTGAGE      TERM       UW      LTV         AT
AMORTIZATION TYPES              LOANS        BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                      5      $401,920,000         57.6%       5.8238%      119      1.34x    50.2%      50.2%
Balloon                           32       170,359,437         24.4        5.7870       123      1.25x    69.6%      58.2%
Partial Interest-Only             16       125,385,000         18.0        6.0341       118      1.20x    73.6%      67.3%
                              ----------------------------------------------------------------------------------------------
TOTAL:                            53      $697,664,437        100.0%       5.8526%      120      1.30x    59.1%      55.2%
                              ==============================================================================================

          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN
                            GROUP R-2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                            AGGREGATE         % OF                     STATED            CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
UNDERWRITTEN CASH FLOW DEBT   MORTGAGE        DATE       LOAN GROUP R-2   MORTGAGE      TERM       UW      LTV         AT
SERVICE COVERAGE RATIOS         LOANS        BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

1.15X - 1.19X                     13      $ 82,730,517         11.9%       6.1525%      124      1.16x    71.2%      64.4%
1.20X - 1.29X                     29       204,331,915         29.3        5.7761       120      1.24x    71.4%      62.3%
1.30X - 1.39X                      9       403,192,005         57.8        5.8329       119      1.35x    50.2%      49.6%
1.40X - 1.49X                      1         4,260,000          0.6        5.6500       111      1.45x    71.1%      63.8%
1.50X - 1.62X                      1         3,150,000          0.5        5.7400       120      1.62x    70.8%      59.6%
                              ----------------------------------------------------------------------------------------------
TOTAL:                            53      $697,664,437        100.0%       5.8526%      120      1.30x    59.1%      55.2%
                              ==============================================================================================

            CUT-OFF DATE LTV RATIOS FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                            AGGREGATE         % OF                     STATED            CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP R-2   MORTGAGE      TERM       UW      LTV         AT
CUT-OFF DATE LTV RATIOS         LOANS        BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

45.8% - 50.0%                      2      $375,595,000         53.8%       5.8224%      119      1.35x    48.4%      48.4%
50.1% - 60.0%                      2         9,419,000          1.4        6.1650       145      1.24x    57.8%      52.2%
60.1% - 70.0%                     14       119,148,114         17.1        5.8731       122      1.22x    67.7%      58.6%
70.1% - 80.0%                     34       191,302,323         27.4        5.8818       118      1.24x    74.5%      66.4%
80.1% - 81.5%                      1         2,200,000          0.3        6.0300       120      1.31x    81.5%      73.7%
                              ----------------------------------------------------------------------------------------------
TOTAL:                            53      $697,664,437        100.0%       5.8526%      120      1.30x    59.1%      55.2%
                              ==============================================================================================

                                     A-2-21

           MATURITY DATE LTV RATIOS FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                          --------------------------------------------------
                                            AGGREGATE         % OF                    STATED             CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING            DATE     LTV RATIO
MATURITY DATE                 MORTGAGE        DATE       LOAN GROUP R-2   MORTGAGE     TERM       UW       LTV         AT
LTV RATIOS                      LOANS        BALANCE        BALANCE         RATE      (MOS.)     DSCR     RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

35.5% - 50.0%                      4      $385,114,000        55.2%        5.8515%      121      1.35x    48.7%      48.3%
50.1% - 60.0%                     18       123,405,275        17.7         5.6234       119      1.25x    68.6%      57.9%
60.1% - 70.0%                     24       139,925,162        20.1         6.0247       118      1.22x    72.7%      64.8%
70.1% - 79.6%                      7        49,220,000         7.1         5.9468       119      1.24x    78.2%      74.9%
                              ----------------------------------------------------------------------------------------------
TOTAL:                            53      $697,664,437       100.0%        5.8526%      120      1.30x    59.1%      55.2%
                              ==============================================================================================

        TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP R-2 MORTGAGE LOANS(1)

                                                                                 WEIGHTED AVERAGES
                                                                           ---------------------------
                                            AGGREGATE          % OF                CUT-OFF
                               NUMBER OF     CUT-OFF         INITIAL                 DATE
                               MORTGAGED      DATE        LOAN GROUP R-2     UW      LTV
PROPERTY TYPE                 PROPERTIES     BALANCE         BALANCE       DSCR     RATIO    OCCUPANCY
------------------------------------------------------------------------------------------------------

MULTIFAMILY
Mid/High Rise                       1      $375,000,000        53.8%       1.35x    48.4%       97.2%
Garden                             48       306,857,570         44.0       1.23x    71.4%       94.7%
Student Housing                     4        11,286,867          1.6       1.30x    71.7%       98.2%
                              ------------------------------------------------------------------------
SUBTOTAL:                          53      $693,144,437        99.4%       1.30x    59.0%       96.1%
MANUFACTURED HOUSING                1        $4,520,000         0.6%       1.30x    77.9%      100.0%
                              ------------------------------------------------------------------------
TOTAL:                             54      $697,664,437       100.0%       1.30x    59.1%       96.1%
                              ========================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-22

      MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP R-2 MORTGAGE LOANS(1)

                                                                                             WEIGHTED AVERAGES
                                                                           ----------------------------------------------------
                                             AGGREGATE         % OF                    STATED              CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                  REMAINING             DATE      LTV RATIO
                               MORTGAGED       DATE       LOAN GROUP R-2   MORTGAGE     TERM        UW       LTV          AT
LOCATION                      PROPERTIES      BALANCE        BALANCE         RATE      (MOS.)      DSCR     RATIO      MATURITY
-------------------------------------------------------------------------------------------------------------------------------

New York                            1      $375,000,000         53.8%       5.8200%      119      1.35x      48.4%      48.4%
California                         13        92,717,065         13.3        5.6059       118      1.25x      68.8%      59.0%
Arizona                             8        52,693,917          7.6        5.8307       119      1.20x      72.8%      64.6%
Texas                               6        36,995,000          5.3        6.0267       119      1.22x      74.0%      65.2%
North Carolina                      1        25,125,000          3.6        6.3250       116      1.16x      66.6%      62.6%
Florida                             4        23,583,122          3.4        6.2098       128      1.26x      72.0%      64.1%
Pennsylvania                        2        16,900,000          2.4        5.9600       119      1.24x      79.4%      79.4%
Nevada                              2        12,799,188          1.8        5.5998       118      1.25x      68.7%      57.7%
Oklahoma                            2        12,100,000          1.7        5.7466       120      1.27x      76.5%      66.5%
Virginia                            3        11,000,000          1.6        5.8765       120      1.19x      74.4%      62.8%
Georgia                             2         8,800,000          1.3        6.6782       158      1.23x      66.6%      55.5%
New Mexico                          1         7,000,000          1.0        5.8000       119      1.16x      76.1%      71.0%
Kansas                              2         5,780,000          0.8        5.7342       120      1.39x      73.4%      63.9%
Michigan                            1         3,995,998          0.6        5.9740       119      1.17x      72.0%      61.1%
Ohio                                2         3,418,638          0.5        6.0692       119      1.31x      80.7%      71.5%
Nebraska                            1         3,294,245          0.5        6.2100       118      1.31x      71.6%      61.2%
Iowa                                1         3,150,000          0.5        5.7400       120      1.62x      70.8%      59.6%
Arkansas                            1         1,889,519          0.3        7.2300       179      1.15x      67.5%      52.2%
West Virginia                       1         1,422,745          0.2        6.6300       118      1.20x      71.1%      61.5%
                              -------------------------------------------------------------------------------------------------
TOTAL:                             54      $697,664,437        100.0%       5.8526%      120      1.30x      59.1%      55.2%
                              =================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-23

          YEARS BUILT/RENOVATED FOR LOAN GROUP R-2 MORTGAGE LOANS(1,2)

                                                                                               WEIGHTED AVERAGES
                                                                           ----------------------------------------------------
                                             AGGREGATE         % OF                    STATED              CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                  REMAINING             DATE      LTV RATIO
YEARS                          MORTGAGED       DATE       LOAN GROUP R-2   MORTGAGE     TERM        UW       LTV          AT
BUILT/RENOVATED               PROPERTIES      BALANCE        BALANCE         RATE      (MOS.)      DSCR     RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

1963 - 1969                         3      $ 12,612,448          1.8%       5.7320%      117      1.27x      69.2%      58.4%
1970 - 1979                         3        12,508,052          1.8        5.7523       118      1.31x      72.3%      61.0%
1980 - 1989                        17       132,256,050         19.0        5.7473       118      1.24x      71.4%      61.9%
1990 - 1999                         7        27,642,883          4.0        5.9851       119      1.31x      76.3%      70.6%
2000 - 2006                        24       512,645,004         73.5        5.8781       120      1.31x      54.4%      52.4%
                              -------------------------------------------------------------------------------------------------
TOTAL:                             54      $697,664,437        100.0%       5.8526%      120      1.30x      59.1%      55.2%
                              =================================================================================================

             PREPAYMENT PROTECTION FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ----------------------------------------------------
                                             AGGREGATE         % OF                    STATED              CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                  REMAINING             DATE      LTV RATIO
PREPAYMENT                     MORTGAGED       DATE       LOAN GROUP R-2   MORTGAGE     TERM        UW       LTV          AT
PROTECTION                       LOANS        BALANCE        BALANCE         RATE      (MOS.)      DSCR     RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

Defeasance                         49      $671,745,799         96.3%       5.8463%      120      1.30x      58.4%      54.7%
Yield Maintenance                   4        25,918,638          3.7        6.0158       118      1.25x      78.3%      67.6%
                              -------------------------------------------------------------------------------------------------
TOTAL:                             53      $697,664,437        100.0%       5.8526%      120      1.30x      59.1%      55.2%
                              =================================================================================================

         PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                                     WEIGHTED AVERAGES
                                                                           ----------------------------------------------------
                                             AGGREGATE         % OF                    STATED              CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                  REMAINING             DATE      LTV RATIO
PARTIAL INTEREST               MORTGAGE        DATE       LOAN GROUP R-2   MORTGAGE     TERM        UW       LTV          AT
ONLY PERIODS                     LOANS        BALANCE        BALANCE         RATE      (MOS.)      DSCR     RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

12 - 36                            12      $ 77,060,000         61.5%       5.9630%      118      1.21x      75.2%      67.8%
37 - 60                             4        48,325,000         38.5        6.1476       117      1.20x      71.0%      66.5%
                              -------------------------------------------------------------------------------------------------
                                   16      $125,385,000        100.0%       6.0341%      118      1.20x      73.6%      67.3%
                              =================================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-24

              CUT-OFF DATE BALANCES FOR LOAN GROUP R MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------
                                          AGGREGATE    % OF INITIAL              STATED          CUT-OFF
                            NUMBER OF      CUT-OFF      LOAN GROUP             REMAINING           DATE   LTV RATIO
                            MORTGAGE         DATE           R        MORTGAGE     TERM      UW     LTV        AT
CUT-OFF DATE BALANCES         LOANS        BALANCE       BALANCE       RATE      (MOS.)    DSCR   RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------

   $595,000 -   $2,999,999      35     $   74,648,603       2.1%      6.0522%     123     1.38x   68.9%     57.5%
 $3,000,000 -   $3,999,999      28         98,181,598       2.7       5.9420      124     1.35x   69.6%     59.1%
 $4,000,000 -   $4,999,999      22         98,567,485       2.7       5.8329      119     1.33x   72.1%     62.5%
 $5,000,000 -   $6,999,999      38        228,053,887       6.3       5.9398      121     1.36x   70.2%     59.8%
 $7,000,000 -   $9,999,999      22        179,797,730       4.9       5.8700      119     1.49x   71.8%     64.1%
$10,000,000 -  $14,999,999      23        281,215,663       7.7       5.7533      119     1.41x   69.8%     62.0%
$15,000,000 -  $24,999,999      27        518,981,980      14.3       5.9141      120     1.34x   73.7%     67.5%
$25,000,000 -  $49,999,999      16        542,087,410      14.9       5.8547      121     1.34x   71.7%     67.4%
$50,000,000 - $375,000,000      11      1,618,400,000      44.5       5.7522      119     1.60x   65.6%     65.0%
                            ---------------------------------------------------------------------------------------
TOTAL:                         222     $3,639,934,356     100.0%      5.8216%     120     1.47x   68.9%     64.7%
                            =======================================================================================

                 MORTGAGE RATES FOR LOAN GROUP R MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                     ----------------------------------------------
                                         AGGREGATE     % OF INITIAL              STATED          CUT-OFF
                            NUMBER OF     CUT-OFF       LOAN GROUP             REMAINING           DATE   LTV RATIO
                            MORTGAGE        DATE            R        MORTGAGE     TERM      UW     LTV        AT
MORTGAGE RATES                LOANS       BALANCE        BALANCE       RATE      (MOS.)    DSCR   RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------

5.3855% - 5.4999%               11     $  341,500,000       9.4%      5.4404%     119     1.52x   67.7%     67.5%
5.5000% - 5.7499%               51        863,739,848      23.7       5.6088      121     1.81x   65.1%     61.1%
5.7500% - 5.9999%               92      1,615,616,399      44.4       5.8294      120     1.38x   68.9%     65.0%
6.0000% - 6.4999%               57        782,396,556      21.5       6.1615      118     1.26x   73.9%     67.6%
6.5000% - 6.7499%                6         21,882,208       0.6       6.6371      118     1.49x   64.3%     54.1%
6.7500% - 7.3300%                5         14,799,344       0.4       7.0200      168     1.20x   64.3%     50.8%
                            ---------------------------------------------------------------------------------------
TOTAL:                         222     $3,639,934,356     100.0%      5.8216%     120     1.47x   68.9%     64.7%
                            =======================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP R MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                     ----------------------------------------------
                                          AGGREGATE    % OF INITIAL              STATED          CUT-OFF
                            NUMBER OF      CUT-OFF      LOAN GROUP             REMAINING           DATE   LTV RATIO
ORIGINAL TERM TO            MORTGAGE         DATE           R        MORTGAGE     TERM      UW     LTV        AT
MATURITY IN MONTHS            LOANS        BALANCE       BALANCE       RATE      (MOS.)    DSCR   RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------

116 - 120                      213     $3,556,564,090      97.7%      5.8184%     119     1.47x   68.9%     64.8%
121 - 180                        9         83,370,266       2.3       5.9619      151     1.33x   69.7%     60.5%
                            ---------------------------------------------------------------------------------------
TOTAL:                         222     $3,639,934,356     100.0%      5.8216%     120     1.47x   68.9%     64.7%
                            =======================================================================================

                                     A-2-25

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP R MORTGAGE LOANS

                                                                                 WEIGHTED AVERAGES
                                                                 ----------------------------------------------
                                      AGGREGATE    % OF INITIAL              STATED          CUT-OFF
                        NUMBER OF      CUT-OFF      LOAN GROUP             REMAINING           DATE   LTV RATIO
REMAINING TERM TO       MORTGAGE         DATE           R        MORTGAGE     TERM      UW     LTV        AT
MATURITY IN MONTHS        LOANS        BALANCE       BALANCE       RATE      (MOS.)    DSCR   RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------

109 - 120                  213     $3,556,564,090       97.7%      5.8184%    119     1.47x   68.9%     64.8%
121 - 180                    9         83,370,266        2.3       5.9619     151     1.33x   69.7%     60.5%
                        ---------------------------------------------------------------------------------------
TOTAL:                     222     $3,639,934,356      100.0%      5.8216%    120     1.47x   68.9%     64.7%
                        =======================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R MORTGAGE LOANS(1)

                                                                                 WEIGHTED AVERAGES
                                                                 ----------------------------------------------
                                      AGGREGATE    % OF INITIAL              STATED          CUT-OFF
                        NUMBER OF      CUT-OFF      LOAN GROUP             REMAINING           DATE   LTV RATIO
ORIGINAL AMORTIZATION   MORTGAGE         DATE           R        MORTGAGE     TERM      UW     LTV        AT
TERM IN MONTHS            LOANS        BALANCE       BALANCE       RATE      (MOS.)    DSCR   RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------

180 - 300                   25     $  135,598,557       8.1%      5.9319%     125     1.39x   67.0%     46.0%
301 - 360                  146      1,450,892,799      86.7       5.9511      119     1.30x   72.3%     64.1%
361 - 420                   13         87,765,000       5.2       5.9086      119     1.26x   72.4%     66.2%
                        ---------------------------------------------------------------------------------------
TOTAL:                     184     $1,674,256,356     100.0%      5.9473%     120     1.30x   71.9%     62.7%
                        =======================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R MORTGAGE LOANS(1)

                                                                                WEIGHTED AVERAGES
                                                                 ----------------------------------------------
                                      AGGREGATE    % OF INITIAL              STATED          CUT-OFF
                        NUMBER OF      CUT-OFF      LOAN GROUP             REMAINING           DATE   LTV RATIO
REMAINING AMORTIZATION   MORTGAGE       DATE             R       MORTGAGE     TERM      UW     LTV        AT
TERM IN MONTHS            LOANS        BALANCE        BALANCE      RATE      (MOS.)    DSCR   RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------

179 - 300                   25     $  135,598,557        8.1%     5.9319%     125     1.39x   67.0%     46.0%
301 - 360                  146      1,450,892,799       86.7      5.9511      119     1.30x   72.3%     64.1%
361 - 420                   13         87,765,000        5.2      5.9086      119     1.26x   72.4%     66.2%
                        ---------------------------------------------------------------------------------------
TOTAL:                     184     $1,674,256,356      100.0%     5.9473%     120     1.30x   71.9%     62.7%
                        =======================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-26

               AMORTIZATION TYPES FOR LOAN GROUP R MORTGAGE LOANS

                                                                               WEIGHTED AVERAGES
                                                                 ----------------------------------------------
                                      AGGREGATE    % OF INITIAL              STATED          CUT-OFF
                        NUMBER OF      CUT-OFF      LOAN GROUP             REMAINING           DATE   LTV RATIO
                        MORTGAGE        DATE             R       MORTGAGE     TERM      UW     LTV        AT
AMORTIZATION TYPES        LOANS        BALANCE        BALANCE      RATE      (MOS.)    DSCR   RATIO   MATURITY
---------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only               38     $1,965,678,000      54.0%      5.7146%     120     1.61x   66.4%     66.4%
Partial Interest-Only       80        956,610,000      26.3       6.0026      119     1.23x   73.0%     66.7%
Balloon                    103        714,146,356      19.6       5.8738      121     1.39x   70.4%     57.7%
                        ---------------------------------------------------------------------------------------
TOTAL:                     221     $3,636,434,356      99.9%      5.8216%     120     1.47x   68.9%     64.8%
FULLY AMORTIZING LOANS       1     $    3,500,000       0.1%      5.8500%     180     2.01x   38.9%      0.5%
                        ---------------------------------------------------------------------------------------
TOTAL:                     222     $3,639,934,356     100.0%      5.8216%     120     1.47x   68.9%     64.7%
                        =======================================================================================

      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP R
                                 MORTGAGE LOANS

                                                                               WEIGHTED AVERAGES
                                                                 ----------------------------------------------
UNDERWRITTEN                          AGGREGATE    % OF INITIAL              STATED          CUT-OFF
CASH FLOW               NUMBER OF      CUT-OFF      LOAN GROUP             REMAINING           DATE   LTV RATIO
DEBT SERVICE             MORTGAGE        DATE            R       MORTGAGE     TERM      UW     LTV        AT
COVERAGE RATIOS           LOANS        BALANCE        BALANCE      RATE      (MOS.)    DSCR   RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------

1.08X - 1.09X                1     $    5,900,000       0.2%      5.8100%     120     1.08x   68.6%     44.7%
1.10X - 1.14X                2         35,175,000       1.0       6.1908      118     1.11x   77.6%     72.8%
1.15X - 1.19X               39        480,459,877      13.2       6.0738      121     1.16x   73.8%     65.8%
1.20X - 1.29X               79      1,101,331,550      30.3       5.8244      120     1.25x   76.5%     71.7%
1.30X - 1.49X               59      1,210,432,926      33.3       5.8189      120     1.39x   64.4%     61.6%
1.50X - 1.74X               25        470,368,568      12.9       5.6269      120     1.66x   74.1%     70.7%
1.75X - 3.19X               17        336,266,436       9.2       5.6961      120     2.68x   45.4%     42.7%
                        ---------------------------------------------------------------------------------------
TOTAL:                     222     $3,639,934,356     100.0%      5.8216%     120     1.47x   68.9%     64.7%
                        =======================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP R MORTGAGE LOANS

                                                                               WEIGHTED AVERAGES
                                                                 ----------------------------------------------
                                      AGGREGATE    % OF INITIAL              STATED          CUT-OFF
                        NUMBER OF      CUT-OFF      LOAN GROUP             REMAINING           DATE   LTV RATIO
CUT-OFF DATE             MORTGAGE       DATE             R       MORTGAGE     TERM      UW     LTV        AT
LTV RATIOS                LOANS        BALANCE        BALANCE      RATE      (MOS.)    DSCR   RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------

22.0% - 50.0%               10     $  638,198,562      17.5%      5.7468%     120     1.96x   45.4%     44.5%
50.1% - 60.0%               18         92,753,404       2.5       5.9106      122     1.71x   55.9%     46.9%
60.1% - 65.0%               14        252,521,920       6.9       5.6456      120     1.59x   62.6%     60.5%
65.1% - 70.0%               40        428,409,224      11.8       5.8644      119     1.32x   67.9%     61.0%
70.1% - 75.0%               54        618,701,947      17.0       5.8782      120     1.29x   72.4%     65.8%
75.1% - 80.0%               84      1,584,949,299      43.5       5.8413      120     1.35x   78.8%     75.1%
80.1% - 83.8%                2         24,400,000       0.7       5.8016      120     1.26x   83.6%     70.9%
                        ---------------------------------------------------------------------------------------
TOTAL:                     222     $3,639,934,356     100.0%      5.8216%     120     1.47x   68.9%     64.7%
                        =======================================================================================

                                     A-2-27

           MATURITY DATE LTV RATIOS FOR LOAN GROUP R MORTGAGE LOANS(1)

                                                                                             WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE     % OF INITIAL                STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF       LOAN GROUP               REMAINING             DATE    LTV RATIO
MATURITY DATE                     MORTGAGE        DATE             R         MORTGAGE      TERM       UW      LTV         AT
LTV RATIOS                         LOANS         BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

18.5% - 40.0%                         8      $  201,043,670        5.5%       5.6263%      120      3.00x    39.7%      36.7%
40.1% - 50.0%                        24         540,522,811       14.9        5.8387       121      1.47x    50.9%      47.4%
50.1% - 60.0%                        46         339,633,498        9.3        5.8172       120      1.39x    67.4%      57.6%
60.1% - 70.0%                       100       1,164,144,377       32.0        5.8996       119      1.35x    71.5%      65.0%
70.1% - 80.0%                        43       1,391,090,000       38.3        5.7791       120      1.36x    78.5%      77.1%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              221      $3,636,434,356      100.0%       5.8216%      120      1.47x    69.0%      64.8%
                                 ==============================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP R MORTGAGE LOANS(2)

                                                                                   WEIGHTED AVERAGES
                                                                              --------------------------
                                                 AGGREGATE     % OF INITIAL          CUT-OFF
                                  NUMBER OF       CUT-OFF       LOAN GROUP             DATE
                                  MORTGAGED        DATE              R         UW      LTV
PROPERTY TYPE                    PROPERTIES       BALANCE         BALANCE     DSCR    RATIO    OCCUPANCY
--------------------------------------------------------------------------------------------------------

OFFICE
Suburban                              31      $  642,152,043       17.6%      1.32x   74.4%      95.7%
CBD                                   10         609,341,855       16.7       1.85x   66.5%      94.7%
                                 -----------------------------------------------------------------------
SUBTOTAL:                             41      $1,251,493,898       34.4%      1.57x   70.5%      95.2%
RETAIL
Anchored                              44      $  711,273,602       19.5%      1.37x   70.3%      97.2%
Unanchored                            17         106,439,790        2.9       1.21x   74.1%      94.4%
Shadow Anchored                        5          22,317,750        0.6       1.30x   66.0%      94.7%
                                 -----------------------------------------------------------------------
SUBTOTAL:                             66      $  840,031,142       23.1%      1.35x   70.6%      96.8%
MULTIFAMILY
Mid/High Rise                          2      $  378,000,000       10.4%      1.35x   48.6%      97.2%
Garden                                49         312,532,570        8.6       1.23x   71.5%      94.6%
Student Housing                        5          33,361,867        0.9       1.24x   74.1%      98.3%
                                 -----------------------------------------------------------------------
SUBTOTAL:                             56      $  723,894,437       19.9%      1.29x   59.7%      96.1%
INDUSTRIAL
Warehouse/Distribution                13      $  261,803,137        7.2%      1.68x   76.4%      93.3%
Flex                                  12          64,155,131        1.8       1.29x   72.3%      99.5%
                                 -----------------------------------------------------------------------
SUBTOTAL:                             25      $  325,958,268        9.0%      1.60x   75.6%      94.5%
HOTEL
Limited Service                       25      $  248,525,443        6.8%      1.75x   70.1%       NAP
Full Service                           3          25,492,873        0.7       1.55x   67.9%       NAP
                                 -----------------------------------------------------------------------
SUBTOTAL:                             28      $  274,018,316        7.5%      1.73x   69.9%       NAP
MIXED USE
Office/Retail                          6      $  123,619,121        3.4%      1.35x   76.2%      97.2%
Self Storage/Industrial                1          29,000,000        0.8       1.23x   79.5%      97.3%
Office/Warehouse                       1          17,500,000        0.5       1.55x   65.5%      85.7%
Retail/Multifamily                     1           3,000,000        0.1       1.44x   52.6%      90.6%
                                 -----------------------------------------------------------------------
SUBTOTAL:                              9      $  173,119,121        4.8%      1.35x   75.3%      95.9%
SELF STORAGE                          14      $   40,290,491        1.1%      1.52x   63.2%      87.5%
MANUFACTURED HOUSING                   3      $   11,128,683        0.3%      1.57x   65.4%      97.2%
                                 -----------------------------------------------------------------------
TOTAL:                               242      $3,639,934,356      100.0%      1.47x   68.9%      95.7%
                                 =======================================================================

(1)  Excludes Fully Amortizing mortgage loans.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-28

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP R MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                              -------------------------------------------------
                                                 AGGREGATE     % OF INITIAL                STATED           CUT-OFF
                                  NUMBER OF       CUT-OFF       LOAN GROUP               REMAINING            DATE    LTV RATIO
                                  MORTGAGED        DATE             R         MORTGAGE     TERM       UW      LTV         AT
LOCATION                         PROPERTIES       BALANCE         BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

California                            45      $  639,581,721       17.6%       5.7810%      121      1.49x    65.7%      61.1%
Illinois                              12         549,536,950       15.1        5.7349       120      1.90x    65.3%      63.8%
Texas                                 32         494,078,258       13.6        5.8451       120      1.31x    76.8%      72.3%
New York                              15         472,682,776       13.0        5.8079       119      1.35x    53.0%      52.0%
Missouri                               3         161,700,000        4.4        5.6074       120      1.72x    78.3%      76.5%
Georgia                                9         141,910,094        3.9        6.0974       121      1.39x    77.8%      74.0%
Washington                             4         116,400,000        3.2        5.5464       119      1.49x    74.8%      71.9%
Nevada                                 4         105,699,188        2.9        5.4642       119      1.46x    69.1%      67.7%
Virginia                               9          88,511,855        2.4        6.0666       118      1.35x    70.8%      64.0%
Florida                               13          82,082,634        2.3        6.0887       121      1.42x    72.7%      62.6%
Wisconsin                              3          77,997,750        2.1        5.8508       119      1.44x    77.8%      76.5%
New Jersey                             4          72,400,000        2.0        5.9108       119      1.27x    72.1%      63.3%
Colorado                               5          63,900,000        1.8        5.8460       119      1.19x    75.0%      69.4%
Maryland                               7          62,470,166        1.7        6.1145       119      1.26x    73.8%      65.1%
Arizona                                9          57,386,987        1.6        5.8331       119      1.22x    71.9%      63.3%
North Carolina                         4          47,820,496        1.3        6.1719       117      1.25x    64.3%      52.2%
Massachusetts                          2          45,875,000        1.3        6.2091       116      1.32x    66.6%      61.7%
Michigan                              15          43,944,003        1.2        5.9562       119      1.32x    75.0%      61.9%
Iowa                                   2          42,650,000        1.2        6.1197       118      1.19x    72.9%      64.9%
Pennsylvania                           5          39,975,000        1.1        5.8339       120      1.28x    74.6%      70.0%
Ohio                                   7          35,168,638        1.0        5.9436       120      1.31x    78.9%      67.9%
Tennessee                              4          27,580,000        0.8        5.8657       120      1.24x    74.8%      62.8%
Kansas                                 3          24,180,000        0.7        5.5944       120      1.66x    78.4%      76.2%
Mississippi                            1          19,920,000        0.5        5.5505       120      1.74x    80.0%      80.0%
Utah                                   4          19,812,500        0.5        5.9126       130      1.23x    73.4%      57.4%
Connecticut                            3          19,150,000        0.5        5.7868       119      1.21x    77.9%      71.7%
Minnesota                              2          16,910,000        0.5        6.0157       120      1.35x    75.6%      65.8%
South Carolina                         2          12,800,000        0.4        5.7934       120      1.28x    75.4%      55.7%
Oklahoma                               2          12,100,000        0.3        5.7466       120      1.27x    76.5%      66.5%
New Mexico                             2           9,495,408        0.3        5.8473       119      1.18x    74.1%      67.6%
Alabama                                1           7,900,000        0.2        6.1500       118      1.30x    76.7%      69.5%
Nebraska                               2           7,494,245        0.2        5.9746       119      1.57x    60.9%      53.4%
Delaware                               1           6,500,000        0.2        5.8600       120      1.28x    72.2%      59.8%
Kentucky                               2           4,408,423        0.1        5.9726       118      1.36x    71.6%      62.7%
Louisiana                              1           3,600,000        0.1        6.1000       120      1.26x    80.0%      72.4%
Indiana                                1           3,000,000        0.1        5.7890       120      1.47x    69.8%      69.8%
Arkansas                               1           1,889,519        0.1        7.2300       179      1.15x    67.5%      52.2%
West Virginia                          1           1,422,745        0.0        6.6300       118      1.20x    71.1%      61.5%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                               242      $3,639,934,356      100.0%       5.8216%      120      1.47x    68.9%      64.7%
                                 ==============================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-29

           YEARS BUILT/RENOVATED FOR LOAN GROUP R MORTGAGE LOANS(1,2)

                                                                                              WEIGHTED AVERAGES
                                                                              -------------------------------------------------
                                                 AGGREGATE     % OF INITIAL                STATED           CUT-OFF
                                  NUMBER OF       CUT-OFF       LOAN GROUP               REMAINING            DATE    LTV RATIO
YEARS                             MORTGAGED        DATE             R         MORTGAGE      TERM      UW      LTV        AT
BUILT/RENOVATED                  PROPERTIES       BALANCE         BALANCE       RATE       (MOS.)    DSCR    RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------------

1910 - 1969                            5      $   29,612,448        0.8%       5.6147%      119      1.38x   69.7%      62.2%
1970 - 1979                            8         166,470,552        4.6        5.6726       120      1.63x   77.5%      75.6%
1980 - 1989                           46         379,055,458       10.4        5.7251       119      1.41x   69.5%      63.3%
1990 - 1999                           44         872,212,275       24.0        5.8233       120      1.36x   75.1%      72.3%
2000 - 2006                          139       2,192,583,623       60.2        5.8518       120      1.51x   65.7%      61.2%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                               242      $3,639,934,356      100.0%       5.8216%      120      1.47x   68.9%      64.7%
                                 ==============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP R MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                             -------------------------------------------------
                                                AGGREGATE     % OF INITIAL                STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF       LOAN GROUP               REMAINING            DATE    LTV RATIO
PREPAYMENT                        MORTGAGE        DATE             R         MORTGAGE     TERM       UW      LTV         AT
PROTECTION                         LOANS         BALANCE         BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------

Defeasance                          180      $3,320,188,088       91.2%       5.8106%      120      1.46x   68.9%      65.0%
Yield Maintenance                    39         292,446,268        8.0        5.9685       119      1.57x   69.9%      62.2%
Defeasance/Yield Maintenance          2          24,500,000        0.7        5.5600       120      1.32x   67.4%      60.3%
Fixed Penalty                         1           2,800,000        0.1        5.8400       120      2.12x   52.8%      23.4%
                                 ---------------------------------------------------------------------------------------------
TOTAL:                              222      $3,639,934,356      100.0%       5.8216%      120      1.47x   68.9%      64.7%
                                 =============================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP R MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE    % OF INITIAL                STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF      LOAN GROUP               REMAINING            DATE    LTV RATIO
PARTIAL INTEREST                  MORTGAGE       DATE            R         MORTGAGE      TERM      UW      LTV        AT
ONLY PERIODS                       LOANS        BALANCE       BALANCE        RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

12                                    4      $ 48,200,000        5.0%       5.9467%      119      1.32x   75.2%      65.2%
13 - 24                              16        97,485,000       10.2        6.0080       119      1.23x   75.1%      67.1%
25 - 36                              27       293,055,000       30.6        6.0390       119      1.26x   72.8%      65.8%
37 - 48                               4       139,000,000       14.5        6.1549       119      1.22x   70.1%      63.3%
49 - 60                              29       378,870,000       39.6        5.9243       119      1.21x   73.5%      68.7%
                                 -------------------------------------------------------------------------------------------
                                     80      $956,610,000      100.0%       6.0026%      119      1.23x   73.0%      66.7%
                                 ===========================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-30

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

Annex A-3-1

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-2

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DECEMBER 13, 2006                                                JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                          --------------------------

                                 $4,502,320,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP9

                           --------------------------

                            JPMORGAN CHASE BANK, N.A.
                         UBS REAL ESTATE SECURITIES INC.
                          IXIS REAL ESTATE CAPITAL INC.
                          EUROHYPO AG, NEW YORK BRANCH
                         PNC BANK, NATIONAL ASSOCIATION
                          NOMURA CREDIT & CAPITAL, INC.
                       Sponsors and Mortgage Loan Sellers
                            AIG MORTGAGE CAPITAL, LLC
                              Mortgage Loan Seller

JPMORGAN                                                     UBS INVESTMENT BANK

COMMERZBANK CORPORATES & MARKETS              IXIS SECURITIES NORTH AMERICA INC.
MERRILL LYNCH & CO.                                      PNC CAPITAL MARKETS LLC

This material is for your information, and none of J.P. Morgan Securities Inc.,
UBS Securities LLC, Commerzbank Capital Markets Corp., IXIS Securities North
America Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital
Markets LLC, (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free
Writing Prospectus") dated December 13, 2006.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

                                      A-3-3

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

-----------------------------------------------------------------------------------------------------------------------------
                                                        KEY FEATURES
-----------------------------------------------------------------------------------------------------------------------------

      CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                               UBS Securities LLC

      CO-MANAGERS:             Commerzbank Capital Markets Corp., IXIS Securities North America Inc., Merrill Lynch & Co.,
                               PNC Capital Markets LLC

      MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (38.2%), UBS Real Estate Securities Inc. (21.3%), IXIS Real
                               Estate Capital Inc. (13.1%), Eurohypo AG, New York Branch (12.2%), PNC Bank, National
                               Association (6.5%),Nomura Credit & Capital, Inc. (6.2%), AIG Mortgage Capital, LLC (2.5%)

      MASTER SERVICER:         Midland Loan Services, Inc. with respect to 68.5% of the cut-off date principal balance of the mortgage loans, Capmark Finance Inc. with respect to 19.3% of the cut-off date principal balance of the mortgage loans and Wachovia Bank, National Association with respect to
                               12.2% of the cut-off date principal balance of the mortgage loans.

      SPECIAL SERVICER:        LNR Partners, Inc.

      TRUSTEE:                 LaSalle Bank National Association

      BOND ADMINISTRATOR:      Wells Fargo Bank, National Association

      RATING AGENCIES:         Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.

      PRICING DATE:            On or about December 15, 2006

      CLOSING DATE:            On or about December 21, 2006

      CUT-OFF DATE:            With respect to each mortgage loan, the related due date of that mortgage loan in December
                               2006, or with respect to those mortgage loans that have their first payment date after
                               December 2006, the origination date of that mortgage loan.

      DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a business day, on the next succeeding business day, beginning in January 2007

      PAYMENT DELAY:           14 days

      TAX STATUS:              REMIC

      ERISA CONSIDERATION:     It is expected that the Offered Certificates will be ERISA eligible

      OPTIONAL TERMINATION:    1.0% (Clean-up Call)

      MINIMUM DENOMINATIONS:   $10,000 for each class of Certificates other than the Class A-2SFL and A-3SFL Certificates, which will both have a $100,000 minimum denomination

      SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------------------------------
                                       COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------------------------------

                                                         ALL MORTGAGE         LOAN             LOAN
COLLATERAL CHARACTERISTICS                                  LOANS           GROUP S         GROUP R-1
-----------------------------------------------------   --------------   --------------   --------------

INITIAL POOL BALANCE (IPB):                             $4,854,254,296   $1,214,319,940   $2,942,269,919
NUMBER OF MORTGAGE LOANS:                                          273               51              169
NUMBER OF MORTGAGED PROPERTIES:                                    327               85              188
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:            $17,781,151      $23,810,195      $17,409,881
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                 $14,844,814      $14,286,117      $15,650,372
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                   5.3855%          5.7706%          5.8143%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR(1):                      1.50x            1.58x            1.53x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(2):            68.3%            66.6%            71.3%
WEIGHTED AVERAGE MATURITY DATE LTV(2,3):                         65.2%            66.3%            67.1%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MOS):          107 months        71 months       120 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MOS)(4):       352 months       349 months       349 months
WEIGHTED AVERAGE SEASONING (MONTHS):                          1 months         1 months         1 months
10 LARGEST MORTGAGE LOANS AS % OF IPB:                           40.8%            78.9%            42.3%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                        24.0%            18.1%            30.4%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:                          3.9%             2.0%             5.6%
% OF MORTGAGE LOANS WITH INVESTMENT GRADE RATING:                15.5%            11.8%             7.9%

                                                            LOAN           LOAN
COLLATERAL CHARACTERISTICS                               GROUP R-2       GROUP R
-----------------------------------------------------   ------------   --------------

INITIAL POOL BALANCE (IPB):                             $697,664,437   $3,639,934,356
NUMBER OF MORTGAGE LOANS:                                         53              222
NUMBER OF MORTGAGED PROPERTIES:                                   54              242
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:          $13,163,480      $16,396,101
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:               $12,919,712      $15,041,051
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                 5.8526%          5.8217%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR(1):                    1.30x            1.47x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(2):          59.1%            68.9%
WEIGHTED AVERAGE MATURITY DATE LTV(2,3):                       55.2%            64.8%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MOS):        120 months       120 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MOS)(4):     366 months       352 months
WEIGHTED AVERAGE SEASONING (MONTHS):                        1 months         1 months
10 LARGEST MORTGAGE LOANS AS % OF IPB:                         83.0%            43.4%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                       7.5%            26.0%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:                        0.0%             4.5%
% OF MORTGAGE LOANS WITH INVESTMENT GRADE RATING:              53.8%            16.7%

______________

(1)   With respect to certain mortgage loans, including The Belnord, the (UW)
      DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values, "as-repaired" value or certain other values other than the "as is" value or with certain other adjustments as defined in the related appraisal.

(3)   Excludes the fully amortizing mortgage loans.

(4)   Excludes mortgage loans that are interest only for the entire term.

                                      A-3-4

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
               EXPECTED                             CREDIT       EXPECTED
               RATINGS                              SUPPORT      WEIGHTED       EXPECTED
              (MOODY'S/           APPROXIMATE        (% OF       AVG LIFE       PAYMENT
              S&P/FITCH)         FACE AMOUNT(1)   BALANCE)(2)   (YEARS)(3)     WINDOW(3)
-------------------------------------------------------------------------------------------

PUBLICLY OFFERED CERTIFICATES
-----------------------------
  A-1        Aaa/AAA/AAA         $   57,529,000     30.000%        2.93      1/07 -- 12/11
  A-2        Aaa/AAA/AAA         $  139,777,000     30.000%        7.51      12/11 -- 5/16
  A-3        Aaa/AAA/AAA         $1,652,984,000     30.000%        9.89      5/16 -- 12/16
  A-1A       Aaa/AAA/AAA         $  697,664,000     30.000%        9.65      1/07 -- 12/16
  X(4)       Aaa/AAA/AAA         $4,854,254,295       N/A          N/A            N/A
  A-M        Aaa/AAA/AAA         $  363,993,000     20.000%        9.98      12/16 -- 12/16
  A-J        Aaa/AAA/AAA         $  318,494,000     11.250%        9.98      12/16 -- 12/16
  B           Aa2/AA/AA          $   72,799,000      9.250%        9.98      12/16 -- 12/16
  C          Aa3/AA-/AA-         $   22,750,000      8.625%        9.98      12/16 -- 12/16
  D             A2/A/A           $   50,049,000      7.250%        9.98      12/16 -- 12/16

PRIVATELY OFFERED CERTIFICATES
------------------------------
  E            A3/A-/A-          $   40,949,000      6.125%        N/A            N/A
  F         Baa1/BBB+/BBB+       $   40,949,000      5.000%        N/A            N/A
  G          Baa2/BBB/BBB        $   36,399,000      4.000%        N/A            N/A
  H         Baa3/BBB-/BBB-       $   45,500,000      2.750%        N/A            N/A
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
               EXPECTED                             CREDIT       EXPECTED
                RATINGS                             SUPPORT      WEIGHTED       EXPECTED
               (MOODY'S/          APPROXIMATE        (% OF       AVG LIFE       PAYMENT
              S&P/FITCH)         FACE AMOUNT(1)   BALANCE)(2)   (YEARS)(3)     WINDOW(3)
-------------------------------------------------------------------------------------------

PUBLICLY OFFERED CERTIFICATES
------------------------------
  A-1S        Aaa/AAA/AAA        $  129,741,000     30.000%        4.65      1/07 -- 10/11
  A-2S        Aaa/AAA/AAA        $  375,000,000     30.000%        4.95      10/11 -- 12/11
  A-2SFL      Aaa/AAA/AAA        $  200,000,000     30,000%        4.95      10/11 -- 12/11
  A-3SFL      Aaa/AAA/AAA        $  145,282,000     30,000%        6.90      12/11 -- 11/13
  X(4)        Aaa/AAA/AAA        $4,854,254,295       N/A          N/A            N/A
  A-MS        Aaa/AAA/AAA        $  121,432,000     20.000%        6.98      11/13 -- 12/13
  A-JS        Aaa/AAA/AAA        $  106,253,000     11.250%        6.98      12/13 -- 12/13
  B-S          Aa2/AA/AA         $   24,287,000      9.250%        6.98      12/13 -- 12/13
  C-S         Aa3/AA-/AA-        $    7,589,000      8.625%        6.98      12/13 -- 12/13
  D-S           A2/A/A           $   16,697,000      7.250%        6.98      12/13 -- 12/13

PRIVATELY OFFERED CERTIFICATES
------------------------------
  E-S          A3/A-/A-          $   13,661,000      6.125%        N/A            N/A
  F-S       Baa1/BBB+/BBB+       $   13,661,000      5.000%        N/A            N/A
  G-S        Baa2/BBB/BBB        $   12,144,000      4.000%        N/A            N/A
  H-S       Baa3/BBB-/BBB-       $   15,179,000      2.750%        N/A            N/A
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
            EXPECTED RATINGS      APPROXIMATE      CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
          (MOODY'S/S&P/FITCH)    FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG LIFE (YEARS)(3)      WINDOW(3)
------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CERTIFICATES
------------------------------
  J           Ba1/BB+/BB+         $18,203,000          2.375%                 N/A                 N/A
  K            Ba2/BB/BB          $18,204,000          2.000%                 N/A                 N/A
  L           Ba3/BB-/BB-         $12,135,000          1.750%                 N/A                 N/A
  M             B1/B+/B+          $12,136,000          1.500%                 N/A                 N/A
  N              B2/B/B           $ 6,068,000          1.375%                 N/A                 N/A
  P             B3/B-/B-          $12,135,000          1.125%                 N/A                 N/A
  NR            NR/NR/NR          $54,611,295            N/A                  N/A                 N/A
------------------------------------------------------------------------------------------------------------

(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The credit support percentages set forth for the Class A-1, Class A-1S,
      Class A-2, Class A-2S, Class A-2SFL, Class A-3, Class A-3SFL and Class
      A-1A certificates are represented in the aggregate without regard to loan groups and taking into account each certificate with a lower distribution priority; the Class A-M and Class A-MS certificates are represented in the aggregate in the same manner, as are the Class A-J and Class A-JS certificates and each subsequent group of certificates with the same certificate rating.

(3)   The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
      Considerations-Weighted Average Life" in the Free Writing Prospectus, and
      the assumptions that (a) there are no prepayments or losses on the mortgage loans and (b) each mortgage loan pays off on its scheduled maturity date.

(4)   The Class X Certificates are entitled to a Pass-Through Rate composed of strips from each other certificate (other than the Class A-2SFL and Class
      A-3SFL, Class MR and Class LR) and the Class A-2SFL and A-3SFL Regular
      Interests. However, interest is allocated to the Class X Certificate from funds from Loan Group R and Loan Group S separately based on the Class X-R distribution amount and the Class X-S distribution Amount. As a result, distributions on the Class X certificates on any Distribution Date may have a shortfall as a result of shortfalls in respect of a particular loan group even if Certificates with a lower rating may be receiving interest from the loan group without a shortfall. See "Interest Distributions to
      Certificates in the "Y" Structure Waterfall" below.

                                      A-3-5

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE "Y" STRUCTURE WATERFALL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

        ----------------------------------------------         --------------------
        Loan Group R (Loan Group R-1 & Loan Group R-2)             Loan Group S
        ----------------------------------------------         --------------------

  |  |  ----------------------------------------------         --------------------  |  |
  |  |                   Ass/AAA/AAA                    ^   ^      Aaa/AAA/AAA       |  |
  |  |  ----------------------------------------------  |   |  --------------------  |  |
  |  |                    Aa2/AA/AA                     |   |       Aa2/AA/AA        |  |
  |  |  ----------------------------------------------  |   |  --------------------  |  |
  |  |                   Aa3/AA-/AA-                    |   |      Aa3/AA-/AA-       |  |
  |  |  ----------------------------------------------  |   |  --------------------  |  |
  |  |                     A2/A/A                       |   |         A2/A/A         |  |
  |  |  ----------------------------------------------  |   |  --------------------  |  |
  |  |                    A3/A-/A-                      |   |        A3/A-/A-        |  |
  |  |  ----------------------------------------------  |   |  --------------------  |  |
  |  |                 Baa1/BBB+/BBB+                   |   |     Baa1/BBB+/BBB+     |  |
  |  |  ----------------------------------------------  |   |  --------------------  |  |
  |  |                  Baa2/BBB/BBB                    |   |      Baa2/BBB/BBB      |  |
  |  |  ----------------------------------------------  |   |  --------------------  |  |
  |  v                 Baa3/BBB-/BBB-                   |   |     Baa3/BBB-/BBB-     v  |
  |     ---------------------------------------------------------------------------     |
  |                                                       ^                             |
  |                 NON-INVESTMENT GRADE                  |    NON-INVESTMENT GRADE     |
  |                     CERTIFICATES                      |        CERTIFICATES         |
  v                                                       |                             v
        ---------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

GENERAL DESCRIPTION OF THE "Y" STRUCTURE WATERFALL

o     For the purposes of making interest and principal distributions to each investment grade rated Class of Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group R" and "Loan
      Group S"). For purposes of making distributions to the Class A-1, Class
      A-2, Class A-3 and Class A-1A Certificates, Loan Group R will be further deemed to consist of 2 distinct loan groups ("Loan Group R-1" and "Loan
      Group R-2").

o     Generally, interest and principal distributions on the Class A-1, Class
      A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class
      D, Class E, Class F, Class G and Class H Certificates will be based on amounts available relating to Loan Group R. For purposes of those distributions, generally interest and principal distributions on the Class
      A-1, Class A-2 and Class A-3 Certificates will be based on amounts available relating to Loan Group R-1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group R-2.

o     Generally, interest and principal distributions on the Class A-1S, Class
      A-2S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S,
      Class F-S, Class G-S and Class H-S Certificates and the Class A-2SFL and
      Class A-3SFL Regular Interests (and the fixed interest payment on the
      Class A-2SFL and A-3SFL Regular Interests will be swapped under the related Swap Contract to a floating interest payment to the Class A-2SFL or Class A-3SFL Certificates, respectively, as described in the free writing prospectus) will be based on amounts available relating to Loan
      Group S.

o     For the purposes of making interest and principal distributions to each non-investment grade rated Class of Certificates, the pool of mortgage loans will be deemed to consist of all mortgage loans then outstanding
      (without regard to loan group).

o     Losses (regardless of loan group) will be borne by the Classes (other than the Class A-2SFL, Class A-3SFL and Class X Certificates) and the A-2SFL
      and A-3SFL Regular Interests in reverse sequential order, from the Class
      NR Certificates up to the Class J Certificates, and then pro rata to the
      Class H and Class H-S Certificates, and then pro rata to the Class G and
      Class G-S Certificates, and then pro rata to the Class F and Class F-S
      Certificates, then pro rata to the Class E and Class E-S Certificates, then pro rata to the Class D and Class D-S Certificates, then pro rata to the Class C and Class C-S Certificates, then pro rata to the Class B and
      Class B-S Certificates, then pro rata to the Class A-J and Class A-JS
      Certificates, then pro rata to the Class A-M and Class A-MS Certificates, and then pro rata to the Class A-1, Class A-1S, Class A-2, Class A-2S,
      Class A-3 and Class A-1A Certificates and the Class A-2SFL and Class
      A-3SFL Regular Interests.

                                      A-3-6

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE "Y" STRUCTURE WATERFALL
--------------------------------------------------------------------------------

INTEREST DISTRIBUTIONS TO CERTIFICATES IN THE "Y" STRUCTURE WATERFALL

o     The available distribution amount from the mortgage loans in Loan Group R
      (and, after the Class H-S Certificates have been paid in full, the available distribution amount from the mortgage loans in Loan Group S)
      will be distributed concurrently (a) to the Class A-1, Class A-2, Class
      A-3 and Class A-1A Certificates, in each case up to an amount equal to all accrued and unpaid interest on that Class (pro rata to the Class A-1,
      Class A-2 and Class A-3 Certificates from Loan Group R-1, and to the Class
      A-1A Certificates from Loan Group R-2) and (b) to the Class X Certificates up to an amount equal to the Class X-R Interest Distribution Amount and then, after payment of the principal distribution amount to those Classes
      (other than the Class X Certificates), interest will be paid sequentially to the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
      Class G and Class H Certificates.

o     The available distribution amount from the mortgage loans in Loan Group S
      (and, after the Class H Certificates have been paid in full, the available distribution amount from the mortgage loans in Loan Group R) will be distributed concurrently (a) to the Class A-1S and Class A-2S Certificates
      and the Class A-2SFL and Class A-3SFL Regular Interests, in each case up to an amount equal to all accrued and unpaid interest on that Class and
      (b) to the Class X Certificates up to an amount equal to the Class X-S
      Interest Distribution Amount and then, after payment of the principal distribution amount to those Classes (other than the Class X
      Certificates), interest will be paid sequentially to the Class A-MS, Class
      A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and
      Class H-S Certificates.

o     After the above described distributions to the Class A-1, Class A-1S,
      Class A-2, Class A-2S, Class A-3, Class A-1A, Class X, Class A-M, Class
      A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class
      D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S,
      Class H and Class H-S and the Class A-2SFL and Class A-3SFL Regular
      Interests, available distribution amount from the mortgage loans in Loan
      Group S and in Loan Group R will be paid sequentially to Class J, Class K,
      Class L, Class M, Class N, Class P and Class NR, in each case up to an amount equal to all accrued and unpaid interest on that Class.

The "Class X-R Interest Distribution Amount" is generally an amount equal to (a)
prior to the date on which the Class H-S Certificates have paid in full, (1) all accrued and unpaid interest on the Class X Certificates multiplied by (2) a fraction whose numerator is the stated principal balance of all mortgage loans in Loan Group R and whose denominator is the stated principal balance of all mortgage loans and (b) after the date on which the Class H-S Certificates have been paid in full, all accrued and unpaid interest on the Class X Certificates.

The "Class X-S Interest Distribution Amount" is generally an amount equal to (a)
prior to the date on which the Class H Certificates have paid in full, (1) all accrued and unpaid interest on the Class X Certificates multiplied by (2) a fraction whose numerator is the stated principal balance of all mortgage loans in Loan Group S and whose denominator is the stated principal balance of all mortgage loans and (b) after the date on which the Class H Certificates have been paid in full, all accrued and unpaid interest on the Class X Certificates.

o     The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-1A,
      Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G
      and Class H Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans in Loan
      Group R (in each case adjusted, if necessary, to accrue on the basis of a
      360-day year consisting of twelve 30-day months) (the "Group R Cap"),
      (iii) a rate equal to the lesser of a specified fixed pass-through rate and the Group R Cap and (iv) the Group R Cap less a specified percentage.

o     The pass-through rates on the Class A-1S, Class A-2S, Class A-MS, Class
      A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and
      Class H-S Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans in Loan
      Group S (in each case adjusted, if necessary, to accrue on the basis of a
      360-day year consisting of twelve 30-day months) (the "Group S Cap"),
      (iii) a rate equal to the lesser of a specified fixed pass-through rate and the Group S Cap and (iv) the Group S Cap less a specified percentage.

      The pass-through rate on the Class A-2SFL and Class A-3SFL Certificates will be based on LIBOR plus a specified percentage, provided, that interest payments made under the swap contracts are subject to reduction as described in the free writing prospectus. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the A-2SFL and Class A-3SFL interest accrual period. Under certain circumstances described in the free writing prospectus, the pass-through rate for each of the A-2SFL and Class A-3SFL Certificates may convert to a fixed rate. See "Description of the Swap Contracts--The Swap
      Contracts" in the free writing prospectus. There may be special requirements under ERISA for purchasing the A-2SFL and Class A-3SFL
      Certificates. See "Certain ERISA Considerations" in the free writing prospectus.

o     The pass-through rates on the Class J, Class K, Class L, Class M, Class N,
      Class P and Class NR Certificates will equal one of (i) a fixed rate, (ii)
      the Pool Cap, (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage.

      The "Pool Cap" is the weighted average of (x) the Group S Cap and (y) the
      Group R Cap, in each case weighted on the basis of the related Group
      Subordinated Amount.

                                      A-3-7

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

The "Group Subordinate Amount" for any distribution date (i) for the mortgage loans in Loan Group R, will be equal to the excess of the aggregate principal balance of the mortgage loans in Loan Group R as of the beginning of the related due period over the outstanding principal balance of the Class A-1, Class A-2,
Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G and Class H Certificates immediately prior to such distribution date and (ii) for the mortgage loans in Loan Group S will be equal to the excess of the aggregate principal balance of the mortgage loans in Loan Group S as of the beginning of the related due period over the aggregate outstanding principal balance of the Class A-1S, Class A-2S, Class A-MS, Class A-JS, Class B-S, Class
C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates and
the Class A-2SFL and Class A-3SFL Regular Interests, immediately prior to such distribution date.

In the aggregate, the Class X Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and
Class A-3SFL Regular Interests. All Classes (except for the A-2SFL and Class
A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests
will accrue interest on a 30/360 basis. The A-2SFL and Class A-3SFL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the A-2SFL or Class A-3SFL Certificates converts to a fixed rate, interest will accrue on a 30/360 basis.

                                      A-3-8

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE "Y" STRUCTURE WATERFALL
--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTIONS TO CERTIFICATES IN THE "Y" STRUCTURE WATERFALL

o     Principal advanced or collected from mortgage loans in Loan Group S (and, after the Class H Certificates have been paid in full, principal advanced or collected from the mortgage loans in Loan Group R) will generally be distributed on each Distribution Date to the Class A-1S and then to the
      Class A-2S Certificates and the Class A-2SFL Regular Interest, pro rata, then to the Class 3-SFL Regular Interest and the Class A-MS, Class A-JS,
      Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class
      H-S Certificates, in that order, in each case until the certificate balance for that Class has been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M,
      Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S,
      Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class
      G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N,
      Class P and Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans without regard to loan group will be distributed to the Class A-1, Class
      A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A Certificates and the
      Class A-2SFL and Class A-3SFL Regular Interests on a pro rata basis.

o     Generally, the Class A-1, Class A-2 and Class A-3 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group R-1 (and, after the Class H-S
      Certificates have been paid in full, principal advanced or collected from the mortgage loans in Loan Group S) until the certificate balance of the
      Class A-1A Certificates has been reduced to zero, and the Class A-1A
      Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group R-2
      (and, after the Class H-S Certificates have been paid in full, principal advanced or collected from the mortgage loans in Loan Group S) until the certificate balances of the Class A-1, Class A-2 and Class A-3
      Certificates have been reduced to zero. After the Class A-1, Class A-2,
      Class A-3 and Class A-1A Certificates have been paid in full, principal advanced or collected from mortgage loans in Loan Group R (and, after the
      Class H-S Certificates have been paid in full, principal advanced or collected from the mortgage loans in Loan Group S) will generally be distributed on each Distribution Date to the Class A-M, Class A-J, Class
      B, Class C, Class D, Class E, Class F, Class G and Class H Certificates,
      in that order, in each case until the certificate balance for that Class has been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M, Class A-MS, Class A-J, Class A-JS,
      Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class
      E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J,
      Class K, Class L, Class M, Class N, Class P and Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans without regard to loan group will be distributed to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3
      and Class A-1A Certificates and the Class A-2SFL and Class A-3SFL Regular
      Interests on a pro rata basis.

o     After the above described distributions to the Class A-1, Class A-1S,
      Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class
      A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class
      D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H
      and Class H-S Certificates and the Class A-2SFL and Class A-3SFL Regular
      Interests, principal advanced or collected from mortgage loans in Loan
      Group S and Loan Group R will generally be distributed on each
      Distribution Date to the Class J, Class K, Class L, Class M, Class N,
      Class P and Class NR Certificates, in that order, in each case until the certificate balance for that Class has been reduced to zero.

o     Any amounts from mortgage loans in Loan Group S (after the date the Class
      H-S has been reduced to zero) that are paid as part of the Loan Group R distributions will be deemed to be part of Loan Group R-1.

The Class X Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

YIELD MAINTENANCE ALLOCATIONS TO CERTIFICATES IN THE "Y" STRUCTURE WATERFALL

o     Yield Maintenance Charges (received from Loan Group R) calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Class A-1, Class A-2, Class A-3, Class A-1A, Class
      B, Class C, Class D, Class E, Class F, Class G and Class H Certificates in
      the following manner: the holders of each class of Class A-1, Class A-2,
      Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
      Class E, Class F, Class G and Class H Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class
      A-1, Class A-2, Class A-3 and Class A-1A Certificates) on each
      Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X Certificates).

            YM Charge       Group Principal Paid to Class       (Pass-Through Rate on Class - Discount Rate)
                        x   -----------------------------   x   ---------------------------------------------
                             Group Total Principal Paid           (Mortgage Rate on Loan - Discount Rate)

o     Yield Maintenance Charges (received from Loan Group S) calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Class A-1S, Class A-2S, Class A-MS, Class A-JS,
      Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class
      H-S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests
      in the following manner: the holders of each class of Class A-1S, Class
      A-2S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S,
      Class F-S, Class G-S and Class H-S Certificates and the Class A-2SFL and
      Class A-3SFL Regular Interests will receive on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X
      Certificates). Any Yield Maintenance changes payable to the Class A-2SFL or Class A-3SFL Regular Interests will be paid to the related Swap
      Counterparty.

            YM Charge       Group Principal Paid to Class       (Pass-Through Rate on Class - Discount Rate)
                        x   -----------------------------   x   ---------------------------------------------
                             Group Total Principal Paid           (Mortgage Rate on Loan - Discount Rate)

o     Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X Certificates.

o     The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the Special Servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
      P&I Advance will be reduced in proportion to such adjustment.

                                      A-3-9

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

-------------------------------------------------------------------------------------------------------------
               TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS(1)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
LOAN                                                              NUMBER OF    LOAN     CUT-OFF DATE    % OF
SELLER(2)   LOAN NAME                       CITY, STATE           PROPERTIES   GROUP      BALANCE        IPB
-------------------------------------------------------------------------------------------------------------

UBS         The Belnord                     (New York, NY)            1         R-2    $  375,000,000    7.7%
JPMCB       131 South Dearborn              (Chicago, IL)             1         R-1    $  236,000,000    4.9%
JPMCB       Galleria Towers                 (Dallas, TX)              1         R-1    $  232,000,000    4.8%
UBS         Corporate Woods Portfolio       (Overland Park, KS)       17         S     $  220,000,000    4.5%
UBS         Americold Portfolio             (Various, Various)        4         R-1    $  194,000,000    4.0%
-------------------------------------------------------------------------------------------------------------
EHY         Merchandise Mart                (Chicago, IL)             1         R-1    $  175,000,000    3.6%
JPMCB       Colony IV Portfolio             (Various, Various)        25         S     $  171,360,000    3.5%
JPMCB       Centro Heritage Portfolio III   (Various, Various)        14         S     $  142,877,176    2.9%
EHY         Discover Mills                  (Lawrenceville, GA)       1          S     $  135,000,000    2.8%
JPMCB       Bank of America Plaza           (Atlanta, GA)             1         R-1    $  100,000,000    2.1%
-------------------------------------------------------------------------------------------------------------
IXIS        Westgate Mall                   (Amarillo, TX)            1         R-1    $   70,000,000    1.4%
NCCI        Jogani Portfolio I              (Various, Various)        9         R-2    $   69,733,595    1.4%
JPMCB       City Center West                (Madison , WI)            1         R-1    $   65,000,000    1.3%
JPMCB       El Camino North                 (Oceanside, CA)           1         R-1    $   61,400,000    1.3%
EHY         Prescott Gateway                (Prescott, AZ)            1          S     $   60,000,000    1.2%
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE                                               $1,257,000,000   25.9%

            TOP 10 TOTAL/WEIGHTED AVERAGE                                              $1,981,237,176   40.8%

            TOP 15 TOTAL/WEIGHTED AVERAGE                                              $2,307,370,771   47.5%
-------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                               SF/
LOAN                                         UNITS/      UW        CUT-OFF     PROPERTY
SELLER(2)   LOAN NAME                         ROOMS     DSCR(3)   LTV RATIO      TYPE
-----------------------------------------------------------------------------------------

UBS         The Belnord                           215   1.35x       48.4%     Multifamily
JPMCB       131 South Dearborn              1,504,364   1.28x       80.0%        Office
JPMCB       Galleria Towers                 1,428,314   1.28x       80.0%        Office
UBS         Corporate Woods Portfolio       2,167,827   1.39x       76.4%       Various
UBS         Americold Portfolio             3,328,651   1.74x       80.0%      Industrial
-----------------------------------------------------------------------------------------
EHY         Merchandise Mart                3,448,680   3.19x       38.2%        Office
JPMCB       Colony IV Portfolio             2,381,939   1.82x       59.5%       Various
JPMCB       Centro Heritage Portfolio III   2,630,728   2.41x       51.5%        Retail
EHY         Discover Mills                  1,184,544   1.46x       64.3%        Retail
JPMCB       Bank of America Plaza           1,253,499   1.38x       80.0%        Office
-----------------------------------------------------------------------------------------
IXIS        Westgate Mall                     516,690   1.17x       71.1%        Retail
NCCI        Jogani Portfolio I                  1,298   1.25x       68.3%     Multifamily
JPMCB       City Center West                  376,756   1.47x       80.0%      Mixed Use
JPMCB       El Camino North                   367,031   1.46x       61.2%        Retail
EHY         Prescott Gateway                  319,348   1.45x       64.5%        Retail
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE                1.39x       69.9%

            TOP 10 TOTAL/WEIGHTED AVERAGE               1.66x       65.0%

            TOP 15 TOTAL/WEIGHTED AVERAGE               1.62x       65.6%
-----------------------------------------------------------------------------------------

(1)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loans(s), and in the case of the 131 South Dearborn, Merchandise
      Mart and Bank of America Plaza loans in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans. In addition, because the Colony IV Portfolio is secured by 25 groups of mortgaged assets, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 25 cross collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "UBS" = UBS Real Estate Securities
      Inc.; "IXIS"= IXIS Real Estate Capital Inc.; "EHY"= Eurohypo AG, New York
      Branch; "NCCI" = Nomura Credit & Capital, Inc.

(3)   With respect to certain mortgage loans, including The Belnord, the (UW)
      DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

                                     A-3-10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

-----------------------------------------------------------------------------------------------------------------------
              TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED LOAN GROUP S MORTGAGE LOANS(1)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
LOAN                                                                        NUMBER OF    LOAN    CUT-OFF DATE     % OF
SELLER(2)   LOAN NAME                                 CITY, STATE           PROPERTIES   GROUP     BALANCE         IPB
-----------------------------------------------------------------------------------------------------------------------

UBS         Corporate Woods Portfolio                 (Overland Park, KS)       17         S     $  220,000,000   18.1%
JPMCB       Colony IV Portfolio                       (Various, Various)        25         S     $  171,360,000   14.1%
JPMCB       Centro Heritage Portfolio III             (Various, Various)        14         S     $  142,877,176   11.8%
EHY         Discover Mills                            (Lawrenceville, GA)       1          S     $  135,000,000   11.1%
EHY         Prescott Gateway                          (Prescott, AZ)            1          S     $   60,000,000    4.9%
-----------------------------------------------------------------------------------------------------------------------
PNC         Sheraton Reston                           (Reston, VA)              1          S     $   60,000,000    4.9%
EHY         Tysons Galleria                           (McLean, VA)              1          S     $   50,000,000    4.1%
JPMCB       Park Belmar                               (Lakewood, CO)            1          S     $   44,010,000    3.6%
UBS         7 Penn Center                             (Philadelphia, PA)        1          S     $   38,500,000    3.2%
IXIS        Davinci Court and 20 Technology Parkway   (Norcross, GA)            2          S     $   36,500,000    3.0%
-----------------------------------------------------------------------------------------------------------------------
EHY         Fontainebleu                              (Isla Vista, CA)          1          S     $   29,505,000    2.4%
EHY         Broadstone Sunrise Mountain               (Las Vegas, NV)           1          S     $   27,000,000    2.2%
UBS         Steward's Crossing                        (Lawrenceville, NJ)       1          S     $   25,000,000    2.1%
UBS         Colonial Grand at Palma Sola              (Bradenton, FL)           1          S     $   23,300,000    1.9%
UBS         Knolls at Inglewood                       (Sammamish, WA)           1          S     $   22,250,000    1.8%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE                                                         $  729,237,176   60.1%

            TOP 10 TOTAL/WEIGHTED AVERAGE                                                        $  958,247,176   78.9%

            TOP 15 TOTAL/WEIGHTED AVERAGE                                                        $1,085,302,176   89.4%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                         SF/              CUT-OFF
LOAN                                                   UNITS/      UW       LTV      PROPERTY
SELLER(2)   LOAN NAME                                   ROOMS     DSCR     RATIO       TYPE
-----------------------------------------------------------------------------------------------

UBS         Corporate Woods Portfolio                 2,167,827   1.39x    76.4%      Various
JPMCB       Colony IV Portfolio                       2,381,939   1.82x    59.5%      Various
JPMCB       Centro Heritage Portfolio III             2,630,728   2.41x    51.5%       Retail
EHY         Discover Mills                            1,184,544   1.46x    64.3%       Retail
EHY         Prescott Gateway                            319,348   1.45x    64.5%       Retail
-----------------------------------------------------------------------------------------------
PNC         Sheraton Reston                                 301   1.45x    75.0%       Hotel
EHY         Tysons Galleria                             309,112   1.44x    62.1%       Retail
JPMCB       Park Belmar                                     512   1.40x    60.0%    Multifamily
UBS         7 Penn Center                               286,574   1.29x    79.4%       Office
IXIS        Davinci Court and 20 Technology Parkway     288,897   1.40x    78.3%       Office
-----------------------------------------------------------------------------------------------
EHY         Fontainebleu                                    434   1.56x    67.1%    Multifamily
EHY         Broadstone Sunrise Mountain                     344   1.37x    66.7%    Multifamily
UBS         Steward's Crossing                              240   1.23x    69.4%    Multifamily
UBS         Colonial Grand at Palma Sola                    340   1.23x    75.2%    Multifamily
UBS         Knolls at Inglewood                             230   1.24x    65.2%    Multifamily
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE                          1.71x    64.3%

            TOP 10 TOTAL/WEIGHTED AVERAGE                         1.64x    65.8%

            TOP 15 TOTAL/WEIGHTED AVERAGE                         1.60x    66.1%
-----------------------------------------------------------------------------------------------

(1)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Tysons Galleria loan in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans and excludes any related subordinate companion loan. In addition, because the Colony IV Portfolio is secured by 25 groups of mortgaged assets, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 25 cross collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "UBS" = UBS Real Estate Securities
      Inc.; "IXIS"= IXIS Real Estate Capital Inc.; "EHY"= Eurohypo AG, New York
      Branch; "PNC" = PNC Capital Markets LLC.

                                     A-3-11

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

----------------------------------------------------------------------------------------------------------------
          TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED LOAN GROUP R MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
LOAN                                                                 NUMBER OF    LOAN     CUT-OFF DATE    % OF
SELLER(2)   LOAN NAME                           CITY, STATE          PROPERTIES   GROUP      BALANCE        IPB
----------------------------------------------------------------------------------------------------------------

UBS         The Belnord                         (New York, NY)           1         R-2    $  375,000,000   10.3%
JPMCB       131 South Dearborn                  (Chicago, IL)            1         R-1    $  236,000,000    6.5%
JPMCB       Galleria Towers                     (Dallas, TX)             1         R-1    $  232,000,000    6.4%
UBS         Americold Portfolio                 (Various, Various)       4         R-1    $  194,000,000    5.3%
EHY         Merchandise Mart                    (Chicago, IL)            1         R-1    $  175,000,000    4.8%
----------------------------------------------------------------------------------------------------------------
JPMCB       Bank of America Plaza               (Atlanta, GA)            1         R-1    $  100,000,000    2.7%
IXIS        Westgate Mall                       (Amarillo, TX)           1         R-1    $   70,000,000    1.9%
NCCI        Jogani Portfolio I                  (Various, Various)       9         R-2    $   69,733,595    1.9%
JPMCB       City Center West                    (Madison , WI)           1         R-1    $   65,000,000    1.8%
JPMCB       El Camino North                     (Oceanside, CA)          1         R-1    $   61,400,000    1.7%
----------------------------------------------------------------------------------------------------------------
JPMCB       Kimco PNP - Cheyenne Commons        (Las Vegas, NV)          1         R-1    $   55,000,000    1.5%
IXIS        Raytheon LAX                        (El Segundo, CA)         1         R-1    $   55,000,000    1.5%
NCCI        One West Side                       (Los Angeles, CA)        1         R-1    $   47,500,000    1.3%
JPMCB       Westwood of Lisle                   (Lisle, IL)              1         R-1    $   45,000,000    1.2%
JPMCB       Kimco PNP - Fullerton Town Center   (Fullerton, CA)          1         R-1    $   44,000,000    1.2%
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE                                                  $1,212,000,000   33.3%

            TOP 10 TOTAL/WEIGHTED AVERAGE                                                 $1,578,133,595   43.4%

            TOP 15 TOTAL/WEIGHTED AVERAGE                                                 $1,824,633,595   50.1%
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                   SF/
LOAN                                             UNITS/       UW       CUT-OFF     PROPERTY
SELLER(2)   LOAN NAME                             ROOMS     DSCR(3)   LTV RATIO      TYPE
---------------------------------------------------------------------------------------------

UBS         The Belnord                               215    1.35x      48.4%     Multifamily
JPMCB       131 South Dearborn                  1,504,364    1.28x      80.0%       Office
JPMCB       Galleria Towers                     1,428,314    1.28x      80.0%       Office
UBS         Americold Portfolio                 3,328,651    1.74x      80.0%     Industrial
EHY         Merchandise Mart                    3,448,680    3.19x      38.2%       Office
---------------------------------------------------------------------------------------------
JPMCB       Bank of America Plaza               1,253,499    1.38x      80.0%       Office
IXIS        Westgate Mall                         516,690    1.17x      71.1%       Retail
NCCI        Jogani Portfolio I                      1,298    1.25x      68.3%     Multifamily
JPMCB       City Center West                      376,756    1.47x      80.0%      Mixed Use
JPMCB       El Camino North                       367,031    1.46x      61.2%       Retail
---------------------------------------------------------------------------------------------
JPMCB       Kimco PNP - Cheyenne Commons          362,758    1.47x      67.5%       Retail
IXIS        Raytheon LAX                          565,264    1.81x      48.9%       Office
NCCI        One West Side                          92,729    1.38x      71.1%       Retail
JPMCB       Westwood of Lisle                     296,517    1.20x      76.3%       Office
JPMCB       Kimco PNP - Fullerton Town Center     270,647    1.70x      64.4%       Retail
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE                     1.65x      64.2%

            TOP 10 TOTAL/WEIGHTED AVERAGE                    1.58x      66.2%

            TOP 15 TOTAL/WEIGHTED AVERAGE                    1.57x      66.1%
---------------------------------------------------------------------------------------------

(1)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loans(s), and in the case of the 131 South Dearborn, Merchandise
      Mart and Bank of America Plaza loans in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "UBS" = UBS Real Estate Securities
      Inc.; "IXIS"= IXIS Real Estate Capital Inc.; "EHY"= Eurohypo AG, New York
      Branch: "NCCI"=Nomura Credit & Capital, Inc.

(3)   With respect to certain mortgage loans, including The Belnord, the (UW)
      DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

                                     A-3-12

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                            PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
LOAN ID                                            A-NOTE BALANCE AS OF
  NO.     LOAN SELLER(2)   LOAN NAME                   CUT-OFF DATE          TRANSACTION
-------------------------------------------------------------------------------------------

   2          JPMCB        131 South Dearborn          $236,000,000        JPMCC 2006-LDP9
                                                       $236,000,000              TBD

   6           EHY         Merchandise Mart            $175,000,000        JPMCC 2006-LDP9
                                                       $175,000,000              TBD

  34          JPMCB        Bank of America Plaza       $263,000,000       JPMCC 2006-CIBC17
                                                       $100,000,000        JPMCC 2006-LDP9

  51           EHY         Tysons Galleria             $173,500,000        JPMCC 2006-LDP8
                                                       $ 50,000,000        JPMCC 2006-LDP9
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------
LOAN ID
  NO.                  SERVICER                     SPECIAL SERVICER
------------------------------------------------------------------------

   2          Midland Loan Services, Inc.          LNR Partners, Inc.
                          TBD                             TBD

   6      Wachovia Bank, National Association      LNR Partners, Inc.
                          TBD                             TBD

  34            Wells Fargo Bank, N.A.             LNR Partners, Inc.
              Midland Loan Services, Inc.          LNR Partners, Inc.

  51            Wells Fargo Bank, N.A.          J.E.Robert Company, Inc.
          Wachovia Bank, National Association      LNR Partners, Inc.
------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             COMPANION LOAN SUMMARY
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
LOAN ID                                                       A-NOTE BALANCE(S)    B-NOTE BALANCE AS   WHOLE LOAN BALANCE   TRUST
  NO.     LOAN SELLER(2)   LOAN NAME                          AS OF CUT-OFF DATE    OF CUT-OFF DATE    AS OF CUT-OFF DATE   DSCR
---------------------------------------------------------------------------------------------------------------------------------

  33           EHY         Discover Mills                        $135,000,000         $23,700,000         $158,700,000      1.46x

  51           EHY         Tysons Galleria(1)                    $223,500,000         $31,500,000         $255,000,000      1.44x

  73           EHY         Broadstone Sunrise Mountain           $ 27,000,000         $ 2,000,000         $ 29,000,000      1.37x

  97          JPMCB        Danvers Crossing                      $ 18,875,000         $ 1,275,000         $ 20,150,000      1.20x

  110         JPMCB        Radisson Plaza Hotel - Rochester      $ 15,000,000         $ 1,000,000         $ 16,000,000      1.37x
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------
             WHOLE                  WHOLE
LOAN ID      LOAN    TRUST CUT-   LOAN CUT-
  NO.        DSCR     OFF LTV      OFF LTV
-------------------------------------------

  33         1.21x     64.3%        75.6%

  51         1.26x     62.1%        70.8%

  73         1.20x     66.7%        71.6%

  97         1.07x     71.8%        76.6%

  110        1.21x     75.0%        80.0%
-------------------------------------------

(1)   Trust DSCR and Trust LTV calculations are based on the aggregate pari passu $173,500,000 A-1 Note, not in the trust, and the $50,000,000 A-2
      Note, included in the trust.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "EHY" = Eurohype AG, New York Branch.

                                     A-3-13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                   THE BELNORD
--------------------------------------------------------------------------------

                             [PHOTO OF THE BELNORD]

                                     A-3-14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                   THE BELNORD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $375,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $375,000,000
SHADOW RATING
   (MOODY'S/S&P/FITCH):                 Baa3/BBB-/BBB-
% OF POOL BY IPB:                       7.7%
% OF GROUP R-2:                         53.8%
LOAN SELLER:                            UBS Real Estate Securities Inc.
BORROWER:                               Extell Belnord LLC
SPONSOR:                                Gary Barnett
ORIGINATION DATE:                       10/20/06
INTEREST RATE:                          5.82000%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          11/09/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(92),O(3)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Hard
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE(1):                Permitted Mezzanine Loan
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL                    MONTHLY
                                        ----------------------------------------
TAXES:                                        $943,225                  $188,645
INSURANCE:                                    $233,594                   $21,474
DEBT SERVICE & TURNOVER
   HOLDBACK(2):                            $49,442,250                        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE(3):                       Multifamily -- Mid/High Rise
UNITS(3):                               215
LOCATION:                               New York, NY
YEAR BUILT/RENOVATED:                   1903/2006
OCCUPANCY:                              97.2%
OCCUPANCY DATE:                         09/21/06
HISTORICAL NOI:
   2004:                                $6,336,334
   2005:                                $8,870,236
   TTM AS OF 09/30/06:                  $11,208,094
UW REVENUES(4):                         $37,397,362
UW EXPENSES(4):                         $7,527,517
UW NOI(4):                              $29,869,845
UW NET CASH FLOW(4):                    $29,791,526
APPRAISED VALUE(5):                     $774,000,000
APPRAISAL DATE:                         10/03/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                 $1,744,186
CUT-OFF DATE LTV(5):                    48.4%
MATURITY DATE LTV(5):                   48.4%
UW IO DSCR:                             1.35x
UW DSCR(4):                             1.35x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                        UNIT MIX

                                            AVERAGE UNIT    APPROXIMATE NET                     WEIGHTED AVERAGE MONTHLY
       UNIT MIX             NO. OF UNITS    SQUARE FEET       RENTABLE SF      % OF TOTAL SF          MARKET RENT
------------------------------------------------------------------------------------------------------------------------

ONE BEDROOM                     16               939             15,024              3.1%               $ 6,260
TWO BEDROOM                     41             1,395             57,195             11.6                $ 9,263
THREE BEDROOM                   61             2,201            134,261             27.3                $14,673
FOUR BEDROOM                    54             2,487            134,298             27.3                $16,580
FIVE BEDROOM                    43             3,526            151,618             30.8                $23,506
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE         215             2,290            492,396            100.0%               $15,261
------------------------------------------------------------------------------------------------------------------------

(1)   Any direct or indirect owner of the borrower (other than the principal) is permitted to incur mezzanine debt, provided that, but not limited to, the following conditions are satisfied: (i) the aggregate principal amount of the mezzanine debt does not exceed, when added to the outstanding principal amount of the mortgage loan, an LTV ratio of 75%, and (ii) the
      DSCR for the immediately preceding 12 full calendar months is equal to or exceeds 1.20x.

(2)   A $50,000,000 reserve was established for debt service shortfalls and residential turnover/buyout costs during the term of the mortgage loan. No less than $35,000,000 of the reserve will be used for debt service and the remainder may be used for turnover and tenant buyout costs on residential units once the borrower has spent $8,000,000 of its own funds in turnover/buyout costs at the property during the term of the mortgage loan. In the event The Belnord's debt service coverage ratio exceeds a
      1.10x (without giving effect to the reserve) for the six full calendar months immediately preceding the calculation and maintained for two consecutive quarters, any remaining cash in the debt service reserve shall be released to the borrower.

(3)   In addition to the 215 residential units, The Belnord has 60,514 square feet of retail space that is leased to CVS (12,000 square feet), Banana
      Republic (8,250 square feet), Polo Ralph Lauren (3,250 square feet) and
      P.C. Richard & Son (37,014 square feet).

(4)   The underwritten cash flow for The Belnord mortgage loan represents an amount equal to (a) the projected 2007 cash flow (inclusive of the rent payable under the master lease on the space currently occupied by Banana
      Republic and assuming that annually during the term of the mortgage loan, a certain number (consistent with historical turnover rate at the property) of the rent-controlled/rent-stabilized apartments turnover to become non-rent controlled/non-rent stabilized), plus (b) (i) the average of the annual projected residential rents from 2008 to the end of the mortgage loan term with respect to the non-rent controlled and non-rent stabilized apartments (assuming annual market rate increases and the turnover assumption specified in clause (a) above) less (ii) the amount in clause (a) above and (c) $3,500,000 (which amount is the average annual amount over the mortgage loan term that, at a minimum, is reserved for debt service). Excluding the amounts assumed in clause (b), the underwritten debt service coverage ratio would be approximately 0.83x.
      Based primarily upon marking all residential units to current market levels, the underwritten debt service coverage ratio would be approximately 1.65x.

(5)   The appraised value and corresponding loan-to-value ratio for The Belnord mortgage loan is reflective of the underlying collateral's highest and best use as a condominium property. The Belnord's appraised value as a rental property is $676,000,000.

                                     A-3-15

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                   THE BELNORD
--------------------------------------------------------------------------------

THE LOAN. The Belnord mortgage loan is secured by a fee simple first lien mortgage interest in a 215-unit apartment complex and 60,514 square feet retail space located in New York, New York. The Belnord mortgage loan is shadow rated
Baa3/BBB-/BBB- by Moody's, S&P, and Fitch, respectively.

THE BORROWER. The borrowing entity is Extell Belnord LLC, a limited liability company, owned by Extell Development. The borrowing entity is a special purpose entity.

THE SPONSOR. The sponsor for the loan is Gary Barnett. Mr. Barnett is president of Extell Development, a leading condominium/hotel developer active in the
United States. Notable projects include the redevelopment of the Insurance
Exchange Building (175 Jackson), a 1.5-million square foot office building in downtown Chicago; the W Hotel in Times Square; and the construction of a luxury
Inter-Continental Hotel overlooking Boston Harbor.

THE PROPERTY. The Belnord is a 215-unit multifamily property with 60,514 square feet of retail space. The Belnord was originally constructed in 1903 and is one of a handful of full-block apartment buildings with a major garden courtyard.
The building has two large arched entrances on 86th Street that lead to the property's courtyard, which has canopied entrances at the four angled corners of the building.

The property consists of 119 rent controlled units, 22 rent stabilized units, and 74 market units. The rent controlled units average rents of approximately
$6.41 per square foot and the stabilized units average rents of approximately
$14.16 per square foot. The average rent of the market units is approximately
$61.91 per square foot, which is below the estimated market value of approximately $80.00 per square foot. The property occupies 1.55 acres and a full city block bounded by Broadway, Amsterdam Avenue, West 86th Street, and
West 87th Street on the Upper West Side of Manhattan. Broadway offers retail frontage for the 60,514 square feet of retail space that is leased to CVS
(12,000 square feet), Banana Republic (8,250 square feet), Polo Ralph Lauren
(3,250 square feet) and P.C. Richard & Son (37,014 square feet).

Units average approximately 2,290 square feet and approximately 3.3 bedrooms.
Building amenities include full-time security staff and doormen, gym, bike room, and children's playroom.

The borrower entered into a master lease for the space currently occupied by the
Banana Republic store at The Belnord. The master lease provides for an annual rent of $1,000,000 in addition to the rent under the Banana Republic lease. In the event that borrower subsequently enters into a renewal of the Banana
Republic lease or enters into one or more new leases with one or more tenants for all or a portion of the space covered by the Banana Republic lease, which leases have a term or terms of not less than five (5) years and which leases and certain other requirements stipulated in the loan documents and provides estoppel certificates evidencing that (i) such tenant(s) have taken occupancy and have opened for business therein, (ii) such tenant(s) have commenced the payment of regularly scheduled base minimum rents under their leases, without offset or rent credit, and (iii) such lease(s) are in full force and effect and neither the landlord nor the tenant(s) shall be in default thereunder, the annual rent under the master lease will be reduced by the increase in the aggregate annual rent paid under the retail commercial leases over the aggregate annual rent paid under the retail commercial leases as of the closing of the mortgage loan. If such increase equals or exceeds $1,000,000, the master lease may be terminated.

A $50,000,000 reserve was established for debt service shortfalls and residential turnover/buyout costs (costs related to decontrolling and destabilizing rent-controlled/rent-stabilized apartments) during the term of the mortgage loan. No less than $35,000,000 of the reserve will be used for debt service and the remainder may be used for turnover and tenant buyout costs on residential units only if the borrower has spent $8,000,000 of its own funds in turnover/buyout costs at the property during the term of the loan. In the event
The Belnord's debt service coverage ratio exceeds a 1.10x (without giving effect to the reserve) for the six full calendar months immediately preceding the calculation and maintained for two consecutive quarters, any remaining cash in the debt service reserve shall be released to the borrower.

THE MARKET(1). The Belnord occupies the entire block bounded by Broadway,
Amsterdam Avenue, West 86th Street and West 87th Street. Broadway is built up with hi-rise apartment buildings, most of which were constructed during the
1920's and early 1930's, but some of which were constructed in the 1980's and
1990's. West 87th Street is improved with row houses and smaller multifamily apartment buildings, constructed primarily from the late 19th Century through the 1930's. Retail stores on Amsterdam Avenue are predominantly occupied by restaurants and bars, as well as neighborhood stores such as food stores, delis and dry cleaners. A combination of walk-up and mid-sized elevator apartment buildings, as well as brownstones, occupy side streets. High-rise buildings tend to be situated along the avenues and major cross-town streets such as 86th
Street.

The Belnord is situated in a stable residential area where property values and rents have steadily increased. Overall, the average rental for luxury apartment buildings ranges from $60 to $80 per square foot with vacancy rates less than
3%. Broadway is one of the main commercial thoroughfare on the Upper West Side, as well as Amsterdam Avenue.

PROPERTY MANAGEMENT. The Belnord is managed by Extell Development Company, an affiliate of the borrower.

(1)   Certain information was obtained from the Belnord appraisal dated October
      3, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-16

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                   THE BELNORD
--------------------------------------------------------------------------------

                              [MAP OF THE BELNORD]

                                     A-3-17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

                          [PHOTO OF 131 SOUTH DEARBORN]

                                     A-3-18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $236,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):      $236,000,000
% OF POOL BY IPB:                       4.9%
% OF GROUP R-1:                         8.0%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               131 South Dearborn, LLC
SPONSOR:                                Robert M. Gans
ORIGINATION DATE:                       11/08/06
INTEREST RATE:                          5.79000%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          12/01/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Hard
ADDITIONAL DEBT:                        $286,000,000
ADDITIONAL DEBT TYPE(1):                Pari Passu Loan and
                                        Mezzanine Loan
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL                     MONTHLY
                                        ----------------------------------------
TAXES:                                      $4,718,404                $1,179,601
INSURANCE:                                     $72,938                   $72,938
CAPEX:                                              $0                    $3,107
TI/LC(3):                                   $4,100,000                   $83,333
OTHER(4):                                   $3,702,491                        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- CBD
SQUARE FOOTAGE:                         1,504,364
LOCATION:                               Chicago, IL
YEAR BUILT/RENOVATED:                   2003
OCCUPANCY:                              92.3%
OCCUPANCY DATE:                         11/01/06
NUMBER OF TENANTS:                      13
HISTORICAL NOI:
   2004:                                $20,927,360
   2005:                                $23,744,535
   TTM AS OF 08/31/06:                  $23,731,408
UW REVENUES:                            $62,976,866
UW EXPENSES:                            $26,177,351
UW NOI(2):                              $36,799,515
UW NET CASH FLOW:                       $35,530,236
APPRAISED VALUE:                        $590,000,000
APPRAISAL DATE:                         09/29/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $314
CUT-OFF DATE LTV:                       80.0%
MATURITY DATE LTV:                      80.0%
UW IO DSCR:                             1.28x
UW DSCR:                                1.28x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                      SIGNIFICANT TENANTS

                                RATINGS
                                MOODY'S/      SQUARE     % OF      BASE       LEASE EXPIRATION
TENANT NAME                   S&P/FITCH(6)     FEET       GLA    RENT PSF           YEAR
-----------------------------------------------------------------------------------------------

JP MORGAN CHASE & CO.(7)       Aa3/A+/A+      541,571    36.0%    $23.15            2017
CITADEL INVESTMENT GROUP                      324,812    21.6%    $31.29            2013
SEYFARTH SHAW LLP                             307,900    20.5%    $16.28            2022
-----------------------------------------------------------------------------------------------

(1)   The total financing amount of $472 million has been split into a $236 million A-1 note included in the Trust and $236 million A-2 note not included in the Trust. Additionally there is a mezzanine loan in the amount of $50 million.

(2)   The UW NOI figure was calculated using assumptions in the underwriting and accounts for several events occurring at the property since the TTM figures were calculated; (i) new leases commencing between January and
      March 2007 totaling $5,597,733 were included in the underwriting, (ii)
      rents for all tenants with lease terms beyond the term of the loan were underwritten to the average rent under the lease, (iii) all tenants with rent steps occurring before 06/01/07 were underwritten at the stepped up rental rate and (iv) as of September 2006 the parking garage at the property was opened for public use, and income of approximately $1,007,000 was underwritten.

(3)   Borrower deposited $4,100,000 at closing into a rollover funds account associated with JPMorgan Chase lease expiration in 2017. Monthly TILCs in the amount of $83,333 are also being escrowed for the 2017 lease expiration of JPMorgan Chase. If tenant/replacement tenant fails to renew the lease by March 2015, lender is required to hold all excess cash flow as rollover funds, and commence a cash flow sweep, which will stop upon lender's receipt of a JPMorgan Chase replacement lease or the rollover funds account reaches $20 million. In lieu of commencing a cash flow sweep, the borrower may, upon appropriate notice beginning 36 months prior to the maturity date of the loan, increase its monthly TILC payment by
      1/36th of the amount necessary to increase the fund balance to $20,000,000 after considering anticipated disbursements over the remaining term of the loan. Moreover, the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in the amount of
      $20,000,000.

(4)   This consists of a $3,669,244 Tenant TI Reserve and a $33,247 Tenant LC
      Reserve. In addition, $4,348,875.44 will be escrowed into the TILC account on January 31, 2007 in connection with the Seyfarth Shaw rent abatement period of 12 months, to be released once the rent abatement period has expired on 12/31/2007.

(5)   DSCR and LTV ratios and Loan/SF ratios presented are calculated on the cut-off date principal balance of the 131 South Dearborn loan and the related pari passu companion loan.

(6)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(7)   JPMorgan Chase & Co. is currently subletting approximately 345,000 square feet of its space to Citadel Investment Group (279,000 square feet) and
      Seyfarth Shaw LLP (66,000 square feet).

                                     A-3-19

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

THE LOAN. The 131 South Dearborn mortgage loan is secured by a first mortgage fee interest in a Class A office building comprising approximately 1,504,364 square feet located in the Central Business District ("CBD") of Chicago,
Illinois. The building is also commonly known as the "Citadel Center".

The total financing amount of $472 million is split into two pari-passu notes, a
$236 million A-1 Note included in the Trust and a $236 million A-2 Note to be included in a future securitization.

THE BORROWER. The borrowing entity is 131 South Dearborn, LLC, a special purpose entity. The sponsor, Robert M. Gans, owns Metropolitan Lumber in Manhattan which he started in 1975. Metropolitan Lumber's core business is the wholesale/retail sale of lumber, hardware, and building materials to the construction industry.
Over the last several years Mr. Gans has purchased and operated more than 20 real estate ventures (residential and commercial).

THE PROPERTY. The property is a 37-story, multi-tenant Class A office building containing 1,504,364 square feet of net rentable area and 213 garage parking spaces on a 1.53-acre parcel of land located in the CBD of Chicago, Illinois.

The property is located on the northeast corner of Dearborn Street and Adams
Street in the Central Loop submarket of downtown Chicago. The property is accessible by public transportation. Commuter rail service is available from
Union Station, Northwestern Station and LaSalle Street Station which are located in walking proximity. Access to the blue line train is in the outdoor plaza area of the property and the red line train is located one block to the east. Four other train stops are two blocks to the east.

Built in 2003, the building is currently 92.3% occupied with tenants paying an average rent of $21.10 per square foot for office space and $24.11 per square foot for retail space. The office tenants include JPMorgan Chase Bank, Citadel
Investment Group, Seyfarth Shaw LLP and Holland & Knight. The retail tenants include Walgreen's and Starbucks.

SIGNIFICANT TENANTS. JPMorgan Chase & Co. (NYSE: JPM) is a global financial services firm with assets of $1.3 trillion and operations in more than 50 countries. The firm provides investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset and wealth management, and private equity. A component of the
Dow Jones Industrial Average, JPMorgan Chase & Co. has its corporate headquarters in New York and its U.S. retail financial services and commercial banking headquarters in Chicago.

Citadel Investment Group ("Citadel"), which is privately held, accounts for approximately 1-2 percent of all trading activity in New York and Tokyo every day. Because of this high volume, Citadel also acts as a market maker on smaller exchanges for some blue-chip stocks. Citadel currently manages over $12 billion for a wide range of investors across seven core businesses covering nearly every major asset class.

Seyfarth Shaw LLP, founded in 1945, is a full service law firm with over 650 attorneys located in ten offices throughout the United States and Brussels,
Belgium. Seyfarth Shaw LLP has a labor and employment practice and also provides a broad range of legal services in key areas including corporate and securities, real estate, litigation, intellectual property, employee benefits and labor and employment, among others. Seyfarth Shaw LLP represents Fortune 500 clients and other businesses in varied industries.

THE CITADEL LEASE. Citadel's lease includes an obligation for the borrower to reimburse all rent payable under Citadel's previous office location lease
("Prior Space"), net of any revenue received from subleasing. An affiliate of the Prime Group has assumed responsibility for subleasing the Prior Space, funded an escrow to cover any subleasing shortfalls and provided an indemnity agreement with respect to any amounts payable by the borrower in excess of such escrow. The Prior Space is 100% subleased (86% subleased through the full term).
The borrower's exposure for the Prior Space is estimated to be approximately
$7,000,000, and is mitigated by the escrow of approximately $7,100,000, however there can be no assurances that the amounts held in escrow will be sufficient to offset any liabilities ultimately incurred.

THE MARKET(1). The Central Loop office submarket is one of the five submarkets in Chicago's CBD and is bound by the Chicago River to the north, Roosevelt Road to the south, State Street to the east, and Franklin Street to the west. The
Central Loop is considered the heart of the financial district and consists of
92 office buildings comprising approximately 45,970,507 square feet. As of the
Second Quarter 2006, the overall vacancy rate in the submarket was 16.1% with average Class A asking rents of $35.04 per square foot.

The Central Loop and surrounding area is an urban mixed-use community featuring office, government, entertainment, shopping, residential and hotel accommodations. 131 South Dearborn is centrally located between the U.S.
District Court, Federal Plaza, City Hall and the State of Illinois Courthouse.

PROPERTY MANAGEMENT. 131 South Dearborn is managed by Prime Group Realty Trust
("Prime Group"), a REIT, which owns, manages, leases, develops and redevelops office and industrial properties, principally in the metropolitan Chicago area.
Prime Group currently owns 10 office properties and one industrial property.
Prime Group also owns joint ventures interests in three office properties containing an aggregate of 2.6 million rentable square feet.

(1)   Certain information was obtained from the 131 South Dearborn appraisal dated 09/29/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-20

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE       % OF                   % OF BASE   CUMULATIVE    CUMULATIVE                     CUMULATIVE %
               LEASES       FEET        GLA       BASE RENT      RENT      SQUARE FEET    % OF GLA    CUMULATIVE BASE   OF BASE RENT
   YEAR       EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING     RENT EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP         116,493      7.7%            NAP       NAP        116,493        7.7%               NAP          NAP
2006 & MTM       3            9,802      0.7              $0       0.0%       126,295        8.4%                $0          0.0%
2007             0                0      0.0               0       0.0        126,295        8.4%                $0          0.0%
2008             0                0      0.0               0       0.0        126,295        8.4%                $0          0.0%
2009             1                0      0.0               0       0.0        126,295        8.4%                $0          0.0%
2010             0                0      0.0               0       0.0        126,295        8.4%                $0          0.0%
2011             0                0      0.0               0       0.0        126,295        8.4%                $0          0.0%
2012             0                0      0.0               0       0.0        126,295        8.4%                $0          0.0%
2013             7          324,812     21.6      10,164,945      30.6        451,107       30.0%       $10,164,945         30.6%
2014             1           55,074      3.7       1,017,217       3.1        506,181       33.6%       $11,182,162         33.7%
2015             2          129,867      8.6       3,567,590      10.7        636,048       42.3%       $14,749,752         44.4%
2016             3            7,646      0.5         471,678       1.4        643,694       42.8%       $15,221,430         45.8%
AFTER           12          860,670     57.2      17,987,190      54.2      1,504,364      100.0%       $33,208,621        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL           29        1,504,364    100.0%    $33,208,621     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-21

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

                           [MAP OF 131 SOUTH DEARBORN]

                                     A-3-22

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

                          [GRAPH OF 131 SOUTH DEARBORN]

                                     A-3-23

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

                          [PHOTO OF 131 SOUTH DEARBORN]

                                     A-3-24

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-25

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 GALLERIA TOWERS
--------------------------------------------------------------------------------

                           [PHOTO OF GALLERIA TOWERS]

                                     A-3-26

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 GALLERIA TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $232,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $232,000,000
% OF POOL BY IPB:                       4.8%
% OF GROUP R-1:                         7.9%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               FPG Galleria One Owner, LP,
                                        FPG Galleria Two Owner, LP and
                                        FPG Galleria Three Owner, LP
SPONSOR:                                Joel Kestenbaum and Margaret
                                        Kestenbaum
ORIGINATION DATE:                       11/17/06
INTEREST RATE:                          5.75100%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          12/01/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX(1):                            Cash Management Agreement
ADDITIONAL DEBT:                        $29,000,000
ADDITIONAL DEBT TYPE:                   Mezzanine Loan
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL                      MONTHLY
                                        ----------------------------------------
TAXES:                                     $5,085,802                   $440,770
INSURANCE:                                    $43,885                    $21,942
CAPEX:                                             $0                    $14,283
TI/LC(3):                                  $3,497,872                         $0
ROLLOVER RESERVE(4):                               $0                    $83,333
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- Suburban
SQUARE FOOTAGE:                         1,428,314
LOCATION:                               Dallas, TX
YEAR BUILT/RENOVATED:                   1982 / 1991
OCCUPANCY:                              94.2%
OCCUPANCY DATE:                         10/03/06
NUMBER OF TENANTS:                      115
HISTORICAL NOI:
  2004:                                 $16,287,123
  2005:                                 $18,104,293
  TTM AS OF 05/31/06:                   $16,191,511
UW REVENUES:                            $33,438,602
UW EXPENSES:                            $15,089,985
UW NOI(2):                              $18,348,617
UW NET CASH FLOW:                       $17,263,098
APPRAISED VALUE:                        $290,000,000
APPRAISAL DATE:                         10/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $162
CUT-OFF DATE LTV:                       80.0%
MATURITY DATE LTV:                      80.0%
UW IO DSCR                              1.28x
UW DSCR                                 1.28x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                            SIGNIFICANT TENANTS

                                     RATINGS
                                  MOODY'S/ S&P/                                            LEASE EXPIRATION
TENANT NAME                         FITCH(5)      SQUARE FEET   % OF GLA   BASE RENT PSF         YEAR
-----------------------------------------------------------------------------------------------------------

FEDEX/KINKO'S INC.                Baa2/BBB/BBB      190,074      13.3%        $ 20.15         2007, 2013
RYAN & COMPANY                                      100,990       7.1%        $ 23.76      2009, 2010, 2014
HIGHLAND CAPITAL MANAGEMENT, LP                      96,178       6.7%        $ 23.40            2011
GLAST, PHILLIPS & MURRAY                             47,313       3.3%        $ 17.71            2012
-----------------------------------------------------------------------------------------------------------

(1)   The cash sweep under the Cash Management Agreement can be triggered upon event of default with regard to either the mortgage loan or the mezzanine loan.

(2)   UW NOI was calculated by assuming (i) rent abatements totaling $332,716 scheduled to expire between 2007 and 2011 were underwritten at the rental rate to commence upon the expiration of the rent abatement period, (ii)
      rent steps totaling approximately $505,000 were underwritten for tenants with rent steps occurring in their leases through 12/31/07, and (iii)
      income derived from two new leases signed by JPMorgan Chase Bank and Ryan
      & Company commencing in January of 2007 totaling approximately $1,156,818 of annual base rents were included in the underwriting.

(3)   At closing the borrower deposited with the lender $3,165,156 for outstanding leasing concessions and tenant allowances. The majority of the funds are being held for Highland Capital ($996,244), JPMorgan Chase Bank
      ($647,210), and Ryan & Company. ($403,800); the remaining funds are allocated towards 22 other tenants. The remaining $332,716 of TI/LC funds are reserved for rent abatements in effect at the property through 2011.

(4)   The borrower is required to escrow monthly $83,333 for tenant improvements and leasing commissions up to the cap of $5,000,000.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-27

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 GALLERIA TOWERS
--------------------------------------------------------------------------------

THE LOAN. The Galleria Towers Loan is secured by a first mortgage fee interest in three Class A office buildings comprising approximately 1,428,314 square feet located in Dallas, Texas.

THE BORROWER. The borrowing entities are FPG Galleria One Owner, LP, FPG
Galleria Two Owner, LP and FPG Galleria Three Owner, LP, each a single purpose, bankruptcy remote entity, controlled by officers of Fortis Property Group. The carve-outs were executed by Margaret and Joel Kestenbaum. Joel Kestenbaum serves as the president of Fortis, a diversified real estate investment, operating and development company headquartered in Brooklyn, New York. The company has over 20 years of management and development experience in both commercial and residential properties in the New York City metropolitan area.

THE PROPERTY. The property consists of three, Class A office buildings containing a total of 1,428,314 square feet of net rentable area ("NRA"). The
Tower's square footage consists of: Tower One (468,750 square feet), Tower Two
(430,045 square feet) and Tower Three (529,519 square feet). Situated on an
8.47-acre parcel of land located in Dallas, Texas, the buildings were built in
1982, 1985 and 1991. The Galleria Towers have a current overall occupancy of
94.2% with tenants paying an average rent of $19.91 per square foot. The notable tenants occupying the three buildings include FedEx/Kinko's, Inc., Highland
Capital Management, LP, Merrill Lynch, JPMorgan Chase Bank, Invesco
Institutional I and Smith Barney, Inc./Citigroup. The top ten tenants account for approximately 45% of the NRA.

The Galleria Towers office buildings are located on the west side of Noel Road in the Far North Dallas submarket, approximately 10 miles North of the Dallas
Central Business District ("CBD"). The Galleria Towers are connected to the 1.4 million square foot Galleria Mall, which further connects to the Westin Galleria
Hotel and are accessible through both the Interstate Highway 635 ("LBJ Freeway")
and the Dallas North Tollway. Additionally, the Dallas/Forth Worth Airport is
located approximately 15 minutes away from the southern section of the property's neighborhood.

RELEASE: Provided no event of default exists, after the defeasance lockout date the borrower may obtain the release of one or more of the mortgaged properties as part of a partial defeasance upon the satisfaction of certain terms and conditions, including (i) defeasance of an amount equal to 120% of the related allocated loan amount of the properties to be released; (ii) the debt service coverage ratio for the properties then remaining is equal to or greater than the greater of (a) 1.11x, and (b) the lesser of (x) 1.25x and (y) the debt service coverage ratio for the then remaining properties (including the property to be released) and (iii) confirmation from the rating agencies that the release will not result in the revocation, downgrade, or withdrawal of the rating assigned to the underlying securities.

SIGNIFICANT TENANTS.

FedEx/Kinko's, Inc. ("FedEx Kinko's Office") is a subsidiary of FedEx. FedEx
Kinko's Office offers a wide range of document services, including copying, printing and graphic design. In addition, its locations serve as drop off points for items to be delivered by FedEx Express and FedEx Ground. FedEx Kinko's
Office also sells office supplies and rents videoconferencing rooms. The company employs 20,000 employees who operate more than 1,300 business service centers in the US and another 150 around the world. FedEx Kinko's Office currently occupies
190,074 square feet, or approximately 13.3% of the net rentable area and has leases expiring in 2007 and 2013.

Ryan & Company, which is privately held, is a state and local tax consulting firm providing tax advice, preparation and planning for major corporations and other businesses. Ryan & Company specializes in offering audit defense, dispute resolution, strategic planning, tax recovery and sales of tax software. Ryan &
Company was founded in 1991 in Texas and has 425 employees located in Texas,
Atlanta, Baton Rouge, Chicago, Cleveland, Denver, Indianapolis, Kansas City, Los
Angeles, Nashville, New York, San Francisco, St. Louis and Tampa. Ryan & Company
currently occupies 100,990 square feet, or approximately 7.1% of the net rentable area and has leases expiring in 2009, 2010 and 2014.

Highland Capital Management, LP ("Highland"), an employee-owned firm, was founded in 1993 and invests in structured investment vehicles, hedge funds, mutual funds, and more on behalf of financial institutions, pension plans, foundations, and wealthy individuals. In 2005 Highland formed its first European subsidiary with the acquisition of ING Capital Management. Highland manages more than $25 billion in assets. Highland currently occupies 96,178 square feet, or approximately 6.7% of the net rentable area and has leases expiring in 2011.

Glast, Phillips & Murray ("Glast"), founded in 1992, is a Texas based full-service law firm with offices in Dallas, Houston and San Antonio. The law firm employs 75 attorneys in 17 practice areas including business, corporate securities, real estate, litigation and family law. Glast currently occupies
47,313 square feet, or approximately 3.3% of the net rentable area and has leases expiring in 2012.

THE MARKET(1). The Galleria Towers are located in the large Far North Dallas submarket approximately 10 miles north of the Dallas CBD, which encompasses the
Dallas North Tollway corridor from north of the LBJ Freeway through the city of
Frisco at the northern boundary. The Far North Dallas submarket currently consists of 28,654,780 square feet of multi-tenant office space with 1,223,255 square feet under construction. The submarket has experienced positive net absorption for the first three quarters of 2006 of 487,650 square feet. As of the Third Quarter of 2006, the average occupancy rate of Class A office buildings in the submarket was 89.2% with average Class A asking rents of $22 per square foot.

The Far North Dallas submarket is a major employment center for the Dallas
Metroplex and is accessed by the LBJ Freeway and the Dallas North Tollway.

PROPERTY MANAGEMENT. The Galleria Towers are managed by Fortis Property Group,
LLC ("Fortis"), a Delaware limited liability company. Fortis is a diversified real estate investment, operating and development company headquartered in
Brooklyn, New York with over twenty years of management and development experience in both commercial and residential properties in the New York City metropolitan area.

(1)   Certain information was obtained from the Galleria Towers appraisal dated
      October 1, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-28

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 GALLERIA TOWERS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE       % OF                   % OF BASE    CUMULATIVE   CUMULATIVE                     CUMULATIVE %
              LEASES       FEET        GLA       BASE RENT      RENT      SQUARE FEET    % OF GLA    CUMULATIVE BASE   OF BASE RENT
   YEAR      EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING     RENT EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP         83,091      5.8%            NAP      NAP           83,091        5.8%                NAP        NAP
2006 & MTM        3            574      0.0          $5,128      0.0%          83,665        5.9%             $5,128        0.0%
2007             40        118,485      8.3       2,532,885      8.9          202,150       14.2%         $2,538,013        8.9%
2008             19         61,376      4.3       1,447,324      5.1          263,526       18.5%         $3,985,338       14.0%
2009             36        159,269     11.2       3,512,680     12.4          422,795       29.6%         $7,498,018       26.4%
2010             34        218,688     15.3       4,974,162     17.5          641,483       44.9%        $12,472,180       43.9%
2011             31        186,311     13.0       4,118,167     14.5          827,794       58.0%        $16,590,346       58.3%
2012             19        103,414      7.2       1,973,332      6.9          931,208       65.2%        $18,563,678       65.3%
2013             20        284,609     19.9       6,001,007     21.1        1,215,817       85.1%        $24,564,686       86.4%
2014             16        155,999     10.9       2,634,620      9.3        1,371,816       96.0%        $27,199,306       95.6%
2015              2         33,961      2.4         741,193      2.6        1,405,777       98.4%        $27,940,499       98.3%
2016              1         22,537      1.6         495,814      1.7        1,428,314      100.0%        $28,436,313      100.0%
AFTER             0              0      0.0               0      0.0        1,428,314      100.0%        $28,436,313      100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL           221      1,428,314    100.0%    $28,436,313    100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-29

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 GALLERIA TOWERS
--------------------------------------------------------------------------------

                            [MAP OF GALLERIA TOWERS]

                                     A-3-30

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 GALLERIA TOWERS
--------------------------------------------------------------------------------

                            [MAP OF GALLERIA TOWERS]

                                     A-3-31

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                            CORPORATE WOODS PORTFOLIO
--------------------------------------------------------------------------------

                      [PHOTO OF CORPORATE WOODS PORTFOLIO]

                                     A-3-32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                            CORPORATE WOODS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $220,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $220,000,000
% OF POOL BY IPB:                       4.5%
% OF GROUP S:                           18.1%
LOAN SELLER:                            UBS Real Estate
                                        Securities Inc.
BORROWER:                               UCM/SREP-Corporate
                                        Woods, LLC
SPONSOR:                                Stoltz Real Estate Fund II &
                                        Honeywell International
                                        Master Pension Trust
ORIGINATION DATE:                       12/08/06
INTEREST RATE:                          5.61100%
INTEREST-ONLY PERIOD:                   84 months
MATURITY DATE:                          12/09/13
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(12),YM(71),O(1)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management
                                        Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                              INITIAL                  MONTHLY
                                           -------------------------------------
TAXES:                                        $1,139,296                $569,648
INSURANCE:                                       $59,025                 $29,513
CAPEX(1):                                        $36,303                 $36,303
ENGINEERING:                                    $356,769                      $0
TI/LC(2):                                        $69,698                      $0
OTHER(3)                                              $0                      $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Various
SQUARE FOOTAGE:                         2,167,827
LOCATION:                               Overland Park, KS
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              89.4%
OCCUPANCY DATE:                         11/09/06
NUMBER OF TENANTS:                      317
HISTORICAL NOI:
2004:                                   $21,356,359
2005:                                   $18,820,176
TTM AS OF 09/30/06:                     $21,335,672
UW REVENUES:                            $41,933,784
UW EXPENSES:                            $20,999,405
UW NOI:                                 $20,934,379
UW NET CASH FLOW:                       $17,453,056
APPRAISED VALUE:                        $288,000,000
APPRAISAL DATE:                         10/19/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                   $101
CUT-OFF DATE LTV:                       76.4%
MATURITY DATE LTV:                      76.4%
UW IO DSCR:                             1.39x
UW DSCR:                                1.39x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                      RATINGS
TENANT NAME                     MOODY'S/S&P/FITCH(4)    SQUARE FEET      % OF GLA      BASE RENT PSF     LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------------------

MIDLAND LOAN SERVICES                  A2/A/A             132,778          6.1%           $ 25.50                 2012
BLACK & VEATCH CORPORATION                                 96,133          4.4%           $ 23.50                 2012
WYETH                                Baa1/A-/A             84,809          3.9%           $ 20.00                 2013
-------------------------------------------------------------------------------------------------------------------------------

(1)   The Capital Expenditures reserve is capped at $1,000,000, replenished if drawn upon.

(2)   Certain unfunded tenant improvement obligations in the amount of $328,743 were escrowed with the title company at the closing of the purchase of the
      Corporate Woods Portfolio. To the extent such funds are not paid to tenants as required by the applicable leases, a cash management period would result under the loan documents. In addition, all termination fees under existing leases will be escrowed for future tenant improvements and leasing commissions.

(3)   The borrower is permitted to relocate existing tenants to future buildings that may be constructed by the sponsor on parcels adjacent to the existing properties that will not become part of the collateral for the loan. At any given time, the aggregate space that is vacant resulting from such tenant relocations may not exceed 175,000 square feet in the aggregate. In connection with any such tenant relocation, if the DSCR for the trailing
      12 full calendar month period commencing on the second full calendar month immediately preceding the termination date of the applicable relocated tenant's lease (such calculation excluding any amounts paid by the relocated tenant under its lease) is less than the DSCR as of the date of origination, then borrower shall immediately deposit with lender on or prior to the date such relocated tenant's lease is terminated, cash or a letter of credit in an amount equal to the sum of (A) the remaining rents which would have accrued through the expiration date (as the same may have been extended by any previously exercised renewal options) of the relocated tenant's lease if such relocated tenant had not been relocated to a future building plus (B) $10 per square foot of space vacated by such relocated tenant (the amounts referred to in clauses (A) and (B) shall collectively be referred to as the "Relocated Tenant Deposit"). Any
      Relocated Tenant Deposit will be returned to the borrower if the DSCR for a trailing 12 full calendar month period (such calculation excluding any amounts paid by the relocated tenant under its lease) is more than the
      DSCR as of the date of origination.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-33

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                            CORPORATE WOODS PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                    PROPERTY SUMMARY

                                  YEAR BUILT/
                                     YEAR                                                 % OF PROPERTY   ALLOCATED LOAN
PROPERTY NAME       SQUARE FEET    RENOVATED    OCCUPANCY    LEAD TENANT                       GLA           BALANCE
------------------------------------------------------------------------------------------------------------------------

BUILDING 3              61,425    1979 / 2003     52.9%      Demars Pension Consulting        16.7%           $4,000,000
BUILDING 6             108,584    1979 / 2004     92.2%      Southwestern Bell                25.0%            9,100,000
BUILDING 9              99,018    1984 / 2004     98.7%      AOR Management                   14.7%            8,700,000
BUILDING 12             97,405    1986 / 2002     98.2%      EDS Information Services         23.4%            8,000,000
BUILDING 14            120,298    1981 / 2004     73.2%      MII Management Group             11.7%            7,500,000
BUILDINGS 20-24        139,098    1975 / 2004     60.1%      Maritz Relocation                13.7%            9,800,000
BUILDING 27             96,499    1978 / 1999     65.7%      Reuters America Inc.             47.9%            7,100,000
BUILDING 32            207,316    1985 / 2002     99.3%      Wyeth                            40.9%           25,200,000
BUILDING 34             96,133    1978 / 2003    100.0%      Black & Veatch Corporation      100.0%           10,200,000
BUILDING 40            298,557    1981 / 2005     87.0%      QC Holdings                      13.1%           32,400,000
BUILDING 51             90,566    1977 / 1999    100.0%      HQ Global Workplaces             17.4%            7,500,000
BUILDING 55             89,204    1977 / 1999     85.0%      Emerson Electric Co              10.2%            7,300,000
RETAIL SHOPS            28,612        1982       100.0%      Garozzo's III                    19.5%            5,100,000
BUILDING 70            101,151    1987 / 2005    100.0%      Compass Minerals Group           39.8%           11,500,000
BUILDING 75             48,045    1980 / 2000     90.9%      Power Group Design               12.6%            3,100,000
BUILDING 82            245,359        2001       100.0%      Midland Loan Services            54.1%           33,200,000
BUILDING 84            240,557    1998 / 2000     95.5%      Shook Hardy Bacon L.L.P.         19.2%           30,300,000
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
 AVERAGE(1):         2,167,827                    89.4%                                                     $220,000,000
------------------------------------------------------------------------------------------------------------------------

(1)   Excludes a 7,000 square foot maintenance facility that has not been allocated any loan balance.

THE LOAN. The Corporate Woods Portfolio mortgage loan is secured by a first lien mortgage in the fee interest in 20 suburban office buildings, and a retail shopping center (the "Corporate Woods Mortgaged Property") located in Corporate
Woods Office Park, a 2.3 million square foot office development situated on approximately 179 acres of land in Overland Park, Kansas.

THE BORROWER. The borrower, UCM/SREP-Corporate Woods, LLC is a special purpose entity jointly sponsored by Stoltz Real Estate Fund II ("Stoltz") and Honeywell
International Inc. Master Pension Trust ("Master Trust").

THE SPONSORS. Stoltz is a real estate investment, development and management company that specializes in retail, mixed-use, office, flex, industrial and multifamily real estate. Stoltz is an investor and operator of more than 70 properties totaling 11 million square feet in 12 states. Since 2000, Stoltz has acquired more than $1 billion in assets nationwide. Partners of Stoltz have included Honeywell/Allied Signal, Inc., Delta Airlines, Inc., USAir, Inc.,
Lehman Brothers, GE Capital Commercial, Teachers Insurance and Annuity
Association, Prudential Mortgage Capital Company, American International Group,
GMAC Commercial Mortgage Corporation and Pacific Coast Capital Partners.

Master Trust is an investment vehicle within the Honeywell Retirement Earnings
Plan ("Plan"). The Plan's investments are held in Master Trust, which was established for the investment of assets of the Plan and several other Honeywell sponsored retirement Plans.

THE PROPERTY. The Corporate Woods Mortgaged Property is located within the
Corporate Woods Office Park, an office park with a total of 29 buildings and approximately 2.3 million square feet of mixed use property situated on approximately 179 acres in the prestigious College Boulevard. Collateral for the mortgage loan is comprised of approximately 2.2 million square feet, which includes 20 suburban office buildings, and a retail shopping center. All of the buildings that serve as collateral for the mortgage loan were constructed between 1975 and 2001. The Corporate Woods Portfolio is occupied by 317 tenants.
The largest tenant in the portfolio, Midland Loan Services (a subsidiary of PNC
Financial Services Group, rated "A" by S&P, "A2" by Moody's and "A" by Fitch), accounts for only 6.1% of the total square footage at the property. No other tenant accounts for more than 5% of the square footage within the portfolio.

SIGNIFICANT TENANTS

MIDLAND LOAN SERVICES ("Midland") occupies 132,778 square feet at an annual rent of $25.50 per square foot. The lease commenced on July 1, 2002 and expires on
October 31, 2012. The tenant has an option to cancel the lease on December 12,
2007, upon payment of a termination fee, which is equal to the sum of $2,785,696 plus one year of annual rent and unamortized tenant improvements, which termination fee is required to be deposited into a reserve account. Midland also has a right of first offer with respect to the building in which it occupies space in the event the borrower elects to sell such building as part of a single sale, rather then a sale of multiple buildings or the entire portfolio of buildings comprising the Corporate Woods Portfolio Mortgaged Property. Midland
provides commercial loan servicing for institutional, agency and CMBS portfolios, including private-label sub-servicing and outsourcing. Midland is a subsidiary of The PNC Financial Services Group, a leading third-party provider of servicing and technology solutions for the commercial real estate finance industry. PNC is one of the largest financial services companies in the country with highly diversified and growing financial services spanning the retail, business and corporate markets.

                                     A-3-34

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                            CORPORATE WOODS PORTFOLIO
--------------------------------------------------------------------------------

BLACK & VEATCH CORPORATION leases 96,133 square feet at an annual rent of $23.50 per square foot. The lease commenced in November 1990 and expires in November
2012. Black & Veatch Corporation has more than 90 offices worldwide and specializes in infrastructure development in energy, water, telecommunications, management consulting and environmental markets. Black & Veatch had 2005 year end total revenue of $1.6 billion. Black & Veatch is ranked on the Forbes "500 largest private companies in the United States" listing.

WYETH occupies 84,809 square feet at an annual rent of $20.00 per square foot.
Wyeth is a global leader in pharmaceuticals, consumer health care products, and animal health care products. Wyeth is a pioneer in pharmaceuticals and biotechnology, with leading products in the areas of women's health care, neuroscience, musculoskeletal disorders, cardiovascular therapy, vaccines and infectious disease, hemophilia, immunology and oncology. The company operates in three segments, the largest being pharmaceuticals.

RELEASE. The borrower is permitted to obtain the release of an individual property from the lien of the mortgage upon the satisfaction of certain conditions including, but not limited to, the following: (A) the amount of the outstanding principal balance of the loan to be prepaid equals or exceeds the sum of (y) the release amount for an individual property and (z) 5% of the release amount for that individual property, for the applicable individual property being released; (B) after giving effect to such partial release, the
DSCR for the remaining mortgaged properties (the "Remaining Properties"), calculated using an assumed debt service constant of 5.92%, is equal to or greater than the greater of (y) the DSCR as of the date of origination and (z)
the DSCR immediately prior to date of release (the "Release DSCR"); provided, however, if the DSCR is less than the Release DSCR, the borrower has the right to prepay a portion of the mortgage loan in an amount which when applied to pay down the loan would cause the DSCR to equal or exceed the Release DSCR; and (C)
after giving effect to such partial release, the LTV ratio for the remaining mortgaged properties will be equal to or less than the lesser of (y) the LTV ratio as of the date of origination and (z) the LTV ratio immediately prior to the date of release (the "Release LTV"); provided, however, if the LTV ratio is greater than the Release LTV ratio, the borrower will have the right to prepay a portion of the mortgage loan in an amount which when applied to pay down the loan would cause the LTV ratio to equal or be less than the Release LTV ratio.

THE MARKET(1). The Corporate Woods Portfolio is located in Overland Park, Kansas within Johnson county. Overland Park is within the Kansas City MSA. From 2001 to
2006, Johnson County employment grew at an average annual compound rate of 4.54%
compared to 2.36% for the Kansas City MSA. Looking back ten years, Johnson
County employment grew at an average annual compound rate of 3.26%, compared to the Kansas City MSA growth rate of 1.46%.

According to TWR, as of 3rd quarter 2006, the Kansas City office market contained an overall inventory of about 44,634,000 square feet with a vacancy of
16.6%. Average asking rents for the Kansas City MSA are approximately $16.21 per square foot. Corporate Woods Portfolio consists of Class A and Class B buildings located in the South Johnson office submarket. The South Johnson submarket has a current vacancy rate of approximately 10.9% on total inventory of 11,517,000 square feet. Average asking rents for the submarket are $19.07 per square foot.
The South Johnson submarket has experienced positive absorption in 2004, 2005, and YTD 2006. There are no multi-tenant general office use properties under construction or announced in the South Johnson County submarket.

PROPERTY MANAGEMENT. The property manager is Stoltz Management of Delaware Inc., an affiliate of the borrower that currently manages over 10 million square feet of mixed use space.

(1)   Certain information was obtained from the Corporate Woods appraisal dated
      October 19, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE       % OF                   % OF BASE    CUMULATIVE   CUMULATIVE                     CUMULATIVE %
              LEASES       FEET        GLA       BASE RENT      RENT      SQUARE FEET    % OF GLA    CUMULATIVE BASE   OF BASE RENT
   YEAR      EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING     RENT EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP        230,082      10.6%           NAP      NAP          230,082      10.6%                 NAP       NAP
2006              9         16,550       0.8    $   331,679      0.8%         246,632      11.4%            $331,679       0.8%
2007             88        277,534      12.8      5,685,756     14.3          524,166      24.2%          $6,017,434      15.2%
2008             67        345,309      15.9      7,272,121     18.3          869,475      40.1%         $13,289,556      33.5%
2009             66        224,194      10.3      4,479,449     11.3        1,093,669      50.5%         $17,769,005      44.8%
2010             46        210,129       9.7      4,144,469     10.5        1,303,798      60.1%         $21,913,474      55.3%
2011             31        239,247      11.0      4,533,242     11.4        1,543,045      71.2%         $26,446,715      66.7%
2012             11        372,932      17.2      8,555,042     21.6        1,915,977      88.4%         $35,001,757      88.3%
2013              8        143,758       6.6      2,854,062      7.2        2,059,735      95.0%         $37,855,819      95.5%
2014              3         26,541       1.2        421,308      1.1        2,086,276      96.2%         $38,277,127      96.6%
2015              3         63,712       2.9      1,002,522      2.5        2,149,988      99.2%         $39,279,649      99.1%
2016              1         17,839       0.8        356,784      0.9        2,167,827     100.0%         $39,636,433     100.0%
AFTER             0              0       0.0              0      0.0        2,167,827     100.0%         $39,636,433     100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL           333      2,167,827     100.0%   $39,636,433      100%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-35

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                            CORPORATE WOODS PORTFOLIO
--------------------------------------------------------------------------------

                       [MAP OF CORPORATE WOODS PORTFOLIO]

                                     A-3-36

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-37

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

                         [PHOTO OF AMERICOLD PORTFOLIO]

                                     A-3-38

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $194,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $194,000,000
% OF POOL BY IPB:                       4.0%
% OF GROUP R-1:                         6.6%
LOAN SELLER:                            UBS Real Estate Securities Inc.
BORROWER:                               ART Mortgage Borrower Propco
                                        2006-1A L.P. and ART Mortgage
                                        Borrower Opco 2006-1A L.P.
SPONSOR:                                Americold Realty Trust
ORIGINATION DATE:                       11/27/06
INTEREST RATE:                          5.55050%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          12/11/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(91),O(5)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          Initial                       Monthly
                                        ----------------------------------------
TAXES(1):                                       $0                            $0
INSURANCE(1):                                   $0                            $0
CAPEX(1):                                       $0                            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Industrial -- Warehouse/Distribution
SQUARE FOOTAGE:                         3,328,651 (51,654,912 Cu. Ft)
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              92.4%
OCCUPANCY DATE:                         Various
HISTORICAL NOI:
  2004:                                 $16,359,425
  2005:                                 $19,170,820
  TTM AS OF 08/31/06(2):                $20,200,588
UW REVENUES:                            $53,550,980
UW EXPENSES:                            $33,350,392
UW NOI:                                 $20,200,588
UW NET CASH FLOW:                       $18,992,887
APPRAISED VALUE:                        $242,500,000
APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $58
CUT-OFF DATE LTV:                       80.0%
MATURITY DATE LTV:                      80.0%
UW IO DSCR:                             1.74x
UW DSCR:                                1.74x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         PORTFOLIO SUMMARY

                                                    APPRAISED     YEAR BUILT /                                           ALLOCATED
       LOCATION                    TYPE               VALUE        RENOVATED     CUBIC FEET   SQUARE FEET   OCCUPANCY   LOAN BALANCE
------------------------------------------------------------------------------------------------------------------------------------

CARTHAGE, MO              Warehouse/Distribution   $160,000,000       1971       40,494,311     2,863,778     93.9%     $128,000,000
FORT WORTH, TX            Warehouse/Distribution     34,600,000       1999        3,500,000       143,559     86.2%       27,680,000
WEST POINT, MS            Warehouse/Distribution     24,900,000       1995        5,230,360       191,676     63.9%       19,920,000
GARDEN CITY, KS           Warehouse/Distribution     23,000,000   1980 / 2006     2,430,241       129,638    107.4%(3)    18,400,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            $242,500,000                  51,654,912     3,328,651     92.4%     $194,000,000
------------------------------------------------------------------------------------------------------------------------------------

(1)   The monthly deposits for the required reserves are waived provided there are (i) no existing events of default and (ii) a Trigger Period does not exist. A Trigger Period means a period commencing on the first business day after a Trigger Event has occurred and ending on the first business day after the Trigger Event has not existed for 2 fiscal quarters. A
      Trigger Event means the date on which the annual underwritable cash flow
      ("UWCF") for the trailing four fiscal quarters determined at the end of each quarter for the properties then subject to the mortgage falls below
      85% of the UWCF determined as of the origination date for the properties then subject to the mortgage. If the above conditions are not satisfied,
      (i) monthly deposits representing 1/12th of the annual estimates for taxes and the insurance premium will be made into the tax and insurance reserve and (ii) monthly deposits of $205,127.50 will be made into the replacement reserve, capped at $4,000,000.

(2)   For the Forth Worth property only, based on the trailing 12 months ending on 09/30/06.

(3)   The Garden City facility exhibits an occupancy figure over 100%. Occupancy is calculated on a pallet basis. A baseline pallet capacity is defined and serves as the "fully occupied" benchmark. However, in periods of high demand, pallets may be stacked in secondary or overflow areas, which leads to a pallet load in excess of the benchmark, and causes properties to show greater than 100% occupancy.

                                     A-3-39

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Americold Portfolio mortgage loan is a first lien mortgage securing a fee interest in four temperature-controlled warehouse/distribution facilities located in Carthage, MO; Fort Worth, TX; West Point, MS; and Garden
City, KS.

THE BORROWER. The borrowing entities are ART Mortgage Borrower Propco 2006-1A
L.P and ART Mortgage Borrower Opco 2006-1A L.P. The sponsor is Americold Realty
Trust ("Americold"), the holding company for Americold Logistics, LLC, a provider of temperature-controlled warehousing, distribution, supply-chain management, and other logistics services. The company offers 545 million cubic feet of storage space in 101 temperature-controlled facilities nationwide.

Ownership of the company is divided among three real estate/private equity firms: Vornado Realty Trust (47.6%), Crescent Real Estate Equities (30.7%), and
The Yucaipa Companies (20.7%). Vornado Realty Trust and Crescent Real Estate
Equities, both public REITs, have a combined market capitalization of over $26 billion. The Yucaipa Companies, owned by Ronald W. Burkle, are investors in real estate and the food and grocery industries.

THE PORTFOLIO. The Americold Portfolio mortgage loan is secured by four properties encompassing 3,328,651 square feet (51,654,912 cubic feet). Typical features of these facilitates are multiple truck loading bays, direct rail service, staging areas for shipping, cooling systems, and redundant power and/or backup generators. Most facilities contain a mix of frozen, refrigerated, and cooler storage space.

Major customers of the Americold Portfolio include Sara Lee (rated `BBB+'),
Heinz (rated `BBB'), Schwan (private), the U.S. Government (rated `AAA'),
Schreiber (private), and ConAgra (rated `BBB+').

CARTHAGE, MO

The Carthage property is the largest facility in the portfolio encompassing
40,494,311 cubic feet. The space has been used for temperature-controlled storage since 1971. Inside, wide columns of rock space approximately 50 feet apart support the ceiling, which has an average clear height of approximately 17 feet. The facility has approximately 2.8 million square feet of freezer and storage space and is served by 175 truck loading bays, room for simultaneously loading or unloading 28 train cars inside the facility, and 30 blast freezer cells. Much of the product is exported to Russia, Mexico, and China, or shipped for domestic consumption to Wal-Mart stores.

FORT WORTH, TX

Americold's Fort Worth, Texas facility is located near major interstate highways. The asset consists of approximately 3,500,000 cubic feet of warehouse space and 13,500 of office space. The clear ceiling height in the warehouse is
21 to 34 feet. The facility is served by 19 truck bays, four rail doors and one ramp bay.

WEST POINT, MS

The West Point facility is located equidistant from Birmingham, AL, Memphis, TN, and Jackson, MS. The improvements contain 5,230,360 cubic feet of storage space and are situated on a 37 acre site. The clear ceiling height is approximately
15.9 to 41.5 feet in the warehouse space.

GARDEN CITY, KS

The Garden City property is located in the western part of Kansas, approximately
300 miles southeast of Denver, CO. The facility contains 2,430,241 cubic feet of storage, after two expansions completed in 1986 and 2006. The clear ceiling height is 28 feet, and the facility includes approximately 13,500 square feet of office space. The largest customers are Roberts & Williams and Beef Products,
Inc.

THE MARKETS.(1)

OVERVIEW

The properties are strategically located to provide access to multiple major cities. The nature of the customers served for the temperature-controlled warehouse business require that properties be built outside major metropolitan areas, but with access to interstate routes connecting the country's large population centers.

CARTHAGE, MO

The subject property is located in the Town of Carthage, Missouri in the northeastern portion of the Joplin MSA. The industrial market in Joplin is centered around the cities of Joplin, Carthage and Neosho. The area is popular among distribution and light manufacturers due to the central location in the
United States, good expressway access and low cost of labor. The only competing cold storage facility in the area is Haas Warehousing located at 651 Industrial
Drive in Neosho about 23 miles south of the subject property.

(1)   Certain information was obtained from the 1331 Civil War Road (dated:
      10/18/06), 200 Railhead Road (dated: 10/01/06), 751 Churchill Road (dated:
      10/01/06), and 2007 West Mary Street (dated: 10/18/06) appraisals. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals."

                                     A-3-40

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

FORT WORTH, TX

The subject property is located in an industrial park known as Railhead
Industrial Park which is located in the northwest sector of City of Fort Worth.
Overall, the subject's competitive area is within the Railhead Industrial Park which contains approximately 600 acres and has been developed with approximately
3,000,000 square feet of industrial manufacturing and distribution facilities built since 1990. The industrial park is also served by two railroads, the Union
Pacific and Burlington Northern Sante Fe Railroads. The subject property is served by the Union Pacific Railroad.

WEST POINT, MS

The subject property is located in Clay County, within the greater West Point area of Mississippi. There are no other cold storage facilities in the Clay county area.

GARDEN CITY, KS

The subject property's market area is generally defined as the southwest region of Kansas. There are no other cold storage facilities in the area.

PARTIAL DEFEASANCE AND PARTIAL RELEASE. The borrower is permitted to voluntarily defease a portion of the loan and obtain a release of the lien of the mortgage on any individual property upon satisfaction of certain conditions including, but not limited to, the following: (A) the payment of funds to purchase direct non-callable obligations of the United States of America sufficient to defease the loan in an amount equal to a release amount (the "Release Amount") equal to
(x) 105% of the original allocated loan amount of the released individual property, which, when taken together with the allocated loan amount of each individual property previously released, is less than or equal to 12.5% of the original principal amount of the loan, (y) 110% of the original allocated loan amount of the released individual property, which, when taken together with the allocated loan amount of each individual property previously released, is greater than 12.5% but less than or equal to 25% of the original principal amount of the loan, or (z) 115% of the original allocated loan amount of the released individual property, which, when taken together with the allocated loan amount of each individual property released, is greater than 25% of the original principal amount; (B) after giving effect to the release of any individual property (including any amount so paid in excess of 100% of the allocated loan amount for such individual properties released), the debt service coverage ratio of the loan for the individual properties (excluding the individual properties released) shall not be less than the greater of (i) the debt service coverage ratio as of the date of origination of the loan and (ii) the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the release of the individual properties; provided, that in order to satisfy such debt service coverage ratio, the borrower may defease a portion of the loan in excess of the Release Amounts of the affected Individual
Properties.

SUBSTITUTION. The borrower is permitted to obtain a release of the lien of the mortgage encumbering any of the individual properties (the "Substituted
Property") by substituting another property of like kind and quality (the
"Substitute Property") upon satisfaction of certain conditions including, but not limited to, the following: (A) the allocated loan amount of the Substitute
Properties collectively do not exceed 35% of the original principal balance of the loan; (B) after giving effect to the substitution, the debt service coverage ratio for the loan (excluding the Substituted Properties and including the
Substitute Properties) is not less than the greater of (i) the debt service coverage ratio as of the origination date and (ii) the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the substitution; provided, that in order to satisfy such debt service coverage ratio, the borrower may defease a portion of the loan in excess of the
Release Amounts of the affected individual properties; and (C) (x) the loan-to-value ratio of a Substitute Property is not greater than the lesser of the loan-to-value ratio for a Substituted Property (i) as of the origination date and (ii) immediately prior to the substitution or (y) if the borrower is unable to satisfy the foregoing loan-to-value ratio test set forth in (c) above, after giving effect to the substitution, such test may be satisfied if the loan-to-value ratio for all of the individual properties (excluding the
Substituted Properties and including the Substitute Properties) is not greater than the lesser of (i) the loan-to-value ratio as of the origination date and
(ii) the loan-to-value ratio immediately prior to the substitution.

PROPERTY MANAGEMENT. The properties are managed by ART Manager, LLC, an affiliate of the borrower.

                                     A-3-41

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

                          [MAP OF AMERICOLD PORTFOLIO]

                                     A-3-42

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-43

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                MERCHANDISE MART
--------------------------------------------------------------------------------

                           [PHOTO OF MERCHANDISE MART]

                                     A-3-44

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                MERCHANDISE MART
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:(1)          $175,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $175,000,000
SHADOW RATING                           Aa1/AAA/AAA
   (MOODY'S/S&P/FITCH):
% OF POOL BY IPB:                       3.6%
% OF GROUP R-1:                         5.9%
LOAN SELLER:(2)                         Eurohypo AG, New York
                                        Branch
BORROWER:                               Merchandise Mart L.L.C.,
                                        MTS-MM LLC
SPONSOR:                                Vornado Realty L.P.
ORIGINATION DATE:                       11/21/06
INTEREST RATE:                          5.57250%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          12/06/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def (92),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management
                                        Agreement
ADDITIONAL DEBT:                        $175,000,000/$300,000,000
ADDITIONAL DEBT TYPE:(3)                Pari Passu Loan/Mezzanine
                                        Loan
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             INITIAL                MONTHLY
                                        ----------------------------------------
TAXES:(6)                                        $0                  Springing
INSURANCE:(6)                                    $0                  Springing
CAPEX:(6)                                        $0                  Springing
TI/LC:(6)                                        $0                  Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:(4)                       Office -- CBD
SQUARE FOOTAGE:                         3,448,680
LOCATION:                               Chicago, IL
YEAR BUILT/RENOVATED:                   1930/2005
OCCUPANCY:(5)                           95.0%
OCCUPANCY DATE:                         09/30/06
NUMBER OF TENANTS:                      578
HISTORICAL NOI:
  2004:                                 $59,088,528
  2005:                                 $56,181,830
  TTM 08/31/2006:                       $58,480,433
UW REVENUES:                            $111,171,825
UW EXPENSES:                            $44,720,518
UW NOI:                                 $66,451,307
UW NET CASH FLOW:                       $63,091,590
APPRAISED VALUE:                        $917,000,000
APPRAISAL DATE:                         10/31/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(7)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $101
CUT-OFF DATE LTV:                       38.2%
MATURITY DATE LTV:                      38.2%
UW IO DSCR:                             3.19x
UW DSCR:                                3.19x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                                  RATINGS                                                   LEASE EXPIRATION
TENANT NAME                                MOODY'S/ S&P/FITCH(8)   SQUARE FEET   % OF GLA   BASE RENT PSF         YEAR
----------------------------------------------------------------------------------------------------------------------------

MTS-MM LLC(9)                                                        386,090      11.2%        $ 19.83            2014
BANKER'S LIFE AND CASUALTY                       B1/BB/BB-
 COMPANY                                                             115,680       3.4%        $ 21.13            2018
WPP GROUP PLC (J. WALTER                      Baa2/BBB+/BBB+
 THOMPSON U.S.A., INC.)(10)                                          111,700       3.2%        $ 21.35            2020
CCC INFORMATION SERVICES INC.                     NR/B/NR            106,730       3.1%        $ 23.14            2008
MONSANTO COMPANY(11)                           Baa1/A--/A--          100,167       2.9%        $ 25.55            2007
----------------------------------------------------------------------------------------------------------------------------

(1)   The total funding amount of $350 million is being provided to the borrower for the refinancing of the Merchandise Mart. The $350 million whole loan has been split into two pari-passu A-Notes: a $175 million A-2 Note
      (included in the trust) and a $175 million pari passu A-1 Note (not included in the trust).

(2)   The loan was jointly originated by Eurohypo AG, New York Branch and
      Goldman Sachs Commercial Mortgage Capital, LP ("GSCMC"). The $350 million whole loan consists of two $175 million pari-passu notes.

(3)   Additional Debt includes the $175 million pari passu A-1 Note as well as
      $300 million in outstanding mezzanine debt, consisting of a $100 million senior A tranche (co-originated on a 50/50 basis by the lender and GSCMC), a $100 million junior B tranche (co-originated on a 50/50 basis by the lender and GSCMC) and a $100 million junior C tranche (held by an affiliate of the borrower).

(4)   This property is comprised of 1,970,102 square feet of market showroom and design center space, 1,018,492 square feet of office space, 386,090 square feet of trade show space, and 73,996 square feet of retail space.

(5)   Includes 386,090 square feet leased to a borrower affiliate, representing the trade show space on the 7th and 8th floors.

(6)   Springing reserves upon a Cash Trap Period: (i) monthly reserves for real estate taxes and insurance, based on 1/12 of the annual real estate taxes and insurance premiums, estimated by lender, (ii) monthly TI/LC reserves at $1.00 per square foot annually and (iii) monthly replacement reserves at 1/12 of $0.25 per square foot annually. "Cash Trap Period" shall mean a period that commences when actual net operating income ("TTM NOI") falls below 85% of closing date NOI and ends when TTM NOI rises above 85% of the closing date NOI for two consecutive fiscal quarters. In lieu of any CapEx reserves or TI/LC reserves, to cover amounts that would otherwise be required to be funded, the borrower has the right to provide a payment guaranty from Vornado Realty, L.P. or an evergreen letter of credit in form and substance reasonably satisfactory to lender as specified in the loan documents. In addition, the Sponsor guarantees all existing unfurnished TI/LC costs and all future TI/LC costs with the retenanting of any space associated with tenant NAVTEQ Corp.

(7)   Calculated based on the aggregate cut-off principal balance of the A-2
      Note (included in the trust) and the A-1 Note (not included in the trust).

(8)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(9)   Merchandise Mart Properties Inc. ("MMPI"), a subsidiary of Vornado Realty
      Trust, operates the trade shows through a service agreement with MTS-MM
      LLC, the co-borrower and master tenant for the trade show space on the 7th and 8th floors. Vornado Realty Trust is rated BBB+/Baa3/BBB by Fitch,
      Moody's and S&P, respectively.

(10)  The tenant J. Walter Thompson U.S.A. Inc., is a subsidiary of the WPP
      Group plc.

(11)  Monsanto Company subleases 99,954 square feet to NAVTEQ Corp., which also currently occupies 49,129 square feet on a direct basis.

                                     A-3-45

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                MERCHANDISE MART
--------------------------------------------------------------------------------

THE LOAN. The Merchandise Mart loan is secured by a first mortgage on a fee interest in a 3,448,680 net rentable square foot commercial office building in
Chicago, Illinois.

THE BORROWER. The borrowers are Merchandise Mart L.L.C., a Delaware limited liability company, and MTS-MM LLC, a Delaware limited liability company
(collectively, the "Borrower"). Merchandise Mart L.L.C. is a single purpose entity that owns the mortgaged property. MTS-MM LLC is a single purpose entity, which leases two floors of the mortgaged property, where trade shows are held, pursuant to a master lease between Merchandise Mart L.L.C. as landlord and
MTS-MM LLC as tenant. Merchandise Mart L.L.C. and MTS-MM LLC are affiliated entities.

THE SPONSOR. Vornado Realty Trust ("Vornado") is the fourth largest REIT and the second largest office REIT in the United States with a total market capitalization exceeding $17 billion as of November 28, 2006. As of March 31,
2006, Vornado owned 324 properties totaling 73.9 million square feet with a total net asset value of $14.3 billion. Vornado's holdings include 111 office buildings aggregating approximately 30.7 million square feet, 111 retail properties totaling 16.2 million square feet, 9 merchandise mart properties in six states totaling 9.2 million square feet plus 1.2 million square feet of garage space, a 47.6% interest in Americold Realty Trust, a 33% interest in
Alexander's (NYSE: ALX), and a 33% interest in Toys 'R Us, which has 18 million square feet of real estate assets, and various other holdings.

THE PROPERTY. The Merchandise Mart is a 3,448,680 net rentable square foot,
25-story Class A mixed use commercial building located at 200 World Trade
Center, Chicago, Illinois. It is located on 6.65 acres on two city blocks along the northern bank of the Chicago River in the city's CBD, in the River North neighborhood.

As of September 30, 2006, the property was 95% occupied by 578 tenants dispersed among mart, office and retail uses. The property has maintained a 95% occupancy since Vornado purchased the property in 1998. The top five tenants comprise
23.8% of the space and contribute 19.7% of the total occupied base rent.

The property is one of the largest commercial buildings in the world. It is comprised of 1,970,102 square feet of market showroom space (which includes contract furnishings, gift and casual furnishings) and design center space
(which includes residential furnishings and building products/luxehome), 386,090 square feet of trade show space (which houses major trade show events and is operated in space on the 7th and 8th floors by Merchandise Mart Properties, Inc.
("MMPI"), through a service agreement with MTS-MM LLC (co-borrower), the tenant under the master lease for this space), 1,018,492 square feet of office space, and 73,996 square feet of retail space. The property has average floor plate sizes of approximately 200,000 square feet on the first through 18th floors with reduced floor plates beginning on the 19th floor.

The property was originally constructed by Marshall Fields & Co. in 1930 and a
$332 million capital program commenced in 1985 and was completed in 2005. An estimated two-thirds of the costs were allocated to the building's infrastructure and systems and one-third devoted to tenant improvements and leasing commissions. Virtually every building system was upgraded and 95% of the building was completely renovated.

The property is the largest Class-A showroom building in the United States, tenanted by wholesalers/manufacturers in all of the industries represented
(contract furnishings, gift and casual furnishings, residential furnishings and building products). The former owner of the Merchandise Mart spearheaded the development of the modern-day "market" or "trade show" concept. Showroom tenants in various industries anchor industry trade shows that are trypically one week long, held once or twice a year. These shows are sponsored and run by MMPI, which derives substantial net revenues from the shows. The trade shows at the
Merchandise Mart are essential to retaining the property's strong base of showroom tenants who benefit from being a part of the key shows in the industry.

SIGNIFICANT TENANTS.

MTS-MM LLC Merchandise Mart Properties, Inc. ("MMPI"), a subsidiary of Vornado
Realty Trust, operates the trade shows through a service agreement with the master tenant for this space, which is the co-borrower, MTS-MM LLC. MMPI is the largest trade and exhibition company in the United States. The company uses its space to host trade shows and exhibitions, subleasing or granting licenses to various exhibitors in the furniture and design industry that convene regularly to display product lines and merchandise. MMPI owns nine exhibition properties totaling 9.2 million square feet located in Chicago, IL, Washington, DC, New
York, NY, Boston, MA and Los Angeles, CA. MMPI's portfolio is 94.3% occupied as of March 31, 2006. MMPI also owns 1.2 million square feet of parking garages.
MMPI is a subsidiary of Vornado with a total market capitalization in excess of
$17 billion as of November 28,2006.

Banker's Life and Casualty Company ("Banker's Life"), established in 1879, is one of the largest insurance companies in the United States. Banker's Life focuses exclusively on the needs of senior Americans through a broad portfolio of insurance products including long term care, life, annuities and Medicare supplement products. Banker's Life is based in Illinois and licensed in every state except New York and in the District of Columbia. Banker's Life is a
subsidiary of Conseco, Inc. ("Conseco"), a financial services organization headquartered Indianapolis, Indiana. Conseco (BB/B1/BB- by Fitch, Moody's and
S&P, respectively) is a Fortune 500 company, with more than $4 billion in annual revenue. As of year-end 2005, Banker's Life had total assets of $8.91 billion, liabilities of $8.28 billion and net premium income of $2.3 billion.

                                     A-3-46

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                MERCHANDISE MART
--------------------------------------------------------------------------------

WPP Group, plc (J. Walter Thompson U.S.A., Inc.) ("WPP Group") (LSE: WPP)
(NASDAQ: WPPGY), based in London, is the world's second largest advertising agency, media planning and buying group. In addition to advertising, WPP Group's portfolio includes companies in research and consulting, public relations, lobbying, branding and identity and specialty communications. WPP Group's advertising agency holdings include the Grey Global Group, Ogilvy and Mather
Worldwide, Young and Rubicam, and JWT (formerly known as J. Walter Thompson
Co.). Its public relations company holdings include Hill and Knowlton, Olgilvy and Mather Worldwide, Burston-Marsteller, and Cohen and Wolfe. Its media planning/buying company holdings include Mediaedge:cia, Mindshare, MediaInsight and Maximize. Its research companies, forming a separate umbrella group known as the Kantor Group, comprise, among others, BMRB, Diagnostic Research/Added Value,
IMRB (Indian Market Research Bureau), Millward Brown and Research International.
At year-end 2005, WPP Group reported gross revenues of 5.37 billion pounds and net income of 254.1 million pounds on total assets of 14.39 billion pounds.
Total liabilities as of year-end 2005 were 10.5 billion pounds.

CCC Information Services, Inc. ("CCC"), founded in 1980 and headquartered in
Chicago, Illinois, supplies the automotive claims and collision repair industries with advanced software, communications systems, and Internet and wireless-enabled technology. CCC has 15,000 collision repair facilities, 350 insurance companies, and a range of industry participants. CCC is owned by
Investcorp Bank, BSC., an international holding company with investments in corporations and real estate in North America, Europe and the Persian Gulf. As of year-end 2005, Investcorp Bank had total assets of $4.8 billion, total liabilities of $2.4 billion, revenue of $524.7 million and net income of $110.3 million.

Monsanto Company ("Monsanto") (NYSE: MON), together with its subsidiaries, is a global provider of agricultural products for farmers. Monsanto produces seed brands, including DEKALB and Asgrow, Seminis and Stoneville, and develops biotechnology traits that assist farmers in controlling insects and weeds. It manufactures Roundup-brand herbicides and other herbicides. Monsanto also provides lawn and garden herbicide products for the residential market, and animal agricultural products. Monsanto operates in two business segments: Seeds and Genonomics and Agricultural Productivity.

During its fiscal year ended August 31, 2005, Monsanto formed American Seeds,
Inc. ("ASI"). In November 2004, ASI acquired Channel Bio Corp. (Channel Bio).
ASI through its subsidiary, Channel Bio, acquired NC+ Hybrids, Inc. During fiscal 2005, Monsanto acquired Seminis, Inc., the canola business of Advanta
Seeds and the cotton business of Emergent Genetics, Inc. and Emergent Genetics
India, Ltd. For fiscal 2005, the company reported revenues of $6.3 billion and net income of $225 million on assets of $10.5 billion. Monsanto's total liabilities for the same period were $4.97 billion.

THE MARKET(1)

Most major cities in the United States have a merchandise mart of some sort, but most of these serve a local or regional need. They are typically much smaller than the Merchandise Mart in Chicago, and they typically have a narrower focus.
The competitive environment for very large merchandise marts that serve a national and international market has been fairly stable, with the exception of the development of the World Market Center in Las Vegas. The 1.3 million square foot phase of this eight-phase project opened in July 2005. It competes primarily in the furniture market, with High Point, North Carolina. However, future phases will have broader product lines. The second phase, with 1.6 million square feet, is to be delivered in early 2007. AmericasMart in Atlanta also offers competition. It has 4.2 million square feet in three interconnected buildings, and a fourth building, which is to be 1.5 million square feet, is planned for possible delivery in 2007 or 2008, although the new building has not received final approval for construction. Product lines include home furnishings/ accessories, gift and apparel.

Trade shows are held at marts or at other exhibition facilities. A trade show is generally located in a city that offers convenient transportation and adequate infrastructure to support a large number of attendees. Chicago offers such convenience, in terms of flight availability, a central location, and a large number of hotel rooms and restaurants. The Merchandise Mart is adjacent to the
Loop and it has its own rail station stop, so it is well positioned locally to take advantage of the meeting industry infrastructure of Chicago.

Trade shows are typically prominent in industries in which products are non-standardized, change frequently or require physical inspection before purchase. The success of a trade show depends both upon the breadth of merchandise offered and the depth, so as to attract a significant group of buyers. This need for breath and depth gives large marts such as the Merchandise
Mart a competitive advantage relative to smaller marts, and makes it difficult to successfully establish a new mart that competes on a national scale. The
Merchandise Mart is the largest mart property in the United States. It has routinely operated with strong rents and occupancy levels (over 95% since
Vornado's purchase in 1998), and its trade shows are well-established events.

Floors 7 and 8 of the Merchandise Mart are dedicated to trade shows. The large size of the floors (200,000 square feet) and the convenience of having the trade show forum under the same roof as the showrooms in the building are a plus for the tenants of the property. Many competing merchandise marts in the United
States have their trade show facilities in buildings separate from many of the showroom tenants that are served by the trade shows. Many facilities cannot host the very large shows, which the Merchandise Mart can.

(1)   Certain information was obtained from the Merchandise Mart appraisal dated
      10/31/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-47

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                MERCHANDISE MART
--------------------------------------------------------------------------------

Since the Merchandise Mart serves a national and international client base of buyers for many product types, its demand is largely a function of broad national and international trends. There is also a regional component of demand, because the Merchandise Mart serves many Midwest regional buyers and interior designers.

The subject property office component is part of the River North office sub-market of Chicago. In the 2Q06, CBRE reports that the Chicago office market posted the lowest vacancy rate (18.0%) since 4Q04, and the largest amount of positive net absorption in the first half of the year since 2000.The Chicago office market was hurt by weak demand from 2001 through early 2005, with negative absorption. Since then, employment trends have turned positive and so has net absorption, which totaled 1,146,000 rentable square feet (or 1.1% of the initial stock) for 2005 and 2,143,000 rentable square feet (or 2.0% of the initial stock) for the first half of 2006. The vacancy rate for the River North sub-market for the 2Q06 is 17.0% (Class A space -- 14.3%) vs. 20.5% for the same period in 2005. As of the 2Q06, office space leasing activity in the River North sub-market totaled 385,536 square feet.

The subject property retail component is part of the City North retail sub-market of Chicago, which is comprised of 7.7 million square feet of space.
As of the 2Q06, the City North retail sub-market has higher rent and lower vacancy than any other retail sub-market in Chicago. CBRE reports that the City
North retail vacancy has dropped from 4.8% in 1Q06 to 3.1% for 2Q06, while asking rents increased during the quarter to $31.35 per square foot, from $30.60 per square foot. For Chicago as a whole, the retail market vacancy rate at the end of 2Q06 was 7.5%, which was down slightly from the earlier quarter, and the average asking rent was $20.58 per square foot, compared to $20.77 per square foot for 1Q06.The Chicago retail market is benefiting from a recovering local economy, continued low interest rates and healthy consumer confidence. The City
North retail office sub-market has benefited from strong residential development.

PROPERTY MANAGEMENT. MMPI, a Vornado subsidiary, manages the property. MMPI is the largest operator of assets in the trade mart/design center industry. MMPI has managed the property since 1945. Vornado acquired the property in 1998 and kept the management. Senior management of MMPI has, on average, more than 14 years of experience managing the property and similar trade show/design center assets across the United States and Canada. MMPI owns and manages 8 other similar mart properties totaling 5.8 million square feet plus 1.2 million square feet of garage space. Other notable properties include the Chicago Apparel
Center/350 West Mart Center in Chicago; 2,012,000 square foot of showroom space in several buildings in High Point, North Carolina that are dedicated to the furniture industry; the 778,000 square foot L.A. Mart; the 553,000 square foot
Boston Design Center; and two New York City properties known as 7 West 34th
Street and the Architects and Designers (A&D) building.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF                                          % OF BASE                CUMULATIVE   CUMULATIVE     CUMULATIVE %
  YEAR OF     LEASES     EXPIRING    PERCENT OF    BASE RENT      RENT      CUMULATIVE   PERCENT OF   BASE RENT     PERCENT OF BASE
EXPIRATION   EXPIRING       SF        TOTAL SF     EXPIRING     EXPIRING     TOTAL SF     TOTAL SF     EXPIRING     RENT EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP        170,914       5.0%             NAP      NAP         170,914         5.0%           NAP          NAP
2006 & MTM       96        139,331       4.0      $ 2,104,169      2.4%        310,245         9.0%   $ 2,104,169          2.4%
2007            102        418,115      12.1       11,516,072     13.0         728,360        21.1%   $13,620,241         15.3%
2008            121        445,491      12.9       12,456,863     14.0       1,173,851        34.0%   $26,077,104         29.3%
2009             97        261,146       7.6        8,561,770      9.6       1,434,997        41.6%   $34,638,874         39.0%
2010             79        313,191       9.1        9,817,078     11.0       1,748,188        50.7%   $44,455,952         50.0%
2011             45        172,906       5.0        5,966,555      6.7       1,921,094        55.7%   $50,422,507         56.7%
2012             15         58,316       1.7        1,862,571      2.1       1,979,410        57.4%   $52,285,078         58.8%
2013             48        244,736       7.1        7,054,669      7.9       2,224,146        64.5%   $59,339,747         66.7%
2014             25        521,924      15.1       11,864,488     13.3       2,746,070        79.6%   $71,204,235         80.1%
2015             17        185,726       5.4        4,609,710      5.2       2,931,796        85.0%   $75,813,945         85.3%
2016             20        199,564       5.8        5,670,236      6.4       3,131,360        90.8%   $81,484,181         91.6%
AFTER            11        317,320       9.2        7,430,822      8.4       3,448,680       100.0%   $88,915,003        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL           676      3,448,680     100.0%     $88,915,003    100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-48

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                MERCHANDISE MART
--------------------------------------------------------------------------------

                            [MAP OF MERCHANDISE MART]

                                     A-3-49

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                MERCHANDISE MART
--------------------------------------------------------------------------------

                        [FLOOR PLAN OF MERCHANDISE MART]

                                     A-3-50

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-51

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               COLONY IV PORTFOLIO
--------------------------------------------------------------------------------

                         [PHOTO OF COLONY IV PORTFOLIO]

                                     A-3-52

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               COLONY IV PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $171,360,000
CUT-OFF DATE PRINCIPAL BALANCE:         $171,360,000
% OF POOL BY IPB:                       3.5%
% OF GROUP S:                           14.1%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               CRP-2 Holdings AA, L.P.
SPONSOR:                                Colony Realty Partners L.P.
ORIGINATION DATE:                       11/30/06
INTEREST RATE:                          5.53850%
INTEREST-ONLY PERIOD(1):                Various
MATURITY DATE(1):                       Various
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION(1):                     Various
CROSS-COLLATERALIZATION:                Yes
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE(2),(3):            Permitted Mezzanine Loan, Permitted
                                        Pari Passu Loan
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             INITIAL                MONTHLY
                                        ----------------------------------------
TAXES:                                           $0                    $0
INSURANCE:                                       $0                    $0
CAPEX:                                           $0                    $0
OTHER:                                           $0                    $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Various
SQUARE FOOTAGE:                         2,381,939
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              91.8%
OCCUPANCY DATE:                         Various
NUMBER OF TENANTS:                      135
HISTORICAL NOI:
  2005(4):                              $16,232,467
UW REVENUES:                            $30,138,538
UW EXPENSES:                            $10,879,624
UW NOI:                                 $19,258,912
UW NET CASH FLOW:                       $17,493,695
APPRAISED VALUE:                        $287,795,000
APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $72
CUT-OFF DATE LTV:                       59.5%
MATURITY DATE LTV:                      59.5%
UW IO DSCR:                             1.82x
UW DSCR:                                1.82x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                                  RATINGS                                                        LEASE
TENANT NAME                                MOODY'S/ S&P/FITCH(5)    TOTAL SF     % OF GLA   BASE RENT PSF   EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------

ADVO INC.                                                            270,000      11.3%        $  5.96         2016, 2021
IBM CORPORATION                                  A1/A+/AA-           210,613       8.8%        $ 20.86            2009
JET AGE CONTAINER, LLC                                               159,857       6.7%        $  3.17            2010
UNILEVER -- FOOD SOLUTIONS & BEST FOODS          A1/A+/A+            124,327       5.2%        $ 15.29         2009, 2013
SIEMENS ENERGY & AUTOMATION                     Aa3/AA-/AA-           78,860       3.3%        $  5.35            2008
CARDINAL HEALTH                                Baa2/BBB/BBB+          68,490       2.9%        $ 14.80            2016
----------------------------------------------------------------------------------------------------------------------------

(1)   Please see the summary of loan terms on the next page for a complete description of the loan terms. The loan consists of three
      cross-collateralized notes expiring in 2011, 2013, and 2014 governed by one loan agreement.

(2)   The borrower has a one time right to obtain mezzanine debt up to the amount such that the aggregate mortgage loan and mezzanine loan loan-to-value ratio does not exceed 60% of loan-to-value ratio upon satisfaction of certain terms and conditions including, but not limited to: (i) the loan-to-value ratio of the properties subject to the lien of the mortgage is less than 60.0% at the time the mezzanine loan is originated, and (ii) the debt service coverage ratio of the properties subject to the lien of the mortgage is greater than 1.82x.

(3)   The borrower has a one time right to obtain pari passu debt up to the amount such that the aggregate mortgage loan and mezzanine loan loan-to-value ratio does not exceed 60% of loan-to-value ratio upon satisfaction of certain terms and conditions including, but not limited to: (i) the loan-to-value ratio of the properties subject to the lien of the mortgage is less than 60.0% at the time the Mezzanine loan is originated, and (ii) the debt service coverage ratio of the properties subject to the lien of the mortgage is greater than 1.82x.

(4)   The 2005 NOI does not include historical data for 6 properties for which
      $2,685,138 of NOI was underwritten.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-53

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               COLONY IV PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                          OFFICE & INDUSTRIAL PROPERTY SUMMARY

                                                                YEAR BUILT/     SQUARE
           PROPERTY NAME                     LOCATION            RENOVATED       FEET
----------------------------------------------------------------------------------------

12902 FEDERAL SYSTEMS DRIVE            Fairfax, VA               1987/2005       210,993
1800 ALEXANDER BELL DRIVE              Reston, VA                1986/2001       138,450
CHICAGO WORKSPACE -- ELGIN             Elgin, IL                 1990/1997       245,751
CORPORATE LAKES III                    Lisle, IL                 1990/2002       124,327
RESERVOIR CORPORATE CENTER             Southborough, MA            1999           99,835
CHICAGO WORKSPACE -- NAPERVILLE        Naperville, IL            1986/1997       162,017
371 HOES LANE                          Piscataway, NJ            1986/1997       139,184
ADVO INDUSTRIAL DALLAS                 Dallas, TX                  2006          135,000
NORTH ATLANTA INDUSTRIAL NORTHWOODS    Norcross, GA                2000          174,953
NORTH ATLANTA INDUSTRIAL WEST OAK      Marietta, GA                2000          156,828
ADVO INDUSTRIAL HOUSTON                Deer Park, TX               2006          135,000
HIGHLAND ATRIUM                        Downers Grove, IL           1981           68,251
CHICAGO WORKSPACE -- CAROL STREAM      Carol Stream, IL          1987/2005        62,586
CHICAGO INFILL PORTFOLIO:
5555 WEST 73RD STREET                  Bedford Park, IL            1965          159,857
901-929 AEC DRIVE                      Wood Dale, IL               1985           60,275
600 NORTH YORK ROAD                    Bensenville, IL             1966           33,855
7500 NATCHEZ AVENUE                    Niles, IL                   1962           58,846
1300 MORSE AVENUE                      Elk Grove Village, IL       1975           49,360
3800 RIVER ROAD                        Schiller Park, IL           1968           40,089
333 WASHINGTON BOULEVARD               Mundelein, IL               1969           32,783
970 DOUGLAS ROAD                       Batavia, IL                 1994           24,844
1299 LUNT AVENUE                       Elk Grove Village, IL       1975           22,345
1515 LOUIS AVENUE                      Elk Grove Village, IL       1980           16,000
200 MARTIN LANE                        Elk Grove Village, IL       1975           15,010
1220 CAPITOL DRIVE                     Addison, IL                 1979           15,500
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                         2,381,929
----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                               % OF
                                                                                             PROPERTY
               PROPERTY NAME           OCCUPANCY                LEAD TENANTS                   GLA
-----------------------------------------------------------------------------------------------------

12902 FEDERAL SYSTEMS DRIVE             100.0%     IBM Corporation                              99.8%
1800 ALEXANDER BELL DRIVE               100.0%     Northrop Grumman                             27.9%
CHICAGO WORKSPACE -- ELGIN               75.0%     Cookson-Electronics Customer Support         13.9%
CORPORATE LAKES III                     100.0%     Unilever -- Food Solutions & Best Foods      54.6%
RESERVOIR CORPORATE CENTER              100.0%     Beals & Thomas                               15.7%
CHICAGO WORKSPACE -- NAPERVILLE          89.2%     Advanced Telecommunications                  11.9%
371 HOES LANE                            85.0%     Cardinal Health                              49.2%
ADVO INDUSTRIAL DALLAS                  100.0%     Advo Inc.                                   100.0%
NORTH ATLANTA INDUSTRIAL NORTHWOODS      96.8%     Siemens Energy & Automation                  45.1%
NORTH ATLANTA INDUSTRIAL WEST OAK        81.4%     Vanderline Industries, Inc.                  18.8%
ADVO INDUSTRIAL HOUSTON                 100.0%     Advo Inc.                                   100.0%
HIGHLAND ATRIUM                          95.9%     Rescar                                       33.7%
CHICAGO WORKSPACE -- CAROL STREAM        75.1%     Start Sampling Exp.                          35.6%
CHICAGO INFILL PORTFOLIO:
5555 WEST 73RD STREET                   100.0%     Jet Age Container, LLC                      100.0%
901-929 AEC DRIVE                        85.9%     Geantos Trucking, Inc.                       22.7%
600 NORTH YORK ROAD                     100.0%     Gage Foods                                   39.9%
7500 NATCHEZ AVENUE                     100.0%     Lewis Spring Manufacturing Co               100.0%
1300 MORSE AVENUE                       100.0%     Porteous Realty Investments                 100.0%
3800 RIVER ROAD                          39.9%     Enjoy Life Natural Brands                    60.1%
333 WASHINGTON BOULEVARD                100.0%     Parade Packaging                            100.0%
970 DOUGLAS ROAD                        100.0%     Incon Technologies                          100.0%
1299 LUNT AVENUE                        100.0%     Heartech Precision                           66.4%
1515 LOUIS AVENUE                       100.0%     Diamond Roller                              100.0%
200 MARTIN LANE                          40.0%     James Tool & Mold Company                    40.0%
1220 CAPITOL DRIVE                      100.0%     Wire Rope Corp. of America                  100.0%
-----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   91.8%
-----------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                      SUMMARY OF LOAN TERMS

                                                      AMORTIZATION                                                    ALLOCATED
LOAN                                  INTEREST RATE       TYPE        TERM(1)   MATURITY DATE    CALL PROTECTION     LOAN AMOUNT
---------------------------------------------------------------------------------------------------------------------------------

12902 FEDERAL SYSTEMS DRIVE             5.53850%      Interest-only     60        12/01/11      L(24),Def(32),O(4)   $ 37,200,000
CORPORATE LAKES III                     5.53850%      Interest-only     60        12/01/11      L(24),Def(32),O(4)     14,400,000
371 HOES LANE                           5.53850%      Interest-only     60        12/01/11      L(24),Def(32),O(4)     10,020,000
ADVO INDUSTRIAL HOUSTON                 5.53850%      Interest-only     60        12/01/11      L(24),Def(32),O(4)      5,670,000
---------------------------------------------------------------------------------------------------------------------------------
CHICAGO WORKSPACE -- ELGIN              5.53850%      Interest-only     84        12/01/13      L(24),Def(56),O(4)     14,640,000
RESERVOIR CORPORATE CENTER              5.53850%      Interest-only     84        12/01/13      L(24),Def(56),O(4)     11,220,000
CHICAGO WORKSPACE -- NAPERVILLE         5.53850%      Interest-only     84        12/01/13      L(24),Def(56),O(4)     10,860,000
HIGHLAND ATRIUM                         5.53850%      Interest-only     84        12/01/13      L(24),Def(56),O(4)      4,800,000
CHICAGO WORKSPACE -- CAROL STREAM       5.53850%      Interest-only     84        12/01/13      L(24),Def(56),O(4)      2,820,000
---------------------------------------------------------------------------------------------------------------------------------
1800 ALEXANDER BELL DRIVE               5.53850%      Interest-only     96        12/01/14      L(24),Def(68),O(4)     20,160,000
CHICAGO INFILL PORTFOLIO(2)             5.53850%      Interest-only     96        12/01/14      L(24),Def(68),O(4)     18,630,000
ADVO INDUSTRIAL DALLAS                  5.53850%      Interest-only     96        12/01/14      L(24),Def(68),O(4)      7,320,000
NORTH ATLANTA INDUSTRIAL NORTHWOODS     5.53850%      Interest-only     96        12/01/14      L(24),Def(68),O(4)      7,320,000
NORTH ATLANTA INDUSTRIAL WEST OAK       5.53850%      Interest-only     96        12/01/14      L(24),Def(68),O(4)      6,300,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                                                               $171,360,000
---------------------------------------------------------------------------------------------------------------------------------

(1)   The Colony IV Portfolio loan consists of three notes (maturing in 5, 7, and 8 years respectively) subject to one loan agreement. The 5 year note is secured by four groups of mortgaged assets totaling $67,290,000 (39.3%
      of the loan balance), the 7 year note is secured by five groups of mortgaged assets totaling $44,340,000 (25.9% of the loan balance), and the
      8 year note is secured by five groups of mortgaged assets totaling
      $59,730,000 (34.9% of the loan balance).

(2)   The Chicago Infill Portfolio is comprised of twelve industrial flex and office properties (555 West 73rd Street, 901-929 AEC Drive, 600 North York
      Road, 7500 Natchez Avenue, 1300 Morse Avenue, 3800 River Road, 333
      Washington Boulevard, 970 Douglas Road, 1299 Lunt Avenue, 1515 Louis
      Avenue, 200 Martin Lane, and 1220 Capitol Drive) totaling 528,764 square feet. Each of these individual properties is considered a
      cross-collateralized and cross-defaulted mortgage loan for statistical purposes herein.

                                     A-3-54

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               COLONY IV PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Colony IV Portfolio is secured by a fee interest in one industrial portfolio (consisting of 12 properties), seven industrial properties and six office properties. The mortgaged properties are located in Illinois, Virginia,
Texas, Georgia, New Jersey, and Massachusetts. The mortgage loan is governed by a single loan agreement which covers 14 groups of mortgage assets, and represents 25 properties and 42 buildings. Each of the 14 groups of mortgage assets collateralizes one of three notes with varying maturity dates as described in the preceding chart.

THE BORROWER. The borrowing entity, CRP-2 Holdings AA, L.P. is controlled by
Colony Realty Partners, L.P., a newly formed investment vehicle, sponsored by
Colony Realty Partners, L.P. The key principal, Colony Capital, has investments in assets with a value of $15.6 billion and has been in operation since 1991.
Colony Capital manages six other real estate funds.

THE PROPERTIES. The Colony IV Portfolio consists of 14 groups of mortgaged assets comprising 19 industrial properties (approximately 1,600,899 spare feet)
and 6 office properties (approximately 781,040 square feet). 12 of the industrial properties in the Colony IV Portfolio (approximately 528,764 square feet) comprise the Chicago Infill Portfolio. The properties have an average occupancy of approximately 91.8% and average rents ranging from $15.29 to $22.12 per square foot for the office properties, and $3.17 to $13.09 per square foot for the industrial properties.

CHICAGO INFILL PORTFOLIO

The Chicago Infill Portfolio consists of 12 industrial properties (200 Martin
Lane, 333 Washington Boulevard, 600 North York Road, 901-929 AEC Drive, 970
Douglas Road, 1220 Capitol Drive, 1299 Lunt Avenue, 1300 Morse Avenue, 1515
Louis Avenue, 3800 River Road, 5555 West 73rd Street, 7500 Natchez Avenue)
totaling 528,764 square feet located in the greater Chicago MSA. The buildings were constructed between 1962 and 1994 and are currently 92.1% occupied by the following major tenants: Jet Age Container (occupies approximately 159,857 square feet, paying $3.17 per square foot, expiring in 2010), Lewis Spring
Manufacturing Co. (occupies approximately 58,846 square feet, paying $3.59 per square foot, expiring in 2008), Porteous Realty Investments (occupies approximately 49,360 square feet, paying $3.94 per square foot, expiring in
2008), and Parade Packaging (occupies approximately 32,783 square feet, paying
$5.02 per square foot, expiring in 2009).

NORTH ATLANTA INDUSTRIAL: NORTHWOODS & WEST OAK

The North Atlanta Industrial properties are Northwoods and West Oak. The North
Atlanta Industrial -- Northwoods property consists of two industrial warehouse buildings containing approximately 174,953 square feet of net rentable area located in Norcross, Georgia. The buildings are approximately 96.8% occupied by
8 tenants paying an average rent of $5.77 per square foot on a triple net basis
(NNN).

The North Atlanta Industrial -- West Oak property consists of two industrial warehouse buildings containing approximately 156,828 square feet of net rentable area located in Marietta, Georgia. The buildings are approximately 81.4%
occupied by 8 tenants paying an average rent of $5.65 per square foot NNN.

ADVO INDUSTRIAL: HOUSTON & DALLAS

The Advo Industrial properties are located in Dallas and Deer Park Texas. The
Advo Dallas facility consists of approximately 135,000 square feet of industrial warehouse space located in Dallas, Texas. The building was constructed in 2006 and is 100.0% occupied by Advo Inc. who is paying an average rent of $6.49 per square foot NNN on a lease that matures in July 2021.

The Advo Houston facility consists of approximately 135,000 square feet of industrial flex space located in Deer Park, Texas. The building was constructed in 2006 and is 100.0% occupied by Advo Inc. who is paying an average rent of
$5.42 per square foot NNN on a lease that matures in March 2016.

Advo Inc. (NYSE:AD) is a direct mail media company with annual revenues of approximately $1.4 billion. Advo Inc. is engaged in advertising campaigns that reach approximately 67 million households each week.

12902 FEDERAL SYSTEMS DRIVE

The 12920 Federal Systems Drive property consists of a 6-story Class A, suburban office building containing approximately 210,993 square feet, located in
Fairfax, Virginia. The building was constructed in 1987 and is 100% occupied by
IBM Corporation who is paying an average rent of $20.86 per square foot NNN on a lease that matures in December 2009. The building is situated on an approximately 5.8 acre site and is situated just south of US 66.

IBM Corporation (NYSE: IBM) is a manufacturer of servers, mainframes, and storage systems, as well as a provider of software and semi conductors.
Additionally IBM is competes in areas such as business consulting and systems development.

1800 ALEXANDER BELL DRIVE

The 1800 Alexander Bell Drive property consists of a 6-story Class A, suburban office building containing approximately 138,450 square feet, located in Reston,
Virginia. The building was constructed in 1986 and is 100.0% occupied by 22 tenants paying an average rent of $22.12 per square foot NNN. The largest tenant in the building is Northrop Grumman (NYSE:NOC), occupying approximately 38,577 square feet, paying approximately $20.39 per square foot NNN.

                                     A-3-55

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               COLONY IV PORTFOLIO
--------------------------------------------------------------------------------

CHICAGO WORKSPACE -- ELGIN

The Chicago Workspace -- Elgin properties consist of 8 industrial flex buildings, containing approximately 245,751 square feet, located on Tollgate
Road in Elgin, Illinois. The buildings were constructed between 1990 and 1997 and are approximately 75.0% occupied by 20 tenants paying an average rent of
$12.36 per square foot NNN.

CORPORATE LAKES III

The Corporate Lakes III property consists of a 5-story Class A, suburban office building containing approximately 124,327 square feet, located in Lisle,
Illinois. The building was constructed in 1990 and is 100.0% occupied by
Unilever -- Food Solutions & Best Foods who is paying an average rent of $15.29 per square foot NNN. The property is located in an office park complex with five other properties approximately 26 miles from the Chicago central business district ("CBD").

RESERVOIR CORPORATE CENTER

The Reservoir Corporate Center property consists of a 3-story Class A, suburban office building containing approximately 99,835 square feet, located in
Southborough, Massachusetts. The building was constructed in 1999 and is approximately 100.0% occupied by 15 tenants paying average rents of approximately $19.37 per square foot NNN. The property is located approximately
2.5 miles from Interstates 495 and 90, and is situated along a corridor of suburban office locations in central Massachusetts.

CHICAGO WORKSPACE -- NAPERVILLE

The Chicago Workspace -- Naperville properties consist of 5 industrial flex buildings, containing approximately 162,017 square feet, located in Naperville,
Illinois. The buildings were constructed between 1986 and 1997 and are approximately 89.2% occupied by 13 tenants paying an average rent of $13.09 per square foot NNN.

371 HOES LANE

The 371 Hoes Lane property consists of a 3-story suburban office building, containing approximately 139,184 square feet, located in Piscataway, New Jersey.
The building was constructed in 1986 and is approximately 85.0% occupied by 6 tenants paying an average rent of $17.10 per square foot NNN. The largest tenant in the building is Cardinal Health (NYSE: CAH), the second largest distributor of pharmaceuticals, medical supplies and equipment in the United States.

HIGHLAND ATRIUM

The Highland Atrium property consists of a 2-story suburban office building, containing approximately 68,251 square feet, located in Downers Grove, Illinois.
The building was constructed in 1981 and is approximately 95.9% occupied by 7 tenants paying an average rent of $17.58 per square foot NNN.

CHICAGO WORKSPACE -- CAROL STREAM

The Chicago Workspace -- Carol Stream properties consist of 2 industrial flex buildings, containing approximately 62,586 square feet, located in Carol Stream,
Illinois. The buildings were constructed between 1987 and 2005 and are approximately 75.1% occupied by 2 tenants paying an average rent of $7.97 per square foot NNN.

RELEASE. Provided no event of default exists, after the defeasance lockout date, the Colony IV Portfolio loan permits the release of one or more of the mortgaged properties as part of a partial defeasance by means of a partial release upon the satisfaction of certain terms and conditions, including but not limited to:
(i) the payment of 105.0% of the allocated loan amount of such portions to be released and (ii) the satisfaction of certain debt service coverage ratio tests with respect to the mortgaged properties remaining after execution of the partial defeasance, other than with respect to the Chicago Infill Portfolio properties, Chicago Workspace -- Carol Stream, Chicago Workspace -- Elgin, and
the Chicago Workspace -- Naperville properties which may only be released if the loan-to-value ratio after the release does not exceed 60%.

SUBSTITUTION. The borrower may obtain a release of an individual mortgaged property by substituting another property of similar quality or a letter of credit with a face amount of 105% of the allocated loan amount of the substituted property as collateral during the term of the mortgage loan, subject to certain conditions, including but not limited to: (i) no event of default exists; (ii) the aggregate appraised value of all mortgaged properties to be released plus the face amount of any outstanding letters of credit, will not exceed 50% of the original value of the mortgaged properties; (iii) any substitution representing greater than 35% of the aggregate appraised value shall receive confirmation from the rating agencies that such substitution will not result in a downgrade or withdrawal of the rating of the underlying securities; (iv) the fair market value of the substitute property is not less than 100% of the fair market value of the mortgaged property being released, and
(v) the satisfaction of certain debt service coverage tests.

                                     A-3-56

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               COLONY IV PORTFOLIO
--------------------------------------------------------------------------------

THE MARKETS(1).

The Colony IV Portfolio contains 25 individual properties (42 buildings) located within seven regional markets. 17 properties are concentrated within the Chicago
Industrial and Office markets, and the remaining 8 properties are located within six other markets spread across five states. Each property and its respective market are summarized in the table below.

CHICAGO MSA (17 PROPERTIES)

Seventeen of the portfolio assets comprising approximately 1,191,696 square feet, or approximately 50.0% of the net rentable area are located in or around the greater Chicago MSA. Fifteen of these properties are industrial properties and two are office properties. The Chicago industrial market contains approximately 1.0 billion square feet of industrial space with an overall vacancy of 8.7%.

------------------------------------------------------------------------------------------------------------------------------
                                                        MARKET SUMMARY

                                                                                  OCCUPANCY                RENT (PSF)
                                                                              ------------------   ---------------------------
PROPERTY NAME                               LOCATION          SINGLE TENANT   PROPERTY    MARKET   PROPERTY        MARKET
------------------------------------------------------------------------------------------------------------------------------

12902 FEDERAL SYSTEMS DRIVE(2)        Fairfax, VA                   No           100.0%     91.6%  $ 20.86         $26.92
1800 ALEXANDER BELL DRIVE(2)          Reston, VA                    No           100.0%     88.5%  $ 22.12         $27.67
CHICAGO WORKSPACE -- ELGIN            Elgin, IL                     No            75.0%     89.7%  $ 12.36    $6.25 -- $16.00
CORPORATE LAKES III(2)                Lisle, IL                     No           100.0%     83.9%  $ 15.29    $16.00 -- $18.00
RESERVOIR CORPORATE CENTER(2)         Southborough, MA              No           100.0%     86.7%  $ 19.37         $20.96
CHICAGO WORKSPACE -- NAPERVILLE       Naperville, IL                No            89.2%     90.4%  $ 13.09    $10.15 -- $16.50
371 HOES LANE(2)                      Piscataway, NJ                No            85.0%     87.7%  $ 17.10         $19.53
ADVO INDUSTRIAL DALLAS                Dallas, TX                   Yes           100.0%     86.6%  $  6.49         $8.21
NORTH ATLANTA INDUSTRIAL NORTHWOODS   Norcross, GA                  No            96.8%     88.9%  $  5.77     $5.50--$10.50
NORTH ATLANTA INDUSTRIAL WEST OAK     Marietta, GA                  No            81.4%     88.9%  $  5.65     $4.00--$11.00
ADVO INDUSTRIAL HOUSTON               Deer Park, TX                Yes           100.0%     94.7%  $  5.42    $4.50 -- $12.00
HIGHLAND ATRIUM(2)                    Downers Grove, IL             No            95.9%     83.8%  $ 17.58    $9.00 -- $13.50
5555 WEST 73RD STREET                 Bedford Park, IL             Yes           100.0%     88.9%  $  3.17     $3.00 -- $5.25
901-929 AEC DRIVE                     Wood Dale, IL                 No            85.9%     93.3%  $  6.63     $3.75 -- $6.25
CHICAGO WORKSPACE -- CAROL STREAM     Carol Stream, IL              No            75.1%     87.5%  $  7.97    $6.25 -- $12.90
600 NORTH YORK ROAD                   Bensenville, IL               No           100.0%     89.2%  $  7.29     $3.75 -- $6.25
7500 NATCHEZ AVENUE                   Niles, IL                    Yes           100.0%     92.1%  $  3.59     $3.75 -- $5.25
1300 MORSE AVENUE                     Elk Grove Village, IL        Yes            39.9%     93.3%  $  3.94     $3.75 -- $6.25
3800 RIVER ROAD                       Schiller Park, IL             No           100.0%     93.3%  $  6.40     $3.75 -- $6.25
333 WASHINGTON BOULEVARD              Mundelein, IL                Yes           100.0%     92.9%  $  5.02     $3.50 -- $6.95
970 DOUGLAS ROAD                      Batavia, IL                  Yes           100.0%     91.3%  $  6.10     $3.40 -- $4.50
1299 LUNT AVENUE                      Elk Grove Village, IL         No           100.0%     93.3%  $  5.80     $3.75 -- $6.25
1515 LOUIS AVENUE                     Elk Grove Village, IL        Yes           100.0%     93.3%  $  7.16     $3.75 -- $6.25
200 MARTIN LANE(3)                    Elk Grove Village, IL         No            40.0%     93.3%  $  5.85     $3.75 -- $6.25
1220 CAPITOL DRIVE                    Addison, IL                  Yes           100.0%     92.3%  $  5.54     $3.75 -- $5.50
------------------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the 12902 Federal Systems Drive,
      1800 Alexander Bell Drive, Chicago Workspace -- Elgin, Corporate Lakes
      III, Reservoir Corporate Center, Chicago Workspace -- Naperville, 371 Hoes
      Lane, Advo Industrial Houston, Advo Industrial Dallas, North Atlanta
      Industrial Northwoods, North Atlanta Industrial West Oak, Highland Atrium,
      5555 West 73rd Street, 901-929 AEC Drive, Chicago Workspace -- Carol
      Stream, 600 North York Road, 7500 Natchez Avenue, 1300 Morse Avenue, 3800
      River Road, 333 Washington Boulevard, 970 Douglas Road, 1299 Lunt Avenue,
      1515 Louis Avenue, 200 Martin Lane, and 1220 Capital Drive appraisals dated between 07/25/06 and 10/13/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)   Market Rent per square foot reflects the market rental rate for an office property

(3)   Significant vacancy at 200 Martin Lane is due to James Tool & Mold, previously leasing 100.0% of the space, downsizing their operation at the property.

                                     A-3-57

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               COLONY IV PORTFOLIO
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The properties are managed by 5 separate management companies as outlined below.

Atlantic Realty Companies ("ARC") -- The 1800 Alexander Bell asset is managed by
ARC. ARC has been a manager of commercial real estate in the Washington, DC area since 1992, and currently has approximately 4.0 million square feet under management.

Atlantic Tambone -- The Reservoir Corporate Center asset is managed by Atlantic
Tambone. Atlantic Tambone has developed and managed over 6.0 million square feet of commercial industrial space in New England. Atlantic has managed the property since 2006.

CB Richard Ellis ("CBRE") -- The Advo Industrial Dallas, Advo Industrial
Houston, Chicago Workspace -- Carol Stream, Chicago Workspace -- Elgin, Chicago
Workspace -- Naperville, and assets are managed by CB Richard Ellis. CBRE is a full service real estate company, offering brokerage, appraisal, management and other services in 58 countries worldwide. CBRE manages a real estate portfolio consisting of over 1.1 billion square feet in major metropolitan areas globally.

Colliers Bennett & Kahnwiler, Inc. ("CBK) -- 333 Washington Boulevard, Chicago
Infill Portfolio assets and Highland Atrium are managed by CBK. Colliers was founded as an industrial real estate brokerage firm in 1947, and currently operates in the sales, acquisition, brokerage, and management of industrial properties. CBK Currently has approximately 3.5 million square feet of property under management.

Lincoln Property Company Commercial, Inc. ("LPCC") -- The 12902 Federal Systems
Drive asset is managed by Lincoln Property Company. LPCC was founded in 1965 and manages a portfolio of commercial properties primarily concentrated in the
Southwestern United States.

                                     A-3-58

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               COLONY IV PORTFOLIO
--------------------------------------------------------------------------------

                          [MAP OF COLONY IV PORTFOLIO]

                                     A-3-59

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO III
--------------------------------------------------------------------------------

                    [PHOTO OF CENTRO HERITAGE PORTFOLIO III]

                                     A-3-60

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $142,877,176
CUT-OFF DATE PRINCIPAL BALANCE:         $142,877,176
SHADOW RATING                           Baa3/BBB-/BBB-
  (MOODY'S/S&P/FITCH):
% OF POOL BY IPB:                       2.9%
% OF GROUP S:                           11.8%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               Centro Bradley SPE 3 LLC, Centro
                                        Bradley Crystal Lake LLC
SPONSOR:                                Centro Watt
ORIGINATION DATE:                       10/05/06
INTEREST RATE:                          5.38700%
INTEREST-ONLY PERIOD:                   84 months
MATURITY DATE:                          11/01/13
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(55),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE(1),(2):            Permitted Mezzanine Loan and
                                        Permitted Pari Passu Secured Debt
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             INITIAL                MONTHLY
                                        ----------------------------------------
TAXES:(5)                                        $0                 Springing
INSURANCE:(5)                                    $0                 Springing
CAPEX:(6)                                        $0                 Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE(3):                               Fee
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE(4):                      2,630,728
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              93.7%
OCCUPANCY DATE:                         08/01/06
NUMBER OF TENANTS:                      296
HISTORICAL NOI:
  2004:                                 $19,881,091
  2005:                                 $20,141,066
  TTM AS OF 06/30/06:                   $20,527,759
UW REVENUES:                            $32,194,154
UW EXPENSES:                            $10,979,403
UW NOI:                                 $21,214,752
UW NET CASH FLOW:                       $18,845,546
APPRAISED VALUE:                        $277,370,000
APPRAISAL DATE:                         07/31/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $54
CUT-OFF DATE LTV:                       51.5%
MATURITY DATE LTV:                      51.5%
UW IO DSCR:                             2.41x
UW DSCR:                                2.41x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                          RATINGS
                                        MOODY'S/S&P/                                BASE RENT                  LEASE EXPIRATION
TENANT NAME                               FITCH(7)       TOTAL SF   % OF TOTAL SF     PSF       SALES PSF(8)         YEAR
-------------------------------------------------------------------------------------------------------------------------------

K-MART (2 LOCATIONS)                      NR/BB+/BB       166,382       6.3%         $ 5.15         $164          2011, 2015
KROGER (3 LOCATIONS)                    Baa2/BBB/BBB-     159,841       6.1%         $ 6.08         $365       2007, 2011, 2016
HY-VEE GROCERY STORE (2 LOCATIONS)                        140,788       5.4%         $ 4.97          N/A          2008, 2013
DOMINICK'S                              Baa2/BBB-/BBB      87,937       3.3%         $ 8.47         $192             2011
JEWEL/OSCO                                B1/B+/BB-        70,790       2.7%         $ 7.18         $708             2018
TJ MAXX (2 LOCATIONS)                      A3/A/NR         67,625       2.6%         $ 8.62         $198          2010, 2012
-------------------------------------------------------------------------------------------------------------------------------

(1)   So long as the borrower has not obtained other permitted secured debt, future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio in the aggregate for the mezzanine loan and the mortgage loan for the properties subject to the mortgage must not exceed 65.0%, (ii) the debt service coverage ratio in the aggregate for the mezzanine loan and the mortgage loan for the properties subject to the mortgage shall be equal to or greater than 2.45x, and (iii) the permitted mezzanine loan must be issued by an approved institutional lender.

(2)   So long as the borrower has not obtained other permitted mezzanine debt, future secured debt is permitted on a one time basis in the form of a parri passu loan subject to certain conditions including, but not limited to: (i) the loan-to-value ratio for the properties subject to the mortgage does not exceed 51.5%, (ii) the debt service coverage ratio for the properties subject to the mortgage shall be greater than or equal to
      2.45x, (iii) the borrower shall have provided the lender with confirmation from the rating agencies that the proposed issuance of additional debt will not result in a re-qualification, reduction, or withdrawal of the then current ratings assigned to the certificates, (iv) the term of the additional debt must be coterminous with the loan, and (v) the additional secured debt must be issued by an approved lender.

(3)   The portfolio includes a portion of the Westview Center property which is ground leased by the borrower from Natural Gas Pipeline Company of America for $9,400 per annum.

(4)   The total square footage of the portfolio contains approximately 96,268 square feet of space subject to a ground lease at the Crossroads Centre
      Property. The anchor pad is ground leased from Centro Watt America by KM
      Fairview Heights LLC for $0.39 per square foot. The ground lease expires in 2011, but has four 5 year extension options which allow the lease to be extended through 2046. The pad has been subdivided into two spaces and is occupied by Big Lots (33,000 square feet) and Hobby Lobby (63,000 square feet).

(5)   Upon the occurrence and during the continuance of an event of default, the borrower is required to pay the lender 1/12th of the taxes and insurance premiums that the lender estimates will be payable within the following 12 month period. In lieu of making the forgoing payments each year the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(6)   Upon the occurrence of and during the continuance of an event of default the borrower is required to pay the lender the sum of $65,611.92 on each payment date as replacement reserves for capital improvements and repairs to the properties. In lieu of making the foregoing payments each year the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(7)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(8)   Sales PSF are shown for tenants who report sales only. Kroger reported sales for two spaces, and K-Mart reported sales for one space.

                                     A-3-61

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO III
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          PROPERTY SUMMARY

                                                        YEAR BUILT/                                                       PROPERTY
                                                           YEAR       SQUARE    OCCUPANCY  LEAD TENANT           % OF    ALLOCATED
PROPERTY NAME                     LOCATION               RENOVATED     FEET         %      (SALES PSF)            GLA   LOAN BALANCE
------------------------------------------------------------------------------------------------------------------------------------

RIVERCREST                        Crestwood, IL         1992 / 1999    488,680    88.7%    Dominick's ($192)     18.0%  $ 31,400,000
THE COMMONS OF CRYSTAL LAKE       Crystal Lake, IL      1987 / 1998    273,060    90.8%    Jewel/Osco ($708)     25.9%    20,600,000
WESTVIEW CENTER                   Hanover Park, IL         1992        325,507    96.5%    Cub Foods             20.6%    17,877,176
REDFORD                           Redford, MI           1963 / 2006    284,448    96.6%    Kroger                21.2%    14,400,000
ELLISVILLE SQUARE                 Ellisville, MO           1989        146,052   100.0%    K-Mart ($164)         59.2%     6,500,000
PROSPECT PLAZA                    Gladstone, MO         1970 / 2000    189,996   100.0%    Price Chopper ($244)  32.6%     9,900,000
CROSSROADS CENTRE(1)              Fairview Heights, IL  1972 / 1988    242,470    94.6%    Hobby Lobby/Big Lots  39.7%     9,600,000
WEST LOOP SHOPPING CENTER         Manhattan, KS            1968        199,032    90.2%    Dillon Store ($614)   23.4%     9,300,000
STERLING BAZAAR                   Peoria, IL               1992         84,438    95.6%    Kroger ($350)         62.0%     5,000,000
WARREN PLAZA                      Dubuque, IA           1980 / 1993     90,102    96.9%    Hy-Vee Grocery Store  70.9%     4,500,000
LINCOLN PLAZA                     New Haven, IN         1950 / 2005    103,938    92.6%    Kroger ($382)         45.4%     3,700,000
KIMBERLY WEST                     Davenport, IA         1987 / 1997    113,713    89.0%    Hy-Vee Grocery Store  67.6%     3,600,000
PARKWAY POINTE                    Springfield, IL       1994 / 1999     38,737    86.3%    Shoe Carnival ($277)  26.3%     3,600,000
FITCHBURG RIDGE SHOPPING CENTER   Fitchburg, WI            1980         50,555     100%    Wisconsin Dialysis    32.9%     2,900,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                              2,630,728    93.7%                                 $142,877,176
------------------------------------------------------------------------------------------------------------------------------------

(1)   Hobby Lobby and Big Lots together occupy approximately 96,268 square feet that are subject to a ground lease originally executed between Bradley
      Real Estate LLC and KM Fairview Heights LLC on November 1, 1974. Upon
      acquiring the property Centro Watt America has purchased the fee interest in this ground lease agreement.

THE LOAN. The Centro Heritage Portfolio III mortgage loan is secured by a first lien mortgage in a fee interest in 14 retail centers (12 anchored, 1 shadow anchored, 1 unanchored) consisting of approximately 2,630,728 square feet located in Illinois, Missouri, Michigan, Wisconsin, Kansas, Iowa, and
Indiana.

THE BORROWER. The borrowing entities are Centro Bradley SPE 3 LLC, Centro
Bradley Crystal Lake, LLC, each a single purpose entity. The sponsor for the
Centro Heritage III Portfolio is Centro Watt, the ninth largest owner of retail space in the United States. The company owns and manages 257 centers comprising nearly 49 million square feet of retail space in 31 states. The company is a joint-venture of Melbourne, Australia-based Centro Properties
Group and Los Angeles-based Watt Commercial Properties.

THE PROPERTIES. The Centro Heritage Portfolio III consists of 14 retail centers comprising of approximately 2,630,728 square feet located in Illinois,
Missouri, Michigan, Wisconsin, Kansas, Iowa, and Indiana. The retail centers were built between 1970 and 1994, with the exception of Lincoln Plaza,
Redford, and West Loop Shopping Center which were built in 1950, 1963, and
1968 respectively. All properties built before 1980, with the exception of the
Crossroads Centre and West Loop Shopping Center properties, have been renovated within the last 15 years. The portfolio is approximately 93.7%
leased to 296 local, regional and national tenants, including anchor tenants such as K-Mart, Kroger, Hy-Vee Grocery Store, Jewel/Osco, Dominicks, and TJ
Maxx. These anchor tenants occupy approximately 693,363 square feet or 26.4%
of the portfolio's rentable area.

Nine of the properties are anchored by regional and national grocery store chains and serve a local demographic with trade areas ranging from 1 to 5 miles. The remaining five properties are anchored by regional and national retailers, some centers are considered power centers and others are strip centers.

RELEASE. Provided that no event of default exists after the defeasance lockout date, individual Centro Heritage Portfolio III properties may be released from the lien of the mortgage as part of a partial defeasance subject to the satisfaction of certain conditions, including, but not limited to; (i) the principal balance of the defeased note must equal or exceed 110% of the allocated loan amount of the individual property to be released, (ii) the debt service coverage ratio as of the date immediately after the release of the individual property for the remaining properties must be equal to or greater than the greater of (a) 2.45x or (b) the debt service coverage ratio for the remaining individual properties (including the individual property to be released) as of the date immediately preceding the release of the individual property and (iii) the defeased property may not be transferred to the borrower.

                                     A-3-62

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                         CENTRO HERITAGE PORTFOLIO III
--------------------------------------------------------------------------------

SUBSTITUTION. If no event of default has occurred and is continuing, the borrower is permitted to substitute individual Centro Heritage Portfolio III properties (no more than 3 properties per year) as collateral during the term of the loan subject to certain conditions including, but not limited to; (i)
the aggregate appraised value of all of the substituted properties must not exceed thirty five percent (35%) of the value of the original properties based on third party appraisals; (ii) the fair market value of the substitute property must not be less than 100% of the greater of (a) the fair market value of the substituted property as of the origination date, or (b) the fair market value of the substituted property as of the date of substitution and
(iii) the net operating income from the substitued property is greater than
100% of the net operating income for the substituted property.

PROPERTY MANAGEMENT. The properties comprising Centro Heritage Portfolio III are managed by Centro Watt Management Joint Venture 2, LP

THE MARKETS(1). The Centro Heritage Portfolio III contains 14 individual properties located within 8 regional markets. 4 properties are located within the Chicago regional retail market and 2 properties are located within the
Kansas City regional retail market. The remaining properties are located within eight markets in seven separate states. Each property and its respective market are summarized in the table below.

---------------------------------------------------------------------------------------------------------
                                             MARKET SUMMARY

                                                             OCCUPANCY                   RENT
                                                         ------------------   ---------------------------

PROPERTY NAME                     LOCATION               PROPERTY    MARKET   PROPERTY        MARKET
---------------------------------------------------------------------------------------------------------

RIVERCREST                        Crestwood, IL            88.7%     92.8%    $ 13.13        $ 14.33
THE COMMONS OF CRYSTAL LAKE       Crystal Lake, IL         90.8%     92.9%    $ 16.75        $ 16.92
WESTVIEW CENTER                   Hanover Park, IL         96.5%     92.9%    $ 11.83        $ 14.15
REDFORD                           Redford, MI              96.6%     91.1%    $ 11.20        $ 15.91
ELLISVILLE SQUARE                 Ellisville, MO          100.0%     92.6%    $ 14.47        $ 17.70
PROSPECT PLAZA                    Gladstone, MO           100.0%     93.6%    $  9.87        $ 13.43
CROSSROADS CENTRE                 Fairview Heights, IL     94.6%     89.6%    $ 11.48        $ 11.88
WEST LOOP SHOPPING CENTER         Manhattan, KS            90.2%     92.0%    $ 11.38        $  7.78
STERLING BAZAAR                   Peoria, IL               95.6%     95.0%    $ 12.03    $9.00 -- $15.00
WARREN PLAZA                      Dubuque, IA              96.9%     94.0%    $ 14.83    $10.00 -- $18.00
LINCOLN PLAZA                     New Haven, IN            92.6%     95.0%    $  9.30    $8.00 -- $15.00
KIMBERLY WEST                     Davenport, IA            89.0%     89.2%    $ 12.36        $ 10.50
PARKWAY POINTE                    Springfield, IL          86.3%     97.2%    $ 14.61    $12.00 -- $18.00
FITCHBURG RIDGE SHOPPING CENTER   Fitchburg, WI           100.0%     98.7%    $  8.65    $9.00 -- $15.00

                                                         2006 AVERAGE
                                   2006 POPULATION     HOUSEHOLD INCOME
                                  -----------------   -------------------
                                  3-MILE    5-MILE     3-MILE     5-MILE
PROPERTY NAME                     RADIUS    RADIUS     RADIUS     RADIUS
-------------------------------------------------------------------------

RIVERCREST                         86,905   298,364   $ 66,646   $ 69,041
THE COMMONS OF CRYSTAL LAKE        57,233   136,634   $ 90,555   $ 99,225
WESTVIEW CENTER                   124,246   254,683   $ 84,643   $ 87,256
REDFORD                           130,169   377,936   $ 57,491   $ 59,592
ELLISVILLE SQUARE                  67,362   139,286   $110,868   $113,135
PROSPECT PLAZA                     70,012   133,792   $ 62,784   $ 64,742
CROSSROADS CENTRE                  26,926   112,639   $ 69,555   $ 64,638
WEST LOOP SHOPPING CENTER          44,745    50,732   $ 50,831   $ 51,366
STERLING BAZAAR                    80,903   131,378   $ 51,822   $ 53,930
WARREN PLAZA                       49,037    70,669   $ 57,691   $ 56,525
LINCOLN PLAZA                      32,023   108,366   $ 59,607   $ 54,077
KIMBERLY WEST                      71,973   113,026   $ 50,188   $ 52,319
PARKWAY POINTE                     30,468    91,199   $ 80,371   $ 65,307
FITCHBURG RIDGE SHOPPING CENTER    59,396   160,753   $ 68,168   $ 62,469

(1)   Certain information was obtained from the Rivercrest, Commons of Crystal
      Lake, Westfview Center, Redford, Ellisville Square, Prospect Plaza,
      Crossroads Centre, West Loop Shopping Center, Sterling Bazaar, Warren
      Plaza, Lincoln Plaza, Kimberly West, Parkway Pointe, and Fitchburg Ridge
      Shopping Center appraisal dated 07/31/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-63

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                         CENTRO HERITAGE PORTFOLIO III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                NUMBER OF                                      % OF BASE  CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                 LEASES    SQUARE FEET  % OF GLA   BASE RENT     RENT     SQUARE FEET     OF GLA      BASE RENT    OF BASE RENT
    YEAR        EXPIRING    EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT             NAP        165,632      6.3%           NAP     NAP        165,632        6.3%             NAP        NAP
2006 & MTM           8        108,657      4.1    $   182,822     0.8%       274,289       10.4%     $   182,822        0.8%
2007                51        271,350     10.3      2,488,590    11.1        545,639       20.7%     $ 2,671,411       11.9%
2008                68        341,592     13.0      3,764,040    16.8        887,231       33.7%     $ 6,435,451       28.7%
2009                42        353,650     13.4      3,548,239    15.8      1,240,881       47.2%     $ 9,983,690       44.6%
2010                41        252,078      9.6      3,134,999    14.0      1,492,959       56.8%     $13,118,689       58.6%
2011                33        312,193     11.9      2,651,866    11.8      1,805,152       68.6%     $15,770,555       70.4%
2012                 8        131,322      5.0      1,313,184     5.9      1,936,474       73.6%     $17,083,739       76.3%
2013                 8        102,762      3.9        675,872     3.0      2,039,236       77.5%     $17,759,612       79.3%
2014                10        156,718      6.0      1,284,358     5.7      2,195,954       83.5%     $19,043,970       85.1%
2015                 5        125,891      4.8        977,302     4.4      2,321,845       88.3%     $20,021,271       89.4%
2016                 4         76,544      2.9        421,079     1.9      2,398,389       91.2%     $20,442,350       91.3%
AFTER               18        232,339      8.8      1,948,174     8.7      2,630,728      100.0%     $22,390,525      100.0%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL              296      2,630,728    100.0%   $22,390,525   100.0%
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                            SIGNIFICANT TENANTS ROLLING IN 2008

                                                                                                              PROPERTY RENT
                                                              SQUARE FEET   ANNUAL BASE    % OF 2008 BASE    PSF/MARKET RENT
PROPERTY NAME                    TENANT                        EXPIRING        RENT       RENT EXPIRING(1)       PSF(2)
----------------------------------------------------------------------------------------------------------------------------

REDFORD                          BALLY TOTAL FITNESS             28,000     $   349,440         9.3%         $ 11.20/$15.91
KIMBERLY WEST                    HY-VEE GROCERY STORE            76,896         346,800         9.2          $ 12.36/$10.50
RIVERCREST                       DIALYSIS CENTER OF AMERICA      10,960         211,528         5.6          $ 13.13/$14.33
RIVERCREST                       BEST BUY                        25,000         206,250         5.5          $ 13.13/$14.33
WESTVIEW CENTER                  LAMODA FURNITURE                16,998         165,561         4.4          $ 11.83/$14.15
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                           157,854     $ 1,279,579        34.0%
----------------------------------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT EXPIRING:   $3,764,040
----------------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent to be collected in 2008.

(2)   Based on certain information obtained from the appraisal.

------------------------------------------------------------------------------------------------------------------
                                       SIGNIFICANT TENANTS ROLLING IN 2009
                                                                                                   PROPERTY RENT
                                                 SQUARE FEET    ANNUAL BASE     % OF 2009 BASE    PSF/MARKET RENT
PROPERTY NAME                    TENANT           EXPIRING         RENT        RENT EXPIRING(1)        PSF(2)
------------------------------------------------------------------------------------------------------------------

WESTVIEW CENTER                  CUB FOODS          67,163      $  513,125          14.5%          $ 11.83/$14.15
RIVERCREST                       PETSMART           31,639         294,559           8.3           $ 13.13/$14.33
THE COMMONS OF CRYSTAL LAKE      MARSHALLS          28,441         241,749           6.8           $ 16.75/$16.92
THE COMMONS OF CRYSTAL LAKE      BLOCKBUSTER         8,800         198,880           5.6           $ 16.75/$16.92
REDFORD                          AJ WRIGHT          27,600         179,400           5.1           $ 11.20/$15.91
------------------------------------------------------------------------------------------------------------------
TOTAL                                              163,643      $1,427,713          40.2%
------------------------------------------------------------------------------------------------------------------
2009 TOTAL BASE RENT EXPIRING:   $3,548,239
------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent to be collected in 2009.

(2)   Based on certain information obtained from the appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-64

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO III
--------------------------------------------------------------------------------

                     [MAP OF CENTRO HERITAGE PORTFOLIO III]

                                     A-3-65

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO III
--------------------------------------------------------------------------------

                     [MAP OF CENTRO HERITAGE PORTFOLIO III]

                                     A-3-66

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO III
--------------------------------------------------------------------------------

                     [MAP OF CENTRO HERITAGE PORTFOLIO III]

                                     A-3-67

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 DISCOVER MILLS
--------------------------------------------------------------------------------

                            [PHOTO OF DISCOVER MILLS]

                                     A-3-68

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 DISCOVER MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:(1)          $135,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $135,000,000
% OF POOL BY IPB:                       2.8%
% OF GROUP S:                           11.1%
LOAN SELLER:                            Eurohypo AG, New York Branch
BORROWER:                               Sugarloaf Mills Limited Partnership
SPONSOR:                                The Mills Corporation
ORIGINATION DATE:                       11/30/06
INTEREST RATE:                          6.08332%
INTEREST-ONLY PERIOD:                   60 months
MATURITY DATE:                          12/11/11
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(32),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Hard
ADDITIONAL DEBT(2):                     $23,700,000
ADDITIONAL DEBT TYPE(2):                B-Note
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL                     MONTHLY
                                        ----------------------------------------
TAXES:                                      $293,068                  $146,543
INSURANCE:                                        $0                        $0
CAPEX:                                       $25,080                   $25,080
TI/LC:(8)                                   $100,321                  $100,321
SPRINGING:(9)                                    N/A                       N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE:(3)                      1,184,544
LOCATION:                               Lawrenceville, GA
YEAR BUILT/RENOVATED:                   2001/2006
OCCUPANCY:                              96.1%
OCCUPANCY DATE:                         10/01/06
NUMBER OF TENANTS:                      182
HISTORICAL NOI:
  2004:                                 $14,639,712
  2005:                                 $12,020,791
  TTM AS OF 09/30/06:                   $14,193,786
AVERAGE IN-LINE
  SALES/SF:(3),(4)                      $238
AVERAGE TOTAL SALES/SF:                 $259
UW REVENUES:                            $21,565,128
UW EXPENSES:                            $8,442,412
UW NOI:                                 $13,122,716
UW NET CASH FLOW:                       $12,196,861
APPRAISED VALUE:(5)                     $210,000,000
APPRAISAL DATE:                         11/10/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                          MORTGAGE LOAN(6)       WHOLE LOAN(7)
                                        ----------------------------------------
CUT-OFF DATE LOAN/SF:                           $114                  $134
CUT-OFF DATE LTV:                              64.3%                 75.6%
MATURITY DATE LTV:                             64.3%                 75.6%
UW IO DSCR:                                    1.46x                 1.21x
UW DSCR:                                       1.46x                 1.21x
--------------------------------------------------------------------------------

(1)   The total financing amount of $158.7 million is being provided to the borrower for the refinancing of the Discover Mills property. The $158.7 million whole loan has been split into a senior $135 million A-note
      (included in the trust) and a subordinate $23.7 million B-note (not included in the trust).

(2)   The borrower has $10 million outstanding unsecured subordinate debt from an affiliate. The borrower is permitted to incur unsecured debt from an affiliate in a principal amount not in excess of $10 million subject to a subordination agreement in favor of the lender.

(3)   Figure excludes 19,302 square feet of non-collateral outparcel space.

(4)   Average in-line sales figures are based on comparable in-line tenants under 10,000 square feet open for twelve months or more, based on trailing twelve months as of September 30, 2006.

(5)   $210 million is the as-is appraised value as of November 10, 2006. The appraiser also provided an as-stabilized value of $224 million as of
      December 1, 2008 assuming continued lease-up and market growth.

(6)   Calculated based on the cut-off date principal balance of the A-note
      (included in the trust).

(7)   Calculated based on the aggregate cut-off date principal balance of the
      A-note (included in the trust) and the B-note (not included in the trust).

(8)   The borrower only has the right to request draws from the TI/LC reserve if after giving effect to the release, the TI/LC reserve has a balance of at least $4.5 million.

(9)   In the event that the debt service coverage ratio declines below 1.10x (IO basis) on the entire loan, all monthly excess cash flow will be swept and held as additional security, until the debt service coverage ratio reaches at least 1.15x (IO basis) for two consecutive quarters.

                                     A-3-69

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 DISCOVER MILLS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY

                                  RATINGS                      % OF
                                MOODY'S/S&P/                COLLATERAL   ANNUAL BASE   ANNUAL BASE                 LEASE EXPIRATION
       TENANT SUMMARY             FITCH(1)      TOTAL SF        SF         RENT(2)      RENT PSF     SALES PSF           YEAR
-----------------------------------------------------------------------------------------------------------------------------------

ANCHORS
Bass Pro Shops Outdoor World   Baa3/BBB-/BBB-     122,670     10.4%      $ 1,234,120     $ 10.06     $  503.02           2016
Medieval Times(3)                                  87,200      7.4           275,000     $  3.15        N/A              2026
Burlington Coat Factory           B3/B/CCC         79,850      6.7           419,213     $  5.25     $  171.32           2012
AMC Theatres                       B3/B/B          74,693      6.3           948,601     $ 12.70     $ 656,389(4)        2018
Jillians                                           61,160      5.2         1,406,680     $ 23.00     $  130.26           2011
                                                ---------------------------------------------------
SUBTOTAL                                          425,573     35.9%        4,283,614     $ 10.07
TOP 10 TENANTS
Woodward Skateparks                                40,090      3.4%      $    60,000     $  1.50        N/A              2017
Last Call, Neiman Marcus         B2/B+/CCC         32,120      2.7           465,740     $ 14.50     $  280.67           2012
Ross Dress for Less              NR/BB+/BB         28,350      2.4           313,268     $ 11.05     $  140.32           2013
Off 5th Saks Fifth                B3/B+/B          28,100      2.4           229,005     $  8.15     $  232.85           2011
Sears                            NR/BB+/BB         25,550      2.2           242,725     $  9.50     $  294.05           2009
Sun & Ski Sports                                   24,850      2.1           197,400     $  7.94     $  105.92           2011
Books-A-Million                                    23,370      2.0           350,550     $ 15.00     $  112.07           2012
Off Broadway Shoes                                 20,680      1.7           413,600     $ 20.00     $  181.24           2011
Urban Behavior                                     20,150      1.7           251,875     $ 12.50        N/A              2016
Liz Clairborne Outlet                              10,060      0.8           130,780     $ 13.00     $  153.08           2012
                                                ---------------------------------------------------
SUBTOTAL                                          253,320     21.4%      $ 2,654,942     $ 10.48

REMAINING INLINE SPACE                            459,847     39.8%      $ 8,648,267     $ 16.74
                                                ---------------------------------------------------
VACANT SQUARE FEET:                                45,804      3.9%           N/A
TOTAL COLLATERAL GLA:                           1,184,544                $15,586,823
TOTAL MALL GLA:(5)                              1,203,846                $15,586,823
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Annual Base Rent is inclusive of "Percentage Rent" as calculated by lender for Bass Pro Shops Outdoor World, Woodward Skateparks, Off 5th Saks Fifth
      Avenue and Sun & Ski Sports.

(3)   Home Companies subleased its entire space to Medieval Times pursuant to a sublease expiring March 31, 2025, but remains obligated on its lease with the borrower through 2026.

(4)   Annual sales for AMC Theatres are calculated on a per screen basis.

(5)   Total Mall GLA includes 19,302 square feet of non-collateral outparcel space.

                                     A-3-70

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 DISCOVER MILLS
--------------------------------------------------------------------------------

THE LOAN. The Discover Mills loan is secured by a first mortgage on a fee interest in 1,184,544 square feet of a 1,203,846 square foot super regional mall in Lawrenceville, Georgia (the "Discover Mills Property").

THE BORROWER. The borrower, Sugarloaf Mills Limited Partnership, is a bankruptcy-remote special purpose entity sponsored by The Mills Corporation, which is headquartered in Chevy Chase, Maryland.

THE SPONSOR. The Mills Corporation ("Mills"), based in Chevy Chase, Maryland, is a publicly traded REIT with a market capitalization of $1.06 billion. Mills develops, owns and manages a diversified portfolio of retail properties. Mills owns interests in a portfolio of 39 properties totaling approximately 48 million square feet of gross leasable area. The Mills' portfolio consists of super-regional retail and entertainment-oriented centers under the Mills and
Block names. Mills is traded on the NYSE under the ticker MLS.

Mills has recently encountered accounting issues which may result in the restatement of earnings. The lender cannot assure you as to any future actions that may be taken by the government, investors or creditors as a result of such restatement or the ultimate effect on the financial status of Mills. For additional information, see "Risk Factors -- Litigation or Other Legal
Proceedings Could Adversely Affect the Mortgage Loans" in the Free Writing
Prospectus dated December 13, 2006.

THE PROPERTY. Discover Mills is located within the northeast quadrant of the
Atlanta MSA in the City of Lawrenceville within the central portion of Gwinnett
County, approximately 20 miles northeast of the Atlanta CBD. Gwinnet County has an estimated growth of 35,000 to 40,000 new residents each year. In addition, over the last few years, the I-85 corridor through Gwinnett County has experienced significant commercial development (including retail, residential, office and light industrial).

Discover Mills is located at the intersection of two major arterials, I-85 and
Georgia State 120. Georgia State 120 is a local controlled access highway that connects local commercial and residential developments with I-85 and other local arterials. The site has visible frontage/exposure along the eastern side of
I-85. Secondary access to the neighborhood is from Highway 316, Old Peachtree
Road and Highway 20.

Discover Mills is a typical Mills "racetrack" super-regional mall consisting of a one-story structure containing approximately 1.2 million square feet of net rentable area on a 203.75-acre parcel of land, originally opened in November
2001. Discover Mills was expanded in December 2004 by the addition of AMC
Theatres, a stadium-style, multiplex cinema with 18 screens. Medieval Times
(87,200 square feet) opened in July 2006 and Urban Behavior (20,150 square feet)
opened in September 2006.

The Discover Mills Property currently features 5 anchors and various specialty retailers, as well as a variety of theme restaurants, casual dining and entertainment venues. The Discover Mills Property is anchored by Bass Pro Shops
(reportedly #3/30 in national chain), Medieval Times (reportedly #2/9 in
September 2006 ticket sales), AMC Theatres (reportedly #1 AMC Theatre in the southeast with annual sales averaging $650,000 per screen), Burlington Coat
Factory and Jillians. Other major tenants include Books-A-Million, Woodward
Skate Park, Last Call Neiman Marcus, Off 5th Saks Fifth Avenue, Off Broadway
Shoes, Ross Dress for Less, Sears Outlet, Sun & Ski Sports and Urban Behavior.
Average in-line sales for comparable tenants at the property for the trailing twelve months ended September 30, 2006 were $238 per square foot, with an average occupancy cost ratio of 13.1%. Average total sales for the same period including anchor space were $259 per square foot.

SIGNIFICANT TENANTS. Bass Pro Shops. Bass Pro Shops is a privately held sporting goods and outdoor goods store headquartered in Springfield, Missouri. In addition to the Outdoor World store located in Springfield, Bass Pro Shops has over 30 large retail stores in the United States and one in Canada. It also owns and operates subsidiaries such as Tracker Boats, Big Cedar Lodge, and Redhead.
At the Discover Mills location, the Bass Pro Shop had sales of $503 per square foot for the trailing twelve months ending on September 30, 2006.

Medieval Times. Medieval Times Dinner & Tournament is a chain of dinner theaters, which stage tournaments in the style of the chivalric contests of the
High Middle Ages. The company is privately held and headquartered in Buena Park,
California. The original American Medieval Times opened as El Castillo del Cid in 1984 in Kissimmee, Florida. Since then, it has opened eight additional locations primarily in suburban areas of North America including California,
Texas, Georgia, South Carolina, Illinois, Maryland, New Jersey and Toronto,
Ontario. Customers pay for the dinner and show on a single ticket; after purchasing tickets, they gather for pre-show entertainment outside the venue at a "castle" bearing external resemblance to an 11th century northern European castle. Each castle has a capacity of between 1,000 and 1,400 patrons.

Burlington Coat Factory. Burlington Coat Factory (BCF) offers a selection of branded apparel at low prices across many product divisions, including coats, ladies sportswear, men's-wear, family footwear, baby furniture and accessories, and home decor and gifts. Founded in 1972 by the Milstein family, BCF has expanded to a multi-department retail chain with over 350 stores in 42 states, predominantly under the "Burlington Coat Factory" name. Subsidiaries include
Cohoes Fashions, Luxury Linens, Baby Depot and MJM Designer Shoes. BCF is
headquartered in Burlington, New Jersey, and currently employs approximately
28,000 people across the United States. At the Discover Mills location,
Burlington Coat Factory had sales of $171 per square foot for the trailing twelve months ending September 30, 2006.

                                     A-3-71

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 DISCOVER MILLS
--------------------------------------------------------------------------------

AMC Theatres. AMC Entertainment Inc. ("AMC") has interests in approximately 411 theatres with 5,635 screens, 82% of which are located in the United States and
Canada. AMC is considered an industry leader in the development and operation of megaplex theatres, typically defined as having 14 or more screens, stadium-style seating and other amenities to enhance the movie going experience. In the United
States and Canada, approximately 71% of AMC's screens are located in megaplex theatres. AMC theatres average 14.1 screens per theatre, which compares with the industry average of 6.5 screens per theatre. AMC operates 25 of the top 50 theatres in the United States and Canada in terms of box office revenues, with revenues per theatre typically 42% higher than the industry average. AMC is privately held. The Discover Mills location had annual per screen sales of
$656,389 for trailing twelve months ending on September 30, 2006.

PARTIAL RELEASES. The related loan documents permit the borrower to obtain the release of one or more parcels of land upon the satisfaction of certain conditions, including but not limited to, that (i) no event of default has occurred and is continuing under the Discover Mills Loan, (ii) the parcel is non-income producing and unimproved, and (iii) the lender has received rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current ratings of any class of certificates.

THE MARKET(1)

Discover Mills competes most directly with Gwinnett Place (1.3 million square feet), The Mall of Georgia (1.8 million square feet), Perimeter Mall (1.6 million square feet) and Northlake Mall (963,000 square feet). All of these centers are located within 20 miles of Discover Mills. Despite the overlapping trade area, Discover Mills has a merchandising mix that combines value and outlet shopping with entertainment. There is very little overlap between tenants at Discover Mills and its competition, and no anchor tenant overlap.

The Atlanta MSA, with a current population of more than 4.9 million, consistently ranks as one of the fastest growing major MSAs in the country. The market continues to strongly outpace both the Top 100 and the United States in annual population percentage growth. Between 1995 and 2005, Atlanta's annual population growth averaged nearly 3.1%, well above the Top 100 and United States annual averages of 1.2% and 1.1%, respectively. Atlanta's growth is expected to remain more than double that of both the Top 100 and the United States overall.

The general direction of the metro area's growth has been north-northeast and primarily concentrated along the GA-400 corridor. The more established core counties of Fulton, Dekalb, Cobb, Gwinnett and Clayton account for the majority of the MSA's population. Gwinnett County has been ranked among the fastest growing counties in the United States within the past 10 years.

With a median age of only 33.9 years, Atlanta is a relatively young market compared to the Top 100's median age of 35.9 years and the national average of
36.2 years. Atlanta is also relatively well educated and affluent compared to the Top 100 and national averages, with 30% of its population having Bachelor degrees or better, and 22.4% of its households having annual income of $100,000 or higher.

According to Claritas, Inc., the average household income within the Discover
Mills trade area was $83,957 per household for 2005, representing a 2.1%
compounded growth rate since 2000. Claritas, Inc. projects that average household income within this primary trade area will grow at a compound rate of
1.92% for the 2005-2010 period, and hit $92,324 per household by 2010.

The Atlanta MSA is home to 24 of the nation's Fortune 1000 corporations. The region's larger employers are multinational corporations spanning a multitude of industries including aviation, communications, retail and technology. The annual average unemployment rate for the Atlanta MSA in 2005 was 5.2%, roughly equal to the Top 100 average of 4.9%. Atlanta's unemployment rate is expected to remain relatively stable through 2007 and slowly decline thereafter through 2010, on par with the Top 100 average.

PROPERTY MANAGEMENT. The property is managed by MillsServices Corp., an affiliate of the borrower.

(1)   Certain information was obtained from the Discover Mills appraisal dated
      11/10/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-72

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 DISCOVER MILLS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE

             NUMBER OF                                      % OF BASE  CUMULATIVE   CUMULATIVE %  CUMULATIVE   CUMULATIVE %
              LEASES    SQUARE FEET  % OF GLA   BASE RENT     RENT     SQUARE FEET     OF GLA      BASE RENT   OF BASE RENT
   YEAR      EXPIRING    EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING      EXPIRING     EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------

VACANT         NAP          45,804      3.9%       NAP         NAP         45,804        3.9%         NAP           NAP
2006 & MTM      43          91,172      7.7      1,030,283     7.4%       136,976       11.6%      1,030,283        7.4%
2007            40         114,451      9.7      1,175,120     8.5        251,427       21.2%      2,205,403       15.9%
2008            10          15,129      1.3        489,599     3.5        266,556       22.5%      2,695,002       19.4%
2009             7          34,674      2.9        572,093     4.1        301,230       25.4%      3,267,094       23.6%
2010             6           7,625      0.6        150,310     1.1        308,855       26.1%      3,417,405       24.6%
2011            37         217,873     18.4      3,531,810    25.5        526,728       44.5%      6,949,215       50.1%
2012            24         238,583     20.1      4,245,081    30.6        765,311       64.6%     11,194,297       80.7%
2013             3          38,327      3.2        528,927     3.8        803,638       67.8%     11,723,223       84.5%
2014             2          14,773      1.2        206,300     1.5        818,411       69.1%     11,929,523       86.0%
2015             1           6,000      0.5        198,000     1.4        824,411       69.6%     12,127,523       87.5%
2016             4         155,770     13.2        497,175     3.6        980,181       82.7%     12,624,698       91.0%
AFTER            5         204,363     17.3      1,241,601     9.0      1,184,544      100.0%     13,866,299      100.0%
---------------------------------------------------------------------------------------------------------------------------
TOTAL           182      1,184,544    100.0%   $13,866,299   100.0%
---------------------------------------------------------------------------------------------------------------------------

                                     A-3-73

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 DISCOVER MILLS
--------------------------------------------------------------------------------

                             [MAP OF DISCOVER MILLS]

                                     A-3-74

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 DISCOVER MILLS
--------------------------------------------------------------------------------

                             [MAP OF DISCOVER MILLS]

                                     A-3-75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

                        [PHOTO OF BANK OF AMERICA PLAZA]

                                     A-3-76

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $100,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):      $100,000,000
% OF POOL BY IPB:                       2.1%
% OF GROUP R-1                          3.4%
LOAN SELLER:                            JPMorgan Chase Bank, N.A
BORROWER:                               BF ATL, LLC, BF ATL II, LLC,
                                        BF ATL III, LLC, BF ATL IV, LLC, BF
                                        ATL V, LLC
SPONSOR:                                Bentley Forbes Holdings, LLC
ORIGINATION DATE:                       09/28/06
INTEREST RATE:                          6.12640%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          10/01/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        $317,170,915
ADDITIONAL DEBT TYPE:                   Pari Passu Loan and Mezzanine Loan
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL                     MONTHLY
                                        ----------------------------------------
TAXES:                                      $834,730                  $417,365
INSURANCE:                                        $0                        $0
CAPEX:                                            $0                    $9,900
TI/LC(3):                                 $5,379,550                        $0
OTHER(4):                                $14,200,000                 Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- CBD
SQUARE FOOTAGE:                         1,253,499
LOCATION:                               Atlanta, GA
YEAR BUILT/RENOVATED:                   1992
OCCUPANCY:                              99.8%
OCCUPANCY DATE:                         09/25/06
NUMBER OF TENANTS:                      28
HISTORICAL NOI:
  2004:                                 $30,990,606
  2005:                                 $30,176,448
UW REVENUES:                            $45,803,427
UW EXPENSES:                            $13,317,545
UW NOI(2):                              $32,485,882
UW NET CASH FLOW:                       $31,004,686
APPRAISED VALUE:                        $454,000,000
APPRAISAL DATE:                         07/20/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $290
CUT-OFF DATE LTV:                       80.0%
MATURITY DATE LTV:                      80.0%
UW IO DSCR:                             1.38x
UW DSCR:                                1.38x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                              RATINGS                                                    LEASE EXPIRATION
TENANT NAME                            MOODY'S/ S&P/ FITCH(6)   SQUARE FEET   % OF GLA   BASE RENT PSF         YEAR
-------------------------------------------------------------------------------------------------------------------------

BANK OF AMERICA(7),(8)                       Aa2/AA-/AA-          375,283      29.9%        $ 24.68            2012
TROUTMAN SANDERS LLP                                              284,402      22.7%        $ 17.00            2020
ERNST & YOUNG U.S. LLP                                            209,621      16.7%        $ 25.04            2007
PAUL, HASTINGS, JANOFSKY & WALKER LLP                             122,384       9.8%        $ 17.26            2012
HUNTON & WILLIAMS                                                 113,014       9.0%        $ 16.44            2009
BOSTON CONSULTING GROUP                                            39,994       3.2%        $ 23.76            2009
OGLETREE, DEAKINS, NASH, SMOAK &
 STEWART                                                           34,002       2.7%        $ 17.38            2009
-------------------------------------------------------------------------------------------------------------------------

(1)   The total financing amount of $363.0 million is being provided to the borrower for the acquisition of the Bank of America Plaza. The $363.0 million mortgage loan has been split into two pari passu notes (a $263.0 million A-1 Note not included in the trust, and a $100.0 million A-2 Note to be included in the trust). There is also a mezzanine loan in the amount of $54,170,915.

(2)   The NOI increase from 2005 to underwritten is primarily due to the incorporation of rent increases taking place through March 2007 with respect to the Bank of America and Troutman Sanders LLP leases. These rent increases total approximately $2,200,000.

(3)   At closing the borrower deposited with the lender the cash sum of
      $5,379,550 to cover TI/LC reserves representing approximately $2.9 million of tenant improvements and $2,446,919 million of leasing commissions.

(4)   At closing the borrower deposited with the lender the cash sum of
      $14,200,000 of Rollover Reserve Funds for payment of TI/LC's. The borrower may receive disbursements from this fund for actual TI/LC expenses if: (i)
      the debt service coverage ratio for the property is greater than 1.10x on a 30 year amortizing basis and 1.30x on an IO basis, (ii) the combined debt service coverage ratio for the property is greater than 1.05x on an
      IO basis and (iii) the total amount of gross leaseback area expected to rollover that year is less than 20% of gross leaseback area; provided, however, in no event is the lender obligated to disburse amounts from the fund if such disbursement would cause the balance to fall below
      $2,000,000. If at any time during the life of the loan the Rollover
      Reserve Fund falls below $5,000,000 the borrower is required to make monthly deposits of 83,333.00 until such time as the Rollover Reserve Fund balance equals or exceeds $12,000,000, however, if the debt service coverage ratio of the mortgage loan exceeds the above coverage ratios and the rollover is less than 20% of gross leaseback area, no deposits are required.

(5)   DSCR and LTV ratios and Loan/SF presented are calculated on the cut-off date principal balance of the Bank of America Plaza loan and the related pari passu companion loan.

(6)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(7)   Bank of America is currently subletting approximately 197,370 square feet of its space to five tenants (Troutman Sanders LLP, Love & Willingham,
      Paul, Hastings, Janofsky & Walker LLP, Hunton & Williams, and Ogletree,
      Deakins, Nash, Smoak & Stewart). Additionally Ernst & Young U.S. LLP, and
      Boston Consulting Group are subletting 11,646, and 5,345 square feet, respectively, to two tenants (Martin Becker and Troutman Sanders LLP).

(8)   Bank of America's rent per square foot will increase to $28.13 beginning
      March 1, 2007.

                                     A-3-77

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Bank of America Plaza loan is secured by a first mortgage fee interest in a Class A office complex comprising approximately 1,253,499 square feet located in Atlanta, Georgia.

The total financing amount of $363,000,000 is split into two pari-passu notes, a
$263,000,000 A-1 note not included in the trust, and a $100,000,000 A-2 note included in the trust.

THE BORROWER. The borrowers are BF ATL, LLC, BF ATL II, LLC, BF ATL III, LLC, BF
ATL IV, LLC, and BF ATL V, LLC as tenants in common, which are indirectly owned by Bentley Forbes Holdings, LLC ("Bentley Forbes"). Bentley Forbes is a
privately owned commercial real estate investment company founded in 1993 by the
Wehba family. Bentley Forbes has been involved in the acquisition, development and ownership of commercial real estate properties for over 20 years. Currently
Bentley Forbes owns a commercial real estate portfolio with over 15 million square feet of office, retail and industrial properties and an estimated market value exceeding $1.5 billion.

THE PROPERTY. Bank of America Plaza is a 55-story Class A central business district ("CBD") office complex, containing approximately 1,253,499 square feet, which was developed in 1992 through a joint venture between Cousins Properties,
LP and Sovereign Bank. The property is situated on a 3.61 acre parcel on the corner of North Avenue and Peachtree Street in midtown Atlanta, within close proximity to Atlanta's downtown area and Interstates 75 and 85. The 55-story tower is one of the ten tallest office buildings in the United States and the twentieth tallest office building in the world. The building is distinguished by its lighted, open-grid, stepped-pyramid roof, red granite exterior support columns, and rows of bronze tinted windows. Attached to the tower is a two-story wing that houses a coffee/sundry shop, cafeteria, health club, hair salon and conference facilities. Bank of America Plaza is currently 99.8% occupied by 28 tenants. The historical occupancy from 2001 to 2004 was 100%, and 98.5% in 2005.
The average effective annual rents per square foot for 2003, 2004 and 2005 were
$24.20, $22.89 and $22.18, respectively. Bank of America Plaza features access to 1,416 parking spaces.

SIGNIFICANT TENANTS.

The Bank of America Corporation ("Bank of America") is a bank holding company and a financial holding company. The company provides a diversified range of banking and nonbanking financial services and products in 30 states, the
District of Columbia, and 44 foreign countries. The company provides these services and products through three business segments: Global Consumer and Small
Business Banking, Global Corporate and Investment Banking, and Global Wealth and
Investment Management. Bank of America Corporation common stock (NYSE: BAC) is listed on the New York Stock Exchange. Currently, Bank of America leases 375,283 square feet, or approximately 30.0% of the property's net rentable area ("NRA").
Bank of America's lease expires in May of 2012 with three 10-year renewal options.

Troutman Sanders LLP ("Troutman") is an Atlanta-based, international law firm that was founded in 1897 and currently employs over 600 attorneys serving clients throughout the United States and internationally. The firm occupies
284,402 square feet, or approximately 23.0% of the property's NRA. Troutman's lease expires in May of 2020 with two 2-year renewal options and two 5-year renewal options.

Ernst & Young U.S. LLP ("E&Y"), headquartered in New York, employs approximately
114,000 accounting professionals worldwide and provides services from offices located in 140 countries. E&Y currently occupies 209,621 square feet, or approximately 17% of the property's NRA. E&Y's lease expires in April of 2007 with two 5-year renewal options.

Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings") was founded in 1951 and specializes in employment law. With more than 1,000 attorneys, nine offices in the United States and eight offices in Europe and Asia, the firm offers expertise in business law, litigation, tax and real estate. Paul Hastings currently occupies 122,384 square feet, or approximately 10% of the property's
NRA. Paul Hastings' lease expires on October 31, 2012.

THE MARKET(1). The Bank of America Plaza is located in the Midtown Atlanta submarket within the Atlanta metropolitan statistical area ("MSA"). Class A vacancy rates in the Atlanta MSA were 19.5% in the second quarter of 2006, representing a one-year increase from 19.2%. However, the Midtown Atlanta submarket has outperformed the Atlanta MSA, as vacancy rates have decreased to
17.2% in the second quarter of 2006, down from 18.2% reported in the first quarter of 2006. Net absorption within the Class A sector totaled 429,601 square feet for the second quarter of 2006 and quoted rental rates for available space averaged $21.37 per square foot, up from $20.83 per square foot in the second quarter of 2005. Quoted rental rates for available space within the Midtown
Atlanta submarket averaged $21.70 per square foot in the second quarter of 2006.
The Midtown submarket consists of 9.99 million square feet of existing Class A office space with approximately 670,000 square feet under construction. The seasonally adjusted unemployment rate for the Atlanta MSA was 5.3% in the first quarter of 2006, representing a one year increase of 0.3%.

PROPERTY MANAGEMENT. The property has been managed by Cousins Property Services,
LP ("Cousins") since 1992. Cousins (NYSE: CUZ) was founded in 1958 and currently maintains over 7.5 million square feet of commercial office space.

(1)   Certain information was obtained from the Bank of America Plaza appraisal dated 07/20/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

             NUMBER OF   SQUARE      % OF                 % OF BASE  CUMULATIVE   CUMULATIVE  CUMULATIVE   CUMULATIVE %
              LEASES      FEET       GLA      BASE RENT     RENT     SQUARE FEET   % OF GLA    BASE RENT   OF BASE RENT
   YEAR      EXPIRING   EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING    EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------

VACANT          NAP         2,899     0.2%           NAP     NAP          2,899       0.2%            NAP       NAP
2006 & MTM        5         2,358     0.2    $         0     0.0%         5,257       0.4%    $         0       0.0%
2007             19       248,262    19.8      6,253,637    22.6        253,519      20.2%    $ 6,253,637      22.6%
2008              1             0     0.0              0     0.0        253,519      20.2%    $ 6,253,637      22.6%
2009             12       189,641    15.1      3,448,020    12.4        443,160      35.4%    $ 9,701,657      35.0%
2010              2             0     0.0              0     0.0        443,160      35.4%    $ 9,701,657      35.0%
2011              2             0     0.0              0     0.0        443,160      35.4%    $ 9,701,657      35.0%
2012             29       525,937    42.0     13,158,962    47.5        969,097      77.3%    $22,860,619      82.5%
2013              0             0     0.0              0     0.0        969,097      77.3%    $22,860,619      82.5%
2014              0             0     0.0              0     0.0        969,097      77.3%    $22,860,619      82.5%
2015              0             0     0.0              0     0.0        969,097      77.3%    $22,860,619      82.5%
2016              0             0     0.0              0     0.0        969,097      77.3%    $22,860,619      82.5%
AFTER            14       284,402    22.7      4,834,834    17.5      1,253,499     100.0%    $27,695,453     100.0%
-----------------------------------------------------------------------------------------------------------------------
TOTAL            84     1,253,499   100.0%   $27,695,453   100.0%
-----------------------------------------------------------------------------------------------------------------------

                                     A-3-79

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

                         [MAP OF BANK OF AMERICA PLAZA]

                                     A-3-80

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

                    [STACKING PLAN OF BANK OF AMERICA PLAZA]

                                     A-3-81

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

                        [PHOTO OF BANK OF AMERICA PLAZA]

                                     A-3-82

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                  WESTGATE MALL
--------------------------------------------------------------------------------

                            [PHOTO OF WESTGATE MALL]

                             [MAP OF WESTGATE MALL]

                                     A-3-84

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                  WESTGATE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $70,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $70,000,000
% OF POOL BY IPB:                       1.4%
% OF GROUP R-1:                         2.4%
LOAN SELLER:                            IXIS Real Estate Capital Inc.
BORROWER:                               Amarillo Partners, L.P.
SPONSOR:                                Gregory Greenfield & Associates, Ltd.
ORIGINATION DATE:                       10/06/06
INTEREST RATE:                          6.17000%
INTEREST-ONLY PERIOD:                   48 months
MATURITY DATE:                          11/05/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  312 months
REMAINING AMORTIZATION:                 312 months
CALL PROTECTION:                        L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL                      MONTHLY
                                        ----------------------------------------
TAXES:                                    $1,336,630                  $122,000
INSURANCE:                                  $128,069                   $16,000
CAPEX:                                      $909,374                    $6,400
ENGINEERING(3):                           $1,590,626                        $0
CHARLOTTE RUSSE LEASE(4):                   $500,000                        $0
ACCRETIVE LEASING:                        $1,000,000                        $0
RESERVE FOR OUTSTANDING TI'S AND
   LC'S DUE:                              $1,077,500                        $0
ROLLOVER:                                         $0                  $ 23,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE(1):                      516,690
LOCATION:                               Amarillo, TX
YEAR BUILT/RENOVATED:                   1982/2005
OCCUPANCY:                              93.2%
OCCUPANCY DATE:                         07/31/06
NUMBER OF TENANTS:                      97
HISTORICAL NOI:
  2004:                                 $6,987,310
  2005:                                 $6,286,960
  TTM AS OF 07/31/06:                   $6,447,406
AVERAGE IN-LINE SALES/SF(2):            $300.18
UW REVENUES:                            $12,868,454
UW EXPENSES:                            $6,161,264
UW NOI:                                 $6,707,190
UW NET CASH FLOW:                       $6,348,511
APPRAISED VALUE:                        $98,500,000
APPRAISAL DATE:                         10/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $135
CUT-OFF DATE LTV:                       71.1%
MATURITY DATE LTV:                      63.5%
UW IO DSCR:                             N/A
UW DSCR:                                1.17x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                                                                                         LEASE EXPIRATION
TENANT NAME                     MOODY'S/ S&P/FITCH(5)     SQUARE FEET     % OF GLA     BASE RENT PSF           YEAR
-------------------------------------------------------------------------------------------------------------------------

DILLARD'S                            B2/BB/BB-              157,014        30.4%          $ 4.00               2008
BEALLS                                                       48,000         9.3%          $ 6.28               2017
PREMIERE CINEMA                                              23,013         4.5%          $ 4.56               2012
FINISH LINE                                                   8,070         1.6%          $15.00               2009
EXPRESS                             Baa2/BBB/NR               7,600         1.5%          $21.00               2015
HIBBETT'S                                                     7,141         1.4%          $10.50               2009
DEB                                                           6,962         1.3%          $12.00               2007
LANE BRYANT(6)                                                6,589         1.3%          $ 0.00               2007
CHARLOTTE RUSSE                                               6,511         1.3%          $15.00               2018
AMERICAN EAGLE OUTFITTERS                                     6,499         1.3%          $22.00               2014
-------------------------------------------------------------------------------------------------------------------------

(1)   Figure excludes 205,014 square feet of non-owned anchor space.

(2)   Average in-line sales data based on the sales info provided by in-line tenants occupying less than 10,000 square feet that provided a full year of sales data as of TTM 6/30/06.

(3)   Figure includes the estimated costs of repairs of common area flooring, walls, and ceilings.

(4)   Charlotte Russe is expected to take occupancy at the property on July 1,
      2007. At closing, the borrower deposited $500,000 into a reserve which will be released once the Charlotte Russe lease is executed. It cannot be assured that the Charlotte Russe lease will be executed.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(6)   Lane Bryant is in the process of moving to a new space within Westgate
      Mall and is paying percentage rent in lieu of minimum rent until their relocation is complete.

                                     A-3-85

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               JOGANI PORTFOLIO I
--------------------------------------------------------------------------------

                          [PHOTO OF JOGANI PORTFOLIO I]

                           [MAP OF JOGANI PORTFOLIO I]

                                     A-3-86

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                               JOGANI PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $69,873,200
CUT-OFF DATE PRINCIPAL BALANCE:         $69,733,595
% OF POOL BY IPB:                       1.4%
% OF GROUP R-2:                         10.0%
LOAN SELLER:                            Nomura Credit & Capital, Inc.
BORROWER:                               Various
SPONSOR:                                J.K. Properties, Inc.
ORIGINATION DATE:                       10/05/06
INTEREST RATE:                          Various
INTEREST-ONLY PERIOD:                   N/A
MATURITY DATE:                          10/11/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 358 months
CALL PROTECTION:                        L(24),Def(82),O(12)
CROSS-COLLATERALIZATION:                Yes
LOCK BOX:                               No
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL                     MONTHLY
                                        ----------------------------------------
TAXES:                                      $216,597                   $51,436
INSURANCE:                                   $42,680                   $10,670
ENGINEERING:                                $148,762                        $0
CAPEX:                                            $0                   $27,042
EARNOUT(2):                               $1,801,000                        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO(1):              Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Multifamily -- Garden
ROOMS:                                  1,298
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              90.3%
OCCUPANCY DATE:                         Various
HISTORICAL NOI:
  2004:                                 $4,814,295
  2005:                                 $5,101,893
  TTM AS OF 08/31/06:                   $5,644,978
UW REVENUES:                            $10,653,748
UW EXPENSES:                            $4,310,141
UW NOI:                                 $6,343,608
UW NET CASH FLOW:                       $6,019,108
APPRAISED VALUE:                        $102,040,000
APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                $53,724
CUT-OFF DATE LTV:                      68.3%
MATURITY DATE LTV:                     57.4%
UW IO DSCR:                            N/A
UW DSCR:                               1.25x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                         PORTFOLIO SUMMARY

                                                                                          AVERAGE RENT
                                                                              ------------------------------------

                                                     % OF TOTAL                          ONE       TWO      THREE    ALLOCATED LOAN
PROPERTY NAME              YEAR BUILT   # OF UNITS     UNITS      OCCUPANCY   STUDIO   BEDROOM   BEDROOM   BEDROOM       AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

CLUB ROYALE (RIALTO, CA)      1987          334         25.7%       92.2%      $800     $  860    $1,044   $1,210     $27,226,900
CINNABARR (PHOENIX, AZ)       1987          430         33.1        83.7%      $420     $  465    $  650      N/A      10,808,000
PLEASANT HILL VILLAS
 (LAS VEGAS, NV)              1988          172         13.3        91.9%       N/A     $  755    $  875      N/A      10,301,800
SADDLEBACK LODGE
 (SANTA ANA, CA)              1964          114          8.8        97.4%      $761     $1,100       N/A      N/A       6,972,400
SOMERSET TOWNHOMES
 (LANCASTER, CA)              1981           45          3.5       100.0%       N/A        N/A    $  875   $1,050       3,622,900
MOUNTAIN VIEW
 (SAN BERNARDINO, CA)         1984           67          5.2        92.5%       N/A     $  575    $  701      N/A       3,200,000
NORTH POINTE (RAYEN)
 (PANORAMA CITY, CA)          1965           48          3.7        95.8%      $695     $  895    $1,145      N/A       2,801,700
COLUMBUS GARDENS
 (NORTH HILLS, CA)            1963           48          3.7        89.6%       N/A     $  850    $1,025   $1,300       2,484,900
COURTYARD HAWTHORNE
 (HAWTHORNE, CA)              1955           40          3.1        97.5%      $875     $1,175       N/A      N/A       2,454,600
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    1,298        100.0%       90.3%                                             $69,873,200
-----------------------------------------------------------------------------------------------------------------------------------

(1)   The related mortgage loan documents permit the release of individual mortgage properties upon defeasance with U.S. government obligations beginning two years after the closing date in an amount equal to (i) 110%
      of the related allocated mortgage loan amount if the debt service coverage ratio is at least 1.20x and the loan-to-value ratio does not exceed 80%
      for the remaining properties in that sub-pool or (ii) 100% of the related allocated Mortgage Loan amount if the debt service coverage ratio is at least 1.25x and the loan-to-value ratio does not exceed 75% for the remaining properties in that sub-pool. The individual mortgage properties may also be released beginning two years after origination pursuant to an arms-length transfer provided (i) no event of default has occurred, (ii)
      the remaining mortgage properties maintain a debt service coverage ratio of at least 1.20x and a loan-to-value ratio not greater than 80% and (iii)
      the release satisfies certain transfer provisions of the related mortgage loan documents.

(2)   The Earnout is with respect to the Cinnabarr loan. This reserve can be released based upon attaining a 1.20x debt service coverage ratio on an annualized 6 months net operating income and other certain conditions as described in the related mortgage loan documents.

                                     A-3-87

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                CITY CENTER WEST
--------------------------------------------------------------------------------

                           [PHOTO OF CITY CENTER WEST]

                            [MAP OF CITY CENTER WEST]

                                     A-3-88

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                CITY CENTER WEST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $65,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $65,000,000
% OF POOL BY IPB:                       1.3%
% OF GROUP R-1:                         2.2%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               525 Junction Road L.L.C.
SPONSOR:                                Terrence R. Wall
ORIGINATION DATE:                       10/26/06
INTEREST RATE:                          5.90250%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          11/01/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL                     MONTHLY
                                        ----------------------------------------
TAXES:                                      $164,742                   $82,371
INSURANCE:                                        $0                        $0
CAPEX:                                            $0                    $4,709
TI/LC:                                            $0                   $18,000
OTHER(2):                                   $412,768                        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE(1):                       Mixed Use -- Office/Retail
SQUARE FOOTAGE:                         376,756
LOCATION:                               Madison, WI
YEAR BUILT/RENOVATED:                   2001/2003
OCCUPANCY:                              98.6%
OCCUPANCY DATE:                         10/13/06
NUMBER OF TENANTS:                      28
HISTORICAL NOI:
  2004:                                 $5,693,219
  2005:                                 $6,021,594
  TTM AS OF 08/31/06:                   $6,345,228
UW REVENUES:                            $10,034,443
UW EXPENSES:                            $3,794,047
UW NOI:                                 $6,240,396
UW NET CASH FLOW:                       $5,712,938
APPRAISED VALUE:                        $81,300,000
APPRAISAL DATE:                         09/25/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $ 173
CUT-OFF DATE LTV:                       80.0%
MATURITY DATE LTV:                      80.0%
UW IO DSCR:                             1.47x
UW DSCR:                                1.47x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                                                                                                 LEASE
TENANT NAME                         MOODY'S/S&P/FITCH(3)     SQUARE FEET     % OF GLA     BASE RENT PSF     EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------------------------

TDS TELECOM SERVICE CORPORATION         Baa3/NR/BBB+           281,285        74.7%          $16.82           Various(4)
JOHNSON BANK                           Baa3/BBB/BBB+            18,875         5.0%          $18.20              2020
AE BUSINESS SOLUTIONS                                           10,156         2.7%          $17.35              2006
---------------------------------------------------------------------------------------------------------------------------

(1)   The property includes two interconnected 8 story office buildings and a 2 story office and retail center.

(2)   At closing the borrower deposited $412,768 as Alliant Energy Estoppel
      Reserve funds. The funds were released upon receipt of a fully executed
      Alliant Energy estoppel on November 3, 2006.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(4)   TDS Telecom Service Corporation has various leases with varying lease expiration dates as follows: i) 70,803 square feet or 25% in 2011, ii)
      42,382 square feet or 15% in 2014, iii) 81,420 square feet or 29% in 2015 and iv) 86,680 square feet or 31% in 2018.

                                     A-3-89

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 EL CAMINO NORTH
--------------------------------------------------------------------------------

                           [PHOTO OF EL CAMINO NORTH]

                            [MAP OF EL CAMINO NORTH]

                                     A-3-90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                 EL CAMINO NORTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $61,400,000
CUT-OFF DATE PRINCIPAL BALANCE:         $61,400,000
% OF POOL BY IPB:                       1.3%
% OF GROUP R-1:                         2.1%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               PK II EI Camino North LP
SPONSOR:                                Kimco Realty Corp. and
                                        Prudential Real Estate
                                        Investors
ORIGINATION DATE:                       11/01/06
INTEREST RATE:                          5.44550%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          11/01/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Springing
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL                   MONTHLY
                                        ----------------------------------------
TAXES:                                            $0                        $0
INSURANCE:                                        $0                        $0
CAPEX:                                            $0                        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE:                         367,031
LOCATION:                               Oceanside, CA
YEAR BUILT/RENOVATED:                   1981/1999
OCCUPANCY:                              99.9%
OCCUPANCY DATE:                         10/03/06
NUMBER OF TENANTS:                      67
HISTORICAL NOI:
 2004:                                  $5,003,348
 2005:                                  $5,127,416
 TTM AS OF 09/30/06:                    $5,447,438
UW REVENUES:                            $7,685,056
UW EXPENSES:                            $2,351,669
UW NOI:                                 $5,333,387
UW NET CASH FLOW:                       $4,951,675
APPRAISED VALUE:                        $100,250,000
APPRAISAL DATE:                         10/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $167
CUT-OFF DATE LTV:                       61.2%
MATURITY DATE LTV:                      61.2%
UW IO DSCR:                             1.46x
UW DSCR:                                1.46x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                          SIGNIFICANT TENANTS(1)

                                                                                                LEASE
TENANT NAME        MOODY'S/S&P/FITCH(2)     SQUARE FEET     % OF GLA     BASE RENT PSF     EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------

STEIN MART                                    38,902         10.6%          $ 6.57              2009
ROSS STORES             NR/BBB/NR             30,000          8.2%          $13.80              2009
BARNES & NOBLE                                25,000          6.8%          $18.40              2013
MICHAELS                 B2/B-/NR             22,078          6.0%          $16.50              2013
PIER 1 IMPORTS           NR/B-/NR             13,500          3.7%          $ 5.58              2007
----------------------------------------------------------------------------------------------------------

(1)   The property includes three company owned stores which are not part of the collateral for the mortgage loan: Mervyn's (75,000 square feet), Toys "R"
      Us (35,000 square feet) and Petco 16,500 square feet).

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-91

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                PRESCOTT GATEWAY
--------------------------------------------------------------------------------

                           [PHOTO OF PRESCOTT GATEWAY]

                            [MAP OF PRESCOTT GATEWAY]

                                     A-3-92

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP9

--------------------------------------------------------------------------------
                                PRESCOTT GATEWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $60,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $60,000,000
% OF POOL BY IPB:                       1.2%
% OF GROUP S:                           4.9%
LOAN SELLER:                            Eurohypo AG, New York Branch
BORROWER:                               TWC II-Prescott Mall, LLC
SPONSOR:                                The Macerich Partnership, L.P.
ORIGINATION DATE:                       11/14/06
INTEREST RATE:                          5.78300%
INTEREST-ONLY PERIOD:                   60 months
MATURITY DATE:                          12/01/11
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(30),O(6)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL                   MONTHLY
                                        ----------------------------------------
TAXES:                                      $225,216                   $56,304
INSURANCE(4):                                     $0                 Springing
CAPEX(4):                                         $0                 Springing
TI/LC(4):                                         $0                 Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE(1):                      319,348
LOCATION:                               Prescott, AZ
YEAR BUILT/RENOVATED:                   2001
OCCUPANCY(2):                           82.8%
OCCUPANCY DATE:                         11/30/06
NUMBER OF TENANTS:                      92
HISTORICAL NOI:
  2004:                                 $5,309,914
  2005:                                 $5,258,316
  TTM AS OF 08/30/06:                   $5,422,985
AVERAGE IN-LINE SALES/SF(3):            $325
OCCUPANCY COST RATIO(3):                15.1%
UW REVENUES:                            $9,137,783
UW EXPENSES:                            $3,683,798
UW NOI:                                 $5,453,984
UW NET CASH FLOW:                       $5,112,040
APPRAISED VALUE:                        $93,000,000
APPRAISAL DATE:                         09/27/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $188
CUT-OFF DATE LTV:                       64.5%
MATURITY DATE LTV:                      64.5%
UW IO DSCR:                             1.45x
UW DSCR:                                1.45x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                                                                                                        LEASE
TENANT NAME                             MOODY'S/S&P/FITCH(5)     SQUARE FEET     % OF GLA(6)     BASE RENT PSF     EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------------

SEARS (NOT PART OF COLLATERAL)               Ba1/BB+/BB            98,636          17.20%            N/A            Anchor Owned
DILLARD'S (NOT PART OF COLLATERAL)           B2/BB/BB-             94,176          16.43%            N/A            Anchor Owned
J.C.PENNEY (NOT PART OF COLLATERAL)        Baa3/BBB-/BBB           61,164          10.67%            N/A            Anchor Owned
LINENS 'N THINGS                              B3/B/B-              30,078           5.25%           $12.50              2013
BARNES & NOBLE                                                     25,000           4.36%           $10.50              2012
COST PLUS (PAD LEASE)                                              18,300           3.19%           $14.50              2015
----------------------------------------------------------------------------------------------------------------------------------

(1)   Figure excludes 253,976 square feet of non-owned anchor space.

(2)   Occupancy includes lease for Celtic Crossing (4,076 square feet). This tenant has yet to move in, but has signed a lease that commences in
      February 2007.

(3)   Sales figures and occupancy cost ratio calculations are for comparable enclosed in-line tenants under 10,000 square feet (excluding food court tenants) open for 12 months or more, based on trailing twelve months as of
      August 31, 2006.

(4)   During a cash management period, the borrower is required to pay on each monthly payment date (i) 1/12th of the insurance premiums that lender reasonably estimates will be paid during the ensuing 12 months to the
      Insurance Reserve, (ii) $5,373 to the CapEx Reserve and (iii) $26,867 to
      the TI/LC Reserve. A cash management period will commence upon either the occurrence of an event of default or if at any time the debt service coverage ratio for the preceding calendar quarter is less than 1.10x.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant's Name" field whether or not the parent company guarantees the lease.

(6)   % of GLA represents tenant's percentage of total center space, including anchors that are not part of the collateral.

                                     A-3-93

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-4

DECREMENT TABLES

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	86	86	86	86	86
December 15, 2008	71	71	71	71	71
December 15, 2009	53	53	53	53	53
December 15, 2010	29	29	29	29	29
December 15, 2011	0	0	0	0	0
Weighted Average Life (years)(1)	2.93	2.93	2.93	2.93	2.93

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-1S Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	99	99	99	99	99
December 15, 2009	98	98	97	97	89
December 15, 2010	97	94	91	88	83
December 15, 2011	0	0	0	0	0
Weighted Average Life (years)(1)	4.65	4.58	4.51	4.42	4.16

(1)	The weighted average life of the Class A-1S Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1S Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1S Certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	85	85	84	84	83
December 15, 2013	69	68	68	67	67
December 15, 2014	28	27	27	26	26
December 15, 2015	9	5	1	0	0
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	7.51	7.46	7.43	7.40	7.27

(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

Annex A-4-1

Percent of the Initial Certificate Balance
of the Class A-2S Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	0	0	0	0	0
December 15, 2012	0	0	0	0	0
Weighted Average Life (years)(1)	4.95	4.94	4.93	4.90	4.70

(1)	The weighted average life of the Class A-2S Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2S Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2S Certificates.

Percent of the Initial Certificate Balance
of the Class A-2SFL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	0	0	0	0	0
Weighted Average Life (years)(1)	4.95	4.94	4.93	4.90	4.70

(1)	The weighted average life of the Class A-2SFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2SFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2SFL Certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	99
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.89	9.87	9.84	9.80	9.63

(1)	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Annex A-4-2

Percent of the Initial Certificate Balance
of the Class A-3SFL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	6.90	6.88	6.86	6.83	6.65

(1)	The weighted average life of the Class A-3SFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3SFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3SFL Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	99	99	99	99	99
December 15, 2009	99	99	99	99	99
December 15, 2010	98	98	98	98	98
December 15, 2011	98	98	98	98	98
December 15, 2012	97	97	97	97	97
December 15, 2013	97	97	97	97	97
December 15, 2014	96	96	96	96	96
December 15, 2015	95	95	94	92	81
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.65	9.63	9.61	9.57	9.38

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Annex A-4-3

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	100
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.98	9.73

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-MS Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	6.98	6.98	6.97	6.96	6.79

(1)	The weighted average life of the Class A-MS Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MS Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-MS Certificates.

Annex A-4-4

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	100
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.98	9.73

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class A-JS Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	6.98	6.98	6.98	6.98	6.98

(1)	The weighted average life of the Class A-JS Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JS Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JS Certificates.

Annex A-4-5

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	100
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.98	9.74

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class B-S Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	6.98	6.98	6.98	6.98	6.98

(1)	The weighted average life of the Class B-S Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B-S Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B-S Certificates.

Annex A-4-6

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	100
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.98	9.82

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance
of the Class C-S Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	6.98	6.98	6.98	6.98	6.98

(1)	The weighted average life of the Class C-S Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C-S Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C-S Certificates.

Annex A-4-7

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	100
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.98	9.82

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Percent of the Initial Certificate Balance
of the Class D-S Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	6.98	6.98	6.98	6.98	6.98

(1)	The weighted average life of the Class D-S Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D-S Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D-S Certificates.

Annex A-4-8

The discount margins set forth in the tables below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-2SFL or Class A-3SFL Certificates, as applicable, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of that class of Certificates. The tables below assume that the Class A-2SFL and Class A-3SFL Certificates settle without accrued interest. The following tables have been prepared on the basis of the modeling assumptions above.

Discount Margins for the Class  A-2SFL Certificates
at the Respective CPRs Set Forth Below:

Price	0% CPR Disc Margin (bps)	25% CPR Disc Margin (bps)	50% CPR Disc Margin (bps)	75% CPR "Disc Margin (bps)	100% CPR Disc Margin (bps)

Weighted Average Life (years)(1)

(1)	The weighted average life of the Class A-2SFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2SFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2SFL Certificates.

Discount Margins for the Class  A-3SFL Certificates
at the Respective CPRs Set Forth Below:

Price	0% CPR Disc Margin (bps)	25% CPR Disc Margin (bps)	50% CPR Disc Margin (bps)	75% CPR Disc Margin (bps)	100% CPR Disc Margin (bps)

Weighted Average Life (years)(1)

(1)	The weighted average life of the Class A-3SFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3SFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3SFL Certificates.

Annex A-4-9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
MANUFACTURED HOUSING COMMUNITY LOANS

Annex B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

ANNEX ID #  LOAN #   SELLER   PROPERTY NAME                         STREET ADDRESS                                 CITY
------------------------------------------------------------------------------------------------------------------------------------

   1          1      UBS      The Belnord                           2360 Broadway                                  New York
  12                          Jogani Portfolio I                    Various                                        Various
 12.01        36     NCCI     Club Royale                           380 North Linden Avenue                        Rialto
 12.02        37     NCCI     Cinnabarr                             4141 West Glendale Avenue                      Phoenix
 12.03        38     NCCI     Pleasant Hill Villas                  5575 Pleasant Hill Avenue                      Las Vegas
 12.04        39     NCCI     Saddleback Lodge                      1661 First Street                              Santa Ana
 12.05        40     NCCI     Somerset Townhomes                    45321-65 Cedar Avenue                          Lancaster
 12.06        41     NCCI     Mountain View (San Bernardino)        1475 East Date Street                          San Bernardino
 12.07        42     NCCI     North Pointe (Rayen)                  14625 Raven Street                             Panorama City
 12.08        43     NCCI     Columbus Gardens                      8510 Columbus Avenue                           North Hills
 12.09        44     NCCI     Courtyard Hawthorne                   4171 West El Segundo Boulevard                 Hawthorne
  22          54     JPMCB    Park Belmar                           7301 West Ohio Avenue                          Lakewood
  24                          Jogani Portfolio II                   Various                                        Various
 24.01        56     NCCI     Sunset Terrace                        9301 Van Nuys Boulevard                        Panorama City
 24.02        57     NCCI     Studio Village                        10822 Magnolia Boulevard                       North Hollywood
 24.03        58     NCCI     Park Pointe                           211 South La Fayette Park Place                Los Angeles
 24.04        59     NCCI     River Springs                         1775 Arriba Drive                              Bullhead City
 24.05        60     NCCI     Indian Creek Villas                   851 Tucker Road                                Tehachapi
 24.06        61     NCCI     Wildwood                              4801 East Tropicana Avenue                     Las Vegas
  32          69      EHY     Fontainebleu                          6525 El Colegio Road and 811 Camino Pescadero  Isla Vista
  36          73      EHY     Broadstone Sunrise Mountain           5250 Stewart Avenue                            Las Vegas
  39          76     IXIS     The Park @ Crossroads                 6000 Scarlet Sky Lane                          Cary
  41          78      UBS     Steward's Crossing                    1000 Steward's Crossing Way                    Lawrenceville
  45          82      UBS     Colonial Grand at Palma Sola          3900 75th Street West                          Bradenton
  48          85      UBS     Knolls at Inglewood                   22626 NE Inglewood Hill Road                   Sammamish
  50          87      PNC     University Village Apartments         202 Onley Road                                 Salisbury
  55          92      PNC     Trailside Apartments                  18139 East Mainstreet                          Parker
  72         109      PNC     Lakeside Villas                       8555 Laurens Lane                              San Antonio
  82         119     IXIS     Cayo Grande Apartments                921 Denton Blvd.                               Fort Walton Beach
  92         129      UBS     Spruce Court                          520-633 Spruce Sheet                           Royersford
  97         134      PNC     Claridge Apartment Homes              10027 Spice Lane                               Houston
  100        137      PNC     Chancellor Apartment Homes            311 Parramatta Lane                            Houston
  101        138     IXIS     Tucson Portfolio - Los Altos          2525 N Los Altos Ave                           Tucson
  107        144     IXIS     Tucson Portfolio - Westgate Park      1700 W Prince Road                             Tucson
  116        153     NCCI     The Reserve in Alamo Heights          8446 Country Village Street                    San Antonio
  117        154     NCCI     Glenoaks Apartments                   303 West Glenoaks Boulevard                    Glendale
  119        156     JPMCB    Sommerset Apartments                  1101,1201, & 1205 Madeira Drive SE             Albuquerque
  125        162     IXIS     Casa & Villa Cortez                   Various                                        Tallahassee
125.01      162.01            Casa Cortez Apartments                1834 Jackson Bluff Road                        Tallahassee
125.02      162.02            Villa Cortez Apartments               1832 Jackson Bluff Road                        Tallahassee
  127        164      PNC     Fifty-Four Hundred South Apartments   4700 East 54th Street                          Tulsa
  131        168     IXIS     Tucson Portfolio - Pueblo Villas      520 W Prince Road                              Tucson
  137        174      UBS     Hillside Heights                      94 Hillside Drive                              Pottstown
  143        180     JPMCB    117 Chestnut Street                   117 Chestnut Street                            Philadelphia
  145        182     JPMCB    Shenandoah Valley Apartments          14041 East 24th Street                         Tulsa
  146        183      PNC     The Park at Scott's Crossing          1620 Hollywood Road                            Atlanta
  148        185      UBS     Moorpark Apartments                   2966 Moorpark Avenue                           San Jose
  154        191     NCCI     Papago Apartments                     3434 East McDowell Drive                       Phoenix
  155        192     JPMCB    Summerfield Apartments                901-974 Summerfield Apartments                 Winchester
  158        195     NCCI     Orchard Park Apartments               49 Orchard Park Drive                          Greenville
  164        201     NCCI     Cypress Gardens MH & RV Park          1951 Lake Daisy Road                           Winter Haven
  167        204     NCCI     El Rancho Verde                       2598 North Ayala Drive                         Rialto
  177        214     NCCI     Suntree Apartments (Kansas City)      3040 Suntree Plaza                             Kansas City
  182        219     JPMCB    Villages of Clinton Pointe            15393 15 Mile Road                             Clinton Township
  185        222      PNC     Crossings at Leesburg Apartments      2511 Sennett Drive                             Leesburg
  193        230     IXIS     Tucson Portfolio - Vista Montana      734 E Roger Road                               Tucson
  195        232     JPMCB    Treetops Apartments                   400 Treetops Lane                              Winchester
  199        236     IXIS     Tucson Portfolio - Greentree          5555 E 14th Street                             Tucson
  201        238     JPMCB    Ridge Hollow Apartments               5831 North 23rd Street                         Lincoln
  202        239     JPMCB    Brookstone Apartments                 1106 Slater Street                             Valdosta
  203        240     NCCI     Cross Creek Apartments                8615 Iltis/Meredith Drive                      Urbandale
  206        243     JPMCB    405 East 77th Street                  405 East 77th Street                           New York
  224        261     JPMCB    Bancroft Apartments                   1638 Bancroft Avenue                           Dayton
  226        263     JPMCB    York & Wilson Combined Apartments     528, 530, 532 & 534 York Avenue
                                                                    and 2265 Wilson Boulevard                      Winchester
  231        268      PNC     Stonewood Apartments                  3600 Springer Rd                               Little Rock
  232        269     NCCI     Big Horn MHC                          314 South Main Street                          Angels Camp
  233        270     JPMCB    Ashton Parke                          5815 Timberwolf Drive                          El Paso
  235        272     NCCI     Pioneer Curtis Homes                  1334 Northwest Jackson Street                  Topeka
  237        274     JPMCB    Courtyard Annex                       2101 6th Avenue                                Huntington
  238        275     IXIS     Gardenwood Apartments                 1352 Gardina Street                            San Antonio
  239        276      PNC     Chimney Hill Apartments               967 Park Lane                                  Middletown
  241        278      PNC     Bay Ranch Apartments                  1401 Thompson Drive                            Bay City

                                                  NUMBER OF                                                      CURRENT
ANNEX ID #   STATE   ZIP CODE   COUNTY            PROPERTIES   PROPERTY TYPE          PROPERTY SUBTYPE         BALANCE ($)
---------------------------------------------------------------------------------------------------------------------------

   1         NY      10024      New York              1        Multifamily            Mid/High Rise          375,000,000.00
  12        Various  Various    Various               9        Multifamily            Garden                  69,733,595.42
 12.01       CA      92376      San Bernardino        1        Multifamily            Garden                  27,172,410.35
 12.02       AZ      85051      Maricopa              1        Multifamily            Garden                  10,786,603.58
 12.03       NV      89103      Clark                 1        Multifamily            Garden                  10,281,182.84
 12.04       CA      92701      Orange                1        Multifamily            Garden                   6,958,446.02
 12.05       CA      93534      Los Angeles           1        Multifamily            Garden                   3,615,649.43
 12.06       CA      92404      San Bernardino        1        Multifamily            Garden                   3,193,595.79
 12.07       CA      91402      Los Angeles           1        Multifamily            Garden                   2,796,092.91
 12.08       CA      91343      Los Angeles           1        Multifamily            Garden                   2,479,926.93
 12.09       CA      90250      Los Angeles           1        Multifamily            Garden                   2,449,687.57
  22         CO      80226      Jefferson             1        Multifamily            Garden                  44,010,000.00
  24        Various  Various    Various               6        Multifamily            Garden                  43,132,160.48
 24.01       CA      91402      Los Angeles           1        Multifamily            Garden                  12,817,496.69
 24.02       CA      91601      Los Angeles           1        Multifamily            Garden                   9,545,158.81
 24.03       CA      90057      Los Angeles           1        Multifamily            Garden                   8,176,802.81
 24.04       AZ      86442      Mohave                1        Multifamily            Garden                   6,582,899.12
 24.05       CA      93561      Kern                  1        Multifamily            Garden                   3,491,797.79
 24.06       NV      89121      Clark                 1        Multifamily            Garden                   2,518,005.26
  32         CA      93117      Santa Barbara         1        Multifamily            Student Housing         29,505,000.00
  36         NV      89110      Clark                 1        Multifamily            Garden                  27,000,000.00
  39         NC      27511      Wake                  1        Multifamily            Garden                  25,125,000.00
  41         NJ      08648      Mercer                1        Multifamily            Garden                  25,000,000.00
  45         FL      34209      Manatee               1        Multifamily            Garden                  23,300,000.00
  48         WA      98074      King                  1        Multifamily            Garden                  22,250,000.00
  50         MD      21804      Wicomico              1        Multifamily            Student Housing         22,075,000.00
  55         CO      80134      Douglas               1        Multifamily            Garden                  20,000,000.00
  72         TX      78218      San Antonio           1        Multifamily            Garden                  15,000,000.00
  82         FL      32547      Okaloosa              1        Multifamily            Garden                  13,000,000.00
  92         PA      19468      Montgomery            1        Multifamily            Garden                  10,900,000.00
  97         TX      77072      Harris                1        Multifamily            Garden                   9,500,000.00
  100        TX      77073      Harris                1        Multifamily            Garden                   8,700,000.00
  101        AZ      85705      Pima                  1        Multifamily            Garden                   8,650,000.00
  107        AZ      85705      Pima                  1        Multifamily            Garden                   7,950,000.00
  116        TX      78209      Bexar                 1        Multifamily            Garden                   7,199,500.00
  117        CA      91202      Los Angeles           1        Multifamily            Garden                   7,100,000.00
  119        NM      87108      Bernalillo            1        Multifamily            Garden                   7,000,000.00
  125        FL      32304      Leon                  2        Multifamily            Student Housing          6,664,121.98
125.01       FL      32304      Leon                  1        Multifamily            Student Housing          3,490,046.64
125.02       FL      32304      Leon                  1        Multifamily            Student Housing          3,174,075.34
  127        OK      74135      Tulsa                 1        Multifamily            Garden                   6,500,000.00
  131        AZ      85705      Pima                  1        Multifamily            Garden                   6,350,000.00
  137        PA      19464      Montgomery            1        Multifamily            Garden                   6,000,000.00
  143        PA      19106      Philadelphia          1        Multifamily            Garden                   5,675,000.00
  145        OK      74134      Tulsa                 1        Multifamily            Garden                   5,600,000.00
  146        GA      30318      Fulton                1        Multifamily            Garden                   5,600,000.00
  148        CA      95128      Santa Clara           1        Multifamily            Garden                   5,500,000.00
  154        AZ      85008      Maricopa              1        Multifamily            Garden                   5,324,414.00
  155        VA      22601      Winchester City       1        Multifamily            Garden                   5,250,000.00
  158        SC      29615      Greenville            1        Multifamily            Garden                   5,150,000.00
  164        FL      33884      Polk                  1        Manufactured Housing   Manufactured Housing     4,733,682.67
  167        CA      92377      San Bernardino        1        Manufactured Housing   Manufactured Housing     4,520,000.00
  177        KS      66103      Wyandotte             1        Multifamily            Garden                   4,260,000.00
  182        MI      48035      Macomb                1        Multifamily            Garden                   3,995,998.13
  185        FL      34748      Lake                  1        Multifamily            Garden                   3,919,000.00
  193        AZ      85719      Pima                  1        Multifamily            Garden                   3,700,000.00
  195        VA      22601      Winchester City       1        Multifamily            Garden                   3,680,000.00
  199        AZ      85711      Pima                  1        Multifamily            Garden                   3,350,000.00
  201        NE      68521      Lancaster             1        Multifamily            Garden                   3,294,245.07
  202        GA      31601      Lowndes               1        Multifamily            Student Housing          3,200,000.00
  203        IA      50322      Polk                  1        Multifamily            Garden                   3,150,000.00
  206        NY      10021      New York              1        Multifamily            Mid/High Rise            3,000,000.00
  224        OH      45408      Montgomery            1        Multifamily            Garden                   2,200,000.00
  226        VA      22601      Winchester City       1        Multifamily            Garden                   2,070,000.00
  231        AR      77206      Pulaski               1        Multifamily            Garden                   1,889,518.97
  232        CA      95222      Calaveras             1        Manufactured Housing   Manufactured Housing     1,875,000.00
  233        TX      79903      El Paso               1        Multifamily            Garden                   1,800,000.00
  235        KS      66608      Shawnee               1        Multifamily            Garden                   1,520,000.00
  237        WV      25703      Cabell                1        Multifamily            Student Housing          1,422,744.92
  238        TX      78201      Bexar                 1        Multifamily            Garden                   1,400,000.00
  239        OH      45042      Butler                1        Multifamily            Garden                   1,218,638.19
  241        TX      77414      Matagorda             1        Multifamily            Garden                     595,000.00

                                          PAD                 STUDIO               ONE BEDROOM             TWO BEDROOM
                                    ----------------   --------------------   ---------------------   ----------------------

              LOAN    TOTAL UNITS/  NO. OF   AVERAGE    NO. OF      AVERAGE       NO. OF    AVERAGE       NO. OF     AVERAGE
ANNEX ID #  GROUP(1)    BEDS/PADS     PADS  PAD RENT   STUDIOS  STUDIO RENT   1-BR UNITS  1-BR RENT   2-BR UNITS   2-BR RENT
----------------------------------------------------------------------------------------------------------------------------

   1           2               215       0         0         0            0           16        831           41       1,210
  12                         1,298       0         0       211          724          510        574          544         939
 12.01         2               334       0         0        34          800           30        860          242       1,044
 12.02         2               430       0         0        36          420          352        465           42         650
 12.03         2               172       0         0         0            0           60        755          112         875
 12.04         2               114       0         0       111          761            3      1,100            0           0
 12.05         2                45       0         0         0            0            0          0           42         875
 12.06         2                67       0         0         0            0           18        575           49         701
 12.07         2                48       0         0         1          695           17        895           30       1,145
 12.08         2                48       0         0         0            0           19        850           27       1,025
 12.09         2                40       0         0        29          875           11      1,175            0           0
  22           3               512       0         0         0            0          110        889          314       1,063
  24                           700       0         0       190          765          116        845          352         774
 24.01         2               120       0         0         0            0            0          0           90       1,245
 24.02         2               169       0         0       169          762            0          0            0           0
 24.03         2                89       0         0        21          789           68      1,086            0           0
 24.04         2               201       0         0         0            0           40        490          161         556
 24.05         2                72       0         0         0            0            8        575           64         675
 24.06         2                49       0         0         0            0            0          0           37         748
  32           3               434       0         0         0            0           13        968          166       1,207
  36           3               344       0         0         0            0          128        780          184         912
  39           2               344       0         0         0            0          190        789          130       1,060
  41           3               240       0         0         0            0          172      1,207           62       1,597
  45           3               340       0         0         0            0          132        725          168         870
  48           3               230       0         0         0            0          102        823          106         981
  50           1               147       0         0         0            0            0          0            0           0
  55           3               280       0         0         0            0          120        830          136       1,146
  72           2               293       0         0         0            0          205        696           88         919
  82           2               212       0         0         0            0          104        692          108         873
  92           2               171       0         0         0            0            1        675          170         737
  97           2               173       0         0         0            0            0          0          173         848
  100          2               224       0         0         0            0          140        544           84         760
  101          2               249       0         0         0            0          192        443           57         623
  107          2               239       0         0         0            0          179        439           60         575
  116          3               200       0         0         0            0           32        520          119         622
  117          3                63       0         0        25        1,035           18      1,235           17       1,494
  119          2               224       0         0         0            0          164        462           60         603
  125          2               138       0         0         0            0           48        528           78         706
125.01                          66       0         0         0            0           24        547           30         715
125.02                          72       0         0         0            0           24        508           48         700
  127          2               153       0         0         0            0           48        600           92         807
  131          2               161       0         0         0            0           96        425           65         529
  137          2               100       0         0         0            0            2        410           98         704
  143          1                12       0         0         0            0            4      1,788            8       2,688
  145          2               240       0         0         0            0           24        405          192         483
  146          2               216       0         0         0            0           72        412           72         512
  148          2                68       0         0         4          825           44      1,150           20       1,418
  154          2               128       0         0         0            0           36        530           92         630
  155          2                64       0         0         0            0           24        819           32         904
  158          3               172       0         0         0            0          136        601           36         700
  164          1               276     276       277         0            0            0          0            0           0
  167          2               145     145       350         0            0            0          0            0           0
  177          2               216       0         0        30          400          125        481           61         567
  182          2                78       0         0         0            0           66        752           12       1,050
  185          2               168       0         0         0            0            0          0           72         516
  193          2               112       0         0        32          393           80        440            0           0
  195          2                52       0         0         0            0           44        789            8         895
  199          2               120       0         0        46          431           58        502           16         634
  201          2               100       0         0         0            0           37        444           60         566
  202          2               120       0         0         0            0            0          0            0           0
  203          2               120       0         0         0            0           38        555           50         590
  206          1                15       0         0         0            0            5      1,667           10       2,279
  224          2                93       0         0         0            0            1        445           90         552
  226          2                44       0         0         0            0            6        675           38         706
  231          2                52       0         0         0            0            0          0           26         554
  232          1               188     188       317         0            0            0          0            0           0
  233          2                67       0         0         1          400           24        460           42         565
  235          2                59       0         0         0            0           35        381            0           0
  237          2                24       0         0         0            0           24        750            0           0
  238          2                80       0         0         0            0           80        427            0           0
  239          2                58       0         0         0            0           46        496           12         587
  241          2                64       0         0         0            0            8        322           32         434

                 THREE BEDROOM            FOUR BEDROOM
             ----------------------   ---------------------

                 NO. OF     AVERAGE        NO. OF     AVERAGE             UTILITIES             ELEVATOR
ANNEX ID #   3-BR UNITS   3-BR RENT    4-BR UNITS   4-BR RENT            TENANT PAYS             PRESENT
---------------------------------------------------------------------------------------------------------

   1                 61       4,305            97       8,806             Electric                 Yes
  12                 33       1,201             0           0              Various               Various
 12.01               28       1,210             0           0           Electric, Gas              No
 12.02                0           0             0           0             Electric                 No
 12.03                0           0             0           0             Electric                 No
 12.04                0           0             0           0           Electric, Gas              No
 12.05                3       1,050             0           0               None                   No
 12.06                0           0             0           0             Electric                 No
 12.07                0           0             0           0             Electric                 Yes
 12.08                2       1,300             0           0             Electric                 No
 12.09                0           0             0           0           Electric, Gas              No
  22                 88       1,221             0           0    Electric, Gas, Sewer, Water       Yes
  24                 42       1,287             0           0              Various               Various
 24.01               30       1,470             0           0           Electric, Gas              Yes
 24.02                0           0             0           0               None                   No
 24.03                0           0             0           0           Electric, Gas              Yes
 24.04                0           0             0           0             Electric                 No
 24.05                0           0             0           0           Electric, Gas              No
 24.06               12         830             0           0           Electric, Gas              No
  32                255         988             0           0               None                   No
  36                 32       1,105             0           0      Electric, Sewer, Water          No
  39                 24       1,394             0           0      Electric, Sewer, Water          No
  41                  6       1,099             0           0    Electric, Gas, Sewer, Water       No
  45                 40       1,107             0           0           Sewer, Water               No
  48                 22       1,317             0           0      Electric, Sewer, Water          No
  50                  0           0           147       2,000      Electric, Sewer, Water          No
  55                 24       1,475             0           0           Electric, Gas              No
  72                  0           0             0           0             Electric                 No
  82                  0           0             0           0      Electric, Sewer, Water          No
  92                  0           0             0           0           Electric, Gas              No
  97                  0           0             0           0      Electric, Sewer, Water          No
  100                 0           0             0           0          Electric, Water             No
  101                 0           0             0           0      Electric, Sewer, Water          No
  107                 0           0             0           0      Electric, Sewer, Water          No
  116                49         730             0           0          Electric, Water             NAP
  117                 3       1,795             0           0    Electric, Gas, Sewer, Water       Yes
  119                 0           0             0           0               None                   No
  125                 0           0            12       1,173             Electric                 No
125.01                0           0            12       1,173             Electric                 No
125.02                0           0             0           0             Electric                 No
  127                13         975             0           0             Electric                 No
  131                 0           0             0           0      Electric, Sewer, Water          No
  137                 0           0             0           0       Electric, Gas, Water           No
  143                 0           0             0           0      Electric, Sewer, Water          Yes
  145                24         635             0           0             Electric                 No
  146                72         591             0           0             Electric                 No
  148                 0           0             0           0             Electric                 No
  154                 0           0             0           0           Electric, Gas              No
  155                 8       1,161             0           0             Electric                 NAP
  158                 0           0             0           0           Electric, Gas              No
  164                 0           0             0           0                                      NAP
  167                 0           0             0           0                                      NAP
  177                 0           0             0           0           Electric, Gas              No
  182                 0           0             0           0           Electric, Gas              Yes
  185                88         560             8         604             Electric                 No
  193                 0           0             0           0      Electric, Sewer, Water          No
  195                 0           0             0           0             Electric                 NAP
  199                 0           0             0           0               None                   No
  201                 3         745             0           0           Electric, Gas              No
  202                 0           0           120         405               None                   No
  203                32         675             0           0               None                   No
  206                 0           0             0           0           Electric, Gas              No
  224                 2         613             0           0           Electric, Gas              NAP
  226                 0           0             0           0                Gas                   NAP
  231                26         688             0           0             Electric                 No
  232                 0           0             0           0                                      NAP
  233                 0           0             0           0             Electric                 No
  235                24         625             0           0          Electric, Water             No
  237                 0           0             0           0               None                   No
  238                 0           0             0           0          Electric, Water             No
  239                 0           0             0           0             Electric                 No
  241                24         549             0           0             Electric                 No

(1)   Loan Group "1" = Loan Group R-1; Loan Group "2" = Loan Group R-2; Loan
      Group "3" = Loan Group S.

ANNEX C

FORM OF REPORT TO CERTIFICATEHOLDERS

Annex C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                           DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                          PAGE(S)
------------------                                          -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconciliation Detail                                          4
Other Required Information                                     5
Cash Reconciliation Detail                                     6
Ratings Detail                                                 7
Current Mortgage Loan and Property Stratification Tables    8 - 16
Mortgage Loan Detail                                          17
NOI Detail                                                    18
Principal Prepayment Detail                                   19
Historical Detail                                             20
Delinquency Loan Detail                                       21
Specially Serviced Loan Detail                              22 - 23
Advance Summary                                               24
Modified Loan Detail                                          25
Historical Liquidated Loan Detail                             26
Historical Bond / Collateral Realized Loss Reconciliation     27
Interest Shortfall Reconciliation Detail                    28 - 29
Defeased Loan Detail                                          30
Supplemental Reporting                                        31

                                    DEPOSITOR

J.P. Morgan Chase Commercial
Mortgage Securities Corp.
270 Park Avenue
10th Floor
New York, NY 10017

Contact:      Brian Baker
Phone Number: (212) 834-3813

                                 MASTER SERVICER

Capmark Finance Inc.
200 Witmer Road
Horsham, PA 19044-8015

Contact:      CMBS Servicing
Phone Number: (215) 328-1258

                                 MASTER SERVICER

Midland Loan Services, Inc.
10851 Mastin Street, Building 82
Overland Park, KS 66210

Contact:      Brad Hauger
Phone Number: (913) 253-9000

                                 MASTER SERVICER

Wachovia Bank, National Association
8739 Research Drive
URP 4, NC1075
Charlotte, NC 28262

Contact:      Lea Land
Phone Number: (704) 593-7950

                                SPECIAL SERVICER

LNR Partners, Inc.
1601 Washington Avenue
Suite 800
Miami Beach, FL 33139

Contact:      Vickie Taylor
Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                       Realized
                                                                                         Loss/
                                                                                      Additional                           Current
                 Pass-                                                                   Trust                           Subordina-
                Through  Original  Beginning    Principal     Interest    Prepayment     Fund        Total       Ending     tion
Class   CUSIP    Rate     Balance   Balance   Distribution  Distribution    Premium    Expenses   Distribution  Balance  Level (1)
-----------------------------------------------------------------------------------------------------------------------------------

 A-1           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 A-1S          0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 A-2           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 A-2S          0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 A-2SFL        0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 A-3           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 A-3S          0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 A-4SFL        0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 A-MS          0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 A-J           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 A-JS          0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  B            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 B-S           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  C            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 C-S           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  D            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 D-S           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  E            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 E-S           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  F            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 F-S           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  G            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 G-S           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  H            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 H-S           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  J            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  K            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  L            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  M            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  N            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  O            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  P            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
  R            0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
 L-R           0.000000%   0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00       0.00        0.00          0.00         0.00        0.00         0.00        0.00      0.00
===================================================================================================================================

                            Original  Beginning                                           Ending
              Pass-Through  Notional   Notional    Interest    Prepayment     Total      Notional
Class  CUSIP      Rate       Amount     Amount   Distribution    Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------

  X             0.000000      0.00       0.00        0.00         0.00         0.00        0.00

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                            CERTIFICATE FACTOR DETAIL

                                                                         Realized Loss/
                 Beginning     Principal      Interest     Prepayment   Additional Trust     Ending
Class   CUSIP     Balance    Distribution   Distribution     Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------

 A-1            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-1S            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-2            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-2S            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-2SFL          0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-3            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-3S            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-4SFL          0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-M            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-MS            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-J            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-JS            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  B             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 B-S            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  C             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 C-S            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  D             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 D-S            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  E             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 E-S            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  F             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 F-S            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  G             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 G-S            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  H             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 H-S            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  J             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  K             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  L             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  M             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  N             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  O             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  P             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  R             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 L-R            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                 Beginning                                Ending
                  Notional     Interest    Prepayment    Notional
Class   CUSIP     Amount     Distribution    Premium      Amount
------------------------------------------------------------------

  X             0.00000000    0.00000000   0.00000000   0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

              Stated     Unpaid                                                                             Unpaid       Current
            Beginning   Beginning                                                                            Ending     Principal
             Principal  Principal  Scheduled  Unscheduled    Principal                   Stated Ending     Principal  Distribution
Loan Group    Balance    Balance   Principal   Principal   Adjustments  Realized Loss  Principal Balance    Balance      Amount
----------------------------------------------------------------------------------------------------------------------------------

     S         0.00       0.00        0.00       0.00          0.00          0.00             0.00            0.00        0.00
     R         0.00       0.00        0.00       0.00          0.00          0.00             0.00            0.00        0.00
----------------------------------------------------------------------------------------------------------------------------------
    Total      0.00       0.00        0.00       0.00          0.00          0.00             0.00            0.00        0.00
----------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION

                                           Net                                                                          Remaining
                                        Aggregate                 Distributable                                           Unpaid
                            Accrued    Prepayment  Distributable   Certificate              Additional                Distributable
        Accrual  Accrual  Certificate    Interest   Certificate     Interest      WAC CAP   Trust Fund    Interest     Certificate
Class    Dates     Days     Interest    Shortfall    Interest      Adjustment    Shortfall   Expenses   Distribution    Interest
-----------------------------------------------------------------------------------------------------------------------------------

A-1        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
A-1S       0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
A-2        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
A-2S       0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
A-2SFL     0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
A-3        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
A-3S       0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
A-4SFL     0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
A-M        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
A-MS       0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
A-J        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
A-JS       0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
X          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
B          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
B-S        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
C          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
C-S        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
D          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
D-S        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
E          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
E-S        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
F          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
F-S        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
G          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
G-S        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
H          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
H-S        0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
J          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
K          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
L          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
M          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
N          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
O          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
P          0        0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals              0        0.00          0.00         0.00           0.00        0.00        0.00        0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                0.00
Master Servicing Fee Summary
   Current Period Accrued Master Servicing Fees                  0.00
   Less Delinquent Master Servicing Fees                         0.00
   Less Reductions to Master Servicing Fees                      0.00
   Plus Master Servicing Fees for Delinquent Payments Received   0.00
   Plus Adjustments for Prior Master Servicing Calculation       0.00
   Total Master Servicing Fees Collected                         0.00

Appraisal Reduction Amount

                                 Appraisal   Cumulative   Most Recent
                                 Reduction      ASER       App. Red.
Loan Number                       Effected     Amount         Date
---------------------------------------------------------------------

---------------------------------------------------------------------
             Total
---------------------------------------------------------------------

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:

      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:

      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                                 RATINGS DETAIL

-----------------------------------------------------------------
                    Original Ratings        Current Ratings (1)
                -------------------------------------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
 A-1
A-1S
 A-2
A-2S
A-2SFL
 A-3
A-3S
A-4SFL
A-MS
 A-J
A-JS
  X
  B
 B-S
  C
 C-S
  D
 D-S
  E
 E-S
  F
 F-S
  G
 G-S
  H
 H-S
  J
  K
  L
  M
  N
  O
  P
-----------------------------------------------------------------

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1)   For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain ratinginformation, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                                     % of               Weighted
           Scheduled              # of   Scheduled   Agg.   WAM            Avg
            Balance              loans    Balance    Bal.   (2)   WAC   DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Totals
--------------------------------------------------------------------------------

                                    STATE (3)

--------------------------------------------------------------------------------
                                                     % of               Weighted
                                 # of    Scheduled   Agg.   WAM            Avg
            State               Props.    Balance    Bal.   (2)   WAC   DSCR (1)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

         Debt Service             # of   Scheduled      % of     WAM         Weighted Avg
        Coverage Ratio           loans    Balance    Agg. Bal.   (2)   WAC     DSCR (1)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
            Totals
=========================================================================================

                                    NOTE RATE

             Note                 # of   Scheduled      % of     WAM         Weighted Avg
             Rate                loans    Balance    Agg. Bal.   (2)   WAC     DSCR (1)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
               Totals
=========================================================================================

                                PROPERTY TYPE (3)

                                  # of    Scheduled      % of     WAM         Weighted Avg
         Property Type           Props.    Balance    Agg. Bal.   (2)   WAC     DSCR (1)
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
            Totals
==========================================================================================

                                    SEASONING

                                  # of   Scheduled      % of     WAM         Weighted Avg
           Seasoning             loans    Balance    Agg. Bal.   (2)   WAC     DSCR (1)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
            Totals
=========================================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

     Anticipated Remaining        # of   Scheduled      % of     WAM         Weighted Avg
           Term (2)              loans    Balance    Agg. Bal.   (2)   WAC     DSCR (1)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
            Totals
-----------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

    Remaining Amortization        # of   Scheduled      % of     WAM         Weighted Avg
             Term                loans    Balance    Agg. Bal.   (2)   WAC     DSCR (1)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
            Totals
-----------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

       Remaining Stated           # of   Scheduled      % of     WAM         Weighted Avg
             Term                loans    Balance    Agg. Bal.   (2)   WAC     DSCR (1)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
            Totals
-----------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

          Age of Most             # of   Scheduled      % of     WAM         Weighted Avg
          Recent NOI             loans    Balance    Agg. Bal.   (2)   WAC     DSCR (1)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
            Totals
-----------------------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP S

                                SCHEDULED BALANCE

                                                     % of
                                  # of   Scheduled   Agg.   WAM         Weighted Avg
       Scheduled Balance         loans    Balance    Bal.   (2)   WAC      DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

                                    STATE (3)

                                                      % of
                                   # of   Scheduled   Agg.   WAM         Weighted Avg
             State               Props.    Balance    Bal.   (2)   WAC      DSCR (1)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
            Totals
-------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP S

                           DEBT SERVICE COVERAGE RATIO

                                                     % of
                                  # of   Scheduled   Agg.   WAM         Weighted Avg
  Debt Service Coverage Ratio    loans    Balance    Bal.   (2)   WAC      DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

                                    NOTE RATE

                                                     % of
                                  # of   Scheduled   Agg.   WAM         Weighted Avg
           Note Rate             loans    Balance    Bal.   (2)   WAC      DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                      % of
                                   # of   Scheduled   Agg.   WAM         Weighted Avg
         Property Type           Props.    Balance    Bal.   (2)   WAC      DSCR (1)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
            Totals
-------------------------------------------------------------------------------------

                                    SEASONING

                                                     % of
                                  # of   Scheduled   Agg.   WAM         Weighted Avg
           Seasoning             loans    Balance    Bal.   (2)   WAC      DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP S

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                     % of
     Anticipated Remaining        # of   Scheduled   Agg.   WAM           Weighted
           Term (2)              loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
  Remaining Amortization Term    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
     Remaining Stated Term       loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
    Age of Most Recent NOI       loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP R

                                SCHEDULED BALANCE

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
       Scheduled Balance         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

                                    STATE (3)

                                                      % of
                                  # of    Scheduled   Agg.   WAM           Weighted
             State               Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
            Totals
-------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP R

                           DEBT SERVICE COVERAGE RATIO

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
  Debt Service Coverage Ratio    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

                                    NOTE RATE

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
           Note Rate             loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
         Property Type           Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

                                    SEASONING

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
           Seasoning             loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP R

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
Anticipated Remaining Term (2)   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
  Remaining Amortization Term    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
     Remaining Stated Term       loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                     % of
                                  # of   Scheduled   Agg.   WAM           Weighted
    Age of Most Recent NOI       loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

                                                          Anticipated
 Loan       Property            Interest Principal  Gross  Repayment  Maturity
Number ODCR Type (1) City State  Payment  Payment  Coupon     Date      Date
------------------------------------------------------------------------------
Totals

------------------------------------------------------------------------------

        Neg. Beginning   Ending  Paid Appraisal Appraisal   Res. Mod.
       Amort Scheduled Scheduled Thru Reduction Reduction Strat. Code
       (Y/N)  Balance   Balance  Date    Date     Amount    (2)  (3)
---------------------------------------------------------------------
Totals

---------------------------------------------------------------------

                             (1) Property Type Code

MF - Multi-Family

RT - Retail

HC - Health Care

IN - Industrial

WH - Warehouse

MH - Mobile Home Park

OF - Office

MU - Mixed Use

LO - Lodging

SS - Self Storage

OT - Other

                        (2) Resolution Strategy Code

1  - Modification

2  - Foreclosure

3  - Bankruptcy

4  - Extension

5  - Note Sale

6  - DPO

7  - REO

8  - Resolved

9  - Pending Return to Master Servicer

10 - Deed in Lieu Of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

                            (3) Modification Code

1  - Maturity Date Extension

2  - Amortization Change

3  - Principal Write-Off

4  - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                                   NOI DETAIL

                                            Ending       Most       Most    Most Recent   Most Recent
 Loan           Property                  Scheduled     Recent     Recent    NOI Start      NOI End
Number   ODCR     Type     City   State    Balance    Fiscal NOI     NOI        Date         Date
-----------------------------------------------------------------------------------------------------

Total

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                           PRINCIPAL PREPAYMENT DETAIL

                                                   Principal Prepayment Amount                   Prepayment Penalties
                           Offering Document   ----------------------------------   ----------------------------------------------
Loan Number   Loan Group    Cross-Reference    Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------------

Totals

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                                HISTORICAL DETAIL

                                       Delinquencies                                                Prepayments
--------------------------------------------------------------------------------------------  -----------------------

Distribution  30-59 Days  60-89 Days  90 Days or More  Foreclosure     REO     Modifications  Curtailments    Payoff
    Date       # Balance   # Balance     # Balance      # Balance   # Balance    # Balance      # Balance   # Balance
------------  ----------  ----------  ---------------  -----------  ---------  -------------  -----------------------

                Rate and Maturities
-------------------------------------

              Next Weighted Avg.
                 Coupon Remit     WAM
              ------------------  ---

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                             DELINQUENCY LOAN DETAIL

            Offering       # of     Paid    Current  Outstanding  Status of  Resolution
 Loan       Document      Months  Through    P & I      P & I      Mortgage   Strategy
Number  Cross-Reference  Delinq.    Date   Advances  Advances **   Loan (1)   Code (2)
---------------------------------------------------------------------------------------

Totals

        Servicing                 Actual   Outstanding
         Transfer  Foreclosure  Principal   Servicing   Bankruptcy   REO
           Date       Date       Balance     Advances      Date     Date
------------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent Current
0 - One Month Delinquent
1 -
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Loan)
7 - Foreclosure
9 - REO

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                            Offering      Servicing   Resolution
Distribution    Loan        Document       Transfer    Strategy    Scheduled   Property
    Date       Number   Cross-Reference      Date      Code (1)     Balance    Type (2)   State
--------------------------------------------------------------------------------------------------

                                       Net                                        Remaining
Distribution   Interest    Actual   Operating    NOI          Note   Maturity   Amortization
    Date         Rate     Balance     Income    Date   DSCR   Date     Date         Term
--------------------------------------------------------------------------------------------

(1)  Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(2)  Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright , Wells Fargo Bank, N.A.                                 Page 22 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                            Offering      Resolution      Site                                        Other REO
Distribution    Loan        Document       Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
    Date       Number   Cross-Reference    Code (1)       Date        Date       Date       Value      Revenue    Comment
-------------------------------------------------------------------------------------------------------------------------

(1)  Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright , Wells Fargo Bank, N.A.                                 Page 23 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                                 ADVANCE SUMMARY

------------------------------------------------------------------------------------------------------
                                                                 Outstanding   Current Period Interest
                                 Current P&I   Outstanding P&I    Servicing      on P&I and Servicing
          Loan Group               Advances        Advances        Advances         Advances Paid
------------------------------------------------------------------------------------------------------

               1                     0.00            0.00            0.00                0.00
               2                     0.00            0.00            0.00                0.00
------------------------------------------------------------------------------------------------------
            Totals                   0.00            0.00            0.00                0.00
------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 24 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

                                Offering
                                 Document      Pre-          Post-          Pre-          Post-
                                  Cross-   Modification  Modification   Modification   Modification  Modification  Modification
          Loan Number           Reference     Balance       Balance    Interest Rate  Interest Rate      Date       Description
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
            Totals
-------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 25 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                        HISTORICAL LIQUIDATED LOAN DETAIL

                                          Most     Gross                   Net              Date of                        Loss to
                               Fees,     Recent    Sales      Net       Proceeds            Current   Current               Loan
                  Beginning  Advances, Appraised Proceeds   Proceeds    Available  Realized  Period   Period   Cumulative with Cum
Distribution      Scheduled     and      Value   or Other Received on      for      Loss to Adj. to Adjustment Adjustment  Adj. to
    Date     ODCR  Balance  Expenses *   or BPO  Proceeds Liquidation Distribution   Trust   Trust   to Trust   to Trust    Trust
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Current Total
----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------------------------------------------------------------

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 26 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                   Offering       Beginning      Aggregate      Prior Realized       Amounts        Interest
Distribution       Document       Balance at      Realized       Loss Applied      Covered BY     (Shortages)/
    Date       Cross-Reference   Liquidation   Loss on Loans   to Certificates   Credit Support     Excesses
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------------

                Modification     Additional        Realized Loss       Recoveries of        (Recoveries)/
                 /Appraisal     (Recoveries)        Applied to        Realized Losses     Losses Applied to
               Reduction Adj.     /Expenses    Certificates to Date     Paid as Cash    Certificate Interest
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 27 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

             Stated                                                                              Modified
 Offering   Principal   Current                                               Non-               Interest
 Document    Balance     Ending     Special Servicing Fees                Recoverable Interest     Rate    Additional
  Cross-       at      Scheduled ----------------------------      (PPIS)  (Scheduled    on    (Reduction) Trust Fund
Reference Contribution  Balance  Monthly Liquidation Work Out ASER Excess  Interest)  Advances   /Excess     Expense
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
  Totals
---------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 28 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                        Reimb of Advances to the Servicer
                    Stated Principal   Current Ending   ---------------------------------
Offering Document      Balance at         Scheduled                     Left to Reimburse   Other (Shortfalls)/
 Cross-Reference      Contribution         Balance      Current Month    Master Servicer          Refunds         Comments
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total                          0.00
--------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total                          0.00
--------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                                    0.00
--------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 29 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                              DEFEASED LOAN DETAIL

              Offering Document   Ending Scheduled
Loan Number    Cross-Reference         Balance       Maturity Date   Note Rate   Defeasance Status
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 30 of 31

                                                                                    -----------------------------------------
                                                                                    For Additional Information please contact
                                                                                            CTSLink Customer Service
                           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                (301) 815-6600
[WELLS FARGO LOGO]                                                                  Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       -----------------------------------------
CORPORATE TRUST SERVICES                      SERIES 2006-LDP9                      PAYMENT DATE:         01/15/2007
9062 OLD ANNAPOLIS ROAD                                                             RECORD DATE:          12/29/2006
COLUMBIA, MD 21045-1951                                                             DETERMINATION DATE:
-----------------------------------------------------------------------------------------------------------------------------

                             SUPPLEMENTAL REPORTING

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 31 of 31

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                  -------------

      J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

      The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

      The primary assets of the trust fund may include:

      o   multifamily and commercial mortgage loans, including participations therein;

      o   mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

      o   direct obligations of the United States or other government agencies;
          or

      o   a combination of the assets described above.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                               SEPTEMBER 22, 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 129 in this prospectus.

      In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

      If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9299.

                                       ii

SUMMARY OF PROSPECTUS .........................................................1
RISK FACTORS ..................................................................9
   Risks to the Mortgaged Properties Relating to Terrorist Attacks
      and Foreign Conflicts ...................................................9
   Your Ability to Resell Certificates May Be Limited Because of
      Their Characteristics ...................................................9
   The Assets of the Trust Fund May Not Be Sufficient to Pay
      Your Certificates ......................................................10
   Prepayments of the Mortgage Assets Will Affect the Timing of
      Your Cash Flow and May Affect Your Yield ...............................10
   Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks.......12
   Commercial and Multifamily Mortgage Loans Have Risks That May

   Mortgaged Properties Leased to Borrowers or Borrower Affiliated

   Failure to Comply with Environmental Law May Result in Additional
      Losses .................................................................21
   Hazard Insurance May Be Insufficient to Cover All Losses on
      Mortgaged Properties ...................................................21
   Poor Property Management May Adversely Affect the Performance
      of the Related Mortgaged Property ......................................22
   Property Value May Be Adversely Affected Even When Current
      Operating Income Is Not ................................................22
   Mortgage Loans Secured by Leasehold Interests May Expose Investors

   One Action Jurisdiction May Limit the Ability of the Servicer to
      Foreclose on a Mortgaged Property ......................................24
   Rights Against Tenants May Be Limited if Leases Are Not
      Subordinate to Mortgage or Do Not Contain Attornment Provisions ........24
   If Mortgaged Properties Are Not in Compliance With Current
      Zoning Laws Restoration Following a Casualty Loss May Be Limited .......25
   Inspections of the Mortgaged Properties Will Be Limited ...................25
   Compliance with Americans with Disabilities Act May Result

   Bankruptcy Proceedings Could Adversely Affect Payments on Your
      Certificates ...........................................................27
   Risks Relating to Enforceability of Yield Maintenance Charges,

   Book-Entry System for Certain Classes May Decrease Liquidity
      and Delay Payment ......................................................29
   Delinquent and Non-Performing Mortgage Loans Could Adversely
      Affect Payments on Your Certificates ...................................30

                                       iii

   In The Event of an Early Termination of a Swap Agreement Due to
      Certain Swap Termination Events, a Trust May Be Required to
      Make a Large Termination Payment to any Related Swap Counterparty ......30
   Your Securities Will Have Greater Risk if an Interest Rate Swap
      Agreement Terminates ...................................................30
   Even if You Do Not Receive Timely Notices, You Will Be Deemed
      To Have Tendered Your Reset Rate Certificates ..........................30
   If a Failed Remarketing Is Declared, You Will Be Required To
      Rely On a Sale Through the Secondary Market If You Wish To Sell

   Distributions on the Certificates in Respect of Prepayment

                                       iv

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                        v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates.............   Mortgage pass-through certificates,
                                     issuable in series.

Depositor.........................   J.P. Morgan Chase Commercial Mortgage
                                     Securities Corp., a wholly owned subsidiary
                                     of JPMorgan Chase Bank, National
                                     Association., a national banking
                                     association, which is a wholly owned
                                     subsidiary of JPMorgan Chase & Co., a
                                     Delaware corporation.

Sponsor...........................   The related prospectus supplement will
                                     identify the sponsor for each series.
                                     JPMorgan Chase Bank, N.A., a national
                                     banking association may be a sponsor. For
                                     more information, see "The Sponsor" in this
                                     prospectus.

Issuing Entity....................   For each series of certificates, a New York
                                     common law trust to be established on the
                                     closing date of the securitization under
                                     the pooling and servicing agreement. For
                                     more information, see "Issuing Entity" in
                                     this prospectus.

Master Servicer...................   The master servicer, if any, for a series
                                     of certificates will be named in the
                                     related prospectus supplement. The master
                                     servicer for any series of certificates may
                                     be an affiliate of the depositor, sponsor
                                     or a special servicer.

Special Servicer..................   One or more special servicers, if any, for
                                     a series of certificates will be named, or
                                     the circumstances under which a special
                                     servicer will be appointed will be
                                     described, in the related prospectus
                                     supplement. A special servicer for any
                                     series of certificates may be an affiliate
                                     of the depositor, sponsor or the master
                                     servicer.

Trustee...........................   The trustee for each series of certificates
                                     will be named in the related prospectus
                                     supplement.

The Trust Assets..................   Each series of certificates will represent
                                     in the aggregate the entire beneficial
                                     ownership interest in a trust fund
                                     consisting primarily of:

A. Mortgage Assets................   The mortgage assets with respect to each
                                     series of certificates will, in general,
                                     consist of a pool of loans secured by liens
                                     on, or security interests in:

                                     o   residential properties consisting of
                                         five or more rental or
                                         cooperatively-owned dwelling units or
                                         shares allocable to a number of those
                                         units and the related leases; or

                                     o   office buildings, shopping centers,
                                         retail stores and establishments,
                                         hotels or motels, nursing homes,
                                         hospitals or other health-care related
                                         facilities, mobile home parks and

                                        1

                                         manufactured housing communities,
                                         warehouse facilities, mini-warehouse
                                         facilities, self-storage facilities,
                                         industrial plants, parking lots, mixed
                                         use or various other types of
                                         income-producing properties described
                                         in this prospectus or unimproved land.

                                     If so specified in the related prospectus
                                     supplement, a trust fund may include
                                     mortgage loans secured by liens on real
                                     estate projects under construction. The
                                     mortgage loans will be guaranteed only to
                                     the extent specified in the related
                                     prospectus supplement. If so specified in
                                     the related prospectus supplement, some
                                     mortgage loans may be delinquent. In no
                                     event will delinquent mortgage loans
                                     comprise 20 percent or more of the trust
                                     fund at the time the mortgage loans are
                                     transferred to the trust fund.

                                     As described in the related prospectus
                                     supplement, a mortgage loan:

                                     o   may provide for no accrual of interest
                                         or for accrual of interest at a
                                         mortgage interest rate that is fixed
                                         over its term or that adjusts from time
                                         to time, or that the borrower may elect
                                         to convert from an adjustable to a
                                         fixed mortgage interest rate, or from a
                                         fixed to an adjustable mortgage
                                         interest rate;

                                     o   may provide for level payments to
                                         maturity or for payments that adjust
                                         from time to time to accommodate
                                         changes in the mortgage interest rate
                                         or to reflect the occurrence of certain
                                         events, and may permit negative
                                         amortization;

                                     o   may be fully amortizing or partially
                                         amortizing or non-amortizing, with a
                                         balloon payment due on its stated
                                         maturity date;

                                     o   may prohibit prepayments over its term
                                         or for a certain period and/or require
                                         payment of a premium or a yield
                                         maintenance penalty in connection with
                                         certain prepayments; and

                                     o   may provide for payments of principal,
                                         interest or both, on due dates that
                                         occur monthly, quarterly, semi-annually
                                         or at another interval specified in the
                                         related prospectus supplement.

                                     Some or all of the mortgage loans in any
                                     trust fund may have been originated by an
                                     affiliate of the depositor. See
                                     "Description of the Trust Funds--Mortgage
                                     Loans" in this prospectus.

                                     If so specified in the related prospectus
                                     supplement, the mortgage assets with
                                     respect to a series of certificates may
                                     also include, or consist of:

                                     o   private mortgage participations,
                                         mortgage pass-through certificates or
                                         other mortgage-backed securities; or

                                        2

                                     o   Certificates insured or guaranteed by
                                         any of the Federal Home Loan Mortgage
                                         Corporation, the Federal National
                                         Mortgage Association, the Governmental
                                         National Mortgage Association or the
                                         Federal Agricultural Mortgage
                                         Corporation.

                                     Each of the above mortgage assets will
                                     evidence an interest in, or will be secured
                                     by a pledge of, one or more mortgage loans
                                     that conform to the descriptions of the
                                     mortgage loans contained in this
                                     prospectus. See "Description of the Trust
                                     Funds--MBS" in this prospectus.

B. Certificate Account............   Each trust fund will include one or more
                                     certificate accounts established and
                                     maintained on behalf of the
                                     certificateholders. The person or persons
                                     designated in the related prospectus
                                     supplement will be required to, to the
                                     extent described in this prospectus and in
                                     that prospectus supplement, deposit all
                                     payments and other collections received or
                                     advanced with respect to the mortgage
                                     assets and any interest rate or currency
                                     swap or interest rate cap, floor or collar
                                     contracts in the trust fund into the
                                     certificate accounts. A certificate account
                                     may be maintained as an interest bearing or
                                     a non-interest bearing account, and its
                                     funds may be held as cash or invested in
                                     certain obligations acceptable to the
                                     rating agencies rating one or more classes
                                     of the related series of offered
                                     certificates. See "Description of the Trust
                                     Funds--Certificate Accounts" and
                                     "Description of the Pooling
                                     Agreements--Certificate Account" in this
                                     prospectus.

C. Other Accounts.................   The prospectus supplement for each trust
                                     will also describe any other accounts
                                     established for such series. These may
                                     include, for any series that contains reset
                                     rate certificates, a remarketing fee
                                     account.

D. Credit Support.................   If so provided in the related prospectus
                                     supplement, partial or full protection
                                     against certain defaults and losses on the
                                     mortgage assets in the related trust fund
                                     may be provided to one or more classes of
                                     certificates of the related series in the
                                     form of subordination of one or more other
                                     classes of certificates of that series,
                                     which other classes may include one or more
                                     classes of offered certificates, or by one
                                     or more other types of credit support, such
                                     as a letter of credit, insurance policy,
                                     guarantee, reserve fund or another type of
                                     credit support described in this
                                     prospectus, or a combination of these
                                     features. The amount and types of any
                                     credit support, the identification of any
                                     entity providing it and related information
                                     will be set forth in the prospectus
                                     supplement for a series of offered
                                     certificates. See "Risk Factors--Credit
                                     Support May Not Cover Losses," "Description
                                     of the Trust Funds--Credit Support" and
                                     "Description of Credit Support" in this
                                     prospectus.

E. Cash Flow Agreements...........   If so provided in the related prospectus
                                     supplement, a trust fund may include
                                     guaranteed investment contracts pursuant to
                                     which moneys held in the funds and accounts
                                     established for the related series will be
                                     invested at a specified rate. The trust
                                     fund may also include interest rate
                                     exchange agreements, interest

                                        3

                                     rate cap or floor agreements, or currency
                                     exchange agreements, all of which are
                                     designed to reduce the effects of interest
                                     rate or currency exchange rate fluctuations
                                     on the mortgage assets or on one or more
                                     classes of certificates. The principal
                                     terms of that guaranteed investment
                                     contract or other agreement, including,
                                     without limitation, provisions relating to
                                     the timing, manner and amount of any
                                     corresponding payments and provisions
                                     relating to their termination, will be
                                     described in the prospectus supplement for
                                     the related series. In addition, the
                                     related prospectus supplement will contain
                                     certain information that pertains to the
                                     obligor under any cash flow agreements of
                                     this type. See "Description of the Trust
                                     Funds--Cash Flow Agreements" in this
                                     prospectus.

Description of Certificates.......   We will offer certificates in one or more
                                     classes of a series of certificates issued
                                     pursuant to a pooling and servicing
                                     agreement or other agreement specified in
                                     the related prospectus supplement. The
                                     certificates will represent in the
                                     aggregate the entire beneficial ownership
                                     interest in the trust fund created by that
                                     agreement.

                                     As described in the related prospectus
                                     supplement, the certificates of each
                                     series, may consist of one or more classes
                                     of certificates that, among other things:

                                     o   are senior or subordinate to one or
                                         more other classes of certificates in
                                         entitlement to certain distributions on
                                         the certificates;

                                     o   are principal-only certificates
                                         entitled to distributions of principal,
                                         with disproportionately small, nominal
                                         or no distributions of interest;

                                     o   are interest-only certificates entitled
                                         to distributions of interest, with
                                         disproportionately small, nominal or no
                                         distributions of principal;

                                     o   provide for distributions of interest
                                         on, or principal of, the certificates
                                         that begin only after the occurrence of
                                         certain events, such as the retirement
                                         of one or more other classes of
                                         certificates of that series;

                                     o   provide for distributions of principal
                                         of the certificates to be made, from
                                         time to time or for designated periods,
                                         at a rate that is faster, or slower
                                         than the rate at which payments or
                                         other collections of principal are
                                         received on the mortgage assets in the
                                         related trust fund;

                                     o   provide for controlled distributions of
                                         principal to be made based on a
                                         specified schedule or other
                                         methodology, subject to available
                                         funds; or

                                     o   provide for distributions based on
                                         collections of prepayment premiums,
                                         yield maintenance penalties or equity
                                         participations on the mortgage assets
                                         in the related trust fund.

                                        4

                                     Each class of certificates, other than
                                     interest-only certificates and residual
                                     certificates which are only entitled to a
                                     residual interest in the trust fund, will
                                     have a stated principal balance. Each class
                                     of certificates, other than principal-only
                                     certificates and residual certificates,
                                     will accrue interest on its stated
                                     principal balance or, in the case of
                                     interest-only certificates, on a notional
                                     amount. Each class of certificates entitled
                                     to interest will accrue interest based on a
                                     fixed, variable, reset rate or adjustable
                                     pass-through interest rate. The related
                                     prospectus supplement will specify the
                                     principal balance, notional amount and/or
                                     fixed pass-through interest rate, or, in
                                     the case of a variable, reset rate or
                                     adjustable pass-through interest rate, the
                                     method for determining that rate, as
                                     applicable, for each class of offered
                                     certificates.

                                     The certificates will be guaranteed or
                                     insured only to the extent specified in the
                                     related prospectus supplement. See "Risk
                                     Factors--The Assets of the Trust Fund May
                                     Not Be Sufficient to Pay Your Certificates"
                                     and "Description of the Certificates" in
                                     this prospectus.

Distributions of Interest on the
  Certificates....................   Interest on each class of offered
                                     certificates, other than certain classes of
                                     principal-only certificates and certain
                                     classes of residual certificates, of each
                                     series will accrue at the applicable fixed,
                                     variable, reset rate or adjustable
                                     pass-through interest rate on the principal
                                     balance or, in the case of certain classes
                                     of interest-only certificates, on the
                                     notional amount, outstanding from time to
                                     time. Interest will be distributed to you
                                     as provided in the related prospectus
                                     supplement on specified distribution dates.
                                     Distributions of interest with respect to
                                     one or more classes of accrual certificates
                                     may not begin until the occurrence of
                                     certain events, such as the retirement of
                                     one or more other classes of certificates,
                                     and interest accrued with respect to a
                                     class of accrual certificates before the
                                     occurrence of that event will either be
                                     added to its principal balance or otherwise
                                     deferred. Distributions of interest with
                                     respect to one or more classes of
                                     certificates may be reduced to the extent
                                     of certain delinquencies, losses and other
                                     contingencies described in this prospectus
                                     and in the related prospectus supplement.
                                     See "Risk Factors--Prepayments of the
                                     Mortgage Assets Will Affect the Timing of
                                     Your Cash Flow and May Affect Your Yield";
                                     "Yield and Maturity Considerations" and
                                     "Description of the
                                     Certificates--Distributions of Interest on
                                     the Certificates" in this prospectus.

Distributions of Principal of the
  Certificates....................   Each class of certificates of each series,
                                     other than certain classes of interest-only
                                     certificates and certain classes of
                                     residual certificates, will have a
                                     principal balance. The principal balance of
                                     a class of certificates will represent the
                                     maximum amount that you are entitled to
                                     receive as principal from future cash flows
                                     on the assets in the related trust fund.

                                        5

                                     Distributions of principal with respect to
                                     one or more classes of certificates may:

                                     o   be made at a rate that is faster, and,
                                         in some cases, substantially faster,
                                         than the rate at which payments or
                                         other collections of principal are
                                         received on the mortgage assets in the
                                         related trust fund;

                                     o   or may be made at a rate that is
                                         slower, and, in some cases,
                                         substantially slower, than the rate at
                                         which payments or other collections of
                                         principal are received on the mortgage
                                         assets in the related trust fund;

                                     o   not commence until the occurrence of
                                         certain events, such as the retirement
                                         of one or more other classes of
                                         certificates of the same series;

                                     o   be made, subject to certain
                                         limitations, based on a specified
                                         principal payment schedule resulting in
                                         a controlled amortization class of
                                         certificates; or

                                     o   be contingent on the specified
                                         principal payment schedule for a
                                         controlled amortization class of the
                                         same series and the rate at which
                                         payments and other collections of
                                         principal on the mortgage assets in the
                                         related trust fund are received.

                                     See "Description of the
                                     Certificates--Distributions of Principal on
                                     the Certificates" in this prospectus.

Advances..........................   If provided in the related prospectus
                                     supplement, if a trust fund includes
                                     mortgage loans, the master servicer, a
                                     special servicer, the trustee, any provider
                                     of credit support and/or any other
                                     specified person may be obligated to make,
                                     or have the option of making, certain
                                     advances with respect to delinquent
                                     scheduled payments of principal and/or
                                     interest on those mortgage loans. Any of
                                     the advances of principal and interest made
                                     with respect to a particular mortgage loan
                                     will be reimbursable from subsequent
                                     recoveries from the related mortgage loan
                                     and otherwise to the extent described in
                                     this prospectus and in the related
                                     prospectus supplement. If provided in the
                                     prospectus supplement for a series of
                                     certificates, any entity making these
                                     advances may be entitled to receive
                                     interest on those advances while they are
                                     outstanding, payable from amounts in the
                                     related trust fund. If a trust fund
                                     includes mortgage participations,
                                     pass-through certificates or other
                                     mortgage-backed securities, any comparable
                                     advancing obligation will be described in
                                     the related prospectus supplement. See
                                     "Description of the Certificates--Advances
                                     in Respect of Delinquencies" in this
                                     prospectus.

Termination.......................   If so specified in the related prospectus
                                     supplement, the mortgage assets in the
                                     related trust fund may be sold, causing an
                                     early termination of a series of
                                     certificates in the manner set forth in the
                                     prospectus supplement. If so provided in
                                     the related prospectus supplement, upon the
                                     reduction of the principal balance of a
                                     specified class or classes of certificates
                                     by a specified percentage or amount, the
                                     party specified in the

                                        6

                                     prospectus supplement may be authorized or
                                     required to bid for or solicit bids for the
                                     purchase of all of the mortgage assets of
                                     the related trust fund, or of a sufficient
                                     portion of the mortgage assets to retire
                                     the class or classes, as described in the
                                     related prospectus supplement. See
                                     "Description of the
                                     Certificates--Termination" in this
                                     prospectus.

Registration of Book-Entry
  Certificates....................   If so provided in the related prospectus
                                     supplement, one or more classes of the
                                     offered certificates of any series will be
                                     book-entry certificates offered through the
                                     facilities of The Depository Trust Company.
                                     Each class of book-entry certificates will
                                     be initially represented by one or more
                                     certificates registered in the name of a
                                     nominee of The Depository Trust Company. No
                                     person acquiring an interest in a class of
                                     book-entry certificates will be entitled to
                                     receive definitive certificates of that
                                     class in fully registered form, except
                                     under the limited circumstances described
                                     in this prospectus. See "Risk
                                     Factors--Book-Entry System for Certain
                                     Classes May Decrease Liquidity and Delay
                                     Payment" and "Description of the
                                     Certificates--Book-Entry Registration and
                                     Definitive Certificates" in this
                                     prospectus.

Certain Federal Income Tax
  Consequences ...................   The federal income tax consequences to
                                     certificateholders will vary depending on
                                     whether one or more elections are made to
                                     treat the trust fund or specified portions
                                     of the trust fund as one or more "real
                                     estate mortgage investment conduits" (each,
                                     a "REMIC") under the provisions of the
                                     Internal Revenue Code. The prospectus
                                     supplement for each series of certificates
                                     will specify whether one or more REMIC
                                     elections will be made. See "Certain
                                     Federal Income Tax Consequences" in this
                                     prospectus.

Certain ERISA Considerations......   If you are a fiduciary of any retirement
                                     plans or certain other employee benefit
                                     plans and arrangements, including
                                     individual retirement accounts, annuities,
                                     Keogh plans, and collective investment
                                     funds and insurance company general and
                                     separate accounts in which those plans,
                                     accounts, annuities or arrangements are
                                     invested, that are subject to ERISA or
                                     Section 4975 of the Internal Revenue Code,
                                     you should carefully review with your legal
                                     advisors whether the purchase or holding of
                                     offered certificates could give rise to a
                                     transaction that is prohibited or is not
                                     otherwise permissible either under ERISA or
                                     the Internal Revenue Code. See "Certain
                                     ERISA Considerations" in this prospectus
                                     and in the related prospectus supplement.

Legal Investment..................   The applicable prospectus supplement will
                                     specify whether the offered certificates
                                     will constitute "mortgage related
                                     securities" for purposes of the Secondary
                                     Mortgage Market Enhancement Act of 1984, as
                                     amended. If your investment activities are
                                     subject to legal investment laws and
                                     regulations, regulatory capital
                                     requirements or review by regulatory
                                     authorities, then you may be subject to
                                     restrictions on investment in the offered
                                     certificates. You should consult your own
                                     legal advisors for assistance in
                                     determining the suitability and
                                     consequences to

                                        7

                                     you of the purchase, ownership and sale of
                                     the offered certificates. See "Legal
                                     Investment" in this prospectus and in the
                                     related prospectus supplement.

Rating............................   At their dates of issuance, each class of
                                     offered certificates will be rated at least
                                     investment grade by one or more nationally
                                     recognized statistical rating agencies. See
                                     "Rating" in this prospectus and "Ratings"
                                     in the related prospectus supplement.

                                        8

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
 CONFLICTS

      The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

      With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

      The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
 CHARACTERISTICS

      We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

      The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

      Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

      o   The perceived liquidity of the certificates;

                                        9

      o   The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

      o   The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

      o   The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

      We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

      You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

      If not described in the related prospectus supplement,

      o   The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or
          instrumentality or by any other person or entity; and

      o   The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

      Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
 MAY AFFECT YOUR YIELD

      As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

      The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For

                                       10

example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

      The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

      o   A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk"
          or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

      o   A class of certificates that entitles the holders of the
          certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

      As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

      A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the

                                       11

case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

      Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

      o   principal prepayments on the related mortgage loans will be made;

      o   the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

      o   the likelihood of early optional termination of the related trust fund.

      Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of
Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
 YOUR CERTIFICATES

      A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See "Description of the Trust Funds--Mortgage Loans--Default and Loss
Considerations with Respect to the Mortgage Loans" in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.
Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with
Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net

                                       12

operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o   the age, design and construction quality of the properties;

      o   perceptions regarding the safety, convenience and attractiveness of the properties;

      o   the characteristics of the neighborhood where the property is located;

      o   the proximity and attractiveness of competing properties;

      o   the adequacy of the property's management and maintenance;

      o   increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

      o   an increase in the capital expenditures needed to maintain the properties or make improvements;

      o   dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o   a decline in the financial condition of a major tenant;

      o   an increase in vacancy rates; and

      o   a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o   national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

      o   local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

      o   demographic factors;

      o   consumer confidence;

      o   consumer tastes and preferences; and

      o   retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o   the length of tenant leases;

      o   the creditworthiness of tenants;

      o   in the case of rental properties, the rate at which new rentals occur;
          and

      o   the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                       13

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

      Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o   Changes in general or local economic conditions and/or specific industry segments;

      o   Declines in real estate values;

      o   Declines in rental or occupancy rates;

      o   Increases in interest rates, real estate tax rates and other operating expenses;

      o   Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o   Acts of God; and

      o   Other factors beyond the control of a master servicer or special servicer.

      The type and use of a particular mortgaged property may present additional risk. For instance:

      o   Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o   Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      o   The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

      o   Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o   Construction of competing hotels or resorts;

      o   Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o   Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                       14

      o   Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

      Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

      Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.
Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

      It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain
Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

      Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans

                                       15

in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

      Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

      o   operating  entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

      o   individuals that have personal liabilities unrelated to the property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in this prospectus.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another

                                       16

lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

      The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May
Cause Special Risks" above and "Risk Factors--The Borrower's Form of Entity May
Cause Special Risks" in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

      Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

      Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

      See "Description of the Mortgage Pool--General" in the prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in this prospectus.

                                       17

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

      Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

      Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower's ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o   The fair market value of the related mortgaged property;

      o   The level of available mortgage interest rates at the time of sale or refinancing;

      o   The borrower's equity in the related mortgaged property;

      o   The borrower's financial condition;

      o   The operating history and occupancy level of the related mortgaged property;

      o   Tax laws with respect to certain residential properties;

      o   Reductions in government assistance/rent subsidy programs;

      o   Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

      o   Prevailing general and regional economic conditions; and

      o   The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

      Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

      If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.
While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

      The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In

                                       18

addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier's business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o   space in the mortgaged properties could not be leased or re leased;

      o   leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

      o   substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o   tenants were unwilling or unable to meet their lease obligations;

      o   a significant tenant were to become a debtor in a bankruptcy case;

      o   a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

      o   rental payments could not be collected for any other reason.

                                       19

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

      In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
 HAVE RISKS

      If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

                                       20

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

      Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

      Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

      Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See
"Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

      The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

      o   fire;

      o   lightning;

      o   explosion;

                                       21

      o   smoke;

      o   windstorm and hail; and

      o   riot, strike and civil commotion.

      Each subject to the conditions and exclusions specified in each policy.

      The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
 MORTGAGED PROPERTY

      The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

      o   operating the properties;

      o   providing building services;

      o   establishing and implementing the rental structure;

      o   managing operating expenses;

      o   responding to changes in the local market; and

      o   assuring that maintenance and capital improvements are carried out in a timely fashion.

      Property managers may not be in a financial condition to fulfill their management responsibilities.

      Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
 NOT

      Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

                                       22

      o   the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

      o   potential environmental legislation or liabilities or other legal liabilities;

      o   the availability of refinancing; and

      o   changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
 RISKS OF DEFAULT AND LOSS

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

      Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

      Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                       23

LIMITATIONS OF APPRAISALS

      Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
 MORTGAGED PROPERTY

      The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly.
Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

      In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "judicial action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
 OR DO NOT CONTAIN ATTORNMENT PROVISIONS

      Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in

                                       24

value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

      If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
 RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

      Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law;
however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

      The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

      The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities
Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal
Aspects of Mortgage Loans--Americans with Disabilities Act" in this prospectus.
To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines

                                       25

in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

LITIGATION CONCERNS

      There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates.
There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

      If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.
A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

      o   generally, will not be subject to offset by losses from other activities;

      o   if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

      o   if you are a foreign holder, will not qualify for exemption from withholding tax.

      If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                                       26

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

      Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

      Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o   reduce periodic payments due under a mortgage loan;

      o   change the rate of interest due on a mortgage loan; or

      o   otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
 PREMIUMS OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting

                                       27

the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o   the aggregate amount of distributions on the offered certificates;

      o   their yield to maturity;

      o   the rate of principal payments; and

      o   their weighted average life.

      If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in this prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

      To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced

                                       28

and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

RISKS RELATING TO ENFORCEABILITY

      The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The
Depository Trust Company, and its participating organizations:

      o   the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

      o   your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

      o   your access to information regarding the certificates may be limited since conveyance of notices and other communications by The
          Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

      o   you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating
          organizations and only then will they be credited to your account either directly or indirectly through DTC's participating
          organizations.

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

                                       29

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
 YOUR CERTIFICATES

      If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
 TERMINATION EVENTS, A TRUST MAY BE REQUIRED TO MAKE A LARGE TERMINATION PAYMENT
 TO ANY RELATED SWAP COUNTERPARTY

      To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

      If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
 TERMINATES

      If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
 YOUR RESET RATE CERTIFICATES

      The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform
DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC,
Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

                                       30

      Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
 THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

      In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of:

      1.  various types of multifamily or commercial mortgage loans,

      2.  mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

      3.  a combination of mortgage loans and MBS.

      J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading "--Mortgage
Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

      o   Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

      o   Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

                                       31

      The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

      If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the
Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service
Coverage Ratio that are applicable to a specific series. "Net Operating Income"
generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

      o   non-cash items such as depreciation and amortization,

      o   capital expenditures, and

      o   debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

      The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods,

                                       32

such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The "Loan-to-Value Ratio" of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

      o   the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
          Property to

      o   the Value of the related Mortgaged Property.

      The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

      The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

          (a)   the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity);
          and

          (b)   the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o   the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

      o   the cost replacement method which calculates the cost of replacing the property at that date,

      o   the income capitalization method which projects value based upon the property's projected net cash flow, or

      o   upon a selection from or interpolation of the values derived from those methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to

                                       33

do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

      Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

      o   will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

      o   may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

      o   may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

      o   may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

      o   may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

      A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

      o   the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

      o   the type or types of property that provide security for repayment of the mortgage loans,

      o   the earliest and latest origination date and maturity date of the mortgage loans,

                                       34

      o   the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

      o   the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
          Loan-to-Value Ratio of the mortgage loans,

      o   the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

      o   with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

      o   information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

      o   the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
          Service Coverage Ratios, and the weighted average of the Debt
          Service Coverage Ratios, and

      o   the geographic distribution of the Mortgaged Properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

      MBS may include:

      o   private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

      o   certificates insured or guaranteed by the Federal Home Loan Mortgage
          Corporation ("FHLMC"), the Federal National Mortgage Association
          ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
          the Federal Agricultural Mortgage Corporation ("FAMC") provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans
(the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will

                                       35

make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

      o   the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

      o   the original and remaining term to stated maturity of the MBS, if applicable,

      o   the pass-through or bond rate of the MBS or the formula for determining the rates,

      o   the payment characteristics of the MBS,

      o   the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      o   a description of the credit support, if any,

      o   the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

      o   the terms on which mortgage loans may be substituted for those originally underlying the MBS,

      o   the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
          Prospectus Supplements" above, and

      o   the characteristics of any cash flow agreements that relate to the
          MBS.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

      The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

                                       36

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.
See "Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of
Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those

                                       37

payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date.
Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest
Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See
"Description of the Pooling Agreements--Servicing Compensation and Payment of
Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's

                                       38

yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

      In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

      o   the availability of mortgage credit,

      o   the relative economic vitality of the area in which the Mortgaged
          Properties are located,

      o   the quality of management of the Mortgaged Properties,

      o   the servicing of the mortgage loans,

      o   possible changes in tax laws and other opportunities for investment,

      o   the existence of Lock-out Periods,

      o   requirements that principal prepayments be accompanied by Prepayment
          Premiums, and

      o   by the extent to which these provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent

                                       39

therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR")
prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       40

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a
"prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses

                                       41

on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.
See "--Yield and Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

                                       42

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

      Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

      1.  amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

      2.  Excess Funds, or

      3.  any other amounts described in the related prospectus supplement.

      "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from
Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                   THE SPONSOR

      The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association ("JPMCB"), a
national banking association, may be a sponsor (in such capacity, the
"Sponsor"). JPMCB is a national bank and acquires and originates

                                       43

mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of
JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

      Additional information, including the most recent Form 10-K and Annual
Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by
JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park
Avenue, New York, New York 10017.

      JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities
Inc.

                                  THE DEPOSITOR

      J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212)
834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

      The Depositor remains responsible under the Pooling and Servicing
Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing
Agreement. The Depositor also remains responsible for mailing notices to the
Certificateholders upon the appointment of certain successor entities under the
Pooling and Servicing Agreement.

                               THE ISSUING ENTITY

      The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The
Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

                                 USE OF PROCEEDS

      We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       44

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

      o   provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

      o   are senior (collectively, "Senior Certificates") or subordinate
          (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

      o   are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

      o   are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

      o   provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

      o   provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o   provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

      o   provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics" and "--Book-Entry System for Certain
Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. The
"Available Distribution Amount" for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or

                                       45

currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive
Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

      The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

      1.  based on the principal balances of some or all of the mortgage assets in the related trust fund,

      2.  equal to the principal balances of one or more other classes of certificates of the same series, or

      3.  an amount or amounts specified in the applicable prospectus supplement.

                                       46

      Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement. See "Risk
Factors--Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

      Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an
Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

      o   "30/360" which means that interest is calculated on the basis of a
          360-day year consisting of twelve 30-day months;

      o   "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

      o   "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

      o   "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

      o   "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be;
          and

      o   "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International Securities
          Market Association ("ISMA"), which means that interest is calculated on the following basis:

                                       47

      o   where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

      o   where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

                      (1)   the number of days in such accrual period falling in
                            the determination period in which the accrual period
                            begins divided by the product of (x) the number of
                            days in such determination period and (y) the number
                            of distribution dates that would occur in one
                            calendar year; and

                      (2)   the number of days in such accrual period falling in
                            the next determination period divided by the product
                            of (x) the number of days in such determination
                            period and (y) the number of distribution dates that
                            would occur in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

      For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

      LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination
Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference
Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that
LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

      For this purpose:

      o   "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

                                       48

      o   "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

      o   "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

      Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper
Rate for any relevant interest determination date will be the Bond Equivalent
Yield shown below of the rate for 90-day commercial paper, as published in
H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

      If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

      o   If the rate described above is not published in H.15(519) by 3:00
          p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the
          Remarketing Terms Determination Date, as published in H.15 Daily
          Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper-- Financial". The "Bond
          Equivalent Yield" will be calculated as follows:

                       Bond Equivalent Yield =     N x D
                                                ------------ x 100
                                                360 (D x 90)

      where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

      o   If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

      o   The Commercial Paper Rate will be subject to a lock-in period of six
          New York City business days.

      CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New
York City time, on that interest determination date under the caption "Treasury
Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately
3:45 p.m.," under the column for:

      o   If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

      o   If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

      The following procedures will apply if the CMT Rate cannot be determined as described above:

      o   If the rate described above is not displayed on the relevant page by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the
          CMT Rate will

                                       49

          be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

      o   If the applicable rate described above is not published in H.15(519)
          or another recognized electronic source for displaying such rate by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the
          Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the
          Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate
          Page shown above and published in H.15(519).

      o   If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New
          York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

      o   If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

      o   If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

      o   If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

      Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

                                       50

      o   If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York
          City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily
          Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds
          (Effective)".

      o   If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00
          p.m., New York City time, on that interest determination date, the
          Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight
          U.S. Dollar Federal funds arranged by three leading brokers of Federal
          Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

      o   If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

      91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the
United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

      In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may
be.

      The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

      Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

      The following procedures will be observed if the Prime Rate cannot be determined as described above:

      o   If the rate described above is not published in H.15(519) prior to
          3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15
          Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

      o   If the above rate is not published in either H.15(519), H.15 Daily
          Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the
          Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

      o   If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as

                                       51

          of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      o   If the selected banks are not quoting as mentioned above, the Prime
          Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
 RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

      Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

                                       52

      Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement.
Interest on a class of reset rate certificates during any reset period:

      o   when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

      o   when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis;
          and

      o   when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under "--Determination of Interest Rates--Day Count Basis; Interest Rate Change Dates;
          Interest Rate Determination Dates" above.

      Except for the initial accrual period or if specified in the related prospectus supplement:

      o   an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

      o   accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

      Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

      Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

      The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

      o   the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

      o   the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

      The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under
"--Spread Determination Date."

                                       53

      Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

      Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of
Reset Rate Certificates; Remarketing Procedures" below.

      Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

      o   at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

      o   at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

      Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement
(not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

      o   the expected weighted average life of that class of reset rate certificates;

      o   the name and contact information of the remarketing agents;

      o   the next reset date and reset period;

      o   the applicable minimum denomination and additional increments;

      o   if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

      o   the interest rate mode, i.e., fixed rate or floating rate;

      o   if in floating rate mode, the applicable interest rate index;

      o   if in floating rate mode, the interval between interest rate change dates;

      o   if in floating rate mode, the applicable interest rate determination date;

      o   if in fixed rate mode, the applicable fixed rate pricing benchmark;

      o   whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

      o   the applicable interest rate day count convention;

      o   the related all-hold rate, if applicable; and

      o   the principal payment priority of the applicable class, if it will differ from that previously in effect.

                                       54

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

      The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in
Europe ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

      On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

      If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

      If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

      Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

      In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

                                       55

      Timeline: The following chart shows an example of a timeline of the remarketing process:

        TIMING                                                               EVENT
        ------                                                               -----

                               ----------------------------------------------------------------------------------------

THIRTY TO FIFTEEN CALENDAR
     DAYS PRIOR TO                  (Trustee to provide notices to clearing agencies specifying the identity of the
   REMARKETING TERMS                                                 remarketing agents)
  DETERMINATION DATE
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
AT LEAST EIGHT BUSINESS DAYS                                REMARKETING TERMS DETERMINATION DATE
   PRIOR TO RESET DATE          (Notices sent to reset rate certificateholders stating the new terms of the reset rate notes, including the related all-hold rate, if applicable)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                            NOTICE DATE
    SIX BUSINESS DAYS               (Hold notices due from reset rate certificateholders, if applicable, or they are
  PRIOR TO RESET DATE               deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                     SPREAD DETERMINATION DATE
                                            (Based on market conditions, the spread or fixed rate is determined by
 THREE BUSINESS DAYS PRIOR           remarketing agents for the next reset period or a failed remarketing is declared,
      TO RESET DATE                     identity of any swap counterparty (or counterparties) is determined; and the related failed remarketing rate for the next reset period will be determined)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                            RESET DATE
       RESET DATE                   (New terms of the remarketed reset rate certificates become effective; any swap agreement for previous reset period may terminate; any new swap agreement for next reset period becomes effective; payments to tendering certificateholders)
                               ----------------------------------------------------------------------------------------

      The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

      Failed Remarketing. There will be a failed remarketing if:

      o   the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

      o   the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

      o   either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

      o   one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
          "--Floating Rate Mode" and "--Fixed Rate Mode" below;

      o   certain conditions specified in the related remarketing agreement are not satisfied; or

      o   any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

                                       56

      In the event a failed remarketing is declared with respect to a class of reset rate certificates:

      o   all holders of that class will retain their reset rate certificates;

      o   the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

      o   the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

      o   any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

      If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

      Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

      In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

      Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

      o   the applicable spread as determined by the remarketing agents on the spread determination date; and

      o   the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

                                       57

      If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

      In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

      o   the next succeeding reset date;

      o   the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

      o   if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "--Floating Rate
Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

      Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

      Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

      o   inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates,
          and

      o   request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

      On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at
100% of its outstanding principal balance, unless the holder, by delivery of a

                                       58

hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100%
of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

      If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

      The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

      No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

      Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

      Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or

                                       59

funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

      If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

                                       60

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth, among other things, in each case to the extent applicable:

      o   the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o   if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

      o   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      o   information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

      o   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o   the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued
          Certificate Interest has been added to that balance;

                                       61

      o   if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o   the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o   if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o   to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

      The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

      Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

      If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any
Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of
the Trustee" in this prospectus.

TERMINATION

      The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

      o   the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

                                       62

      o   the payment to the certificateholders of the series of all amounts required to be paid to them.

      Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect
Participants").

      Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

      The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

      DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the
Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate

                                       63

Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of
DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

      Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to
Certificate Owners or their nominees, rather than to DTC or its nominee, only if

      o   the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

      o   the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
          DTC, the Participants holding beneficial interests in the Book-Entry
          Certificates agree to initiate such termination.

      Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

      Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as

                                       64

the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the
Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its
Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master
Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and
Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating procedures of Euroclear and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear.

      Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and

                                       65

Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued
at any time.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

      A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage
Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

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      The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the
Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the
Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling
Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

      o   the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

      o   the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
          Mortgage;

      o   the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

      o   the payment status of the mortgage loan.

      A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

      Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the

                                       67

date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

      1.  the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

      2.  applicable law, and

      3.  the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

      The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related
Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the

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master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

      Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

      General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or
Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

      Deposits. A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

      1.  all payments on account of principal, including principal prepayments, on the mortgage loans;

      2.  all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3.  all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration

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          of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
          Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

      4.  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

      5.  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies" in this prospectus;

      6.  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

      7.  all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage
          Asset Seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under
          "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under
          "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

      8.  any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

      9.  to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

      10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

      11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

      Withdrawals. A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.  to make distributions to the certificateholders on each distribution date;

      2.  to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

      3.  to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--

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          Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      4.  to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
          Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

      5.  to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3)
          above made by it and/or any servicing expenses referred to in clause
          (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise
          distributable on one or more classes of Subordinate Certificates of the related series;

      6.  if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

      7.  if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

      8.  to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
          Master Servicer and the Depositor" in this prospectus;

      9.  if described in the related prospectus supplement, to pay the fees of trustee;

      10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
          Regarding the Trustee" in this prospectus;

      11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

      13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

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      14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
          Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

      15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

      16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

      17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
          certificateholders;

      18. to make any other withdrawals permitted by the related Pooling
          Agreement and described in the related prospectus supplement; and

      19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

      The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising

                                       72

any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

      Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.
The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a
Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance" in this prospectus.

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SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      A master servicer's primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) that contains the following:

      (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b) a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

      (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

      (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

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      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the
Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling
Agreement.

EVENTS OF DEFAULT

      Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

      The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

      Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

      1.  to cure any ambiguity,

      2.  to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

      3.  to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

      4.  to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely

                                       75

affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

      Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

      1.  reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

      2.  adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

      3.  modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling
Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

      The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.
If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

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CERTAIN MATTERS REGARDING THE TRUSTEE

      As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

      The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related
Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

      The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

      The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not

                                       77

covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o   the nature and amount of coverage under the credit support,

      o   any conditions to payment under the credit support not otherwise described in this prospectus,

      o   any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o   the material provisions relating to the credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o   a brief description of its principal business activities;

      o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o   its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
          Losses" in this prospectus.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of

                                       78

that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement
(the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form
8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the Securities and Exchange
Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

      Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

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CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

      Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower)
conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as

                                       80

landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

      In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

                                       81

These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example,

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the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require

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the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

      Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property

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may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
If this is done the full amount due under the original loan may never be repaid.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy
Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.
In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for

                                       85

lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of

                                       86

the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.
However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

      o   may pose an imminent or substantial endangerment to human health or welfare or the environment,

      o   may result in a release or threatened release of any hazardous material, or

      o   may give rise to any environmental claim or demand,

      o   may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

      The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

      Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

      Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders

                                       87

under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on
"generators" or "transporters" of hazardous substances.

      Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

      To reduce the likelihood of this kind of loss, the related Pooling
Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right

                                       88

to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

      Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.
In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar
Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

                                       89

A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

      1.  hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      2.  the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

      In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations
(such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may

                                       90

also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA
Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the
"REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool.

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Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      1.  the making of an election,

      2.  compliance with the Pooling Agreement and any other governing documents and

      3.  compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC
          Pool will qualify as a REMIC.

      In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual
Certificates will be considered to be "residual interests" in the REMIC Pool.
The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See
"--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to
Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section
856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be
"qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).
REMIC Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An

                                       92

entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another
REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv)
loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

      1.  the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day
          (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

      2.  substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

      If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

      o   a mortgage in default or as to which default is reasonably foreseeable,

      o   mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o   a mortgage that was fraudulently procured by the mortgagor, and

      o   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC Pool's initial assets) may be used to

                                       93

provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the
IRS.

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each
REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General.

      A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the
Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual

                                       94

method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

      Original Issue Discount.

      Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the
"OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price." The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a
Regular Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular
Certificates as qualified stated interest. Distributions of interest on an
Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular
Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

                                       95

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the
Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the
Regular Certificate is held as a capital asset. However, under the OID
Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant
Yield Method" below.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      1.  the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated
          redemption price at maturity and (b) the distributions made on the
          Regular Certificate during the accrual period that are included in the
          Regular Certificate's stated redemption price at maturity, over

      2.  the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      1.  the yield to maturity of the Regular Certificate at the issue date,

      2.  events (including actual prepayments) that have occurred prior to the end of the accrual period, and

      3.  the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       96

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

      In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular
Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium.

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

      Variable Rate Regular Certificates.

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      1.  the issue price does not exceed the original principal balance by more than a specified amount, and

      2.  the interest compounds or is payable at least annually at current values of

                                       97

          (a)   one or more "qualified floating rates,"

          (b)   a single fixed rate and one or more qualified floating rates,

          (c)   a single "objective rate," or

          (d)   a single fixed rate and a single objective rate that is a
                "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or
(2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as

                                       98

having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

      Deferred Interest.

      Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

      Market Discount.

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which that election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears

                                       99

that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium.

      A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference
Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under
"--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method.

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

      Sale or Exchange of Regular Certificates.

      If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the

                                       100

Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

      1.  if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

      2.  in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

      3.  to the extent that the gain does not exceed the excess, if any, of (a)
          the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

      In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Treatment of Losses.

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of
Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The
IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.

                                       101

You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular
Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income.

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      1.  the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      2.  all bad loans will be deductible as business bad debts, and

      3.  the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later

                                       102

classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

      Basis and Losses.

      The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC
Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

      You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related REMIC
Pool. However, that taxable income will not include cash received by the REMIC
Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the
Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.

                                       103

The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense.

      Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

      Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the
IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       104

      Limitations on Offset or Exemption of REMIC Income.

      A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

      The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on
Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates.

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the

                                       105

residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

      For these purposes:

      1.  "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization
          (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

      2.  "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
          Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity,
          and

      3.  an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each
Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the
Depositor or the trustee may charge a fee for computing and providing that information.

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      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual
Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading
"--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

      The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

          (i)   the present value of any consideration given to the transferee to acquire the interest;

          (ii)  the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer

                                       107

must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the related prospectus supplement, a Residual
Certificate may not be purchased by or transferred to any person that is not a
U.S. Person. The term "U.S. Person" means a citizen or resident of the United
States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a non-U.S. Person.

      Sale or Exchange of a Residual Certificate.

      Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the
Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment

                                       108

income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

      Mark to Market Regulations.

      The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions.

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

      1.  the disposition of a qualified mortgage other than for:

          (a)   substitution within two years of the Startup Day for a defective
          (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the
          Startup Day,

          (b)   foreclosure, default or imminent default of a qualified
          mortgage,

          (c)   bankruptcy or insolvency of the REMIC Pool, or

          (d)   a qualified (complete) liquidation,

      2.  the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      3.  the receipt of compensation for services or

      4.  the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or

                                       109

due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day.

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

      1.  during the three months following the Startup Day,

      2.  made to a qualified reserve fund by a Residual Certificateholder,

      3.  in the nature of a guarantee,

      4.  made to facilitate a qualified liquidation or clean-up call, and

      5.  as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property.

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual

                                       110

Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

      Regular Certificates.

      Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular
Certificate being effectively connected to a United States trade or business;
Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is

                                       111

classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
Non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person"
means any person who is not a U.S. Person.

      Residual Certificates.

      The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a

                                       112

current rate of 28% (which rate will be increased to 31% commencing after 2010)
on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the
Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS
Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the
IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

                         FEDERAL INCOME TAX CONSEQUENCES
             FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

      General.

      In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its

                                       113

Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own Standard
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon"
rules of the Code, as described under "--Stripped Certificates" and
"--Recharacterization of Servicing Fees," below.

      Tax Status.

      In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

      1.  Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

      2.  Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
          Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

      3.  Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section
          860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section
          860G(a)(3).

                                       114

      Premium and Discount.

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

      Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section
1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a
Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

      Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

      Recharacterization of Servicing Fees.

      If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

                                       115

      Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates.

      Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard
Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

      General.

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

                                       116

      The certificates will be subject to those rules if:

      1.  we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      2.  the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

      3.  certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for

                                       117

REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Certificates.

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

      Taxation of Stripped Certificates.

      Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that
Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the
Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.

                                       118

Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

      1.  one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

      2.  as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

      3.  a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

      Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

                                       119

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

      As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after
2010) may be required in respect of any reportable payments, as described under
"--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding"
above.

      On January 24, 2006, the Treasury published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under
Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in
"street name." The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

                                       120

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

      Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the

                                       121

appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar
Law.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL"), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (that is, Plans and entities whose underlying assets include plan assets) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

      In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

      The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

      Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance

                                       122

company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

      The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      If so specified in the related prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in

                                       123

determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                       124

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation, and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

      The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

      We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

      1.  by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

                                       125

      2.  by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      3.  through direct offerings by the Depositor.

      If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

      This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

      In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                                       126

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on
Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

      The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

      Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the
Public Reference Section of the Securities and Exchange Commission, 100 F Street
N.W., Washington, D.C. 20549. Information regarding the operation of the Public
Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D,
10-K and 8-K will be made available on the applicable Trustee's or other identified party's website.

                                  LEGAL MATTERS

      The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                       127

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                             INDEX OF DEFINED TERMS

1998 Policy Statement........................................................125
30/360........................................................................47
401(c) Regulations...........................................................123
91-day Treasury Bill Rate.....................................................51
91-day Treasury Bills.........................................................51
Accrual Certificates..........................................................46
Accrued Certificate Interest..................................................46
Actual/360....................................................................47
ADA...........................................................................90
Amendments...................................................................122
ARM Loans.....................................................................35
Assessment of Compliance......................................................74
Attestation Report............................................................75
Available Distribution Amount.................................................45
Bankruptcy Code...............................................................82
Bond Equivalent Yield.........................................................49
Book-Entry Certificates.......................................................45
calculation date..............................................................48
Cash Flow Agreement...........................................................37
CERCLA........................................................................87
Certificate Owner.............................................................63
Clearstream...................................................................55
CMT Rate......................................................................49
Code..........................................................................62
Commercial Paper Rate.........................................................49
Cooperatives..................................................................32
CPR...........................................................................40
Debt Service Coverage Ratio...................................................32
defective obligation..........................................................93
Definitive Certificates.......................................................45
Depositor.....................................................................31
Determination Date............................................................38
determination period..........................................................48
Direct Participants...........................................................63
Disqualified Organization...............................................106, 123
Distribution Date Statement...................................................61
DOL..........................................................................122
Dow Jones Market Service Page 3750............................................49
DTC...........................................................................45
Due Dates.....................................................................34
Due Period....................................................................38
EDGAR........................................................................127
electing large partnership...................................................106
Equity Participation..........................................................34
Euroclear.....................................................................55
Event of Default..............................................................75
Excess Funds..................................................................43
excess servicing.............................................................115
Exemptions...................................................................122
FAMC..........................................................................35
Federal Funds Rate............................................................50
FHLMC.........................................................................35
FNMA..........................................................................35
Garn Act......................................................................88
GNMA..........................................................................35
Indirect Participants.........................................................63
Insurance and Condemnation Proceeds...........................................70
IRS...........................................................................91
ISMA..........................................................................47
JPMCB.........................................................................43
L/C Bank......................................................................79
LIBOR Determination Date......................................................48
Liquidation Proceeds..........................................................70
Loan-to-Value Ratio...........................................................33
Lock-out Date.................................................................34
Lock-out Period...............................................................34
MBS...........................................................................31
MBS Agreement.................................................................35
MBS Issuer....................................................................35
MBS Servicer..................................................................35
MBS Trustee...................................................................35
Mortgage Asset Seller.........................................................31
Mortgage Notes................................................................31
Mortgaged Properties..........................................................31
Mortgages.....................................................................31
NCUA.........................................................................124
Net Leases....................................................................33
Net Operating Income..........................................................32
Nonrecoverable Advance........................................................60
Non-SMMEA Certificates.......................................................123
Non-U.S. Person..............................................................112
OCC..........................................................................124
OID Regulations...............................................................95
OTS..........................................................................124
Participants..................................................................63
Parties in Interest..........................................................121
Pass-Through Entity..........................................................106
Permitted Investments.........................................................69
Plans........................................................................121
Pooling Agreement.............................................................66
prepayment....................................................................40
Prepayment Assumption.........................................................96
Prepayment Interest Shortfall.................................................38
Prepayment Premium............................................................34
Prime Rate....................................................................51
PTCE.........................................................................122
Random Lot Certificates.......................................................95
rating agency condition.......................................................55
Record Date...................................................................46
Reference Banks...............................................................49
Reform Act....................................................................94
Registration Statement.......................................................127

                                      129

Regular Certificateholder.....................................................94
Regular Certificates..........................................................91
Related Proceeds..............................................................60
Relief Act....................................................................90
REMIC......................................................................7, 92
REMIC Certificates............................................................91
REMIC Pool................................................................91, 92
REMIC Regulations.............................................................91
REO Property..................................................................68
Residual Certificateholders..................................................102
Residual Certificates.........................................................46
secured-creditor exemption....................................................87
Securities Act...............................................................126
Senior Certificates...........................................................45
Servicing Standard............................................................68
Similar Law..................................................................121
SMMEA........................................................................123
SPA...........................................................................40
Sponsor.......................................................................43
Standard Certificateholder...................................................113
Standard Certificates........................................................113
Startup Day...................................................................92
Stripped Certificateholder...................................................118
Stripped Certificates........................................................116
Subordinate Certificates......................................................45
Sub-Servicing Agreement.......................................................68
Title V.......................................................................89
Treasury......................................................................91
Treasury Notes................................................................50
U.S. Person..................................................................108
Value.........................................................................33
Warranting Party..............................................................67

                                      130

The attached diskette contains a Microsoft Excel 2000,1 Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is entitled ‘‘JPMCC 2006-LDP9.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1 and Annex A-2 to the free writing prospectus. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this free writing prospectus. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this free writing prospectus. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1 and Annex A-2 to the free writing prospectus, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final free writing prospectus and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the attached prospectus. We have not authorized anyone to provide you with different information.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

We are not offering these certificates in any jurisdiction where the offer is not permitted.

Free Writing Prospectus

Summary of Certificates	S-9
Summary of Terms	S-12
Risk Factors	S-51
Description of the Mortgage Pool	S-96
Transaction Parties	S-150
Description of the Certificates	S-191
Description of the Swap Contracts	S-239
Servicing of the Mortgage Loans	S-244
Yield and Maturity Considerations	S-268
Certain Federal Income Tax Consequences	S-277
Certain ERISA Considerations	S-280
Legal Matters	S-283
Certain Legal Aspects of the Mortgage Loans	S-283
Ratings	S-285
Legal Investment	S-286
Index of Defined Terms	S-287
Prospectus
Summary of Prospectus	1
Risk Factors	9
Description of the Trust Funds	31
Yield and Maturity Considerations	37
The Sponsor	43
The Depositor	44
The Issuing Entity	44
Use of Proceeds	44
Description of the Certificates	45
Description of the Pooling Agreements	66
Description of Credit Support	77
Certain Legal Aspects of Mortgage Loans	80
Certain Federal Income Tax Consequences	91
Federal Income Tax Consequences for REMIC Certificates	91
Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made	113
State and Other Tax Considerations	121
Certain ERISA Considerations	121
Legal Investment	123
Method of Distribution	125
Incorporation of Certain Information by Reference	127
Where You Can Find More Information	127
Legal Matters	127
Financial Information	127
Rating	128
Index of Defined Terms	129

$4,502,320,000

(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
 Depositor

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9
 Issuing Entity

Commercial Mortgage Pass Through Certificates, Series 2006-LDP9

Class A-1	$57,529,000
Class A-2	$139,777,000
Class A-3	$1,652,984,000
Class A-1A	$697,664,000
Class A-M	$363,993,000
Class A-J	$318,494,000
Class B	$72,799,000
Class C	$22,750,000
Class D	$50,049,000
Class X	$4,854,254,295
Class A-1S	$129,741,000
Class A-2S	$375,000,000
Class A-2SFL	$200,000,000
Class A-3SFL	$145,282,000
Class A-MS	$121,432,000
Class A-JS	$106,253,000
Class B-S	$24,287,000
Class C-S	$7,589,000
Class D-S	$16,697,000

FREE WRITING PROSPECTUS

JPMorgan

UBS Investment Bank

Commerzbank Corporates & Markets
IXIS Securities North America Inc.
Merrill Lynch & Co.
PNC Capital Markets LLC

December       , 2006